As filed with the Securities and Exchange Commission on December 13, 2010
Registration No. 333-169872
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

Maryland	6798	84-1259577
(State of other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS Employer Identification Number)

AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Delaware	6513	84-1275621
(State of other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS Employer Identification Number)

4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Bezzant
Senior Vice President
Apartment Investment and Management Company
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Name, address, including zip code and telephone number, including area code of agent for service)
Copies to:

Jonathan Friedman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Telephone: (213) 687-5396 Fax: (213) 621-5396	Joseph Coco, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Telephone: (212) 735-3050 Fax: (917) 777-3050

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger as described in the enclosed information statement/prospectus are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION STATEMENT/PROSPECTUS

NATIONAL PROPERTY INVESTORS III

National Property Investors III, or NPI, plans to enter into an agreement and plan of merger with AIMCO Properties, L.P., or Aimco OP. Under the proposed merger agreement:

(i)	First, NPI will be merged with and into Aimco OP’s subsidiary, National Property Investors III, LP, a Delaware limited partnership, or New NPI, with New NPI as the surviving entity. New NPI was formed for the purpose of effecting this merger and does not have any assets or operations. In this merger, each unit of limited partnership interest in NPI, or NPI Unit, will be converted into an identical unit of limited partnership in New NPI, or New NPI Units, and the general partnership interest in NPI now held by the general partner will be converted into a general partnership interest in New NPI. All interests in New NPI outstanding immediately prior to the merger will be cancelled in the merger; and

(iii)	Second, Aimco OP’s subsidiary, AIMCO NPI III Merger Sub LLC, a Delaware limited liability company, or the Aimco Subsidiary, will be merged with and into New NPI, with New NPI as the surviving entity. The Aimco Subsidiary was formed for the purpose of effecting this merger and does not have any assets or operations. In this merger, each NPI Unit will be converted into the right to receive, at the election of the holder of such unit, either:

•	$57.24 in cash, or

•	$57.24 in partnership common units of Aimco OP, or OP Units.

The number of OP Units offered for each NPI Unit will be calculated by dividing $57.24 by the average closing price of common stock of Apartment Investment and Management Company, or Aimco, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. For example, as of December 3, 2010, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $24.17, which would have resulted in 2.37 OP Units offered for each NPI Unit. However, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will not be entitled to elect OP Units, and will receive cash.

In the second merger, Aimco OP’s interest in the Aimco Subsidiary will be converted into New NPI Units. As a result, after the merger, Aimco OP will be the sole limited partner of New NPI and will own all of the outstanding New NPI Units.

Within ten days after the mergers, Aimco OP will prepare and mail to you an election form pursuant to which you can elect to receive cash or OP Units. You may elect your form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from you before 5:00 p.m., New York time, on the 30th day after the mergers, you will be deemed to have elected to receive cash. You may also use the election form to elect to receive, in lieu of the merger consideration, the appraised valued of your NPI Units, determined through an arbitration proceeding.

In addition and separate from the merger consideration, you may elect to receive an additional cash payment of $9.42 in exchange for executing a waiver and release of certain claims. In order to receive such additional payment, you must complete the relevant section of the election form, execute the waiver and release that is attached to the election form and return both the election form and the executed waiver and release to the information agent as described above.

Prior to entering into the merger agreement, the agreement of limited partnership of NPI will be amended to (i) eliminate the prohibition on transactions between NPI, on one hand, and its general partners and their affiliates, on the other, and (ii) authorize the managing general partner to complete the mergers described above without any further action by the limited partners. This amendment must be approved by NPI’s general partner and a majority in interest of the limited partners. NPI’s general partner, NPI Equity Investments, Inc., or the General Partner, has determined that the amendment and the transactions contemplated thereby are advisable and in the best interests of NPI and its limited partners and has approved the amendment and the transactions. As of December 3, 2010, there were issued and outstanding 48,039 NPI Units, and Aimco OP and its affiliates owned 37,419 of those units, or approximately 77.89% of the number of units outstanding. As more fully described herein, 21,380 of the NPI Units owned by an affiliate of the General Partner are subject to a voting restriction, which requires the NPI Units to be voted in proportion to the votes cast with respect to NPI Units not subject to this voting restriction. The General Partner’s affiliates have indicated that they will vote all of their NPI Units that are not subject to this restriction, 16,039 Units or approximately 33.39% of the outstanding NPI Units, in favor of the amendment and the transactions. As a result, affiliates of the General Partner will vote a total of 28,901 NPI Units, or approximately 60.16% of the outstanding NPI Units, in favor of the amendment and the transactions.

Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the amendment and the transactions on or about February 11, 2011. As a result, approval of the merger is assured, and your consent to the merger is not required.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement/prospectus contains information about the proposed amendment of the limited partnership agreement of NPI, the proposed merger agreement and the transactions contemplated thereby and the securities offered hereby, and the reasons that the General Partner has decided that the transactions are in the best interests of NPI and its limited partners. The General Partner has conflicts of interest with respect to the transactions that are described in greater detail herein. Please read this information statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 12. It provides you with detailed information about the proposed amendment of the limited partnership agreement of NPI, the proposed merger agreement and the transactions contemplated thereby and the securities offered hereby. The proposed merger agreement is attached to this information statement/prospectus as Annex A. The proposed amendment of the limited partnership agreement of NPI is attached to this information statement/prospectus as Annex F.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the mergers or determined if this information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement/prospectus is dated, December 13, 2010, and is first being mailed to limited partners on or about December 13, 2010.

WE ARE CURRENTLY SEEKING QUALIFICATION TO ALLOW ALL HOLDERS OF NPI UNITS THE ABILITY TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER. HOWEVER, AT THE PRESENT TIME, IF YOU ARE A RESIDENT OF ONE OF THE FOLLOWING STATES, YOU ARE NOT PERMITTED TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER:

CALIFORNIA

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ADDITIONAL INFORMATION

This information statement/prospectus incorporates important business and financial information about Aimco from documents that it has filed with the Securities and Exchange Commission but that have not been included in or delivered with this information statement/prospectus. For a listing of documents incorporated by reference into this information statement/prospectus, please see “Where You Can Find Additional Information” beginning on page 89 of this information statement/prospectus.

Aimco will provide you with copies of such documents relating to Aimco (excluding all exhibits unless Aimco has specifically incorporated by reference an exhibit in this information statement/prospectus), without charge, upon written or oral request to:

ISTC Corporation
P.O. Box 2347
Greenville, South Carolina 29602
(864) 239-1029

If you have any questions or require any assistance, please contact our information agent, Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608.

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the Securities and Exchange Commission by Aimco and Aimco OP, constitutes a prospectus of Aimco OP under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the OP Units that may be issued to holders of NPI Units in connection with the mergers, and a prospectus of Aimco under Section 5 of the Securities Act with respect to shares of Aimco common stock that may be issued in exchange for such OP Units tendered for redemption by the holder thereof. This document also constitutes an information statement under Section 14(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the action to be taken by written consent to approve the amendment of the limited partnership agreement of NPI, the proposed merger agreement and the transactions contemplated thereby.

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SUMMARY TERM SHEET

This summary term sheet highlights the material information with respect to the merger agreement, the merger and the other matters described herein. It may not contain all of the information that is important to you. You are urged to carefully read the entire information statement/prospectus and the other documents referred to in this information statement/prospectus, including the merger agreement. Aimco, Aimco OP, the General Partner and Aimco’s subsidiaries that may be deemed to directly or indirectly beneficially own limited partnership units of USRP are referred to herein, collectively, as the “Aimco Entities.”

•	The Transactions:

•	Amendment of NPI’s Partnership Agreement. Prior to entering into the proposed merger agreement, NPI’s partnership agreement will be amended to (i) eliminate the prohibition on transactions between NPI, on the one hand, and its general partners and their affiliates, on the other, and (ii) authorize the General Partner to complete the mergers described below without any further action by the limited partners. See “The Transactions — Amendment to Partnership Agreement” beginning on page 31. A copy of the proposed amendment to NPI partnership agreement is attached as Annex F to this information statement/prospectus.

•	The Mergers. Following the amendment of NPI’s partnership agreement, NPI plans to enter into a merger agreement with Aimco OP. The merger agreement contemplates two merger transactions. First, NPI will be merged with and into New NPI with New NPI as the surviving entity. In this merger, each NPI Unit will be converted into an identical unit of limited partnership in New NPI and the general partnership interest in NPI now held by the general partner will be converted into a general partnership interest in New NPI. All interests in New NPI outstanding immediately prior to the merger will be cancelled in the merger. NPI’s partnership agreement in effect immediately prior to the merger will be adopted as the partnership agreement of New NPI, with the following changes: (i) references therein to the California Uniform Limited Partnership Act, as amended, or the California Act, will be amended to refer to the Delaware Revised Uniform Limited Partnership Act, as amended, or the Delaware Act; (ii) a description of the merger will be added; and (iii) the name of the partnership will be “National Property Investors III, LP.” Second, the Aimco Subsidiary will be merged with and into New NPI, with New NPI as the surviving entity. In this second merger, each NPI Unit will be converted into the right to receive the merger consideration described below. A copy of the proposed merger agreement is attached as Annex A to this information statement/prospectus. You are encouraged to read the proposed merger agreement carefully in its entirety because it is the legal agreement that governs the mergers.

•	Merger Consideration: In the second merger, each NPI Unit will be converted into the right to receive, at the election of the holder of such NPI Unit, either $57.24 in cash or equivalent value in OP Units, except in those jurisdictions where the law prohibits the offer of OP Units (or registration would be prohibitively costly). The number of OP Units issuable with respect to each NPI Unit will be calculated by dividing the $2.76 per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. For a full description of the determination of the merger consideration, see “The Transactions — Determination of Merger Consideration” beginning on page 31.

•	Effects of the Transactions: After the amendment of NPI’s partnership agreement and the two mergers, Aimco OP will be the sole limited partner in New NPI, and will own all of the outstanding New NPI Units. As a result, after the transactions, you will cease to have any rights in New NPI as a limited partner. See “Special Factors — Effects of the Transactions,” beginning on page 5.

•	Appraisal Rights: Pursuant to the terms of the proposed merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a corporation in a merger under Delaware law, and which will enable a limited partner to obtain an appraisal of the value of the limited partner’s NPI Units in connection with the transactions. See “The Transactions — Appraisal Rights,” beginning on page 34. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

•	Additional Payment for Waiver and Release: In addition to the merger consideration, each limited partner unaffiliated with Aimco OP or its affiliates may elect to receive an additional cash payment of $9.42 per NPI Unit in exchange for executing a waiver and release of potential claims such unaffiliated limited partner may have had in the past, may now have or may have in the future (through and including the date of the consummation of the merger) against NPI, the General Partner, Aimco OP or its affiliates and certain other persons and entities, including but not limited to claims related to the merger agreement and the transactions contemplated thereby, but excluding claims limited partners may have under federal securities laws. See “The Transactions — Waiver and Release and Additional Consideration,” beginning on page 32.

•	Parties Involved:

•	National Property Investors III, or NPI, is a California limited partnership organized on February 1, 1979 for the purpose of operating income-producing residential real estate. NPI presently owns and operates one investment property, Lakeside Apartments, a 568 unit apartment project located in Lisle, Illinois. See “Information About National Property Investors III,” beginning on page 25. NPI’s principal address is 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.

•	Apartment Investment and Management Company, or Aimco, is a Maryland corporation that is a self-administered and self-managed real estate investment trust, or REIT, focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the largest owners and operators of apartment properties in the United States. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.” See “Information about the Aimco Entities,” beginning on page 23.

•	AIMCO Properties, L.P., or Aimco OP, is a Delaware limited partnership which, through its operating divisions and subsidiaries, holds substantially all of Aimco’s assets and manages the daily operations of Aimco’s business and assets. See “Information about the Aimco Entities,” beginning on page 23.

•	National Property Investors III, or New NPI, is a Delaware limited partnership formed on October 8, 2010, for the purpose of consummating the merger with NPI. New NPI’s general partner is Aimco OP, and its sole limited partner is the Aimco Subsidiary. See “Information about the Aimco Entities,” beginning on page 23.

•	AIMCO NPI III Merger Sub LLC, or the Aimco Subsidiary, is a Delaware limited liability company formed on September 29, 2010, for the purpose of acting as limited partner of New NPI prior to the merger, and consummating the merger with New NPI. See “Information about the Aimco Entities,” beginning on page 23.

•	Reasons for the Transactions: Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as the one owned by NPI, and have decided to proceed with the transactions as a means of acquiring the property currently owned by NPI in a manner that they believe (i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly), and (iii) relieves NPI of the expenses associated with a sale of the property, including marketing and other transaction costs. The Aimco Entities decided to proceed with the transactions at this time for the following reasons:

•	In the absence of a transaction, NPI limited partners have only limited options to liquidate their investment in NPI. The NPI Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

•	The value of the single property owned by NPI is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, NPI incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns for partners on schedule K-1, periodic SEC reports and other expenses. The Aimco Entities estimate these costs to be approximately $55,000 per year.

•	NPI has been operating at a loss for the past several years. Since 2007, Aimco OP has made loans of $16,808,000 to NPI to help fund a redevelopment project at as well as operating expenses, but it is not willing to continue to make advances to NPI. The Aimco Entities do not believe that NPI can obtain financing from an independent third party. If the Aimco Entities acquire 100% ownership of NPI, they will have greater flexibility in financing and operating its property.

•	Fairness of the Merger: Although the Aimco Entities have interests that may conflict with those of NPI’s unaffiliated limited partners, each of the Aimco Entities believe that the merger is fair to the unaffiliated limited partners of NPI. See “Special Factors — Fairness of the Transactions” beginning on page 6.

•	Conflicts of Interest: The General Partner is indirectly wholly owned by Aimco. Therefore, the General Partner has a conflict of interest with respect to the transactions. The General Partner has fiduciary duties to AIMCO/IPT, Inc., the General Partner’s sole stockholder and an affiliate of Aimco, on the one hand, and to NPI and its limited partners, on the other hand. The duties of the General Partner to NPI and its limited partners conflict with the duties of the General Partner to AIMCO/IPT, Inc., which could result in the General Partner approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. See, “The Transactions — Conflicts of Interest,” beginning on page 32.

•	Risk Factors: In evaluating the proposed amendment of NPI’s partnership agreement, the proposed merger agreement and the transactions contemplated thereby, NPI limited partners should carefully read this information statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 12. Some of the risk factors associated with the merger are summarized below:

•	Aimco owns the General Partner. As a result, the General Partner has a conflict of interest in the transactions. A transaction with a third party in the absence of this conflict could result in better terms or greater consideration to NPI limited partners.

•	NPI limited partners who receive cash may recognize taxable gain in the transactions and that gain could exceed the merger consideration.

•	There are a number of significant differences between NPI Units and Aimco OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For more information regarding those differences, see “Comparison of NPI Units and Aimco OP Units,” beginning on page 56.

•	Limited partners may elect to receive OP Units as merger consideration, and there are risks related to an investment in OP Units, including the fact that there are restrictions on transferability of OP Units and there is no assurance as to the value that might be realized upon a future redemption of OP Units.

•	Material United States Federal Income Tax Consequences of the Transactions: The merger between NPI and New NPI will generally be treated as a partnership merger for Federal income tax purposes. In general, NPI will not recognize gain as a result of contribution of its assets to New NPI, and the merger between NPI and New NPI will not result in any tax consequences to the limited partners of NPI. The merger between NPI and the Aimco Subsidiary will generally be treated as a partnership merger for Federal income tax purposes. In general, any payment of cash for NPI Units will be treated as a sale of such NPI Units by such holder, and any exchange of NPI Units for OP Units under the terms of the merger agreement will be treated, in accordance with Sections 721 and 731 of the Internal Revenue Code of 1986, as amended, or the Code, as a tax free transaction, except to the extent described in “Material United States Federal Income Tax Matters — Taxation of Aimco OP and OP Unitholders — United States Federal Income Tax Consequences Relating to the Transactions,” beginning on page 61.

The foregoing is a general discussion of the United States federal income tax consequences of the transactions. This summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the federal income tax laws. The particular tax consequences of the transactions to you will depend on a number of factors related to your tax situation. You should review “Material United States Federal Income Tax Matters,” herein and consult your tax advisors for a full understanding of the tax consequences to you of the transactions.

SPECIAL FACTORS

Purposes, Alternatives and Reasons for the Transactions

Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as the one owned by NPI, and have decided to proceed with the transactions as a means of acquiring the property currently owned by NPI in a manner that they believe (i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly), and (iii) relieves NPI of the expenses associated with a sale of the property, including marketing and other transaction costs.

The Aimco Entities decided to proceed with the transactions at this time for the following reasons:

•	In the absence of a transaction, NPI limited partners have only limited options to liquidate their investment in NPI. The NPI Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

•	The value of the single property owned by NPI is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, NPI incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns for partners on schedule K-1, periodic SEC reports and other expenses. The Aimco Entities estimate these costs to be approximately $55,000 per year.

•	NPI has been operating at a loss for the past several years. Since 2007, Aimco OP has made loans of $16,808,000 to NPI to help fund a redevelopment project at as well as operating expenses, but it is not willing to continue to make advances to NPI. The Aimco Entities do not believe that NPI can obtain additional financing from an independent third party. If the Aimco Entities acquire 100% ownership of NPI, they will have greater flexibility in financing and operating its property.

Before deciding to proceed with the transactions, the General Partner and the other Aimco Entities considered the alternatives described below:

Continuation of NPI as a Public Company Operating the Property.  As discussed above, the General Partner and the Aimco Entities did not consider this a viable alternative primarily because of the costs associated with preparing financial statements, tax returns, periodic SEC reports and other expenses, and the inability of NPI to generate sufficient funds to cover operating expenses without advances from Aimco OP which would not be available in the future.

Liquidation of NPI.  The General Partner and the other Aimco Entities considered a liquidation of NPI in which NPI’s property would be marketed and sold to a third party for cash, with any net proceeds remaining, after payment of all liabilities, distributed to NPI’s limited partners. The primary advantage of such a transaction would be that the sale price would reflect arm’s-length negotiations and might therefore be higher than the appraised value which has been used to determine the merger consideration. The General Partner and the other Aimco Entities rejected this alternative because of: (i) the risk that a third party purchaser might not be found that would offer a satisfactory price or at all; (ii) the costs that NPI would incur in connection with marketing and selling the property; (iii) the fact that limited partners would recognize taxable gain on the sale; and (iv) the prepayment penalties that NPI would incur in repaying its mortgage debt upon a sale of the property.

Contribution of the property to Aimco OP.  The Aimco Entities considered a transaction in which NPI’s property would be contributed to Aimco OP in exchange for OP Units. The primary advantage of such a transaction would be that NPI limited partners would not recognize taxable gain. The Aimco Entities rejected this alternative because it would not offer an opportunity for immediate liquidity to those limited partners who desire it.

Effects of the Transactions

The Aimco Entities believe that the transactions will have the following benefits and detriments to unaffiliated limited partners, NPI and the Aimco Entities:

Benefits to Unaffiliated Limited Partners.  The transactions are expected to have the following principal benefits to unaffiliated limited partners:

Option to Defer Taxable Gain.  Limited partners are given a choice of merger consideration, and may elect to receive either cash or OP Units in the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration would be prohibitively costly). Limited partners who receive OP Units in the merger may defer recognition of taxable gain.

Liquidity.  Limited partners who receive the cash consideration will receive immediate liquidity with respect to their investment.

Diversification.  Limited partners who receive OP Units in the merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than NPI.

Benefits to NPI.  The merger is expected to have the following principal benefits to NPI:

Elimination of Costs Associated with SEC Reporting Requirements and Multiple Limited Partners.  After the merger, the Aimco Entities will own all of the interests in NPI, and NPI will terminate its registration and cease filing periodic reports with the SEC. As a result, NPI will no longer incur costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns for partners on schedule K-1, periodic SEC reports and other expenses. The Aimco Entities estimate these expenses to be approximately $55,000 per year.

Benefits to the Aimco Entities.  The merger is expected to have the following principal benefits to the Aimco Entities:

Increased Interest in NPI.  Upon completion of the merger, Aimco OP will be the sole limited partner of NPI. As a result, the Aimco Entities will receive all of the benefit from any future appreciation in value of the property after the merger, and any future property income.

Detriments to Unaffiliated Limited Partners.  The merger is expected to have the following principal detriments to unaffiliated limited partners:

Taxable Gain.  Limited partners who receive cash consideration may recognize taxable gain in the merger and that gain could exceed the merger consideration. Limited partners who receive OP Units in the merger could recognize taxable gain if Aimco subsequently sells the property.

Risks Related to OP Units.  Limited partners who receive OP Units in the merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

Conflicts of Interest; No Separate Representation of Unaffiliated Limited Partners.  The General Partner is indirectly wholly owned by Aimco. Therefore, the General Partner has a conflict of interest with respect to the transactions. The General Partner has fiduciary duties to AIMCO/IPT, Inc., the Corporate General Partner’s sole stockholder and an affiliate of Aimco, on the one hand, and to NPI and its limited partners, on the other hand. The duties of the General Partner to NPI and its limited partners conflict with the duties of the General Partner to AIMCO/IPT, Inc., which could result in the General Partner approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. In negotiating the merger agreement, no one separately represented the interests of the unaffiliated limited partners. If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for NPI’s unaffiliated limited partners.

Detriments to NPI.  The transactions are not expected to have any detriments to NPI.

Detriments to the Aimco Entities.  The transactions are expected to have the following principal detriments to the Aimco Entities:

Increased Interest in NPI.  Upon completion of the merger, the Aimco Entities’ interest in the net book value of NPI will increase from 78.1% to 100%, or from a deficit of $19,120,000 to a deficit of $24,478,000 as of December 31, 2009, and their interest in the net losses of NPI will increase from 78.1% to 100%, or from $2,683,000 to $3,435,000 for the period ended December 31, 2009. As a result, Aimco OP will bear the burden of all future operating or other losses, as well as any decline in the value of NPI’s property.

Burden of Capital Expenditures.  Upon completion of the transactions, the Aimco Entities will have sole responsibility for providing any funds necessary to pay for capital expenditures at the property.

Material United States Federal Income Tax Consequences of the Transactions

For a discussion of the material United States federal income tax consequences of the merger, see “Material United States Federal Income Tax Matters — United States Federal Income Tax Consequences Relating to the Transactions.”

Fairness of the Transactions

Factors in Favor of Fairness Determination.  The Aimco Entities (including the General Partner) believe that the transactions are fair and in the best interests of NPI and its unaffiliated limited partners. In support of such determination, the Aimco Entities considered the following factors:

•	The merger consideration of $57.24 per NPI Unit was based on an independent third party appraisal of NPI’s property by CRA, an independent valuation firm.

•	The merger consideration is equal to the Aimco Entities’ estimate of going concern value, calculated as the appraised value of NPI’s property, plus the amount of its other assets, less the amount of NPI’s liabilities, including mortgage debt (but without deducting any prepayment penalties thereon).

•	The merger consideration is greater than the Aimco Entities’ estimate of liquidation value because there was no deduction for certain amounts that would be payable upon an immediate sale of the property, such as prepayment penalties on the mortgage debt, currently estimated to be $6,994,277.

•	The merger consideration exceeds the net book value per unit (a deficit of $556.19 per NPI Unit at September 30, 2010).

•	The merger consideration exceeds the price paid by the Aimco Entities to purchase units of limited partnership interest in NPI during the past two years ($5.00 per unit in October 2008).

•	Limited partners may defer recognition of taxable gain by electing to receive OP Units in the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration would be prohibitively costly).

•	The number of OP Units issuable to limited partners in the merger will be determined based on the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger.

•	Limited partners who receive cash consideration will achieve immediate liquidity with respect to their investment.

•	Limited partners who receive OP Units in the merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than NPI.

•	Although limited partners are not entitled to dissenters’ appraisal rights under Delaware law, the merger agreement provides them with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights that are available to stockholders in a corporate merger under Delaware law.

•	Although the merger agreement may be terminated by either side at any time, Aimco OP and the Aimco Subsidiary are very likely to complete the merger on a timely basis.

•	Unlike a typical property sale agreement, the merger agreement contains no indemnification provisions, so there is no risk of subsequent reduction of the proceeds.

•	In contrast to a sale of the property to a third party, which would involve marketing and other transaction costs, Aimco OP has agreed to pay all expenses associated with the merger.

•	The merger consideration is greater than some of the prices at which NPI Units have historically sold in the secondary market ($5.00 to $300.00 per NPI Unit from January 1, 2008 through December 31, 2009).

•	The merger consideration is greater than some of the prices at which NPI Units have recently sold in the secondary market ($40.00 to $121.12 per NPI Unit from January 1, 2010 through December 3, 2010).

Factors Not in Favor of Fairness Determination.  In addition to the foregoing factors, the Aimco Entities also considered the following countervailing factors:

•	The General Partner has substantial conflicts of interest with respect to the transactions as a result of (i) the fiduciary duties it owes to unaffiliated limited partners, who have an interest in receiving the highest possible consideration, and (ii) the fiduciary duties it owes to its sole stockholder, a subsidiary of Aimco which has an interest in obtaining the NPI property for the lowest possible consideration.

•	The terms of the transactions were not approved by any independent directors.

•	An unaffiliated representative was not retained to act solely on behalf of the unaffiliated limited partners for purposes of negotiating the transactions on an independent, arm’s-length basis, which might have resulted in better terms for the unaffiliated limited partners.

•	The transactions do not require the approval of any unaffiliated limited partners.

•	No opinion has been obtained from an independent financial advisor that the transactions are fair to the unaffiliated limited partners.

•	The merger consideration is less than some of the prices at which NPI Units have recently sold in the secondary market ($40 to $121.12 per NPI Unit from January 1, 2010 through December 3, 2010).

•	The merger consideration is less than some of the prices at which NPI Units have historically sold in the secondary market ($5 to $300 per NPI Unit from January 1, 2008 through December 31, 2009).

•	Limited partners who receive cash consideration in the merger may recognize taxable gain and that gain could exceed the merger consideration.

•	Limited partners who receive OP Units in the merger could recognize taxable gain if Aimco subsequently sells the property.

•	Limited partners who receive OP Units in the merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

•	CRA, the valuation firm that appraised the NPI property, has performed work for Aimco OP and its affiliates in the past and this pre-existing relationship could negatively impact CRA’s independence.

The Aimco Entities did not assign relative weights to the above factors in reaching their decision that the merger is fair to NPI and its unaffiliated limited partners. However, in determining that the benefits of the proposed merger outweigh the costs and risks, they relied primarily on the following factors: (i) the merger consideration of $57.24 per NPI Unit is based on independent third party appraisal of NPI’s property, (ii) limited partners may defer recognition of taxable gain by electing to receive OP Units in the merger (except in certain jurisdictions) and (iii) limited partners are entitled to contractual dissenters’ appraisal rights. The Aimco Entities were aware of, but did not place much emphasis on, information regarding prices at which NPI Units may have sold in the secondary market because they do not view that information as a reliable measure of value. The NPI Units are not traded on an exchange or other reporting system, and transactions in the secondary market are very limited and sporadic. In addition, some of the historical prices are not comparable to current value because of intervening events, including a property sale, distribution of proceeds and advances from the General Partner.

Procedural Fairness.  The Aimco Entities determined that the transactions are fair from a procedural standpoint despite the absence of any customary procedural safeguards, such as the engagement of an unaffiliated representative, the approval of independent directors or approval by a majority of unaffiliated limited partners. In making this determination, the Aimco Entities relied primarily on the dissenters’ appraisal rights provided to unaffiliated limited partners under the merger agreement that are similar to the dissenters’ appraisal rights available to stockholders in a corporate merger under Delaware law.

The Appraisal

Selection and Qualifications of Independent Appraiser.  The General Partner retained the services of CRA to appraise the market value of NPI’s property. CRA is an experienced independent valuation consulting firm that has performed appraisal services for Aimco OP and its affiliates in the past. Aimco OP believes that its relationship with CRA had no negative impact on its independence in conducting the appraisal related to the merger.

Factors Considered.  CRA performed a complete appraisal of Lakeside Apartments. CRA has represented that its reports were prepared in conformity with the Uniform Standards of Professional Appraisal Practice, as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. NPI furnished CRA with all of the necessary information requested by CRA in connection with the appraisal. The appraisal was not prepared in conjunction with a request for a specific value or a value within a given range or predicated upon loan approval. In preparing its valuation of the property, CRA, among other things:

•	Inspected the property and its environs;

•	Reviewed demographic and other socioeconomic trends pertaining to the city and region where the property is located;

•	Examined regional apartment market conditions, with special emphasis on the property’s apartment submarket;

•	Investigated lease and sale transactions involving comparable properties in the influencing market;

•	Reviewed the existing rent roll and discussed the leasing status with the building manager and leasing agent. In addition, CRA reviewed the property’s recent operating history and those of competing properties;

•	Utilized appropriate appraisal methodology to derive estimates of value; and

•	Reconciled the estimates of value into a single value conclusion.

Summary of Approaches and Methodologies Employed.  The following summary describes the approaches and analyses employed by CRA in preparing the appraisal. CRA principally relied on two approaches to valuation: (i) the income capitalization approach and (ii) the sales comparison approach.

The income capitalization approach is based on the premise that value is derived by converting anticipated benefits into property value. Anticipated benefits include the present value of the net income and the present value of the net proceeds resulting from the re-sale of the property. CRA reported that the property has an adequate operations history to determine its income-producing capabilities over the near future. In addition, performance levels of competitive properties served as an adequate check as to the reasonableness of the property’s actual performance. As such, the income capitalization approach was utilized in the appraisal of the property.

As part of the income capitalization approach, CRA used the direct capitalization method to estimate a value for Lakeside Apartments. According to CRA’s report, the basic steps in the direct capitalization analysis to valuing the property are as follows: (i) calculate potential gross income from all sources that a competent owner could legally generate; (ii) estimate and deduct an appropriate vacancy and collection loss factor to arrive at effective gross income; (iii) estimate and deduct operating expenses that would be expected during a stabilized year to arrive at a probable net operating income; (iv) develop an appropriate overall capitalization rate to apply to the net operating income; and (v) estimate value by dividing the net operating income by the overall capitalization rate. In addition, any adjustments to account for differences between the current conditions and stabilized conditions are also considered. The assumptions utilized by CRA with respect to the property are set forth below. The property-specific assumptions were determined by CRA to be reasonable based on its review of historical operating and financial data for the property and comparison of said data to the operating statistics of similar properties in the influencing market areas. The capitalization rate for the property was determined to be reasonable by CRA based on their review of applicable data ascertained within the market in which the property is located. The capitalization rate was determined to be reasonable by CRA based on their review of applicable data ascertained within the market in which the property is located.

The sales comparison approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. Inherent in and central to this approach is the principle of substitution. This comparative process involves judgment as to the similarity of the subject property and the comparable sales with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition, and the interest transferred, among others. The value estimated through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing and knowledgeable buyer as of the date of value. The reliability of this technique is dependent upon the availability of comparable sales data, the verification of the sales data, the degree of comparability and extent of adjustment necessary for differences, and the absence of atypical conditions affecting the individual sales prices. CRA reported that, although the volume of sales activity is down as a result of market conditions, its research revealed adequate sales activity to form a reasonable estimation of the subject property’s market value pursuant to the sales comparison approach.

For the appraisal, CRA conducted research in the market in an attempt to locate sales of properties similar to the appraised property. In the appraisal, numerous sales were uncovered and the specific sales included in the appraisal report were deemed representative of the most comparable data available at the time the appraisal was prepared. Important criteria utilized in selecting the most comparable data included: conditions under which the sale occurred (i.e. seller and buyer were typically motivated); date of sale — every attempt was made to utilize recent sales transactions; sales were selected based on their physical similarity to the appraised property; transactions were selected based on the similarity of location between the comparable and appraised property; and, similarity of economic characteristics between the comparable and appraised property. Sales data that may have been uncovered during the course of research that was not included in the appraisal did not meet the described criteria and/or could not be adequately confirmed.

According to CRA’s report, the basic steps in processing the sales comparison approach are outlined as follows: (i) research the market for recent sales transactions, listings, and offers to purchase or sell of properties similar to the subject property; (ii) select a relevant unit of comparison and develop a comparative analysis; (iii) compare comparable sale properties with the subject property using the elements of comparison and adjust the price of each comparable to the subject property; and (iv) reconcile the various value indications produced by the analysis of the comparables.

The final step in the appraisal process is the reconciliation of the value indicators into a single final estimate. CRA reviewed each approach in order to determine its appropriateness relative to the property. The accuracy of the data available and the quantity of evidence were weighted in each approach. For the appraisal of Lakeside Apartments, CRA relied principally on the income capitalization approach to valuation, and the direct capitalization method was given greatest consideration in the conclusion of value under this approach. CRA relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach is supportive of the conclusion derived pursuant to the income capitalization approach.

Summary of Independent Appraisal of Lakeside Apartments.  CRA performed a complete appraisal of Lakeside Apartments. The appraisal report of Lakeside Apartments is dated May 19, 2010, and provides an estimate of the property’s market value as of April 21, 2010. The summary set forth below describes the material conclusions reached by CRA based on the value determined under the valuation approaches and subject to the assumptions and limitations described below. According to CRA’s report, the estimated aggregate market value of Lakeside

Apartments is $48,800,000 as of April 21, 2010. The following is a summary of the appraisal report dated May 19, 2010:

Valuation Under Income Capitalization Approach.  Using the income capitalization approach, CRA performed a direct capitalization analysis to derive a value for Lakeside Apartments.

The direct capitalization analysis resulted in a valuation conclusion for Lakeside Apartments of approximately $48,800,000.

The assumptions employed by CRA to determine the value of Lakeside Apartments under the income capitalization approach using a direct capitalization analysis included:

•	potential gross income from apartment unit rentals of $545,422 per month or $6,545,064 for the appraised year;

•	a loss to lease allowance of 1.5% of the gross rent potential;

•	rent concessions of 1.0% of the gross rent potential;

•	a combined vacancy and credit loss allowance of 7.0%;

•	estimated utility recovery of $810 per unit;

•	other income of $700 per unit;

•	projected total expenses (including reserves) of $3,363,869;

•	capitalization rate of 7.0%.

Using a direct capitalization analysis, CRA calculated the value of Lakeside Apartments by dividing the stabilized net operating income (including an allowance for reserves) by the concluded capitalization rate of 7.0%. CRA calculated the value conclusion of Lakeside Apartments under the income capitalization approach of approximately $48,800,000 as of April 21, 2010.

Valuation Under Sales Comparison Approach.  CRA estimated the property value of Lakeside Apartments under the sales comparison approach by analyzing sales from the influencing market that were most similar to Lakeside Apartments in terms of age, size, tenant profile and location. CRA reported that adequate sales existed to formulate a defensible value for Lakeside Apartments under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for Lakeside Apartments of approximately $48,300,000.

In reaching a valuation conclusion for Lakeside Apartments, CRA examined and analyzed comparable sales of five properties in the influencing market. The sales reflected unadjusted sales prices ranging from $47,222 to $154,068 per unit. After adjustment, the comparable sales illustrated a value range of $59,028 to $96,797 per unit, with mean and median adjusted sale prices of $82,534 and $82,800 per unit, respectively. CRA reported that two of the comparable sales required the least adjustment and were accorded most significance in the analysis, and that the adjusted indicators exhibited by these two sales ranged from $81,606 to $96,797 per unit. CRA estimated a value of $85,000 per unit for Lakeside Apartments. Applied to Lakeside Apartment’s 586 units, this resulted in CRA’s total value estimate for Lakeside Apartments of approximately $48,300,000.

CRA also performed an EGIM analysis. The EGIM (Effective Gross Income Multiplier) is the ratio of the sale price of a property to its effective gross income at the time of sale. The EGIM is used to compare the income-producing characteristics of properties. In the appraisal, the indicated EGIM of approximately 7.1 on a stabilized basis, calculated by dividing the value concluded for the appraised property via the sale comparison approach by its projected effective gross income, was compared to the EGIMs produced by the sales data. In the appraisal, the EGIM fell within the range of EGIMs produced by the sales data under analysis and suggests that the value concluded for the property via comparative analysis was reasonable based on the income-producing characteristics of Lakeside Apartments.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of Lakeside Apartments, CRA relied principally on the income capitalization approach to valuation, and the direct capitalization method was given greatest consideration in the conclusion of value under this approach. CRA relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach was supportive of the conclusion derived pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization method resulted in a value of $48,800,000, and the sales comparison approach resulted in a value of $48,300,000. CRA concluded that the market value of Lakeside Apartments as of April 21, 2010 was $48,800,000.

Assumptions, Limitations and Qualifications of CRA’s Valuations.  CRA’s appraisal report was subject to the following assumptions and limiting conditions: no responsibility was assumed for the legal description or for matters including legal or title considerations, and title to the property was assumed to be good and marketable unless otherwise stated; the property was appraised free and clear of any or all liens or encumbrances unless otherwise stated; responsible ownership and competent property management were assumed; the information furnished by others was believed to be liable, and no warranty was given by CRA for the accuracy of such information; all engineering was assumed to be correct; there were no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable, and no responsibility was assumed for such conditions or for arranging for engineering studies that may be required to discover them; there was full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance was stated, defined, and considered in the appraisal report; all applicable zoning and use regulations and restrictions have been complied with, unless nonconformity had been stated, defined, and considered in the appraisal report; all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in the appraisal report was based; the utilization of the land and improvements is within the boundaries or property lines of the property described and there is no encroachment or trespass unless noted in the appraisal report; the distribution, if any, of the total valuation in the appraisal report between land and improvements applies only under the stated program of utilization; unless otherwise stated in the appraisal report, the existence of hazardous substances, including without limitation, asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser’s inspection, and the appraiser had no knowledge of the existence of such materials on or in the property unless otherwise stated; the appraiser has not made a specific compliance survey and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act; and former personal property items such as kitchen and bathroom appliances were, at the time of the appraisal report, either permanently affixed to the real estate or were implicitly part of the real estate in that tenants expected the use of such items in exchange for rent and never gained any of the rights of ownership, and the intention of the owners was not to remove the articles which are required under the implied or express warranty of habitability.

Compensation of Appraiser.  CRA’s fee for the appraisal was approximately $7,124. Aimco OP paid for the costs of the appraisal. In addition to the appraisal performed in connection with the transactions, during the prior two years, CRA has been paid approximately $114,769 for appraisal services by Aimco OP and its affiliates. Except as set forth above, during the prior two years, no material relationship has existed between CRA and NPI or Aimco OP or any of their affiliates. Aimco OP believes that its relationship with CRA had no negative impact on its independence in conducting the appraisals.

Availability of Appraisal Reports.  You may obtain a full copy of CRA’s appraisal upon request, without charge, by contacting Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608. In addition, the appraisal report has been filed with the SEC. For more information about how to obtain a copy of the appraisal report see “Where You Can Find Additional Information.”

RISK FACTORS

Risks Related to the Transactions

Conflicts of Interest.  The General Partner is indirectly wholly owned by Aimco. Therefore, it has a conflict of interest with respect to the transactions. The General Partner has fiduciary duties to its sole stockholder, which is wholly owned by Aimco, on the one hand, and to NPI and its limited partners, on the other hand. The duties of the General Partner to NPI and its limited partners conflict with its duties to its sole stockholder, which could result in the General Partner approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. The General Partner’s desire to seek the best possible terms for NPI’s limited partners conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

No independent representative was engaged to represent the unaffiliated limited partners in negotiating the terms of the transactions.  If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for NPI’s unaffiliated limited partners.

The terms of the transactions have not been determined in arm’s-length negotiations.  The terms of the transactions, including the merger consideration, were determined through discussions between officers and directors of the General Partner, on the one hand, and officers of Aimco, on the other. All of the officers and directors of the General Partner are also officers of Aimco. There are no independent directors of the General Partner. If the terms of the transactions had been determined through arm’s-length negotiations, the terms might be more favorable to NPI and its limited partners.

The amendment of the partnership agreement and the merger agreement does not require approval by a majority of the unaffiliated limited partners.  Under the provisions of the NPI partnership agreement and applicable law, the amendment of the partnership agreement, the mergers and the transactions contemplated thereby must be approved by a majority in interest of the limited partnership units. As of December 3, 2010, Aimco OP and its affiliates owned approximately 77.89% of the outstanding NPI Units. Of the NPI Units owned by affiliates of the General Partner, 21,380 of such units are subject to a voting restriction, which requires such units to be voted in proportion to the votes cast with respect to NPI Units not subject to this restriction. The General Partner’ affiliates have indicated that they will vote all of their NPI Units that are not subject to this restriction, 16,039 NPI Units or approximately 33.39% of the outstanding NPI Units, in favor of the amendment of the partnership agreement, the mergers and the transactions contemplated thereby. As a result, affiliates of the General Partner will vote a total of 28,901 Units, or approximately 60.16% of the outstanding NPI Units, enabling them to approve the transactions without the consent or approval of any unaffiliated limited partners.

Alternative valuations of NPI’s property might exceed the appraised value relied on to determine the merger consideration.  Aimco determined the merger consideration in reliance on the appraised value of NPI’s property. See, “Special Factors — The Appraisal,” beginning on page 8, for more information about the appraisal. Although an independent appraiser was engaged to perform a complete appraisal of the property, valuation is not an exact science. There are a number of other methods available to value real estate, each of which may result in different valuations of a property. Also, others using the same valuation methodology could make different assumptions and judgments, and obtain different results.

The actual sales price of NPI’s property could exceed the appraised value that Aimco relied on to determine the merger consideration.  No recent attempt has been made to market Lakeside Apartments to unaffiliated third parties. There can be no assurance that Lakeside Apartments could not be sold for a value higher than the appraised value used to determine the merger consideration if it was marketed to third-party buyers interested in a property of this type.

The merger consideration may not represent the price limited partners could obtain for their NPI Units in an open market.  There is no established or regular trading market for NPI Units, nor is there another reliable standard for determining the fair market value of the NPI Units. The merger consideration does not necessarily reflect the price that NPI limited partners would receive in an open market for their NPI Units. Such prices could be higher than the aggregate value of the merger consideration.

No opinion has been obtained from an independent financial advisor that the transactions are fair to unaffiliated limited partners.  While the General Partner and each of the other Aimco Entities believes that the terms of the transactions are fair to NPI limited partners unaffiliated with the General Partner or Aimco for the reasons discussed in “Special Factors — Fairness of the Transactions” beginning on page 6, no opinion has been obtained as to whether the transactions are fair to the limited partners of NPI unaffiliated with the General Partner or Aimco from a financial point of view.

Limited partners may recognize taxable gain in connection with the transactions, and that gain could exceed the merger consideration.  Limited partners who elect to receive cash in connection with the transactions will recognize gain or loss equal to the difference between their “amount realized” and their adjusted tax basis in the NPI Units sold. The resulting tax liability could exceed the value of the cash received in connection with the transactions.

Limited partners in certain jurisdictions will not be able to elect OP Units.  In those states or jurisdictions where the issuance of the OP Units hereby is not permitted (or the registration or qualification of OP Units in that state or jurisdiction would be prohibitively costly), residents of those states will receive only the cash consideration in the merger.

Risks Related to an Investment in Aimco or Aimco OP

For a description of risks related to an investment in Aimco and Aimco OP, please see the information set forth under “Part I — Item 1A. Risk Factors” in the Annual Reports on Form 10-K for the year ended December 31, 2009 of each of Aimco and Aimco OP. Aimco’s Annual Report is incorporated herein by reference and is available electronically through the SEC’s website, www.sec.gov, or by request to Aimco. Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2009 (excluding the report of the independent registered public accounting firm, the financial statements and the notes thereto) is included as Annex H to this information statement/prospectus.

Risks Related to an Investment in OP Units

There are restrictions on the ability to transfer OP Units, and there is no public market for Aimco OP Units.  The Aimco OP partnership agreement restricts the transferability of OP Units. Until the expiration of a one-year holding period, subject to certain exceptions, investors may not transfer OP Units without the consent of Aimco OP’s general partner. Thereafter, investors may transfer such OP Units subject to the satisfaction of certain conditions, including the general partner’s right of first refusal. There is no public market for the OP Units. Aimco OP has no plans to list any OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop. If a market for the OP Units develops and the OP Units are considered “readily tradable” on a “secondary market (or the substantial equivalent thereof),” Aimco OP would be classified as a publicly traded partnership for United States Federal income tax purposes, which could have a material adverse effect on Aimco OP.

Cash distributions by Aimco OP are not guaranteed and may fluctuate with partnership performance.  Aimco OP makes quarterly distributions to holders of OP Units (on a per unit basis) that generally are equal to dividends paid on the Aimco common stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends. Although Aimco OP makes quarterly distributions on its OP Units, there can be no assurance regarding the amounts of available cash that Aimco OP will generate or the portion that its general partner will choose to distribute. The actual amounts of available cash will depend upon numerous factors, including profitability of operations, required principal and interest payments on our debt, the cost of acquisitions (including related debt service payments), its issuance of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves, prevailing economic conditions and financial, business and other factors, some of which may be beyond Aimco OP’s control. Cash distributions depend primarily on cash flow, including from reserves, and not on profitability, which is affected by non-cash items. Therefore, cash distributions may be made during periods when Aimco OP records losses and may not be made during periods when it records profits. The Aimco OP partnership agreement gives the general partner discretion in establishing reserves for the proper conduct of the partnership’s business that will affect the amount of available cash. Aimco is required to make reserves for the future payment of principal and interest under its credit facilities and other indebtedness. In addition, Aimco OP’s credit facility limits its ability to distribute cash to holders of OP Units. As a result of these and other factors, there can be no assurance regarding actual levels of cash distributions on OP Units, and Aimco OP’s ability to distribute cash may be limited during the existence of any events of default under any of its debt instruments.

Holders of OP Units are limited in their ability to effect a change of control.  The limited partners of Aimco OP are unable to remove the general partner of Aimco OP or to vote in the election of Aimco’s directors unless they own shares of Aimco. In order to comply with specific REIT tax requirements, Aimco’s charter has restrictions on the ownership of its equity securities. As a result, Aimco OP limited partners and Aimco stockholders are limited in their ability to effect a change of control of Aimco OP and Aimco, respectively.

Holders of OP Units have limited voting rights.  Aimco OP is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting Aimco OP’s business. Such matters relate to certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, or to remove the general partner. As a result, holders of OP Units have limited influence on matters affecting the operation of Aimco OP, and third parties may find it difficult to attempt to gain control over, or influence the activities of, Aimco OP.

Holders of OP Units are subject to dilution.  Aimco OP may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as it may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

Holders of OP Units may not have limited liability in specific circumstances.  The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that Aimco OP had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make specific amendments to the agreement of limited partnership or to take other action under the agreement of limited partnership constituted participation in the “control” of Aimco OP’s business, then a holder of OP Units could be held liable under specific circumstances for Aimco OP’s obligations to the same extent as the general partner.

Aimco may have conflicts of interest with holders of OP Units.  Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of Aimco OP and its affiliates (including Aimco), on the one hand, and Aimco OP or any partner thereof, on the other. The directors and officers of the general partner have fiduciary duties to manage the general partner in a manner beneficial to Aimco, as the sole stockholder of the general partner. At the same time, as the general partner of Aimco OP, it has fiduciary duties to manage Aimco OP in a manner beneficial to Aimco OP and its limited partners. The duties of the general partner of Aimco OP to Aimco OP and its partners may therefore come into conflict with the duties of the directors and officers of the general partner to its sole stockholder, Aimco. Such conflicts of interest might arise in the following situations, among others:

•	Decisions of the general partner with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

•	Under the terms of the Aimco OP partnership agreement, Aimco OP will reimburse the general partner and its affiliates for costs incurred in managing and operating Aimco OP, including compensation of officers and employees.

•	Whenever possible, the general partner seeks to limit Aimco OP’s liability under contractual arrangements to all or particular assets of Aimco OP, with the other party thereto having no recourse against the general partner or its assets.

•	Any agreements between Aimco OP and the general partner and its affiliates will not grant to the OP Unitholders, separate and apart from Aimco OP, the right to enforce the obligations of the general partner and such affiliates in favor of Aimco OP. Therefore, the general partner, in its capacity as the general partner of Aimco OP, will be primarily responsible for enforcing such obligations.

•	Under the terms of the Aimco OP partnership agreement, the general partner is not restricted from causing Aimco OP to pay the general partner or its affiliates for any services rendered on terms that are fair and reasonable to Aimco OP or entering into additional contractual arrangements with any of such entities on behalf of Aimco OP. Neither the Aimco OP partnership agreement nor any of the other agreements, contracts and arrangements between Aimco OP, on the one hand, and the general partner of Aimco OP and its affiliates, on the other, are or will be the result of arm’s-length negotiations.

Provisions in the Aimco OP partnership agreement may limit the ability of a holder of OP Units to challenge actions taken by the general partner.  Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The latitude given in the Aimco OP partnership agreement to the general partner in resolving conflicts of interest may significantly limit the ability of a holder of OP Units to challenge what might otherwise be a breach of fiduciary duty. The general partner believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of Aimco OP without undue risk of liability.

The Aimco OP partnership agreement limits the liability of the general partner for actions taken in good faith. Aimco OP’s partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith. In addition, Aimco OP is required to indemnify the general partner, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the general partner or such other persons, provided that Aimco OP will not indemnify for (i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement. The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the general partner has not obtained an opinion of counsel covering the provisions set forth in the Aimco OP partnership agreement that purport to waive or restrict the fiduciary duties of the general partner that would be in effect under common law were it not for the partnership agreement.

Certain United States Tax Risks Associated with an Investment in the OP Units

The following are among the United States Federal income tax considerations to be taken into account in connection with an investment in OP Units. For a general discussion of certain United States Federal income tax consequences resulting from acquiring, holding, exchanging, and otherwise disposing of OP Units, see “Material United States Federal Income Tax Matters — Taxation of Aimco OP and OP Unitholders.”

Aimco OP may be treated as a “publicly traded partnership” taxable as a corporation.  If Aimco OP were treated as a “publicly traded partnership” taxed as a corporation for United States Federal income tax purposes, material adverse consequences to the partners and their owners would result. In addition, Aimco would not qualify as a REIT for United States Federal income tax purposes, which would have a material adverse impact on Aimco and its shareholders. Aimco believes and intends to take the position that Aimco OP should not be treated as a “publicly traded partnership” or taxable as a corporation. No assurances can be given that the Internal Revenue Service, or the IRS, would not assert, or that a court would not sustain a contrary position. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of Aimco OP as a “partnership” for United States Federal income tax purposes.

The limited partners may recognize gain on the transaction.  If a limited partner receives or is deemed to receive cash or consideration other than OP Units in connection with the merger, the receipt of such cash or other consideration would be taxable to the limited partner either as “boot” or under the “disguised sale” rules. Subject to certain exceptions, including exceptions applicable to periodic distributions of operating cash flow, any transfer or deemed transfer of cash by Aimco OP to the limited partner (or its owners), including cash paid at closing, within two years before or after such a contribution of property that has an adjusted tax basis in excess of its fair market value, will generally be treated as part of a “disguised sale.” The application of the “disguised sale” rules is complex and depends, in part, upon the facts and circumstances applicable to the limited partner (and its owners), which Aimco has not undertaken to review. Accordingly, limited partners and their owners are particularly urged to consult with their tax advisors concerning the extent to which the “disguised sale” rules would apply.

A contribution of appreciated or depreciated property may result in special allocations to the contributing partner.  If property is contributed to Aimco OP, and the adjusted tax basis of the property differs from its fair market value, then Aimco OP tax items must be specially allocated, for United States Federal income tax purposes, in a manner chosen by Aimco OP such that the contributing partner is charged with and must recognize the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. As a result of such special allocations, the amount of net taxable income allocated to a contributing partner is likely to exceed the amount of cash distributions, if any, to which such contributing partner is entitled.

The Aimco OP general partner could take actions that would impose tax liability on a contributing partner.  There are a variety of transactions that Aimco OP may in its sole discretion undertake following a property contribution that could cause the transferor (or its partners) to incur a tax liability without a corresponding receipt of cash. Such transactions include, but are not limited to, the sale or distribution of a particular property and a reduction in nonrecourse debt, or certain tax elections made by Aimco OP. In addition, future economic, market, legal, tax or other considerations may cause Aimco OP to dispose of the contributed property or to reduce its debt. As permitted by the Aimco OP partnership agreement, the general partner intends to make decisions in its capacity as general partner of Aimco OP so as to maximize the profitability of Aimco OP as a whole, independent of the tax effects on individual holders of OP Units.

An investor’s tax liability from OP Units could exceed the cash distributions received on such OP Units.  A holder of OP Units will be required to pay United States Federal income tax on such holder’s allocable share of Aimco OP’s income, even if such holder receives no cash distributions from Aimco OP. No assurance can be given that a holder of OP Units will receive cash distributions equal to such holder’s allocable share of taxable income from Aimco OP or equal to the tax liability to such holder resulting from that income. Further, upon the sale, exchange or redemption of any OP Units, a reduction in nonrecourse debt, or upon the special allocation at the liquidation of Aimco OP, an investor may incur a tax liability in excess of the amount of cash received.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF
APARTMENT INVESTMENT AND MANAGEMENT COMPANY

The following tables set forth Aimco’s selected summary historical financial data as of the dates and for the periods indicated. Aimco’s historical consolidated statements of income data set forth below for each of the five fiscal years in the period ended December 31, 2009 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2009, are derived from information included in Aimco’s Current Report on Form 8-K filed with the SEC on November 19, 2010. Aimco’s historical consolidated statements of income data set forth below for each of the nine months ended September 30, 2010 and 2009, and the historical consolidated balance sheet data as of September 30, 2010, are derived from Aimco’s unaudited interim Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements included in Aimco’s Current Report on Form 8-K filed with the SEC on November 19, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 1, 2010, which are incorporated by reference in this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

	For the Nine Months
	Ended September 30,		For the Years Ended December 31,
	2010	2009(1)	2009(1)	2008(1)	2007(1)	2006(1)	2005(1)
	(unaudited)
	(dollar amounts in thousands, except per unit data)

Consolidated Statements of Operations:
Total revenues	$869,180	$859,848	$1,151,736	$1,199,423	$1,132,109	$1,043,683	$866,992
Total operating expenses(2)	(770,635)	(783,101)	(1,051,394)	(1,151,459)	(958,070)	(879,107)	(731,102)
Operating income(2)	98,545	76,747	100,342	47,964	174,039	164,576	135,890
Loss from continuing operations(2)	(123,944)	(136,045)	(198,703)	(119,163)	(50,097)	(44,798)	(36,366)
Income from discontinued operations, net(3)	68,532	86,289	153,903	746,165	175,603	331,820	161,718
Net (loss) income	(55,412)	(49,756)	(44,800)	627,002	125,506	287,022	125,352
Net loss (income) attributable to noncontrolling interests	5,147	(20,725)	(19,474)	(214,995)	(95,595)	(110,234)	(54,370)
Net income attributable to preferred stockholders	(36,626)	(37,631)	(50,566)	(53,708)	(66,016)	(81,132)	(87,948)
Net (loss) income attributable to Aimco common stockholders	(86,891)	(108,112)	(114,840)	351,314	(40,586)	93,710	(21,223)
Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(1.12)	$(1.18)	$(1.75)	$(2.11)	$(1.42)	$(1.48)	$(1.33)
Net (loss) income attributable to Aimco common stockholders	$(0.75)	$(0.95)	$(1.00)	$3.96	$(0.43)	$0.98	$(0.23)

	For the Nine Months
	Ended September 30,		For the Years Ended December 31,
	2010	2009(1)	2009(1)	2008(1)	2007(1)	2006(1)	2005(1)
	(unaudited)
	(dollar amounts in thousands, except per unit data)

Consolidated Balance Sheets:
Real estate, net of accumulated depreciation	$6,685,389	—	$6,795,391	$6,956,631	$6,729,914	$6,265,294	$5,573,491
Total assets	7,617,072	—	7,906,468	9,441,870	10,617,681	10,292,587	10,019,160
Total indebtedness	5,542,562	—	5,541,148	5,919,771	5,534,154	4,852,928	4,192,292
Total equity	1,462,808	—	1,534,703	1,646,749	2,048,546	2,650,182	3,060,969
Other Information:
Dividends declared per common share	$0.20	$0.20	$0.40	$7.48	$4.31	$2.40	$3.00
Total consolidated properties (end of period)	419	458	426	514	657	703	619
Total consolidated apartment units (end of period)	93,008	104,301	95,202	117,719	153,758	162,432	158,548
Total unconsolidated properties (end of period)	59	79	77	85	94	102	264
Total unconsolidated apartment units (end of period)	6,933	8,657	8,478	9,613	10,878	11,791	35,269
Units managed (end of period)(4)	27,357	33,623	31,974	35,475	38,404	42,190	46,667

(1)	Certain reclassifications have been made to conform to the September 30, 2010 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of September 30, 2010, as discontinued operations (see Note 3 to the condensed consolidated financial statements in “Item 1 — Financial Statements” in Aimco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco’s Current Report on Form 8-K, filed with the SEC on November 19, 2010, which are incorporated by reference in this information statement/prospectus.).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco’s Current Report on Form 8-K filed with the SEC on November 19, 2010, which is incorporated by reference in this information statement/prospectus.

(3)	Income from discontinued operations for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 includes $221.8 million, $800.3 million, $117.6 million, $337.1 million and $162.7 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2009, 2008 and 2007 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco’s Current Report on Form 8-K filed with the SEC on November 19, 2010, which is incorporated by reference in this information statement/prospectus.

(4)	Units managed represents units in properties for which Aimco provides asset management services only, although in certain cases Aimco may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF AIMCO PROPERTIES, L.P.

The following table sets forth Aimco OP’s selected summary historical financial data as of the dates and for the periods indicated. Aimco OP’s historical consolidated statements of income data set forth below for each of the five fiscal years in the period ended December 31, 2009 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2009, are derived from information included in Annex J to this information statement/prospectus. Aimco OP’s historical consolidated statements of income data set forth below for each of the nine months ended September 30, 2010 and 2009, and the historical consolidated balance sheet data as of September 30, 2010, are derived from Aimco OP’s unaudited interim Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 included as Annex I to this information statement/prospectus.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements included in Annex J and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 1, 2010, which is included as Annex I to this information statement/prospectus.

	For the Nine Months
	Ended September 30,		For the Years Ended December 31,
	2010	2009(1)	2009(1)	2008(1)	2007(1)	2006(1)	2005(1)
	(unaudited)
	(dollar amounts in thousands, except per unit data)

Consolidated Statements of Operations:
Total revenues	$869,180	$859,848	$1,151,736	$1,199,423	$1,132,109	$1,043,683	$866,992
Total operating expenses(2)	(770,635)	(783,101)	(1,051,394)	(1,151,459)	(958,070)	(879,107)	(731,102)
Operating income(2)	98,545	76,747	100,342	47,964	174,039	164,576	135,890
Loss from continuing operations(2)	(123,302)	(135,431)	(197,883)	(118,377)	(49,348)	(41,838)	(31,908)
Income from discontinued operations, net(3)	68,532	86,289	153,903	746,165	175,603	331,820	161,718
Net (loss) income	(54,770)	(49,142)	(43,980)	627,788	126,255	289,982	129,810
Net loss (income) attributable to noncontrolling interests	1,795	(24,665)	(22,442)	(155,749)	(92,138)	(92,917)	(49,064)
Net income attributable to preferred unitholders	(39,918)	(42,189)	(56,854)	(61,354)	(73,144)	(90,527)	(98,946)
Net (loss) income attributable to the Partnership’s common unitholders	(92,893)	(115,996)	(123,276)	403,700	(43,508)	104,592	(22,458)
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.12)	$(1.17)	$(1.75)	$(1.96)	$(1.40)	$(1.47)	$(1.32)
Net (loss) income attributable to the Partnership’s common unitholders	$(0.75)	$(0.94)	$(1.00)	$4.11	$(0.42)	$0.99	$(0.21)

	For the Nine Months
	Ended September 30,		For the Years Ended December 31,
	2010	2009(1)	2009(1)	2008(1)	2007(1)	2006(1)	2005(1)
	(unaudited)
	(dollar amounts in thousands, except per unit data)

Consolidated Balance Sheets:
Real estate, net of accumulated depreciation	$6,685,894	—	$6,795,896	$6,957,136	$6,730,419	$6,265,799	$5,573,996
Total assets	7,633,385	—	7,922,139	9,456,721	10,631,746	10,305,903	10,031,761
Total indebtedness	5,542,562	—	5,541,148	5,919,771	5,534,154	4,852,928	4,192,292
Total partners’ capital	1,479,121	—	1,550,374	1,661,600	2,152,326	2,753,617	3,164,111
Other Information:
Distributions declared per common unit	$0.20	$0.20	$0.40	$7.48	$4.31	$2.40	$3.00
Total consolidated properties (end of period)	419	458	426	514	657	703	619
Total consolidated apartment units (end of period)	93,008	104,301	95,202	117,719	153,758	162,432	158,548
Total unconsolidated properties (end of period)	59	79	77	85	94	102	264
Total unconsolidated apartment units (end of period)	6,933	8,657	8,478	9,613	10,878	11,791	35,269
Units managed (end of period)(4)	27,357	33,623	31,974	35,475	38,404	42,190	46,667

(1)	Certain reclassifications have been made to conform to the September 30, 2010 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of September 30, 2010, as discontinued operations (see Note 3 to the condensed consolidated financial statements in “Item 1 — Financial Statements” in Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” included in Annex J to this information statement/prospectus.

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Annex J to this information statement/prospectus.

(3)	Income from discontinued operations for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 includes $221.8 million, $800.3 million, $117.6 million, $337.1 million and $162.7 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2009, 2008 and 2007 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Annex J to this information statement/prospectus.

(4)	Units managed represents units in properties for which Aimco OP provides asset management services only, although in certain cases Aimco OP may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF
NATIONAL PROPERTY INVESTORS III

The following table sets forth NPI’s selected summary historical financial data as of the dates and for the periods indicated. NPI’s historical statements of income and cash flow data set forth below for each of the two fiscal years in the period ended December 31, 2009 and the historical balance sheet data as of December 31, 2009 and 2008, are derived from NPI’s financial statements included in NPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. NPI’s historical statements of income and cash flow data set forth below for each of the nine months ended September 30, 2010 and 2009, and the historical balance sheet data as of September 30, 2010, are derived from NPI’s unaudited interim Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the financial statements and notes to the financial statements for the fiscal year ended December 31, 2009 included in NPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the SEC on November 15, 2010, which are attached to this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

	For the Nine Months		For the Years Ended
	Ended September 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)
	(Dollar amounts in thousands, except per unit data)

Operating Data:
Total Revenues	$5,118	$5,039	$6,812	$6,366
Loss from Continuing Operations	(2,509)	(2,612)	(3,435)	(3,188)
Net Loss	(2,509)	(2,612)	(3,435)	(3,188)
Loss from Continuing Operations per unit	(51.71)	(53.82)	(70.78)	(65.68)
Net Loss per limited partnership unit	(51.71)	(53.82)	(70.78)	(65.68)
Distributions per limited partnership unit	—	—	—	—
Deficit of earnings to fixed charges	(2,509)	(2,616)	(3,418)	(3,372)
Balance Sheet Data:
Cash and Cash Equivalents	224	174	194	85
Real Estate, Net of Accumulated Depreciation	17,400	20,701	19,841	23,055
Total Assets	18,551	23,219	20,927	24,076
Mortgage Notes Payable	29,142	29,435	29,375	29,608
Due to Affiliates	15,209	16,190	14,552	13,605
General Partners’ Deficit	(268)	(235)	(243)	(209)
Limited Partners’ Deficit	(26,719)	(23,420)	(24,235)	(20,834)
Total Partners’ Deficit	(26,987)	(23,655)	(24,478)	(21,043)
Total Distributions	—	—	—	—
Book value per limited partnership unit	(556.19)	(487.52)	(504.49)	(433.69)
Cash Flow Data:
Net increase (decrease) in cash and cash equivalents	30	89	109	(170)
Net cash provided by operating activities	646	440	364	819

COMPARATIVE PER SHARE DATA

Aimco common stock trades on the NYSE under the symbol “AIV.” The OP Units are not listed on any securities exchange and do not trade in an active secondary market. However, as described below, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit.

The OP Units are not listed on any securities exchange nor do they trade in an active secondary market. However, after a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco elects. As a result, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. The number of OP Units offered in the merger with respect to each NPI Unit was calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. The closing price of Aimco common stock as reported on the NYSE on October 25, 2010 was $23.84.

The NPI Units are not listed on any securities exchange nor do they trade in an active secondary market. The per unit cash merger consideration payable to each holder of NPI Units is greater than the General Partner’s estimate of the proceeds that would be available for distribution to limited partners (following the repayment of debt and other liabilities of NPI) if its property was sold at a price equal to its appraised value, given that the General Partner did not deduct certain amounts that would be payable upon an immediate sale of the partnership’s property, such as prepayment penalties on the mortgage debt of such property.

The following tables summarize the historical per share information for Aimco, Aimco OP and NPI for the periods indicated:

	Nine Months Ended
	September 30,	Fiscal Year Ended December 31,
	2010	2009	2008	2007

Cash dividends declared per share/unit
Aimco Common Stock	$0.20	$0.40	$2.40	$2.40
Aimco OP Units	$0.20	$0.40	$2.40	$2.40
NPI Units	—	—	—	—
Loss per common share/unit from continuing operations
Aimco Common Stock	$(1.12)	$(1.75)	$(2.11)	$(1.42)
Aimco OP Units	$(1.12)	$(1.75)	$(1.96)	$(1.40)
NPI Units	$(51.71)	$(70.78)	$(65.68)	$(9.84)

	September 30, 2010	December 31, 2009

Book value per share/unit
Aimco Common Stock(1)	$10.20	$10.64
Aimco OP Units(2)	9.39	9.88
NPI Units	(556.19)	(504.49)

(1)	Based on 117.0 million and 116.5 million shares of common stock outstanding at September 30, 2010 and December 31, 2009, respectively.

(2)	Based on 125.3 million and 124.9 million common OP Units and equivalents outstanding at September 30, 2010 and December 31, 2009, respectively.

INFORMATION ABOUT THE AIMCO ENTITIES

Aimco is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust, or REIT. Aimco’s goal is to provide above average returns with lower volatility. Aimco’s business plan to achieve this goal is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the total market value of institutional-grade apartment properties in a particular market);

•	improve its portfolio through selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or redevelopment of assets in its portfolio; and

•	finance its operations using non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

As of September 30, 2010, Aimco:

•	owned an equity interest in 227 conventional real estate properties with 70,844 units;

•	owned an equity interest in 251 affordable real estate properties with 29,097 units; and

•	provided services for or managed 27,357 units in 323 properties, primarily pursuant to long-term asset management agreements. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, Aimco consolidated 225 conventional properties with 69,540 units and 194 affordable properties with 23,468 units.

Through its wholly owned subsidiaries, AIMCO-GP, the general partner of Aimco OP, and AIMCO-LP Trust, Aimco owns a majority of the ownership interests in Aimco OP. As of September 30, 2010, Aimco held approximately 93% of the common partnership units and equivalents of Aimco OP. Aimco conducts substantially all of its business and owns substantially all of its assets through Aimco OP. Interests in Aimco OP that are held by limited partners other than Aimco include partnership common units or OP Units, partnership preferred units and high performance partnership units, or HPUs. Aimco OP’s income is allocated to holders of OP Units and equivalents based on the weighted average number of OP Units and equivalents outstanding during the period. The holders of the OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Aimco common stock. Holders of OP Units may redeem such units for cash or, at Aimco OP’s option, Aimco common stock. Partnership preferred units entitle the holders thereof to a preference with respect to distributions or upon liquidation. At September 30, 2010, after elimination of shares held by consolidated subsidiaries, 117,033,718 shares of Aimco common stock were outstanding and Aimco OP had 8,278,966 OP Units and equivalents outstanding for a combined total of 125,312,684 shares of Aimco common stock and Aimco OP Units outstanding (excluding partnership preferred units).

AIMCO/IPT, Inc. owns all of the outstanding common stock of the General Partner, and Aimco owns all of the outstanding common stock of AIMCO/IPT, Inc.

AIMCO/IPT, Inc. holds a 70% interest in AIMCO IPLP, L.P. as its general partner. AIMCO/IPT, Inc. and AIMCO IPLP, L.P. share voting and dispositive power over 21,566 NPI Units, or approximately 44.89% of the outstanding NPI Units. Aimco OP holds a 30% interest in AIMCO IPLP, L.P. as its limited partner.

National Property Investors III, LP, or New NPI, is a Delaware limited partnership formed on October 8, 2010, for the purpose of consummating the merger with NPI. New NPI has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. New NPI’s general partner is Aimco OP, and its sole limited partner is the Aimco Subsidiary.

AIMCO NPI III Merger Sub LLC, or the Aimco Subsidiary, is a Delaware limited liability company formed on September 29, 2010, for the purpose of consummating the merger with NPI. The Aimco Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The Aimco Subsidiary is a direct wholly owned subsidiary of Aimco OP.

The names, positions and business addresses of the directors and executive officers of Aimco, Aimco OP, AIMCO-GP, AIMCO/IPT, Inc., AIMCO IPLP, L.P., the General Partner and the Aimco Subsidiary, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex C attached hereto and are incorporated in this information statement/prospectus by reference. During the last five years, none of Aimco, Aimco-GP, AIMCO/IPT, Inc., AIMCO IPLP, L.P., Aimco OP, NPI or the General Partners nor, to the best of their knowledge, any of the persons listed in Annex C of this information statement/prospectus (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of or prohibiting activities subject to federal or state securities laws or finding any violation with respect to such laws. Additional information about Aimco is included in documents incorporated by reference into this information statement/prospectus. Additional information about Aimco OP is included in Annexes H, I and J to this information statement/prospectus. See “Where You Can Find Additional Information.”

The following chart represents the organizational structure of the Aimco Entities:

INFORMATION ABOUT NATIONAL PROPERTY INVESTORS III

National Property Investors III is a California limited partnership organized on February 1, 1979. During 1979, NPI commenced a public offering for the sale of 66,000 limited partnership units. A total of 48,049 units of the limited partnership were issued for $500 each, for an aggregate capital contribution of $24,024,500. In addition, the general partners contributed a total of $1,000 to NPI. Since its initial offering, NPI has not received, nor are limited partners required to make, additional capital contributions. NPI’s partnership agreement provides that the partnership is to terminate on December 31, 2022 unless terminated prior to such date. The General Partner is a wholly owned subsidiary of Aimco.

NPI was organized for the purpose of operating income-producing residential real estate. At September 30, 2010, NPI owned and operated one property, Lakeside Apartments, a 568 unit apartment project located in Lisle, Illinois.

The average annual rental rates for each of the five years ended December 31, 2009 for the property are as follows:

	Average Annual Rental Rates
Property	2009	2008	2007	2006	2005

Lakeside Apartments	$11,634/unit	$11,520/unit	$10,505/unit	$9,580/unit	$9,097/unit

The average occupancy for each of the five years ended December 31, 2009 and for the nine months ended September 30, 2010 and 2009 for the property is as follows:

	Average Occupancy
	For the Nine Months Ended September 30,		For the Years Ended December 31,
Property	2010	2009	2009	2008	2007	2006	2005

Lakeside Apartments	95%	89%	90%	87%	86%	97%	94%

The real estate industry is highly competitive. NPI’s property is subject to competition from other residential apartment complexes in the area. The General Partner believes that the property is adequately insured. The property is an apartment complex which leases units for terms of one year or less. No tenant leases 10% or more of the available rental space.

During 2005 NPI commenced a redevelopment project at Lakeside Apartments. In August 2006, the scope of the redevelopment project was significantly expanded and was forecasted to cost approximately $16,300,000 with the majority of the work started in October 2006 and to be completed by November 2008. During the year ended December 31, 2007 the anticipated cost of the project was increased again by approximately $7,393,000 to a total project cost of approximately $23,693,000. The project was completed during the three months ended March 31, 2009 at a total cost of approximately $22,637,000. The redevelopment consisted of site, building exterior, common area and unit interior improvements. The site improvements consisted of landscape enhancements and replacements, repair of retaining walls and correction of erosion problems, lighting upgrades and the addition of patio privacy fences. The building exterior improvements consisted of rear entrance door replacements, gutter improvements, foundation work and exterior painting. The common area improvements consisted of upgrading the leasing center, replacing the clubhouse with a business center and conference room, fitness center with locker rooms, and the addition of a boathouse for lake recreation activities. In addition, the west clubhouse was upgraded and includes a social/game room, locker rooms and new decking. The unit interior improvements consisted of kitchen and bath upgrades, replacement of original fireplaces and other interior renovations. NPI funded the redevelopment from operations and advances from Aimco OP.

NPI regularly evaluates the capital improvement needs of the property. While NPI has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2010. Such capital expenditures will depend on the physical condition of the property as well as insurance proceeds and anticipated cash flow generated by the property. The property is in good condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

The following table sets forth certain information relating to the mortgages encumbering Lakeside Apartments at September 30, 2010.

	Principal,				Principal
	Balance at				Balance
	September 30,	Interest	Period	Maturity	Due at
	2010	Rate(1)	Amortized	Date	Maturity(2)
	(In thousands)				(In thousands)

1st mortgage	$20,188	7.14%	360 months	01/01/22	$15,791
2nd mortgage	8,954	5.90%	360 months	01/01/22	7,185

	$29,142				$22,976

(1)	Fixed rate mortgages.

(2)	See “Note C — Mortgage Notes Payable’ to the financial statements included in “Item 8. Financial Statements and Supplementary Data’ in NPI’s Annual Report on Form 10-K for the year ended December 31, 2009 attached hereto as Annex D for information with respect to NPI’s ability to prepay these mortgages and other specific details about the mortgages.

Distributions to Limited Partners

NPI presently has only NPI Units issued and outstanding. The NPI Units are entitled to allocations of profit and loss, and distributions, relating to NPI’s interest in Lakeside Apartments. As of December 3, 2010, there were 48,039 NPI Units outstanding, and Aimco OP and its affiliates owned 37,419 of those units, or approximately 77.89% of those units.

There were no distributions made by NPI during the years ended December 31, 2009 and 2008 or during the nine months ended September 30, 2010. Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturities, property sales and refinancings. NPI’s cash available for distribution is reviewed on a monthly basis. There can be no assurance, however, that NPI will generate sufficient funds from operations, after planned capital improvement expenditures, to permit any distributions to its partners in subsequent periods.

Certain Relationships and Related Transactions

NPI has no employees and depends on the General Partner and its affiliates for the management and administration of all partnership activities. The NPI partnership agreement provides that the General Partner and its affiliates receive certain payments for services and reimbursement of certain expenses incurred on behalf of NPI.

The NPI partnership agreement also provides that the General Partner and its affiliates receive 5% of gross receipts from NPI’s property as compensation for providing property management services. NPI was charged by affiliates approximately $335,000 and $315,000 for the years ended December 31, 2009 and 2008, respectively, and approximately $253,000 and $250,000 for the nine months ended September 30, 2010 and 2009, respectively.

Affiliates of the General Partner charged NPI for reimbursement of accountable administrative expenses amounting to approximately $156,000 and $350,000 for the years ended December 31, 2009 and 2008, respectively. A portion of these reimbursements for the years ended December 31, 2009 and 2008 are for construction management services for certain capital improvement expenditures (not related to the redevelopment project described in the following sentence) provided by an affiliate of the General Partner of approximately $72,000 and $9,000, respectively. In connection with a redevelopment project at the property, which was completed during the second quarter of 2009 at a total cost of approximately $22,637,000, an affiliate of the General Partner received a redevelopment supervision fee of 4% of the actual redevelopment costs incurred. NPI was charged approximately $20,000 and $230,000 in redevelopment supervision fees during the years ended December 31, 2009 and 2008, respectively.

Affiliates of the General Partner charged NPI for reimbursement of accountable administrative expenses amounting to approximately $99,000 and $128,000 for the nine months ended September 30, 2010 and 2009, respectively. A portion of these reimbursements for the nine months ended September 30, 2010 and 2009 are for construction management services for certain capital improvement expenditures (not related to the redevelopment project) provided by an affiliate of the General Partner of approximately $49,000 and $57,000, respectively. In connection with the redevelopment project completed in 2009, an affiliate of the General Partner received a redevelopment supervision fee of 4% of the actual redevelopment costs incurred. NPI was charged approximately $20,000 in redevelopment supervision fees during the nine months ended September 30, 2009. There were no such redevelopment supervision fees for the nine months ended September 30, 2010. At September 30, 2010, approximately $249,000 of accountable administrative expenses were owed to affiliates of the General Partner.

For services relating to the administration of NPI and operation of NPI’s property, the General Partner is entitled to receive payment for non-accountable expenses up to a maximum of $100,000 per year based upon the number of NPI Units sold, subject to certain limitations. There were no such fees for the years ended December 31, 2009 and 2008 or the nine months ended September 30, 2010 and 2009, as no operating distributions were made.

Upon the sale of NPI’s property, the General Partner would be entitled to an Incentive Compensation Fee equal to a percentage of the difference between the total amount distributed to the limited partners and the appraised value of their investment at February 1, 1992. Payment of the Incentive compensation Fee is subordinated to the receipt by the limited partners, of: (a) distributions from capital transaction proceeds of an amount equal to their appraised investment in NPI at February 1, 1992, and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to six percent (6%) per annum cumulative, non-compounded, on their appraised investment in NPI at February 1, 1992. As of September 30, 2010, these preferences were met. Accordingly, the General Partner will be entitled to this fee upon completion of the transactions described in “The Merger Agreement — The Mergers.”

In March 2008, the General Partner terminated the revolving credit facility that was established on behalf of NPI and certain affiliated partnerships to fund deferred maintenance and working capital needs of NPI and certain other affiliated partnerships. The General Partner does not have a commitment, intent or implication to fund cash flow deficits or furnish other direct or indirect financial assistance to NPI.

NPI may receive advances of funds from Aimco OP, an affiliate of the General Partner, although Aimco OP is not obligated to fund such advances. During the years ended December 31, 2009 and 2008, NPI received advances of approximately $2,162,000 and $5,426,000, respectively, from Aimco OP to fund a rental achievement escrow, redevelopment capital improvements, real estate taxes and operations at Lakeside Apartments. Aimco OP charges interest on advances under the terms permitted by the NPI partnership agreement. The advances bear interest at the prime rate plus 2% per annum. Interest expense during the years ended December 31, 2009 and 2008 was approximately $758,000 and $733,000, respectively. During the year ended December 31, 2009, NPI made payments of principal and accrued interest of approximately $2,035,000. There were no payments made during the year ended December 31, 2008.

During the nine months ended September 30, 2010 and 2009, the Partnership received advances of approximately $578,000 and $2,162,000, respectively, from Aimco OP to fund real estate taxes and redevelopment capital improvements, respectively, at Lakeside Apartments. The advances bear interest at the prime rate plus 2% (5.25% at September 30, 2010) per annum. Interest expense was approximately $567,000 and $554,000 for the nine months ended September 30, 2010 and 2009, respectively. During the nine months ended September 30, 2010 and 2009, NPI repaid $540,000 and $180,000 of advances and accrued interest. At September 30, 2010, the total advances and accrued interest owed to Aimco OP was approximately $14,960,000. NPI may receive additional advances of funds from Aimco OP although Aimco OP is not obligated to provide such advances. For more information on Aimco OP, see Annexes H, I and J to this information statement/prospectus.

NPI insures its property up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. NPI insures its property above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the General Partner. During the years ended December 31, 2009 and 2008, NPI was charged by Aimco and its affiliates approximately $99,000 and $107,000, respectively, for insurance coverage and fees associated with policy claims administration. During the nine months ended September 30, 2010, NPI was charged by Aimco and its affiliates approximately $117,000 for insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by NPI during 2010 as other insurance policies renew later in the year.

In addition to its indirect ownership of the general partner interests in NPI, Aimco and its affiliates owned 37,419 NPI Units representing approximately 77.89% of the number of NPI Units outstanding, at December 3, 2010. Pursuant to the NPI partnership agreement, limited partners holding a majority of the units are entitled to take action with respect to a variety of matters that include voting on certain amendments to the NPI partnership agreement and voting to remove the General Partner. As a result of its ownership of 77.89% of the outstanding NPI Units, Aimco and its affiliates are in a position to influence all such voting decisions with respect to NPI. However, with respect to the 21,380 NPI Units acquired on January 19, 1996, AIMCO IPLP, L.P., an affiliate of the General Partner and of Aimco, or AIMCO-IPLP, agreed to vote such NPI Units: (i) against any increase in compensation payable to the General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the votes cast with respect to NPI Units not subject to this voting restriction. Except for the foregoing, no other limitations are imposed on AIMCO IPLP’s, Aimco’s or any other affiliates’ right to vote each NPI Unit held. Although the General Partner owes fiduciary duties to NPI’s limited partners, it also owes fiduciary duties to its sole stockholder, which is wholly owned by Aimco. As a result, the duties of the General Partner to NPI and its limited partners may come into conflict with the duties of the General Partner its sole stockholder.

Directors, Executive Officers and Corporate Governance

NPI has no directors or executive officers of its own. The names and ages of, as well as the positions and offices held by, the present directors and officers of the General Partner as of September 30, 2010 are set forth in Annex C to this information statement/prospectus. One or more of those persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. Further, one or more of those persons are also officers of Aimco and the general partner of Aimco OP, entities that have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. There are no family relationships between or among any officers or directors. No remuneration was paid to NPI nor its directors or officers during the year ended December 31, 2009.

The board of directors of the General Partner does not have a separate audit committee. As such, the board of directors of the General Partner fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert.”

The directors and officers of the General Partner with authority over NPI are all employees of subsidiaries of Aimco. Aimco has adopted a code of ethics that applies to such directors and officers that is posted on Aimco’s website (www.aimco.com). Aimco’s website is not incorporated by reference to this filing.

Security Ownership of Certain Beneficial Owners and Management

The General Partner owns all of the outstanding general partner interests in NPI, which constitute 1% of the total interests in the partnership. NPI has no directors or executive officers of its own. The General Partner is a Florida corporation, which is indirectly wholly owned by Aimco. None of the general partner or any of its directors or executive officers owns any of the NPI Units. The following table sets forth certain information as of December 3, 2010 with respect to the ownership by any person (including any “group,” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the units of limited partnership of the partnership.

	Approximate		Approximate
	Number of		Percent of
Entity Name and Address	Units		Class

Apartment Investment and Management Company(1)	37,419	(2)	77.89%
4582 South Ulster Street Parkway,
Suite 1100
Denver, CO 80237
AIMCO-GP, Inc.(1)	37,419	(2)	77.89%
4582 South Ulster Street Parkway,
Suite 1100
Denver, CO 80237
AIMCO Properties, L.P.(1)	37,419	(2)	77.89%
4582 South Ulster Street Parkway,
Suite 1100
Denver, CO 80237
AIMCO IPLP, L.P.(3)	21,566	(4)	44.89%
4582 South Ulster Street Parkway,
Suite 1100
Denver, CO 80237
AIMCO/IPT, Inc.(3)	21,566	(4)	44.89%
4582 South Ulster Street Parkway,
Suite 1100
Denver, CO 80237

(1)	AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO Properties, L.P., and owns approximately a 1% general partner interest in AIMCO Properties, L.P. AIMCO-GP, Inc. is wholly owned by Apartment Investment and Management Company. As of December 3, 2010, AIMCO-LP Trust, a Delaware trust wholly owned by Apartment Investment and Management Company, owns approximately a 92% interest in the OP Units and equivalents of AIMCO Properties, L.P.

(2)	AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company share voting and dispositive power over 37,419 NPI Units, representing approximately 77.89% of the class. AIMCO-GP, Inc. holds its NPI Units, directly or indirectly, as nominee for AIMCO Properties, L.P. and so AIMCO Properties, L.P. may be deemed the beneficial owner of the NPI Units held by AIMCO-GP, Inc. Apartment Investment and Management Company may be deemed the beneficial owner of the NPI Units held by AIMCO Properties, L.P. and AIMCO-GP, Inc. by virtue of its indirect ownership or control of these entities.

(3)	AIMCO IPLP, L.P. is indirectly wholly owned by Aimco. AIMCO/IPT, Inc., which is wholly owned by Aimco, holds a 70.0% interest in AIMCO IPLP, L.P. as its general partner. AIMCO Properties, L.P. holds a 30% interest in AIMCO IPLP, L.P. as the limited partner.

(4)	AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 21,566 NPI Units, representing approximately 44.89% of the class.

Additional Information

For additional information about NPI and its property and operating data related to this property, see NPI’s Annual Report on Form 10-K for the year ended December 31, 2009, attached hereto as Annex D and NPI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, attached hereto as Annex E.

THE TRANSACTIONS

Background of the Transactions

The General Partner regularly evaluates NPI’s property by considering various factors, such as the partnership’s financial position and real estate and capital markets conditions. The General Partner monitors the property’s specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the property and continuously evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications to limited partners, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, can potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or hold NPI’s property.

In early 2010, the General Partner began to consider strategic alternatives for NPI and its sole property, Lakeside Apartments. The General Partner considered the costs of operating NPI, including audit, tax and SEC reporting costs. The General Partner looked at these costs, among other things, in light of Aimco’s significant ownership percentage. The General Partner also considered past loans that had been made by Aimco OP to NPI, including an aggregate of approximately $16,808,000 between 2005 and 2009, related to a redevelopment project, as well as operations at Lakeside Apartments. Certain expenses related to the redevelopment were capitalized and are being depreciated over the remaining life of the related assets. No such costs were capitalized during the six months ended June 30, 2010. Aimco OP has indicated an unwillingness to make additional advances to NPI.

On March 10, 2010, Mr. Terry Considine, Chairman and Chief Executive Officer of Aimco, and Mr. Derek McCandless, Senior Vice President, Assistant General Counsel and Assistant Secretary of Aimco and the General Partner, met to discuss strategic alternatives for the Lakeside Apartments. Messrs. Considine and McCandless agreed to explore the possibility of Aimco OP acquiring the property through a transaction that would provide the unaffiliated limited partners with the opportunity to defer tax gain through an exchange of NPI Units for OP Units.

During March and April 2010, Mr. McCandless sought advice from representatives of Skadden, Arps, Slate, Meagher & Fiom, LLP, outside legal and tax counsel, to determine whether a transaction would be feasible that would result in Aimco OP’s ownership of Lakeside Apartments while also providing potential tax deferral to the unaffiliated limited partners. Subsequently, the General Partner decided to obtain an appraisal to determine the value of Lakeside Apartments and to evaluate the proceeds and tax consequences to limited partners in such a transaction.

Also during March and April 2010, Mr. McCandless spoke with different appraisers regarding the possibility of appraising Lakeside Apartments for purposes of a potential acquisition by Aimco OP. On April 13, 2010, the General Partner engaged CRA to appraise Lakeside Apartments.

On May 21, 2010, CRA informed Mr. McCandless that it had valued Lakeside Apartments at $48.8 million. During the following two weeks, Mr. McCandless discussed CRA’s assumptions and valuation with Mr. John Bezzant, Senior Vice President — Transactions of Aimco and a Director and Senior Vice President of the General Partner and Mr. Nikhil Venkatesh, Vice President — Portfolio Strategy of Aimco and Vice President of the General Partner. Mr. Bezzant reviewed the $48.8 million value in light of fiduciary duties owed to unaffiliated limited partners and Aimco OP’s investment criteria. Aimco OP’s investment criteria was to acquire the property at a price that did not significantly exceed Aimco OP’s estimate of the value of the property, which it calculated by adding the appraised value of the property to other assets and deducting therefrom the amount of liabilities associated with the property, including mortgage debt (but excluding prepayment penalty). Mr. Bezzant determined that Aimco OP would pay the appraised value for Lakeside Apartments.

On October 8, 2010, the General Partner’s board of directors held a meeting to discuss the proposed transaction. The board decided to approve and effect a transaction with Aimco OP that would give Aimco OP indirect ownership of Lakeside Apartments. On October 8, 2010, the General Partner approved and authorized the transactions. The General Partner and the Aimco Entities considered a number of possible alternatives to the proposed transactions, as described in greater detail above. However, the General Partner ultimately determined that the proposed transactions are in the best interests of NPI and its limited partners.

Amendment to Partnership Agreement

Prior to entering into the proposed merger agreement, NPI’s partnership agreement will be amended to (i) eliminate the prohibition on transactions between NPI, on the one hand, and its general partners and their affiliates, on the other, and (ii) authorize the General Partner to complete the mergers described below without any further action by the limited partners. The proposed amendment to NPI’s partnership agreement is included in this information statement/prospectus as Annex F.

Determination of Merger Consideration

Upon completion of the transactions, limited partners in NPI will receive, for each NPI Unit outstanding immediately prior to consummation of the mergers, at the election of the holder, either $57.24 in cash or equivalent value in Aimco OP Units, except in those jurisdictions where the law prohibits the offer of OP Units in this transaction (or registration would be prohibitively costly). Because Aimco wholly owns the General Partner, the merger consideration has not been determined in an arm’s-length negotiation. In order to arrive at a fair consideration, CRA, an independent real estate appraisal firm, was engaged to perform a complete appraisal of NPI’s property. For more detailed information about the independent appraiser’s determination of the estimated value of the property, see “Special Factors — The Appraisal.” The per unit cash merger consideration payable to each holder of NPI Units is greater than the General Partner’s estimate of the proceeds that would be available for distribution to limited partners (following the repayment of debt and other liabilities of NPI) if the property was sold at a price equal to its appraised value. The General Partner did not deduct certain amounts that would be payable upon an immediate sale of the partnership’s property, such as prepayment penalties on the mortgage debt of the property. The estimated prepayment penalty would have been $6,994,277. The General Partner calculated the equity of the partnership by (i) adding to the appraised value the value of any other non-real estate assets of NPI that would not be included in the appraisal; and (ii) deducting all liabilities, including mortgage debt, debt owed to the General Partner or its affiliates, accounts payable and accrued expenses and certain other costs. The amount of liabilities deducted includes an estimate of $227,200 for expenses attributable to the property that would be incurred prior to the transactions but payable after the transactions. This calculation, which is summarized below, resulted in per unit cash merger consideration of $57.24.

Appraised value of Lakeside Apartments	$48,800,000
Plus: Cash and cash equivalents	46,404
Plus: Other assets	389,694
Less: Mortgage debt, including accrued interest	(29,367,278)
Less: Loans from affiliates of the general partner	(14,610,059)
Less: Payables owed to the General Partner and/or affiliates	(279,301)
Less: Incentive Compensation Fee allocable to General Partner	(840,600)
Less: Accounts payable and accrued expenses owed to third parties	(953,665)
Less: Other liabilities	(208,049)
Less: Estimated trailing payables	(227,200)

Net partnership equity	$2,749,946
Percentage of net partnership equity allocable to limited partners	100%

Net partnership equity allocable to limited partners	$2,749,946
Total number of Units	48,039

Cash consideration per unit	$57.24

The number of OP Units offered per NPI Unit was calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the mergers.

Although there is no public market for OP Units, after a one-year holding period, each OP Unit is generally redeemable for cash in an amount equal to the value of one share of Aimco common stock at the time, subject to Aimco’s right to acquire each OP Unit in exchange for one share of Aimco common stock (subject to antidilution adjustments). Therefore, the General Partner considers the trading price of Aimco common stock to be a reasonable estimate of the fair market value of an OP Unit. As of December 3, 2010, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $24.17, which would have resulted in OP Unit consideration of 2.37 OP Units per NPI Unit.

Conflicts of Interest

The General Partner is indirectly wholly owned by Aimco. Therefore, it has a conflict of interest with respect to the mergers. The General Partner has fiduciary duties to its sole stockholder, which is wholly owned by Aimco, on the one hand, and to NPI and its limited partners, on the other hand. The duties of the General Partner to NPI and its limited partners conflict with its duties to its sole stockholder, which could result in the General Partner approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. The General Partner’s desire to seek the best possible terms for NPI’s limited partners conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

Waiver and Release and Additional Consideration

The parties to a going private transaction such as the proposed transaction are often subject to claims alleging that the transaction is unfair to unaffiliated security holders. Litigation in these situations can arise even if the transaction is ultimately found to be fair to the unaffiliated security holders. In order to attempt to reduce the probability of any such claims, and the related costs of defending against any such claims, Aimco OP has decided to offer unaffiliated limited partners, in addition to the merger consideration, an additional payment of $9.42 per NPI Unit in exchange for executing a waiver and release of potential claims the limited partner may have against the Releasees (as defined below). The amount of $9.42 per unit was determined by dividing $100,000 by the number of outstanding NPI Units held by unaffiliated limited partners. This $100,000 amount represents Aimco OP’s estimate of the value of such a release in potentially reducing its costs to defend against such claims. Unaffiliated limited partners may elect to receive the additional consideration by completing the election form, executing the waiver and release that is attached to the election form and returning the election form and the executed waiver and release in accordance with the instructions provided. In executing the waiver and release, the limited partner, on behalf of himself, his heirs, estate, executor, administrator, successors and assigns, will release Aimco OP and its predecessors, successors and assigns and its present and former parents, subsidiaries, affiliates, investors, insurers, reinsurers, officers, directors, employees, agents, administrators, auditors, attorneys, accountants, information and solicitation agents, investment bankers, and other representatives, including, but not limited to, Aimco and the General Partner (collectively, the “Releasees”), from any and all claims and causes of action, whether brought individually, on behalf of a class, or derivatively, demands, rights, or liabilities, including, but not limited to, claims for negligence, gross negligence, fraud, breach of fiduciary duty (including, but not limited to, duties of care, loyalty or candor), mismanagement, corporate waste, misrepresentation, whether intentional or negligent, misstatements and omissions to disclose, breach of contract, violations of any state or federal statutes, rules or regulations, whether known claims or unknown claims, whether past claims, present claims or future claims through and including the date of the consummation of the merger, including, but not limited to, those claims that have arisen or arise, directly or indirectly, out of or relate, directly or indirectly, to (a) the merger agreement and the transactions contemplated thereby (excluding only such unaffiliated limited partner’s rights, if any, under the merger agreement), (b) any other circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of the consummation of the mergers, (c) the ownership of any limited partnership interest in NPI, including, but not limited to, any and all claims related to the management of NPI or the properties owned by NPI (whether currently or previously), the payment of management fees or other monies to the General Partner and to affiliates of NPI and prior sales of properties, or (d) the purchase, acquisition, holding, sale or voting of one or more limited partnership interests in NPI (collectively, the “Released Claims”).

The waiver and release do not apply to claims limited partners may have under the federal securities laws.

Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will expressly waive and relinquish, to the fullest extent permitted by law and consistent with the release, the provisions, rights and benefits of Section 1542 of the Civil Code of California, or Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, that is similar, comparable or equivalent to Section 1542. Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will acknowledge and agree that he may later discover facts in addition to or different from those which he or she now knows or believes to be true with respect to the subject matter of the Released Claims, but such unaffiliated limited partner will be deemed to have fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, that now exist or may arise in the future through and including the date of the consummation of the merger under any theory of law or equity now existing, including, but not limited to, conduct that is negligent, intentional, with malice, or a breach of any duty, law or rule, without regard to the subsequent discovery of the existence of such different or additional facts.

Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will agree that the release is intended to include the Released Claims which such unaffiliated limited partner may have and which such unaffiliated limited partner does not know or suspect to exist in its favor against the Releasees, and that the release extinguishes those claims. Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will represent and warrant to the Releasees that such unaffiliated limited partner has not assigned or otherwise transferred or subrogated any interest in the Released Claims.

Future Plans for the Property

After the transactions, Aimco OP will be the sole limited partner in New NPI, and will own all of the outstanding New NPI Units. The General Partner will continue to be the General Partner of New NPI after the transactions, and NPI’s partnership agreement in effect immediately prior to the mergers will be adopted as the partnership agreement of New NPI, with the following changes: (i) references therein to the California Act will be amended to refer to the Delaware Act; (ii) a description of the merger will be added; and (iii) the name of the partnership will be “National Property Investors III, LP”. Aimco OP intends to retain the New NPI Units after the mergers. After the mergers, Aimco will evaluate the capital improvement needs of Lakeside Apartments, and anticipates making certain routine capital expenditures with respect to the property during the remainder of 2010.

Material United States Federal Income Tax Consequences of the Transactions

For a discussion of the material United States federal income tax consequences of the transactions, see “Material United States Federal Income Tax Matters — United States Federal Income Tax Consequences Relating to the Transactions.”

Regulatory Matters

No material federal or state regulatory requirements must be satisfied or approvals obtained in connection with the transactions, except (1) filing a registration statement that includes this information statement/prospectus with the SEC and obtaining the SEC’s declaration that the registration statement is effective under the Securities Act, (2) registration or qualification of the issuance of OP Units under state securities laws, and (3) filing certificates of merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California.

Accounting Treatment of the Transactions

Aimco and Aimco OP will treat the transactions as a purchase of noncontrolling interests for financial accounting purposes. This means that Aimco and Aimco OP will recognize any difference between the purchase price for these noncontrolling interests and the carrying amount of such noncontrolling interests in Aimco and Aimco OP’s consolidated financial statements as an adjustment to the amounts of consolidated equity and partners’ capital attributed to Aimco and Aimco OP, respectively.

Appraisal Rights

Limited partners are not entitled to dissenters’ appraisal rights under applicable law or NPI’s partnership agreement in connection with the merger. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger reorganization under Delaware law. These contractual appraisal rights will enable a limited partner to obtain an appraisal of the value of the limited partner’s NPI Units in connection with the merger. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

Expenses and Fees and Source of Funds

The costs of planning and implementing the mergers, including the cash merger consideration and the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the merger is effectuated. The estimated amount of these costs is approximately $874,229 (assuming all limited partners elect to receive the cash merger consideration and all limited partners unaffiliated with Aimco OP elect to receive an additional cash payment in exchange for executing a waiver and release). Aimco OP is paying for the costs of the mergers with funds on hand or from drawings under its revolving credit facility. The revolving credit facility is pursuant to Aimco OP’s Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, with Bank of America, N.A. as administrative agent, swing line lender and L/C issuer. As of September 30, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 5.00% with a LIBOR floor of 1.50% or, at Aimco OP’s option, a base rate equal to the Prime rate plus a spread of 3.75%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments. The amount available under the revolving credit facility at September 30, 2010, was $258.7 million (after giving effect to $41.3 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally permitted to be used to fund working capital and for other corporate purposes. Aimco OP’s obligations under the Amended and Restated Senior Secured Credit Agreement are secured by its interests in its subsidiaries.

Approvals Required

Under applicable law, the amendment of the partnership agreement of NPI and the transactions contemplated thereby must be approved by the General Partner and a majority in interest of the limited partners. The General Partner has determined that the amendment and the transactions contemplated thereby, including the mergers, are advisable and in the best interests of NPI and its limited partners and has approved the amendment and the transactions. As of December 3, 2010, there were issued and outstanding 48,039 NPI Units, and Aimco OP and its affiliates owned 37,419 of those units, or approximately 77.89% of the outstanding NPI Units. As more fully described herein, 21,380 of the NPI Units owned by an affiliate of the General Partner are subject to a voting restriction, which requires such NPI Units to be voted in proportion to the votes cast with respect to NPI Units not subject to this voting restriction. The General Partner’s affiliates have indicated that they will vote all of their NPI Units that are not subject to this restriction, 16,039 NPI Units or approximately 33.39% of the outstanding NPI Units, in favor of the amendment and the transactions. As a result, affiliates of the General Partner will vote a total of

28,901 NPI Units, or approximately 60.16% of the outstanding NPI Units, in favor of the amendment and the transactions. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the amendment and the transactions on or about February 11, 2011. As a result, approval of the amendment and the transactions contemplated thereby is assured and your consent is not required.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement and is qualified in its entirety by reference to the merger agreement, which is attached to this information statement/prospectus as Annex A. You should read the merger agreement carefully in its entirety as it is the legal document that governs this merger.

The Mergers

The proposed amendment to NPI’s partnership agreement authorizes NPI to enter into an agreement and plan of merger with New NPI, the Aimco Subsidiary and Aimco OP, which contemplates the following transactions:

Merger of NPI with and into New NPI.  First, NPI will be merged with and into New NPI with New NPI as the surviving entity. In this merger, each NPI Unit will be converted into an identical unit of limited partnership in New NPI and the general partnership interest in NPI now held by the general partner will be converted into a general partnership interest in New NPI. All interests in New NPI outstanding immediately prior to the merger will be cancelled in the merger. NPI’s partnership agreement in effect immediately prior to the merger will be adopted as the partnership agreement of New NPI, with the following changes: (i) references therein to the California Uniform Limited Partnership Act, as amended, or the California Act, will be amended to refer to the Delaware Revised Uniform Limited Partnership Act, as amended, or the Delaware Act; (ii) a description of the merger will be added; and (iii) the name of the partnership will be “National Property Investors III, LP”.

Merger of the Aimco Subsidiary with and into New NPI.  Second, the Aimco Subsidiary will be merged with and into New NPI, with New NPI as the surviving entity. In the merger, each NPI Unit outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder, either $57.24 in cash or equivalent value in OP Units (calculated by dividing $57.24 by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger); provided, however, that if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of Aimco OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive $57.24 in cash for each NPI Unit.

In this second merger, Aimco OP’s interest in the Aimco Subsidiary will be converted into New NPI Units. After the merger, Aimco OP will be the sole limited partner in New NPI, and will own all of the outstanding New NPI Units. The General Partner of NPI immediately prior to the merger will continue to serve as the general partner of the surviving entity. The agreement of limited partnership of New NPI, as in effect immediately prior to the consummation of the merger, will be the agreement of limited partnership of the surviving entity after the merger, until thereafter amended in accordance with the provisions thereof and applicable law.

Conditions to Obligations to Complete the Mergers

None of the parties to the merger agreement are required to consummate the mergers if any third party consent, authorization or approval that any of the parties deems necessary or desirable in connection with the merger agreement, and the consummation of the transactions contemplated thereby, has not been obtained or received.

Termination of the Merger Agreement

The merger agreement may be terminated, and the mergers may be abandoned, at any time prior to consummation of the mergers, without liability to any party to the merger agreement, by NPI, New NPI, Aimco OP or the Aimco Subsidiary, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding the approval of the merger agreement by any of the partners of NPI or by Aimco OP.

Amendment

Subject to applicable law, the merger agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the consummation of the mergers with respect to any of the terms contained therein.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

Appraisal Rights

Limited partners are not entitled to dissenters’ appraisal rights under applicable law or NPI’s partnership agreement in connection with the mergers. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law. These contractual appraisal rights will enable a limited partner to obtain an appraisal of the value of the limited partner’s NPI Units in connection with the mergers. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

Election Forms

Within ten days after the effective time of the mergers, Aimco OP will prepare and mail to the former holders of NPI Units an election form pursuant to which such holders can elect to receive cash or OP Units. Limited partners may also elect appraisal of their NPI Units pursuant to the election form. Holders of NPI Units may elect their form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a holder before 5:00 p.m., New York time on the 30th day after the mergers, the holder will be deemed to have elected to receive the cash consideration. Former holders of NPI Units may also use the election form to elect to receive, in lieu of the merger consideration, the appraised value of their NPI Units, determined through an arbitration proceeding.

In addition, limited partners who are not affiliated with Aimco OP may elect to receive an additional cash payment of $9.42 per NPI Unit in exchange for executing a waiver and release of certain claims. The waiver and release do not apply to claims limited partners may have under the Federal securities laws. In order to receive such additional consideration, limited partners must complete the election form, execute the waiver and release that is attached to the election form and return both the election form and the executed waiver and release to the information agent as described above. For a full description of the waiver and release and additional consideration, see “The Transactions — Waiver and Release and Additional Consideration” beginning on page 32.

DESCRIPTION OF AIMCO OP UNITS; SUMMARY OF AIMCO OP PARTNERSHIP AGREEMENT

The following description sets forth some general terms and provisions of the Aimco OP partnership agreement. The following description of the Aimco OP partnership agreement is qualified in its entirety by the terms of the agreement.

General

Aimco OP is a limited partnership organized under the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor to such statute, or the Delaware Act, and upon the terms and subject to the conditions set forth in its agreement of limited partnership. AIMCO-GP, a Delaware corporation and wholly owned subsidiary of Aimco, is the sole general partner of Aimco OP. Another wholly owned subsidiary of Aimco, AIMCO-LP Trust, a Delaware trust, or the special limited partner, is a limited partner in Aimco OP. The term of Aimco OP commenced on May 16, 1994, and will continue in perpetuity, unless Aimco OP is dissolved sooner under the provisions of the partnership agreement or as otherwise provided by law.

Purpose And Business

The purpose and nature of Aimco OP is to conduct any business, enterprise or activity permitted by or under the Delaware Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware Act, or to own interests in any entity engaged in any business permitted by or under the Delaware Act, (iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit Aimco, in the sole and absolute discretion of the general partner, at all times to be classified as a REIT.

Management By The General Partner

Except as otherwise expressly provided in the Aimco OP partnership agreement, all management powers over the business and affairs of Aimco OP are exclusively vested in the general partner. No limited partner of Aimco OP or any other person to whom one or more OP Units have been transferred (each, an “assignee”) may take part in the operations, management or control (within the meaning of the Delaware Act) of Aimco OP’s business, transact any business in Aimco OP’s name or have the power to sign documents for or otherwise bind Aimco OP. The general partner may not be removed by the limited partners with or without cause, except with the consent of the general partner. In addition to the powers granted to a general partner of a limited partnership under applicable law or that are granted to the general partner under any other provision of the Aimco OP partnership agreement, the general partner, subject to the other provisions of the Aimco OP partnership agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of Aimco OP, to exercise all powers of Aimco OP and to effectuate the purposes of Aimco OP. Aimco OP may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as the general partner determines to be appropriate. The general partner is authorized to execute, deliver and perform specific agreements and transactions on behalf of Aimco OP without any further act, approval or vote of the limited partners.

Restrictions on General Partner’s Authority.  The general partner may not take any action in contravention of the Aimco OP partnership agreement. The general partner may not, without the prior consent of the limited partners, undertake, on behalf of Aimco OP, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the partnership agreement, amend, modify or terminate the partnership agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of Aimco OP; (iii) institute any proceeding for bankruptcy on behalf of Aimco OP; or (iv) subject to specific exceptions, approve or acquiesce to the transfer of Aimco OP interest of the general partner, or admit into Aimco OP any additional or successor general partners.

Additional Limited Partners.  The general partner is authorized to admit additional limited partners to Aimco OP from time to time, on terms and conditions and for such capital contributions as may be established by the general partner in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The general partner is expressly authorized to cause Aimco OP to issue additional interests (i) upon the conversion, redemption or exchange of any debt, OP Units or other securities issued by Aimco OP, (ii) for less than fair market value, so long as the general partner concludes in good faith that such issuance is in the best interests of the general partner and Aimco OP, and (iii) in connection with any merger of any other entity into Aimco OP if the applicable merger agreement provides that persons are to receive interests in Aimco OP in exchange for their interests in the entity merging into Aimco OP. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the general partner, in its sole and absolute discretion without the approval of any limited partner, and set forth in a written document thereafter attached to and made an exhibit to the partnership agreement. Without limiting the generality of the foregoing, the general partner has authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of Aimco OP; (d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. No person may be admitted as an additional limited partner without the consent of the general partner, which consent may be given or withheld in the general partner’s sole and absolute discretion.

Indemnification.  As a part of conducting the merger described herein, the general partner has agreed not to seek indemnification from, or to be held harmless by, Aimco OP, or its affiliates, for any liability or loss suffered by the general partner related to the merger, unless (i) the general partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of Aimco OP, (ii) the general partner was acting on behalf of or performing services for Aimco OP, (iii) such liability or loss was not the result of negligence or misconduct by the general partner and (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of Aimco OP and not from the limited partners of Aimco OP. In addition, the general partner, and any of its affiliates that are performing services on behalf of Aimco OP, have agreed that they will not seek indemnification for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and, as relates to (iii), the court of law considering the request for indemnification has been advised of the position of the SEC and the position of any state securities regulatory authority in which securities of Aimco OP were offered or sold as to indemnification for violations of securities laws. Aimco OP shall not incur the cost of that portion of liability insurance, if any, which insures the general partner for any liability as to which the general partner is prohibited from being indemnified as described in this paragraph. Finally, the general partner has agreed that the provision of advancement from Aimco OP funds to the general partner or any of its affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of Aimco OP; (ii) the legal action is initiated by a third party who is not a limited partner of Aimco OP, or the legal action is initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the general partner or its affiliates undertake to repay the advanced funds to Aimco OP in cases in which such person is not entitled to indemnification under this paragraph.

Outstanding Classes Of Units

As of September 30, 2010, Aimco OP had issued and outstanding the following partnership interests:

			Liquidation
	Units	Quarterly Distribution	Preference
Class	Outstanding	per Unit	(per Unit)

Partnership Common Units (OP Units)	122,972,734	$—	N/A
Class G Partnership Preferred Units(1)	4,050,000	$0.586	$25.00
Class T Partnership Preferred Units	6,000,000	$0.50	$25.00
Class U Partnership Preferred Units	12,000,000	$0.484	$25.00
Class V Partnership Preferred Units	3,450,000	$0.50	$25.00
Class Y Partnership Preferred Units	3,450,000	$0.492	$25.00
Series A CRA Perpetual Partnership Preferred Units(2)	114	$2,274.44	$500,000.00
Class One Partnership Preferred Units(3)	90,000	$2.00	$91.43
Class Two Partnership Preferred Units(3)	23,700	$0.115	$25.00
Class Three Partnership Preferred Units(3)	1,366,771	$0.4923	$25.00
Class Four Partnership Preferred Units(3)	755,999	$0.50	$25.00
Class Six Partnership Preferred Units(3)	796,668	$0.53125	$25.00
Class Seven Partnership Preferred Units(3)	27,960	$0.5938	$25.00
Class Eight Partnership Preferred Units(4)	6,250	$—	N/A
Class I High Performance Partnership Units (HPUs)(4)	2,339,950	$—	N/A

(1)	On October 7, 2010, Aimco OP redeemed all of the outstanding Class G Partnership Preferred Units. The redemption was funded primarily from the proceeds of Aimco OP’s issuance to Aimco of 4,000,000 Class U Partnership Preferred Units during September 2010.

(2)	During 2006, Aimco sold 200 shares of its Series A Community Reinvestment Act Perpetual Preferred Stock, $0.01 par value per share, or the CRA Preferred Stock, with a liquidation preference of $500,000 per share, for net proceeds of $97.5 million. The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at September 30, 2010 was 1.78%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Units rank prior to Common OP Units and on the same level as Aimco OP’s other Preferred OP Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid distributions, if any, to the redemption date.

(3)	The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. Aimco OP, at its sole discretion, may settle such redemption requests in cash or shares of Aimco’s Class A Common Stock in a value equal to the redemption preference. In the event Aimco OP requires Aimco to issue shares to settle a redemption request, it would issue to Aimco a corresponding number of common OP Units. Aimco OP has a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions.

(4)	The holders of Class Eight preferred OP Units and HPUs receive the same amount of distributions that are paid to holders of an equivalent number of Aimco OP’s outstanding common OP Units.

Distributions

Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner, the other holders of OP Units and holders of HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units issued in the future may have priority over the general partner, the special limited partner, holders of OP Units and holders of HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions.

Distributions payable with respect to any interest in Aimco OP that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The general partner in its sole and absolute discretion may distribute to the limited partners Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the requirements for qualification as a REIT, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements, or the REIT Requirements, for qualifying as a REIT under the Code and the applicable Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco.

While some of the debt instruments to which Aimco OP is a party, including its credit facilities, contain restrictions on the payment of distributions to OP Unitholders, the debt instruments allow Aimco OP to distribute sufficient amounts to enable the general partner and special limited partner to transfer funds to Aimco which are then used to pay stockholder dividends thereby allowing Aimco to meet the requirements for qualifications as a REIT under the Code.

Distributions in Kind.  No OP Unitholder has any right to demand or receive property other than cash as provided in the partnership agreement. The general partner may determine, in its sole and absolute discretion, to make a distribution in kind of partnership assets to the OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the Aimco OP partnership agreement.

Distributions Upon Liquidation.  Subject to the rights of holders of any outstanding partnership preferred units, net proceeds from the sale or other disposition of all or substantially all of its assets in a transaction that will lead to a liquidation of Aimco OP or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of Aimco OP, or a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of Aimco OP, will be distributed to the OP Unitholders in accordance with the Aimco OP partnership agreement.

Restricted Distributions.  The Aimco OP partnership agreement prohibits Aimco OP and the general partner, on behalf of Aimco OP, from making a distribution to any OP Unitholder on account of its interest in OP Units if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

Allocations Of Net Income And Net Loss

OP Units and HPUs.  Net Income (as defined in the Aimco OP partnership agreement) and Net Loss (as defined in the Aimco OP partnership agreement) of Aimco OP will be determined and allocated with respect to each fiscal year of Aimco OP as of the end of each such year. Except as otherwise provided in the Aimco OP partnership agreement, an allocation to an OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, Net Income and Net Loss will be allocated to the holders of OP Units and holders of HPUs in accordance with their respective interests at the end of each fiscal year. The Aimco OP partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, for United States Federal income tax purposes under the Code and the Treasury Regulations, each partnership item of income, gain, loss and deduction will be allocated among the OP Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated under the Aimco OP partnership agreement.

Partnership Preferred Units.  Net income will be allocated to the holders of partnership preferred units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holders of partnership preferred units receive a distribution on any partnership preferred units (other than an amount included in any redemption of partnership preferred units). If any partnership preferred units are redeemed, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the redemption amounts paid or payable with respect to the partnership preferred units so redeemed exceeds the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed and (ii) deductions and losses (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed exceeds the redemption amount paid or payable with respect to the partnership preferred units so redeemed.

Withholding

Aimco OP is authorized to withhold from or pay on behalf of or with respect to each limited partner any amount of Federal, state, local or foreign taxes that the general partner determines that Aimco OP is required to withhold or pay with respect to any amount distributable or allocable to such limited partner under the Aimco OP partnership agreement. The Aimco OP partnership agreement also provides that any withholding tax amount paid on behalf of or with respect to a limited partner constitutes a loan by Aimco OP to such limited partner. This loan is required to be repaid within 15 days after notice to the limited partner from the general partner, and each limited partner grants a security interest in its partnership interest to secure its obligation to pay any partnership withholding tax amounts paid on its behalf or with respect to such limited partner. In addition, under the Aimco OP partnership agreement, the partnership may redeem the partnership interest of any limited partner who fails to pay partnership withholding tax amounts paid on behalf of or with respect to such limited partner. Also, the general partner has authority to withhold, from any amounts otherwise distributable, allocable or payable to a limited partner, the general partner’s estimate of further taxes required to be paid by such limited partner.

Return Of Capital

No partner is entitled to interest on its capital contribution or on such partner’s capital account. Except (i) under the rights of redemption set forth in the Aimco OP partnership agreement, (ii) as provided by law, or (iii) under the terms of any outstanding partnership preferred units, no partner has any right to demand or receive the withdrawal or return of its capital contribution from Aimco OP, except to the extent of distributions made under the Aimco OP partnership agreement or upon termination of Aimco OP. Except to the extent otherwise expressly provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, no limited partner or assignee will have priority over any other limited partner or Assignee either as to the return of capital contributions or as to profits, losses or distributions.

Redemption Rights Of Qualifying Parties

After the first anniversary of becoming a holder of OP Units, each OP Unitholder and some assignees have the right, subject to the terms and conditions set forth in the Aimco OP partnership agreement, to require Aimco OP to redeem all or a portion of the OP Units held by such party in exchange for shares of Aimco common stock or a cash amount equal to the value of such shares, as Aimco OP may determine. On or before the close of business on the fifth business day after a holder of OP Units gives the general partner a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of Aimco stock imposed under Aimco’s charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units from the tendering party in exchange for Aimco common stock, based on an exchange ratio of one share of Aimco common stock for each OP Unit, subject to adjustment as provided in the Aimco OP partnership agreement. The Aimco OP partnership agreement does not obligate Aimco or the general partner to register, qualify or list any Aimco common stock issued in exchange for OP Units with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. Aimco common stock issued in exchange for OP Units under the Aimco OP partnership agreement will contain legends regarding restrictions under the Securities Act and applicable state securities laws as Aimco in good faith determines to be necessary or advisable in order to ensure compliance with securities laws. In the event of a change of control of Aimco, holders of HPUs will have redemption rights similar to those of holders of OP Units.

Partnership Right To Call Limited Partner Interests

Notwithstanding any other provision of the Aimco OP partnership agreement, on and after the date on which the aggregate percentage interests of the limited partners, other than the special limited partner, are less than one percent (1%), Aimco OP will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding limited partner interests (other than the special limited partner’s interest) by treating any limited partner as if such limited partner had tendered for redemption under the Aimco OP partnership agreement the amount of OP Units specified by the general partner, in its sole and absolute discretion, by notice to the limited partner.

Transfers And Withdrawals

Restrictions On Transfer.  The Aimco OP partnership agreement restricts the transferability of OP Units. Any transfer or purported transfer of an OP Unit not made in accordance with the Aimco OP partnership agreement will be null and void ab initio. Until the expiration of one year from the date on which an OP Unitholder acquired OP Units, subject to some exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which an OP Unitholder acquired OP Units, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of specific conditions specified in the Aimco OP partnership agreement, including the general partner’s right of first refusal.

It is a condition to any transfer (whether or not such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the Aimco OP partnership agreement with respect to such OP Units, and no such transfer (other than under a statutory merger or consolidation wherein all obligations and liabilities of the transferor partner are assumed by a successor corporation by operation of law) will relieve the transferor partner of its obligations under the Aimco OP partnership agreement without the approval of the general partner, in its sole and absolute discretion.

In connection with any transfer of OP Units, the general partner will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any federal or state securities laws or regulations applicable to Aimco OP or the OP Units transferred.

No transfer by a limited partner of its OP Units (including any redemption or any acquisition of OP Units by the general partner or by Aimco OP) may be made to any person if (i) in the opinion of legal counsel for Aimco OP, it would result in Aimco OP being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

HPUs.  HPUs are subject to different restrictions on transfer. Individuals may not transfer HPUs except to a family member (or a family-owned entity) or in the event of their death.

Substituted Limited Partners.  No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion. If the general partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the Aimco OP partnership agreement. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware Act, including the right to receive distributions from Aimco OP and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of Aimco OP attributable to the OP Units assigned to such transferee and the rights to transfer the OP Units provided in the Aimco OP partnership agreement, but will not be deemed to be a holder of OP Units for any other purpose under the Aimco OP partnership agreement, and will not be entitled to effect a consent or vote with respect to such OP Units on any matter presented to the limited partners for approval (such right to consent or vote, to the extent provided in the Aimco OP partnership agreement or under the Delaware Act, fully remaining with the transferor limited partner).

Withdrawals.  No limited partner may withdraw from Aimco OP other than as a result of a permitted transfer of all of such limited partner’s OP Units in accordance with the Aimco OP partnership agreement, with respect to which the transferee becomes a substituted limited partner, or under a redemption (or acquisition by Aimco) of all of such limited partner’s OP Units.

Restrictions on the general partner.  The general partner may not transfer any of its general partner interest or withdraw from Aimco OP unless (i) the limited partners consent or (ii) immediately after a merger of the general partner into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in Aimco OP held by the general partner, are contributed to Aimco OP as a capital contribution in exchange for OP Units.

Amendment of the Partnership Agreement

By the General Partner Without the Consent of the Limited Partners.  The general partner has the power, without the consent of the limited partners, to amend the Aimco OP partnership agreement as may be required to facilitate or implement any of the following purposes: (1) to add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners; (2) to reflect the admission, substitution or withdrawal of partners or the termination of Aimco OP in accordance with the partnership agreement; (3) to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement; (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (5) to reflect such changes as are reasonably necessary for Aimco to maintain its status as a REIT; and (6) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of “Capital Account” in the Aimco OP partnership agreement or contemplated by the Code or the Regulations).

With the Consent of the Limited Partners.  Amendments to the Aimco OP partnership agreement may be proposed by the general partner or by holders of a majority of the outstanding OP Units and other classes of units that have the same voting rights as holders of OP Units, excluding the special limited partner. Following such proposal, the general partner will submit any proposed amendment to the limited partners. The general partner will seek the written consent of a majority in interest of the limited partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that the general partner may deem appropriate.

Procedures for Actions and Consents of Partners

Meetings of the partners may be called by the general partner and will be called upon the receipt by the general partner of a written request by a majority in interest of the limited partners. Notice of any such meeting will be given to all partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the general partner or such other person as the general partner may appoint under such rules for the conduct of the meeting as the general partner or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding OP Units (or such other percentage as is expressly required by the Aimco OP partnership agreement for the action in question).

Records and Accounting; Fiscal Year

The Aimco OP partnership agreement requires the general partner to keep or cause to be kept at the principal office of Aimco OP those records and documents required to be maintained by the Delaware Act and other books and records deemed by the general partner to be appropriate with respect to Aimco OP’s business. The books of Aimco OP will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the general partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, Aimco OP, the general partner and Aimco may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of Aimco OP is the calendar year.

Reports

As soon as practicable, but in no event later than one hundred and five (105) days after the close of each calendar quarter and each fiscal year, the general partner will make available to limited partners (which may be done by filing a report with the SEC) a report containing financial statements of Aimco OP, or of Aimco if such statements are prepared solely on a consolidated basis with Aimco, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as the general partner determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by the general partner.

Tax Matters Partner

The general partner is the “tax matters partner” of Aimco OP for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of Aimco OP with respect to tax matters. In addition, the general partner will arrange for the preparation and timely filing of all returns with respect to partnership income, gains, deductions, losses and other items required of Aimco OP for United States Federal and state income tax purposes and will use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by limited partners for United States Federal and state income tax reporting purposes. The limited partners will promptly provide the general partner with such information as may be reasonably requested by the general partner from time to time.

Dissolution and Winding Up

Dissolution.  Aimco OP will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each a “liquidating event”): (i) an event of withdrawal, as defined in the Delaware Act (including, without limitation, bankruptcy), of the sole general partner unless, within ninety (90) days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17-801(3) of the Delaware Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment, effective as of the date of withdrawal, of a successor general partner; (ii) an election to dissolve Aimco OP made by the general partner in its sole and absolute discretion, with or without the consent of the limited partners; (iii) entry of a decree of judicial dissolution of Aimco OP under the provisions of the Delaware Act; (iv) the occurrence of a Terminating Capital Transaction; or (v) the redemption (or acquisition by Aimco, the general partner and/or the special limited partner) of all OP Units other than OP Units held by the general partner or the special limited partner.

Winding Up.  Upon the occurrence of a liquidating event, Aimco OP will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The general partner (or, in the event that there is no remaining general partner or the general partner has dissolved, become bankrupt within the meaning of the Delaware Act or ceased to operate, any person elected by a majority in interest of the limited partners) will be responsible for overseeing the winding up and dissolution of Aimco OP and will take full account of Aimco OP’s liabilities and property, and Aimco OP property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the general partner, include Aimco stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of Aimco OP’s debts and liabilities to creditors other than the partners and their assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all Aimco OP’s debts and liabilities to the general partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the partnership agreement; (ii) third, to the satisfaction of all of Aimco OP’s debts and liabilities to the other partners and any assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Partnership Preferred Units, if any; and (v) the balance, if any, to the general partner, the limited partners and any assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods. In the event of a liquidation, holders of HPUs will be specially allocated items of income and gain in an amount sufficient to cause the capital account of such holder to be equal to that of a holder of an equal number of OP Units.

DESCRIPTION OF AIMCO COMMON STOCK

General

Aimco’s charter authorizes the issuance of up to 422,157,736 shares of common stock. As of December 3, 2010, 117,571,719 shares were issued and outstanding. The Aimco common stock is traded on the NYSE under the symbol “AIV.” Computershare Limited serves as transfer agent and registrar of the Aimco common stock. On December 3, 2010, the closing price of the Aimco common stock on the NYSE was $25.18. The following table shows the high and low reported sales prices and dividends paid per share of Aimco’s common stock in the periods indicated.

Quarter Ended	High	Low	Dividends

December 31, 2010 (through December 3, 2010)	$25.61	$21.22	$0.10
September 30, 2010	22.82	18.12	0.10
June 30, 2010	24.21	18.14	0.10
March 31, 2010	19.17	15.01	0.00
December 31, 2009	17.09	11.80	0.20
September 30, 2009	15.91	7.36	0.10
June 30, 2009	11.10	5.18	0.10
March 31, 2009	12.89	4.57	0.00
December 31, 2008(1)	43.67	7.01	3.88
September 30, 2008(1)	42.28	29.25	3.00
June 30, 2008	41.24	33.33	0.60
March 31, 2008	41.11	29.91	0.00

(1)	During 2008, Aimco’s Board of Directors declared special dividends which were paid part in cash and part in shares of Common Stock as further discussed in Note 11 to the consolidated financial statements in Item 8 of Aimco’s Current Report on Form 8-K, dated September 10, 2010 and filed with the SEC on September 10, 2010, which is incorporated herein by reference. Aimco’s Board of Directors declared the dividends to address taxable gains from 2008 property sales.

Aimco adopted the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan, or the 1997 Plan, to attract and retain officers, key employees and independent directors. The 1997 Plan reserved for issuance a maximum of 20 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the 1997 Plan. The 1997 Plan expired on April 24, 2007. On April 30, 2007, the 2007 Stock Award and Incentive Plan, or the 2007 Plan, was approved as successor to the 1997 Plan. The 2007 Plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the 2007 Plan.

Holders of Aimco common stock are entitled to receive dividends, when and as declared by Aimco’s board of directors, out of funds legally available therefor. The holders of shares of common stock, upon any liquidation, dissolution or winding up of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and the liquidation preferences of preferred stock. The shares of common stock possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of common stock do not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by Aimco at a subsequent date.

Outstanding Classes Of Preferred Stock

Aimco’s charter authorizes 88,429,764 shares of preferred stock with a par value of $0.01 per share. Aimco is authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as the Aimco Board of Directors may determine by resolution. As of September 30, 2010, Aimco had issued and outstanding the following classes of preferred stock:

			Quarterly	Liquidation
	Shares	Shares	Dividend	Preference	Conversion
Class	Authorized	Outstanding	per Share	per Share	Price

Class G Cumulative Preferred Stock(1)	4,050,000	4,050,000	$0.586	$25	NA
Class T Cumulative Preferred Stock	6,000,000	6,000,000	$0.50	$25	NA
Class U Cumulative Preferred Stock	12,000,000	12,000,000	$0.484	$25	NA
Class V Cumulative Preferred Stock	3,450,000	3,450,000	$0.50	$25	NA
Class Y Cumulative Preferred Stock	3,450,000	3,450,000	$0.492	$25	NA
Series A CRA Perpetual Preferred Stock(2)	240	114	$2,274.44	$500,000	NA

(1)	On October 7, 2010, Aimco redeemed all of the 4,050,000 outstanding shares of Class G Cumulative Preferred Stock. The redemption was funded primarily from the proceeds of Aimco’s issuance during September 2010 of 4,000,000 shares of its Class U Cumulative Preferred Stock.

(2)	During 2006, Aimco sold 200 shares of Series A Community Reinvestment Act Perpetual Preferred Stock, $0.01 par value per share, or the CRA Preferred Stock, with a liquidation preference of $500,000 per share, for net proceeds of $97.5 million. For the period from the date of original issuance through March 31, 2015, the dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at September 30, 2010 was 1.78%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Stock ranks prior to the Aimco common stock and on the same level as Aimco’s outstanding shares of preferred stock with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Stock is not redeemable prior to June 30, 2011, except in limited circumstances related to REIT qualification. On and after June 30, 2011, the CRA Preferred Stock is redeemable for cash, in whole or from time to time in part, at Aimco’s option, at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

Ranking.  Each authorized class of preferred stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Aimco, (a) prior or senior to the common stock and any other class or series of capital stock of Aimco if the holders of that class of preferred stock are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series (“Junior Stock”); (b) on a parity with the other authorized classes of preferred stock and any other class or series of capital stock of Aimco if the holders of such class or series of stock and that class of preferred stock are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (“Parity Stock”); and (c) junior to any class or series of capital stock of Aimco if the holders of such class or series are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of that class of preferred stock (“Senior Stock”).

Dividends.  Holders of each authorized class of preferred stock are entitled to receive, when and as declared by Aimco’s board of directors, out of funds legally available for payment, quarterly cash dividends in the amount per share set forth in the table above under the heading, “Quarterly Dividend Per Share.” The dividends are cumulative from the date of original issue, whether or not in any dividend period or periods Aimco declares any dividends or have funds legally available for the payment of such dividend. Holders of preferred stock are not entitled to receive any dividends in excess of cumulative dividends on the preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

When dividends are not paid in full upon any class of preferred stock, or a sum sufficient for such payment is not set apart, all dividends declared upon that class of preferred stock and any shares of Parity Stock will be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on that class of preferred stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on each class of preferred stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on each class of preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Junior Stock, nor may any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of Aimco or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by Aimco (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph, Aimco is not prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain Aimco’s qualification as a REIT.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of Aimco, before it makes or sets apart any payment or distribution for the holders of any shares of Junior Stock, the holders of each class of preferred stock are entitled to receive a liquidation preference per share in the amount set forth above under the heading, “Liquidation Preference Per Share,” plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not formed or declared) to the date of final distribution to such holders. Holders of each class of preferred stock are not entitled to any further payment. Until the holders of each class of preferred stock have been paid their respective liquidation preferences in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Aimco. If, upon any liquidation, dissolution or winding up of Aimco, its assets, or proceeds thereof, distributable among the holders of preferred stock are insufficient to pay in full the preference described above for any class of preferred stock and any liquidating payments on any other shares of any class or series of Parity Stock, then such proceeds shall be distributed among the holders of such class of preferred stock and holders of all other shares of any class or series of Parity Stock ratably in the same proportion as the respective amounts that would be payable on such class of preferred stock and any such Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of Aimco does not include its consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of its assets, or a statutory share exchange. Upon any liquidation, dissolution or winding up of Aimco, after payment shall have been made in full to the holders of preferred stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of each class of preferred stock and any Parity Stock shall not be entitled to share therein.

Redemption.  Except as described below and in certain limited circumstances, including circumstances relating to maintaining Aimco’s ability to qualify as a REIT, Aimco may not redeem the shares of preferred stock.

On or after the dates set forth in the table below, Aimco may, at its option, redeem shares of the classes of preferred stock set forth below, in whole or from time to time in part, at a cash redemption price equal to the percentage of the liquidation preference for that class of preferred stock indicated under the heading, “Price,” plus all accumulated, accrued and unpaid dividends, if any, to the date fixed for redemption. The redemption price for each class of non-convertible preferred stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) is payable solely with the proceeds from the sale of equity securities by Aimco or Aimco OP (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, “capital shares” means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital stock)) or options to purchase any of the foregoing securities issued by Aimco or Aimco OP.

Class	Date	Price

Class G Cumulative Preferred Stock(1)	July 15, 2008	100%
Class T Cumulative Preferred Stock	July 31, 2008	100%
Class U Cumulative Preferred Stock	March 24, 2009	100%
Class V Cumulative Preferred Stock	September 29, 2009	100%
Class Y Cumulative Preferred Stock	December 21, 2009	100%
Series A CRA Perpetual Preferred Stock	June 30, 2011	100%

(1)	On October 7, 2010, Aimco redeemed all of the outstanding Class G Cumulative Preferred Stock.

Except as otherwise described in this information statement/prospectus, none of the authorized classes of preferred stock have any stated maturity or are subject to any sinking find or mandatory redemption provisions.

Conversion.  The shares of convertible preferred stock are convertible at any time, at the option of the holder, into a number of shares of common stock obtained by dividing its liquidation preference (excluding any accumulated, accrued and unpaid dividends) by the conversion price set forth in the table above. In the case of shares called for redemption, conversion rights will terminate at the close of business on the date fixed for such redemption, unless Aimco defaults in making such redemption payment. Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the holder surrenders certificates representing shares of preferred stock and Aimco receives notice and any applicable instruments of transfer and any required taxes. The conversion will be at the conversion price in effect at such time and on such date unless the stock transfer books of Aimco are closed on that date, in which event such person or persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion will be at the conversion price in effect on the date on which such shares were surrendered and such notice received by Aimco. No fractional shares of common stock or scrip representing fractions of a share of common stock will be issued upon conversion of shares of preferred stock. Instead of any fractional interest in a share of common stock that would otherwise be deliverable upon the conversion of any share of preferred stock, Aimco will pay to the holder of such shares an amount in cash based upon the closing price of the common stock on the trading day immediately preceding the date of conversion. If more than one share of preferred stock is surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of preferred stock so converted. Except as otherwise required, Aimco will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends (other than dividends on the common stock the record date for which is after the conversion date and which Aimco shall pay in the ordinary course to the record holder as of the record date) on the common stock issued upon such conversion. Holders of preferred stock at the close of business on a record date for the payment of dividends on the preferred stock will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date.

Each conversion price is subject to adjustment upon the occurrence of certain events, including: (i) if Aimco (A) pays a dividend or makes a distribution on its capital stock in shares of common stock, (B) subdivides its outstanding common stock into a greater number of shares, (C) combines its outstanding common stock into a smaller number of shares or (D) issues any shares of capital stock by reclassification of its outstanding common stock; (ii) if Aimco issues rights, options or warrants to holders of common stock entitling them to subscribe for or purchase common stock at a price per share less than the fair market value thereof; and (iii) if Aimco makes a distribution on its common stock other than in cash or shares of common stock.

Conversion of preferred stock will be permitted only to the extent that such conversion would not result in a violation of the ownership restrictions set forth in Aimco’s charter.

Voting Rights.  Holders of shares of the authorized classes of preferred stock do not have any voting rights, except as set forth below and except as otherwise required by applicable law.

If and whenever dividends on any shares of any class of preferred stock or any series or class of Parity Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting Aimco’s board of directors will be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the “Voting Preferred Stock”), and the holders of shares of that class of preferred stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors of Aimco at any annual meeting of stockholders or at a special meeting of the holders of that class of preferred stock and of the Voting Preferred Stock called for that purpose. Whenever dividends in arrears on outstanding shares of Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting Aimco’s board of directors shall be reduced accordingly. Holders of Class W Cumulative Convertible Preferred Stock, voting as a single class, are also entitled to elect one director of Aimco if and whenever (i) for two consecutive quarterly dividend periods, Aimco fails to pay at least $0.45 per share in dividends on the common stock or (ii) Aimco fails to pay a quarterly dividend on that class of preferred stock, whether or not earned or declared.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of each class of preferred stock and the holders of all other classes or series of Parity Stock entitled to vote on such matters, voting as a single class, will be required to (1) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (2) amend, alter or repeal any provision of, or add any provision to, Aimco’s charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of that class of preferred stock or, with respect to the Class W Cumulative Convertible Preferred Stock, would convert such preferred stock into cash or any other security other than Preferred Stock with terms and provisions equivalent to those set forth in the articles supplementary for such class of preferred stock (including any amendment, alteration or repeal effected pursuant to a merger, consolidation, or similar transaction); provided, however, that no such vote of the holders of that class of preferred stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of that class of preferred stock. The amendment of or supplement to Aimco’s charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of any class of preferred stock.

Transfer.  For Aimco to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the shares of common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Aimco board of directors believes that it is essential for Aimco to meet the REIT Requirements, the board of directors has adopted, and the stockholders have approved, provisions of Aimco’s charter restricting the acquisition of shares of common stock.

Subject to specific exceptions specified in Aimco’s charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of specific pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940, as amended, and Mr. Considine) of the outstanding shares of common stock (the “Ownership Limit”). The board of directors may waive the Ownership Limit if evidence satisfactory to the board of directors and Aimco’s tax counsel is presented that such ownership will not then or in the future jeopardize Aimco’s status as a REIT. However, in no event may such holder’s direct or indirect ownership of common stock exceed 9.8% of the total outstanding shares of common stock. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of Aimco to attempt to qualify, or to continue to quality as a REIT and a resolution terminating Aimco’s status as a REIT and amending Aimco’s charter to remove the foregoing restrictions is duly adopted by the board of directors and a majority of Aimco’s stockholders. If shares of common stock in excess of the Ownership Limit, or shares of common stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in Aimco being “closely held,” within the meaning of Section 856(h) of the Code, or which would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of common stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee’s original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90 day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90 day period commences on the date of the violative transfer or the date that the board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of common stock bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of common stock must file an affidavit with Aimco containing the information specified in Aimco’s charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations may have the effect of precluding acquisition of control of Aimco by specific parties unless the board of directors determines that maintenance of REIT status is no longer in the best interests of Aimco.

COMPARISON OF AIMCO OP UNITS AND AIMCO COMMON STOCK

Set forth below is a comparison of the OP Units to the Aimco common stock.

OP Units	Common Stock

Nature of Investment
The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the Aimco OP partnership agreement) to the partners of Aimco OP, a Delaware limited partnership.	The common stock constitutes equity interests in Aimco, a Maryland corporation.
Voting Rights
Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner.	Each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders for a vote, including the election of directors. Holders of common stock have the right to vote on, among other things, a merger of Aimco, amendments to the Aimco charter and the dissolution of Aimco. Certain amendments to the Aimco charter require the affirmative vote of not less than two-thirds of votes entitled to be cast on the matter. The Aimco charter permits the Aimco Board of Directors to classify and issue capital stock in one or more series having voting power which may differ from that of the common stock.
Under Maryland law, a consolidation, merger, share exchange or transfer of all or substantially all of the assets of Aimco requires the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter. With respect to each of these transactions, only the holders of common stock are entitled to vote on the matters. No approval of the stockholders is required for the sale of less than all or substantially all of Aimco’s assets.
Maryland law provides that the Aimco Board of Directors must obtain the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter in order to dissolve Aimco. Only the holders of common stock are entitled to vote on Aimco’s dissolution.

OP Units	Common Stock

Distributions/Dividends
Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the Special Limited Partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any Partnership Preferred Units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions. See “Description of OP Units — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code, and the Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco. See “Description of OP Units — Distributions.”	Holders of the common stock are entitled to receive dividends when and as declared by the Aimco Board of Directors, out of funds legally available therefor. Under the REIT rules, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 90% of Aimco’s “REIT taxable income” (computed without regard to the dividends paid deduction and Aimco’s net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. See “Material United States Federal Income Tax Matters.”

OP Units	Common Stock

Liquidity and Transferability/Redemption
There is no public market for the OP Units and the OP Units are not listed on any securities exchange.	The common stock is transferable subject to the Ownership Limit set forth in the Aimco charter. The common stock is listed on the NYSE.
Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of OP Units — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of OP Units — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

COMPARISON OF NPI UNITS AND AIMCO OP UNITS

The rights of NPI limited partners are currently governed by the Uniform Limited Partnership Act of the State of California, as amended from time to time, and the NPI partnership agreement. The rights of the limited partners of Aimco OP are currently governed by the Delaware Act and the Aimco OP partnership agreement.

The information below highlights a number of the significant differences between NPI Units and Aimco OP Units. These comparisons are intended to assist NPI limited partners in understanding how their investment will be changed after completion of the merger, if they elect to receive OP Units in lieu of cash with respect to the merger.

NPI Units	OP Units

Nature of Investment
The NPI Units constitute equity interests entitling each partner to his or her pro rata share of distributions to be made to the partners of NPI.	The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the partnership agreement) to the partners of Aimco OP.

Voting Rights
With limited exceptions, under the NPI partnership agreement, upon the vote of a majority in units of all limited partners (other than the original limited partner), the limited partners may make amendments to NPI’s partnership agreement. Other than the original limited partner, the limited partners holding a majority of units may remove the general partner and elect a successor general partner. If the general partner withdraws or is otherwise removed, the general partner elected in place thereof may elect to carry on the business of NPI. An affiliate of the general partner of NPI currently owns a majority of each series of NPI’s limited partnership units.	Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner.
Under the Aimco OP partnership agreement, the general partner has the power to effect the acquisition, sale, transfer, exchange or other disposition of any assets of Aimco OP (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by Aimco OP) or the merger, consolidation, reorganization or other combination of Aimco OP with or into another entity, all without the consent of the OP Unitholders.
The general partner may cause the dissolution of Aimco OP by an “event of withdrawal,” as defined in the Delaware Act (including, without limitation, bankruptcy), unless, within 90 days after the withdrawal, holders of a “majority in interest,” as defined in the Delaware Act, agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment of a successor general partner. The general partner may elect to dissolve Aimco OP in its sole and absolute discretion, with or without the consent of the OP Unitholders. OP Unitholders cannot remove the general partner of Aimco OP with or without cause.

NPI Units	OP Units

Distributions
Cash from operations, cash from sales or refinancing and cash from property reserve account will be distributed to each partner (and, in the case of cash from sales or refinancing and cash from property reserve account in the order of priority set forth in the NPI partnership agreement) unless (i) NPI is restricted from making distributions under the terms of notes, mortgages or other types of debt obligations which it may issue or assume in conjunction with borrowed funds, or (ii) the general partner determines, in its absolute discretion, that a restriction or suspension of distributions is in the best interests of NPI. The distributions payable to the partners are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of NPI’s assets.	Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions. See “Description of OP Units — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code, and the Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco. See “Description of OP Units — Distributions.”

NPI Units	OP Units

Liquidity and Transferability/Redemption
There is a limited market for the NPI Units and the NPI Units are not listed on any securities exchange.	There is no public market for the OP Units and the OP Units are not listed on any securities exchange.
Under the NPI partnership agreement, holders of NPI Units have the right, subject to certain exceptions, to assign five or more NPI Units by means of a written instrument, the terms of which are not in contravention of any of the provisions of the NPI partnership agreement and which instrument has been duly executed by the assignor of such NPI Units. Any assignment of NPI Units must be made in compliance with the then applicable rules of any applicable governmental authority. Notwithstanding the above, no partner may make an assignment of any NPI Units if the NPI Units sought to be assigned, when added to the total of all other NPI Units assigned within the period of 12 consecutive months prior to the proposed date of assignment, would result in the termination of the partnership under the Code. No assignee of a limited partner’s interest may become a substituted limited partner unless (a) a duly executed and acknowledged written instrument of assignment covering no less than five NPI Units (subject to certain exceptions) has been filed with NPI, which instrument specifies the number of NPI Units being assigned and sets forth the intention of the assignor that the assignee succeed to the assignor’s interest as a substituted limited partner, (b) the assignor and assignee execute and acknowledge such other instruments as the general partner deems necessary or desirable to effect the substitution, including the written acceptance and adoption by the assignee of the provisions of the NPI partnership agreement and delivery to the general partner of a special power of attorney, (c) the written consent of the general partner to the substitution is obtained, which consent may be granted or denied in the general partner’s absolute discretion, (d) a transfer fee not to exceed $50 has been paid to NPI to cover all reasonable expenses connected with the substitution, and (e) the assignment provisions of the NPI partnership agreement have been complied with. Unauthorized assignments and transfers are void ab initio. The NPI partnership agreement contains no redemption rights.	Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of OP Units — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of OP Units — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

NPI Units	OP Units

Fiduciary Duty
California case law provides that, in exercising management functions, a general partner is under a fiduciary duty of good faith and fair dealing towards other partners, but may not be held liable for mistakes or losses incurred in the good faith exercise of reasonable business judgment.

The NPI partnership agreement does not contain any provision that expressly restricts or limits the liability of the General Partner and its affiliates.
Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The Aimco OP partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith.

Investment Policy
NPI was organized for the purpose of operating income-producing residential real estate. In general, the General Partner regularly evaluates NPI’s property by considering various factors, such as the partnership’s financial position and real estate and capital markets conditions. The General Partner monitors the property’s specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the property and evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or hold the property.	Aimco OP was formed to engage in the acquisition, ownership, management and redevelopment of apartment properties. Although it holds all of its properties for investment, Aimco OP may sell properties when they do not meet its investment criteria or are located in areas that it believes do not justify a continued investment when compared to alternative uses for capital. Its portfolio management strategy includes property acquisitions and dispositions to concentrate its portfolio in its target markets. It may market for sale certain properties that are inconsistent with this long-term investment strategy. Additionally, from time to time, Aimco OP may market certain properties that are consistent with this strategy but offer attractive returns. Aimco OP may use its share of the net proceeds from such dispositions to, among other things, reduce debt, fund capital expenditures on existing assets, fund acquisitions, and for other operating needs and corporate purposes.

Compensation and Distributions

NPI.  NPI has no employees and depends on the General Partner and its affiliates for the management and administration of all partnership activities. The NPI partnership agreement provides that the General Partner and its affiliates receive 5% of gross receipts from all of NPI’s properties as compensation for providing property management services, and also provides that the General Partner and its affiliates receive certain payments for other services and reimbursement of certain expenses incurred on behalf of NPI.

In addition, under the NPI partnership agreement, (i) Adjusted Cash From Operations (as defined in the NPI partnership agreement) is distributed as follows: ninety-nine percent to the limited partners and one percent to the General Partner, and (ii) Cash From Sales or Refinancings and Cash from Property Reserve Account (each as defined in the NPI partnership agreement) is distributed in the following order of priority: (x) first, to the holders of NPI Units in proportion to their interest in NPI, an amount equal to the Net Tangible Asset Value (as defined in the NPI partnership agreement); (y) second, to the General Partner in an amount equal to all or any part of any Incentive

Compensation Fee (as defined in the NPI partnership agreement) due and owing as provided in the NPI partnership agreement, and (z) third, with respect to the remainder, one hundred percent thereof to the holders of NPI Units. Notwithstanding the foregoing, NPI may be restricted from making distributions under the terms of notes, mortgages or other types of debt obligations which it may issue or assume in conjunction with borrowed funds, and distributions may also be restricted or suspended in circumstances when the General Partner determines, in its absolute discretion, that such action is in the best interests of NPI.

A description of the compensation paid to the General Partner and its affiliates during the years ended December 31, 2009 and 2008, and during the nine months ended September 30, 2010 and 2009, can be found under the heading “Certain Relationships and Related Transactions” in this information statement/prospectus. In addition, for more information, see “Note B — Transactions with Affiliated Parties” in the notes to the financial statements appearing in NPI’s Annual Report on Form 10-K for the year ended December 31, 2009, which is included as Annex D to this information statement/prospectus, and “Note B — Transactions with Affiliated Parties” in the notes to the financial statements appearing in NPI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which is included as Annex E to this information statement/prospectus.

Aimco OP.  The Aimco OP partnership agreement provides that Aimco OP’s general partner shall not be compensated for its services as a general partner, other than the compensation it receives with respect to distributions and allocations in accordance with the partnership agreement. Subject to certain provisions of the partnership agreement, Aimco OP will reimburse the general partner for all sums expended in connection with the partnership’s business.

In addition, subject to the rights of holders of any outstanding preferred OP Units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion of, as the general partner may in its sole and absolute discretion determine, Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of common OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and the Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco.

MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS

The following is a summary of the Material United States Federal income tax consequences of the transactions, and an investment in Aimco OP Units and Aimco stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings issued by the IRS, and judicial decisions, all in effect as of the date of this information statement/prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary is also based on the assumptions that the operation of Aimco, Aimco OP and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the “Subsidiary Partnerships”) and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of United States Federal income taxation which may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, regulated investment companies, holders that receive Aimco stock through the exercise of stock options or otherwise as compensation, insurance companies, persons holding Aimco stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that investors will hold their OP Units and Aimco stock as capital assets (generally, property held for investment). No opinion of counsel or advance ruling from the IRS has been or will be sought regarding the tax status of Aimco or Aimco OP, or the tax consequences relating to Aimco or Aimco OP or an investment in OP Units or Aimco stock. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

THE FEDERAL INCOME TAX TREATMENT OF A PARTICULAR HOLDER DEPENDS UPON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS, OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OP UNITS AND AIMCO STOCK, AND OF AIMCO’S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

United States Federal Income Tax Consequences Relating to the Transactions

Tax Consequences of the Merger between NPI and New NPI (the “Redomestication”)

The merger of an existing partnership into another partnership is considered a continuation of the existing partnership if its partners, who own more than 50% of the profits and capital in the existing partnership, obtain more than 50% of the profits and capital in the resulting partnership. Because the partners of NPI will receive the same number of units of limited partnership interest in the Delaware partnership, New NPI, as they had in the California partnership, NPI, the Delaware partnership will be considered a continuation of the California partnership for tax purposes. NPI will not recognize gain as a result of contributing its assets to New NPI. New NPI will have the same federal identification number as that of NPI and will have the same tax basis, holding period, and depreciation method for each of its assets as that of NPI. The partners of NPI will not recognize any gain from the merger of NPI with and into New NPI. The bases of the partners in New NPI will be equal to their bases in the terminated partnership, NPI, and their holding periods in their units in New NPI will be the same as their holding periods in the NPI units. Aimco believes that completion of the Redomestication will not result in any tax consequences to the limited partners of NPI.

Tax Consequences of the Merger between New NPI and the Aimco Subsidiary (the “Merger”) to NPI and Aimco OP

When the assets or operations of two partnerships such as New NPI and Aimco OP are combined in a transaction pursuant to which one of the partnerships ceases to exist as a partnership (the “terminated partnership”)

for Federal income tax purposes, and the members of the terminated partnership become members of the surviving partnership (the “resulting partnership”), that combined transaction is generally treated as a partnership merger.

In general, New NPI would be treated as contributing all of its assets, and assigning all of its liabilities, to Aimco OP in exchange for interests in Aimco OP and any other consideration issued by Aimco OP in connection with the transaction, including cash or an assumption of liability, which may result in gain recognition under the rules described below. Immediately thereafter, New NPI is treated as distributing all of its assets to its partners in complete liquidation.

Tax Consequences of the Merger between New NPI and the Aimco Subsidiary (the “Merger”) to Aimco and the Aimco Entities

Aimco and the Aimco Entities (other than Aimco OP, which is discussed separately, above) are not expected to recognize any gain or loss on the transaction.

Tax Consequences of Exchanging NPI Units Solely for Cash

For Federal income tax purposes, any payment of cash for NPI Units will be treated as a sale of such NPI Units by such holder. Each such holder of NPI Units who accepts cash must explicitly agree and consent to treat the payment of cash for NPI Units as a sale of such units, in accordance with the terms of the merger agreement.

If a holder of NPI Units sells such units for cash, such holder will recognize gain or loss on the sale of his units equal to the difference between (i) such holder’s “amount realized” on the sale and (ii) such holder’s adjusted tax basis in the NPI Units sold. The “amount realized” with respect to a NPI Unit will be equal to the sum of the amount of cash such holder receives for his units plus the amount of liabilities of New NPI allocable to such NPI Units as determined under section 752 of the Internal Revenue Code.

Tax Consequences of Exchanging NPI Units Solely for OP Units

Generally, section 721 of the Internal Revenue Code provides that neither a contributing partner nor the partnership will recognize a gain or loss, for United States Federal income tax purposes, upon a contribution of property to such partnership in exchange for solely OP Units, except to the extent described below. Each such holder of NPI Units who accepts OP Units must explicitly agree and consent to such treatment, in accordance with the terms of the merger agreement.

If a holder of NPI Units contributes such units to Aimco OP in exchange for solely OP Units, such holder may recognize gain upon such exchange if, immediately prior to such exchange, the amount of liabilities of New NPI allocable to the NPI Units transferred exceeds the amount of the Aimco OP partnership liabilities allocable to such holder immediately after such exchange. In that case the excess would be treated as a deemed distribution of cash to such holder from Aimco OP. This deemed cash distribution would be treated as a nontaxable return of capital to the extent such holder’s adjusted tax basis in his OP Units and thereafter as taxable gain.

Tax Consequences of Receipt of Cash Payment for Waiver and Release

As discussed in “The Merger — Waiver and Additional Consideration,” each limited partner unaffiliated with Aimco OP may elect to receive an additional cash payment in exchange for executing a waiver and release of certain claims. The United Stated Federal income tax treatment of such additional cash payment is uncertain. Aimco OP intends to treat the additional cash payment as a payment made for the waiver and release of certain claims, and not as additional Merger Consideration, and intends to report the additional cash payment accordingly. No assurance can be given that the IRS would not assert that the additional cash payment should be treated as part of the Merger Consideration. Holders that elect to receive the additional cash payment in exchange for executing a waiver and release should consult their tax advisors concerning the tax treatment of such payment.

Information Reporting Requirements And Backup Withholding

United States Holders

In general, backup withholding and information reporting will apply to all payments made to a United States Holder pursuant to the Merger. A United States Holder will generally be subject to backup withholding (at a rate of 28% through 2010 and a rate of 31% thereafter, absent further Congressional action) with respect to payments made pursuant to the Merger unless such holder, among other conditions, provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules, or otherwise establishes a basis for exemption from backup withholding. Exempt United States Holders (including, among others, all corporations) are not subject to these backup withholding and information reporting requirements. A holder who does not provide Aimco OP with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability.

Non-United States Holders

Information reporting may apply to payments made to a Non-United States Holder pursuant to the Merger. Copies of information returns reporting such amounts and any withholding also may be made available by the IRS to the tax authorities in the country in which a Non-United States Holder is resident under the provision of an applicable income tax treaty or other agreement. Non-United States Holders that receive OP Units as Merger Consideration should see “— Taxation of Aimco OP and OP Unitholders — Taxation of Foreign OP Unitholders,” below.

In general, backup withholding will not apply to payments made a Non-United States Holder pursuant to the Merger, if, among other conditions, such Non-United States Holder certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that neither Aimco OP nor our withholding agent has actual knowledge, or reason to know, that the Non-United States Holder is a United States person or that the conditions of any other exemption are not in fact satisfied. In order to claim an exemption from or reduction of withholding tax, the Non-United States Holder must deliver a properly executed IRS Form W-8ECI, as applicable, claiming such exemption or reduction. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against such Non-United States Holder’s United States Federal income tax liability if the Non-United States Holder follows the required procedures.

Because the tax treatment of the receipt of an additional cash payment in exchange for executing a waiver and release of certain claims is unclear under United States Federal income tax law, Aimco OP intends to withhold United States Federal income tax at a rate of 30% from any additional cash payment paid to a Non-U.S. Holder, unless an exemption from or reduction of withholding tax is applicable. In order to claim an exemption from or reduction of withholding tax, the Non-United States Holder must deliver a properly executed IRS Form W-8ECI, as applicable, claiming such exemption or reduction. Non-U.S. Holders are urged to consult their tax advisors regarding the possibility of claiming a refund with respect to the receipt of an additional cash payment in exchange for executing a waiver and release.

Taxation of Aimco OP and OP Unitholders

Partnership Status

Aimco believes that Aimco OP is classified as a partnership, and not as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for United States Federal income tax purposes. If Aimco OP were treated as a “publicly traded partnership” taxed as a corporation for United States Federal income tax purposes, material adverse consequences to the Transferor and its owners would result. In addition, classification of Aimco OP as an association or publicly traded partnership taxable as a corporation would also result in the termination of Aimco’s status as a REIT for United States Federal income tax purposes, which would have a material adverse impact on Aimco. See “— Material United States Federal Income Tax Matters — Taxation of Aimco and Aimco Stockholders — Tax Aspects of Aimco’s Investments in Partnerships.” The following discussion assumes that Aimco OP is, and will continue to be, classified and taxed as a partnership (and not as a publicly traded partnership) for United States Federal income tax purposes.

Taxation Of OP Unitholders

In general, a partnership is treated as a “pass-through” entity for United States Federal income tax purposes and is not itself subject to United States Federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and expenses (“Partnership Tax Items”) for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the partnership agreement. An OP Unitholder’s allocable share of Aimco OP’s taxable income may exceed the cash distributions to the OP Unitholder for any year if Aimco OP retains its profits rather than distributing them.

Allocations Of Aimco OP Profits And Losses

For United States Federal income tax purposes, an OP Unitholder’s allocable share of Aimco OP’s Partnership Tax Items will be determined by Aimco OP’s partnership agreement if such allocations either have “substantial economic effect” or are determined to be in accordance with the OP Unitholder’s interests in Aimco OP. If the allocations provided by Aimco OP’s agreement of limited partnership were successfully challenged by the IRS, the redetermination of the allocations to a particular OP Unitholder for United States Federal income tax purposes may be less favorable than the allocation set forth in Aimco OP’s agreement of limited partnership.

Tax Basis Of A Partnership Interest

A partner’s adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of an OP Unitholder’s interest in Aimco OP is equal to (A) the sum of the adjusted tax basis of the property contributed by the OP Unitholder to Aimco OP in exchange for an interest in Aimco OP and the amount of cash, if any, contributed by the OP Unitholder to Aimco OP, (B) reduced, but not below zero, by the OP Unitholder’s allocable share of Aimco OP partnership distributions, deductions, and losses, (C) increased by the OP Unitholder’s allocable share of Aimco OP partnership income and gains, and (D) increased by the OP Unitholder’s allocable share of Aimco OP partnership liabilities and decreased by the OP Unitholder’s liabilities assumed by Aimco OP.

Cash Distributions

Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for United States Federal income tax purposes. Thus, an OP Unitholder’s United States Federal income tax liability in respect of his allocable share of Aimco OP taxable income for a particular taxable year may exceed the amount of cash, if any, received by the OP Unitholder from Aimco OP during such year.

If cash distributions, including a “deemed” cash distribution as discussed below, received by an OP Unitholder in any taxable year exceed his allocable share of Aimco OP taxable income for the year, the excess will generally constitute, for United States Federal income tax purposes, a return of capital to the extent of such OP Unitholder’s adjusted tax basis in his Aimco OP interest. Such return of capital will not be includible in the taxable income of the OP Unitholder, for United States Federal income tax purposes, but it will reduce, but not below zero, the adjusted tax basis of Aimco OP interests held by the OP Unitholder. If an OP Unitholder’s tax basis in his Aimco OP interest is reduced to zero, a subsequent cash distribution received by the OP Unitholder will be subject to tax as capital gain and/or ordinary income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the OP Unitholder’s Aimco OP interest as determined at the end of the taxable year during which such distribution is received. A decrease in an OP Unitholder’s share of Aimco OP liabilities resulting from the payment or other settlement, or reallocation of such liabilities is generally treated, for

United States Federal income tax purposes, as a deemed cash distribution. The Transaction documents permit Aimco to make such debt payments. A decrease in an OP Unitholder’s percentage interest in Aimco OP because of the issuance by Aimco OP of additional OP Units or otherwise, may decrease an OP Unitholder’s share of nonrecourse liabilities of Aimco OP and thus, may result in a corresponding deemed distribution of cash. A deemed distribution of cash resulting from the payment, settlement, or other reduction or reallocation of Aimco OP liabilities formerly allocated to an OP Unitholder will result in taxable gain to such OP Unitholder to the extent such deemed distribution of cash exceeds the OP Unitholder’s basis in his OP Units

A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to an OP Unitholder, regardless of such OP Unitholder’s tax basis in his OP Units, if the distribution reduces such OP Unitholder’s share of Aimco OP’s “Section 751 Assets.” “Section 751 Assets” are defined by the Internal Revenue Code to include “unrealized receivables” or “inventory items.” Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in an OP Unitholder’s share of Section 751 Assets occurs, Aimco OP will be deemed to have distributed a proportionate share of the Section 751 Assets to the OP Unitholder followed by a deemed exchange of such assets with Aimco OP in return for the non-pro rata portion of the actual distribution made to such OP Unitholder. This deemed exchange will generally result in the realization of ordinary income by the OP Unitholder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the OP Unitholder’s tax basis in such OP Unitholder’s share of such Section 751 Assets deemed relinquished in the exchange.

Tax Consequences Relating To Contributed Assets and Transferred Liabilities

Generally, section 721 of the Internal Revenue Code provides that neither the contributing partner nor Aimco OP will recognize a gain or loss, for United States Federal income tax purposes, upon a contribution of property to Aimco OP solely in exchange for OP Units. If, however, in connection with such a contribution of property, the investor receives, or is deemed to receive, cash or other consideration in addition to OP Units, the receipt or deemed receipt of such cash or other consideration may be treated as part of a “disguised sale.” In that case, the investor would be treated as having sold, in a taxable transaction, a portion of the contributed property to Aimco OP in exchange for such cash or other consideration; the balance of the contributed property would, however, remain subject to the tax-free contribution treatment described above. Subject to certain exceptions, including exceptions that apply to distributions of operating cash flow, any transfer or deemed transfer (such as a debt pay down which is permitted under the transaction documents), of cash by Aimco OP to the contributing partner within two years before or after such contribution, including cash paid at closing, will be treated as part of a taxable “disguised sale.” In addition, the IRS may assert that any redemption or exchange transaction involving the OP Units issued in connection with the Transaction that occurs within several years after such transaction constitutes an “integrated disguised sale” that may result in taxation (without the receipt of cash) for OP Unitholders who do not dispose of their OP Units.

The “disguised sale” rules may also apply, and give rise to taxable income without a corresponding receipt of cash where, for example, the NPI unitholder contributes property to Aimco OP subject to one or more liabilities, where liabilities are assumed or paid by Aimco OP or where a redemption or exchange involving the OP Units issued in connection with the Transaction occurs within several years after the Transaction. The application of the “disguised sale” rules is complex and depends, in part, upon the facts and circumstances applicable the NPI unitholders, which Aimco has not undertaken to review. Accordingly, investors are particularly urged with their tax advisors concerning the extent to which the “disguised sale” rules would apply.

If an investor transfers property to Aimco OP in exchange for an OP Unit, and the adjusted tax basis of such property differs from its fair market value, Partnership Tax Items must be allocated in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with such property at the time of the contribution. This may result in a tax liability without a corresponding receipt of cash. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. These rules may apply to a contribution by Aimco to Aimco OP of cash proceeds received by Aimco from the offering of its stock. Such allocations are solely for United States Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the OP Unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing and contributing partners in the same tax position that they would have been in had the contributing partner contributed property with an adjusted tax basis equal to its fair market value. Treasury Regulations provide Aimco OP with several alternative methods and allow Aimco OP to adopt any other reasonable method to make allocations to reduce or eliminate these “book-tax differences.” The general partner, in its sole and absolute discretion and in a manner consistent with Treasury Regulations, will select and adopt a method of allocating Partnership Tax Items for purposes of eliminating such disparities. The method selected by Aimco OP in its sole discretion could cause the transferor (or its partners) to incur a tax liability without a corresponding receipt of cash. Each prospective investor is urged to consult his tax advisor regarding the tax consequences of any special allocations of Partnership Tax Items resulting from the contribution of property to Aimco OP.

Disguised Sales Rules

As described above, if a contributing partner receives or is deemed to receive for United States Federal income tax purposes, cash or other consideration in addition to OP Units upon the contribution of property to Aimco OP or within two years before or after such consideration (other than certain safe harbor distributions), the transaction will likely be treated as part contribution of property and part sale of property under the “disguised sale” rules. The “disguised sale” rules may also apply where property is transferred to Aimco OP subject to certain liabilities. In such event, the contributing partner will recognize gain or loss with respect to the portion of the property that is deemed to be sold to Aimco OP. If the “disguised sale” rules apply, all or a portion of the liabilities associated with the contributed property may be treated as consideration received by the contributing partner in a sale of the property to Aimco OP. The “disguised sale” rules may apply if, for example, the issuance of OP Units to New NPI limited partners in connection with the merger is integrated with any other acquisition between Aimco and any OP Unitholder or any related party. For example, the IRS may assert that any redemption or exchange for several years between Aimco OP and any OP Unitholder who receives OP Units in the current transaction constitutes an “integrated disguised sale” that may result in taxation (without receipt of cash) for OP Unitholders who do not dispose of their OP Units. No assurances can be given that the IRS would not be successful in such an assertion. Each prospective investor is urged to consult his tax advisor regarding the application of the “disguised sale” rules.

Limitations On Deductibility Of Losses

Basis Limitation.  To the extent that an OP Unitholder’s allocable share of Aimco OP partnership deductions and losses exceeds his adjusted tax basis in his Aimco OP interest at the end of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for United States Federal income tax purposes, by the OP Unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of Aimco OP interest held by such OP Unitholder, but only to the extent permitted under the “at risk” and “passive activity loss” rules discussed below.

“At Risk” Limitation.  Under the “at risk” rules of section 465 of the Internal Revenue Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for United States Federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has “at risk” in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has “at risk” is increased. Provided certain requirements are met, a taxpayer is considered “at risk” for the taxpayer’s share of any nonrecourse financing which is secured by real property used in any activity that constitutes “the holding of real property,” which activity should be the case for a limited partner of a common OP Unit generally should constitute.

“Passive Activity Loss” Limitation.  The passive activity loss rules of section 469 of the Internal Revenue Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the OP Units. If an investment in an OP Unit is treated as a passive activity, an OP Unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from Aimco OP to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the OP Unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of an OP Unitholder’s entire interest in Aimco OP, regardless of whether such OP Unitholder has received any passive activity income during the year of disposition.

If Aimco OP were characterized as a publicly traded partnership, each OP Unitholder would be required to treat any loss derived from Aimco OP separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to Aimco OP which are carried forward may only be offset against future income of Aimco OP. Moreover, unlike other passive activity losses, suspended losses attributable to Aimco OP would only be allowed upon the complete disposition of the OP Unitholder’s “entire interest” in Aimco OP.

Section 754 Election

Aimco OP has made the election permitted by section 754 of the Internal Revenue Code. Such election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of OP Units, such as Aimco when it acquires Aimco OP Units from OP Unitholders, to adjust its share of the basis in Aimco OP’s properties pursuant to section 743(b) of the Internal Revenue Code to fair market value (as reflected by the value of consideration paid for the OP Units), as if such purchaser had acquired a direct interest in Aimco OP assets. The section 743(b) adjustment is attributed solely to a purchaser of OP Units and is not added to the bases of Aimco OP’s assets associated with all of the OP Unitholders in Aimco OP.

Depreciation

Section 168(i)(7) of the Internal Revenue Code provides that in the case of property transferred to a partnership in a section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of the properties being contributed by a Contributing Partner to Aimco OP in exchange for OP Units. However, an acquirer of OP Units that obtains a section 743(b) adjustment by reason of such acquisition (see “Section 754 Election,” above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.

Sale, Redemption, Exchange or Abandonment of OP Units

An OP Unitholder will recognize a gain or loss upon a sale of an OP Unit, a redemption of an OP Unit for cash, an exchange of an OP Unit for shares of common stock or other taxable disposition of an OP Unit. Gain or loss recognized upon a sale or exchange of an OP Unit will be equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any property received for the OP Unit plus the amount of Aimco OP liabilities allocable to the OP Unit at such time) and (ii) the OP Unitholder’s tax basis in the OP Unit disposed of, which tax basis will be adjusted for the OP Unitholder’s allocable share of Aimco OP’s income or loss for the taxable year of the disposition. The tax liability resulting from the gain recognized on a disposition of an OP Unit could exceed the amount of cash and the fair market value of property received.

If Aimco OP redeems an OP Unitholder’s OP Units for cash (which is not contributed by Aimco to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraphs, except that if Aimco OP redeems less than all of an OP Unitholder’s OP Units, the OP Unitholder would recognize taxable gain only to the extent that the cash, plus the amount of Aimco OP liabilities allocable to the redeemed OP Units, exceeded the OP Unitholder’s adjusted tax basis in all of such OP Unitholder’s OP Units immediately before the redemption.

Capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an OP Unit will be subject to taxation at long term capital gains rates if the OP Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the OP Unit is held for 12 months or less. Generally, gain or loss recognized by an OP Unitholder on the sale or other taxable disposition of an OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an OP Unit attributable to an OP Unitholder’s share of “unrealized receivables” of Aimco OP exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the maximum United States Federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as Aimco OP) held for more than 12 months is currently 25% (rather than 15%) to the extent of previously claimed depreciation deductions that would not be treated as “unrealized receivables.” See also “Disguised Sales Rules” above for sales integrated with the contribution of property for OP Units.

The law is currently uncertain regarding the treatment of an abandoned interest in a partnership, and whether an abandonment gives rise to a deductible loss is a question of fact. Even if an investor were able to successfully abandon his interest in an OP Unit and thereby recognized loss to the extent of his basis in such OP Unit, under authority recently issued by the IRS, it is likely that such loss would be capital, rather than ordinary, in nature. Prospective investors are urged to consult their tax advisors regarding the application, effect and method of abandoning an interest in an OP Unit.

Alternative Minimum Tax

The Internal Revenue Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax (“TMT”) exceeds the regular income tax otherwise payable. In general, alternative minimum taxable income (“AMTI”) consists of the taxpayer’s taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under section 168 of the Internal Revenue Code which Aimco OP will use in computing its income for regular United States Federal income tax purposes. Accordingly, an OP Unitholder’s AMTI derived from Aimco OP may be higher than such OP Unitholder’s share of Aimco OP’s net taxable income. Prospective investors should consult their tax advisors as to the impact of an investment in OP Units on their liability for the alternative minimum tax.

Information Returns and Audit Procedures

Aimco OP will use all reasonable efforts to furnish to each OP Unitholder as soon as possible after the close of each taxable year of Aimco OP, certain tax information, including a Schedule K-l, which sets forth each OP Unitholder’s allocable share of Aimco OP’s Partnership Tax Items. In preparing this information the general partner will use various accounting and reporting conventions to determine the respective OP Unitholder’s allocable share of Partnership Tax Items. The general partner cannot assure a current or prospective OP Unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

No assurance can be given that Aimco OP will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in Aimco OP’s tax returns will lead to adjustments in OP Unitholders’ tax returns and may lead to audits of their returns and adjustments of items unrelated to Aimco OP. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder’s personal tax return.

The tax treatment of Partnership Tax Items generally is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code provides for one partner to be designated as the Tax Matters Partner for these purposes.

The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of Aimco OP and OP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against OP Unitholders with respect to Aimco OP Tax Items. The Tax Matters Partner may bind an OP Unitholder with less than a 1% profits interest in Aimco OP to a settlement with the IRS, unless such OP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the OP Unitholders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any OP Unitholder having at least a 1% interest in the profits of Aimco OP or by OP Unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each OP Unitholder with an interest in the outcome may participate.

Tax Return Disclosure and Investor List Requirements

Treasury Regulations require participants in a “reportable transaction” to disclose certain information about the transaction to the IRS with their tax returns and retain certain information relating to the transaction (the “Disclosure Requirement”). In addition, organizers, sellers, and certain advisors of a reportable transaction are required to maintain certain records, including lists identifying the investors in a transaction, and to furnish those records, as well as detailed information regarding the transaction, to the IRS upon demand (the “List Maintenance Requirement”). While the Disclosure Requirement and the List Maintenance Requirement are directed towards “tax shelters,” the regulations are written quite broadly, and apply to transactions that would not typically be considered tax shelters. There are significant penalties for failure to comply with these requirements.

A transaction may be a reportable transaction based upon any of several indicia, including, among other things, losses. Characterization of this transaction as a reportable transaction could increase the likelihood of an audit by the IRS. You would be required to attach a completed IRS Form 8886, the “Reportable Transaction Disclosure Statement,” to your tax return for the taxable year of the transaction, as well as provide a copy of this form to the Office of Tax Shelter Analysis at the same time that such statement is first filed with the IRS. You should consult your tax advisors concerning these disclosure obligations with respect to the receipt or disposition of Common OP Units, or transactions that might be undertaken directly or indirectly by Aimco OP. Moreover, you should be aware that Aimco OP and other participants in the transactions involving Aimco OP (including their advisors) would be subject to the Disclosure Requirement and/or the List Maintenance Requirement if this transaction were to be classified as a reportable transaction.

Taxation Of Foreign OP Unitholders

A Non-U.S. Holder (as defined below under “— Material United States Federal Income Tax Matters — Taxation of Aimco and Aimco Stockholders — Taxation of Foreign Stockholders) will generally be considered to be engaged in a United States trade or business on account of its ownership of an OP Unit. As a result, a Non-U.S. Holder will be required to file United States Federal income tax returns with respect to its allocable share of Aimco OP’s income which is effectively connected to its trade or business. A Non-U.S. Holder that is a corporation may also be subject to United States branch profit tax at a rate of 30%, in addition to regular United States Federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the Non-U.S. Holder is resident for tax purposes. Non-U.S. Holders are advised to consult their tax advisors regarding the effects an investment in Aimco OP may have on information return requirements and other United States and non-United States tax matters, including the tax consequences of an investment in Aimco OP for the country or other jurisdiction of which such Non-U.S. Holder is a citizen or in which such Non-U.S. Holder resides or is otherwise located.

Taxation of Aimco and Aimco Stockholders

Taxation of Aimco

The REIT provisions of the Internal Revenue Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Internal Revenue Code that govern the United States Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Aimco has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1994, and Aimco intends to continue such election. Although Aimco believes that, commencing with the Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depends upon Aimco’s ability to meet, on a continuing basis, through actual annual operating results, asset ownership, distribution levels, requirements regard diversity of stock ownership, and the various qualification tests imposed under the Internal Revenue Code as discussed below. No assurance can be given that the actual results of Aimco’s operation for any one taxable year will satisfy such requirements. See “Material United States Federal Income Tax Matters — Taxation of Aimco and Aimco Stockholders — Failure to Qualify.” No assurance can be given that the IRS will not challenge Aimco’s eligibility for taxation as a REIT.

Taxation of REITs in General

Provided Aimco qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to United States Federal corporate income tax on its net income that is currently distributed to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

The rates at which individual stockholders are taxed on corporate dividends are set to increase to 39.6% after December 31, 2010, absent further Congressional action. With limited exceptions, however, dividends received by stockholders from Aimco or from other entities that are taxed as REITs are generally not eligible for the reduced rates formerly applicable to qualified dividend income, and will continue to be taxed at rates applicable to ordinary income. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Stockholders.”

If Aimco qualifies as a REIT, it will nonetheless be subject to Federal income tax in the following circumstances:

•	Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Aimco and its taxable REIT subsidiaries (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties.

•	If Aimco has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate. We do not anticipate receiving any income from foreclosure property.

•	If Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with Aimco’s gross income.

•	Similarly, if Aimco should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, it may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•	If Aimco should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Aimco would be required to pay a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•	Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Taxation of Aimco and Aimco Stockholders — Requirements for Qualification — General.”

•	If Aimco acquires appreciated assets from a corporation that is not a REIT (i.e., a “subchapter C corporation”) in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Aimco may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if Aimco subsequently recognizes gain on the disposition of any such asset during the ten-year period following its acquisition from the subchapter C corporation.

•	Certain earnings of Aimco’s subsidiaries are subchapter C corporations, the earnings of which could be subject to Federal corporate income tax.

•	Aimco may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

•	Aimco and its subsidiaries may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on their assets and operations. Aimco could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities); and

7. that meets other tests described below (including with respect to the nature of its income and assets).

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that the condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Aimco believes that it has been organized, has operated and has issued sufficient shares of stock to satisfy conditions (1) through (7) inclusive. Aimco’s articles of incorporation provide certain restrictions regarding transfers of its shares, which are intended to assist Aimco in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Aimco will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

To monitor Aimco’s compliance with the share ownership requirements, Aimco is generally required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by Aimco). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco’s records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Internal Revenue Code extends similar relief in the case of certain violations of the REIT asset requirements (see ‘‘— Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If Aimco fails to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable it to maintain its qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership, the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Aimco’s proportionate share of the assets, liabilities and items of income of the Subsidiary Partnerships will be treated as assets, liabilities and items of income of Aimco for purposes of applying the REIT requirements described below. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in “— Taxation of Aimco and Aimco Stockholders — Tax Aspects of Investments in Affiliated Entities — Partnerships.”

Disregarded Subsidiaries.  Aimco’s indirect interests in Aimco OP and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of Aimco organized and operated as “qualified REIT subsidiaries” within the meaning of the Internal Revenue Code. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for Federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to Federal corporate income taxation, although it may be subject to state or local taxation. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for Federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Aimco holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of Aimco ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than Aimco or another disregarded subsidiary of Aimco — the subsidiary’s separate existence would no longer be disregarded for Federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Aimco’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Taxation of Aimco and Aimco Stockholders — Asset Tests” and “— Taxation of Aimco and Aimco Stockholders — Income Tests.”

Taxable Subsidiaries.  A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). A TRS also includes any corporation, other than a REIT, with respect to which a TRS in which a REIT owns an interest, owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for Federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains). As a taxable corporation, a TRS is required to pay regular Federal income tax, and state and local income tax where applicable.

Certain of Aimco’s operations (including certain of its property management, asset management, risk, etc.) are conducted through its taxable REIT subsidiaries. Because Aimco is not required to include the assets and income of such taxable REIT subsidiaries in determining Aimco’s compliance with the REIT requirements, Aimco uses its taxable REIT subsidiaries to facilitate its ability to offer services and activities to its residents that are not generally considered as qualifying REIT services and activities. If Aimco fails to properly structure and provide such nonqualifying services and activities through its taxable REIT subsidiaries, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

A TRS may generally engage in any business except the operation or management of a lodging or health care facility. The operation or management of a health care or lodging facility precludes a corporation from qualifying as a TRS. If any of Aimco’s taxable REIT subsidiaries were deemed to operate or manage a health care or lodging facility, such taxable REIT subsidiaries would fail to qualify as taxable REIT subsidiaries, and Aimco would fail to qualify as a REIT. Aimco believes that none of its taxable REIT subsidiaries operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurance that the IRS will not contend that any of Aimco’s taxable REIT subsidiaries operate or manage a health care or lodging facility, disqualifying it from treatment as a TRS, thereby resulting in the disqualification of Aimco as a REIT.

Several provisions of the Internal Revenue Code regarding arrangements between a REIT and a TRS ensure that a TRS will be subject to an appropriate level of Federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, Aimco would be obligated to pay a 100% penalty tax on some payments that it receives from, or on certain expenses deducted by, its taxable REIT subsidiaries, if the IRS were to successfully assert that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. See “Taxation of REITs in General — Penalty Tax.”

Income Tests

In order to maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:

•	First, at least 75% of Aimco’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as certain types of temporary investments.

•	Second, at least 95% of Aimco’s gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by Aimco directly or through the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. Aimco and its affiliates are permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Aimco is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

Aimco manages apartment properties for third parties and affiliates through its taxable REIT subsidiaries. These taxable REIT subsidiaries receive management fees and other income. A portion of such fees and other income accrue to Aimco through distributions from the taxable REIT subsidiaries that are classified as dividend income to the extent of the earnings and profits of the taxable REIT subsidiaries. Such distributions will generally qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

Any income or gain derived by Aimco directly or through its Subsidiary Partnerships from instruments that hedge certain risks, such as the risk of changes in interest rates, will not constitute gross income for purposes of the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include that the instrument hedges risks associated with indebtedness issued by Aimco or its Subsidiary Partnerships that is incurred to acquire or carry “real estate assets” (as described below under “— Taxation of Aimco and Aimco Stockholders — Asset Tests”), and the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Aimco’s failure to meet these tests was due to reasonable cause and not due to willful neglect, Aimco attaches a schedule of the sources of its income to its tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether Aimco would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. As discussed above under “— Taxation of Aimco and Aimco Stockholders — Taxation of REITs in General,” even where these relief provisions apply, a tax is imposed based upon the amount by which Aimco fails to satisfy the particular gross income test.

Asset Tests

Aimco, at the close of each calendar quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:

•	First, at least 75% of the value of the total assets of Aimco total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Second, not more than 25% of Aimco’s total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by Aimco may not exceed 5% of the value of Aimco’s total assets, Aimco may not own more than 10% of any one issuer’s outstanding voting securities, and Aimco may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries.

•	Fourth, the aggregate value of all securities of taxable REIT subsidiaries held by Aimco may not exceed 25% of the value of Aimco’s total assets.

Aimco believes that the value of the securities held by Aimco in its taxable REIT subsidiaries will not exceed, in the aggregate, 25% of the value of Aimco’s total assets and that Aimco’s ownership interests in its taxable REIT subsidiaries qualify under the asset tests set forth above.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, resulting in loss of REIT status, unless it is a qualifying mortgage asset satisfies the rules for “straight debt,” or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by Aimco that is issued by another REIT may not so qualify.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the Internal Revenue Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Internal Revenue Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which now has an expanded definition and includes securities having certain contingency features. A restriction, however, precludes a security from qualifying as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” The Internal Revenue Code also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Aimco believes that its holding of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support Aimco’s conclusions as to the value of its assets, including Aimco OP’s total assets and the value of Aimco OP’s interest in the taxable REIT subsidiaries. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Annual Distribution Requirements

In order for Aimco to qualify as a REIT, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to:

•	the sum of

(a) 90% of Aimco’s “REIT taxable income” (computed without regard to the deduction for dividends paid and net capital gain of Aimco), and

(b) 90% of the net income, if any, from foreclosure property (as described below), minus

•	the sum of certain items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Aimco, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Aimco’s organizational documents.

To the extent that Aimco distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, Aimco may elect to retain, rather than distribute, its net capital gain and pay tax on such gain. In such a case, Aimco’s stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by Aimco. Aimco’s stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

If Aimco should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year,

(c) 95% of its REIT capital gain net income for such year (excluding retained net capital gain), and

(d) any undistributed taxable income from prior periods,

Aimco would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income retained on which it has paid corporate income tax.

It is possible that Aimco, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from Aimco OP) and (ii) the inclusion of certain items in income by Aimco for Federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Aimco’s deduction for dividends paid for the earlier year. In this case, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Aimco will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at long term capital gains rates and, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Aimco would be entitled to this statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Aimco intends to conduct its operations so that no asset owned by Aimco or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of Aimco’s business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by Aimco will not be treated as property held for sale to customers, or that Aimco can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Penalty Tax

Aimco will be subject to a 100% penalty tax on the amount of certain non-arm’s length payments received from, or certain expenses deducted by, its taxable REIT subsidiaries if the IRS were to successfully assert that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar transaction between unrelated parties. Such amounts may include rents from real property that are overstated as a result of services furnished by a TRS to tenants of Aimco and amounts that are deducted by a TRS for payments made to Aimco that are in excess of the amounts that would have been charged by an unrelated party.

Aimco believes that the fees paid to its taxable REIT subsidiaries for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by Aimco do not represent arm’s-length amounts. If the IRS successfully made such an assertion, Aimco would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Tax Aspects Of Aimco’s Investments In Partnerships

General

Substantially all of Aimco’s investments are held indirectly through Aimco OP. In general, partnerships are “pass-through” entities that are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by the Subsidiary Partnerships. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Effect of Subsidiary Entities — Ownership of Partnership Interests.”

Entity Classification.

Aimco’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of any of the Subsidiary Partnerships as a partnership, as opposed to as an association taxable as a corporation, for Federal income tax purposes. If any of these entities were treated as an association for Federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of Aimco’s assets and items of gross income would change and could preclude Aimco from satisfying the REIT asset tests and gross income tests (see “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Asset Tests” and “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Income Tests”), and in turn could prevent Aimco from qualifying as a REIT unless Aimco is eligible for relief from the violation pursuant to relief provisions described above. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Failure to Qualify” above for a summary of the effect of Aimco’s failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.

Tax Allocations With Respect To The Properties.

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book — Tax Difference”). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Aimco OP was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules apply to the contribution by Aimco to Aimco OP of the cash proceeds received in any offerings of its stock.

In general, certain unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by Aimco OP or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of Aimco OP or other Subsidiary Partnerships may cause Aimco to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Aimco to recognize, over time, taxable income in excess of cash proceeds, which might adversely affect Aimco’s ability to comply with the REIT distribution requirements. See ‘‘— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Annual Distribution Requirements.”

With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Sale Of The Properties.

Aimco’s share of any gain realized by Aimco OP or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “— United States Federal Income Taxation of Aimco and Aimco Stockholder — Taxation of Aimco — Prohibited Transactions.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Aimco OP and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with Aimco’s investment objectives.

Taxation of Taxable REIT Subsidiaries

A portion of the amounts to be used to fund distributions to stockholders may come from distributions made by Aimco’s taxable REIT subsidiaries to Aimco OP, and interest paid by the taxable REIT subsidiaries on certain notes held by Aimco OP. In general, taxable REIT subsidiaries pay Federal, state and local income taxes on their taxable income at normal corporate rates. Any Federal, state or local income taxes that Aimco’s taxable REIT subsidiaries are required to pay will reduce Aimco’s cash flow from operating activities and its ability to make payments to holders of its securities.

Taxation of Stockholders

Taxable Domestic Stockholders

Distributions.  Provided that Aimco qualifies as a REIT, distributions made to Aimco’s taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from taxable REIT subsidiaries or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions (and retained net capital gains) that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed Aimco’s actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum Federal rates of 15% through 2010 (and are set to increase to 20% thereafter, absent further Congressional action) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum Federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

In determining the extent to which a distribution constitutes a dividend for tax purposes, Aimco’s earnings and profits generally will be allocated first to distributions with respect to preferred stock prior to allocating any remaining earnings and profits to distributions on Aimco’s common stock. If Aimco has net capital gains and designates some or all of its distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Aimco before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

Dispositions of Aimco Stock.  A stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of stock in an amount equal to the difference between the sum of the fair market value of any property and cash received in such disposition, and the stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a stockholder’s tax basis will equal the stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (as discussed above), less tax deemed paid on such net capital gains, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of Aimco stock will be subject to taxation at long term capital gains rates if the Aimco stock is held for more than 12 months, and will be taxed at ordinary income rates if the Aimco stock is held for 12 months or less. Gains recognized by stockholders that are corporations are currently subject to Federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Aimco stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Aimco stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Aimco that are required to be treated by the stockholder as long-term capital gain.

A redemption of Aimco stock (including preferred stock or equity stock) will be treated under Section 302 of the Internal Revenue Code as a dividend subject to tax at ordinary income tax rates (to the extent of Aimco’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only the stock is redeemed, since it generally does not have voting rights), (ii) results in a “complete termination” of the holder’s stock interest in Aimco, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed stock would be transferred to the holder’s remaining stockholdings in Aimco. If, however, the stockholder has no remaining stockholdings in Aimco, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Aimco in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, the Internal Revenue Code imposes penalties for failure to comply with these requirements. Prospective investors should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Aimco, or transactions that might be undertaken directly or indirectly by Aimco. Moreover, prospective investors should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations

Taxation Of Foreign Stockholders

The following is a summary of certain anticipated U.S. Federal income and estate tax consequences of the ownership and disposition of securities applicable to Non-U.S. Holders of securities. A “Non-U.S. Holder” is generally any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. Federal income and estate taxation.

Ordinary Dividends.  The portion of dividends received by Non-U.S. Holders payable out of Aimco’s earnings and profits which are not attributable to capital gains of Aimco and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty and the Non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of securities. In cases where the dividend income from a Non-U.S. Holder’s investment in securities is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

Non-Dividend Distributions.  Unless Aimco stock constitutes a United States real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by Aimco which are not dividends out of the earnings and profits of Aimco will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of Aimco. If Aimco stock constitutes a USRPI, distributions by Aimco in excess of the sum of its earnings and profits plus the stockholder’s basis in its Aimco stock will be taxed under the FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Aimco’s earnings and profits.

Capital Gain Dividends.  Under FIRPTA, a distribution made by Aimco to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs held by Aimco directly or through pass-through subsidiaries (“USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Aimco will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI capital gain if Aimco held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are attributable to dispositions by that REIT of assets other then USRPIs are generally not subject to U.S. income or withholding tax.

A capital gain dividend by Aimco that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from Aimco (see “— Taxation of Foreign Stockholders — Ordinary Dividends”), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the one year period ending on the date on which the capital gain dividend is received.

Dispositions of Aimco Stock.  Unless Aimco stock constitutes a USRPI, a sale of the stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of Aimco’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, Aimco stock nonetheless will not constitute a USRPI if Aimco is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. Aimco believes that it is, and it expects to continue to be, a domestically controlled qualified investment entity. If Aimco is, and continues to be, a domestically controlled qualified investment entity, the sale of Aimco stock should not be subject to taxation under FIRPTA. Because most classes of stock of Aimco are publicly traded, however, no assurance can be given that Aimco is or will continue to be a domestically controlled qualified investment entity.

Even if Aimco does not constitute a domestically controlled qualified investment entity, a Non-U.S. Holder’s sale of stock generally nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI provided that:

•	the stock is of a class that is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which Aimco stock is listed), and

•	the selling Non-U.S. Holder held 5% or less of such class of Aimco’s outstanding stock at all times during a specified testing period.

If gain on the sale of stock of Aimco were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Aimco stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases. First, if the Non-U.S. Holder’s investment in the Aimco stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax

Aimco stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includible in the individual’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. Federal estate tax on the property includible in the estate for U.S. Federal estate tax purposes.

Information Reporting Requirements And Backup Withholding

Aimco will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28% through 2010 and a rate of 31% thereafter, absent further Congressional action) with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide Aimco with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, Aimco may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders. The IRS has issued final Treasury Regulations regarding the withholding, backup withholding and information reporting rules as applied to Non-U.S. Holders. Prospective investors in securities should consult their tax advisors regarding the application of these Treasury Regulations.

Tax Return Disclosure and Investor List Requirements

Treasury Regulations require participants in a “reportable transaction” to disclose certain information about the transaction to the IRS with their tax returns and retain certain information relating to the transaction (the “Disclosure Requirement”). In addition, organizers, sellers, and certain advisors of a reportable transaction are required to maintain certain records, including lists identifying the investors in a transaction, and to furnish those records, as well as detailed information regarding the transaction, to the IRS upon demand (the “List Maintenance Requirement”).

While the Disclosure Requirement and the List Maintenance Requirement are directed towards “tax shelters,” the regulations are written quite broadly, and apply to transactions that would not typically be considered tax shelters. There are significant penalties for failure to comply with these requirements.

A transaction may be a reportable transaction based upon any of several indicia, including, among other things, if it could result in tax losses or book-tax differences in excess of prescribed thresholds. The transaction contemplated herein may result in book-tax differences in excess of prescribed thresholds and as such, could be a reportable transaction under the Treasury Regulations involving tax shelters. Characterization of this transaction as a reportable transaction could increase the likelihood of an audit by the IRS. If this transaction were to be classified as a reportable transaction, you would be required to attach a completed IRS Form 8886, the “Reportable Transaction Disclosure Statement,” to your tax return for the taxable year of the transaction, as well as provide a copy of this form to the Office of Tax Shelter Analysis at the same time that such statement is first filed with the IRS. You should consult your tax advisors concerning these disclosure obligations with respect to the receipt or disposition of Aimco Stock, or transactions that might be undertaken directly or indirectly by the Aimco. Moreover, you should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) would be subject to the Disclosure Requirement and/or the List Maintenance Requirement if this transaction were to be classified as a reportable transaction.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from Federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Aimco stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Aimco stock is not otherwise used in an unrelated trade or business, Aimco believe that distributions from Aimco and income from the sale of the Aimco stock should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholder that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize distributions from Aimco as UBTI.

In addition, in certain circumstances, a pension trust that owns more than 10% of Aimco’s stock could be required to treat a percentage of the dividends from Aimco as UBTI (the “UBTI Percentage”). The UBTI Percentage is the gross income derived by Aimco from an unrelated trade or business (determined as if Aimco were a pension trust) divided by the gross income of Aimco for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of Aimco’s stock only if:

•	the UBTI Percentage is at least 5%,

•	Aimco qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of Aimco in proportion to their actuarial interest in the pension trust, and

•	either (A) one pension trust owns more than 25% of the value of Aimco’s stock or (B) a group of pension trusts each individually holding more than 10% of the value of Aimco’s stock collectively owns more than 50% of the value of Aimco’s stock.

The restrictions on ownership and transfer of Aimco’s stock should prevent an Exempt Organization from owning more than 10% of the value of Aimco’s stock.

Other Tax Consequences

Legislative or Other Actions Affecting REITs

The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. For example, Congress is considering proposals that would delay the scheduled increase in the maximum tax rates applicable to individual taxpayers on qualified dividend income and long term capital gains, for taxable years beginning after December 31, 2010, to 39.6% and 20% respectively. In addition, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividend and other income, including capital gains from the sale or other disposition of our stock.

No assurance can be given as to whether, or in what form, the proposals described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the Federal laws and interpretations thereof could adversely affect an investment in Aimco or Aimco OP.

Recently enacted legislation will require, after December 31, 2012, withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-US entities that are wholly or partially owned by United States persons. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-US entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-United States stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

State, Local And Foreign Taxes

Aimco OP, OP Unitholders, Aimco and Aimco stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that Aimco OP owns properties located in a number of states and local jurisdictions, and Aimco OP and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of Aimco OP and OP Unitholders and of Aimco and its stockholders may not conform to the United States Federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local foreign tax laws on an investment in Aimco OP or Aimco.

FEES AND EXPENSES

The costs of planning and implementing the mergers, including the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the mergers are effectuated. Except as set forth in this information statement/prospectus, Aimco OP will not pay any fees or commissions to any broker, dealer or other person in connection with the mergers. The General Partner has retained Eagle Rock Proxy Advisors, LLC, or the Information Agent, to act as the information agent in connection with the mergers. The Information Agent may contact holders of NPI Units by mail, e-mail, telephone, telex, telegraph and in person and may request brokers, dealers and other nominee limited partners to forward materials relating to the mergers to the beneficial owners of NPI Units. Aimco OP will pay the Information Agent reasonable and customary compensation for its services in connection with the mergers, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the United States Federal securities laws. Aimco OP will also pay all costs and expenses of filing, printing and mailing the information statement/prospectus as well as any related legal fees and expenses.

Below is an itemized list of the estimated expenses incurred and to be incurred in connection with preparing and delivering this information statement/prospectus:

Information Agent Fees	$7,500
Printing Fees	2,400
Postage Fees	4,500
Tax and Accounting Fees	45,000
Appraisal Fees	6,900
Legal Fees	100,000

Total	$166,300

LEGAL MATTERS

Certain tax matters will be passed upon for Aimco by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Aimco Class A Common Stock issuable upon redemption of the OP Units will be passed upon by DLA Piper LLP (US). The validity of the OP Units offered by this information statement/prospectus will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Aimco for the year ended December 31, 2009 appearing in Aimco’s Current Report on Form 8-K dated November 19, 2010 (including the schedule appearing therein), and the effectiveness of Aimco’s internal control over financial reporting appearing in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Aimco management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Aimco OP for the year ended December 31, 2009 appearing in Aimco OP’s Current Report on Form 8-K dated November 19, 2010 (including the schedule appearing therein), and the effectiveness of Aimco OP’s internal control over financial reporting appearing in Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and included in Annex J and Annex H to this information statement/prospectus. Such consolidated financial statements and Aimco OP management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of NPI appearing in NPI’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and included in Annex D of this information statement/prospectus. Such financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Information Incorporated by Reference

Aimco, Aimco OP and NPI are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the SEC. You may read and copy any document so filed at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aimco’s, Aimco OP’s and NPI’s filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The information that Aimco files with the SEC is incorporated by reference, which means that important information is being disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement/prospectus. The documents listed below are incorporated by reference along with all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this information statement/prospectus is a part, and prior to effectiveness of such registration statement, and (ii) after the date of this information statement/prospectus and prior to the completion of the offering of securities described in this information statement/prospectus.

•	Proxy Statement for the 2010 Annual Meeting of Stockholders of Aimco;

•	Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	Aimco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010; and

•	Aimco’s Current Reports on Form 8-K, dated February 2, 2010 (filed February 4, 2010), dated February 3, 2010 (filed February 5, 2010), dated April 26, 2010 (filed April 29, 2010), dated May 24, 2010 (filed May 24, 2010), dated July 30, 2010 (filed July 30, 2010), dated September 1, 2010 (filed September 3, 2010), dated September 7, 2010 (filed September 7, 2010), dated September 10, 2010 (filed September 10, 2010), dated September 29, 2010 (filed September 30, 2010), dated October 29, 2010 (filed October 29, 2010) and dated November 19, 2010 (filed November 19, 2010).

You may request a copy of these filings, at no cost, by writing or calling Aimco at the following address and telephone number:

ISTC Corporation
P.O. Box 2347
Greenville, South Carolina 29602
(864) 239-1029

You should rely only on the information included or incorporated by reference in this information statement/prospectus. No person is authorized to provide you with different information. You should not assume that the information in this information statement/prospectus is accurate as of any date other than the date on the front of the document.

Information Included in the Annexes to this Information Statement/Prospectus

Important information is also included in the Annexes attached hereto, including the following:

•	Annex A — Agreement and Plan of Merger;

•	Annex B — Appraisal Rights of Limited Partners;

•	Annex C — Officers and Directors;

•	Annex D — NPI’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	Annex E — NPI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

•	Annex F — Amendment to Partnership Agreement;

•	Annex G — Summary of Appraisal Table;

•	Annex H — Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2009 (excluding the report of the independent registered public accounting firm, the financial statements and the notes thereto);

•	Annex I — Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010; and

•	Annex J — Aimco OP’s Current Report on Form 8-K, filed with the SEC on November 19, 2010, which includes Aimco OP’s Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data for the year ended December 31, 2009, revised to reflect discontinued operations and changes in business segments.

References to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 are included in NPI’s Annual Report on Form 10-K for the year ended December 31, 2009 which is included as Annex D to this information statement/prospectus; in NPI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which is included as Annex E to this information statement/prospectus; and in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which are incorporated by reference in this information statement/prospectus. However, because the merger is a “going private” transaction, those safe-harbor provisions do not apply to any forward-looking statements NPI or Aimco make in connection with the merger.

ANNEX A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of          , 2010, by and among NATIONAL PROPERTY INVESTORS III, a California limited partnership (“NPI”), NATIONAL PROPERTY INVESTORS III, LP, a Delaware limited partnership (“New NPI”), AIMCO NPI III MERGER SUB LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Aimco OP”).

WHEREAS, NPI Equity Investments, Inc., the managing general partner of NPI and New NPI (“NPI Equity”), has determined that the merger of NPI with and into New NPI, with New NPI as the surviving entity, and the subsequent merger of the Aimco Subsidiary with and into New NPI, with New NPI as the surviving entity, in each case, on the terms set forth herein, are advisable and in the best interests of NPI and New NPI and their respective partners; and

WHEREAS, Aimco OP is the sole member of the Aimco Subsidiary and the sole limited partner of New NPI; and

WHEREAS the Board of Directors of AIMCO-GP, Inc., the general partner of Aimco OP (“AIMCO-GP”), has determined that the merger of NPI with and into New NPI, with New NPI as the surviving entity, and the subsequent merger of the Aimco Subsidiary with and into New NPI, with New AP NPI as the surviving entity, in each case, on the terms as set forth herein, are advisable and in the best interests of Aimco OP and its partners, and the Aimco Subsidiary; and

WHEREAS, a majority in interest of the limited partners of NPI have approved this Agreement and the transactions contemplated hereby; and

WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which the Mergers (as defined below) will be consummated.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.  The First Merger.  Subject to the terms and conditions set forth herein, NPI shall be merged with and into New NPI (the “First Merger”), with New NPI as the surviving entity (the “First Surviving Entity”). As soon as practicable after all of the conditions to the First Merger set forth herein have been satisfied, NPI and New NPI shall (i) execute a certificate of merger and cause such certificate to be filed with the Secretary of State of the State of California and (ii) execute a certificate of merger and cause such certificate to be filed with the Secretary of State of the State of Delaware. The First Merger shall become effective upon the filing of such certificates (the “First Effective Time”). At the First Effective Time, the First Merger shall have the effect provided by applicable law and this Agreement, including, but not limited to, the following consequences:

(a) Certificate of Limited Partnership.  The certificate of limited partnership of New NPI in effect immediately prior to the First Effective Time shall be the certificate of limited partnership of the First Surviving Entity unless and until subsequently amended.

(b) Partnership Agreement.  The limited partnership agreement of NPI in effect immediately prior to the First Effective Time, as amended as set forth on Exhibit A hereto, shall be the partnership agreement of the First Surviving Entity unless and until subsequently amended. The general partners and each limited partner of the First Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, such partnership agreement.

(c) General Partner.  NPI Equity shall be the managing general partner of the First Surviving Entity.

(d) Conversion of Equity Interests.

(i) Interests in NPI.  Each general partnership interest of NPI outstanding immediately prior to the First Effective Time and held by a general partner shall be converted into an equivalent general partnership interest in the

First Surviving Entity (each new general partnership interest, a “New NPI GP Interest”). Each unit of limited partnership interest of NPI outstanding immediately prior to the First Effective Time shall be converted into an equivalent unit of limited partnership interest in the First Surviving Entity (a “New NPI Unit”).

(ii) Interests in New NPI.  The interest of each partner in New NPI immediately prior to the First Effective Time shall be cancelled.

Section 2.  The Second Merger.  Subject to the terms and conditions set forth herein, immediately following the First Effective Time, the Aimco Subsidiary shall be merged with and into New NPI (the “Second Merger” and, together with the First Merger, the “Mergers”), with New NPI as the surviving entity (the “Second Surviving Entity”). As soon as practicable after all of the conditions to the Second Merger set forth herein have been satisfied, New NPI shall cause to be filed a certificate of merger with respect to the Second Merger with the Secretary of State of the State of Delaware. The Second Merger shall become effective upon the filing of such certificate (the “Second Effective Time”). At the Second Effective Time, the Second Merger shall have the effect provided by applicable law and this Agreement, including, but not limited to, the following consequences:

(a) Certificate of Limited Partnership.  The certificate of limited partnership of New NPI in effect immediately prior to the Second Effective Time shall be the certificate of limited partnership of the Second Surviving Entity unless and until subsequently amended.

(b) Partnership Agreement.  The limited partnership agreement of New NPI in effect immediately prior to the Second Effective Time shall be the partnership agreement of the Second Surviving Entity (the “Partnership Agreement”) unless and until subsequently amended. The general partners and each limited partner of the Second Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement.

(c) General Partners.  NPI Equity shall be the managing general partner of the Second Surviving Entity.

(d) Treatment of Limited Partners Interests in New NPI.

(i) In connection with the Second Merger and in accordance with the procedures set forth in Section 2(d)(iii) hereto, each New NPI Unit outstanding immediately prior to the Second Effective Time, except New NPI Units held by limited partners who have perfected their appraisal rights pursuant to Exhibit B hereto, shall be converted into the right to receive, at the election of the holder thereof, either (x) $57.24 in cash (the “Cash Consideration”) or (y) a number of partnership common units (“OP Units”) of Aimco OP calculated by dividing $57.24 by the average closing price of Apartment Investment and Management Company common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the date of the Second Effective Time (the “OP Unit Consideration”, and, together with the Cash Consideration, the “Merger Consideration”).

(ii) Notwithstanding Section 2(d)(i), if Aimco OP determines that the law of the state or other jurisdiction in which a holder of New NPI Units resides would prohibit the issuance of OP Units in that state or jurisdiction, or that the registration in that state or other jurisdiction would be prohibitively costly (each such state or jurisdiction, a “Specified Jurisdiction”), then such holder will only be entitled to receive the Cash Consideration for each New NPI Unit.

(iii) Aimco OP shall prepare a form of election (the “Election Form”) describing the Second Merger, pursuant to which each holder of New NPI Units will have the right to elect to receive either the Cash Consideration or the OP Unit Consideration (subject to Section 2(d)(ii)). Aimco OP shall mail or cause to be mailed an Election Form to each holder of New NPI Units, together with any other materials that Aimco OP determines to be necessary or prudent, no later than ten (10) days after the Second Effective Time. An election to receive the Cash Consideration or the OP Unit Consideration shall be effective only if a properly executed Election Form is received by Aimco OP or its designees prior to 5:00 p.m., Eastern Time on the day that is thirty (30) days after the mailing of such Election Form by Aimco OP. If a holder New NPI Units fails to return a duly completed Election Form within the time period specified in the Election Form, such holder shall be deemed to have elected to receive the Cash Consideration. In addition, each holder of New NPI Units that resides in a Specified Jurisdiction will be deemed to have elected the Cash Consideration. NPI, New NPI, the Aimco Subsidiary and Aimco OP agree that holders of New NPI Units shall have the right to revoke any election made in connection with the Second Merger at any time prior to the expiration of the time period stated in the Election Form. Aimco OP and NPI Equity, by mutual agreement, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the issuance and delivery of the Merger Consideration, as applicable.

(e) Treatment of General Partners’ Interests.  Each New NPI GP Interest outstanding immediately prior to consummation of the Second Merger shall remain outstanding and unchanged, with all of the rights set forth in the Partnership Agreement.

(f) Treatment of Interests in the Aimco Subsidiary.  The entire membership interest in the Aimco Subsidiary immediately prior to the Second Effective Time shall be converted into one hundred (100) New NPI Units of the Second Surviving Entity.

Section 3.  Appraisal Rights.  In connection with the First Merger, none of the partners in NPI or New NPI will have any dissenters’ appraisal rights. In connection with the Second Merger, the holders of New NPI Units immediately prior to the Second Merger shall have the appraisal rights set forth in Exhibit B hereto.

Section 4.  Covenants.  Aimco OP agrees to pay for, or reimburse NPI and New NPI for, all expenses incurred by NPI and New NPI in connection with the Mergers and the transactions contemplated hereby. Aimco OP agrees to pay cash or issue and deliver OP Units to the former holders of New NPI Units, in accordance with Section 2(d) of this Agreement.

Section 5.  Conditions to the Mergers.  Notwithstanding any provisions of this Agreement to the contrary, none of the parties hereto shall be required to consummate the transactions contemplated hereby if any third-party consent, authorization or approval that any of the parties hereto deem necessary or desirable in connection with this Agreement, or the consummation of the transactions contemplated hereby, has not been obtained or received.

Section 6.  Tax Treatment.

(a) First Merger.  The parties hereto acknowledge and agree that for federal income tax purposes, the First Merger will be treated as follows:

(i) NPI will be deemed to have obtained as a result of the First Merger an initial capital account balance in the First Surviving Entity reflecting the tax bases of the assets so treated as contributed by NPI to the First Surviving Entity.

(ii) Each partner in the First Surviving Entity will have an initial capital account balance in the First Surviving Entity equal to its proportionate share of such initial capital account balance so deemed obtained by NPI.

(iii) In accordance with the foregoing, the respective initial capital account balances of the general partners and limited partners of the First Surviving Entity immediately following the First Effective Time shall be the same as those of the general partners and the limited partners of NPI immediately prior to the First Effective Time.

(iv) The First Merger should not be treated as a realization event and, in accordance with the foregoing, the First Surviving Entity shall be treated as the continuation of NPI for federal income tax purposes.

(b) Second Merger.  The parties hereto intend and agree that, for Federal income tax purposes, (i) any payment of cash for New NPI Units shall be treated as a sale of such New NPI Units by such holder and a purchase of such New NPI Units by Aimco OP for the cash so paid under the terms of this Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4), and (ii) each such holder of New NPI Units who accepts cash explicitly agrees and consents to such treatment. Furthermore, the parties hereto intend and agree that, for Federal income tax purposes, (i) any exchange of New NPI Units for OP Units under the terms of this Agreement shall be treated in accordance with Sections 721 and 731 of the Internal Revenue Code of 1986, as amended, and (ii) each such holder of New NPI Units who accepts OP Units explicitly agrees and consents to such treatment. Any cash and/or OP Units to which a holder of New NPI Units is entitled pursuant to this Agreement shall be paid only after the receipt of a consent from such holder that, for Federal income tax purposes, the receipt of cash and/or OP Units shall be treated as described in this Section 6(b).

Section 7.  Further Assurances.

(a) From time to time, as and when required by the First Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of NPI such deeds and other instruments, and there shall be taken or caused to be taken by NPI all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the First Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of NPI, and otherwise to carry out the purposes of this Agreement, and the officers and directors of NPI Equity are fully authorized in the name and on behalf NPI or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(b) From time to time, as and when required by the Second Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the Aimco Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by the Aimco Subsidiary all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Second Surviving Entity title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Aimco Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of NPI Equity are fully authorized in the name and on behalf of Aimco Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

Section 8.  Amendment.  Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the consummation of the Mergers with respect to any of the terms contained herein.

Section 9.  Abandonment.  At any time prior to consummation of the Mergers, this Agreement may be terminated and the Mergers may be abandoned without liability to any party hereto by any of the Aimco Subsidiary, Aimco OP, NPI or New NPI, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of the members of the Aimco Subsidiary, the partners of NPI or the general partner of Aimco OP.

Section 10.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

Section 11.  No Third-Party Beneficiaries.  No provision of this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto any rights or remedies hereunder, other than the appraisal rights given to holders of New NPI Units pursuant to Section 3.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NATIONAL PROPERTY INVESTORS III

By:	NPI Equity, Inc.,
Its Managing General Partner

By:
Name:
Title:

NATIONAL PROPERTY INVESTORS III, LP

By:	NPI Equity, Inc.,
Its Managing General Partner

By:
Name:
Title:

AIMCO NPI III MERGER SUB LLC

By:	Aimco Properties, L.P.,
Its Sole Member

By:	AIMCO-GP, Inc.
Its General Partner

By:
Name:
Title:

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc.,
Its General Partner

By:
Name:
Title:

[Signature Page — Merger Agreement]

EXHIBIT A

AMENDMENT
TO
PARTNERSHIP AGREEMENT
OF
NATIONAL PROPERTY INVESTORS III

This AMENDMENT TO THE PARTNERSHIP AGREEMENT OF NATIONAL PROPERTY INVESTORS III (this ‘‘Amendment”) is entered into as of          , 2010 by and among NPI Equity Investments, Inc., a Florida corporation, in its capacity as managing general partner (the “Managing General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).

Recitals

WHEREAS, National Property Investors III, a California limited partnership (the ‘‘Partnership”), is governed pursuant to the terms of that certain Partnership Agreement, dated as of February 1, 1979, as amended and restated July 1, 1979 and as further amended to date (the “Partnership Agreement”);

WHEREAS, the Partnership and National Property Investors III, LP, a Delaware limited partnership (the “Delaware Partnership”), are parties to an Agreement and Plan of Merger, dated as of [          ], 2010 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Partnership will be merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the merger, the Partnership Agreement, as further amended by this Amendment, will become the partnership agreement of the Delaware Partnership; and

WHEREAS, the merger will be effected upon the approval or consent of (i) the managing general partner of each of the Partnership and the Delaware Partnership, and (ii) a majority in interest of the limited partners of each of the Partnership and the Delaware Partnership.

NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1. Amendments to the Partnership Agreement.  At the effective time of the Merger, the Partnership Agreement shall be amended as follows:

(a) In the first paragraph of the Partnership Agreement, the following words are deleted: “pursuant to the Uniform Limited Partnership Act of the State of California.”

(b) All other references therein to the Uniform Limited Partnership Act of the State of California or to the Uniform Limited Partnership Act of California shall be deemed to refer to the Delaware Revised Uniform Limited Partnership Act.

(c) Section 1 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“1.1 The name of the Partnership is National Property Investors III, LP, and its principal place of business is 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602 and thereafter such other place or places as the Managing General Partner may from time to time determine.

1.2 National Property Investors III was originally formed as a limited partnership (the “California Partnership”) pursuant to the provisions of the California Uniform Limited Partnership Act, upon the terms and conditions set forth in an agreement made as of February 1, 1979. Pursuant to an Agreement and Plan of Merger, dated as of          , 2010, by and between the California Partnership and National Property Investors III, LP, a Delaware limited partnership (the “Delaware Partnership”), the California Partnership was merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the “Surviving Entity”) in the merger (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Merger had the effect provided by applicable law, and the following consequences: (a) the certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time became the certificate of limited partnership of the Surviving Entity; (b) the limited partnership agreement of the California Partnership in effect immediately prior to the Effective Time, as amended as set forth on Annex A to the Merger Agreement, became the partnership agreement of the Surviving Entity (as so amended, the “Partnership Agreement”); (c) NPI Equity Investments, Inc., a Florida corporation, remained as sole Managing General Partner of the Surviving Entity, and its interest in the California Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (d) the interests of the general partner in the Delaware Partnership immediately prior to the Effective Time was cancelled; (e) each limited partner in the California Partnership became a limited partner in the Surviving Entity, with an interest in the Surviving Entity equivalent to the interest such limited partner had in the California Partnership immediately prior to the Effective Time; (f) the interest of each limited partner in the Delaware Partnership immediately prior to the Effective Time was cancelled. References herein to the “Partnership” are to the California Partnership prior to the Merger and to the Delaware Partnership, as the Surviving Entity in the Merger, from and after the Effective Time.”

(d) Section 2.1.15 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“2.1.15 “General Partner” shall refer to NPI Equity Investments, Inc., a Florida corporation, or to any other person or entity who succeeds it in such capacity.”

(e) Section 2.1.22 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“2.1.22 “Managing General Partner” shall refer to NPI Equity Investments, Inc., or to any other person or entity who succeeds in such capacity.”

(f) Section 2.1.32 of the Partnership Agreement is hereby amended to delete such section in its entirety.

(g) Section 16.5 of the Partnership Agreement is hereby amended by deleting the last sentence thereof.

(h) Section 20.1.1 of the Partnership Agreement is hereby amended by deleting everything after the word “foregoing.”

(i) Section 22.7 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“The name and address of the Managing General Partners is:

NPI Equity Investments, Inc.
4582 S. Ulster St., Suite 1100
Denver, CO 80237”

(j) Section 22.9 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“22.9 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions of hereof shall be construed under the laws of the State of Delaware and that the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement.”

2. Miscellaneous.

(a) Effect of Amendment.  In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict of apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b) Ratification.  Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c) Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The Managing General Partner:

NPI EQUITY INVESTMENTS, INC.
a Florida corporation

By:
Name:
Title:

The Limited Partners:

By:	NPI Equity Investments, Inc.
attorney-in-fact

By:
Name:
Title:

EXHIBIT B

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of          , 2010 (the “Merger Agreement”), by and among National Property Investors III, a California limited partnership (“NPI”), National Property Investors III, LP, a Delaware limited partnership (“New NPI”), AIMCO NPI III Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Second Merger, limited partners of New NPI shall have the following appraisal rights:

(a) Any limited partner who holds New NPI Units on the effective date of the Second Merger who has not consented to the Second Merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s New NPI Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators selected by Aimco OP. Any arbitration award shall be appealable in the Federal District Court located in Denver, Colorado.

(b) Within 10 days after the effective date of the Second Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Second Merger, the effective date of the Second Merger and that appraisal rights are available for any or all New NPI Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their New NPI Units pursuant to paragraph (a) hereof. Any limited partner who holds New NPI Units on the effective date of the Second Merger and who has not consented to the Second Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her New NPI Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her New NPI Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New NPI Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time prior to 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of New NPI Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such New NPI Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitration panel a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their New NPI Units and with whom agreements as to the value of their New NPI Units have not been reached with Aimco OP. The arbitration panel shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the panel, and the costs thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the panel shall determine the Nonconsenting Limited Partners who have become entitled to appraisal rights hereunder.

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the panel shall appraise the New NPI Units, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Second Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the panel shall take into account all relevant factors. Unless the panel in its discretion determines otherwise for good cause shown, interest from the effective date of the Second Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Second Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the panel may, in its discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners entitled to an appraisal. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The panel shall direct the payment of the fair value of the New NPI Units, together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the New NPI Units shall be treated as a sale of the New NPI Units by the owner and a purchase of such New NPI Units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4).

(h) The costs of the proceeding may be determined by the panel and taxed upon the parties as the panel deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the panel may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) From and after the effective date of the Second Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such New NPI Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Second Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding before the panel shall be dismissed as to any Nonconsenting Limited Partner without the approval of the panel, and such approval may be conditioned upon such terms as the panel deems just.

ANNEX B

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of October [  ], 2010 (the “Merger Agreement”), by and among National Property Investors III, a California limited partnership (“NPI”), National Property Investors III, LP, a Delaware limited partnership (“New NPI”), AIMCO NPI III Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Second Merger, limited partners of New NPI shall have the following appraisal rights:

(a) Any limited partner who holds New NPI Units on the effective date of the Second Merger who has not consented to the Second Merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s New NPI Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators selected by Aimco OP. Any arbitration award shall be appealable in the Federal District Court located in Denver, Colorado.

(b) Within 10 days after the effective date of the Second Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Second Merger, the effective date of the Second Merger and that appraisal rights are available for any or all New NPI Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their New NPI Units pursuant to paragraph (a) hereof. Any limited partner who holds New NPI Units on the effective date of the Second Merger and who has not consented to the Second Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her New NPI Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her New NPI Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New NPI Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time prior to 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of New NPI Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such New NPI Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitration panel a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their New NPI Units and with whom agreements as to the value of their New NPI Units have not been reached with Aimco OP. The arbitration panel shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses

B-1

therein stated. The forms of the notices shall be approved by the panel, and the costs thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the panel shall determine the Nonconsenting Limited Partners who have become entitled to appraisal rights hereunder.

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the panel shall appraise the New NPI Units, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Second Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the panel shall take into account all relevant factors. Unless the panel in its discretion determines otherwise for good cause shown, interest from the effective date of the Second Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Second Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the panel may, in its discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners entitled to an appraisal. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The panel shall direct the payment of the fair value of the New NPI Units, together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the New NPI Units shall be treated as a sale of the New NPI Units by the owner and a purchase of such New NPI Units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4).

(h) The costs of the proceeding may be determined by the panel and taxed upon the parties as the panel deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the panel may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) From and after the effective date of the Second Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such New NPI Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Second Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding before the panel shall be dismissed as to any Nonconsenting Limited Partner without the approval of the panel, and such approval may be conditioned upon such terms as the panel deems just.

B-2

ANNEX C

OFFICERS AND DIRECTORS

NPI, New NPI, Aimco OP and the Aimco Subsidiary do not have directors, officers or significant employees of their own. The names and positions of the executive officers and directors of Aimco, AIMCO-GP and NPI Equity Investments, Inc, the general partner of NPI, or NPI Equity, are set forth below. The business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America.

Name (Age)	Position

Terry Considine(62)	Chairman of the Board of Directors and Chief Executive Officer of Aimco; Director, Chief Executive Officer and President of AIMCO-GP.
Timothy Beaudin(51)	President and Chief Operating Officer of Aimco, AIMCO-GP and NPI Equity.
Lisa R. Cohn(41)	Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP and NPI Equity.
Miles Cortez(66)	Executive Vice President and Chief Administrative Officer of Aimco and AIMCO-GP.
Ernest M. Freedman(39)	Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP and NPI Equity.
Steven D. Cordes(38)	Senior Vice President of Aimco, AIMCO-GP and NPI Equity; Director of NPI Equity.
John Bezzant(47)	Senior Vice President of Aimco, AIMCO-GP and NPI Equity; Director of NPI Equity.
Paul Beldin(36)	Senior Vice President and Chief Accounting Officer of Aimco, AIMCO-GP and NPI Equity.
Stephen B. Waters(48)	Senior Director of Partnership Accounting of Aimco, AIMCO-GP and NPI Equity.
James N. Bailey(63)	Director of Aimco
Richard S. Ellwood(78)	Director of Aimco
Thomas L. Keltner(63)	Director of Aimco
J. Landis Martin(64)	Director of Aimco
Robert A. Miller(64)	Director of Aimco
Michael A. Stein(56)	Director of Aimco
Kathleen M. Nelson(64)	Director of Aimco

Name	Biographical Summary of Current Directors and Officers

Terry Considine	Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of Aimco and AIMCO-GP, Inc. since July 1994. Mr. Considine also serves on the board of directors of Intrepid Potash, Inc. a publicly held producer of potash, and, until its acquisition in early 2009, Mr. Considine served as Chairman of the Board and Chief Executive Officer of American Land Lease, Inc. Mr. Considine has over 40 years of experience in the real estate and other industries. Among other real estate ventures, in 1975, Mr. Considine founded and managed the predecessor companies that became Aimco at its initial public offering in 1994.

Name	Biographical Summary of Current Directors and Officers

Timothy Beaudin	Mr. Beaudin was appointed President and Chief Operating Officer of Aimco, AIMCO-GP and NPI Equity in February 2009. He joined the companies as Executive Vice President and Chief Development Officer in October 2005 and was appointed Executive Vice President and Chief Property Operating Officer in October 2008. Mr. Beaudin oversees conventional and affordable property operations, transactions, asset management, and redevelopment and construction services. Prior to joining Aimco and beginning in 1995, Mr. Beaudin was with Catellus Development Corporation, a San Francisco, California-based real estate investment trust. During his last five years at Catellus, Mr. Beaudin served as Executive Vice President, with management responsibility for development, construction and asset management.
Lisa R. Cohn	Lisa R. Cohn was appointed Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP and NPI Equity in December 2007. In addition to serving as general counsel, Ms. Cohn has executive responsibility for insurance and risk management as well as human resources. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel. She joined Aimco in July 2002 as Vice President and Assistant General Counsel. Prior to joining Aimco, Ms. Cohn was in private practice with the law firm of Hogan & Hartson LLP with a focus on public and private mergers and acquisitions, venture capital financing, securities and corporate governance.
Miles Cortez	Mr. Cortez was appointed Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications and special projects. Mr. Cortez joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver, Colorado law firm, from December 1997 through September 2001. He served as president of the Colorado Bar Association from 1996 to 1997 and the Denver Bar Association from 1982 to 1983.
Ernest M. Freedman	Ernest M. Freedman was appointed Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP and NPI Equity effective November 1, 2009. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. From 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman was at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman was with Ernst & Young, LLP, including one year as a senior manager in the real estate practice. Mr. Freedman is a certified public accountant.

Name	Biographical Summary of Current Directors and Officers

Steven D. Cordes	Steven D. Cordes was appointed as a Director of NPI Equity effective March 2, 2009. Mr. Cordes has been a Senior Vice President of Aimco, AIMCO-GP and NPI Equity since May 2007. Mr. Cordes joined Aimco in 2001 as a Vice President of Capital Markets with responsibility for Aimco’s joint ventures and equity capital markets activity. Prior to joining Aimco, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of NPI.
John Bezzant	John Bezzant was appointed as a Director of NPI Equity effective December 16, 2009. Mr. Bezzant has been a Senior Vice President of NPI Equity and Aimco since joining Aimco in June 2006. Prior to joining Aimco, from 2005 to June 2006, Mr. Bezzant was a First Vice President at Prologis, a Denver, Colorado-based real estate investment trust, and from 1986 to 2005, Mr. Bezzant served as Vice President, Asset Management at Catellus Development Corporation.
Paul Beldin	Paul Beldin joined Aimco in Macy 2008 and has served as Senior Vice President and Chief Accounting Officer of Aimco and NPI Equity since that time. Prior to joining Aimco, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.
Stephen B. Waters	Stephen B. Waters was appointed Senior Director of Partnership Accounting of Aimco and NPI Equity in June 2009. Mr. Waters has responsibility for partnership accounting with Aimco and serves as the principal financial officer of NPI Equity. Mr. Waters joined Aimco as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of NPI Equity and Aimco in April 2004. Prior to joining Aimco, Mr. Waters was a senior manager at Ernst & Young LLP.
James N. Bailey	Mr. Bailey was first elected as a director of Aimco in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation and Human Resources Committees. Mr. Bailey co-founded Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently serves as its Senior Managing Director and Treasurer. He is also a co-founder, director and treasurer of The Plymouth Rock Company, and a director of SRB Corporation, Inc. and Homeowners Direct Company, all three of which are insurance companies and insurance company affiliates. He also serves as an Overseer for the New England Aquarium, and is on its audit and investment committees. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations. Mr. Bailey, a long-time entrepreneur, brings particular expertise to the board in the areas of investment and financial planning, capital markets, evaluation of institutional real estate markets and managers of all property types.

Name	Biographical Summary of Current Directors and Officers

Richard S. Ellwood	Mr. Ellwood was first elected as a director of Aimco in July 1994. Mr. Ellwood is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Ellwood was the founder and President of R.S. Ellwood & Co., Incorporated, which he operated as a real estate investment banking firm through 2004. Prior to forming his firm, Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to 1968. Mr. Ellwood served as a director of Felcor Lodging Trust, Incorporated, a publicly held company, from 1994 to 2009. He is as a trustee of the Diocesan Investment Trust of the Episcopal Diocese of New Jersey and is chairman of the diocesan audit committee. As one of the first real estate investment bankers, Mr. Ellwood brings particular expertise in real estate finance through corporate securities in both public and private markets as well as in direct property financings through mortgage placements, limited partnerships and joint ventures.
Thomas L. Keltner	Mr. Keltner was first elected as a director of Aimco in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Keltner served as Executive Vice President and Chief Executive Officer — Americas and Global Brands for Hilton Hotels Corporation from March 2007 through March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group. Mr. Keltner joined Hilton Hotels Corporation in 1999 and served in various roles. Mr. Keltner has more than 20 years of experience in the areas of hotel development, acquisition, disposition, franchising and management. Prior to joining Hilton Hotels Corporation, from 1993 to 1999, Mr. Keltner served in several positions with Promus Hotel Corporation, including President, Brand Performance and Development. Before joining Promus Hotel Corporation, he served in various capacities with Holiday Inn Worldwide, Holiday Inns International and Holiday Inns, Inc. In addition, Mr. Keltner was President of Saudi Marriott Company, a division of Marriott Corporation, and was a management consultant with Cresap, McCormick and Paget, Inc. Mr. Keltner brings particular expertise to the board in the areas of property operations, marketing, branding, development and customer service.

Name	Biographical Summary of Current Directors and Officers

J. Landis Martin	Mr. Martin was first elected as a director of Aimco in July 1994 and is currently Chairman of the Compensation and Human Resources Committee. Mr. Martin is also a member of the Audit and Nominating and Corporate Governance Committees and serves as the Lead Independent Director of Aimco’s Board. Mr. Martin is the Founder and Managing Director of Platte River Ventures LLC, a private equity firm. In November 2005, Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003. Mr. Martin is also a director of Crown Castle International Corporation, a publicly held wireless communications company, Halliburton Company, a publicly held provider of products and services to the energy industry, and Intrepid Potash, Inc., a publicly held producer of potash. As a former chief executive of four NYSE-listed companies, Mr. Martin brings particular expertise to the board in the areas of operations, finance and governance.
Robert A. Miller	Mr. Miller was first elected as a director of Aimco in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Miller has served as the President of Marriott Leisure since 1997. Prior to joining Marriott Leisure, from 1984 to 1988, Mr. Miller served as Executive Vice President & General Manager of Marriott Vacation Club International and then as its President from 1988 to 1997. In 1984, Mr. Miller and a partner sold their company, American Resorts, Inc., to Marriott. Mr. Miller co-founded American Resorts, Inc. in 1978, and it was the first business model to encompass all aspects of timeshare resort development, sales, management and operations. Prior to founding American Resorts, Inc., from 1972 to 1978, Mr. Miller was Chief Financial Officer of Fleetwing Corporation, a regional retail and wholesale petroleum company. Prior to joining Fleetwing, Mr. Miller served for five years as a staff accountant for Arthur Young & Company. Mr. Miller is past Chairman and currently a director of the American Resort Development Association (“ARDA”) and currently serves as Chairman and director of the ARDA International Foundation. As a successful real estate entrepreneur, Mr. Miller brings particular expertise to the board in the areas of operations, management, marketing, sales, and development, as well as finance and accounting.

Name	Biographical Summary of Current Directors and Officers

Michael A. Stein	Mr. Stein was first elected as a director of Aimco in October 2004 and is currently the Chairman of the Audit Committee. Mr. Stein is also a member of the Compensation and Human Resources and Nominating and Corporate Governance Committees. From January 2001 until its acquisition by Eli Lilly in January 2007, Mr. Stein served as Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1998. Mr. Stein serves on the Board of Directors of Nautilus, Inc., which is a publicly held fitness company, and the Board of Directors of Providence Health & Services, a not-for-profit health system operating hospitals and other health care facilities across Alaska, Washington, Montana, Oregon and California. As the former chief financial officer of two NYSE-listed companies and a former partner at Arthur Andersen, Mr. Stein brings particular expertise to the board in the areas of corporate and real estate finance, and accounting and auditing for large and complex business operations.
Kathleen M. Nelson	Ms. Nelson was first elected as a director of Aimco in April 2010, and currently serves on the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Ms. Nelson has an extensive background in commercial real estate and financial services with over 40 years of experience including 36 years at TIAA-CREF. She held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA-CREF’s mortgage and real estate division. Ms. Nelson developed and staffed TIAA’s real estate research department. She retired from this position in December 2004 and founded and serves as president of KMN Associates LLC, a commercial real estate investment advisory and consulting firm. In 2009, Ms. Nelson co-founded and serves as Managing Principal of Bay Hollow Associates, LLC, a commercial real estate consulting firm, which provides counsel to institutional investors. Ms. Nelson served as the International Council of Shopping Centers’ chairman for the 2003-04 term and has been an ICSC Trustee since 1991. She also is the chairman of the ICSC Audit Committee and is a member of various other committees. Ms. Nelson serves on the Board of Directors of CBL & Associates Properties, Inc., which is a publicly held REIT that develops and manages retail shopping properties. She is a member of Castagna Realty Company Advisory Board and has served as an advisor to the Rand Institute Center for Terrorism Risk Management Policy and on the board of the Greater Jamaica Development Corporation. Ms. Nelson serves on the Advisory Board of the Beverly Willis Architectural Foundation and is a member of the Anglo American Real Property Institute. Ms. Nelson brings to the board particular expertise in the areas of real estate finance and investment.

ANNEX D

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2009
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 0-9567
NATIONAL PROPERTY INVESTORS III
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	13-2974428 (I.R.S. Employer Identification No.)
55 Beattie Place, PO Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

Registrant’s telephone number, including area code (864) 239-1000

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership
(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

State the aggregate market value of the voting and non-voting partnership interests held by non-affiliates computed by reference to the price at which the partnership interests were last sold, or the average bid and asked price of such partnership interests as of the last business day of the registrant’s most recently completed second fiscal quarter. No market exists for the limited partnership interests of the Registrant, and, therefore, no aggregate market value can be determined.

DOCUMENTS INCORPORATED BY REFERENCE

None

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the effect of redevelopments, the Partnership’s future financial performance, including the Partnership’s ability to maintain current or meet projected occupancy and rent levels, and the effect of government regulations. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors some of which are beyond the Partnership’s control including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect the Partnership’s property and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; development risks; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.

PART I

Item 1.	Business

National Property Investors III (the “Partnership” or “Registrant”) was organized under the Uniform Limited Partnership Laws of California on February 1, 1979 for the purpose of operating income-producing residential real estate. The general partner is NPI Equity Investments, Inc. (“NPI Equity” or the “Managing General Partner”). The Managing General Partner is a wholly owned subsidiary of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust. A total of 48,049 units of the limited partnership (“Units”) were issued for $500 each, for an aggregate capital contribution of $24,024,500. In addition, the general partner contributed a total of $1,000 to the Partnership. The Partnership will terminate on December 31, 2022, or sooner, in accordance with the terms of the Partnership Agreement. Since its initial offering, the Partnership has not received, nor are the limited partners required to make, additional capital contributions.

In 1980, during its acquisition phase, the Partnership acquired six existing apartment properties. The Partnership continues to own and operate one of these properties (see “Item 2. Property”).

The Partnership has no employees. Management and administrative services are provided by the Managing General Partner and by agents retained by the Managing General Partner. These services were provided by affiliates of the Managing General Partner for the years ended December 31, 2009 and 2008.

A further description of the Partnership’s business is included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 10-K.

Item 2.	Property

The following table sets forth the Partnership’s investment in property:

Date of
Property	Purchase	Type of Ownership	Use

Lakeside Apartments	12/18/80	Fee ownership subject to	Apartment
Lisle, Illinois		1st and 2nd mortgages	568 units

Schedule of Property

Set forth below for the Partnership’s property is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation, and Federal tax basis.

	Gross			Method
	Carrying	Accumulated	Depreciable	of	Federal
Property	Value	Depreciation	Life	Depreciation	Tax Basis
	(In thousands)				(In thousands)

Lakeside Apartments	$49,117	$29,276	5-40 yrs	S/L	$15,808

See “Note A — Organization and Summary of Significant Accounting Policies” to the financial statements included in “Item 8. Financial Statements and Supplementary Data” for a description of the Partnership’s capitalization and depreciation policies.

Schedule of Property Indebtedness

The following table sets forth certain information relating to the loans encumbering the Partnership’s property.

	Principal					Principal
	Balance At					Balance
	December 31,	Interest		Period	Maturity	Due At
Property	2009	Rate		Amortized	Date	Maturity(3)
	(In thousands)					(In thousands)

Lakeside Apartments
1st mortgage	$20,375	7.14	%(1)	30 yrs	01/01/22	$15,791
2nd mortgage	9,000	5.90	%(2)	30 yrs	01/01/22	7,185

Total	$29,375					$22,976

(1)	Fixed rate mortgage.

(2)	Monthly payments of interest only through May 1, 2010. Monthly payments of principal and interest commence June 1, 2010.

(3)	See “Item 8. Financial Statements and Supplementary Data — Note C” for information with respect to the Partnership’s ability to prepay the loans and other details about the loans.

Schedule of Rental Rates and Occupancy

Average annual rental rate and occupancy for 2009 and 2008 for the property:

	Average Annual
	Rental Rate		Average Annual
	(per unit)		Occupancy
Properties	2009	2008	2009	2008

Lakeside Apartments	$11,634	$11,520	90%	87%

The Managing General Partner attributes the increase in occupancy at Lakeside Apartments to the completion of the redevelopment of the property, resulting in more units available for rent.

The real estate industry is highly competitive. The Partnership’s property is subject to competition from other residential apartment complexes in the area. The Managing General Partner believes that the property is adequately insured. The property is an apartment complex which leases units for terms of one year or less. No tenant leases 10% or more of the available rental space. The property is in good condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

Schedule of Real Estate Taxes and Rate

Real estate taxes and rate in 2009 for the property were:

	2009	2009
	Billing	Rate
	(In thousands)

Lakeside Apartments	$727	6.09%

Capital Improvements

Lakeside Apartments

The Partnership completed approximately $1,016,000 in capital expenditures at Lakeside Apartments during the year ended December 31, 2009, consisting primarily of redevelopment costs, air conditioning and sewer upgrades, fire safety equipment, floor covering replacements and construction related to the casualties discussed in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These improvements were funded from operating cash flow, insurance proceeds and advances from AIMCO Properties, L.P., an affiliate of the Managing General Partner, although AIMCO Properties, L.P. is not obligated to fund such advances. During 2005 the Partnership commenced with a $1,500,000 redevelopment project at Lakeside Apartments. Approximately $832,000 was completed at December 31, 2005. In August 2006, the scope of the redevelopment project was significantly expanded and was planned to be approximately $16,300,000 with the majority of the work started in October 2006 and to be completed by November 2008. During the year ended December 31, 2006, an additional $377,000 was incurred. During the year ended December 31, 2007, the anticipated cost of the project was increased by approximately $7,393,000 to a total project cost of approximately $23,693,000. During the year ended December 31, 2007, approximately $16,544,000 was expended. During the year ended December 31, 2008, approximately $4,532,000 was expended. During 2009, approximately $352,000 was expended. The project was completed during the second quarter of 2009 at a total cost of approximately $22,637,000. The redevelopment consisted of site, building exterior, common area and unit interior improvements. The site improvements consisted of landscape enhancements and replacements, repair of retaining walls and correction of erosion problems, lighting upgrades and the addition of patio privacy fences. The building exterior improvements consisted of rear entrance door replacements, gutter improvements, foundation work and exterior painting. The common area improvements consisted of upgrading the leasing center, replacing the current clubhouse with a business center and conference room, fitness center with locker rooms, and addition of a boathouse for lake recreation activities. In addition, the west clubhouse was upgraded and includes a social/game room, locker rooms and new decking. The unit interior improvements consisted of kitchen and bath upgrades, replacement of original fireplaces and other interior renovations. The Partnership funded the redevelopment from operations and advances from AIMCO Properties, L.P. During the construction period, certain expenses have been capitalized and are being depreciated over the remaining life of the related assets. For the years ended December 31, 2009 and 2008, these amounts included approximately $3,000 and $24,000, respectively, of construction period taxes, approximately $9,000 and $167,000, respectively, of construction period interest and approximately $5,000 and $7,000, respectively, of construction period operating costs. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2010. Such capital expenditures will depend on the physical condition of the property as well as insurance proceeds and anticipated cash flow generated by the property.

Capital expenditures will be incurred only if cash is available from operations, Partnership reserves or advances from AIMCO Properties, L.P., an affiliate of the Managing General Partner, although AIMCO Properties, L.P. is not obligated to provide such advances. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

Item 3.	Legal Proceedings

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Managing General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor

Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts have been dismissed. During the fourth quarter of 2008, the Partnership paid approximately $5,000 for settlement amounts for alleged unpaid overtime to employees who had worked at the Partnership’s investment property. At this time, the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel are not resolved. The parties have selected six “on-call” claims that will proceed forward through the arbitration process and have selected arbitrators. After those arbitrations have been completed, the parties will revisit settling the on-call claims. The first two arbitrations took place in December 2009 and the Defendants received a defense verdict against the first two claimants, and plaintiffs dismissed the claims of the next two claimants. The remaining two arbitrations will take place in April 2010. The Managing General Partner is uncertain as to the amount of any additional loss that may be allocable to the Partnership. Therefore, the Partnership cannot estimate whether any additional loss will occur or a potential range of loss.

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Security Holder Matters and Issuer Purchases of Equity Securities

The Partnership, a publicly-held limited partnership, offered and sold 48,049 Limited Partnership Units (“the Units”) aggregating $24,024,500. As of December 31, 2009, the Partnership had 48,039 Units outstanding held by 759 limited partners of record. Affiliates of the Managing General Partner owned 37,419 Units or 77.89% at December 31, 2009. No public trading market has developed for the Units, and it is not anticipated that such a market will develop in the future.

There were no distributions made by the Partnership during the years ended December 31, 2009 and 2008. Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturity, property sale and/or refinancing. The Partnership’s cash available for distribution is reviewed on a monthly basis. In light of the amounts accrued and payable to affiliates of the Managing General Partner, it is unlikely that the Partnership will generate sufficient funds from operations after required capital expenditures to permit any distributions to its partners in 2010 or subsequent periods. See “Item 2. Property — Capital Improvements” for information relating to capital expenditures at the property.

In addition to its indirect ownership of the general partner interests in the Partnership, AIMCO and its affiliates owned 37,419 Units in the Partnership representing 77.89% of the outstanding Units at December 31, 2009. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Managing General Partner. As a result of its ownership of 77.89% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, with respect to the 21,380 Units acquired on January 19, 1996, AIMCO IPLP, L.P., an affiliate of the Managing General Partner and of AIMCO, agreed to vote such Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on AIMCO IPLP, L.P.’s, AIMCO’s or any other affiliates’ right to vote each Unit held. Although the Managing General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its limited partners may come into conflict with the duties of the Managing General Partner to AIMCO as its sole stockholder.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This item should be read in conjunction with the financial statements and other items contained elsewhere in this report.

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment property, interest rates on mortgage loans, costs incurred to operate the investment property, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the Managing General Partner monitors the rental market environment of its investment property to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the Managing General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the Managing General Partner may use rental concessions and rental rate reductions to offset softening market conditions, accordingly, there is no guarantee that the Managing General Partner will be able to sustain such a plan. Further, a number of factors that are outside the control of the Partnership, such as the local economic climate and weather, can adversely or positively affect the Partnership’s financial results.

Results of Operations

The Partnership recognized net losses of approximately $3,435,000 and $3,188,000 for the years ended December 31, 2009 and 2008, respectively. The increase in net loss for the year ended December 31, 2009 was due to an increase in total expenses, partially offset by an increase in total revenues and the recognition of casualty gains in 2009.

Total expenses increased for the year ended December 31, 2009 due to increases in depreciation, interest and property tax expenses, partially offset by decreases in operating and general and administrative expenses. Depreciation expense increased due to property improvements and replacements placed into service related to the redevelopment at Lakeside Apartments during the past twelve months, which are now being depreciated. Interest expense increased primarily due to a decrease in interest capitalized in connection with the redevelopment of Lakeside Apartments. Property tax expense increased due to an anticipated increase in the property’s assessed value for 2009. The property tax expense for Lakeside Apartments is recorded based upon an estimate of the anticipated annual amount as Lakeside Apartments’ property taxes are billed a year in arrears. Property tax expense for 2009 was also impacted by an adjustment to reduce property tax expense of approximately $53,000 for the 2008 taxes as a result of the successful appeal of the 2008 assessed value of Lakeside Apartments. During 2008, the Partnership recorded an adjustment to reduce property tax expense of approximately $105,000 for the 2007 taxes as a result of the successful appeal of the 2007 assessed value of Lakeside Apartments. Operating expenses decreased primarily due to the receipt of insurance proceeds to cover clean-up costs related to the casualties discussed below and a decrease in property expenses due to a decrease in utility costs and payroll related benefits, partially offset by an increase in hazard and general liability insurance expenses and resident eviction costs at Lakeside Apartments.

The decrease in general and administrative expenses for the year ended December 31, 2009 is primarily due to a decrease in management reimbursements to an affiliate of the Managing General Partner as allowed under the Partnership Agreement. Also included in general and administrative expenses for the years ended December 31, 2009 and 2008 are costs associated with the quarterly and annual communications with investors and regulatory agencies and the annual audit required by the Partnership Agreement.

Total revenues increased for the year ended December 31, 2009 due to increases in both rental and other income. Rental income increased due to increases in the average rental rate and occupancy, partially offset by an increase in bad debt expense at Lakeside Apartments. Other income increased due to increases in late fees, application fees and resident utility reimbursements at Lakeside Apartments.

During September 2008, the Partnership incurred fire and water damage to one of the apartment buildings at Lakeside Apartments. The damages were approximately $469,000, including clean up costs of approximately $214,000. The clean up costs were included in operating expense for the year ended December 31, 2008. During the year ended December 31, 2009, the Partnership received approximately $452,000 of insurance proceeds related to this event, of which approximately $197,000 was for clean up costs. During the year ended December 31, 2009, the

Partnership recognized a casualty gain of approximately $22,000 due to the receipt of insurance proceeds, net of the write-off of undepreciated damaged assets of approximately $233,000. For the year ended December 31, 2009, the proceeds received to cover clean up costs are reflected as a reduction of operating expenses. The Partnership expects to receive approximately $24,000 of additional insurance proceeds related to this event.

During September 2008, the Partnership incurred damages to several apartment units as a result of a gas leak. The damages were approximately $78,000, including clean up costs of approximately $49,000. During the year ended December 31, 2009, the Partnership received approximately $68,000 of insurance proceeds related to this event, of which approximately $39,000 was for clean up costs. The clean up costs and associated insurance proceeds were included in operating expense for the year ended December 31, 2008. The Partnership recognized a casualty gain of approximately $2,000 during the year ended December 31, 2009, due to the receipt of insurance proceeds, net of the write off of undepreciated assets of approximately $27,000.

Liquidity and Capital Resources

At December 31, 2009, the Partnership had cash and cash equivalents of approximately $194,000 compared to approximately $85,000 at December 31, 2008. Cash and cash equivalents increased approximately $109,000 from December 31, 2008 due to approximately $1,006,000 and $364,000 of cash provided by financing and operating activities, respectively, partially offset by approximately $1,261,000 of cash used in investing activities. Cash provided by financing activities consisted of advances received from an affiliate of the Managing General Partner partially offset by principal payments made on the first mortgage encumbering Lakeside Apartments and repayment of advances from an affiliate of the Managing General Partner. Cash used in investing activities consisted of property improvements and replacements, partially offset by insurance proceeds received.

On March 18, 2008, the Managing General Partner terminated the revolving credit facility (the “Partnership Revolver”) that was established on behalf of the Partnership and certain affiliated partnerships to fund deferred maintenance and working capital needs of the Partnership and certain other affiliated partnerships in the National Property Investors Partnership Series. The Managing General Partner does not have a commitment, intent or implication to fund cash flow deficits or furnish other direct or indirect financial assistance to the Partnership. The Partnership may receive advances of funds from AIMCO Properties, L.P., an affiliate of the Managing General Partner and the holder of a majority of the beneficial interest of the Partnership, although AIMCO Properties, L.P., is not obligated to fund such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission. During the years ended December 31, 2009 and 2008, the Partnership received advances of approximately $2,162,000 and $5,426,000, respectively, from AIMCO Properties, L.P., to fund a rental achievement escrow, redevelopment capital improvements, real estate taxes and operations at Lakeside Apartments. The advances bear interest at the prime rate plus 2% (5.25% at December 31, 2009) per annum. Interest expense during the years ended December 31, 2009 and 2008 was approximately $758,000 and $733,000, respectively. During the year ended December 31, 2009, the Partnership made payments of principal and accrued interest of approximately $2,035,000. There were no payments made during the year ended December 31, 2008. At December 31, 2009 and 2008, the amount of the outstanding advances and accrued interest due to AIMCO Properties, L.P. was approximately $14,355,000 and $13,470,000, respectively, and is included in due to affiliates.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the property to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The Managing General Partner monitors developments in the area of legal and regulatory compliance. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2010. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property. Capital expenditures will be incurred only if cash is available from operations, Partnership reserves or advances from AIMCO Properties, L.P., although AIMCO Properties, L.P. does not have an obligation to fund such advances. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

The Partnership’s assets are thought to be generally sufficient for any near-term needs (exclusive of capital improvements and repayment of amounts owed to affiliates) of the Partnership. The mortgage indebtedness encumbering Lakeside Apartments of approximately $29,375,000 matures in January 2022, at which time balloon payments of approximately $22,976,000 will be due. The Managing General Partner will attempt to refinance such indebtedness and/or sell the property prior to such maturity dates. If the property cannot be refinanced or sold for a sufficient amount, the Partnership will risk losing such property through foreclosure.

There were no distributions made by the Partnership during the years ended December 31, 2009 and 2008. Future cash distributions will depend on the levels of cash generated from operations, the timing of debt maturity, property sale and/or refinancing. The Partnership’s cash available for distribution is reviewed on a monthly basis. In light of the amounts accrued and payable to affiliates of the Managing General Partner, it is unlikely that the Partnership will generate sufficient funds from operations after required capital expenditures to permit any distributions to its partners in 2010 or subsequent periods.

Other

In addition to its indirect ownership of the general partner interests in the Partnership, AIMCO and its affiliates owned 37,419 Units in the Partnership representing 77.89% of the outstanding Units at December 31, 2009. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Managing General Partner. As a result of its ownership of 77.89% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, with respect to the 21,380 Units acquired on January 19, 1996, AIMCO IPLP, L.P., an affiliate of the Managing General Partner and of AIMCO, agreed to vote such Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on AIMCO IPLP, L.P.’s, AIMCO’s or any other affiliates’ right to vote each Unit held. Although the Managing General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its limited partners may come into conflict with the duties of the Managing General Partner to AIMCO as its sole stockholder.

Critical Accounting Policies and Estimates

A summary of the Partnership’s significant accounting policies is included in “Note A — Organization and Summary of Significant Accounting Policies” which is included in the financial statements in “Item 8. Financial Statements and Supplementary Data”. The Managing General Partner believes that the consistent application of these policies enables the Partnership to provide readers of the financial statements with useful and reliable information about the Partnership’s operating results and financial condition. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Partnership to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Judgments and assessments of uncertainties are required in applying the Partnership’s accounting policies in many areas. The Partnership believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Asset

Investment property is recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of the property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment property. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s asset.

Capitalized Costs Related to Redevelopment and Construction Projects

The Partnership capitalizes costs incurred in connection with capital expenditure activities, including redevelopment and construction projects. Costs including interest, property taxes and operating costs associated with redevelopment and construction projects are capitalized during periods in which redevelopment and construction projects are in progress. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital expenditure activities at the property level.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Item 8.	Financial Statements and Supplementary Data

NATIONAL PROPERTY INVESTORS III

LIST OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Partners
National Property Investors III

We have audited the accompanying balance sheets of National Property Investors III as of December 31, 2009 and 2008, and the related statements of operations, changes in partners’ deficit, and cash flows for each of the two years in the period ended December 31, 2009. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Property Investors III at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Greenville, South Carolina
March 29, 2010

NATIONAL PROPERTY INVESTORS III

BALANCE SHEETS

	December 31,
	2009	2008
	(In thousands, except unit data)

ASSETS
Cash and cash equivalents	$194	$85
Receivables and deposits	345	315
Other assets	547	621
Investment property (Notes C, D and E)
Land	2,093	2,093
Buildings and related personal property	47,024	46,282

	49,117	48,375
Less accumulated depreciation	(29,276)	(25,320)

	19,841	23,055

	$20,927	$24,076

LIABILITIES AND PARTNERS’ DEFICIT
Liabilities
Accounts payable	$79	$670
Tenant security deposit liabilities	122	97
Accrued property taxes	877	780
Other liabilities	400	359
Due to affiliates (Note B)	14,552	13,605
Mortgage notes payable (Note C)	29,375	29,608

	45,405	45,119

Partners’ Deficit
General partner	(243)	(209)
Limited partners (48,039 units issued and outstanding)	(24,235)	(20,834)

	(24,478)	(21,043)

	$20,927	$24,076

See Accompanying Notes to Financial Statements

NATIONAL PROPERTY INVESTORS III

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2009	2008
	(In thousands, except per unit data)

Revenues:
Rental income	$5,798	$5,557
Other income	1,014	809

Total revenues	6,812	6,366

Expenses:
Operating	2,474	2,856
General and administrative	123	195
Depreciation	3,970	3,232
Interest	2,874	2,627
Property taxes	830	644

Total expenses	10,271	9,554

Casualty gains (Note G)	24	—

Net loss (Note F)	$(3,435)	$(3,188)

Net loss allocated to general partner (1%)	$(34)	$(32)
Net loss allocated to limited partners (99%)	(3,401)	(3,156)

	$(3,435)	$(3,188)

Net loss per limited partnership unit	$(70.78)	$(65.68)

See Accompanying Notes to Financial Statements

NATIONAL PROPERTY INVESTORS III

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

	Limited
	Partnership	General	Limited
	Units	Partner	Partners	Total
	(In thousands, except unit data)

Original capital contributions	48,049	$1	$24,024	$24,025

Partners’ deficit at December 31, 2007	48,049	$(177)	$(17,678)	$(17,855)
Net loss for the year ended December 31, 2008	—	(32)	(3,156)	(3,188)

Partners’ deficit at December 31, 2008	48,049	(209)	(20,834)	(21,043)
Abandonment of units (Note A)	(10)	—	—	—
Net loss for the year ended December 31, 2009	—	(34)	(3,401)	(3,435)

Partners’ deficit at December 31, 2009	48,039	$(243)	$(24,235)	$(24,478)

See Accompanying Notes to Financial Statements

NATIONAL PROPERTY INVESTORS III

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2009	2008
	(In thousands)

Cash flows from operating activities:
Net loss	$(3,435)	$(3,188)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of loan costs	39	39
Depreciation	3,970	3,232
Casualty gains	(24)	—
Bad debt expense	136	106
Change in accounts:
Receivables and deposits	(166)	(122)
Other assets	35	11
Accounts payable	(62)	20
Tenant security deposit liabilities	25	(12)
Accrued property taxes	97	(48)
Other liabilities	41	(62)
Due to affiliates	(292)	843

Net cash provided by operating activities	364	819

Cash flows from investing activities:
Insurance proceeds received	284	—
Property improvements and replacements	(1,545)	(6,198)

Net cash used in investing activities	(1,261)	(6,198)

Cash flows from financing activities:
Advances from affiliate	2,162	5,426
Payments on advances from affiliate	(923)	—
Payments on mortgage note payable	(233)	(217)

Net cash provided by financing activities	1,006	5,209

Net increase (decrease) in cash and cash equivalents	109	(170)
Cash and cash equivalents at beginning of period	85	255

Cash and cash equivalents at end of period	$194	$85

Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest	$3,119	$1,834

Supplemental disclosure of non-cash activity:
Property improvements and replacements included in accounts payable	$—	$529

Included in property improvements and replacements for the year ended December 31, 2008 are approximately $2,103,000 of property improvements and replacements which were included in accounts payable at December 31, 2007.

See Accompanying Notes to Financial Statements

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS
December 31, 2009

Note A —	Organization and Summary of Significant Accounting Policies

Organization

National Property Investors III (the “Partnership) was organized under the Uniform Limited Partnership Laws of California on February 1, 1979 for the purpose of operating income-producing residential real estate. The general partner is NPI Equity Investments, Inc. (“NPI Equity” or the “Managing General Partner”). The Managing General Partner is a wholly owned subsidiary of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust. A total of 48,049 units of the limited partnership were issued for $500 each, for an aggregate capital contribution of $24,024,500. In addition, the general partner contributed a total of $1,000 to the Partnership. The Partnership will terminate on December 31, 2022, or sooner, in accordance with the terms of the Partnership Agreement. The Partnership commenced operations in the beginning of 1980 and completed its acquisition of apartment properties by the end of 1980. The Partnership operates one apartment property located in the Midwest at December 31, 2009.

Basis of Presentation

Certain reclassifications have been made to the 2008 balances to conform to the 2009 presentation.

Subsequent Events

The Partnership’s management evaluated subsequent events through the time this Annual Report on Form 10-K was filed.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162, or SFAS No. 168, which is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Upon the effective date of SFAS No. 168, the FASB Accounting Standards Codification, or the FASB ASC, became the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission, or SEC, under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB ASC superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the FASB ASC is now non-authoritative. Subsequent to the effective date of SFAS No. 168, the FASB will issue Accounting Standards Updates that serve to update the FASB ASC.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and in banks. At certain times, the amount of cash deposited at a bank may exceed the limit on insured deposits.

Cash balances included approximately $27,000 and zero at December 31, 2009 and 2008, respectively, that are maintained by an affiliated management company on behalf of affiliated entities in cash concentration accounts.

Security Deposits

The Partnership requires security deposits from lessees for the duration of the lease and such deposits are included in receivables and deposits on the balance sheet. Deposits are refunded when the tenant vacates, provided the tenant has not damaged the space and is current on rental payments.

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Restricted Escrow

In September 2009, pursuant to the terms of the Partnership’s rental achievement escrow agreement with the mortgage lender, the Partnership made a deposit of approximately $1,281,000 into an escrow account maintained by the mortgage lender. The Partnership funded this escrow account with an advance received from AIMCO Properties, L.P. The Partnership may withdraw from the escrow account once the following conditions are met 1) the Partnership maintains 92% occupancy at Lakeside Apartments; 2) the net monthly rent is approximately $428,000. These two conditions must be met for three consecutive months. During the fourth quarter of 2009, these conditions were met and the escrow deposit was returned to the Partnership.

Investment Property

Investment property consists of one apartment complex and is stated at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. The Partnership capitalizes costs incurred in connection with capital expenditure activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Costs including interest, property taxes and operating costs associated with redevelopment and construction projects are capitalized during periods in which redevelopment and construction projects are in progress. Costs incurred in connection with capital projects are capitalized where the costs of the project exceed $250. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital expenditure activities at the property level. The Partnership capitalized costs related to interest, property taxes and operating costs during the year ended December 31, 2009 of approximately $9,000, $3,000 and $5,000, respectively. The Partnership capitalized costs related to interest, property taxes and operating costs during the year ended December 31, 2008 of approximately $167,000, $24,000 and $7,000, respectively. Capitalized costs are depreciated over the useful life of the asset. Expenditures for ordinary repairs, maintenance and apartment turnover costs are expensed as incurred.

If events or circumstances indicate that the carrying amount of the property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. No adjustments for impairment of value were necessary for the years ending December 31, 2009 and 2008.

Depreciation

Depreciation is provided by the straight-line method over the estimated life of the apartment property and related personal property. For Federal income tax purposes, the modified accelerated cost recovery method is used for depreciation of (1) real property additions over 27.5 years and (2) personal property additions over 5 years.

Leases

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Advertising Costs

Advertising costs of approximately $111,000 and $103,000 during the years ended December 31, 2009 and 2008, respectively, were charged to expense as incurred and are included in operating expenses.

Deferred Costs

At both December 31, 2009 and 2008, loan costs of approximately $752,000 are included in other assets in the accompanying balance sheets and are amortized over the term of the related loan agreements. At December 31, 2009 and 2008, accumulated amortization is approximately $275,000 and $236,000, respectively. Amortization of loan costs is included in interest expense in the accompanying statements of operations and was approximately $39,000 for each of the years ended December 31, 2009 and 2008. Amortization expense is expected to be approximately $39,000 for each of the years 2010 through 2014.

Leasing commissions and other direct costs incurred in connection with successful leasing efforts are deferred and amortized over the terms of the related leases. Amortization of these costs is included in operating expenses.

Fair Value of Financial Instruments

FASB ASC Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes that the carrying amount of its financial instruments (except for long-term debt) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its long-term debt by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Partnership for similar term, long-term debt. At December 31, 2009, the fair value of the Partnership’s long-term debt at the Partnership’s incremental borrowing rate was approximately $31,194,000.

Abandoned Units

During 2009, the number of limited partnership units (the “Units”) decreased by 10 Units due to limited partners abandoning their Units. In abandoning his or her Units, a limited partner relinquishes all right, title and interest in the Partnership as of the date of the abandonment. There were no interests abandoned during 2008.

Net Loss Per Limited Partnership Unit

Net loss per Unit is computed by dividing net loss allocated to the Limited Partners by the number of Units outstanding at the beginning of the fiscal year. Per Unit information has been computed based on 48,049 units outstanding for 2009 and 2008.

Allocation of Income, Loss and Distributions

Net income, loss and distributions of cash of the Partnership are allocated between the general and limited partners in accordance with the provisions of the Partnership Agreement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Segment Reporting

FASB ASC Topic 280-10, “Segment Reporting”, established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. FASB ASC Topic 280-10 also established standards for related disclosures about products and services, geographic areas, and major customers. As defined in FASB ASC Topic 280-10, the Partnership has only one reportable segment.

Note B —	Transactions with Affiliated Parties

The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Managing General Partner receive 5% of gross receipts from the Partnership’s property as compensation for providing property management services.

The Partnership paid to such affiliates approximately $335,000 and $315,000 for the years ended December 31, 2009 and 2008, respectively, which is included in operating expenses. At December 31, 2008, approximately $2,000 of property management fees were owed and are included in due to affiliates. No such amounts were owed at December 31, 2009.

Affiliates of the Managing General Partner charged the Partnership reimbursement of accountable administrative expenses amounting to approximately $156,000 and $350,000 for the years ended December 31, 2009 and 2008, respectively, which is included in general and administrative expenses and investment property. The portion of these reimbursements included in investment property for the years ended December 31, 2009 and 2008 are construction management services for certain capital improvement expenditures (not related to the redevelopment project) provided by an affiliate of the Managing General Partner of approximately $72,000 and $9,000, respectively. In connection with the redevelopment project (as discussed in “Note E”), an affiliate of the Managing General Partner received a redevelopment supervision fee of 4% of the actual redevelopment costs incurred. The Partnership was charged approximately $20,000 and $230,000 in redevelopment supervision fees during the years ended December 31, 2009 and 2008, respectively, which are included in investment property. At December 31, 2009 and 2008, approximately $197,000 and $133,000 of accountable administrative expenses were owed and are included in due to affiliates.

For services relating to the administration of the Partnership and operation of the Partnership’s property, the Managing General Partner is entitled to receive payment for non-accountable expenses up to a maximum of $100,000 per year based upon the number of Partnership units sold, subject to certain limitations. This fee is included in general and administrative expense. There were no such fees for the years ended December 31, 2009 and 2008 as no operating distributions were made.

Upon the sale of the Partnership’s property, NPI Equity will be entitled to an Incentive Compensation Fee equal to a declining percentage of the difference between the total amount distributed to limited partners and the appraised value of their investment at February 1, 1992. The percentage amount to be realized by NPI Equity, if any, will be dependent upon the year in which the property is sold. Payment of the Incentive Compensation Fee is subordinated to the receipt by the limited partners, of: (a) distributions from capital transaction proceeds of an amount equal to their appraised investment in the Partnership at February 1, 1992, and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to six percent (6%) per annum cumulative, non-compounded, on their appraised investment in the Partnership at February 1, 1992.

On March 18, 2008, the Managing General Partner terminated the revolving credit facility (the “Partnership Revolver”) that was established on behalf of the Partnership and certain affiliated partnerships to fund deferred maintenance and working capital needs of the Partnership and certain other affiliated partnerships in the National

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Property Investors Partnership Series. The Managing General Partner does not have a commitment, intent or implication to fund cash flow deficits or furnish other direct or indirect financial assistance to the Partnership. The Partnership may receive advances of funds from AIMCO Properties, L.P., an affiliate of the Managing General Partner and the holder of a majority of the beneficial interest of the Partnership, although AIMCO Properties, L.P., is not obligated to fund such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission. During the years ended December 31, 2009 and 2008, the Partnership received advances of approximately $2,162,000 and $5,426,000, respectively, from AIMCO Properties, L.P., to fund a rental achievement escrow (as discussed in “Note A”), redevelopment capital improvements, real estate taxes and operations at Lakeside Apartments. The advances bear interest at the prime rate plus 2% (5.25% at December 31, 2009) per annum. Interest expense during the years ended December 31, 2009 and 2008 was approximately $758,000 and $733,000, respectively. During the year ended December 31, 2009, the Partnership made payments of principal and accrued interest of approximately $2,035,000. There were no payments made during the year ended December 31, 2008. At December 31, 2009 and 2008, the amount of the outstanding advances and accrued interest due to AIMCO Properties, L.P. was approximately $14,355,000 and $13,470,000, respectively, and is included in due to affiliates.

The Partnership insures its property up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Partnership insures its property above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Managing General Partner. During the years ended December 31, 2009 and 2008, the Partnership was charged by AIMCO and its affiliates approximately $99,000 and $107,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interests in the Partnership, AIMCO and its affiliates owned 37,419 Units in the Partnership representing 77.89% of the outstanding Units at December 31, 2009. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Managing General Partner. As a result of its ownership of 77.89% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, with respect to the 21,380 Units acquired on January 19, 1996, AIMCO IPLP, L.P., an affiliate of the Managing General Partner and of AIMCO, agreed to vote such Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on AIMCO IPLP, L.P.’s, AIMCO’s or any other affiliates’ right to vote each Unit held. Although the Managing General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its limited partners may come into conflict with the duties of the Managing General Partner to AIMCO as its sole stockholder.

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note C —	Mortgage Notes Payable

The terms of mortgage notes payable are as follows:

	Principal		Monthly			Principal
	Balance at		Payment	Stated		Balance
	December 31,		Including	Interest	Maturity	Due at
Property	2009	2008	Interest	Rate	Date	Maturity
	(In thousands)		(In thousands)			(In thousands)

Lakeside
Apartments
1st mortgage	$20,375	$20,608	$141	7.14%	01/01/22	$15,791
2nd mortgage	9,000	9,000	44	5.90%	01/01/22	7,185

Total	$29,375	$29,608	$185			$22,976

The mortgage notes payable are fixed rate mortgages that are non-recourse and are secured by a pledge of the Partnership’s rental property and by pledge of revenues from the rental property. Further, the property may not be sold subject to existing indebtedness.

Scheduled principal payments of the mortgage notes payable subsequent to December 31, 2009 are as follows (in thousands):

2010	$315
2011	387
2012	412
2013	441
2014	472
Thereafter	27,348

$29,375

Note D —	Investment Property and Accumulated Depreciation

Initial Cost
to Partnership
			Buildings	Net Costs
			and Related	Capitalized
			Personal	Subsequent to
Description	Encumbrance	Land	Property	Acquisition
(In thousands)
	(In thousands)			(In thousands)

Lakeside Apartments	$29,375	$2,087	$15,363	$31,667

Gross Amount at Which Carried
at December 31, 2009
Buildings
and Related
		Personal		Accumulated	Date of	Date	Depreciable
Description	Land	Property	Total	Depreciation	Construction	Acquired	Life
	(In thousands)			(In thousands)

Lakeside Apartments	$2,093	$47,024	$49,117	$29,276	1973/1975	12/80	5-40 yrs

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Reconciliation of “Investment Property and Accumulated Depreciation”:

	December 31,
	2009	2008
	(In thousands)

Investment Property
Balance at beginning of year	$48,375	$43,751
Property improvements and replacements	1,016	4,624
Disposition of property	(274)	—

Balance at end of year	$49,117	$48,375

Accumulated Depreciation
Balance at beginning of year	$25,320	$22,088
Additions charged to expense	3,970	3,232
Disposition of property	(14)	—

Balance at end of year	$29,276	$25,320

The aggregate cost of the real estate for Federal income tax purposes at December 31, 2009 and 2008 is approximately $48,665,000 and $47,783,000, respectively. The accumulated depreciation taken for Federal income tax purposes at December 31, 2009 and 2008 is approximately $32,857,000 and $28,514,000, respectively.

Note E —	Redevelopment

During 2005 the Partnership commenced with a $1,500,000 redevelopment project at Lakeside Apartments. Approximately $832,000 was completed at December 31, 2005. In August 2006, the scope of the redevelopment project was significantly expanded and was planned to be approximately $16,300,000 with the majority of the work started in October 2006 and to be completed by November 2008. During the year ended December 31, 2006 an additional $377,000 was incurred. During the year ended December 31, 2007 the anticipated cost of the project was increased by approximately $7,393,000 to a total project cost of approximately $23,693,000. During the year ended December 31, 2007, approximately $16,544,000 was expended. During the year ended December 31, 2008, approximately $4,532,000 was expended. During 2009, approximately $352,000 was expended. The project was completed during the second quarter of 2009 at a total cost of approximately $22,637,000. The redevelopment consisted of site, building exterior, common area and unit interior improvements. The site improvements consisted of landscape enhancements and replacements, repair of retaining walls and correction of erosion problems, lighting upgrades and the addition of patio privacy fences. The building exterior improvements consisted of rear entrance door replacements, gutter improvements, foundation work and exterior painting. The common area improvements consisted of upgrading the leasing center, replacing the current clubhouse with a business center and conference room, fitness center with locker rooms, and addition of a boathouse for lake recreation activities. In addition, the west clubhouse was upgraded and includes a social/game room, locker rooms and new decking. The unit interior improvements consisted of kitchen and bath upgrades, replacement of original fireplaces and other interior renovations. The Partnership funded the redevelopment from operations and advances from AIMCO Properties, L.P. During the construction period, certain expenses have been capitalized and are being depreciated over the remaining life of the related assets. For the years ended December 31, 2009 and 2008, these amounts included approximately $3,000 and $24,000, respectively, of construction period taxes, approximately $9,000 and $167,000, respectively, of construction period interest and approximately $5,000 and $7,000, respectively, of construction period operating costs.

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note F —	Income Taxes

Taxable income or loss of the Partnership is reported in the income tax returns of its partners. No provision for income taxes is made in the financial statements of the Partnership.

The Partnership files its tax returns on an accrual basis and has computed depreciation for tax purposes using accelerated methods, which are not in accordance with generally accepted accounting principles. A reconciliation of net loss from the financial statements to the net taxable loss to partners is as follows (in thousands, except per unit data):

	December 31,
	2009	2008

Net loss as reported	$(3,435)	$(3,188)
Prepaid rent	(29)	50
Depreciation differences	(373)	(1,675)
Other	171	(174)
Casualty	(22)	(33)

Federal taxable loss	$(3,688)	$(5,020)

Federal taxable (loss) income per limited partnership unit	$(68.43)	$14.49

For 2009 and 2008 allocations under the Internal Revenue Code section 704(b) result in the limited partners being allocated a non-pro rata amount of taxable (loss) income.

The following is a reconciliation between the Partnership’s reported amounts and Federal tax basis of net liabilities (in thousands):

	2009	2008

Net liabilities as reported	$(24,478)	$(21,043)
Land and buildings	(452)	(592)
Accumulated depreciation	(3,581)	(3,194)
Syndication and distribution costs	2,727	2,727
Prepaid rent	14	114
Other	203	108

Net liabilities — Federal tax basis	$(25,567)	$(21,880)

Note G —	Casualty Gains

During September 2008, the Partnership incurred fire and water damage to one of the apartment buildings at Lakeside Apartments. The damages were approximately $469,000, including clean up costs of approximately $214,000. The clean up costs were included in operating expense for the year ended December 31, 2008. During the year ended December 31, 2009, the Partnership received approximately $452,000 of insurance proceeds related to this event, of which approximately $197,000 was for clean up costs. During the year ended December 31, 2009, the Partnership recognized a casualty gain of approximately $22,000 due to the receipt of insurance proceeds, net of the write-off of undepreciated damaged assets of approximately $233,000. For the year ended December 31, 2009, the proceeds received to cover clean up costs are reflected as a reduction of operating expenses. The Partnership expects to receive approximately $24,000 of additional insurance proceeds related to this event.

During September 2008, the Partnership incurred damages to several apartment units as a result of a gas leak. The damages were approximately $78,000, including clean up costs of approximately $49,000. During the year ended December 31, 2009, the Partnership received approximately $68,000 of insurance proceeds related to this

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

event, of which approximately $39,000 was for clean up costs. The clean up costs and associated insurance proceeds were included in operating expense for the year ended December 31, 2008. The Partnership recognized a casualty gain of approximately $2,000 during the year ended December 31, 2009, due to the receipt of insurance proceeds, net of the write off of undepreciated assets of approximately $27,000.

Note H —	Contingencies

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Managing General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts have been dismissed. During the fourth quarter of 2008, the Partnership paid approximately $5,000 for settlement amounts for alleged unpaid overtime to employees who had worked at the Partnership’s investment property. At this time, the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel are not resolved. The parties have selected six “on-call” claims that will proceed forward through the arbitration process and have selected arbitrators. After those arbitrations have been completed, the parties will revisit settling the on-call claims. The first two arbitrations took place in December 2009 and the Defendants received a defense verdict against the first two claimants, and plaintiffs dismissed the claims of the next two claimants. The remaining two arbitrations will take place in April 2010. The Managing General Partner is uncertain as to the amount of any additional loss that may be allocable to the Partnership. Therefore, the Partnership cannot estimate whether any additional loss will occur or a potential range of loss.

The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment property that are not of a routine nature arising in the ordinary course of business.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property, including lead-based paint. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its property, the Partnership could potentially be liable for environmental liabilities or costs associated with its property.

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Mold

The Partnership is aware of lawsuits against owners and managers of multifamily properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial monetary judgments or settlements. The Partnership has only limited insurance coverage for property damage loss claims arising from the presence of mold and for personal injury claims related to mold exposure. Affiliates of the Managing General Partner have implemented policies, procedures, third-party audits and training and the Managing General Partner believes that these measures will prevent or eliminate mold exposure and will minimize the effects that mold may have on residents. To date, the Partnership has not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change the Managing General Partner can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on the Partnership’s financial condition or results of operations.

ITEM 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A(T).	Controls and Procedures

(a)	Disclosure Controls and Procedures

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

The Partnership’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the principal executive and principal financial officers of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, and effected by the Partnership’s management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of the Partnership’s management; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The Partnership’s management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2009. In making this assessment, the Partnership’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework.

Based on their assessment, the Partnership’s management concluded that, as of December 31, 2009, the Partnership’s internal control over financial reporting is effective.

This annual report does not include an attestation report of the Partnership’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to the attestation by the

Partnership’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Partnership to provide only management’s report in this annual report.

(b) Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2009 that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

National Property Investors III (the “Partnership”) has no directors or officers. NPI Equity Investments (“NPI Equity” or the “Managing General Partner”) manages substantially all of the Partnership’s affairs and has general responsibility in all matters affecting its business. The names and ages of, as well as the positions and offices held by, the present directors and officers of the Managing General Partner are set forth below. There are no family relationships between or among any officers or directors.

Name	Age	Position

Steven D. Cordes	38	Director and Senior Vice President
John Bezzant	47	Director and Senior Vice President
Timothy J. Beaudin	51	President and Chief Operating Officer
Ernest M. Freedman	39	Executive Vice President and Chief Financial Officer
Lisa R. Cohn	41	Executive Vice President, General Counsel and Secretary
Paul Beldin	36	Senior Vice President and Chief Accounting Officer
Stephen B. Waters	48	Senior Director

Steven D. Cordes was appointed as a Director of the Managing General Partner effective March 2, 2009. Mr. Cordes has been a Senior Vice President of the Managing General Partner and AIMCO since May 2007. Mr. Cordes joined AIMCO in 2001 as a Vice President of Capital Markets with responsibility for AIMCO’s joint ventures and equity capital markets activity. Prior to joining AIMCO, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of the Partnership. Mr. Cordes brings particular expertise to the Board in the areas of asset management as well as finance and accounting.

John Bezzant was appointed as a Director of the Managing General Partner effective December 16, 2009. Mr. Bezzant has been a Senior Vice President of the Managing General Partner and AIMCO since joining AIMCO in June 2006. Prior to joining AIMCO, from 2005 to June 2006, Mr. Bezzant was a First Vice President at Prologis, a Denver, Colorado-based real estate investment trust, and from 1986 to 2005, Mr. Bezzant served as Vice President, Asset Management at Catellus Development Corporation, a San Francisco, California-based real estate investment trust. Mr. Bezzant brings particular expertise to the Board in the areas of real estate finance, property operations, sales and development.

Timothy J. Beaudin was appointed President and Chief Operating Officer of AIMCO and the Managing General Partner in February 2009. He joined AIMCO and the Managing General Partner as Executive Vice President and Chief Development Officer in October 2005 and was appointed Executive Vice President and Chief Property Operating Officer of the Managing General Partner and AIMCO in October 2008. Mr. Beaudin oversees conventional and affordable property operations, transactions, asset management, and redevelopment and construction services for AIMCO and the Managing General Partner. Prior to joining AIMCO and beginning in 1995,

Mr. Beaudin was with Catellus Development Corporation. During his last five years at Catellus, Mr. Beaudin served as Executive Vice President, with management responsibility for development, construction and asset management.

Ernest M. Freedman was appointed Executive Vice President and Chief Financial Officer of the Managing General Partner and AIMCO in November 2009. Mr. Freedman joined AIMCO in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. Prior to joining AIMCO, from 2004 to 2007, Mr. Freedman served as chief financial officer of HEI Hotels and Resorts.

Lisa R. Cohn was appointed Executive Vice President, General Counsel and Secretary of the Managing General Partner and AIMCO in December 2007. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel of AIMCO. Ms. Cohn joined AIMCO in July 2002 as Vice President and Assistant General Counsel. Prior to joining AIMCO, Ms. Cohn was in private practice with the law firm of Hogan and Hartson LLP.

Paul Beldin joined AIMCO in May 2008 and has served as Senior Vice President and Chief Accounting Officer of AIMCO and the Managing General Partner since that time. Prior to joining AIMCO, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.

Stephen B. Waters was appointed Senior Director of Partnership Accounting of AIMCO and the Managing General Partner in June 2009. Mr. Waters has responsibility for partnership accounting with AIMCO and serves as the principal financial officer of the Managing General Partner. Mr. Waters joined AIMCO as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of the Managing General Partner and AIMCO in April 2004. Prior to joining AIMCO, Mr. Waters was a senior manager at Ernst & Young LLP.

The Registrant is not aware of the involvement in any legal proceedings with respect to the directors and executive officers listed in this Item 10.

One or more of the above persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15(d) of such Act. Further, one or more of the above persons are also officers of Apartment Investment and Management Company and the general partner of AIMCO Properties, L.P., entities that have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15 (d) of such Act.

The board of directors of the Managing General Partner does not have a separate audit committee. As such, the board of directors of the Managing General Partner fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert”.

The directors and officers of the Managing General Partner with authority over the Partnership are all employees of subsidiaries of AIMCO. AIMCO has adopted a code of ethics that applies to such directors and officers that is posted on AIMCO’s website (www.AIMCO.com). AIMCO’s website is not incorporated by reference to this filing.

Item 11.	Executive Compensation

Neither the directors nor officers received any remuneration from the Managing General Partner during the years ended December 31, 2009 and 2008.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Except as noted below, as of December 31, 2009, no person or entity was known to own of record or beneficially more than five percent of the Units of the Partnership.

	Number of
	Units	Percentage

AIMCO IPLP, L.P.	21,566	44.89%
(an affiliate of AIMCO)
AIMCO Properties, L.P.	15,853	33.00%
(an affiliate of AIMCO)

AIMCO IPLP, L.P. is indirectly ultimately owned by AIMCO. Its business address is 55 Beattie Place, Greenville, South Carolina 29601.

AIMCO Properties, L.P. is indirectly ultimately controlled by AIMCO. Its business address is 4582 S. Ulster St., Suite 1100, Denver, Colorado 80237.

No director or officer of the Managing General Partner owns any Units.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Managing General Partner receive 5% of gross receipts from the Partnership’s property as compensation for providing property management services. The Partnership paid to such affiliates approximately $335,000 and $315,000 for the years ended December 31, 2009 and 2008, respectively, which is included in operating expenses. No such amounts were owed at December 31, 2009.

Affiliates of the Managing General Partner charged the Partnership reimbursement of accountable administrative expenses amounting to approximately $156,000 and $350,000 for the years ended December 31, 2009 and 2008, respectively, which is included in general and administrative expenses and investment property on the financial statements included in “Item 8. Financial Statements and Supplementary Data”. The portion of these reimbursements included in investment property for the years ended December 31, 2009 and 2008 are construction management services for certain capital improvement expenditures (not related to the redevelopment project) provided by an affiliate of the Managing General Partner of approximately $72,000 and $9,000, respectively. In connection with the redevelopment project (as discussed in “Item 8. Financial Statements and Supplementary Data — Note E”), an affiliate of the Managing General Partner is to receive a redevelopment supervision fee of 4% of the actual redevelopment costs incurred. The Partnership was charged approximately $20,000 and $230,000 in redevelopment supervision fees during the years ended December 31, 2009 and 2008, respectively, which are included in investment property. At December 31, 2009 and 2008, approximately $197,000 and $133,000 of accountable administrative expenses were owed and are included in due to affiliates on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”.

For services relating to the administration of the Partnership and operation of the Partnership’s property, the Managing General Partner is entitled to receive payment for non-accountable expenses up to a maximum of $100,000 per year based upon the number of Partnership units sold, subject to certain limitations. There were no such fees for the years ended December 31, 2009 and 2008 as no operating distributions were made.

Upon the sale of the Partnership’s property, NPI Equity will be entitled to an Incentive Compensation Fee equal to a declining percentage of the difference between the total amount distributed to limited partners and the appraised value of their investment at February 1, 1992. The percentage amount to be realized by NPI Equity, if any, will be dependent upon the year in which the property is sold. Payment of the Incentive Compensation Fee is subordinated to the receipt by the limited partners, of: (a) distributions from capital transaction proceeds of an amount equal to their appraised investment in the Partnership at February 1, 1992, and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to six percent (6%) per annum cumulative, non-compounded, on their appraised investment in the Partnership at February 1, 1992.

On March 18, 2008, the Managing General Partner terminated the revolving credit facility (the “Partnership Revolver”) that was established on behalf of the Partnership and certain affiliated partnerships to fund deferred maintenance and working capital needs of the Partnership and certain other affiliated partnerships in the National Property Investors Partnership Series. The Managing General Partner does not have a commitment, intent or implication to fund cash flow deficits or furnish other direct or indirect financial assistance to the Partnership. The Partnership may receive advances of funds from AIMCO Properties, L.P., an affiliate of the Managing General Partner and the holder of a majority of the beneficial interest of the Partnership, although AIMCO Properties, L.P., is not obligated to fund such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission. During the years ended December 31, 2009 and 2008, the Partnership received advances of approximately $2,162,000 and $5,426,000, respectively, from AIMCO Properties, L.P., to fund a rental achievement escrow, redevelopment capital improvements, real estate taxes and operations at Lakeside Apartments. The advances bear interest at the prime rate plus 2% (5.25% at December 31, 2009) per annum. Interest expense during the years ended December 31, 2009 and 2008 was approximately $758,000 and $733,000, respectively. During the year ended December 31, 2009, the Partnership made payments of principal and accrued interest of approximately $2,035,000. There were no payments made during the year ended December 31, 2008. At December 31, 2009 and 2008, the amount of the outstanding advances and accrued interest due to AIMCO Properties, L.P. was approximately $14,355,000 and $13,470,000, respectively, and is included in due to affiliates on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”.

The Partnership insures its property up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Partnership insures its property above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Managing General Partner. During the years ended December 31, 2009 and 2008, the Partnership was charged by AIMCO and its affiliates approximately $99,000 and $107,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interests in the Partnership, AIMCO and its affiliates owned 37,419 Units in the Partnership representing 77.89% of the outstanding Units at December 31, 2009. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Managing General Partner. As a result of its ownership of 77.89% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, with respect to the 21,380 Units acquired on January 19, 1996, AIMCO IPLP, L.P., an affiliate of the Managing General Partner and of AIMCO, agreed to vote such Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on AIMCO IPLP, L.P.’s, AIMCO’s or any other affiliates’ right to vote each Unit held. Although the Managing General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its limited partners may come into conflict with the duties of the Managing General Partner to AIMCO as its sole stockholder.

Neither of the Managing General Partner’s directors is independent under the independence standards established for New York Stock Exchange listed companies as both directors are employed by the parent of the Managing General Partner.

Item 14.	Principal Accounting Fees and Services

The Managing General Partner has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Partnership for 2010. The aggregate fees billed for services rendered by Ernst & Young LLP for 2009 and 2008 are described below.

Audit Fees.  Fees for audit services totaled approximately $38,000 and $43,000 for 2009 and 2008, respectively. Fees for audit services also include fees for the reviews of the Partnership’s Quarterly Reports on Form 10-Q.

Tax Fees.  Fees for tax services totaled approximately $6,000 for both 2009 and 2008.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a) The following financial statements of the Registrant are included in Item 8:

Schedules are omitted for the reason that they are inapplicable or equivalent information has been included elsewhere herein.

(b) Exhibits:

See Exhibit index

The agreements included as exhibits to this Form 10-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-K not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-K and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL PROPERTY INVESTORS III

By:	NPI EQUITY INVESTMENTS, INC.
Managing General Partner

By:	/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date: March 29, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ John Bezzant John Bezzant	Director and Senior Vice President	Date: March 29, 2010

/s/ Steven D. Cordes Steven D. Cordes	Director and Senior Vice President	Date: March 29, 2010

/s/ Stephen B. Waters Stephen B. Waters	Senior Director of Partnership Accounting	Date: March 29, 2010

NATIONAL PROPERTY INVESTORS III

EXHIBIT INDEX

Exhibit

2.1		NPI, Inc. Stock Purchase Agreement dated as of August 17, 1995, incorporated by reference to Exhibit 2 to the Partnership’s Current Report on Form 8-K dated August 17, 1995.
3	.4(a)	Agreement of Limited Partnership incorporated by reference to Exhibit A to the Prospectus of the Partnership dated October 24, 1979 contained in the Partnership’s Registration Statement on Form S-11 (Reg. No. 2-63733).
3	.4(b)	Amendments to Agreement of Limited Partnership dated as of November 25, 1980 incorporated by reference to Exhibits 3 and 4 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 1981.
3	.4(c)	Amendments to the Agreement of Limited Partnership incorporated by reference to the Definitive Proxy Statement of the Partnership dated April 3, 1981.
3	.4(d)	Amendments to the Agreement of Limited Partnership incorporated by reference to the Statement Furnished in Connection With The Solicitation of Consents of the Partnership dated August 28, 1992.
3	.4(e)	Amendment to the Limited Partnership Agreement dated December 22, 2005 incorporated by reference to the Registrant’s Form 10-KSB dated December 31, 2005.
10.11		Form Of Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement between Federal Home Loan Mortgage Corporation and National Property Investors III, a California limited partnership, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.12		Form of Amended and Restated Multifamily Note (Recast Transaction) between Federal Home Loan Mortgage Corporation and National Property Investors III, a California limited partnership, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.13		Form of Amended and Restated Guaranty (Recast Transaction) between AIMCO Properties, L.P., a Delaware limited partnership and Federal Home Loan Mortgage Corporation, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.14		Form of Multifamily Mortgage, Assignment of Rents and Security Agreement between Capmark Bank and National Property Investors III, a California limited partnership, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.15		Form of Multifamily Note between Capmark Bank and National Property Investors III, a California limited partnership, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.16		Form of Guaranty between AIMCO Properties, L.P., a Delaware limited partnership and Capmark Bank, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.17		Form of Rehabilitation Agreement between National Property Investors III, a California limited partnership and Capmark Bank, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
31.1		Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2		Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1		Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1. I have reviewed this annual report on Form 10-K of National Property Investors III;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Steven D. Cordes
Steven D. Cordes
Senior Vice President of NPI Equity Investments,
Inc., equivalent of the chief executive officer of
the Partnership

Date: March 29, 2010

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1. I have reviewed this annual report on Form 10-K of National Property Investors III;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of NPI
Equity Investments, Inc., equivalent of the chief
financial officer of the Partnership

Date: March 29, 2010

Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of National Property Investors III (the “Partnership”), for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the Chief Executive Officer of the Partnership, and Stephen B. Waters, as the equivalent of the Chief Financial Officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Steven D. Cordes
Name: Steven D. Cordes
Date: March 29, 2010

/s/  Stephen B. Waters
Name: Stephen B. Waters
Date: March 29, 2010

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2010
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 0-9567

NATIONAL PROPERTY INVESTORS III
(Exact Name of Registrant as Specified in its Charter)

California (State or other jurisdiction of incorporation or organization)	13-2974428 (I.R.S. Employer Identification No.)

55 Beattie Place, PO Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

(864) 239-1000
(Issuer’s telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements

NATIONAL PROPERTY INVESTORS III

BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Note)
	(In thousands, except unit data)

ASSETS
Cash and cash equivalents	$224	$194
Receivables and deposits	298	345
Other assets	629	547
Investment property:
Land	2,093	2,093
Buildings and related personal property	47,588	47,024

	49,681	49,117
Less accumulated depreciation	(32,281)	(29,276)

	17,400	19,841

	$18,551	$20,927

LIABILITIES AND PARTNERS’ DEFICIT
Liabilities
Accounts payable	$78	$79
Tenant security deposit liabilities	151	122
Accrued property taxes	579	877
Other liabilities	379	400
Due to affiliates (Note B)	15,209	14,552
Mortgage notes payable	29,142	29,375

	45,538	45,405

Partners’ Deficit
General partner	(268)	(243)
Limited partners (48,039 units issued and outstanding)	(26,719)	(24,235)

	(26,987)	(24,478)

	$18,551	$20,927

Note:	The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

See Accompanying Notes to Financial Statements

NATIONAL PROPERTY INVESTORS III

STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)
	(In thousands, except per unit data)

Revenues:
Rental income	$1,478	$1,486	$4,402	$4,310
Other income	232	241	716	729

Total revenues	1,710	1,727	5,118	5,039

Expenses:
Operating	652	520	2,040	1,898
General and administrative	27	26	88	94
Depreciation	997	984	3,008	2,967
Interest	701	711	2,089	2,113
Property taxes	193	219	410	602

Total expenses	2,570	2,460	7,635	7,674

Casualty gain (Note D)	—	—	8	23

Net loss	$(860)	$(733)	$(2,509)	$(2,612)

Net loss allocated to general partner (1%)	$(8)	$(7)	$(25)	$(26)
Net loss allocated to limited partners (99%)	(852)	(726)	(2,484)	(2,586)

	$(860)	$(733)	$(2,509)	$(2,612)

Net loss per limited partnership unit	$(17.74)	$(15.11)	$(51.71)	$(53.82)

See Accompanying Notes to Financial Statements

NATIONAL PROPERTY INVESTORS III

STATEMENT OF CHANGES IN PARTNERS’ DEFICIT

	Limited
	Partnership	General	Limited
	Units	Partner	Partners	Total
	(Unaudited)
	(In thousands, except unit data)

Original capital contributions	48,049	$1	$24,024	$24,025

Partners’ deficit at December 31, 2009	48,039	$(243)	$(24,235)	$(24,478)
Net loss for the nine months ended September 30, 2010	—	(25)	(2,484)	(2,509)

Partners’ deficit at September 30, 2010	48,039	$(268)	$(26,719)	$(26,987)

See Accompanying Notes to Financial Statements

NATIONAL PROPERTY INVESTORS III

STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2010	2009
	(Unaudited)
	(In thousands)

Cash flows from operating activities:
Net loss	$(2,509)	$(2,612)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of loan costs	30	30
Depreciation	3,008	2,967
Casualty gain	(8)	(23)
Bad debt expense	69	107
Change in accounts:
Receivables and deposits	(22)	(252)
Other assets	(112)	(12)
Accounts payable	(26)	(84)
Tenant security deposit liabilities	29	25
Accrued property taxes	(298)	(122)
Other liabilities	(21)	(7)
Due to affiliates	506	423

Net cash provided by operating activities	646	440

Cash flows from investing activities:
Property improvements and replacements	(542)	(1,338)
Net deposits to restricted escrows	—	(1,281)
Insurance proceeds received	8	279

Net cash used in investing activities	(534)	(2,340)

Cash flows from financing activities:
Advances from affiliate	578	2,162
Payments on advances from affiliate	(427)	—
Payments on mortgage notes payable	(233)	(173)

Net cash (used in) provided by financing activities	(82)	1,989

Net increase in cash and cash equivalents	30	89
Cash and cash equivalents at beginning of period	194	85

Cash and cash equivalents at end of period	$224	$174

Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest	$1,598	$1,689

Supplemental disclosure of non-cash activity:
Property improvements and replacements included in accounts payable	$25	$60

At December 31, 2008, approximately $529,000 of property improvements and replacements were included in accounts payable which are included in property improvements and replacements for the nine months ended September 30, 2009.

See Accompanying Notes to Financial Statements

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note A —	Basis of Presentation

The accompanying unaudited financial statements of National Property Investors III (the “Partnership” or “Registrant”) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of NPI Equity Investments, Inc. (“NPI Equity” or the “Managing General Partner”) all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2010 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2010. For further information, refer to the financial statements and footnotes thereto included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Managing General Partner is an affiliate of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust.

The Partnership’s management evaluated subsequent events through the time this Quarterly Report on Form 10-Q was filed.

On October 1, 2010, the Partnership entered into an agreement and plan of merger with AIMCO Properties, L.P., a Delaware limited partnership, National Property Investors III, LP (“New NPI”), a Delaware limited partnership and subsidiary of AIMCO Properties, L.P., and AIMCO NPI III Merger Sub LLC (the “Merger Subsidiary”), a Delaware limited liability company and subsidiary of AIMCO Properties, L.P., pursuant to which the Partnership will merge with New NPI, with New NPI as the surviving entity. In this merger, each unit of limited partnership interests in the Partnership will be converted into an identical unit of limited partnership in New NPI and the general partnership interest in the Partnership now held by the Managing General Partner will be converted into a general partnership interest in New NPI. All interests in New NPI outstanding immediately prior to the merger will be cancelled. Next, the Merger Subsidiary will be merged with and into New NPI, with New NPI as the surviving entity.

Under the merger agreement with the Merger Subsidiary, holders of limited partnership units outstanding immediately prior to the consummation of the merger, except those held by limited partners who perfect their appraisal rights pursuant to the merger agreement, will be converted into the right to receive, at the election of the limited partner, either (i) $57.24 in cash (the “Cash Consideration”) or (ii) a number of partnership common units of AIMCO Properties, L.P. calculated by dividing $57.24 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger (the “OP Unit Consideration”). However, if AIMCO Properties, L.P. determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of AIMCO Properties, L.P. in that state or jurisdiction (or that registration in that state or other jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each limited partnership unit. Those limited partners who do not make an election will be deemed to have elected to receive cash.

After the mergers, AIMCO Properties, L.P. will be the sole limited partner of the New NPI, holding all outstanding units. NPI Equity Investments, Inc. will continue to be the sole general partner of New NPI after the merger, and the Partnership Agreement in effect immediately prior to the merger will remain unchanged immediately following the merger.

Completion of the merger is subject to certain conditions, including approval by a majority in interest of the limited partnership units. As of September 30, 2010, the Partnership had issued and outstanding 48,039 limited partnership units, and AIMCO Properties, L.P. and its affiliates owned 37,419 of those units, or approximately 77.89% of the number of outstanding units. AIMCO Properties, L.P. and its affiliates have indicated that they intend to take action by written consent to approve the merger.

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note B —	Transactions with Affiliated Parties

The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Managing General Partner receive 5% of gross receipts from the Partnership’s property as compensation for providing property management services. The Partnership paid to such affiliates approximately $253,000 and $250,000 for the nine months ended September 30, 2010 and 2009, respectively, which are included in operating expenses.

Affiliates of the Managing General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $99,000 and $128,000 for the nine months ended September 30, 2010 and 2009, respectively, which is included in general and administrative expenses and investment property. The portion of these reimbursements included in investment property for the nine months ended September 30, 2010 and 2009 are construction management services for certain capital improvement expenditures (not related to the redevelopment project) provided by an affiliate of the Managing General Partner of approximately $49,000 and $57,000, respectively. In connection with the redevelopment project completed in 2009 (as discussed in “Note C”), an affiliate of the Managing General Partner received a redevelopment supervision fee of 4% of the actual redevelopment costs incurred. The Partnership was charged approximately $20,000 in redevelopment supervision fees during the nine months ended September 30, 2009, which is included in investment property. There were no such redevelopment supervision fees for the nine months ended September 30, 2010. At September 30, 2010 and December 31, 2009, approximately $249,000 and $197,000, respectively, of accountable administrative expenses were owed and are included in due to affiliates.

For services relating to the administration of the Partnership and operation of the Partnership’s property, the Managing General Partner is entitled to receive payment for non-accountable expenses up to a maximum of $100,000 per year based upon the number of Partnership units sold, subject to certain limitations. There were no such fees for the nine months ended September 30, 2010 and 2009, as no operating distributions were made.

Upon the sale of the Partnership’s property, NPI Equity will be entitled to an Incentive Compensation Fee equal to a percentage of the difference between the total amount distributed to limited partners and the appraised value of their investment at February 1, 1992. Payment of the Incentive Compensation Fee is subordinated to the receipt by the limited partners, of: (a) distributions from capital transaction proceeds of an amount equal to their appraised investment in the Partnership at February 1, 1992, and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to six percent (6%) per annum cumulative, non-compounded, on their appraised investment in the Partnership at February 1, 1992. As of September 30, 2010, these preferences were met. Accordingly, the Managing General Partner will be entitled to this fee upon completion of the merger discussed in “Note A”.

The Partnership may receive advances of funds from AIMCO Properties, L.P., an affiliate of the Managing General Partner and the holder of a majority of the beneficial interest of the Partnership. During the nine months ended September 30, 2010 and 2009, the Partnership received advances of approximately $578,000 and $2,162,000, respectively, from AIMCO Properties, L.P. to fund real estate taxes and redevelopment capital improvements, respectively, at Lakeside Apartments. AIMCO Properties, L.P. charges interest on advances under the terms permitted by the Partnership Agreement. The advances bear interest at the prime rate plus 2% (5.25% at September 30, 2010) per annum. Interest expense was approximately $567,000 and $554,000 for the nine months ended September 30, 2010 and 2009, respectively. During the nine months ended September 30, 2010 and 2009, the Partnership repaid $540,000 and $180,000, respectively, of advances and accrued interest. At September 30, 2010 and December 31, 2009, the total advances and accrued interest owed to AIMCO Properties, L.P. were approximately $14,960,000 and $14,355,000, respectively, and are included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The Partnership insures its property up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its property above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Managing General Partner. During the nine months ended September 30, 2010, the Partnership was charged by AIMCO and its affiliates approximately $117,000 for insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2010 as other insurance policies renew later in the year. The Partnership was charged by AIMCO and its affiliates approximately $99,000 for insurance coverage and fees associated with policy claims administration during the year ended December 31, 2009.

Note C —	Redevelopment

During 2005 the Partnership commenced with a redevelopment project at Lakeside Apartments. The project was completed during the second quarter of 2009 at a total cost of approximately $22,637,000, including approximately $352,000 expended during 2009. The Partnership funded the redevelopment from operations and advances from AIMCO Properties, L.P. During the construction period, certain expenses were capitalized and are being depreciated over the remaining life of the related assets. For the nine months ended September 30, 2009, these amounts included approximately $9,000 of construction period interest, approximately $3,000 of construction period real estate taxes, and approximately $5,000 of construction period operating costs. No such costs were capitalized during the nine months ended September 30, 2010.

Note D —	Casualty Gains

During September 2009, the Partnership incurred water damage to one apartment unit as a result of a burst pipe. The damages were approximately $24,000, including clean up costs of approximately $17,000. The clean up costs were included in operating expenses for the year ended December 31, 2009. During the nine months ended September 30, 2010, the Partnership received approximately $7,000 to cover clean up costs. After writing off the fully depreciated cost of the damaged assets, the Partnership recognized a casualty gain of approximately $8,000 during the nine months ended September 30, 2010 due to the receipt of insurance proceeds of approximately $8,000 during the nine months ended September 30, 2010.

During September 2008, the Partnership incurred fire and water damage to one of the apartment buildings at Lakeside Apartments. The damages were approximately $469,000, including clean up costs of approximately $214,000. The clean up costs were included in operating expense for the year ended December 31, 2008. During the nine months ended September 30, 2009, the Partnership received approximately $308,000 of insurance proceeds related to this event, of which approximately $58,000 was for clean up costs. Additional insurance proceeds were received during the remainder of 2009. During the nine months ended September 30, 2009, the Partnership recognized a casualty gain of approximately $21,000 due to the receipt of insurance proceeds, net of the write-off of undepreciated damaged assets of approximately $229,000. During the nine months ended September 30, 2010, the Partnership received approximately $15,000 of insurance proceeds for lost rents which are included in rental income and approximately $4,000 in clean up costs, which are included in operating expense. The Partnership expects to receive approximately $5,000 of additional insurance proceeds related to this event.

During September 2008, the Partnership incurred damages to several apartment units as a result of a gas leak. The damages were approximately $78,000, including clean up costs of approximately $49,000. During the nine months ended September 30, 2009, the Partnership received approximately $68,000 of insurance proceeds related to this event, of which approximately $39,000 was for clean up costs. The clean up costs and associated insurance proceeds were included in operating expense for the year ended December 31, 2008. The Partnership recognized a

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

casualty gain of approximately $2,000 during the nine months ended September 30, 2009, due to the receipt of insurance proceeds, net of the write off of undepreciated damaged assets of approximately $27,000.

Note E —	Fair Value of Financial Instruments

FASB ASC Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes that the carrying amount of its financial instruments (except for mortgage notes payable) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its mortgage notes payable by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Partnership for similar term, mortgage notes payable. At September 30, 2010, the fair value of the Partnership’s mortgage notes payable at the Partnership’s incremental borrowing rate was approximately $33,812,000.

Note F —	Contingencies

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Managing General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts have been dismissed. During the fourth quarter of 2008, the Partnership paid approximately $5,000 for settlement amounts for alleged unpaid overtime to employees who had worked at the Partnership’s investment property. At this time, the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel are not resolved. Pursuant to the global settlement agreement, the parties selected six test “on-call” cases to be arbitrated. The parties arbitrated four “on-call” claims and obtained defense verdicts on all four. Two additional “on-call” claims were dismissed with prejudice. The process now calls for the parties to attempt to mediate the remaining “on-call” claims and plaintiffs’ attorneys’ fees, and the mediation is currently scheduled for November 16, 2010. The Managing General Partner is uncertain as to the amount of any additional loss that may be allocable to the Partnership. Therefore, the Partnership cannot estimate whether any additional loss will occur or a potential range of loss.

The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment property that are not of a routine nature arising in the ordinary course of business.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property, including lead-based paint. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury,

NATIONAL PROPERTY INVESTORS III

NOTES TO FINANCIAL STATEMENTS — (Continued)

disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its property, the Partnership could potentially be liable for environmental liabilities or costs associated with its property.

Mold

The Partnership is aware of lawsuits against owners and managers of multifamily properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial monetary judgments or settlements. The Partnership has only limited insurance coverage for property damage loss claims arising from the presence of mold and for personal injury claims related to mold exposure. Affiliates of the Managing General Partner have implemented policies, procedures, third-party audits and training and the Managing General Partner believes that these measures will prevent or eliminate mold exposure and will minimize the effects that mold may have on residents. To date, the Partnership has not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change the Managing General Partner can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on the Partnership’s financial condition or results of operations.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Quarterly Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the effect of redevelopments, the Partnership’s future financial performance, including the Partnership’s ability to maintain current or meet projected occupancy and rent levels, and the effect of government regulations. Actual results may differ materially from those described in the forward-looking statements and, in addition, will be affected by a variety of risks and factors some of which are beyond the Partnership’s control including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect the Partnership’s property and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; development risks; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.

The Partnership’s investment property consists of one apartment complex, Lakeside Apartments, located in Lisle, Illinois. The average occupancy of the property for the nine months ended September 30, 2010 and 2009 was 95% and 89%, respectively. The Managing General Partner attributes the increase in occupancy at Lakeside Apartments to competitive pricing.

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment property, interest rates on mortgage loans, costs incurred to operate the investment property, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the Managing General Partner monitors the rental market environment of its investment property to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the Managing General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the Managing General Partner may use rental concessions and rental rate reductions to offset softening market conditions; accordingly, there is no guarantee that the Managing General Partner will be able to sustain such a plan. Further, a number of factors that are outside the control of the Partnership, such as the local economic climate and weather, can adversely or positively affect the Partnership’s financial results.

Results of Operations

The Partnership’s net loss for the three and nine months ended September 30, 2010 was approximately $860,000 and $2,509,000, respectively, compared to net loss of approximately $733,000 and $2,612,000 for the corresponding periods in 2009. The increase in net loss for the three months ended September 30, 2010 is due to an increase in total expenses and a decrease in total revenues. The decrease in net loss for the nine months ended September 30, 2010 is due to a decrease in total expenses and an increase in total revenues, partially offset by a reduction in casualty gain in 2010.

Total expenses increased for the three months ended September 30, 2010 due to increases in operating and depreciation expenses, partially offset by decreases in property tax and interest expenses. Total expenses decreased for the nine months ended September 30, 2010 due to decreases in property tax and interest expenses, partially offset by increases in operating and depreciation expenses. General and administrative expenses remained relatively constant for the three and nine months ended September 30, 2010. Operating expenses increased for both periods due to increases in hazard insurance premiums and due to the receipt of insurance proceeds in 2009 to cover clean-up costs related to the casualty discussed below at Lakeside Apartments, partially offset by a decrease in advertising expense. Depreciation expense increased for both periods due to property improvements and replacements placed into service at Lakeside Apartments during the past twelve months which are now being depreciated. Property tax expense decreased for both the three and nine month periods due to a reduction in the assessed value of the property. In addition, property tax expense decreased for the nine month period due to adjustments recorded during both 2010 and 2009 related to property taxes due for the prior year. The property tax expense for Lakeside Apartments is recorded based upon an estimate of the anticipated annual amount as Lakeside Apartment’s property taxes are billed a year in arrears. During 2010, the Partnership recorded an adjustment to reduce property tax expense by approximately $162,000 for the 2009 taxes as a result of the successful appeal of the 2009 assessed value of Lakeside Apartments. During 2009, the Partnership recorded an adjustment to reduce property tax expense of approximately $53,000 for the 2008 taxes as a result of the successful appeal of the 2008 assessed value of Lakeside Apartments. Interest expense decreased for the three month period due to scheduled principal payments on the mortgages encumbering Lakeside Apartments, which reduced the carrying balance of the loans. Interest expense decreased for the nine month period primarily due to the payment of interest incurred in connection with the escheatment of unclaimed distributions during 2009 and due to scheduled principal payments on the mortgages encumbering Lakeside Apartments, partially offset by an increase in the interest on advances from AIMCO Properties, L.P. due to a higher average advance balance.

Included in general and administrative expenses for the three and nine months ended September 30, 2010 and 2009 are management reimbursements charged by the Managing General Partner as allowed under the Partnership Agreement, costs associated with the quarterly and annual communications with investors and regulatory agencies and the annual audit required by the Partnership Agreement.

Total revenues decreased for the three months ended September 30, 2010 due to decreases in rental and other income. Total revenues increased for the nine months ended September 30, 2010 due to an increase in rental income, partially offset by a decrease in other income. Rental income decreased for the three month period due to a decrease in the average rental rate, partially offset by a decrease in bad debt expense and an increase in occupancy at Lakeside Apartments. Rental income increased for the nine month period due to an increase in occupancy and a decrease in bad debt expense, partially offset by a decrease in the average rental rate at Lakeside Apartments. Other income decreased for the three and nine months ended September 30, 2010 due to decreases in late and lease cancellation fees, partially offset by increases in cleaning and damage fees and pet fees.

During September 2009, the Partnership incurred water damage to one apartment unit as a result of a burst pipe. The damages were approximately $24,000, including clean up costs of approximately $17,000. The clean up costs were included in operating expenses for the year ended December 31, 2009. During the nine months ended September 30, 2010, the Partnership received approximately $7,000 to cover clean up costs. After writing off the fully depreciated cost of the damaged assets, the Partnership recognized a casualty gain of approximately $8,000 during the nine months ended September 30, 2010 due to the receipt of insurance proceeds of approximately $8,000 during the nine months ended September 30, 2010.

During September 2008, the Partnership incurred fire and water damage to one of the apartment buildings at Lakeside Apartments. The damages were approximately $469,000, including clean up costs of approximately $214,000. The clean up costs were included in operating expense for the year ended December 31, 2008. During the nine months ended September 30, 2009, the Partnership received approximately $308,000 of insurance proceeds related to this event, of which approximately $58,000 was for clean up costs. Additional insurance proceeds were received during the remainder of 2009. During the nine months ended September 30, 2009, the Partnership recognized a casualty gain of approximately $21,000 due to the receipt of insurance proceeds, net of the write-off of undepreciated damaged assets of approximately $229,000. During the nine months ended September 30, 2010, the Partnership received approximately $15,000 of insurance proceeds for lost rents which are included in rental income and approximately $4,000 in clean up costs, which are included in operating expense. The Partnership expects to receive approximately $5,000 of additional insurance proceeds related to this event.

During September 2008, the Partnership incurred damages to several apartment units as a result of a gas leak. The damages were approximately $78,000, including clean up costs of approximately $49,000. During the nine months ended September 30, 2009, the Partnership received approximately $68,000 of insurance proceeds related to this event, of which approximately $39,000 was for clean up costs. The clean up costs and associated insurance proceeds were included in operating expense for the year ended December 31, 2008. The Partnership recognized a casualty gain of approximately $2,000 during the nine months ended September 30, 2009, due to the receipt of insurance proceeds, net of the write off of undepreciated damaged assets of approximately $27,000.

Liquidity and Capital Resources

At September 30, 2010, the Partnership had cash and cash equivalents of approximately $224,000 compared to approximately $194,000 at December 31, 2009. Cash and cash equivalents increased approximately $30,000 due to approximately $646,000 of cash provided by operating activities, partially offset by approximately $534,000 and $82,000 of cash used in investing and financing activities, respectively. Cash used in investing activities consisted of property improvements and replacements, partially offset by insurance proceeds received. Cash used in financing activities consisted of payments on advances from AIMCO Properties, L.P. and principal payments on the mortgages encumbering the Partnership’s investment property, partially offset by advances from AIMCO Properties, L.P.

The Partnership may receive advances of funds from AIMCO Properties, L.P., an affiliate of the Managing General Partner and the holder of a majority of the beneficial interest of the Partnership. During the nine months ended September 30, 2010 and 2009, the Partnership received advances of approximately $578,000 and $2,162,000, respectively, from AIMCO Properties, L.P. to fund real estate taxes and redevelopment capital improvements, respectively, at Lakeside Apartments. AIMCO Properties, L.P. charges interest on advances under the terms permitted by the Partnership Agreement. The advances bear interest at the prime rate plus 2% (5.25% at September 30, 2010) per annum. Interest expense was approximately $567,000 and $554,000 for the nine months ended September 30, 2010 and 2009, respectively. During the nine months ended September 30, 2010 and 2009, the Partnership repaid $540,000 and $180,000, respectively, of advances and accrued interest. At September 30, 2010 and December 31, 2009, the total advances and accrued interest owed to AIMCO Properties, L.P. were approximately $14,960,000 and $14,355,000, respectively, and are included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the property to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The Managing General Partner monitors developments in the area of legal and regulatory compliance. Capital improvements planned for the Partnership’s property are detailed below.

During the nine months ended September 30, 2010, the Partnership completed approximately $567,000 of capital improvements at Lakeside Apartments, consisting primarily of building improvements, bath upgrades and water heater, air conditioning unit and floor covering replacements. These improvements were funded from operating cash flow and insurance proceeds. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2010. Such capital expenditures will depend on the physical condition of the property as well as cash flow generated by the property.

Capital expenditures will be incurred only if cash is available from operations, Partnership reserves or advances from AIMCO Properties, L.P., although AIMCO Properties, L.P. is not obligated to fund such advances. To the extent that such capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

The Partnership’s assets are thought to be generally sufficient for any near-term needs (exclusive of capital improvements and repayment of amounts owed to affiliates) of the Partnership. The mortgage indebtedness encumbering Lakeside Apartments of approximately $29,142,000 matures in January 2022, at which time balloon payments of approximately $22,976,000 will be due. The Managing General Partner will attempt to refinance such indebtedness and/or sell the property prior to such maturity dates. If the property cannot be refinanced or sold for a sufficient amount, the Partnership will risk losing such property through foreclosure.

There were no distributions during the nine months ended September 30, 2010 and 2009. Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturities, property sale and/or refinancings. The Partnership’s cash available for distribution is reviewed on a monthly basis. In light of the amounts accrued and payable to affiliates of the Managing General Partner, it is unlikely that the Partnership will generate sufficient funds from operations after capital expenditures to permit any distributions to its partners in 2010 or subsequent periods.

Other

In addition to its indirect ownership of the general partner interests in the Partnership, AIMCO and its affiliates owned 37,419 limited partnership units (the “Units”) in the Partnership representing 77.89% of the outstanding Units at September 30, 2010. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. Pursuant to the Partnership Agreement, Unit holders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Managing General Partner. As a result of its ownership of 77.89% of the outstanding Units, AIMCO and its affiliates are in a position to influence all voting decisions with respect to the Partnership. However, with respect to the 21,380 Units acquired on January 19, 1996, AIMCO IPLP, L.P., an affiliate of the Managing General Partner and of AIMCO, agreed to vote such Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on AIMCO IPLP, L.P.’s, AIMCO’s or any other affiliates’ right to vote each Unit held. Although the Managing General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its limited partners may come into conflict with the duties of the Managing General Partner to AIMCO as its sole stockholder.

On October 1, 2010, the Partnership entered into an agreement and plan of merger with AIMCO Properties, L.P., a Delaware limited partnership, National Property Investors III, LP (“New NPI”), a Delaware limited partnership and subsidiary of AIMCO Properties, L.P., and AIMCO NPI III Merger Sub LLC (the “Merger Subsidiary”), a Delaware limited liability company and subsidiary of AIMCO Properties, L.P., pursuant to which the Partnership will merge with New NPI, with New NPI as the surviving entity. In this merger, each unit of limited partnership interests in the Partnership will be converted into an identical unit of limited partnership in New NPI and the general partnership interest in the Partnership now held by the Managing General Partner will be converted into a general partnership interest in New NPI. All interests in New NPI outstanding immediately prior to the merger will be cancelled. Next, the Merger Subsidiary will be merged with and into New NPI, with New NPI as the surviving entity.

Under the merger agreement with the Merger Subsidiary, holders of limited partnership units outstanding immediately prior to the consummation of the merger, except those held by limited partners who perfect their appraisal rights pursuant to the merger agreement, will be converted into the right to receive, at the election of the limited partner, either (i) $57.24 in cash (the “Cash Consideration”) or (ii) a number of partnership common units of AIMCO Properties, L.P. calculated by dividing $57.24 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger (the “OP Unit Consideration”). However, if AIMCO Properties, L.P. determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of AIMCO Properties, L.P. in that state or jurisdiction (or that registration in that state or other jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each limited partnership unit. Those limited partners who do not make an election will be deemed to have elected to receive cash.

After the mergers, AIMCO Properties, L.P. will be the sole limited partner of the New NPI, holding all outstanding units. NPI Equity Investments, Inc. will continue to be the sole general partner of New NPI after the merger, and the Partnership Agreement in effect immediately prior to the merger will remain unchanged immediately following the merger.

Completion of the merger is subject to certain conditions, including approval by a majority in interest of the limited partnership units. As of September 30, 2010, the Partnership had issued and outstanding 48,039 limited partnership units, and AIMCO Properties, L.P. and its affiliates owned 37,419 of those units, or approximately 77.89% of the number of outstanding units. AIMCO Properties, L.P. and its affiliates have indicated that they intend to take action by written consent to approve the merger.

Critical Accounting Policies and Estimates

The financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require the Partnership to make estimates and assumptions. The Partnership believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Asset

Investment property is recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of the property may not be recoverable, the partnership will make an assessment of its recoverability by comparing the carrying amount to the partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment property. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; and changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s asset.

Capitalized Costs Related to Redevelopment and Construction Projects

The Partnership capitalizes costs incurred in connection with capital expenditure activities, including redevelopment and construction projects. Costs including interest, property taxes and operating costs associated with redevelopment and construction projects are capitalized during periods in which redevelopment and construction projects are in progress. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital expenditure activities at the property level.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Item 4T.	Controls and Procedures

(a)	Disclosure Controls and Procedures.

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

(b)	Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter to which this report relates that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Managing General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts have been dismissed. During the fourth quarter of 2008, the Partnership paid approximately $5,000 for settlement amounts for alleged unpaid overtime to employees who had worked at the Partnership’s investment property. At this time, the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel are not resolved. Pursuant to the global settlement agreement, the parties selected six test “on-call” cases to be arbitrated. The parties arbitrated four “on-call” claims and obtained defense verdicts on all four. Two additional “on-call” claims were dismissed with prejudice. The process now calls for the parties to attempt to mediate the remaining “on-call” claims and plaintiffs’ attorneys’ fees, and the mediation is currently scheduled for November 16, 2010. The Managing General Partner is uncertain as to the amount of any additional loss that may be allocable to the Partnership. Therefore, the Partnership cannot estimate whether any additional loss will occur or a potential range of loss.

Item 6.	Exhibits

See Exhibit Index.

The agreements included as exhibits to this Form 10-Q contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-Q not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-Q and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL PROPERTY INVESTORS III

	By:	NPI EQUITY INVESTMENTS, INC. Managing General Partner

Date: November 15, 2010	By:	/s/ Steven D. Cordes Steven D. Cordes Senior Vice President

Date: November 15, 2010	By:	/s/ Stephen B. Waters Stephen B. Waters Senior Director of Partnership Accounting

NATIONAL PROPERTY INVESTORS III

EXHIBIT INDEX

Exhibit		Description of Exhibit

2.1		NPI, Inc. Stock Purchase Agreement dated as of August 17, 1995, incorporated by reference to Exhibit 2 to the Partnership’s Current Report on Form 8-K dated August 17, 1995.
3	.4(a)	Agreement of Limited Partnership incorporated by reference to Exhibit A to the Prospectus of the Partnership dated October 24, 1979 contained in the Partnership’s Registration Statement on Form S-11 (Reg. No. 2-63733).
3	.4(b)	Amendments to Agreement of Limited Partnership dated as of November 25, 1980 incorporated by reference to Exhibits 3 and 4 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 1981.
3	.4(c)	Amendments to the Agreement of Limited Partnership incorporated by reference to the Definitive Proxy Statement of the Partnership dated April 3, 1981.
3	.4(d)	Amendments to the Agreement of Limited Partnership incorporated by reference to the Statement Furnished in Connection With The Solicitation of Consents of the Partnership dated August 28, 1992.
3	.4(e)	Amendment to the Limited Partnership Agreement dated December 22, 2005 incorporated by reference to the Registrant’s Annual Report on Form 10-KSB dated December 31, 2005.
10.11		Form Of Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement between Federal Home Loan Mortgage Corporation and National Property Investors III, a California limited partnership, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.12		Form of Amended and Restated Multifamily Note (Recast Transaction) between Federal Home Loan Mortgage Corporation and National Property Investors III, a California limited partnership, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.13		Form of Amended and Restated Guaranty (Recast Transaction) between AIMCO Properties, L.P., a Delaware limited partnership and Federal Home Loan Mortgage Corporation, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.14		Form of Multifamily Mortgage, Assignment of Rents and Security Agreement between Capmark Bank and National Property Investors III, a California limited partnership, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.15		Form of Multifamily Note between Capmark Bank and National Property Investors III, a California limited partnership, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.16		Form of Guaranty between AIMCO Properties, L.P., a Delaware limited partnership and Capmark Bank, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
10.17		Form of Rehabilitation Agreement between National Property Investors III, a California limited partnership and Capmark Bank, dated March 30, 2007. Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 30, 2007.
31.1		Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2		Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1		Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1. I have reviewed this quarterly report on Form 10-Q of National Property Investors III;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Steven D. Cordes
Steven D. Cordes
Senior Vice President of NPI Equity Investments, Inc.,
equivalent of the chief executive officer of the
Partnership

Date: November 15, 2010

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1. I have reviewed this quarterly report on Form 10-Q of National Property Investors III;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of NPI Equity
Investments, Inc., equivalent of the chief financial
officer of the Partnership

Date: November 15, 2010

Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of National Property Investors III (the “Partnership”), for the quarterly period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the Chief Executive Officer of the Partnership, and Stephen B. Waters, as the equivalent of the Chief Financial Officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Steven D. Cordes
Name:     Steven D. Cordes

Date: November 15, 2010

/s/  Stephen B. Waters
Name:     Stephen B. Waters
Date: November 15, 2010

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX F

AMENDMENT
TO
PARTNERSHIP AGREEMENT
OF
NATIONAL PROPERTY INVESTORS III

This AMENDMENT TO THE PARTNERSHIP AGREEMENT OF NATIONAL PROPERTY INVESTORS III (this ‘‘Amendment”) is entered into as of          , 2010, by and among NPI Equity Investments, Inc., a Florida corporation, in its capacity as managing general partner (the ‘‘Managing General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).

Recitals

WHEREAS, National Property Investors III, a California limited partnership (the ‘‘Partnership”), is governed pursuant to the terms of that certain Partnership Agreement, dated as of February 1, 1979, as amended and restated July 1, 1979 and as further amended to date (the “Partnership Agreement”);

WHEREAS, the Managing General Partner has obtained consents of the requisite percentage-in-interest of the Limited Partners (i.e., Limited Partners who own more than 50% of the outstanding Units), necessary to amend the Partnership Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1. Amendments to the Partnership Agreement.  The Partnership Agreement is hereby amended to delete Section 15.3.27 thereof.

2. Miscellaneous.

(a) Effect of Amendment.  In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict of apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b) Ratification.  Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c) Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

[Remainder of page intentionally left blank.]

F-1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The Managing General Partner:

NPI EQUITY INVESTMENTS, INC.
a Florida corporation

By:
Name:
Title:

The Limited Partners:

By:	NPI Equity Investments, Inc.
attorney-in-fact

By:
Name:
Title:

F-2

ANNEX G

SUMMARY OF APPRAISALS — TABLE

Lakeside Apartments
Valuation Methodology	Appraised Value	Material Assumptions
	(as of April 21,
	2010)

Income Capitalization Approach — Direct Capitalization Analysis	$48,800,000	• potential gross income from apartment unit rentals of $545,422 per month or $6,545,064 for the appraised year;
		• a loss to lease allowance of 1.5% of the gross rent potential;
		• rent concessions of 1.0% of the gross rent potential;
		• a combined vacancy and credit loss allowance of 7.0%;
		• estimated utility recovery of $810 per unit;
		• other income of $700 per unit;
		• projected total expenses (including reserves) of $3,363,869;
		• capitalization rate of 7.0%.
Sales Comparison Approach	$48,300,000	• CRA examined and analyzed comparable sales of five properties in the influencing market.

•   The sales reflected unadjusted sales prices ranging from $47,222 to $154,068 per unit. After adjustment, the comparable sales illustrated a value range of $59,028 to $96,797 per unit, with mean and median adjusted sale prices of $82,534 and $82,800 per unit, respectively.

•   The two comparable sales which required the least adjustment were accorded most significance in the analysis. The adjusted indicators exhibited by these two sales ranged from $81,606 to $96,797 per unit.

		• CRA estimated a value of $85,000 per unit for Lakeside Apartments.
		• Applied to the Lakeside Apartments’ 586 units, this resulted in CRA’s total value estimate for Lakeside Apartments of approximately $48,300,000.

G-1

ANNEX H
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2009
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 0-24497
AIMCO Properties, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado (Address of principal executive offices)	84-1275621 (I.R.S. Employer Identification No.) 80237 (Zip Code)
Registrant’s Telephone Number, Including Area Code:
(303) 757-8101
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Not applicable	Not applicable
Securities Registered Pursuant to Section 12(g) of the Act:
Partnership Common Units

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined by Rule 405 of the Securities Act.  Yes ☑     No ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  Yes ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

As of February 24, 2010, there were 124,342,598 Partnership Common Units outstanding.

Documents Incorporated by Reference

Portions of Apartment Investment and Management Company’s definitive proxy statement to be issued in conjunction with Apartment Investment and Management Company’s annual meeting of stockholders to be held April 26, 2010, are incorporated by reference into Part III of this Annual Report.

AIMCO PROPERTIES, L.P.

ANNUAL REPORT ON FORM 10-K
For the Fiscal Year Ended December 31, 2009

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the effect of acquisitions and redevelopments, our future financial performance, including our ability to maintain current or meet projected occupancy, rent levels and same store results, and the effect of government regulations. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of this Annual Report and the other documents we file from time to time with the Securities and Exchange Commission.

PART I

Item 1.	Business

The Partnership

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries, was formed on May 16, 1994, to engage in the acquisition, ownership, management and redevelopment of apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as OP Units. Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred stock issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us.

We own an equity interest in, and consolidate the majority of, the properties in our owned real estate portfolio. These properties represent the consolidated real estate holdings in our financial statements, which we refer to as consolidated properties. In addition, we have an equity interest in, but do not consolidate for financial statement purposes, certain properties that are accounted for under the equity or cost methods. These properties represent our investment in unconsolidated real estate partnerships in our financial statements, which we refer to as unconsolidated properties. Additionally, we provide property management and asset management services to certain properties, and in certain cases, we may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund. Our equity holdings and managed properties are as follows as of December 31, 2009:

	Total Portfolio
	Properties	Units

Consolidated properties	426	95,202
Unconsolidated properties	77	8,478
Property management	22	2,095
Asset management	345	29,879

Total	870	135,654

At December 31, 2009, we had outstanding 122,509,304 common OP Units, 28,096,618 preferred OP Units and 2,344,719 High Performance Units (see Note 11 to the consolidated financial statements in Item 8). At December 31, 2009, Aimco owned 116,479,791 of the common OP Units and 24,940,134 of the preferred OP Units.

Since Aimco’s initial public offering in July 1994, we have completed numerous transactions, including purchases of properties and interests in entities that own or manage properties, expanding our portfolio of owned or managed properties from 132 properties with 29,343 apartment units to a peak of over 2,100 properties with 379,000 apartment units. As of December 31, 2009, our portfolio of owned and/or managed properties consists of 870 properties with 135,654 apartment units.

Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively. As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a limited partner in a limited partnership or a member in a limited liability company.

Available Information

We do not maintain a website; however, Aimco does, and it makes all of its filings with the Securities and Exchange Commission, or SEC, available free of charge as soon as reasonably practicable through its website at www.aimco.com. The information contained on Aimco’s website is not incorporated into this Annual Report. We will furnish copies of the Partnership’s filings free of charge upon written request to Aimco’s corporate secretary.

Any materials we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Financial Information About Industry Segments

We operate in two reportable segments: real estate (owning, operating and redeveloping apartments) and investment management (portfolio management and asset management, which are further discussed in the Business Overview). For further information on these segments, see Note 17 of the consolidated financial statements in Item 8, and Management’s Discussion and Analysis in Item 7.

Business Overview

Our principal financial objective is to increase long-term OP unitholder value, both as measured by Net Asset Value, which is the estimated fair value of our assets, net of debt, or NAV, and total unitholder return.

We strive to meet our objectives through:

•	property operations — using scale and technology to increase the effectiveness and efficiency of attracting and retaining apartment residents;

•	portfolio management — allocating capital among geographic markets and apartment property types, primarily Class B and B+ quality apartments that are well located within the 20 largest U.S. markets, through sales, redevelopment and/or acquisitions;

•	managing our cost and risk of capital by using leverage that is largely long-term, laddered in maturity, non-recourse and property specific; and

•	reducing our general and administrative and certain other costs through outsourcing and standardization.

Our business is organized around two core activities: Property Operations and Investment Management. These core activities, along with our financial strategy, are described in more detail below.

Property Operations

Our portfolio is comprised of two business components: conventional and affordable. Our conventional operations, which provide 88% of our property net operating income and are market-rate apartments with rents paid by the resident, include 243 properties with 74,030 units. Our affordable operations provide 12% of our property net operating income and consist of 260 properties with 29,650 units, with rents that are generally paid, in whole or part, by a government agency. Affordable properties tend to have relatively more stable rents and higher occupancy due to government rent payments and thus are much less affected by market fluctuations.

We operate a broad range of property types, from suburban garden-style to urban high-rise properties in 44 states, the District of Columbia and Puerto Rico at a range of average monthly rental rates. On average, our portfolio rents are somewhat above the average rents in the local markets. This diversification in geography insulates us, to some degree, from inevitable downturns in any one market.

Our property operations currently are organized into five areas, which are further subdivided according to our target markets. To manage our nationwide portfolio more efficiently and to increase the benefits from our local management expertise, we have given direct responsibility for operations within each area to an area operations leader with regular senior management reviews. To enable the area operations leaders to focus on sales and service, as well as to improve financial control and budgeting, we have dedicated an area financial officer to support each area operations leader, and with the exception of routine maintenance, our specialized Construction Services group manages all on-site improvements, thus reducing the need for the area operations leaders to spend time on oversight of construction projects.

We seek to improve our oversight of property operations by: developing better systems; standardizing business goals, operational measurements and internal reporting; and enhancing financial controls over field operations. Our objectives are to focus on the areas discussed below:

•	Customer Service. Our operating culture is focused on our residents. Our goal is to provide our residents with consistent service in clean, safe and attractive communities. We evaluate our performance through a customer satisfaction tracking system. In addition, we emphasize the quality of our on-site employees through recruiting, training and retention programs, which we believe contributes to improved customer service and leads to increased occupancy rates and enhanced operational performance.

•	Resident Selection and Retention. In apartment properties, neighbors are a meaningful part of the product, together with the location of the property and the physical quality of the apartment units. Part of our property operations strategy is to focus on resident acquisition and retention — attracting and retaining credit-worthy residents who are good neighbors. We have structured goals and coaching for all of our sales personnel, a tracking system for inquiries and a standardized renewal communication program. We have standardized residential financial stability requirements and have policies and monitoring practices to maintain our resident quality.

•	Revenue Management. For our conventional properties, we have a centralized revenue management system that leverages people, processes and technology to work in partnership with our area operational management teams to develop rental rate pricing. We seek to increase revenue by optimizing the balance between rental and occupancy rates. We are also focused on the automation of on-site operations, as we believe that timely and accurate collection of property performance and resident profile data will enable us to maximize revenue through better property management and leasing decisions. We have standardized policies for new and renewal pricing with timely data and analyses by floor-plan, thereby enabling us to maximize our ability to modify pricing, even in challenging sub-markets.

•	Controlling Expenses. Cost controls are accomplished by local focus at the area level and by taking advantage of economies of scale at the corporate level. As a result of the size of our portfolio and our area concentrations of properties, we have the ability to spread over a large property base the fixed costs for general and administrative expenditures and certain operating functions, such as purchasing, insurance and information technology.

•	Ancillary Services. We believe that our ownership and management of properties provide us with unique access to a customer base that allows us to provide additional services and thereby increase occupancy and rents, while also generating incremental revenue. We currently provide cable television, telephone services, appliance rental, and carport, garage and storage space rental at certain properties.

•	Maintaining and Improving Property Quality. We believe that the physical condition and amenities of our apartment properties are important factors in our ability to maintain and increase rental rates. In 2009, we spent $70.3 million (our share), or $723 per owned apartment unit, for Capital Replacements, which represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. Additionally, we spent $53.4 million (our share), or $549 per owned apartment unit, for Capital Improvements, which are non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.

Investment Management

Investment management includes activities related to our owned portfolio of properties as well as services provided to affiliated partnerships. Investment management includes portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as Portfolio Management, and their benefit is seen in property operating results and investment gains. For affiliated partnerships, we refer to these activities as asset management for which we are separately compensated through fees paid by third party investors.

Portfolio Management

Portfolio Management involves the ongoing allocation of investment capital to meet our geographic and product type goals. We target geographic balance in our diversified portfolio in order to optimize risk-adjusted returns and to avoid the risk of undue concentration in any particular market. We also seek to balance the portfolio by product type, with both high quality properties in excellent locations and also high land value properties that support redevelopment activities. We intend to slightly reduce our allocation of capital to affordable properties to 10% of our NAV.

Our geographic allocation strategy focuses on our target markets to reduce volatility in and our dependence on particular areas of the country. We believe our target markets are deep, relatively liquid and possess desirable long-term growth characteristics. They are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. We may also invest in other markets on an opportunistic basis. We intend to upgrade the quality of our portfolio through the sale of approximately 5% to 10% of our portfolio annually, with the proceeds generally used to increase our allocation of capital to well located properties within our target markets through capital investments, redevelopment or acquisitions. We expect that increased geographic focus will also add to our investment knowledge and increase operating efficiencies based on local economies of scale.

Our portfolio management activities include strategic portfolio and capital allocation decisions including transactions to buy, sell or modify our ownership interest in properties, including through the use of partnerships and joint ventures, and to increase our investment in existing properties through redevelopment. The purpose of these transactions is to adjust our investments to reflect our decisions regarding target allocations to geographic markets and to investment types.

We believe redevelopment of certain properties in superior locations provides advantages over ground-up development, enabling us to generate rents comparable to new properties with lower financial risk, in less time and with reduced delays associated with governmental permits and authorizations. Redevelopment work also includes seeking entitlements from local governments, which enhance the value of our existing portfolio by increasing density, that is, the right to add residential units to a site. We have historically undertaken a range of redevelopment projects: from those in which a substantial number of all available units are vacated for significant renovations to the property, to those in which there is significant renovation, such as exteriors, common areas or unit improvements, typically done upon lease expirations without the need to vacate units on any wholesale or substantial basis. We have a specialized Redevelopment and Construction Services group to oversee these projects.

During 2009, we increased our allocation of capital to our target markets by disposing of 68 conventional properties located primarily outside of our target markets or in less desirable locations within our target markets and by investing $66.8 million in redevelopment of conventional properties. As of December 31, 2009, our conventional portfolio included 243 properties with 74,030 units in 38 markets. As of December 31, 2009, conventional properties in our target markets comprised 88% of our NAV attributable to our conventional properties. Our top five markets by net operating income contribution include the metropolitan areas of Washington, D.C.; Los Angeles, California; “Other” Florida (which is comprised of Ft. Lauderdale, Jacksonville, Orlando, Palm Beach County and Tampa); Chicago, Illinois and Boston, Massachusetts.

During 2009, we invested $46.0 million in redevelopment of affordable properties, funded primarily by proceeds from the sale of tax credits to institutional partners. As with conventional properties, we also seek to dispose of properties that are inconsistent with our long-term investment and operating strategies. During 2009, we sold 22 properties from our affordable portfolio. As of December 31, 2009, our affordable portfolio included 260 properties with 29,650 units.

Financial Strategy

We are focused on maintaining a safe balance sheet, including minimizing or eliminating our recourse debt and near term property debt maturities as well as minimizing our cost of capital on a risk adjusted basis. We primarily use non-recourse and amortizing property debt with laddered maturities and minimize reliance on corporate debt. The lower risk inherent in non-recourse property debt permits us to operate with higher debt leverage and a lower weighted average cost of capital. We use floating rate property and corporate debt to provide lower interest costs over time at a level that considers acceptable earnings volatility.

During 2009, using proceeds from asset dispositions, we repaid $310.0 million of our term loan, which matures in March 2011, leaving a remaining outstanding balance of $90.0 million at December 31, 2009. We repaid an additional $45.0 million through February 26, 2010, leaving a remaining outstanding balance of $45.0 million.

During 2009, we also focused on reducing refunding risk by accelerating refinancing of property loans maturing prior to 2012. At the beginning of 2009, property debt totaling $753.0 million was scheduled to mature prior to 2012. During 2009, through refinancing, repayment and property sales, we reduced these maturities by

69%, or $516.3 million, and eliminated all 2010 property debt maturities. As of December 31, 2009, five loans totaling $236.7 million were scheduled to mature in 2011. During January 2010, we extended the maturity of one of these loans for $65.0 million to 2013. We expect to refinance the remaining four loans, totaling $171.7 million ($101.2 million our share), at their maturity.

As of December 31, 2009, we had a $180.0 million revolving credit facility and borrowings available of $136.2 million (after giving effect to $43.8 million outstanding for undrawn letters of credit). The revolving credit facility matures in May 2011 and has a one year extension option, subject to certain terms.

Competition

In attracting and retaining residents to occupy our properties we compete with numerous other housing alternatives. Our properties compete directly with other rental apartments as well as condominiums and single-family homes that are available for rent or purchase in the markets in which our properties are located. Principal factors of competition include rent or price charged, attractiveness of the location and property and quality and breadth of services. The number of competitive properties relative to demand in a particular area has a material effect on our ability to lease apartment units at our properties and on the rents we charge. In certain markets there exists oversupply of single family homes and condominiums and a reduction of households, both of which affect the pricing and occupancy of our rental apartments. Additionally, we compete with other real estate investors, including other apartment REITs, pension and investment funds, partnerships and investment companies in acquiring, redeveloping and managing apartment properties. This competition affects our ability to acquire properties we want to add to our portfolio and the price that we pay in such acquisitions.

Taxation

We are treated as a “pass-through” entity for United States Federal income tax purposes and are not subject to United States Federal income taxation. Each of our partners, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he is a partner, regardless of whether he receives any actual distributions of cash or other property from us during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of us with respect to tax matters.

Regulation

General

Apartment properties and their owners are subject to various laws, ordinances and regulations, including those related to real estate broker licensing and regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, as well as changes in laws affecting development, construction and safety requirements, may result in significant unanticipated expenditures, which would adversely affect our net income and cash flows from operating activities. In addition, future enactment of rent control or rent stabilization laws, such as legislation that has been considered in New York, or other laws regulating multifamily housing may reduce rental revenue or increase operating costs in particular markets.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. In connection with the ownership, operation and management of properties, we could potentially be liable for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future. These and other risks related to environmental matters are described in more detail in Item 1A, “Risk Factors.”

Insurance

Our primary lines of insurance coverage are property, general liability, and workers’ compensation. We believe that our insurance coverages adequately insure our properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling, litigation management and loss reserving procedures to manage our exposure.

Employees

At December 31, 2009, we had approximately 3,500 employees, of which approximately 2,800 were at the property level, performing various on-site functions, with the balance managing corporate and area operations, including investment and debt transactions, legal, financial reporting, accounting, information systems, human resources and other support functions. As of December 31, 2009, unions represented 115 of our employees. We have never experienced a work stoppage and believe we maintain satisfactory relations with our employees.

Item 1A.	Risk Factors

The risk factors noted in this section and other factors noted throughout this Annual Report, describe certain risks and uncertainties that could cause our actual results to differ materially from those contained in any forward-looking statement.

Our existing and future debt financing could render us unable to operate, result in foreclosure on our properties, prevent us from making distributions on our equity or otherwise adversely affect our liquidity.

We are subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on secured debt, our lenders could foreclose on the properties and other collateral securing such debt, which would result in loss of income and asset value to us. As of December 31, 2009, substantially all of the properties that we owned or controlled were encumbered by debt. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain Aimco’s qualification as a REIT.

Our strategy is generally to incur debt to increase the return on our capital while maintaining acceptable coverage ratios. For the year ended December 31, 2009, as calculated based on the provisions in our credit agreement, which is further discussed in Note 7 to the consolidated financial statements in Item 8, we had a ratio of earnings before interest, taxes and depreciation and amortization to debt service of 1.59:1 and a ratio of earnings to fixed charges of 1.36:1. On February 3, 2010, we and our lenders agreed to reduce the covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges from 1.50:1 and 1.30:1, respectively, to 1.40:1 and 1.20:1, respectively. We expect to remain in compliance with these covenants.

At December 31, 2009, we had swap positions with two financial institutions totaling $353.1 million. The related swap agreements provide for collateral calls to maintain specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline, we may be required to provide additional collateral pursuant to the swap agreements, which would adversely affect our cash flows.

Disruptions in the financial markets could affect our ability to obtain financing and the cost of available financing and could adversely affect our liquidity.

Our ability to obtain financing and the cost of such financing depends on the overall condition of the United States credit markets and, to an important extent in 2009, on the level of involvement of certain government sponsored entities, specifically, Federal Home Loan Mortgage Corporation, or Freddie Mac, and Federal National Mortgage Association, or Fannie Mae, in secondary credit markets. During 2009, the United States credit markets (outside of multi-family) experienced significant liquidity disruptions, which caused the spreads on debt financings to widen considerably and made obtaining financing, both non-recourse property debt and corporate borrowings, such as our term loan or revolving credit facility, more difficult.

Further or prolonged disruptions in the credit markets could result in Freddie Mac or Fannie Mae reducing their level of involvement in secondary credit markets, which would adversely affect our ability to obtain non-recourse property debt financing. Additionally, further or prolonged disruptions in the credit markets may also affect our ability to renew our credit facility with similar commitments when it matures in May 2012 (inclusive of a one year extension option).

If our ability to obtain financing is adversely affected, we may be unable to satisfy scheduled maturities on existing financing through other sources of liquidity, which could result in lender foreclosure on the properties securing such debt and loss of income and asset value, each of which would adversely affect our liquidity.

Increases in interest rates would increase our interest expense and reduce our profitability.

As of December 31, 2009, we had approximately $654.6 million of variable-rate indebtedness outstanding and $67.0 million of variable rate preferred OP Units outstanding. Of the total debt subject to variable interest rates, floating rate tax-exempt bond financing was about two-thirds, or $433.9 million. Floating rate tax-exempt bond financing is benchmarked against the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate, which since 1989 has averaged 73% of the 30-day LIBOR rate. At December 31, 2009, we had approximately $440.9 million in cash and cash equivalents, restricted cash and notes receivable, the majority of which bear interest. The effect of our interest-bearing assets would partially reduce the effect of an increase in variable interest rates. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (73 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income being reduced by $1.1 million and income attributable to the Partnership’s common unitholders being reduced by $1.6 million on an annual basis.

Failure to generate sufficient net operating income may adversely affect our liquidity, limit our ability to fund necessary capital expenditures or adversely affect our ability to pay distributions.

Our ability to fund necessary capital expenditures on our properties depends on, among other things, our ability to generate net operating income in excess of required debt payments. If we are unable to fund capital expenditures on our properties, we may not be able to preserve the competitiveness of our properties, which could adversely affect our net operating income.

Our ability to make payments to our investors depends on our ability to generate net operating income in excess of required debt payments and capital expenditure requirements. Our net operating income and liquidity may be adversely affected by events or conditions beyond our control, including:

•	the general economic climate;

•	an inflationary environment in which the costs to operate and maintain our properties increase at a rate greater than our ability to increase rents only upon renewal of existing leases or at the inception of new leases;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs, unemployment rates or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Increases in inflation or jobless rates could adversely affect our results of operations and liquidity.

In an inflationary environment, the costs to operate and maintain our properties may increase, although we may increase rents upon renewal of existing leases or at the inception of new leases. However, if we are unable to increase rents at levels commensurate with the increases in operating costs, our results of operations and liquidity would be adversely affected. If unemployment rates rise or remain at elevated levels, we may not be able to raise rental rates at our properties, which, coupled with inflationary pressures discussed above, could adversely affect our results of operations and liquidity.

Covenant restrictions may limit our ability to make payments to our investors.

Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. Our credit facility provides, among other things, that we may make distributions to our investors during any four consecutive fiscal quarters in an aggregate amount that does not exceed the greater of 95% of our Funds From Operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. Our outstanding classes of preferred OP Units prohibit the payment of distributions on our common OP Units if we fail to pay the distributions to which the holders of the preferred OP Units are entitled.

Because real estate investments are relatively illiquid, we may not be able to sell properties when appropriate.

Real estate investments are relatively illiquid and cannot always be sold quickly. Our freedom to sell properties is also restricted by REIT tax rules applicable to Aimco. Thus, we may not be able to change our portfolio promptly in response to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions, including the cost and availability of financing. This could have a material adverse effect on our financial condition or results of operations.

Competition could limit our ability to lease apartments or increase or maintain rents.

Our apartment properties compete for residents with other housing alternatives, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartments and to increase or maintain rental rates. The current challenges in the credit and housing markets have increased housing inventory that competes with our apartment properties.

Our subsidiaries may be prohibited from making distributions and other payments to us.

All of our properties are owned, and all of our operations are conducted, by us and our subsidiaries. As a result, we depend on distributions and other payments from our subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to make such distributions and other payments depends on their earnings and cash flows and may be subject to statutory or contractual limitations. As an equity investor in our subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims may still be subordinate to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to our claims.

Redevelopment and construction risks could affect our profitability.

We intend to continue to redevelop certain of our properties. These activities are subject to the following risks:

•	we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities;

•	we may incur costs that exceed our original estimates due to increased material, labor or other costs such as litigation;

•	we may be unable to complete construction and lease up of a property on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

•	occupancy rates and rents at a property may fail to meet our expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities;

•	we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a property, which may cause us to delay or abandon an opportunity;

•	we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

•	we may incur liabilities to third parties during the redevelopment process, for example, in connection with resident lease terminations, or managing existing improvements on the site prior to resident lease terminations; and

•	loss of a key member of a project team could adversely affect our ability to deliver redevelopment projects on time and within our budget.

We are insured for certain risks, and the cost of insurance, increased claims activity or losses resulting from casualty events may affect our operating results and financial condition.

We are insured for a portion of our consolidated properties’ exposure to casualty losses resulting from fire, earthquake, hurricane, tornado, flood and other perils, which insurance is subject to deductibles and self-insurance retention. We recognize casualty losses or gains based on the net book value of the affected property and any related insurance proceeds. In many instances, the actual cost to repair or replace the property may exceed its net book value and the amount of any insurance proceeds. We also insure certain unconsolidated properties for a portion of their exposure to such losses. With respect to our consolidated properties, we recognize the uninsured portion of losses as part of casualty losses in the periods in which they are incurred. In addition, we are self-insured for a portion of our exposure to third-party claims related to our employee health insurance plans, workers’ compensation coverage and general liability exposure. With respect to our insurance obligations to unconsolidated properties and our exposure to claims of third parties, we establish reserves at levels that reflect our known and estimated losses. The ultimate cost of losses and the impact of unforeseen events may vary materially from recorded reserves, and variances may adversely affect our operating results and financial condition. We purchase insurance (or reinsurance where we insure unconsolidated properties) to reduce our exposure to losses and limit our financial losses on large individual risks. The availability and cost of insurance are determined by market conditions outside our control. No assurance can be made that we will be able to obtain and maintain insurance at the same levels and on the same terms as we do today. If we are not able to obtain or maintain insurance in amounts we consider appropriate for our business, or if the cost of obtaining such insurance increases materially, we may have to retain a larger portion of the potential loss associated with our exposures to risks.

Natural disasters and severe weather may affect our operating results and financial condition.

Natural disasters and severe weather such as hurricanes may result in significant damage to our properties. The extent of our casualty losses and loss in operating income in connection with such events is a function of the severity of the event and the total amount of exposure in the affected area. When we have geographic concentration of exposures, a single catastrophe (such as an earthquake) or destructive weather event (such as a hurricane) affecting a region may have a significant negative effect on our financial condition and results of operations. We cannot accurately predict natural disasters or severe weather, or the number and type of such events that will affect us. As a result, our operating and financial results may vary significantly from one period to the next. Although we anticipate and plan for losses, there can be no assurance that our financial results will not be adversely affected by our exposure to losses arising from natural disasters or severe weather in the future that exceed our previous experience and assumptions.

We depend on our senior management.

Our success depends upon the retention of our senior management, including Terry Considine, Aimco’s chief executive officer. We have a succession planning and talent development process that is designed to identify potential replacements and develop our team members to provide depth in the organization and a bench of talent on which to draw. However, there are no assurances that we would be able to find qualified replacements for the individuals who make up our senior management if their services were no longer available. The loss of services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man life insurance for any of our employees.

If we are not successful in our acquisition of properties, our results of operations could be adversely affected.

The selective acquisition of properties is a component of our strategy. However, we may not be able to complete transactions successfully in the future. Although we seek to acquire properties when such acquisitions increase our net income, Funds From Operations or net asset value, such transactions may fail to perform in accordance with our expectations. In particular, following acquisition, the value and operational performance of a property may be diminished if obsolescence or neighborhood changes occur before we are able to redevelop or sell the property.

We may be subject to litigation associated with partnership transactions that could increase our expenses and prevent completion of beneficial transactions.

We have engaged in, and intend to continue to engage in, the selective acquisition of interests in partnerships controlled by us that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners’ interests in the partnership. In these transactions, we may be subject to litigation based on claims that we, as the general partner, have breached our fiduciary duty to our limited partners or that the transaction violates the relevant partnership agreement or state law. Although we intend to comply with our fiduciary obligations and the relevant partnership agreements, we may incur additional costs in connection with the defense or settlement of this type of litigation. In some cases, this type of litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Any litigation of this type could also have a material adverse effect on our financial condition or results of operations.

Government housing regulations may limit the opportunities at some of our properties and failure to comply with resident qualification requirements may result in financial penalties and/or loss of benefits, such as rental revenues paid by government agencies.

We own consolidated and unconsolidated equity interests in certain properties and manage other properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax-credit equity, or rental assistance payments to the property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. We usually need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property. We may not always receive such approval.

During 2009, 2008 and 2007, for continuing operations, our rental revenues include $140.3 million, $132.3 million and $121.4 million, respectively, of subsidies from government agencies. Any loss of such benefits would adversely affect our liquidity and results of operations.

Laws benefiting disabled persons may result in our incurrence of unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places intended to be used by the public are required to meet certain Federal requirements related to access and use by disabled persons. Likewise, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990, to be accessible to the handicapped. These and other Federal, state and local laws may require modifications to our properties, or affect renovations of the properties. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA and the FHAA in connection with the ongoing operation or redevelopment of our properties.

Potential liability or other expenditures associated with potential environmental contamination may be costly.

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property, including lead-based paint. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be liable for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

Moisture infiltration and resulting mold remediation may be costly.

We have been named as a defendant in lawsuits that have alleged personal injury and property damage as a result of the presence of mold. In addition, we are aware of lawsuits against owners and managers of multifamily properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial monetary judgments or settlements. We have only limited insurance coverage for property damage loss claims arising from the presence of mold and for personal injury claims related to mold exposure. We have implemented policies, procedures, third-party audits and training, and include a detailed moisture intrusion and mold assessment during acquisition due diligence. We believe these measures will prevent or eliminate mold exposure from our properties and will minimize the effects that mold may have on our residents. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change, we can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on our consolidated financial condition or results of operations.

Aimco’s failure to qualify as a REIT would place us in default under our primary credit facilities.

Aimco believes it operates, and has always operated, in a manner that enables it to meet the requirements for qualification as a REIT for Federal income tax purposes. However, Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. These requirements are complex and accordingly there can be no assurances that the Internal Revenue Service will not contend that Aimco has violated provisions of the Code and fails to qualify as a REIT. If Aimco fails to qualify as a REIT, we would then be in default under our primary credit facilities.

REIT distribution requirements limit our available cash.

As a REIT, Aimco is subject to annual distribution requirements. As Aimco’s operating partnership, we pay distributions intended to enable Aimco to satisfy these distribution requirements. This limits the amount of cash we have available for other business purposes, including amounts to fund growth.

Aimco’s charter and Maryland law may limit the ability of a third party to acquire control of Aimco and, therefore, the Partnership.

A third party is not likely to make an offer to acquire the Partnership unless that third party is also acquiring control of Aimco. The 8.7% ownership limit in Aimco’s charter may have the effect of delaying or precluding acquisition of control of Aimco by a third party without the consent of Aimco’s board of directors. Aimco’s charter authorizes its board of directors to issue up to 510,587,500 shares of capital stock. As of December 31, 2009, 426,157,736 shares were classified as Aimco Class A Common Stock, of which 116,479,791 were outstanding, and 84,429,764 shares were classified as preferred stock, of which 24,950,134 were outstanding. Under Aimco’s charter, its board of directors has the authority to classify and reclassify any of Aimco’s unissued shares of preferred stock into shares of capital stock with such preferences, conversion or other rights, voting power restrictions, limitation as to dividends, qualifications or terms or conditions of redemptions as Aimco’s board of directors may determine. The authorization and issuance of a new class of capital stock could have the effect of delaying or preventing someone from taking control of Aimco, even if a change in control was in the best interests of Aimco’s stockholders or the Partnership’s Limited Partners.

The Maryland General Corporation Law may limit the ability of a third party to acquire control of Aimco and, therefore, the Partnership.

As noted above, a third party is not likely to make an offer to acquire the Partnership unless that third party is also acquiring control of Aimco. As a Maryland corporation, Aimco is subject to various Maryland laws that may have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offers, even if an acquisition would be in the best interests of Aimco’s stockholders or the Limited Partners. The Maryland General Corporation Law, specifically the Maryland Business Combination Act, restricts mergers and other business combination transactions between Aimco and any person who acquires directly or indirectly beneficial ownership of shares of Aimco’s stock representing 10% or more of the voting power without prior approval of Aimco’s board of directors. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66 2/3% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. The Maryland General Corporation Law, specifically the Maryland Control Share Acquisition Act, provides generally that a person who acquires shares of Aimco’s capital stock representing 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote. Additionally, the Maryland General Corporation Law provides, among other things, that the board of directors has broad discretion in adopting stockholders’ rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. To date, Aimco has not adopted a shareholders’ rights plan. In addition, the Maryland General Corporation Law provides that corporations that:

•	have at least three directors who are not officers or employees of the entity or related to an acquiring person; and

•	has a class of equity securities registered under the Securities Exchange Act of 1934, as amended,

may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle that provides that:

•	the corporation will have a staggered board of directors;

•	any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

•	the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

•	vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

•	the secretary of the corporation may call a special meeting of stockholders at the request of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

To date, Aimco has not made any of the elections described above. However, these provisions of Maryland law could have the effect of delaying or preventing someone from taking control of Aimco, even if a change in control was in the best interests of Aimco’s stockholders or the Partnership’s Limited Partners.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our portfolio includes garden style, mid-rise and high-rise properties located in 44 states, the District of Columbia and Puerto Rico. Our geographic allocation strategy focuses on target markets which are grouped by region below. The following table sets forth information on all of our properties as of December 31, 2009 and 2008:

	2009		2008
	Number of	Number	Number of	Number
	Properties	of Units	Properties	of Units

Conventional:
Pacific	37	10,274	38	10,504
Northeast	62	18,270	67	21,221
Sunbelt	77	23,546	106	31,481
Chicago	15	4,633	19	5,555

Total target markets	191	56,723	230	68,761
Opportunistic and other markets	52	17,307	81	25,735

Total conventional owned and managed	243	74,030	311	94,496

Affordable owned and managed	260	29,650	288	32,836
Property management	22	2,095	34	3,252
Asset management	345	29,879	359	32,223

Total	870	135,654	992	162,807

At December 31, 2009, we owned an equity interest in and consolidated 426 properties containing 95,202 apartment units, which we refer to as “consolidated properties.” These consolidated properties contain, on average, 223 apartment units, with the largest property containing 2,113 apartment units. These properties offer residents a range of amenities, including swimming pools, clubhouses, spas, fitness centers and tennis courts. Many of the apartment units offer features such as vaulted ceilings, fireplaces, washer and dryer hook-ups, cable television, balconies and patios. Additional information on our consolidated properties is contained in “Schedule III — Real Estate and Accumulated Depreciation” in this Annual Report on Form 10-K. At December 31, 2009, we held an equity interest in and did not consolidate 77 properties containing 8,478 apartment units, which we refer to as “unconsolidated properties.” In addition, we provided property management services for 22 properties containing 2,095 apartment units, and asset management services for 345 properties containing 29,879 apartment units. In certain cases, we may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

Substantially all of our consolidated properties are encumbered by property debt. At December 31, 2009, our consolidated properties classified as held for use in our consolidated balance sheet were encumbered by aggregate property debt totaling $5,547.3 million having an aggregate weighted average interest rate of 5.50%. Such property debt was collateralized by 412 properties with a combined net book value of $6,868.3 million. Included in the 412 properties, we had a total of 31 property loans on 15 properties, with an aggregate principal balance outstanding of $366.1 million, that were each collateralized by property and cross-collateralized with certain (but not all) other property loans within this group of property loans (see Note 6 of the consolidated financial statements in Item 8 for additional information about our property debt).

Item 3.	Legal Proceedings

None.

Item 4.	Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of security holders during the fourth quarter of 2009.

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

There is no public market for the OP Units, and we do not intend to list the OP Units on any securities exchange. In addition, the Partnership Agreement restricts the transferability of OP Units. The following table sets forth the distributions declared per common OP Unit in each quarterly period during the two years ended December 31, 2009 and 2008:

Quarter Ended	2009	2008

December 31	$0.20	$3.88	(1)
September 30	0.10	3.00	(1)
June 30	0.10	0.60
March 31	0.00	0.00

(1)	During 2008, we declared special distributions which were paid part in cash and part in common OP Units issued to Aimco as further discussed in Note 11 to the consolidated financial statements in Item 8. These special distributions were in connection with special dividends declared by Aimco’s board of directors to address taxable gains from 2008 property sales.

Aimco’s board of directors determines and declares Aimco’s dividends. In making a dividend determination, Aimco’s board of directors considers a variety of factors, including: REIT distribution requirements; current market conditions; liquidity needs and other uses of cash, such as for deleveraging and accretive investment activities. Aimco’s board of directors may adjust the dividend amount or the frequency with which the dividend is paid based on then prevailing facts and circumstances. We intend for our distributions to be consistent with Aimco’s dividends.

On February 24, 2010, there were 124,342,598 common OP Units outstanding, held by 2,440 unitholders of record.

Our Partnership Agreement generally provides that after holding the common OP Units for one year, our Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to cause Aimco to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments).

During the three and twelve months ended December 31, 2009, approximately 379,400 and 518,800 common OP Units were redeemed in exchange for an equal number of shares of Aimco Class A Common Stock, respectively. During the three and twelve months ended December 31, 2009, no preferred OP Units were redeemed in exchange for shares of Aimco Class A Common Stock. The following table summarizes repurchases of our equity securities for the three months ended December 31, 2009:

			Total Number of	Maximum Number
			Units Purchased	of Units that
			as Part of	May Yet Be
	Total Number	Average	Publicly	Purchased Under
	of Units	Price Paid	Announced Plans	Plans or Programs
Fiscal Period	Purchased	per Unit	or Programs(1)	(2)

October 1 — October 31, 2009	25,026	$14.33	N/A	N/A
November 1 — November 30, 2009	752	14.34	N/A	N/A
December 1 — December 31, 2009	31,224	13.86	N/A	N/A

Total	57,002	$14.07

(1)	The terms of our Partnership Agreement do not provide for a maximum number of units that may be repurchased, and other than the express terms of our Partnership Agreement, we have no publicly announced plans or programs of repurchase. However, whenever Aimco repurchases its Class A Common Stock, it is expected that Aimco will fund the repurchase with a concurrent repurchase by us of common OP Units held by Aimco at a price per unit that is equal to the price per share paid for the Class A Common Stock.

(2)	Aimco’s board of directors has, from time to time, authorized Aimco to repurchase shares of Class A Common Stock. There were no repurchases of Aimco’s equity securities during the year ended December 31, 2009. As of December 31, 2009, Aimco was authorized to repurchase approximately 19.3 million additional shares. This authorization has no expiration date. These repurchases may be made from time to time in the open market or in privately negotiated transactions.

Distribution Payments

Our Credit Agreement includes customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of our Funds From Operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary for Aimco to maintain its REIT status.

Item 6.	Selected Financial Data

The following selected financial data is based on our audited historical financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein or in previous filings with the Securities and Exchange Commission.

	For the Years Ended December 31,
	2009	2008(1)(2)	2007(2)	2006(2)	2005(2)
	(Dollar amounts in thousands, except per unit data)

OPERATING DATA:
Total revenues	$1,195,763	$1,243,170	$1,174,457	$1,084,552	$894,060
Total operating expenses(3)	(1,085,250)	(1,185,071)	(989,658)	(909,784)	(751,516)
Operating income(3)	110,513	58,099	184,799	174,768	142,544
Loss from continuing operations(3)	(196,217)	(117,092)	(45,360)	(39,965)	(30,640)
Income from discontinued operations, net(4)	152,237	744,880	171,615	329,947	160,450
Net (loss) income	(43,980)	627,788	126,255	289,982	129,810
Net income attributable to noncontrolling interests	(22,442)	(155,749)	(92,138)	(92,917)	(49,064)
Net income attributable to preferred unitholders	(56,854)	(61,354)	(73,144)	(90,527)	(98,946)
Net (loss) income attributable to the Partnership’s common unitholders	(123,276)	403,700	(43,508)	104,592	(22,458)
Earnings (loss) per common unit — basic and diluted(5):
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.75)	$(1.95)	$(1.40)	$(1.48)	$(1.33)
Net (loss) income attributable to the Partnership’s common unitholders	$(1.00)	$4.11	$(0.42)	$0.99	$(0.21)
BALANCE SHEET INFORMATION:
Real estate, net of accumulated depreciation	$6,962,866	$7,126,142	$6,902,079	$6,437,359	$5,708,824
Total assets	7,922,139	9,456,721	10,631,746	10,305,903	10,031,761
Total indebtedness	5,690,310	6,069,804	5,683,884	4,969,185	4,283,278
Total partners’ capital	1,550,374	1,661,600	2,152,326	2,753,617	3,164,111
OTHER INFORMATION:
Distributions declared per common unit	$0.40	$7.48	$4.31	$2.40	$3.00
Total consolidated properties (end of period)	426	514	657	703	619
Total consolidated apartment units (end of period)	95,202	117,719	153,758	162,432	158,548
Total unconsolidated properties (end of period)	77	85	94	102	264
Total unconsolidated apartment units (end of period)	8,478	9,613	10,878	11,791	35,269
Units managed (end of period)(6)	31,974	35,475	38,404	42,190	46,667

(1)	The consolidated statement of income for the year ended December 31, 2008, has been restated to reclassify impairment losses on real estate development assets within operating income. The reclassification reduced operating income by $91.1 million for the year ended December 31, 2008, and had no effect on the reported amounts of loss from continuing operations, net income, net income available to the Partnership’s common unitholders or earnings per unit. Additionally, the reclassification had no effect on the consolidated balance sheets, statements of partners’ capital or statements of cash flows. See Note 2 to the consolidated financial statements in Item 8.

(2)	Certain reclassifications have been made to conform to the current financial statement presentation, including retroactive adjustments related to our January 1, 2009 adoption of the provisions of Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards No. 141(R), or SFAS 141(R), FASB Statement of Financial Accounting Standards No. 160, or SFAS 160, and FASB Staff Position No. EITF 03-6-1, or FSP EITF 03-6-1 (see Note 2 to the consolidated financial statements in Item 8) and to reflect additional properties sold during 2009 or classified as held for sale as of December 31, 2009, as discontinued operations (see Note 13 to the consolidated financial statements in Item 8).

(3)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(4)	Income from discontinued operations for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 includes $221.8 million, $800.3 million, $117.6 million, $337.3 million and $162.7 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2009, 2008 and 2007 is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(5)	Weighted average common units, common OP unit equivalents, dilutive preferred securities and earnings per unit amounts for each of the periods presented above have been adjusted for our application during the fourth quarter 2009 of a change in accounting, which requires the units issued in our special distributions paid in 2008 and January 2009 to be treated as issued and outstanding on the distribution payment dates for basic purposes and as potential unit equivalents for the periods between the ex-dividend dates and payment dates for diluted purposes, rather than treating the units as issued and outstanding as of the beginning of the earliest period presented for both basic and diluted purposes. See Note 2 to the consolidated financial statements in Item 8 for further discussion of this accounting change.

(6)	Units managed represents units in properties for which we provide asset management services only, although in certain cases we may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Overview

We are a limited partnership engaged in the acquisition, ownership, management and redevelopment of apartment properties. We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our property operations are characterized by diversification of product, location and price point. We primarily invest in the 20 largest U.S. markets, as measured by total market capitalization, which is the total market value of institutional-grade apartment properties in a particular market. We define these markets as “target markets” and they possess the following characteristics: a high concentration of population and apartment units; geographic and employment diversification; and historically strong returns with reduced volatility as part of a diversified portfolio. We are one of the largest owners and operators of apartment properties in the United States. As of December 31, 2009, we owned or managed 870 apartment properties containing 135,654 units located in 44 states, the District of Columbia and Puerto Rico. Our primary sources of income and cash are rents associated with apartment leases.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: NAV; Funds From Operations, or FFO; Adjusted FFO, or AFFO, which is FFO less spending for Capital Replacements; same store property operating results; net operating income; Free Cash Flow, which is net operating income less spending for Capital Replacements; financial coverage ratios; and leverage as shown on our balance sheet. FFO and Capital Replacements are defined and further described in the sections captioned “Funds From Operations” and “Capital Additions” below. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

During the challenging financial and economic environment in 2009, we focused on: serving and retaining residents; continually improving our portfolio; reducing leverage and financial risk; and simplifying our business model.

We are focused on owning and operating B/B+ quality apartments concentrated in our target markets. We intend to upgrade the quality of our portfolio through the sale of approximately 5% to 10% of our portfolio annually, with the proceeds generally used to increase our allocation of capital to well located properties within our target markets through capital investments, redevelopment or acquisitions.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying consolidated financial statements in Item 8.

Results of Operations

Overview

2009 compared to 2008

We reported net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, compared to net income attributable to the Partnership of $472.0 million and net income attributable to the Partnership’s common unitholders of $403.7 million for the year ended December 31, 2008, decreases of $538.4 million and $527.0 million, respectively. These decreases were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to our sale of fewer assets in 2009 and the recognition of gains on sales as compared to 2008;

•	a decrease in gain on dispositions of unconsolidated real estate and other, primarily due to a large gain on the sale of an interest in an unconsolidated real estate partnership in 2008;

•	an increase in depreciation and amortization expense, primarily related to completed redevelopments and capital additions placed in service for partial periods during 2008 and 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to a reduction in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

The effects of these items on our operating results were partially offset by:

•	a decrease in earnings allocable to noncontrolling interests, primarily due to a decrease in the noncontrolling interests’ share of the decrease in gains on sales discussed above;

•	a decrease in general and administrative expenses, primarily related to reductions in personnel and related expenses from our organizational restructuring activities during 2008 and 2009; and

•	impairment losses on real estate development assets in 2008, for which no similar impairments were recognized in 2009.

2008 compared to 2007

We reported net income attributable to the Partnership of $472.0 million and net income attributable to the Partnership’s Aimco common unitholders of $403.7 million for the year ended December 31, 2008, compared to net income attributable to the Partnership of $34.1 million and net loss attributable to the Partnership’s common unitholders of $43.5 million for the year ended December 31, 2007, increases of $437.9 million and $447.2 million, respectively. These increases were principally due to the following items, all of which are discussed in further detail below:

•	an increase in income from discontinued operations, primarily related to an increase in the number of assets sold during 2008 and our recognition of higher gains on sales as compared to 2007;

•	an increase in gain on dispositions of unconsolidated real estate and other, primarily due to a large gain on the sale of an interest in an unconsolidated real estate partnership in 2008;

•	an increase in net operating income associated with property operations, reflecting improved operations of our same store properties and other properties; and

•	an increase in asset management and tax credit revenues, primarily due to an increase in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

The effects of these items on our operating results were partially offset by:

•	impairment losses on real estate development assets in 2008, for which no similar impairments were recognized in 2007;

•	an increase in earnings allocable to noncontrolling interests, primarily due to an increase in the noncontrolling interests’ share of the increase in gains on sales discussed above;

•	an increase in depreciation and amortization expense, primarily related to completed redevelopments placed in service for partial periods during 2007 or 2008;

•	restructuring costs recognized during the fourth quarter of 2008; and

•	an increase in provisions for losses on notes receivable, primarily due to the impairment during 2008 of our interest in Casden Properties LLC.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Business Segment Operating Results

We have two reportable segments: real estate (owning, operating and redeveloping apartments) and investment management (portfolio management and asset management). Our chief operating decision maker uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: NAV; FFO; AFFO; same store property operating results; net operating income; Free Cash Flow; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes net operating income as a key measurement of segment profit or loss. Segment net operating income is generally defined as segment revenues less direct segment operating expenses.

Real Estate Segment

Our real estate segment involves the ownership and operation of properties that generate rental and other property-related income through the leasing of apartment units. Our real estate segment’s net operating income also includes income from property management services performed for unconsolidated partnerships and unrelated parties.

The following table summarizes our real estate segment’s net operating income for the years ended December 31, 2009, 2008 and 2007 (in thousands):

	Year Ended December 31,
	2009	2008	2007

Real estate segment revenues:
Rental and other property revenues	$1,140,828	$1,137,995	$1,093,779
Property management revenues, primarily from affiliates	5,082	6,345	6,923

	1,145,910	1,144,340	1,100,702
Real estate segment expenses:
Property operating expenses	521,161	526,238	503,890
Property management expenses	2,869	5,385	6,678

	524,030	531,623	510,568

Real estate segment net operating income	$621,880	$612,717	$590,134

For the year ended December 31, 2009, compared to the year ended December 31, 2008, real estate segment net operating income increased $9.2 million, or 1.5%. This increase was due to an increase in real estate segment revenues of $1.6 million, or 0.1% and a decrease in real estate segment expenses of $7.6 million, or 1.4%.

The increase in revenues from our real estate segment during the year ended December 31, 2009, was primarily attributed to an increase of $10.0 million in revenues related to our conventional redevelopment properties based on more units in service at these properties in 2009, $7.5 million in revenues related to our affordable properties, primarily due to higher average rents partially offset by lower physical occupancy during 2009, and $2.3 million of revenues related to properties acquired during the latter half of 2008. These increases were partially offset by a $14.8 million, or 2.0%, decrease in revenues from our conventional same store properties, due to a decrease of 50 basis points in average physical occupancy and lower average rent (approximately $23 per unit). Conventional same store property revenues in our target markets, which represented approximately 78% of our total conventional same store revenues, decreased by 2.7% due to decreases in average physical occupancy (80 basis points) and average rent (approximately $31 per unit). The decrease in revenues associated with these target markets were primarily attributed to revenue decreases of 4.9% in our Pacific markets, attributed to 140 basis points in lower occupancy and $73 per unit in lower rents, and 3.3% in our Sunbelt market, attributed to 40 basis points in lower occupancy and $35 per unit in lower rents. Conventional same store revenues related to our other markets decreased by 1.7%, due to 130 basis points in lower occupancy and $14 per unit in lower rents.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, the decrease in our real estate segment expenses was primarily attributed to property management expenses. Property management expenses related to our consolidated properties, which are shown in the table above as a component of property operating expenses, decreased by $8.2 million, and property management expenses related to our unconsolidated properties decreased by $2.5 million, both due primarily to reductions in personnel and related costs resulting from our organizational restructurings. These decreases in our real estate segment expenses were partially offset by increases of $0.6 million related to our conventional same store properties, primarily due to increases in employee compensation, insurance, repair and maintenance, and real estate tax expenses, offset by decreases in administrative and marketing expenses, $0.6 million related to our conventional redevelopment properties, primarily due to more units placed in service, $0.5 million related to our affordable properties, primarily due to properties that were newly consolidated in 2008 and $0.8 million related to properties acquired during the latter half of 2008.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, real estate segment net operating income increased $22.6 million, or 3.8%. This increase was due to an increase in real estate segment revenues of $43.6 million, or 4.0%, offset by an increase in real estate segment expenses of $21.1 million, or 4.1%.

The increase in revenues from our real estate segment during the year ended December 31, 2008, was primarily attributed to an increase of $19.8 million in revenues from our conventional same store properties, due to an increase of 80 basis points in average physical occupancy and higher average rent (approximately $18 per unit), $13.0 million in revenues related to our affordable properties, primarily due to newly consolidated properties, and $8.8 million in revenues related to our conventional redevelopment properties based on more units in service and higher rental rates.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, the increase in expense was primarily attributed to increases of $9.3 million related to our affordable properties, primarily due to properties that were newly consolidated, $5.2 million related to our conventional redevelopment properties, primarily due to more units placed in service, $3.1 million of property management expenses related to consolidated properties, which are shown in the table above as a component of property operating expenses, and $0.2 million related to our conventional same store properties, primarily due to increases in utilities and real estate taxes, offset by decreases in employee compensation, repairs and maintenance, and turnover expenses. These increases in property expenses were in addition to an increase of $4.2 million in casualty losses during 2008, primarily related to properties damaged by Tropical Storm Fay and Hurricane Ike.

Investment Management Segment

Our investment management segment includes activities and services related to our owned portfolio of properties as well as services provided to affiliated partnerships. Activities and services that fall within investment management include portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as “Portfolio Management,” and their benefit is seen in property operating results and in investment gains. For affiliated partnerships, we refer to these activities as asset management, for which we are separately compensated through fees paid by third party investors. The expenses of this segment consist primarily of the costs of departments that perform these activities. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

Asset management revenue includes certain fees that were earned in a prior period, but not recognized at that time because collectibility was not reasonably assured. Those fees may be recognized in a subsequent period upon occurrence of a transaction or a high level of the probability of occurrence of a transaction, or improvement in operations that generates sufficient cash to pay the fees.

The following table summarizes the net operating income from our investment management segment for the years ended December 31, 2009, 2008 and 2007 (in thousands):

	Year Ended December 31,
	2009	2008	2007

Asset management and tax credit revenues	$52,193	$101,225	$73,755
Investment management expenses	15,779	24,784	20,507

Investment segment net operating income	$36,414	$76,441	$53,248

For the year ended December 31, 2009, compared to the year ended December 31, 2008, net operating income from investment management decreased $40.0 million, or 52.4%. This decrease is primarily attributable to a $42.8 million decrease in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures, due to fewer related sales in 2009 and a $7.6 million decrease in other general partner transactional fees, partially offset by a $9.0 million decrease in investment management expenses, primarily due to reductions in personnel and related costs from our organizational restructurings and a reduction in transaction costs, and a $3.9 million increase in revenues associated with our affordable housing tax credit syndication business, including syndication fees and other revenue earned in connection with these arrangements.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, net operating income from investment management increased $23.2 million, or 43.6%. This increase is primarily attributable to a $30.7 million increase in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures, and a $9.2 million increase in other general partner transactional fees. These increases are offset by a decrease of $7.4 million in asset management fees, a decrease of $5.0 million in revenues associated with our affordable housing tax credit syndication business, including syndication fees and other revenue earned in connection with these arrangements, and an increase of $4.3 million in investment management expenses, inclusive of $3.5 million in deferred acquisition costs.

Other Operating Expenses (Income)

Depreciation and Amortization

For the year ended December 31, 2009, compared to the year ended December 31, 2008, depreciation and amortization increased $51.4 million, or 13.1%. This increase primarily consists of depreciation related to properties acquired during the latter part of 2008, completed redevelopments and other capital projects recently placed in service.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, depreciation and amortization increased $45.5 million, or 13.1%. This increase reflects depreciation of $65.3 million for newly acquired properties, completed redevelopments and other capital projects recently placed in service. This increase was partially offset by a decrease of $25.7 million in depreciation adjustments necessary to reduce the carrying amount of buildings and improvements to their estimated disposition value, or zero in the case of a planned demolition, primarily due to a property that became fully depreciated during 2007.

Provision for Operating Real Estate Impairment Losses

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

For the years ended December 31, 2009 and 2007, we recognized impairment losses of $2.3 million and $1.1 million, respectively, related to properties classified as held for use as of December 31, 2009. We recognized no such impairment losses during the year ended December 31, 2008.

Provision for Impairment Losses on Real Estate Development Assets

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the decline in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

The impairments discussed above totaled $91.1 million and are included in provisions for impairment losses on real estate development assets in our consolidated statement of income for the year ended December 31, 2009 included in Item 8. We recognized no similar impairments on real estate development assets during the years ended December 31, 2009 or 2007.

General and Administrative Expenses

For the year ended December 31, 2009, compared to the year ended December 31, 2008, general and administrative expenses decreased $29.6 million, or 29.8%. This decrease is primarily attributable to reductions in personnel and related expenses associated with our organizational restructurings (see Note 3 to the consolidated financial statements in Item 8), pursuant to which we eliminated approximately 400, or 36%, of our offsite positions between December 31, 2008 and December 31, 2009.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, general and administrative expenses increased $8.5 million, or 9.4%. This increase is primarily attributable to higher personnel and related expenses of $6.1 million and an increase of $1.5 million in information technology communications costs.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, other expenses, net decreased by $4.7 million. The decrease is primarily attributable to a $5.4 million write-off during 2008 of certain communications hardware and capitalized costs in 2008, and a $5.3 million reduction in expenses of our self insurance activities, including a decrease in casualty losses on less than wholly owned properties from 2008 to 2009. These decreases are partially offset by an increase of $4.3 million in costs related to certain litigation matters.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, other expenses, net increased by $3.2 million. The increase includes a $5.4 million write-off of certain communications hardware and capitalized costs during 2008 and a $1.2 million write-off of redevelopment costs associated with a change in the planned use of a property during 2008. The net unfavorable change also reflects $3.6 million of income recognized in 2007 related to the transfer of certain property rights to an unrelated party. These increases were partially offset by a $3.7 million reduction in expenses of our self insurance activities (net of costs in 2008 related to Tropical Storm Fay and Hurricane Ike) and a net decrease of $1.7 million in costs related to certain litigation matters.

Restructuring Costs

For the year ended December 31, 2009, we recognized restructuring costs of $11.2 million, as compared to $22.8 million in the year ended December 31, 2008, related to our organizational restructurings, which are further discussed in Note 3 to the consolidated financial statements in Item 8. We recognized no restructuring costs during the year ended December 31, 2007.

Interest Income

Interest income consists primarily of interest on notes receivable from non-affiliates and unconsolidated real estate partnerships, interest on cash and restricted cash accounts, and accretion of discounts on certain notes receivable from unconsolidated real estate partnerships. Transactions that result in accretion occur infrequently and thus accretion income may vary from period to period.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest income decreased $10.5 million, or 50.9%. Interest income decreased by $8.7 million due to lower interest rates on notes receivable, cash and restricted cash balances and lower average balances and by $4.1 million due to a decrease in accretion income related to our note receivable from Casden Properties LLC for which we ceased accretion following impairment of the note in 2008. These decreases were partially offset by a $2.3 million increase in accretion income related to other notes during the year ended December 31, 2008, resulting from a change in the timing and amount of collection.

For the year ended December 31, 2008, as compared to the year ended December 31, 2007, interest income decreased $23.3 million, or 52.9%. Interest income decreased by $16.0 million due to lower interest rates on notes receivable, cash and restricted cash balances and lower average balances. Interest income also decreased by $5.8 million due to an adjustment of accretion on certain discounted notes during the year ended December 31, 2008, resulting from a change in the estimated timing and amount of collection, and by $1.5 million for accretion income recognized during the year ended December 31, 2007, related to the prepayment of principal on certain discounted loans collateralized by properties in West Harlem in New York City.

Provision for Losses on Notes Receivable

During the years ended December 31, 2009, 2008 and 2007, we recognized net provisions for losses on notes receivable of $21.5 million, $17.6 million and $2.0 million, respectively. The provisions for losses on notes receivable for the years ended December 31, 2009 and 2008, primarily consist of impairments related to our investment in Casden Properties LLC, which are discussed further below.

As part of the March 2002 acquisition of Casden Properties, Inc., we invested $50.0 million for a 20% passive interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable and through 2008 were amortizing the discounted value of the investment to the $50.0 million previously estimated to be collectible, through January 2, 2009, the initial dissolution date of the entity. In 2009, the managing member extended the dissolution date. In connection with the preparation of our 2008 annual financial statements and as a result of a decline in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008. In connection with the preparation of our 2009 annual financial statements and as a result of continued declines in land values in Southern California, we determined our then recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009.

In addition to the impairments related to Casden Properties LLC discussed above, we recognized provisions for losses on notes receivable totaling $0.8 million, $1.3 million and $2.0 million during the years ended December 31, 2009, 2008 and 2007, respectively.

Interest Expense

For the years ended December 31, 2009 and December 31, 2008, interest expense, which includes the amortization of deferred financing costs, totaled $324.2 million and $324.1 million, respectively. Interest expense increased by $15.0 million due to a reduction in redevelopment activity during 2009, which resulted in a reduction in capitalized interest. In addition, interest expense increased by $1.2 million due to an increase in prepayment penalties associated with refinancing activities, from $2.8 million in 2008 to $4.0 million in 2009, and by $3.3 million related to non-recourse property loans, from $311.2 million to $314.5 million, primarily due to higher average interest rates partially offset by lower average balances during 2009. These increases in interest expense were substantially offset by decreases in corporate interest expense. Interest expense related to corporate debt, which is primarily floating rate, decreased by $19.4 million, from $34.8 million to $15.4 million, primarily due to lower average balances and interest rates during 2009.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, interest expense increased $11.1 million, or 3.5%. Interest expense related to non-recourse property loans increased by $17.1 million, from $294.1 million to $311.2 million, primarily due to higher average balances partially offset by lower average interest rates during 2008. In addition, interest expense increased by $4.4 million, due to a decrease in capitalized interest from $29.1 million in 2007 to $24.7 million in 2008, resulting from more units in service and lower interest rates. These increases were partially offset by a decrease in interest expense related to corporate debt, which is primarily floating rate and which decreased by $10.4 million, from $45.2 million to $34.8 million, primarily due to lower average balances and interest rates during 2008.

Equity in Losses of Unconsolidated Real Estate Partnerships

Equity in losses of unconsolidated real estate partnerships includes our share of net losses of our unconsolidated real estate partnerships and is primarily driven by depreciation expense in excess of the net operating income recognized by such partnerships.

During the years ended December 31, 2009, 2008 and 2007, we recognized equity in losses of unconsolidated real estate partnerships of $12.0 million, $4.6 million and $3.3 million, respectively. The $7.4 million increase in our equity in losses from 2008 to 2009 was primarily due to our sale in late 2008 of an interest in an unconsolidated real estate partnership that generated $3.0 million of equity in earnings during the year ended December 31, 2008, and our sale during 2009 of our interest in an unconsolidated group purchasing organization which resulted in a decrease of equity in earnings of approximately $1.2 million. The increase in equity in losses also includes additional losses recognized during 2009 related to the underlying investment properties of certain tax credit syndications we consolidated during 2009 and 2008.

Impairment Losses Related to Unconsolidated Real Estate Partnerships

Impairment losses related to unconsolidated real estate partnerships includes our share of impairment losses recognized by our unconsolidated real estate partnerships. For the year ended December 31, 2009, compared to the year ended December 31, 2008, impairment losses related to unconsolidated real estate partnerships decreased $2.3 million, and for the year ended December 31, 2008, compared to the year ended December 31, 2007, impairment losses related to unconsolidated real estate partnerships increased $2.7 million. This decrease and increase are primarily attributable to impairment losses recognized by unconsolidated partnerships on their underlying real estate properties during 2008.

Gain on Dispositions of Unconsolidated Real Estate and Other

Gain on dispositions of unconsolidated real estate and other includes our share of gains related to dispositions of real estate by unconsolidated real estate partnerships, gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and costs related to asset disposal activities. Changes in the level of gains recognized from period to period reflect the changing level of disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, gain on dispositions of unconsolidated real estate and other decreased $77.4 million. This decrease is primarily attributable to a gain of $98.4 million on our disposition in 2008 of interests in two unconsolidated real estate partnerships. This decrease was partially offset by $18.7 million of gains on the disposition of interests in unconsolidated partnerships during 2009. Gains recognized in 2009 consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests discussed above (see Note 3 to the consolidated financials statements in Item 8), $4.0 million from the disposition of our interest in a group purchasing organization (see Note 3 to the consolidated financial statements in Item 8), and $6.1 million from our disposition in 2009 of interests in unconsolidated real estate partnerships.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, gain on dispositions of unconsolidated real estate and other increased $75.4 million. This increase is primarily attributable to a $98.4 million net gain on the disposition of interests in two unconsolidated real estate partnerships during the year ended December 31, 2008. During 2007, we recognized a $6.0 million non-refundable option and extension fee resulting from the termination of rights under an option agreement to sell the North and Central towers of our Flamingo South Beach property, approximately $6.4 million of net gains on dispositions of land parcels and our share of gains on dispositions of properties by unconsolidated real estate partnerships in 2007, and a $10.6 million gain on debt extinguishment related to properties in the VMS partnership (see Note 3 to the consolidated financial statements in Item 8).

Income Tax Benefit

In conjunction with Aimco’s UPREIT structure, certain of our operations, or a portion thereof, such as property management, asset management and risk management, are conducted through, and certain of our properties are owned by, taxable subsidiaries. Income taxes related to the results of continuing operations of our taxable subsidiaries are included in income tax benefit in our consolidated statements of income.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, income tax benefit decreased by $34.5 million. This decrease was primarily attributed to $36.1 million of income tax benefit recognized in 2008 related to the impairments of our Lincoln Place property and our investment in Casden

Properties LLC, both of which are owned through taxable subsidiaries, partially offset by $8.1 million of income tax benefit recognized in 2009 related to the impairment of our investment in Casden Properties LLC.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, income tax benefit increased by $33.4 million. This increase was primarily attributed to $36.1 million of income tax benefit recognized in 2008 related to the impairments of our Lincoln Place property and our investment in Casden Properties LLC.

Income from Discontinued Operations, Net

The results of operations for properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the years ended December 31, 2009 and 2008, income from discontinued operations totaled $152.2 million and $744.9 million, respectively. The $592.7 million decrease in income from discontinued operations was principally due to a $541.2 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2009 as compared to 2008, and a $111.8 million decrease in operating income (inclusive of a $27.1 million increase in real estate impairment losses), partially offset by a $58.8 million decrease in interest expense.

For the years ended December 31, 2008 and 2007, income from discontinued operations totaled $744.9 million and $171.6 million, respectively. The $573.3 million increase in income from discontinued operations was principally due to a $641.7 million increase in gain on dispositions of real estate, net of income taxes, primarily attributable to more properties sold in 2008 as compared to 2007 and a $27.9 million decrease in interest expense. These increases were partially offset by a $66.1 million decrease in operating income (inclusive of a $22.0 million increase in real estate impairment losses) and a $31.6 million decrease related to a 2007 gain on debt extinguishment related to properties in the VMS partnership.

During the year ended December 31, 2009, we sold 89 consolidated properties for gross proceeds of $1.3 billion and net proceeds of $432.7 million, resulting in a net gain on sale of approximately $216.0 million (which is net of $5.8 million of related income taxes). During the year ended December 31, 2008, we sold 151 consolidated properties for gross proceeds of $2.4 billion and net proceeds of $1.1 billion, resulting in a net gain on sale of approximately $757.2 million (which is net of $43.1 million of related income taxes). During the year ended December 31, 2007, we sold 73 consolidated properties for gross proceeds of $480.0 million and net proceeds of $203.8 million, resulting in a net gain on sale of approximately $115.5 million (which is net of $2.1 million of related income taxes).

For the years ended December 31, 2009, 2008 and 2007, income from discontinued operations includes the operating results of the properties sold or classified as held for sale as of December 31, 2009.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 13 of the consolidated financial statements in Item 8 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships. This generally includes the noncontrolling partners’ share of property management fees, interest on notes and other amounts eliminated in consolidation that we charge to such partnerships. As discussed in Note 2 to the consolidated financial statements in Item 8, we adopted the provisions of SFAS 160, which are now codified in the Financial Accounting Standards

Board’s Accounting Standards Codification, or FASB ASC, Topic 810, effective January 1, 2009. Prior to our adoption of SFAS 160, we generally did not recognize a benefit for the noncontrolling interest partners’ share of partnership losses for partnerships that have deficit noncontrolling interest balances and we generally recognized a charge to our earnings for distributions paid to noncontrolling partners for partnerships that had deficit noncontrolling interest balances. Under the updated provisions of FASB ASC Topic 810, we are required to attribute losses to noncontrolling interests even if such attribution would result in a deficit noncontrolling interest balance and we are no longer required to recognize a charge to our earnings for distributions paid to noncontrolling partners for partnerships that have deficit noncontrolling interest balances.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, net earnings attributed to noncontrolling interests in consolidated real estate partnerships decreased by $133.3 million. This decrease is primarily attributable to a reduction of $108.7 million related to the noncontrolling interests in consolidated real estate partnerships’ share of gains on dispositions of real estate, due primarily to fewer sales in 2009 as compared to 2008, $5.5 million of losses allocated to noncontrolling interests in 2009 that we would not have allocated to the noncontrolling interest partners in 2008 because to do so would have resulted in deficits in their noncontrolling interest balances, and approximately $3.8 million related to deficit distribution charges recognized as a reduction to our earnings in 2008, for which we did not recognize similar charges in 2009 based on the change in accounting discussed above. These decreases are in addition to the noncontrolling interest partners’ share of increased losses of our consolidated real estate partnerships in 2009 as compared to 2008.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, net income attributed to noncontrolling interests in consolidated real estate partnerships increased by $63.6 million. This increase is primarily attributable to an increase of $106.5 million related to the noncontrolling interests in consolidated real estate partnerships’ share of gains on dispositions of real estate, due primarily to more sales in 2008 as compared to 2007, partially offset by increases of $42.9 million in net recoveries of deficit distributions.

As discussed in Note 2 to the consolidated financial statements in Item 8, during the first quarter 2010, we will adopt new accounting guidance related to accounting for variable interest entities. This change in accounting guidance may result in our consolidation of certain previously unconsolidated entities as well as our deconsolidation of certain we currently consolidate. At this time, we have not yet determined the effect this accounting change will have on our consolidated financial statements.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration. As discussed in Provision for Impairment Losses on Real Estate Development Assets within the preceding discussion of our Results of Operations, during 2008 we recognized impairment losses on our Lincoln Place and Pacific Bay Vistas properties of $85.4 million ($55.6 million net of tax) and $5.7 million, respectively.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment in our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. In addition to the impairments of Lincoln Place and Pacific Bay Vistas discussed above, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2009 and 2007, we recorded net impairment losses of $2.3 million and $1.1 million, respectively, related to properties classified as held for use, and during the year ended December 31, 2008, we recorded no additional impairments related to properties held for use.

Notes Receivable and Interest Income Recognition

Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner. Notes receivable from non-affiliates consist of notes receivable from unrelated third parties. The ultimate repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate and the claims of unaffiliated mortgage lenders. Our notes receivable include loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes,” and loans extended by predecessors, some of whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed transactions or has entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method. Accretion income recognized in any given period is based on our ability to complete transactions to monetize the notes receivable and the difference between the carrying value and the estimated collectible amount of the notes; therefore, accretion income varies on a period by period basis and could be lower or higher than in prior periods.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

During the years ended December 31, 2009, 2008 and 2007 we recorded net provisions for losses on notes receivable of $21.5 million, $17.6 million and $2.0 million, respectively. As discussed in Provision for Losses on Notes Receivable within the preceding discussion of our Results of Operations, provisions for losses on notes receivable in 2009 and 2008 include impairment losses of $20.7 million ($12.4 million net of tax) and $16.3 million ($10.0 million net of tax), respectively, on our investment in Casden Properties LLC, which we account for as a note receivable. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses (see Capital Additions and Related Depreciation in Note 2 to the consolidated financial statements in Item 8).

For the years ended December 31, 2009, 2008 and 2007, for continuing and discontinued operations, we capitalized $9.8 million, $25.7 million and $30.8 million of interest costs, respectively, and $40.0 million, $78.1 million and $78.1 million of site payroll and indirect costs, respectively. The reduction is primarily due to a reduced level of redevelopment activities.

Funds From Operations

FFO is a non-GAAP financial measure that we believe, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding our performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. The Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002, White Paper, which we refer to as the White Paper. We calculate FFO attributable to the Partnership’s common unitholders (diluted) by subtracting redemption or repurchase related preferred OP Unit issuance costs and distributions on preferred OP Units and adding back distributions on dilutive preferred securities and premiums or discounts on preferred OP Unit redemptions or repurchases. FFO should not be considered an alternative to net income or net cash flows from operating activities, as determined in accordance with GAAP, as an indication of our performance or as a measure of liquidity. FFO is not necessarily indicative of cash available to fund future cash needs. In addition, although FFO is a measure used for comparability in assessing the performance of REITs, there can be no assurance that our basis for computing FFO is comparable with that of other REITs.

For the years ended December 31, 2009, 2008 and 2007, our FFO is calculated as follows (in thousands):

	2009	2008	2007

Net (loss) income attributable to the Partnership’s common unitholders(1)	$(123,276)	$403,700	$(43,508)
Adjustments:
Depreciation and amortization	444,413	392,999	347,491
Depreciation and amortization related to non-real estate assets	(16,667)	(17,372)	(20,159)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities(2)	(40,852)	(29,872)	(15,888)
Gain on dispositions of unconsolidated real estate and other	(22,494)	(99,864)	(24,470)
Income tax expense (benefit) arising from disposition of unconsolidated real estate and other	1,582	(433)	(17)
Add back portion of gain on dispositions of unconsolidated real estate and other that relates to non-depreciable assets and debt extinguishment gain	7,783	1,669	17,956
Deficit distributions to noncontrolling partners(3)	—	26,211	29,210
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest(2)	(164,281)	(617,906)	(63,923)
Depreciation of rental property, net of noncontrolling partners’ interest(2)	45,836	109,043	114,586
(Recovery of deficit distributions) deficit distributions to noncontrolling partners, net(3)	—	(30,354)	9,550
Income tax expense arising from disposals	5,788	43,146	2,135
Preferred OP Unit distributions	58,503	62,836	70,509
Preferred OP Unit redemption related (gains) costs	(1,649)	(1,482)	2,635
Amounts allocable to participating securities(4)	—	6,985	4,481

FFO	$194,686	$249,306	$430,588
Preferred OP Unit distributions	(58,503)	(62,836)	(70,509)
Preferred OP Unit redemption related gains (costs)	1,649	1,482	(2,635)
Amounts allocable to participating securities(4)	(792)	(6,985)	(4,481)
Distributions on dilutive preferred securities	—	4,292	1,442

FFO attributable to the Partnership’s common unitholders — diluted	$137,040	$185,259	$354,405

Weighted average number of common units, common unit equivalents and dilutive preferred securities outstanding(5):
Common units and equivalents(6)(7)	124,442	99,386	106,802
Dilutive preferred securities	—	1,490	457

Total	124,442	100,876	107,259

Notes:

(1)	Represents the numerator for calculating basic earnings per common unit in accordance with GAAP (see Note 14 to the consolidated financial statements in Item 8).

(2)	“Noncontrolling partners” refers to noncontrolling partners in our consolidated real estate partnerships.

(3)	Prior to adoption of SFAS 160 (see Note 2 to the consolidated financial statements in Item 8), we recognized deficit distributions to noncontrolling partners as charges in our income statement when cash was distributed to a noncontrolling partner in a consolidated partnership in excess of the positive balance in such partner’s noncontrolling interest balance. We recorded these charges for GAAP purposes even though there was no economic effect or cost. Deficit distributions to noncontrolling partners occurred when the fair value of the underlying real estate exceeded its depreciated net book value because the underlying real estate had appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to noncontrolling partners represented, in substance, either (a) our recognition of depreciation previously allocated to the noncontrolling partner or (b) a payment related to the noncontrolling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, we added back deficit distributions and subtracted related recoveries in our reconciliation of net income to FFO. Subsequent to our adoption of SFAS 160, effective January 1, 2009, we may reduce the balance of noncontrolling interests below zero in such situations and we are no longer required to recognize such charges in our income statement.

(4)	Amounts allocable to participating securities represent distributions declared and any amounts of undistributed earnings allocable to participating securities. See Note 2 and Note 14 to the consolidated financial statements in Item 8 for further information regarding participating securities.

(5)	Weighted average common units, common unit equivalents, dilutive preferred securities for each of the periods presented above have been adjusted for our application during the fourth quarter 2009 of a change in GAAP, which requires the common OP units issued to Aimco in connection with our special distributions paid in 2008 and January 2009 to be treated as issued and outstanding on the distribution payment dates for basic purposes and as potential unit equivalents for the periods between the ex-dividend dates and the payment dates for diluted purposes, rather than treating the units as issued and outstanding as of the beginning of the earliest period presented for both basic and diluted purposes. The change in accounting treatment had no effect on diluted weighted average units outstanding for the year ended December 31, 2009. The change in accounting treatment reduced diluted weighted average units outstanding by 32.9 million and 46.7 million for the years ended December 31, 2008 and 2007, respectively.

(6)	Represents the denominator for earnings per common unit — diluted, calculated in accordance with GAAP, plus common OP unit equivalents that are dilutive for FFO.

(7)	During the years ended December 31, 2009, 2008 and 2007, we had 6,534,140, 7,191,199, and 7,367,400 common OP Units outstanding and 2,344,719, 2,367,629 and 2,379,084 High Performance Units outstanding.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales and proceeds from refinancings of existing property loans and borrowings under new property loans.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding debt, capital additions, distributions paid to unitholders and distributions paid to noncontrolling interest partners, repurchases of common OP Units from Aimco in connection with Aimco’s concurrent repurchase of its Class A Common Stock, and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity demands, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity demands. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The state of credit markets and related effect on the overall economy may have an adverse affect on our liquidity, both through increases in interest rates and credit risk spreads, and access to financing. As further discussed in Item 7A, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities, preferred stock and assets. Based on our net variable rate liabilities, preferred OP Units and assets outstanding at December 31, 2009, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce our income attributable to the Partnership’s common unitholders by approximately $1.6 million on an annual basis. Although base interest rates have generally decreased relative to their levels prior to the disruptions in the financial markets, the tightening of credit markets has affected the credit risk spreads charged over base interest rates on, and the availability of, property loan financing. For future refinancing activities, our liquidity and cost of funds may be affected by increases in base interest rates or higher credit risk spreads. If timely property financing options are not available for maturing debt, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Note 2 to our consolidated financial statements in Item 8, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed rate tax-exempt bonds payable and fixed rate notes payable to variable interest rates indexed to the SIFMA rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a credit risk spread. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of December 31, 2009, we had total rate of return swap positions with two financial institutions with notional amounts totaling $353.1 million. Swaps with notional amounts of $307.9 million and $45.2 million had maturity dates in May 2012 and October 2012, respectively.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to us. At December 31, 2009, these subsidiaries were not required to provide cash collateral based on the loan-to-value ratios of the real estate properties serving as collateral under these agreements.

We periodically evaluate counterparty credit risk associated with these arrangements. At the current time, we have concluded we do not have material exposure. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our operating cash flows.

See Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for additional discussion of these arrangements, including the current swap maturity dates.

As of December 31, 2009, the amount available under our $180.0 million revolving credit facility was $136.2 million (after giving effect to $43.8 million outstanding for undrawn letters of credit). Our total outstanding term loan of $90.0 million at December 31, 2009, matures in March 2011. We repaid an additional $45.0 million on the term loan through February 26, 2010, leaving a remaining outstanding balance of $45.0 million. Additionally, we have limited obligations to fund redevelopment commitments during the year ending December 31, 2010, and no development commitments.

At December 31, 2009, we had $81.3 million in cash and cash equivalents, a decrease of $218.4 million from December 31, 2008. At December 31, 2009, we had $220.0 million of restricted cash, primarily consisting of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our consolidated statements of cash flows in Item 8.

Operating Activities

For the year ended December 31, 2009, our net cash provided by operating activities of $233.8 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities, including amounts related to our organizational restructuring. Cash provided by operating activities decreased $206.6 million compared with the year ended December 31, 2008, primarily due to a $159.3 million decrease in operating income related to consolidated properties included in discontinued operations, which was attributable to property sales in 2009 and 2008, a $42.8 million decrease in promote income, which is generated by the disposition of properties by consolidated real estate partnerships, and an increase in payments on operating accounts payable and accrued expenses, including payments related to our restructuring accrual, in 2009 as compared to 2008.

Investing Activities

For the year ended December 31, 2009, our net cash provided by investing activities of $630.7 million consisted primarily of proceeds from disposition of real estate and partnership interests, partially offset by capital expenditures.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the year ended December 31, 2009, we sold 89 consolidated properties. These properties were sold for an aggregate sales price of $1.3 billion, or $1.2 billion, after the payment of transaction costs and debt prepayment penalties. The $1.2 billion is inclusive of promote income and debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay term debt and for other corporate purposes.

Capital Additions

We classify all capital additions as Capital Replacements (which we refer to as CR), Capital Improvements (which we refer to as CI), casualties or redevelopment. Additions other than casualty or redevelopment capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period we have owned the property.

CR represents the share of capital additions that are deemed to replace the portion of acquired capital assets that was consumed during the period we have owned the asset. CI represents the share of additions that are made to enhance the value, profitability or useful life of an asset as compared to its original purchase condition. CR and CI exclude capital additions for casualties and redevelopment. Casualty additions represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs may be reimbursed by insurance carriers subject to deductibles associated with each loss. Redevelopment additions represent additions that substantially upgrade the property.

The table below details our share of actual spending, on both consolidated and unconsolidated real estate partnerships, for CR, CI, casualties and redevelopment for the year ended December 31, 2009, on a per unit and total dollar basis (in thousands, except per unit amounts). Per unit numbers for CR and CI are based on approximately 97,196 average units for the year, including 81,135 conventional units and 16,061 affordable units. Average units are weighted for the portion of the period that we owned an interest in the property, represent ownership-adjusted effective units, and exclude non-managed units.

		Per
	Our Share of	Effective
	Additions	Unit

Capital Replacements Detail:
Building and grounds	$32,876	$338
Turnover related	30,298	312
Capitalized site payroll and indirect costs	7,076	73

Our share of Capital Replacements	$70,250	$723

Capital Replacements:
Conventional	$64,675	$797
Affordable	5,575	$347

Our share of Capital Replacements	70,250	$723

Capital Improvements:
Conventional	47,634	$587
Affordable	5,755	$358

Our share of Capital Improvements	53,389	$549

Casualties:
Conventional	17,724
Affordable	1,872

Our share of casualties	19,596

Redevelopment:
Conventional projects	66,768
Tax credit projects(1)	46,066

Our share of redevelopment	112,834

Our share of capital additions	256,069

Plus noncontrolling partners’ share of consolidated additions	20,062
Less our share of unconsolidated additions	(687)

Total capital additions	$275,444

(1)	Redevelopment additions on tax credit projects are substantially funded from tax credit investor contributions.

Included in the above additions for CI, casualties and redevelopment, was approximately $34.6 million of our share of capitalized site payroll and indirect costs related to these activities for the year ended December 31, 2009.

We generally fund capital additions with cash provided by operating activities, working capital and property sales as discussed below.

Financing Activities

For the year ended December 31, 2009, net cash used in financing activities of $1.1 billion was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders and distributions to noncontrolling interests, partially offset by proceeds from property loans.

Property Debt

At December 31, 2009 and 2008, we had $5.6 billion and $6.3 billion, respectively, in consolidated property debt outstanding, which included $29.2 million and $759.3 million, respectively, of property debt classified within liabilities related to assets held for sale. During the year ended December 31, 2009, we refinanced or closed property loans on 55 properties generating $788.1 million of proceeds from borrowings with a weighted average interest rate of 5.78%. Our share of the net proceeds after repayment of existing debt, payment of transaction costs and distributions to limited partners, was $132.3 million. We used these total net proceeds for capital expenditures and other corporate purposes. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Term Loans and Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement.

As of December 31, 2009, the Credit Agreement consisted of aggregate commitments of $270.0 million, comprised of our $90.0 million outstanding balance on the term loan and $180.0 million of revolving loan commitments. The term loan bears interest at LIBOR plus 1.5%, or at our option, a base rate equal to the prime rate, and matures March 2011. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 2.00% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2011, and may be extended for an additional year, subject to certain conditions, including payment of a 45.0 basis point fee on the total revolving commitments and repayment of the remaining term loan balance by February 1, 2011.

At December 31, 2009, the term loan had an outstanding principal balance of $90.0 million and an interest rate of 1.73%. We repaid $45.0 million on the term loan through February 26, 2010, leaving a remaining outstanding balance of $45.0 million. At December 31, 2009, we had no outstanding borrowings under the revolving credit facility. The amount available under the revolving credit facility at December 31, 2009, was $136.2 million (after giving effect to $43.8 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally permitted to be used to fund working capital and for other corporate purposes.

Fair Value Measurements

We have entered into total rate of return swaps on various fixed rate secured tax-exempt bonds payable and fixed rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense.

Our method used to calculate the fair value of the total rate of return swaps generally results in changes in fair value that are equal to the changes in fair value of the related borrowings, which is consistent with our hedging strategy. We believe that these financial instruments are highly effective in offsetting the changes in fair value of the related borrowings during the hedging period, and accordingly, changes in the fair value of these instruments have no material impact on our liquidity, results of operations or capital resources.

During the year ended December 31, 2009, changes in the fair values of these financial instruments resulted in increases of $5.2 million in the carrying amount of the hedged borrowings and equal decreases in accrued liabilities and other for total rate of return swaps. At December 31, 2009, the cumulative recognized changes in the fair value of these financial instruments resulted in a $24.3 million reduction in the carrying amount of the hedged borrowings offset by an equal increase in accrued liabilities and other for total rate of return swaps. The cumulative changes in the fair values of the hedged borrowings and related swaps reflect the recent uncertainty in the credit markets which has decreased demand and increased pricing for similar debt instruments.

During the year ended December 31, 2009, we received net cash receipts of $19.4 million under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity. At December 31, 2009, we were not required to provide cash collateral pursuant to the total rate of return swaps. In the event the values of the real estate properties serving as collateral under these agreements decline, we may be required to provide additional collateral pursuant to the swap agreements, which would adversely affect our liquidity.

See Note 2 to the consolidated financial statements in Item 8 for more information on our total rate of return swaps and related borrowings.

Partners’ Capital Transactions

During the year ended December 31, 2009, we paid cash distributions totaling $59.2 million, $116.8 million and $92.4 million to preferred unitholders, common unitholders and noncontrolling interests, respectively. Additionally, we paid distributions totaling $149.0 million to Aimco through the issuance of approximately 15.5 million common OP units.

During the year ended December 31, 2009, Aimco repurchased 12 shares, or $6.0 million in liquidation preference, of its CRA Preferred Stock for $4.2 million. Concurrent with Aimco’s repurchase, we repurchased from Aimco an equivalent number of our CRA Preferred Units.

We and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

Contractual Obligations

This table summarizes information contained elsewhere in this Annual Report regarding payments due under contractual obligations and commitments as of December 31, 2009 (amounts in thousands):

		Less Than			More Than
	Total	One Year	1-3 Years	3-5 Years	5 Years

Scheduled long-term debt maturities(1)	$5,600,310	$105,294	$660,733	$868,615	$3,965,668
Scheduled long-term debt maturities related to properties classified as held for sale(1)	29,177	519	11,206	868	16,584
Term loan(1)(2)	90,000	—	90,000	—	—
Redevelopment and other construction commitments	4,795	4,795	—	—	—
Leases for space occupied(3)	24,888	7,345	10,856	4,859	1,828
Other obligations(4)	4,605	4,605	—	—	—

Total	$5,753,775	$122,558	$772,795	$874,342	$3,984,080

(1)	Scheduled debt maturities presented above include amortization and the maturities in 2010 consist primarily of amortization. The scheduled maturities presented above exclude related interest amounts. Refer to Note 6 in the consolidated financial statements in Item 8 for a description of average interest rates associated with our debt.

(2)	After payments of $45.0 million through February 26, 2010, the term loan had an outstanding balance of $45.0 million.

(3)	Inclusive of leased space that has been abandoned as part of our organizational restructuring in 2008 (see Restructuring Costs in Note 3 to the consolidated financial statements in Item 8).

(4)	Represents a commitment to fund $4.6 million in second mortgage loans on certain properties in West Harlem, New York City.

In addition to the amounts presented in the table above, at December 31, 2009, we had $690.5 million of outstanding preferred units outstanding with annual dividend yields ranging from 1.5% (variable) to 9.4%, and $85.7 million of redeemable preferred units outstanding with annual distribution yields ranging from 5.9% to 9.5%.

Additionally, we may enter into commitments to purchase goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

Future Capital Needs

In addition to the items set forth in “Contractual Obligations” above, we expect to fund any future acquisitions, additional redevelopment projects, capital improvements and capital replacement principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

Off-Balance Sheet Arrangements

We own general and limited partner interests in unconsolidated real estate partnerships, in which our total ownership interests typically range from less than 1% to 50% and in some instances may exceed 50%. There are no lines of credit, side agreements, or any other derivative financial instruments related to or between our unconsolidated real estate partnerships and us and no material exposure to financial guarantees. Accordingly, our maximum risk of loss related to these unconsolidated real estate partnerships is limited to the aggregate carrying amount of our investment in the unconsolidated real estate partnerships and any outstanding notes receivable as reported in our consolidated financial statements (see Note 4 of the consolidated financial statements in Item 8 for additional information about our investments in unconsolidated real estate partnerships).

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Our primary market risk exposure relates to changes in base interest rates, credit risk spreads and availability of credit. We are not subject to any other material market rate or price risks. We use predominantly long-term, fixed-rate non-recourse property debt in order to avoid the refunding and repricing risks of short-term borrowings. We use short-term debt financing and working capital primarily to fund short-term uses and acquisitions and generally expect to refinance such borrowings with cash from operating activities, property sales proceeds, long-term debt or equity financings. We use total rate-of- return swaps to obtain the benefit of variable rates on certain of our fixed rate debt instruments. We make limited use of other derivative financial instruments and we do not use them for trading or other speculative purposes.

We had $654.6 million of floating rate debt and $67.0 million of floating rate preferred OP Units outstanding at December 31, 2009. Of the total floating rate debt, the major components were floating rate tax-exempt bond financing ($433.9 million), floating rate secured notes ($122.2 million) and a term loan ($90.0 million). At December 31, 2009, we had approximately $440.9 million in cash and cash equivalents, restricted cash and notes receivable, the majority of which bear interest. The effect of our interest-bearing assets would partially reduce the effect of an increase in variable interest rates. Historically, changes in tax-exempt interest rates have been at a ratio of less than 1:1 with changes in taxable interest rates. Floating rate tax-exempt bond financing is benchmarked against the SIFMA rate, which since 1989 has averaged 73% of the 30-day LIBOR rate. If the historical relationship continues, on an annual basis, we estimate that an increase in 30-day LIBOR of 100 basis points (73 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income and our net income attributable to the Partnership’s common unitholders being reduced by $1.1 million and $1.6 million, respectively.

We estimate the fair value for our debt instruments using present value techniques that include income and market valuation approaches with market rates for debt with the same or similar terms. Present value calculations vary depending on the assumptions used, including the discount rate and estimates of future cash flows. In many cases, the fair value estimates may not be realizable in immediate settlement of the instruments. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.7 billion and $6.7 billion at December 31, 2009 and 2008, respectively. The combined carrying value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.7 billion and $6.8 billion at December 31, 2009 and 2008, respectively. See Note 6 and Note 7 to the consolidated financial statements in Item 8 for further details on our consolidated debt. Refer to Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for further discussion regarding certain of our fixed rate debt that is subject to total rate of return swap instruments. If market rates for our fixed-rate debt were higher by 100 basis points with constant credit risk spreads, the estimated fair value of our debt discussed above would have decreased from $5.7 billion to $5.4 billion. If market rates for our debt discussed above were lower by 100 basis points with constant credit risk spreads, the estimated fair value of our fixed-rate debt would have increased from $5.7 billion to $6.1 billion.

At December 31, 2009, we had swap positions with two financial institutions totaling $353.1 million. The related swap agreements provide for collateral calls to maintain specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline, we may be required to provide additional collateral pursuant to the swap agreements, which would adversely affect our cash flows. At December 31, 2009, we were not required to provide cash collateral based on the loan-to-value ratios of the real estate properties serving as collateral under these agreements.

Item 8.	Financial Statements and Supplementary Data

The independent registered public accounting firm’s report, consolidated financial statements and schedule listed in the accompanying index are filed as part of this report and incorporated herein by this reference. See “Index to Financial Statements” on page F-1 of this Annual Report.

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Disclosure Controls and Procedures

The Partnership’s management, with the participation of the chief executive officer and chief financial officer of the General Partner, who are the equivalent of the Partnership’s chief executive officer and chief financial officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the chief executive officer and chief financial officer of the General Partner have concluded that, as of the end of such period, our disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

Management of the Partnership is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the General Partner’s principal executive and principal financial officers, or persons performing similar functions, and effected by the General Partner’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnership;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Partnership are being made only in accordance with authorizations of the General Partner’s management and directors of the Partnership; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Partnership’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2009. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework.

Based on the assessment, management concluded that, as of December 31, 2009, the Partnership’s internal control over financial reporting is effective.

The Partnership’s independent registered public accounting firm has issued an attestation report on the Partnership’s internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2009 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

The Partners
AIMCO Properties, L.P.

We have audited AIMCO Properties, L.P.’s (the “Partnership”) internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Partnership’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Partnership as of December 31, 2009 and 2008, and the related consolidated statements of income, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2009, and our report dated February 26, 2010 expressed an unqualified opinion thereon.

/s/  ERNST & YOUNG LLP

Denver, Colorado
February 26, 2010

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

The board of directors of the General Partner consists of Terry Considine and Miles Cortez. The officers of Aimco are also the officers of the General Partner and hold the same titles. The information required by this item is presented under the captions “Board of Directors and Executive Officers” and “Corporate Governance Matters — Code of Ethics” in the proxy statement for Aimco’s 2010 annual meeting of stockholders and is incorporated herein by reference.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the General Partner’s executive officers and directors, and persons who own more than ten percent of a registered class of OP Units, to file reports (Forms 3, 4 and 5) of unit ownership and changes in unit ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and beneficial owners of more than ten percent of OP Units are required by SEC regulations to furnish us with copies of all such forms that they file. Based solely on our review of the copies of Forms 3, 4 and 5 and the amendments thereto received by us for the year ended December 31, 2009, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the period ended December 31, 2008, all filing requirements were complied with by the General Partner’s executive officers and directors and beneficial owners of more than ten percent of OP Units.

Audit Committee and Nominating and Corporate Governance Committee. The board of directors of the General Partner does not have a separate audit committee or nominating and corporate governance committee. Based on the structure of the Partnership and its relationship to Aimco, which has a separate audit committee and nominating and corporate governance committee, committees are not warranted for the Partnership. The audit committee of Aimco’s board of directors makes determinations concerning the engagement of the independent registered public accounting firm for Aimco and its subsidiaries, including the Partnership. In addition, the Aimco audit committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of internal control over financial reporting. The Aimco audit committee currently consists of James N. Bailey, Richard S. Ellwood, Thomas L. Keltner, J. Landis Martin, Robert A. Miller and Michael A. Stein. Aimco’s board of directors has determined that Michael A. Stein is an “audit committee financial expert.” Aimco’s board of directors has also determined that each member of the audit committee is independent, as that term is defined by Section 303A of the listing standards of the New York Stock Exchange relating to audit committees.

Item 11.	Executive Compensation

The information required by this item is presented under the captions “Compensation Discussion & Analysis,” “Compensation and Human Resources Committee Report to Stockholders,” “Summary Compensation Table,” “Grants of Plan-Based Awards in 2009,” “Outstanding Equity Awards at Fiscal Year End 2009,” “Option Exercises and Stock Vested in 2009,” and “Potential Payments Upon Termination or Change in Control” in the proxy statement for Aimco’s 2010 annual meeting of stockholders and is incorporated herein by reference. The directors of the General Partner do not receive additional compensation for serving as directors.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The board of directors of the General Partner consists of Messrs. Considine and Cortez. Additional information required by this item is presented under the captions “Security Ownership of Certain Beneficial Owners and Management” and “Securities Authorized for Issuance Under Equity Compensation Plans” in the proxy statement for Aimco’s 2010 annual meeting of stockholders and is incorporated herein by reference. As of February 25, 2010, AIMCO-LP Trust held approximately 93% of the common OP Units and equivalents outstanding.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

Information required by this item is presented under the caption “Certain Relationships and Related Transactions” in the proxy statement for Aimco’s 2010 annual meeting of stockholders and is incorporated herein by reference. The directors of the General Partner are not independent.

Item 14.	Principal Accountant Fees and Services

The information required by this item is presented under the caption “Principal Accountant Fees and Services” in the proxy statement for Aimco’s 2010 annual meeting of stockholders and is incorporated herein by reference.

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a)(1)	The financial statements listed in the Index to Financial Statements on Page F-1 of this report are filed as part of this report and incorporated herein by reference.
(a)(2)	The financial statement schedule listed in the Index to Financial Statements on Page F-1 of this report is filed as part of this report and incorporated herein by reference.
(a)(3)	The Exhibit Index is incorporated herein by reference.

INDEX TO EXHIBITS(1)(2)

Exhibit
No.	Description

10.1	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
10.2	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
10.3	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
10.4	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.5	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.6	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Aimco, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)

Exhibit
No.	Description

10.7	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)
10.8	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)
10.9	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)
10.10	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)
10.11	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.12	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.13	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.14	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.15	Limited Liability Company Agreement of AIMCO JV Portfolio #1, LLC dated as of December 30, 2003 by and among AIMCO BRE I, LLC, AIMCO BRE II, LLC and SRV-AJVP#1, LLC (Exhibit 10.54 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by this reference)
10.16	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.17	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*

Exhibit
No.	Description

10.18	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.19	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.20	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.21	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.22	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.23	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1	List of Subsidiaries
23.1	Consent of Independent Registered Public Accounting Firm
31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1	Agreement re: disclosure of long-term debt instruments

(1)	Schedule and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

By:	/s/ TERRY CONSIDINE Terry Considine Chairman of the Board and Chief Executive Officer

Date: February 26, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TERRY CONSIDINE Terry Considine	Chairman of the Board and Chief Executive Officer of the registrant’s general partner (principal executive officer)	February 26, 2010

/s/ MILES CORTEZ Miles Cortez	Director, Executive Vice President and Chief Administrative Officer of the registrant’s general partner	February 26, 2010

/s/ ERNEST M. FREEDMAN Ernest M. Freedman	Executive Vice President and Chief Financial Officer of the registrant’s general partner (principal financial officer)	February 26, 2010

/s/ PAUL BELDIN Paul Beldin	Senior Vice President and Chief Accounting Officer of the registrant’s general partner (principal accounting officer)	February 26, 2010

** The report of the independent registered public accounting firm, the financial statements and the notes thereto that were included in Aimco OP’s Annual Report on Form 10-K for year ended December 31, 2009 have been omitted from this Annex. See Annex J to this information statement/prospectus, which includes Aimco OP’s Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data for the year ended December 31, 2009, revised to reflect discontinued operations and changes in business segments. Any references to the F pages in the body of the 10-K should be referenced to Annex J. **

Exhibit 21.1

Entity Name	State Code

AIMCO PROPERTIES, L.P.	DE
107-145 WEST 135TH STREET ASSOCIATES LIMITED PARTNERSHIP	NY
1133 FIFTEENTH STREET ASSOCIATES	DC
1133 FIFTEENTH STREET FOUR ASSOCIATES (A MARYLAND LIMITED PARTNERSHIP)	MD
1212 SOUTH MICHIGAN LLC	IL
1-36 JAIDEE DRIVE ASSOCIATES LIMITED PARTNERSHIP	CT
1625 ROSEMARIE LIMITED PARTNERSHIP	CA
224 E. COMMONWEALTH APARTMENTS, A CALIFORNIA LIMITED PARTNERSHIP	CA
249 ALBANY HEIGHTS LIMITED PARTNERSHIP	GA
324 SOUTH HORNE STREET ASSOCIATES LIMITED PARTNERSHIP	AZ
3258 BCP ASSOCIATES, L.P.	TN
5 MILE LIMITED PARTNERSHIP	MI
601 NORTH GRAND AVENUE PARTNERS LIMITED PARTNERSHIP	CA
62ND STREET JOINT VENTURE	IL
62ND STREET LIMITED PARTNERSHIP	IL
7400 ROOSEVELT INVESTORS	PA
ABBOTT ASSOCIATES LIMITED PARTNERSHIP	NY
ACQUISITION LIMITED PARTNERSHIP	MD
ACTC VI MANAGER, LLC	DE
AHP ACQUISITION COMPANY, LLC	ME
AIC REIT PROPERTIES LLC	DE
AIMCO 1582 FIRST AVENUE, LLC	DE
AIMCO 173 EAST 90TH STREET, LLC	DE
AIMCO 182-188 COLUMBUS AVENUE, LLC	DE
AIMCO 204-206 WEST 133, LLC	DE
AIMCO 2232-2240 ACP, LLC	DE
AIMCO 2247-2253 ACP, LLC	DE
AIMCO 2252-2258 ACP, LLC	DE
AIMCO 2300-2310 ACP, LLC	DE
AIMCO 237 NINTH AVENUE, LLC	DE
AIMCO 240 WEST 73RD STREET CO-OWNER, LLC	DE
AIMCO 240 WEST 73RD STREET, LLC	DE
AIMCO 2484 ACP, LLC	DE
AIMCO 306 EAST 89TH STREET, LLC	DE
AIMCO 311/313 EAST 73RD STREET, LLC	DE
AIMCO 322 EAST 61ST STREET, LLC	DE

1

Entity Name	State Code

AIMCO 452 EAST 78TH STREET PROPERTY, LLC	DE
AIMCO 464-466 AMSTERDAM 200-210 WEST 83RD STREET, LLC	DE
AIMCO 510 EAST 88TH STREET PROPERTY, LLC	DE
AIMCO 514 EAST 88TH STREET, LLC	DE
AIMCO 656 ST. NICHOLAS, LLC	DE
AIMCO 759 ST. NICHOLAS, LLC	DE
AIMCO 88TH STREET/SECOND AVENUE PROPERTIES, LLC	DE
AIMCO ALL HALLOWS, LLC	DE
AIMCO ANCHORAGE, L.P.	DE
AIMCO ANGELES GP, LLC	DE
AIMCO ANTIOCH, L.L.C.	DE
AIMCO ARBORS-GROVETREE, LLC	DE
AIMCO ARVADA HOUSE, LLC	DE
AIMCO ASSOCIATED PROPERTIES, LP	DE
AIMCO ASSURANCE LTD.	BD
AIMCO AUBURN GLEN APARTMENTS, LLC	DE
AIMCO BALAYE APARTMENTS I, LLC	DE
AIMCO BALAYE APARTMENTS II, LLC	DE
AIMCO BARCELONA, LLC	DE
AIMCO BAYVIEW, LLC	DE
AIMCO BEACON HILL PRESERVATION GP, LLC	DE
AIMCO BEAU JARDIN, L.P.	DE
AIMCO BEECH LAKE, L.L.C.	DE
AIMCO BILTMORE, LLC	DE
AIMCO BOLTON NORTH, L.L.C.	DE
AIMCO BOSTON LOFTS, L.P.	DE
AIMCO BRE I, LLC	DE
AIMCO BRE II, LLC	DE
AIMCO BREAKERS, L.P.	DE
AIMCO BRIARWEST, LLC	DE
AIMCO BRIARWOOD, LLC	DE
AIMCO BROOK RUN, L.L.C.	DE
AIMCO BUENA VISTA APARTMENTS GP, LLC	DE
AIMCO BUENA VISTA APARTMENTS, L.P.	DE
AIMCO BUTTERNUT CREEK PRESERVATION GP, LLC	DE
AIMCO CALHOUN CLUB, L.L.C.	DE
AIMCO CALHOUN, L.L.C.	DE
AIMCO CAMERON VILLAS, L.L.C.	DE
AIMCO CAPITAL HOLDINGS FUND VI, LLC	DE
AIMCO CAPITAL HOLDINGS FUND VII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND I, LIMITED PARTNERSHIP	CA
AIMCO CAPITAL TAX CREDIT FUND II, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND III, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND IV, LLC	DE

2

Entity Name	State Code

AIMCO CAPITAL TAX CREDIT FUND IX, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND V, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VI, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VIII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND X, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XI, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XIII, LLC	DE
AIMCO CAPITAL TAX CREDIT I, INC.	CA
AIMCO CAPITAL TAX CREDIT MANAGEMENT II, LLC	DE
AIMCO CAPITAL TAX CREDIT MANAGEMENT III, LLC	DE
AIMCO CAPITAL, INC.	DE
AIMCO CARRIAGE HOUSE GP, LLC	DE
AIMCO CASA DE LAS HERMANITAS DEVCO, LLC	DE
AIMCO CASA DE MONTEREY GP, LLC	DE
AIMCO CASA DE MONTEREY, L.P.	DE
AIMCO CENTRAL PARK TOWNHOMES, LLC	DE
AIMCO CHATHAM HARBOR, L.L.C.	DE
AIMCO CHELSEA LAND, L.L.C.	DE
AIMCO CHELSEA MEMBER, L.L.C.	DE
AIMCO CHELSEA RIDGE, L.L.C.	DE
AIMCO CHESTNUT HALL GP, LLC	DE
AIMCO CHESTNUT HALL LIMITED PARTNERSHIP	DE
AIMCO CHESTNUT HILL GP, LLC	DE
AIMCO CK PROPERTIES, LLC	DE
AIMCO COLUMBUS AVE., LLC	DE
AIMCO CONSTRUCTION SERVICES, LLC	DE
AIMCO COPPERWOOD, LLC	DE
AIMCO COUNTRY CLUB HEIGHTS, LLC	DE
AIMCO COUNTRY LAKES, L.L.C.	DE
AIMCO COVINGTON POINTE, L.P.	DE
AIMCO CREVENNA OAKS GP, LLC	DE
AIMCO CROSSWOOD PARK APARTMENTS GP, LLC	DE
AIMCO CROSSWOOD PARK APARTMENTS, L.P.	DE
AIMCO CROSSWOOD PARK GP, LLC	DE
AIMCO CROSSWOOD PARK, L.P.	DE
AIMCO DEERBROOK, LLC	DE
AIMCO DORAL OAKS, L.P.	DE
AIMCO ELM CREEK, L.P.	DE
AIMCO EQUITY SERVICES, INC.	VA
AIMCO ESPLANADE AVENUE APARTMENTS, LLC	DE
AIMCO FALL RIVER II, L.L.C.	DE
AIMCO FALL RIVER, L.L.C.	DE

3

Entity Name	State Code

AIMCO FISHERMAN’S WHARF, LLC	DE
AIMCO FLAMINGO HEALTH CLUB, LLC	DE
AIMCO FORESTLAKE APARTMENTS, LLC	DE
AIMCO FOUNTAIN PLACE PRESERVATION GP, LLC	DE
AIMCO FOXCHASE, L.P.	DE
AIMCO FRAMINGHAM, LLC	DE
AIMCO GARDENS GP LLC	DE
AIMCO GLENS APARTMENTS, LLC	DE
AIMCO GP LA, L.P.	DE
AIMCO GRANADA, L.L.C.	DE
AIMCO GREENBRIAR PRESERVATION GP, LLC	DE
AIMCO GREENS OF NAPERVILLE, L.L.C.	DE
AIMCO GREENS, L.L.C.	DE
AIMCO GREENSPRING, L.P.	DE
AIMCO GROUP, L.P.	DE
AIMCO GS SWAP, LLC	DE
AIMCO HANOVER SQUARE/DIP, L.L.C.	DE
AIMCO HARLEM FUNDING, LLC	DE
AIMCO HEMET DEVCO, LLC	DE
AIMCO HERITAGE PARK, L.P.	DE
AIMCO HILLMEADE, LLC	DE
AIMCO HOLDINGS, L.P.	DE
AIMCO HOPKINS VILLAGE PRESERVATION GP, LLC	DE
AIMCO HORIZONS WEST APARTMENTS, LLC	DE
AIMCO HP/SWAP, LLC	DE
AIMCO HUDSON HARBOUR, LLC	DE
AIMCO HUNTER’S CROSSING, L.P.	DE
AIMCO HYDE PARK TOWER, L.L.C.	DE
AIMCO INDEPENDENCE GREEN, L.L.C.	DE
AIMCO INDIO DEVCO, LLC	DE
AIMCO INGRAM SQUARE PRESERVATION GP, LLC	DE
AIMCO IPLP, L.P.	DE
AIMCO JACQUES-MILLER, L.P.	DE
AIMCO JV PORTFOLIO #1, LLC	DE
AIMCO KEY TOWERS, L.P.	DE
AIMCO KIRKWOOD HOUSE PRESERVATION SLP, LLC	DE
AIMCO LA SALLE, LLC	DE
AIMCO LA VISTA, LLC	DE
AIMCO LAKE CASTLETON ARMS, L.L.C.	DE
AIMCO LEAHY SQUARE APARTMENTS, LLC	DE
AIMCO LOFTS HOLDINGS, L.P.	DE
AIMCO LORING TOWERS, LLC	DE
AIMCO LOS ARBOLES, L.P.	DE
AIMCO LP LA, LP	DE

4

Entity Name	State Code

AIMCO LT, L.P.	DE
AIMCO MAPLE BAY, L.L.C.	DE
AIMCO MERRILL HOUSE, L.L.C.	DE
AIMCO MICHIGAN MEADOWS HOLDINGS, L.L.C.	DE
AIMCO MONTEREY GROVE APARTMENTS TIC 2, LLC	DE
AIMCO MONTEREY GROVE APARTMENTS, LLC	DE
AIMCO MOUNTAIN VIEW APARTMENTS GP, LLC	DE
AIMCO MOUNTAIN VIEW APARTMENTS, L.P.	DE
AIMCO MOUNTAIN VIEW, L.L.C.	DE
AIMCO N.P. LOFTS, L.P.	DE
AIMCO NET LESSEE (BAYBERRY HILL), LLC	DE
AIMCO NET LESSEE (GEORGETOWN), LLC	DE
AIMCO NET LESSEE (MARLBORO), LLC	DE
AIMCO NET LESSEE (WATERFORD VILLAGE), LLC	DE
AIMCO NEW BALTIMORE, LLC	DE
AIMCO NEWBERRY PARK PRESERVATION GP, LLC	DE
AIMCO NON-ECONOMIC MEMBER, LLC	DE
AIMCO NORTH ANDOVER, L.L.C.	DE
AIMCO NORTHPOINT, L.L.C.	DE
AIMCO OAK FOREST I, L.L.C.	DE
AIMCO OAK FOREST II, L.L.C.	DE
AIMCO OCEAN OAKS, L.L.C.	DE
AIMCO OLDE TOWN WEST III, L.P.	DE
AIMCO OXFORD HOUSE PRESERVATION GP, LLC	DE
AIMCO PACIFICA PARK APARTMENTS, LLC	DE
AIMCO PALM SPRINGS DEVCO, LLC	DE
AIMCO PANORAMA PARK PRESERVATION GP, LLC	DE
AIMCO PARADISE PALMS, LLC	DE
AIMCO PARK AT CEDAR LAWN, L.P.	DE
AIMCO PARK LA BREA HOLDINGS, LLC	DE
AIMCO PARK LA BREA SERVICES, LLC	DE
AIMCO PARK PLACE, LLC	DE
AIMCO PARKVIEW DEVCO, LLC	DE
AIMCO PARKVIEW MANOR, LLC	DE
AIMCO PARKWAYS GP, LLC	DE
AIMCO PATHFINDER VILLAGE APARTMENTS GP, LLC	DE
AIMCO PATHFINDER VILLAGE APARTMENTS, L.P.	DE
AIMCO PAVILION PRESERVATION GP, L.L.C.	DE
AIMCO PINE BLUFF VILLAGE PRESERVATION GP, LLC	DE
AIMCO PINE SHADOWS, L.L.C.	DE
AIMCO PINEBROOK, L.P.	DE
AIMCO PINES, L.P.	DE
AIMCO PLEASANT HILL, LLC	DE
AIMCO PLUMMER VILLAGE, LLC	DE

5

Entity Name	State Code

AIMCO PROPERTIES FINANCE PARTNERSHIP, L.P.	DE
AIMCO PROPERTIES, LLC	DE
AIMCO PROPERTIES/ABHLD PARKVIEW MANOR, LLC	DE
AIMCO QRS GP, LLC	DE
AIMCO RAMBLEWOOD, L.L.C.	DE
AIMCO REMINGTON, LLC	DE
AIMCO RIDGEWOOD LA LOMA DEVCO, LLC	DE
AIMCO RIDGEWOOD TOWERS PRESERVATION GP, LLC	DE
AIMCO RIVER CLUB, LLC	DE
AIMCO RIVER VILLAGE PRESERVATION GP, LLC	DE
AIMCO RIVERSIDE PARK, L.L.C.	DE
AIMCO RIVERWOODS GP, LLC	DE
AIMCO ROSE GARDENS, LLC	DE
AIMCO ROUND BARN MANOR GP, LLC	DE
AIMCO ROYAL CREST — NASHUA, L.L.C.	DE
AIMCO ROYAL PALMS, LLC	DE
AIMCO RUSCOMBE GARDENS SLP, LLC	DE
AIMCO SALEM PRESERVATION GP, LLC	DE
AIMCO SAN BRUNO APARTMENT PARTNERS, L.P.	DE
AIMCO SAN JOSE, LLC	DE
AIMCO SANDPIPER, L.P.	DE
AIMCO SCOTCHOLLOW APARTMENTS GP, LLC	DE
AIMCO SCOTCHOLLOW APARTMENTS, L.P.	DE
AIMCO SELECT PROPERTIES, L.P.	DE
AIMCO SHOREVIEW, LLC	DE
AIMCO SIGNATURE POINT, L.P.	DE
AIMCO SOMERSET LAKES, L.L.C.	DE
AIMCO SOUTH BAY VILLA, LLC	DE
AIMCO STAFFORD STUDENT APARTMENTS GP, LLC	DE
AIMCO STERLING VILLAGE DEVCO, LLC	DE
AIMCO SUMMIT OAKS GP, LLC	DE
AIMCO SUNSET ESCONDIDO, L.L.C.	DE
AIMCO TALBOT WOODS, LLC	DE
AIMCO TAMARAC PINES, LLC	DE
AIMCO TERRY MANOR, LLC	DE
AIMCO TOMPKINS TERRACE GP, LLC	DE
AIMCO TOR, L.L.C.	DE
AIMCO TOWNSHIP AT HIGHLANDS APARTMENTS, LLC	DE
AIMCO TREE CARE DIVISION, LLC	DE
AIMCO VAN NUYS PRESERVATION, LLC	DE
AIMCO VANTAGE POINTE, L.L.C.	DE
AIMCO VENEZIA, LLC	DE
AIMCO VERDES DEL ORIENTE, L.L.C.	DE
AIMCO VILLA DE GUADALUPE, L.L.C.	DE

6

Entity Name	State Code

AIMCO VILLAGE CREEK AT BROOKHILL, LLC	DE
AIMCO VILLAGE CROSSING, L.L.C.	DE
AIMCO WALNUT HILLS PRESERVATION GP, LLC	DE
AIMCO WARWICK, L.L.C.	DE
AIMCO WASHINGTON SQUARE WEST GP, LLC	DE
AIMCO WAVERLY APARTMENTS, LLC	DE
AIMCO WESTCHESTER PARK, LLC	DE
AIMCO WESTGATE, LLC	DE
AIMCO WESTMINSTER OAKS GP, LLC	DE
AIMCO WESTWOOD PRESERVATION GP, LLC	DE
AIMCO WESTWOOD TERRACE GP, LLC	DE
AIMCO WEXFORD VILLAGE II, L.L.C.	DE
AIMCO WEXFORD VILLAGE, L.L.C.	DE
AIMCO WHITEFIELD PLACE, LLC	DE
AIMCO WILSON ACRES MANAGER, LLC	DE
AIMCO WILSON ACRES, LLC	DE
AIMCO WINDWARD, LLC	DE
AIMCO WINTER GARDEN, LLC	DE
AIMCO WOODLAND HILLS, LLC	DE
AIMCO WOODS OF BURNSVILLE, L.L.C.	DE
AIMCO YACHT CLUB AT BRICKELL, LLC	DE
AIMCO YORKTOWN, L.P.	DE
AIMCO/ALLVIEW, L.L.C.	DE
AIMCO/APOLLO, L.L.C.	DE
AIMCO/BETHESDA EMPLOYEE, L.L.C.	DE
AIMCO/BETHESDA GP, L.L.C.	DE
AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC.	DE
AIMCO/BETHESDA HOLDINGS, INC	DE
AIMCO/BETHESDA II, L.L.C.	DE
AIMCO/BLUFFS, L.L.C.	DE
AIMCO/BRANDERMILL, L.L.C.	DE
AIMCO/BRANDON, L.L.C.	DE
AIMCO/BRANDYWINE, L.P.	DE
AIMCO/CASSELBERRY, L.L.C.	DE
AIMCO/CHICKASAW, L.L.C.	DE
AIMCO/CHIMNEYTOP, L.L.C.	DE
AIMCO/COLONNADE, L.L.C.	DE
AIMCO/COLONNADE, L.P.	DE
AIMCO/CONTINENTAL PLAZA LIMITED GP, LLC	DE
AIMCO/DFW APARTMENT INVESTORS GP, LLC	DE
AIMCO/DFW RESIDENTIAL INVESTORS GP, LLC	DE
AIMCO/FARMINGDALE, L.L.C.	DE
AIMCO/FOX VALLEY, L.L.C.	DE
AIMCO/FOXTREE, L.L.C.	DE

7

Entity Name	State Code

AIMCO/FOXTREE, L.P.	DE
AIMCO/GALLERIA PARK ASSOCIATES GP, LLC	DE
AIMCO/GROVETREE, L.L.C.	DE
AIMCO/GROVETREE, L.P.	DE
AIMCO/HIL, L.L.C.	DE
AIMCO/HOLLIDAY ASSOCIATES GP, LLC	DE
AIMCO/KIRKMAN, L.L.C.	DE
AIMCO/LAKE RIDGE, L.L.C.	DE
AIMCO/LANTANA, L.L.C.	DE
AIMCO/LEXINGTON, L.L.C.	DE
AIMCO/MIDDLETOWN, L.L.C.	DE
AIMCO/MINNEAPOLIS ASSOCIATES GP, LLC	DE
AIMCO/NASHUA, L.L.C.	DE
AIMCO/NEWPORT, L.L.C.	DE
AIMCO/NHP PARTNERS, L.P.	DE
AIMCO/NHP PROPERTIES, INC.	DE
AIMCO/NORTH WOODS, L.L.C.	DE
AIMCO/ONE LINWOOD ASSOCIATES GP, LLC	DE
AIMCO/PALM BEACH, L.L.C.	DE
AIMCO/PARK TOWNE PLACE ASSOCIATES GP, LLC	DE
AIMCO/PINELLAS, L.L.C.	DE
AIMCO/RALS, L.P.	DE
AIMCO/RAVENSWORTH ASSOCIATES GP, LLC	DE
AIMCO/RIVERSIDE PARK ASSOCIATES GP, LLC	DE
AIMCO/SCHAUMBURG, L.L.C.	DE
AIMCO/SHADETREE, L.L.C.	DE
AIMCO/SHADETREE, L.P.	DE
AIMCO/SOUTHRIDGE, L.L.C.	DE
AIMCO/STANDPOINT VISTA GP, LLC	DE
AIMCO/STONEGATE, L.P.	DE
AIMCO/SWAP, L.L.C.	DE
AIMCO/TIDEWATER, L.L.C.	DE
AIMCO/TIMBERTREE, L.L.C.	DE
AIMCO/TIMBERTREE, L.P.	DE
AIMCO/TRAVIS ONE, L.P.	DE
AIMCO/WAI ASSOCIATES GP, LLC	DE
AIMCO/WAI ASSOCIATES LP, LLC	DE
AIMCO/WESTRIDGE, L.L.C.	DE
AIMCO/WICKERTREE, L.L.C.	DE
AIMCO/WICKERTREE, L.P.	DE
AIMCO/WINROCK-HOUSTON GP, LLC	DE
AIMCO-LP TRUST	DE
AJ ONE LIMITED PARTNERSHIP	DE
AJ TWO LIMITED PARTNERSHIP	DE

8

Entity Name	State Code

ALABAMA PROPERTIES LTD., II	AL
ALABAMA PROPERTIES, LTD., V	AL
ALASKA HOUSE ASSOCIATES	WA
ALEX PLACE, LIMITED PARTNERSHIP	AL
ALEXANDER PLACE APARTMENTS, A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
ALL HALLOWS ASSOCIATES, L.P.	CA
ALL HALLOWS PRESERVATION, L.P.	CA
ALLENTOWN TOWNE HOUSE LIMITED PARTNERSHIP	PA
ALLENTOWN-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
ALLIANCE TOWERS LIMITED PARTNERSHIP	OH
ALLISON VILLAGE ASSOCIATES, L.P.	CO
ALLVIEW-OXFORD LIMITED PARTNERSHIP	MD
ALMS HILL II LIMITED PARTNERSHIP	OH
AMARILLO NORTHWEST VILLAGE, LTD.	TX
AMBASSADOR APARTMENTS, L.P.	DE
AMBASSADOR CRM FLORIDA PARTNERS LIMITED PARTNERSHIP	DE
AMBASSADOR FLORIDA PARTNERS LIMITED PARTNERSHIP	DE
AMBASSADOR I, L. P.	IL
AMBASSADOR II JV GP, LLC	DE
AMBASSADOR II JV, L.P.	DE
AMBASSADOR III, L.P.	DE
AMBASSADOR IX, L.P.	DE
AMBASSADOR TEXAS PARTNERS, L.P.	DE
AMBASSADOR VII, L.P.	DE
AMBASSADOR VIII, L.P.	DE
AMBASSADOR X, L.P.	DE
ANCHORAGE PARTNERS, A TEXAS LIMITED PARTNERSHIP	TX
ANDERSON OAKS LIMITED PARTNERSHIP	WA
ANGELES INCOME PROPERTIES, LTD. 6	CA
ANGELES INCOME PROPERTIES, LTD. II	CA
ANGELES INVESTMENT PROPERTIES, INC.	CA
ANGELES OPPORTUNITY PROPERTIES, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
ANGELES PARTNERS X	CA
ANGELES PARTNERS XII	CA
ANGELES PROPERTIES, INC.	CA
ANGELES REALTY CORPORATION	CA
ANGELES REALTY CORPORATION II	CA
ANTIOCH PRESERVATION, L.P.	DE
ANTON SQUARE, LTD.	AL
AP XII ASSOCIATES GP, L.L.C.	SC
AP XII TWIN LAKE TOWERS, L.P.	DE
AP XII TWIN LAKE TOWERS, LLC	DE
APARTMENT CCG 17, L.L.C.	SC
APARTMENT CCG 17, L.P.	CA

9

Entity Name	State Code

APARTMENT CREEK 17A LLC	CO
APARTMENT LODGE 17A LLC	CO
APOLLO-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
APPLE RIDGE SINGLE FAMILY HOMES LIMITED PARTNERSHIP	KY
APPLE TREE ASSOCIATES, AN IDAHO LIMITED PARTNERSHIP	ID
ARCHERS GREEN LIMITED PARTNERSHIP	VA
ARISTOCRAT MANOR, LTD.	AR
ARKANSAS CITY APARTMENTS, LIMITED PARTNERSHIP	AR
ARLINGTON SENIOR HOUSING, L.P.	TX
ARVADA HOUSE PRESERVATION LIMITED PARTNERSHIP	CO
ASHLAND MANOR LIMITED PARTNERSHIP	OH
ATHENS GARDENS, LTD.	OH
ATHENS STATION, LTD.	OH
ATLANTA ASSOCIATES LIMITED PARTNERSHIP	MA
ATLANTIC IX, L.L.C.	MI
ATRIUM VILLAGE ASSOCIATES	IL
ATRIUMS OF PLANTATION JV GP, LLC	DE
ATRIUMS OF PLANTATION JV, L.P.	DE
AVON DEVELOPMENT COMPANY	PA
AVONDALE SIESTA POINTE APARTMENTS LIMITED PARTNERSHIP	AZ
AZALEA COURT INVESTMENT GROUP, BRENTWOOD LIMITED PARTNERSHIP NO. 2	AL
BAISLEY PARK ASSOCIATES LIMITED PARTNERSHIP	NY
BALDWIN COUNTY HOUSING, LTD.	AL
BALDWIN OAKS ELDERLY, LTD.	NJ
BALDWIN TOWERS ASSOCIATES	PA
BANGOR HOUSE PROPRIETARY LIMITED PARTNERSHIP	ME
BANNOCK ARMS SECOND LIMITED PARTNERSHIP	CA
BARNESBORO ASSOCIATES, A PENNSYLVANIA LIMITED PARTNERSHIP	PA
BAY PARC PLAZA APARTMENTS, L.P.	DE
BAYBERRY HILL, L.L.C.	DE
BAYHEAD VILLAGE ASSOCIATES, L.P.	IN
BAYVIEW HUNTERS POINT APARTMENTS, L.P.	CA
BAYVIEW PRESERVATION, L.P.	CA
BEACON HILL PRESERVATION LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
BEDFORD HOUSE, LTD.	OH
BELLA GRANDE, LTD.	FL
BELLAIR MANOR, LTD.	OH
BELLERIVE ASSOCIATES LIMITED PARTNERSHIP	MO
BELLEVILLE MANOR APARTMENTS, LTD.	KY
BELLS BAY, L.P.	SC
BELMONT 189 ASSOCIATES	NY
BELOIT MATURE ADULT HOUSING, L.L.C.	WI
BENJAMIN BANNEKER PLAZA ASSOCIATES	PA

10

Entity Name	State Code

BENSALEM GARDEN ASSOCIATES LIMITED PARTNERSHIP	PA
BENT TREE II-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
BENT TREE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
BEREA SINGLE FAMILY HOMES, LTD.	KY
BERKLEY LIMITED PARTNERSHIP	VA
BETHEL COLUMBUS CORPORATION	MD
BETHEL COLUMBUS-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BETHEL TOWERS LIMITED DIVIDEND HOUSING ASSOCIATION	MI
BETHLEHEM DEVELOPMENT COMPANY	PA
BETTER HOUSING ASSOCIATES, LIMITED PARTNERSHIP	CT
BEVILLE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
BILTMORE APARTMENTS, LTD.	OH
BIRCH MANOR APARTMENTS	OH
BIRCH MANOR APARTMENTS — PHASE II	OH
BIRCH MANOR APARTMENTS, PHASE 1 LTD.	OH
BIRCH MANOR APARTMENTS, PHASE II LTD.	OH
BIRCHFIELD ASSOCIATES	PA
BLAKEWOOD PROPERTIES ASSOCIATES	GA
BLANCHARD APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	WA
BLOOMSBURG ELDERLY ASSOCIATES	PA
BLUEWATER LIMITED DIVIDEND HOUSING ASSOCIATION	MI
BOLTON NORTH PRESERVATION LIMITED PARTNERSHIP	DE
BRANDEMERE-REO, L.P.	TX
BRANDERMILL-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BRANDON-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BRANFORD DEVELOPMENT ASSOCIATES LIMITED PARTNERSHIP	CT
BRIARCLIFFE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MI
BRIGHTON APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	NY
BRIGHTON GP, L.L.C.	SC
BRIGHTON MEADOWS ASSOCIATES, AN INDIANA LIMITED PARTNERSHIP	IN
BRIGHTWOOD MANOR ASSOCIATES	PA
BRINTON MANOR NO. 1 ASSOCIATES	PA
BRINTON TOWERS ASSOCIATES	PA
BRISTOL PARTNERS, L.P.	MO
BROAD RIVER PROPERTIES, L.L.C.	DE
BROADMOOR APARTMENTS ASSOCIATES LTD. PARTNERSHIP	SC
BROADMOOR AT CHELSEA ACQUISITION, L.P.	MO
BROADWAY ASSOCIATES	RI
BROADWAY GLEN ASSOCIATES	MA
BROOK RUN ASSOCIATES, L.P.	IL
BROOKSIDE APARTMENTS ASSOCIATES	PA
BROOKWOOD LIMITED PARTNERSHIP	IL
BRYDEN HOUSE LIMITED PARTNERSHIP	OH
BUCKHANNON MANOR ASSOCIATES LIMITED PARTNERSHIP	WV

11

Entity Name	State Code

BUFFALO VILLAGE ASSOCIATES LIMITED PARTNERSHIP	NY
BURKSHIRE COMMONS APARTMENTS PARTNERS, L.P.	DE
BURLINGTON HOTEL BUILDING, LTD., LLLP	CO
BURLINGTON RIVER APARTMENTS, LIMITED PARTNERSHIP	IA
BURNHAM GEREL	IL
BURNSVILLE APARTMENTS LIMITED PARTNERSHIP	MN
BUTTERNUT CREEK PRESERVATION LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
BUYERS ACCESS LLC	DE
BW OPERATING COMPANY, L.L.C.	MA
CACHE CREEK PARTNERS, L.P.	CA
CALHOUN BUILDERS, INC. D/B/A PATMAN SWITCH ASSOCIATES, A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
CALIFORNIA SQUARE LIMITED PARTNERSHIP	KY
CALMARK HERITAGE PARK II LIMITED PARTNERSHIP	CA
CALMARK INVESTORS, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
CALMARK/FORT COLLINS, INC.	CA
CALMARK/FORT COLLINS, LTD.	CA
CALVERT CITY, LTD.	OH
CAMARILLO-ROSEWOOD ASSOCIATES LIMITED PARTNERSHIP	CA
CAMBRIDGE COURT APARTMENTS, L.P.	SC
CAMBRIDGE HEIGHTS APARTMENTS LIMITED PARTNERSHIP	MS
CAMERON PARK VILLAGE LIMITED, A CALIFORNIA LIMITED PARTNERSHIP	CA
CAMPBELL HEIGHTS ASSOCIATES LIMITED PARTNERSHIP	DC
CANTERBURY GARDENS ASSOCIATES LIMITED PARTNERSHIP	MI
CANTERBURY LIMITED PARTNERSHIP	IN
CANTERBURY SERVICES LLC	DE
CANYON SHADOWS, L.P.	CA
CAPITAL HEIGHTS ASSOCIATES LIMITED PARTNERSHIP	WV
CAPITOL HILL ASSOCIATES	CO
CAROLINA ASSOCIATES LIMITED PARTNERSHIP	WA
CARPENTER-OXFORD ASSOCIATES II LIMITED PARTNERSHIP	MD
CARPENTER-OXFORD, L.L.C.	MD
CARRIAGE APX, A MICHIGAN LIMITED PARTNERSHIP	MI
CARRIAGE APX, INC.	MI
CARRIAGE APX, LLC	DE
CARRIAGE HOUSE PRESERVATION, L.P.	DE
CASA QUINTANA, LTD.	TX
CASDEN OFFICE HOLDINGS LLC	DE
CASDEN PROPERTIES LLC	DE
CASSADY VILLAGE APARTMENTS, LTD.	OH
CASSELBERRY INVESTORS, L.L.C.	MD
CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CASTLEWOOD ASSOCIATES, L.P.	IA
CAYUGA VILLAGE ASSOCIATES LIMITED PARTNERSHIP	NY

12

Entity Name	State Code

CCIP PLANTATION GARDENS, L.L.C.	DE
CCIP REGENCY OAKS, L.L.C.	DE
CCIP STERLING, L.L.C.	DE
CCIP STERLING, L.P.	PA
CCIP/2 HIGHCREST, L.L.C.	DE
CCIP/2 VILLAGE BROOKE, L.L.C.	DE
CCIP/2 WINDEMERE, L.L.C.	DE
CCIP/2 WINDEMERE, L.P.	DE
CCIP/3 SANDPIPER, LLC	DE
CCIP/3 WILLIAMSBURG MANOR, LLC	DE
CCP IV ARBOURS OF HERMITAGE, LLC	DE
CCP IV ASSOCIATES, LTD.	TX
CCP IV KNOLLWOOD, LLC	DE
CCP/III VILLAGE GREEN GP, INC.	SC
CCP/IV RESIDENTIAL GP, L.L.C.	SC
CDLH AFFORDABLE, L.P.	CA
CEDAR RIM APARTMENTS, LLC	DE
CEDAR TERRACE APARTMENTS, LTD.	AL
CENTER CITY ASSOCIATES	PA
CENTER SQUARE ASSOCIATES	PA
CENTRAL PARK TOWERS II LIMITED PARTNERSHIP	KS
CENTRAL PARK TOWERS LIMITED PARTNERSHIP	KS
CENTRAL STATION LIMITED PARTNERSHIP	TN
CENTRAL STROUD, LIMITED PARTNERSHIP	FL
CENTRAL WOODLAWN LIMITED PARTNERSHIP	IL
CENTRAL WOODLAWN REHABILITATION JOINT VENTURE	IL
CENTURY LAKESIDE PLACE, L.P.	TX
CENTURY PENSION INCOME FUND XXIV, A CALIFORNIA LIMITED PARTNERSHIP	CA
CENTURY PROPERTIES FUND XIV L.P.	CA
CENTURY PROPERTIES FUND XIX, LP	DE
CENTURY PROPERTIES FUND XV	CA
CENTURY PROPERTIES FUND XVI	CA
CENTURY PROPERTIES FUND XVII, LP	DE
CENTURY PROPERTIES GROWTH FUND XXII, LP	DE
CENTURY SUN RIVER, LIMITED PARTNERSHIP	AZ
CENTURY TOWER APARTMENTS, L.P.	MO
CHA PROPERTIES, INC.	DE
CHANDLER COMMONWEALTH LIMITED PARTNERSHIP	AZ
CHANDLER PROPERTY DEVELOPMENT ASSOCIATES LIMITED PARTNERSHIP	AZ
CHANTILLY PARTNERS LIMITED PARTNERSHIP	VA
CHAPEL HOUSING LIMITED PARTNERSHIP	MD
CHARLES STREET ASSOCIATES LIMITED PARTNERSHIP	CT
CHARLESTON-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CHARLTON HOUSING ASSOCIATES LIMITED PARTNERSHIP	MA

13

Entity Name	State Code

CHARNEY ASSOCIATES LIMITED PARTNERSHIP	WA
CHATEAU FOGHORN LIMITED PARTNERSHIP	MD
CHELSEA RENAISSANCE L.P.	KS
CHERRYWOOD ASSOCIATES LIMITED PARTNERSHIP	ID
CHESTNUT HILL ASSOCIATES LIMITED PARTNERSHIP	DE
CHESWICK-OXFORD ASSOCIATES, L.P.	IN
CHICKASAW-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CHICO GARDENS LIMITED PARTNERSHIP	CA
CHILDRESS MANOR APARTMENTS	TX
CHIMNEYTOP-OXFORD ASSOCIATES L.P.	IN
CHURCH STREET ASSOCIATES LIMITED PARTNERSHIP	IL
CHURCHVIEW GARDENS LIMITED PARTNERSHIP	PA
CIDER MILL ASSOCIATES, A PENNSYLVANIA LIMITED PARTNERSHIP	PA
CIMARRON ACQUISITION, L.P.	MO
CITRUS GROVE JV GP, LLC	DE
CITRUS GROVE JV, L.P.	DE
CITY HEIGHTS DEVELOPMENT COMPANY	PA
CITY LINE ASSOCIATES LIMITED PARTNERSHIP	VA
CIVIC HOUSING ASSOCIATES I	OH
CIVIC HOUSING ASSOCIATES II	OH
CK SERVICES, INC.	DE
CK-GP II, INC.	DE
CK-LP II, INC.	DE
CLARKE COURT, LLC	WA
CLAYTON ASSOCIATES LIMITED PARTNERSHIP	WA
CLEAR LAKE LAND PARTNERS, LTD.	TX
CLIFFS APARTMENTS, L.P.	SC
CLOVERLANE FOUR-OXFORD LIMITED PARTNERSHIP	MD
CLOVERLANE III CORPORATION	MD
CLOVERLANE III-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CLUB APARTMENT ASSOCIATES LIMITED PARTNERSHIP	NC
COATESVILLE TOWERS	PA
COBBLESTONE CORNERS, L.P.	TN
COES POND LIMITED PARTNERSHIP	MA
COLCHESTER STAGE II COMPANY	MI
COLD SPRING SINGLE FAMILY HOMES, LTD.	KY
COLLEGE OAKS PARK, L.P.	IL
COLLEGE PARK APARTMENTS, A LIMITED PARTNERSHIP	PA
COLLEGE TRACE APARTMENTS, LTD.	FL
COLONY HOUSE APARTMENTS, LTD.	CA
COLUMBUS JUNCTION PARK, LIMITED PARTNERSHIP	IA
COMBINED PROPERTIES LIMITED PARTNERSHIP	WA
COMFED QUALIFIED HOUSING LIMITED PARTNERS XII, A NEBRASKA LIMITED PARTNERSHIP	NE

14

Entity Name	State Code

COMMUNITY CIRCLE II, LTD.	OH
COMMUNITY CIRCLE, LTD.	OH
COMMUNITY DEVELOPERS OF PRINCEVILLE LIMITED PARTNERSHIP	NC
CONCAP EQUITIES, INC.	DE
CONCAP HOLDINGS, INC.	TX
CONCAP VILLAGE GREEN ASSOCIATES, LTD.	TX
CONGRESS REALTY COMPANIES LIMITED PARTNERSHIP	MA
CONGRESS REALTY CORP.	MA
CONIFER MEDFORD	OR
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP	DE
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP	DE
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP	DE
CONSOLIDATED CAPITAL PROPERTIES III	CA
CONSOLIDATED CAPITAL PROPERTIES IV, LP	DE
CONTINENTAL APARTMENTS	MI
CONTINENTAL PLAZA ASSOCIATES	IL
CONTINENTAL PLAZA LIMITED PARTNERSHIP	IL
COOPER RIVER PROPERTIES, L.L.C.	DE
COPPERFIELD APARTMENTS JV, L.P.	TX
COPPERWOOD PRESERVATION, LP	TX
COUCH-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
COUCH-OXFORD, L.L.C.	MD
COUNTRY CLUB WOODS, AFFORDABLE HOMES, LTD.	FL
COUNTRYSIDE NORTH AMERICAN PARTNERS, L.P.	NJ
COUNTRYVIEW ESTATES I, L.P.	MO
COURTS OF CICERO II L.P.	IL
COURTYARD-OXFORD ASSOCIATES L.P.	IN
COVENTRY SQUARE APARTMENTS JV, L.P.	TX
CPF 16 WOODS OF INVERNESS GP, L.L.C.	SC
CPF XIV/SUN RIVER, INC.	AZ
CPF XV/LAKESIDE PLACE, INC.	TX
CPGF 22 WOOD CREEK GP, L.L.C.	SC
CRC CONGRESS REALTY CORP	MA
CREEKSIDE INVESTMENT COMPANY	ID
CREEKVIEW ASSOCIATES	PA
CREEKWOOD APARTMENTS, LTD.	AL
CREVENNA OAKS PRESERVATION, L.P.	DE
CROCKETT MANOR APARTMENTS, A LIMITED PARTNERSHIP	TN
CRYAR HOMES, LIMITED PARTNERSHIP	AL
CRYSTAL SPRINGS ASSOCIATES	WA
CUMBERLAND COURT ASSOCIATES	PA
CUMMINGS MILL, LLC	ME
DAMEN COURT ASSOCIATES LIMITED PARTNERSHIP	IL
DARBY TOWNHOUSES ASSOCIATES	PA

15

Entity Name	State Code

DARBY TOWNHOUSES LIMITED PARTNERSHIP	PA
DARBY TOWNHOUSES PRESERVATION GENERAL PARTNER, L.L.C.	DE
DARBY TOWNHOUSES PRESERVATION, LP	PA
DAVIDSON DIVERSIFIED PROPERTIES, INC.	TN
DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.	DE
DAVIDSON GP, L.L.C.	SC
DAVIDSON GROWTH PLUS GP CORPORATION	DE
DAVIDSON GROWTH PLUS GP LIMITED PARTNERSHIP	DE
DAVIDSON GROWTH PLUS, L.P.	DE
DAVIDSON INCOME REAL ESTATE, L.P.	DE
DAVIDSON PROPERTIES, INC.	TN
DAWSON SPRINGS, LTD.	OH
DAYTON III CORPORATION	MD
DAYTON III-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
DAYTONA VILLAGE, LTD	OH
DBL PROPERTIES CORPORATION	NY
DEERCROSS-OXFORD ASSOCIATES, L.P.	IN
DEL MORAL LIMITED PARTNERSHIP	AZ
DELAVAN MATURE ADULT HOUSING, L.L.C.	WI
DELHAVEN MANOR, LTD.	MS
DELPHIA HOUSE ASSOCIATES	PA
DELTA SQUARE-OXFORD LIMITED PARTNERSHIP	MD
DELTA SQUARE-OXFORD, L.L.C.	MD
DENNY PLACE LIMITED PARTNERSHIP	CA
DESHLER APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	NY
DFW RESIDENTIAL INVESTORS LIMITED PARTNERSHIP	DE
DILLON PLACE ASSOCIATES LIMITED PARTNERSHIP	CT
DIP LIMITED PARTNERSHIP	VA
DIP LIMITED PARTNERSHIP II	VA
DIVERSIFIED EQUITIES, LIMITED	TN
DIXON RIVER APARTMENTS, L.P.	IL
DORAL GARDEN ASSOCIATES	PA
DORAL LIMITED PARTNERSHIP	PA
DOUGLAS STREET LANDINGS, LTD.	TX
DOYLE ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION	MI
DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II LIMITED PARTNERSHIP	NY
DUKE MANOR ASSOCIATES	PA
DUQUESNE ASSOCIATES NO. 1	PA
EAST HAVEN REAL ESTATE ASSOCIATES LIMITED PARTNERSHIP	MA
EAST WINDSOR 255 LIMITED PARTNERSHIP	DE
EASTGATE APARTMENTS, A LIMITED PARTNERSHIP	IA
EASTRIDGE APARTMENTS A LIMITED PARTNERSHIP	PA
EASTRIDGE ASSOCIATES	PA
ECO VILLAGE, LTD	OH

16

Entity Name	State Code

EDGEWOOD ASSOCIATES	WA
EDGEWOOD HOUSING ASSOCIATES, L.P.	GA
EDGEWOOD, A LIMITED PARTNERSHIP	AR
EL CAZADOR LIMITED PARTNERSHIP	CA
EL CORONADO APTS., LTD.	TX
ELDERLY DEVELOPMENT WESTMINSTER, A CALIFORNIA LIMITED PARTNERSHIP	CA
ELKHART TOWN AND COUNTRY LIMITED PARTNERSHIP	IN
ELM GREEN APARTMENTS LIMITED PARTNERSHIP	NC
ELMS COMMON ASSOCIATES	CT
EMPORIA LIMITED	VA
ENGLISH MANOR JOINT VENTURE	TX
EUSTIS APARTMENTS, LTD.	FL
EVANGELINE VILLAGE APARTMENTS A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
EVANSVILLE SENIOR HOUSING LIMITED PARTNERSHIP	WI
EVEREST INVESTORS 5, LLC	CA
EVEREST WINGFIELD, L.P.	KS
EVERETT SQUARE PLAZA ASSOCIATES	MA
EVERGREEN CLUB LIMITED PARTNERSHIP	MA
FAIR OAK ESTATES, LTD.	FL
FAIRBURN AND GORDON ASSOCIATES II LIMITED PARTNERSHIP	GA
FAIRBURN AND GORDON ASSOCIATES LIMITED PARTNERSHIP	GA
FAIRLANE EAST, LLC	DE
FAIRLAWN GREEN ACQUISITION, L.P.	KS
FAIRMONT HILLS APARTMENTS LIMITED PARTNERSHIP	WV
FAIRWIND ASSOCIATES, LTD.	WA
FAIRWOOD ASSOCIATES	CA
FARMINGDALE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IL
FERNWOOD LTD., LIMITED PARTNERSHIP	MA
FILLMORE PLACE APARTMENTS LIMITED PARTNERSHIP	AZ
FINLAY INTERESTS 2, LTD.	FL
FINLAY INTERESTS MT 2, LTD.	FL
FIRST ALEXANDRIA ASSOCIATES LIMITED PARTNERSHIP	VA
FIRST WINTHROP CORPORATION	DE
FISH CREEK PLAZA, LTD	OH
FISHERMAN’S LANDING APARTMENTS LIMITED PARTNERSHIP	FL
FISHERMAN’S LANDING JV GP, LLC	DE
FISHERMAN’S LANDING JV, L.P.	DE
FISHERMAN’S VILLAGE-OXFORD ASSOCIATES, L.P.	IN
FISHERMAN’S WHARF PARTNERS, A TEXAS LIMITED PARTNERSHIP	TX
FISHWIND CORPORATION	MD
FMI LIMITED PARTNERSHIP	PA
FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP	GA
FOREST GARDENS ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
FOREST PARK SOUTH, LTD.	FL

17

Entity Name	State Code

FOUNTAIN PLACE PRESERVATION, L.P.	DE
FOUR QUARTERS HABITAT APARTMENTS ASSOCIATES, LTD.	FL
FOURTH STREET APARTMENT INVESTORS, A CALIFORNIA LIMITED PARTNERSHIP	CA
FOX ASSOCIATES ’84	CA
FOX CAPITAL MANAGEMENT CORPORATION	CA
FOX PARTNERS	CA
FOX PARTNERS II	CA
FOX PARTNERS III	CA
FOX PARTNERS IV	CA
FOX PARTNERS VIII	CA
FOX REALTY INVESTORS	CA
FOX RIDGE ASSOCIATES	WV
FOX RUN APARTMENTS, LTD.	TX
FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP	CA
FOX VALLEY TWO-OXFORD LIMITED PARTNERSHIP	MD
FOX VALLEY-OXFORD LIMITED PARTNERSHIP	MD
FOXFIRE LIMITED DIVIDEND HOUSING ASSOCIATION	MI
FRANKLIN CHANDLER ASSOCIATES	PA
FRANKLIN EAGLE ROCK ASSOCIATES	PA
FRANKLIN NEW YORK AVENUE ASSOCIATES	PA
FRANKLIN PARK LIMITED PARTNERSHIP	PA
FRANKLIN PHEASANT RIDGE ASSOCIATES	PA
FRANKLIN SQUARE SCHOOL ASSOCIATES LIMITED PARTNERSHIP	MD
FRANKLIN WOODS ASSOCIATES	PA
FRANKLIN WOODS LTD	OH
FREEMAN EQUITIES, LIMITED	TN
FRIENDSET HOUSING COMPANY LIMITED PARTNERSHIP	NY
FRIENDSHIP VILLAGE LIMITED PARTNERSHIP	VA
FRIO HOUSING, LTD.	TX
FRP LIMITED PARTNERSHIP	PA
GADSDEN TOWERS, LTD.	AL
GALLATIN ASSOCIATES	PA
GALLERIA PARK ASSOCIATES LIMITED PARTNERSHIP	MA
GARDEN COURT ASSOCIATES	CA
GATE MANOR APARTMENTS, LTD., A TENNESSEE LIMITED PARTNERSHIP	TN
GATEWAY-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
GC SOUTHEAST PARTNERS, L.P.	DE
GEORGETOWN 20Y APARTMENTS, L.L.C.	DE
GEORGETOWN MANAGEMENT, INC	CA
GEORGETOWN WOODS LAND DEVELOPMENT, LP	IN
GEORGETOWN WOODS SENIOR APARTMENTS, L.P.	IN
GERMANTOWN, A LIMITED PARTNERSHIP	AR
GIFFORD GROVES, LTD.	FL

18

Entity Name	State Code

GLENARK ASSOCIATES LIMITED PARTNERSHIP	RI
GLENBROOK LIMITED PARTNERSHIP	MA
GLENDALE TERRACE LIMITED PARTNERSHIP	SC
GOLDEN OAK VILLAGE LIMITED PARTNERSHIP	IN
GOLER METROPOLITAN APARTMENTS LIMITED PARTNERSHIP	NC
GOOSE HOLLOW VILLAGE LIMITED PARTNERSHIP	OR
GOTHAM APARTMENTS, LIMITED PARTNERSHIP	MO
GP REAL ESTATE SERVICES II INC.	DE
GP SERVICES II, INC.	SC
GP SERVICES XV, INC.	SC
GP-OP PROPERTY MANAGEMENT, LLC	DE
GRAND MEADOWS II LIMITED DIVIDEND HOUSING ASSOCIATION
LIMITEDPARTNERSHIP	MI
GRAND PLAZA PRESERVATION GP, LLC	DE
GRAND PLAZA PRESERVATION, L.P.	CA
GRANDVIEW PLACE LIMITED PARTNERSHIP	MT
GRANITE HEIGHTS, L.P.	TN
GRANT-KO ENTERPRISES A LIMITED PARTNERSHIP	WI
GREATER HARTFORD ASSOCIATES LIMITED PARTNERSHIP	CT
GREATER MESA PROPERTY ASSOCIATES LIMITED PARTNERSHIP	AZ
GREENBRIAR PRESERVATION, L.P.	DE
GREENBRIAR-OXFORD ASSOCIATES L.P.	IN
GREENFAIR TOWER II CALIFORNIA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP	CA
GREENFAIR-DCW CALIFORNIA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP	CA
GREEN-KO ENTERPRISES OF BARNEVELD, WISCONSIN A LIMITED PARTNERSHIP	WI
GREENTREE ASSOCIATES	IL
GREENWOOD VILLA APARTMENTS, LTD.	KY
GRIMES PARK APARTMENTS, LIMITED PARTNERSHIP	IA
GRINNELL PARK APARTMENTS, LIMITED PARTNERSHIP	IA
GROVE PARK VILLAS, LTD.	FL
GSSW-REO DALLAS, L.P.	TX
GSSW-REO PEBBLE CREEK, L.P.	TX
GSSW-REO TIMBERLINE LIMITED PARTNERSHIP	TX
GULF COAST HOLDINGS, LTD.	AL
GULF COAST PARTNERS, LTD.	CA
GULFPORT ASSOCIATES	WA
GWYNED PARTNERS LIMITED PARTNERSHIP	PA
HALLS MILL, LTD.	AL
HAMLIN ESTATES LIMITED PARTNERSHIP	CA
HAMMOND HOUSING 1994 PARTNERS, A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
HAMPSHIRE HOUSE APARTMENTS, LTD.	OH
HARDIN HAMMOCK ESTATES ASSOCIATES, LTD.	FL

19

Entity Name	State Code

HAROLD APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	NY
HARRIS PARK LIMITED PARTNERSHIP	NY
HARRISON SQUARE LIMITED PARTNERSHIP	CT
HATILLO HOUSING ASSOCIATES	MA
HAWTHORN VILLAGE I, L.P.	MO
HC/OAC, L.L.C.	MD
HCW GENERAL PARTNER, LIMITED PARTNERSHIP	TX
HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP	MA
HEARTLAND PARK ELDERLY LIVING CENTER, L.P.	IL
HEATHERWOOD-REO, L.P.	TX
HEMET ESTATES AFFORDABLE, L.P.	CA
HENNA TOWNHOMES, LTD.	TX
HENRIETTA-OXFORD ASSOCIATES LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP	MD
HERITAGE EAGLE VILLAS, LTD.	CO
HERITAGE FOREST GROVE, LTD.	TX
HERITAGE HOLLYBROOK, LTD.	FL
HERITAGE PARK II INC.	DE
HERITAGE PARK INVESTORS, INC.	CA
HERITAGE PHOENIX, LTD.	FL
HERITAGE VILLAGE BLACKSHEAR, L.P.	GA
HERITAGE WILLOW GLEN, LTD.	TX
HHP L.P.	DE
HICKORY HEIGHTS APARTMENTS, A LIMITED PARTNERSHIP	SC
HICKORY HILL TOWNHOMES, LTD.	KY
HICKORY RIDGE ASSOCIATES, LTD.	FL
HIGHLANDS VILLAGE II, LTD.	FL
HIGHLAWN PLACE LIMITED PARTNERSHIP	WV
HILLCREST APARTMENTS L.L.C.	OH
HILLSBOROUGH-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
HILLSIDE VILLAGE ASSOCIATES	PA
HILLTOP APARTMENTS ASSOCIATES	PA
HILLTOP APARTMENTS, PHASE II LIMITED PARTNERSHIP	MO
HILLTOP APARTMENTS, PHASE I LIMITED PARTNERSHIP	MO
HIMBOLA MANOR — PARTNERSHIP SERVICES, INC. LTD., A PARTNERSHIP	LA
HINTON HOUSE ASSOCIATES LIMITED PARTNERSHIP	WV
HISTORIC PROPERTIES INC.	DE
HIVIEW GARDENS DEVELOPMENT COMPANY	PA
HMI PROPERTY MANAGEMENT (ARIZONA), INC.	AZ
HOLLIDAY ASSOCIATES LIMITED PARTNERSHIP	DC
HOLLIDAYSBURG LIMITED PARTNERSHIP	PA
HOLLOWS ASSOCIATES LIMITED PARTNERSHIP	NY
HOLLY POINT ASSOCIATES, A KENTUCKY LIMITED PARTNERSHIP	KY
HOMECORP INVESTMENTS, LTD.	AL

20

Entity Name	State Code

HOPKINS VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
HOUSING ASSISTANCE OF MT. DORA, LTD.	FL
HOUSING ASSISTANCE OF ORANGE CITY, LTD.	FL
HOUSING ASSISTANCE OF SEBRING, LTD.	FL
HOUSING ASSISTANCE OF VERO BEACH, LTD.	FL
HOUSING ASSOCIATES LIMITED	CA
HOUSING PROGRAMS CORPORATION II	DE
HOUSING PROGRAMS LIMITED, A CALIFORNIA LIMITED PARTNERSHIP	CA
HOUSING TECHNOLOGY ASSOCIATES	HI
HUDSON STREET APARTMENTS LIMITED PARTNERSHIP	CA
HUDSON TERRACE ASSOCIATES LIMITED PARTNERSHIP	NY
HUMMELSTOWN HOUSING ASSOCIATES	PA
HUNT CLUB PARTNERS, L.L.C.	MD
HUNTERS GLEN AP XII LIMITED PARTNERSHIP	SC
HUNTERS GLEN PHASE V GP, L.L.C.	SC
HUNTINGTON HACIENDA ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP	CA
HUNTSVILLE PROPERTIES LIMITED PARTNERSHIP	GA
HURBELL IV LTD.	AL
HYATTSVILLE HOUSING ASSOCIATES LIMITED PARTNERSHIP	MD
HYDE PARK APARTMENTS LIMITED PARTNERSHIP	MO
IDA TOWER	PA
IH, INC.	DE
INDIO GARDENS AFFORDABLE, L.P.	CA
INGRAM SQUARE APARTMENTS, LTD.	TX
INGRAM SQUARE PRESERVATION, L.P.	TX
INTOWN WEST ASSOCIATES LIMITED PARTNERSHIP	CT
INWOOD COLONY, LTD.	TX
IPLP ACQUISITION I LLC	DE
IPT I LLC	DE
IRONMAN HOUSING ASSOCIATION	OK
ISTC CORPORATION	DE
IVYWOOD APARTMENTS LIMITED PARTNERSHIP	OH
J M PROPERTY INVESTORS 1984, L.P.	DE
J M PROPERTY INVESTORS 1985, L.P.	DE
JACARANDA-OXFORD LIMITED PARTNERSHIP	MD
JACARANDA-OXFORD, L.L.C.	MD
JACOB’S LANDING, L.P.	MO
JACQUES-MILLER ASSOCIATES	TN
JAMES COURT ASSOCIATES	ID
JAMES-OXFORD LIMITED PARTNERSHIP	MD
JAMESTOWN TERRACE LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP	CA
JAMESTOWN VILLAGE ASSOCIATES	PA
JARDINES DE MAYAGUEZ LIMITED PARTNERSHIP	MD

21

Entity Name	State Code

JASPER COUNTY PROPERTIES, LTD.	MS
JEFFERSON MEADOWS LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
JENNY LIND HALL SECOND LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP	CA
JFK ASSOCIATES LIMITED PARTNERSHIP	NC
JMA EQUITIES, L.P.	DE
JUPITER-I, L.P.	DE
JUPITER-II, L.P.	DE
KENDALL TOWNHOME INVESTORS, LTD.	FL
KENNEDY BOULEVARD ASSOCIATES	PA
KENNEDY BOULEVARD ASSOCIATES II, L.P.	PA
KENNEDY BOULEVARD ASSOCIATES III, L.P.	PA
KENNEDY BOULEVARD ASSOCIATES IV, L.P.	PA
KENOSHA GARDENS ASSOCIATES LIMITED PARTNERSHIP OF WISCONSIN	WI
KENTON DEVELOPMENT CO.	MO
KENTON VILLAGE, LTD.	OH
KENTUCKY MANOR APARTMENTS, LTD.	KY
KENTUCKY RIVER APARTMENTS, LTD.	KY
KENYON HOUSE CO.	WA
KING-BELL ASSOCIATES LIMITED PARTNERSHIP	OR
KINGS ROW ASSOCIATES	NJ
KINGSTON GREENE ASSOCIATES LTD	OH
KINSEY-OXFORD ASSOCIATES, L.P.	OH
KIRKMAN-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
KIRKWOOD HOUSE PRESERVATION LIMITED PARTNERSHIP	DE
KIWANIS MANOR, L.P.	IL
KOHLER GARDENS APARTMENTS	CA
KONA PLUS ASSOCIATES LIMITED PARTNERSHIP	WA
L.M. ASSOCIATES LIMITED PARTNERSHIP	OH
LA BROADCAST CENTER GP LLC	DE
LA CANYON TERRACE GP LLC	DE
LA CANYON TERRACE LP	DE
LA CREEKSIDE GP LLC	DE
LA CREEKSIDE LP	DE
LA CRESCENT GARDENS GP LLC	DE
LA CRESCENT GARDENS LP	DE
LA HILLCRESTE APARTMENTS LLC	DE
LA HILLCRESTE GP LLC	DE
LA HILLCRESTE LP	DE
LA HILLCRESTE MEZZANINE MEMBER LLC	DE
LA INDIAN OAKS GP LLC	DE
LA INDIAN OAKS LP	DE
LA LAKES GP LLC	DE
LA LAKES LP	DE

22

Entity Name	State Code

LA MALIBU CANYON GP LLC	DE
LA MALIBU CANYON LP	DE
LA MORADA ASSOCIATES LIMITED PARTNERSHIP	DC
LA PARK LA BREA A LLC	DE
LA PARK LA BREA B LLC	DE
LA PARK LA BREA C LLC	DE
LA PARK LA BREA LLC	DE
LA SALLE PRESERVATION, L.P.	CA
LA VISTA PRESERVATION, L.P.	CA
LAC PROPERTIES GP I LIMITED PARTNERSHIP	DE
LAC PROPERTIES GP I LLC	DE
LAC PROPERTIES GP II LIMITED PARTNERSHIP	DE
LAC PROPERTIES GP III LIMITED PARTNERSHIP	DE
LAC PROPERTIES OPERATING PARTNERSHIP, L.P.	DE
LAC PROPERTIES SUB LLC	DE
LAFAYETTE LIMITED PARTNERSHIP	IL
LAFAYETTE MANOR ASSOCIATES LIMITED PARTNERSHIP	VA
LAFAYETTE SQUARE ASSOCIATES	TN
LAFAYETTE TERRACE ASSOCIATES	IL
LAFAYETTE TOWNE ELDERLY LIMITED PARTNERSHIP	MO
LAKE AVENUE ASSOCIATES L.P.	OH
LAKE CASTLETON II, L.P	TX
LAKE FOREST APARTMENTS	PA
LAKE HAVASU ASSOCIATES LIMITED PARTNERSHIP	AZ
LAKE JUNE VILLAGE II LIMITED PARTNERSHIP	TX
LAKE RIDGE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
LAKE TOWERS ASSOCIATES II LIMITED PARTNERSHIP	IL
LAKE WALES VILLAS, LTD.	FL
LAKERIDGE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
LAKESIDE APARTMENTS LIMITED	FL
LAKESIDE APARTMENTS, A LIMITED PARTNERSHIP	IN
LAKESIDE AT VININGS, LLC	DE
LAKESIDE NORTH, L.L.C.	MD
LAKEVIEW ARMS ASSOCIATES LIMITED PARTNERSHIP	NY
LAKEVIEW VILLAS, LTD.	FL
LAKEWOOD AOPL, A TEXAS LIMITED PARTNERSHIP	TX
LAKEWOOD AOPL, INC.	TX
LANCASTER HEIGHTS MANAGEMENT CORP.	CA
LANDAU APARTMENTS LIMITED PARTNERSHIP	SC
LANDMARK (NC), LLC	DE
LANDMARK APARTMENTS ASSOCIATES	IL
LANDMARK ASSOCIATES	ID
LANTANA-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
LARGO PARTNERS, L.L.C.	MD

23

Entity Name	State Code

LARGO/OAC, L.L.C.	MD
LAS MONTANAS VILLAGE LIMITED PARTNERSHIP	AZ
LAS PALOMAS VILLAGE LIMITED PARTNERSHIP	AZ
LASALLE APARTMENTS, L.P.	CA
LAUDERDALE TOWERS-REO, LIMITED PARTNERSHIP	TX
LAWNDALE SQUARE-REO LIMITED PARTNERSHIP	TX
LAZY HOLLOW PARTNERS	CA
LEE-HY MANOR ASSOCIATES LIMITED PARTNERSHIP	VA
LEMAY VILLAGE LIMITED PARTNERSHIP	MO
LEWISBURG ASSOCIATES LIMITED PARTNERSHIP	WV
LEWISBURG ELDERLY ASSOCIATES	PA
LEXINGTON-OXFORD ASSOCIATES L.P.	IN
LEYDEN LIMITED PARTNERSHIP	MA
LIBERTY TOWERS ASSOCIATES II L.P.	IL
LIMA-OXFORD ASSOCIATES, L.P.	IN
LINCOLN MARINERS ASSOCIATES LIMITED	CA
LINCOLN PROPERTY COMPANY NO. 409, LTD.	CA
LINDEN COURT ASSOCIATES LIMITED PARTNERSHIP	NY
LIVINGSTON HOUSING 1994 PARTNERS, A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
LOCK HAVEN ELDERLY ASSOCIATES	PA
LOCK HAVEN GARDENS ASSOCIATES	PA
LOCUST HOUSE ASSOCIATES LIMITED PARTNERSHIP	MD
LONE OAK APARTMENTS, LTD.	KY
LONE STAR PROPERTIES LIMITED PARTNERSHIP	TX
LONG MEADOW LIMITED PARTNERSHIP	SC
LORELEI ASSOCIATES LIMITED PARTNERSHIP	DC
LORING TOWERS PRESERVATION LIMITED PARTNERSHIP	DE
LORING TOWERS SALEM PRESERVATION LIMITED PARTNERSHIP	MA
LOUIS JOLIET APARTMENTS MT, L.P.	IL
LOUIS JOLIET APARTMENTS, L.P.	IL
LUND-HILL ASSOCIATES LIMITED PARTNERSHIP	WI
LYNN-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
M & P DEVELOPMENT COMPANY	PA
MADISON PARK III ASSOCIATES	MA
MADISON RIVER PROPERTIES, L.L.C.	DE
MADISON TERRACE ASSOCIATES	IL
MADISONVILLE, LTD.	OH
MAE — SPI, L.P.	DE
MAE DELTA, INC.	DE
MAE INVESTMENTS, INC.	DE
MAE JMA, INC.	DE
MAERIL, INC.	DE
MALLARDS OF WEDGEWOOD LIMITED PARTNERSHIP	WA

24

Entity Name	State Code

MANDARIN TRACE APARTMENTS, LTD.	FL
MANGONIA RESIDENCE I, LTD.	FL
MANNA CREST HOMES LIMITED PARTNERSHIP	OH
MANOR GREEN LIMITED PARTNERSHIP	WA
MAPLE HILL ASSOCIATES	PA
MAQUOKETA HOUSING, L.P.	IA
MARINA DEL REY LIMITED DIVIDEND PARTNERSHIP ASSOCIATES	MA
MARINETTE WOODS APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	WI
MARKET VENTURES, L.L.C.	DE
MARSHALL PLAZA APARTMENTS, LTD.-PHASE I	OH
MARSHALL PLAZA APARTMENTS, LTD.-PHASE II	OH
MARTINEZ PARK VILLAS, LTD.	CO
MASHPEE UNITED CHURCH VILLAGE PARTNERSHIP	MA
MAUNAKEA PALMS LIMITED PARTNERSHIP	HI
MAUNAKEA PALMS, INC.	HI
MAYER BEVERLY PARK LIMITED PARTNERSHIP	CA
MB APARTMENTS LIMITED PARTNERSHIP	IL
MCZ/CENTRUM FLAMINGO II, L.L.C.	DE
MCZ/CENTRUM FLAMINGO III, L.L.C.	DE
MEADOW LAKE PHASE II, A LIMITED PARTNERSHIP	AR
MEADOW LAKE, A LIMITED PARTNERSHIP	AR
MEADOW LANE	WA
MEADOW VIEW ASSOCIATES L.P.	IL
MEADOWS LIMITED PARTNERSHIP	IL
MEADOWS RUN LIMITED PARTNERSHIP	CO
MECKLENBURG MILL ASSOCIATES, LIMITED PARTNERSHIP	NC
MEGAN MANOR, LIMITED PARTNERSHIP	AL
MELBOURNE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
MELBOURNE-OXFORD CORPORATION	MD
MERCER PARTNERS, LP	NJ
MERIDIAN-REO, L.P.	TX
MESA BROADWAY PROPERTY LIMITED PARTNERSHIP	AZ
MESA VALLEY HOUSING ASSOCIATES II LIMITED PARTNERSHIP	AZ
MESA VALLEY HOUSING ASSOCIATES LIMITED PARTNERSHIP	AZ
METROPOLITAN PLAZA LP, LLC	DE
MHO PARTNERS, LIMITED	FL
MIAMI ELDERLY ASSOCIATES LIMITED PARTNERSHIP	OH
MICHIGAN BEACH LIMITED PARTNERSHIP	IL
MIDDLETOWN-OXFORD LIMITED PARTNERSHIP	MD
MIDPARK DEVELOPMENT CO.	OH
MIDTOWN MESA LIMITED PARTNERSHIP	AZ
MIDTOWN PLAZA ASSOCIATES	WA
MINNEAPOLIS ASSOCIATES II LIMITED PARTNERSHIP	MA
MINNEAPOLIS ASSOCIATES LIMITED PARTNERSHIP	MD

25

Entity Name	State Code

MIRAMAR HOUSING ASSOCIATES LIMITED PARTNERSHIP	DC
MOHAVE PARTNERS, L.P.	OH
MONROE CORPORATION	MD
MONROE COUNTY APTS. 2 & 3 L.P.	IL
MONROE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
MONTBLANC GARDEN APARTMENTS ASSOCIATES	MA
MONTICELLO MANAGEMENT I, L.L.C.	DE
MONTICELLO MANOR, LTD.	TX
MORNINGSIDE HOUSING PHASE B ASSOCIATES LIMITED PARTNERSHIP	NY
MORNINGSTAR SENIOR CITIZEN URBAN RENEWAL HOUSING GROUP, L.P.	NJ
MORRISANIA TOWERS HOUSING COMPANY LIMITED PARTNERSHIP	NY
MORTON TOWERS APARTMENTS, L.P.	DE
MORTON TOWERS HEALTH CLUB, LLC	DE
MOSS GARDENS LTD., A PARTNERSHIP IN COMMENDAM	LA
MOUNT CARROLL APARTMENTS LIMITED PARTNERSHIP	IL
MOUNT UNION APARTMENTS, LTD.	OH
MRR LIMITED PARTNERSHIP	IL
MULBERRY ASSOCIATES	PA
MUSCATINE HOUSING, L.P.	IA
NAPICO HOUSING CREDIT COMPANY-XI.A, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.B, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.C, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.D, LLC	DE
NAPLES-OXFORD LIMITED PARTNERSHIP	MD
NAPLES-OXFORD, L.L.C.	MD
NASHUA-OXFORD-BAY ASSOCIATES LIMITED PARTNERSHIP	MD
NATIONAL BOSTON LOFTS ASSOCIATES, LLLP	CO
NATIONAL CORPORATE TAX CREDIT FUND II, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND III, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND IV, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND IX, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND V, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VI, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VIII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND X, A CALIFORNIA LIMITED PARTNERSHIP	CA

26

Entity Name	State Code

NATIONAL CORPORATE TAX CREDIT FUND XI, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND XII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND XIII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT, INC.	CA
NATIONAL CORPORATE TAX CREDIT, INC. II	CA
NATIONAL CORPORATE TAX CREDIT, INC. III	CA
NATIONAL CORPORATE TAX CREDIT, INC. IV	CA
NATIONAL CORPORATE TAX CREDIT, INC. IX	CA
NATIONAL CORPORATE TAX CREDIT, INC. OF PENNSYLVANIA	PA
NATIONAL CORPORATE TAX CREDIT, INC. VI	CA
NATIONAL CORPORATE TAX CREDIT, INC. VII	CA
NATIONAL CORPORATE TAX CREDIT, INC. VIII	CA
NATIONAL CORPORATE TAX CREDIT, INC. X	CA
NATIONAL CORPORATE TAX CREDIT, INC. XI	CA
NATIONAL CORPORATE TAX CREDIT, INC. XII	CA
NATIONAL CORPORATE TAX CREDIT, INC. XIII	CA
NATIONAL CORPORATE TAX CREDIT, INC. XIV	CA
NATIONAL HOUSING PARTNERSHIP REALTY FUND I, A MARYLAND LIMITED PARTNERSHIP	MD
NATIONAL HOUSING PARTNERSHIP RESI ASSOCIATES I LIMITED PARTNERSHIP	DC
NATIONAL PARTNERSHIP CREDIT FACILITY CORP.	CA
NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES II	CA
NATIONAL PARTNERSHIP INVESTMENTS CORP.	CA
NATIONAL PARTNERSHIP MANAGEMENT CORP.	CA
NATIONAL PROPERTY INVESTORS 4	CA
NATIONAL PROPERTY INVESTORS 5	CA
NATIONAL PROPERTY INVESTORS 6	CA
NATIONAL PROPERTY INVESTORS 8, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL PROPERTY INVESTORS III	CA
NATIONAL TAX CREDIT INVESTORS II, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL TAX CREDIT MANAGEMENT CORP. I	CA
NATIONAL TAX CREDIT PARTNERS, L.P.	CA
NATIONAL TAX CREDIT, INC	CA
NATIONAL TAX CREDIT, INC. II	CA
NBA, LTD.	AL
NEIGHBORHOOD RESTORATIONS LIMITED PARTNERSHIP V	PA
NEVADA SUNRISE GARDENS, LIMITED PARTNERSHIP	CA
NEW BALTIMORE SENIOR PRESERVATION LIMITED PARTNERSHIP	MI
NEW CASTLE — OXFORD ASSOCIATES L.P.	IN
NEW HAVEN APARTMENTS, LIMITED PARTNERSHIP	AL
NEW HAVEN ASSOCIATES LIMITED PARTNERSHIP	MA

27

Entity Name	State Code

NEW SHELTER V LIMITED PARTNERSHIP	DE
NEW VISTAS APARTMENTS ASSOCIATES	IL
NEW-BEL-MO ENTERPRISES A LIMITED PARTNERSHIP	WI
NEWBERRY PARK PRESERVATION, L.P.	DE
NEWINGTON-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
NEWPORT-AVONDALE, LLC	DE
NEWPORT-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
NEWTON APARTMENTS, LTD.	MS
NHP A&R SERVICES, INC.	VA
NHP ACQUISITION CORPORATION	DE
NHP AFFORDABLE HOUSING PARTNERS, L.P.	PA
NHP COUNTRY GARDENS LIMITED PARTNERSHIP	VA
NHP COUNTRY GARDENS, INC.	VA
NHP MID-ATLANTIC PARTNERS ONE L.P.	DE
NHP MID-ATLANTIC PARTNERS TWO L.P.	DE
NHP MULTI-FAMILY CAPITAL CORPORATION	DC
NHP PARKWAY ASSOCIATES L.P.	DE
NHP PARKWAY L.P.	DE
NHP PARTNERS TWO LIMITED PARTNERSHIP	DE
NHP PUERTO RICO MANAGEMENT COMPANY	DE
NHP WINDSOR CROSSING ASSOCIATES L.P.	DE
NHP WINDSOR CROSSING L.P.	DE
NHP-HDV FOURTEEN, INC.	DE
NHP-HDV SEVENTEEN, INC.	DE
NHP-HDV TEN, INC.	DE
NHP-HDV TWELVE, INC.	DE
NHPMN MANAGEMENT, L.P.	DE
NHPMN MANAGEMENT, LLC	DE
NHPMN STATE MANAGEMENT, INC	DE
NHPMN-GP, INC.	DE
NICHOLS TOWNEHOMES, LTD.	OH
NOBLE SENIOR HOUSING, L.P., A CALIFORNIA LIMITED PARTNERSHIP	CA
NORTH GATE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
NORTH LIBERTY PARK, LIMITED PARTNERSHIP	IA
NORTH OMAHA HOMES	NE
NORTH PARK ASSOCIATES LIMITED PARTNERSHIP	WV
NORTH WASHINGTON PARK ESTATES	IL
NORTH WOODS-OXFORD ASSOCIATES, L.P.	IN
NORTHERN STATES PROPERTIES LIMITED PARTNERSHIP	WA
NORTHPOINT PRESERVATION LIMITED PARTNERSHIP	DE
NORTHWESTERN PARTNERS, LTD.	FL
NORTHWIND FOREST LIMITED PARTNERSHIP	MI
NORTHWINDS APARTMENTS, L.P.	VA
NORWALK PARK APARTMENTS, LIMITED PARTNERSHIP	IA

28

Entity Name	State Code

NOVA ASSOCIATES LIMITED PARTNERSHIP	WA
NP BANK LOFTS ASSOCIATES, L.P.	CO
NPI EQUITY INVESTMENTS II, INC.	FL
NPI EQUITY INVESTMENTS, INC.	FL
NPIA III, A CALIFORNIA LIMITED PARTNERSHIP	CA
OAC L.L.C.	MD
OAC LIMITED PARTNERSHIP	MD
OAK FALLS CONDOMINIUMS JV, L.P.	TX
OAK FOREST ASSOCIATES LIMITED PARTNERSHIP	OH
OAK FOREST II ASSOCIATES LIMITED PARTNERSHIP	OH
OAK FOREST III ASSOCIATES	OH
OAK HILL APARTMENTS, LTD.	PA
OAK HOLLOW SOUTH ASSOCIATES	PA
OAK PARK-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MI
OAK VIEW SPARTANBURG LIMITED PARTNERSHIP	SC
OAK WOODS ASSOCIATES	IL
OAKBROOK ACQUISITION, L.P.	MO
OAKLAND CITY WEST END ASSOCIATES LIMITED PARTNERSHIP	GA
OAKRIDGE PARK APARTMENTS, LTD.	MS
OAKRIDGE PARK APARTMENTS, PHASE II, LTD.	MS
OAKVIEW APARTMENTS LIMITED PARTNERSHIP	AR
OAKWOOD APARTMENTS, LIMITED PARTNERSHIP — PHASE I	OH
OAKWOOD APARTMENTS, LIMITED PARTNERSHIP — PHASE II	OH
OAKWOOD MANOR ASSOCIATES, LTD.	TN
OAKWOOD TRUST — PHASE I	OH
OAKWOOD TRUST — PHASE II	OH
OAMCO I, L.L.C.	DE
OAMCO II, L.L.C.	DE
OAMCO IV, L.L.C.	DE
OAMCO V, L.L.C.	DE
OAMCO VII, L.L.C.	DE
OAMCO X, L.L.C.	DE
OAMCO XI, L.L.C.	DE
OAMCO XII, L.L.C.	DE
OAMCO XIX, L.L.C.	DE
OAMCO XIX, L.P.	DE
OAMCO XV, L.L.C.	DE
OAMCO XVI, L.L.C.	DE
OAMCO XX, L.L.C.	DE
OAMCO XX, L.P.	DE
OAMCO XXII, L.L.C.	DE
OAMCO XXIII, L.L.C.	DE
OAMCO XXVIII LIMITED PARTNERSHIP	MD
OCALA PLACE, LTD.	FL

29

Entity Name	State Code

O’DEA INVESTMENT COMPANY	CA
OFA PARTNERS	PA
OHA ASSOCIATES	IL
OLD FARM ASSOCIATES	PA
OLD FINANCIAL DISTRICT LIMITED PARTNERSHIP	CA
ONE LINWOOD ASSOCIATES, LTD.	DC
ONE LYTLE PLACE APARTMENTS PARTNERS, L.P.	DE
ONE MADISON AVENUE ASSOCIATES, L.P.	ME
ONE WEST CONWAY ASSOCIATES LIMITED PARTNERSHIP	MD
OP PROPERTY MANAGEMENT, L.P.	DE
OP PROPERTY MANAGEMENT, LLC	DE
OPPORTUNITY ASSOCIATES 1991 L.P.	IN
OPPORTUNITY ASSOCIATES 1994, L.P.	IN
ORANGE CITY VILLAS II, LTD.	FL
ORANGE VILLAGE ASSOCIATES	PA
ORLEANS GARDENS, A LIMITED PARTNERSHIP	SC
OROCOVIX LIMITED DIVIDEND PARTNERSHIP, A LIMITED PARTNERSHIP	CA
ORP ACQUISITION PARTNERS LIMITED PARTNERSHIP	MD
ORP ACQUISITION, INC.	MD
ORP CORPORATION I	MD
ORP I ASSIGNOR CORPORATION	MD
ORP ONE L.L.C.	MD
OSHTEMO LIMITED DIVIDEND HOUSING ASSOCIATION	MI
OTEF II ASSOCIATES LIMITED PARTNERSHIP	MD
OVERBROOK PARK, LTD.	OH
OXFORD ASSOCIATES ’76 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ’77 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ’78 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ’79 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ’80 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ’81 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ’82 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ’83 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ’84 LIMITED PARTNERSHIP	MD
OXFORD ASSOCIATES ’85 LIMITED PARTNERSHIP	MD
OXFORD BETHESDA I LIMITED PARTNERSHIP	MD
OXFORD BETHESDA II LIMITED PARTNERSHIP	MD
OXFORD CORPORATION	IN
OXFORD DEVELOPMENT CORPORATION	IN
OXFORD DEVELOPMENT ENTERPRISES INC.	IN
OXFORD EQUITIES CORPORATION	IN
OXFORD EQUITIES CORPORATION II	DE
OXFORD FUND I LIMITED PARTNERSHIP	MD
OXFORD HOLDING CORPORATION	MD

30

Entity Name	State Code

OXFORD HOUSE PRESERVATION, L.P.	DE
OXFORD INVESTMENT CORPORATION	MD
OXFORD INVESTMENT II CORPORATION	MD
OXFORD MANAGEMENT COMPANY INC.	IN
OXFORD MANAGERS I LIMITED PARTNERSHIP	MD
OXFORD NATIONAL PROPERTIES CORPORATION	MD
OXFORD PARTNERS I LIMITED PARTNERSHIP	IN
OXFORD PARTNERS V LIMITED PARTNERSHIP	MD
OXFORD PARTNERS X, L.L.C.	MD
OXFORD REALTY FINANCIAL GROUP, INC.	MD
OXFORD RESIDENTIAL PROPERTIES I CORPORATION	MD
OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP	DE
OXFORD TAX EXEMPT FUND II CORPORATION	MD
OXFORD TAX EXEMPT FUND II LIMITED PARTNERSHIP	MD
OXFORD-COLUMBIA ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
OXPARC 1994, L.L.C.	MD
OXPARC 1995, L.L.C.	MD
OXPARC 1996, L.L.C.	MD
OXPARC 1997, L.L.C.	MD
OXPARC 1998, L.L.C.	MD
OXPARC 1999, L.L.C.	MD
OXPARC 2000, L.L.C.	MD
P&R INVESTMENT SERVICES	WA
PACHUTA, LTD.	MS
PACIFIC COAST PLAZA	CA
PACIFIC PLACE APARTMENTS, L.P.	MO
PALACE VIEW HOUSING LIMITED PARTNERSHIP	CT
PALM AIRE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
PALM BEACH-OXFORD LIMITED PARTNERSHIP	MD
PALM SPRINGS SENIOR AFFORDABLE, L.P.	CA
PALM SPRINGS SENIOR CITIZENS COMPLEX LIMITED PARTNERSHIP	CA
PALM SPRINGS VIEW APARTMENTS, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
PALMETTO APARTMENTS, A LIMITED PARTNERSHIP	SC
PAMPA PARTNERSHIP LIMITED	TX
PANORAMA PARK APARTMENTS LIMITED PARTNERSHIP	CA
PANORAMA PARK PRESERVATION, L.P.	CA
PAP PARTNERSHIP, L.P.	PA
PARADISE PALMS MULTI-HOUSING LIMITED PARTNERSHIP	AZ
PARADISE PALMS SENIOR HOUSING LIMITED PARTNERSHIP	AZ
PARC CHATEAU SECTION I ASSOCIATES L.P.	GA
PARC CHATEAU SECTION II ASSOCIATES (L.P.)	GA
PARK ACQUISITION, L.P.	KS
PARK ASSOCIATES, L.P.	MO
PARK CREST, LTD.	FL

31

Entity Name	State Code

PARK LA BREA ACQUISITION, LLC	DE
PARK LANE ASSOCIATES LIMITED PARTNERSHIP	AZ
PARK MANOR, OREG. LTD.	OR
PARK NORTH-OXFORD ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
PARK PLACE ASSOCIATES	NJ
PARK PLACE PRESERVATION, L.P.	MO
PARK TOWNE PLACE ASSOCIATES LIMITED PARTNERSHIP	DE
PARK VISTA MANAGEMENT, INC.	CA
PARK VISTA, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
PARKVIEW AFFORDABLE, L.P.	CA
PARKVIEW APARTMENTS, A LIMITED PARTNERSHIP	SC
PARKVIEW ARMS ASSOCIATES I LIMITED PARTNERSHIP	OH
PARKVIEW ARMS ASSOCIATES II LIMITED PARTNERSHIP	OH
PARKVIEW ASSOCIATES LIMITED PARTNERSHIP	CA
PARKVIEW ASSOCIATES LIMITED PARTNERSHIP	NY
PARKVIEW DEVELOPMENT CO.	MN
PARKWAYS PRESERVATION, L.P.	DE
PARTNERSHIP 18, L.P.	PA
PARTNERSHIP FOR HOUSING LIMITED	CA
PATEE VILLAS I, L.P.	MO
PAVILION ASSOCIATES	PA
PAVILION PRESERVATION, L.P.	DE
PEAK AT VININGS, LLC	DE
PEBBLE POINT CORPORATION	MD
PEBBLE POINT-OXFORD ASSOCIATES, L.P.	IN
PENNSYLVANIA ASSOCIATES LIMITED PARTNERSHIP	MA
PENNSYLVANIA HOUSING PARTNERS	PA
PENVIEW ASSOCIATES, L.P.	NY
PEPPERMILL PLACE APARTMENTS JV, L.P.	TX
PEPPERTREE ASSOCIATES	CA
PEPPERTREE VILLAGE OF AVON PARK, LIMITED	FL
PETERSBURG EAST SECTION 1, L.P.	VA
PHILLIPS TO THE FALLS, L.L.C.	SD
PHILLIPS VILLAGE ASSOCIATES, L.P.	CA
PHOENIX BROADWAY ASSOCIATES LIMITED PARTNERSHIP	AZ
PHOENIX VINEYARD LIMITED PARTNERSHIP	AZ
PINE BLUFF ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
PINE BLUFF VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
PINE CREEK APARTMENTS, LTD.	AL
PINE HAVEN APARTMENTS, LTD. A TEXAS LIMITED PARTNERSHIP	TX
PINE LAKE TERRACE ASSOCIATES L.P.	CA
PINE TREE APARTMENTS, LTD.	FL
PINELLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
PINERIDGE ASSOCIATES, L.P.	MO

32

Entity Name	State Code

PINERIDGE MANAGEMENT, INC.	CA
PINETREE ASSOCIATES	PA
PINEVIEW TERRACE I, L.P.	TX
PINEWOOD PARK APARTMENTS, A LIMITED PARTNERSHIP	SC
PINEWOOD PLACE APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	OH
PINEWOOD, LTD. (CLARKE, L.P.)	GA
PINEY BRANCH ASSOCIATES LIMITED PARTNERSHIP	MD
PLAINS VILLAGE, LTD.	TX
PLAINVIEW GP, INC.	DE
PLEASANT HILL PRESERVATION, LP	TX
PLEASANT HILL VILLAS, LTD.	CO
PLUMLY TOWNEHOMES, LTD.	OH
PLUMMER VILLAGE PRESERVATION, L.P.	CA
POINT VILLAGE, LTD.	OH
POPLAR POINTE, LIMITED PARTNERSHIP	AL
PORTAGE ASSOCIATES LIMITED PARTNERSHIP	MI
PORTFOLIO PROPERTIES EIGHT ASSOCIATES LIMITED PARTNERSHIP	DC
PORTFOLIO PROPERTIES SEVEN ASSOCIATES LIMITED PARTNERSHIP	DC
PORTFOLIO PROPERTIES TEN ASSOCIATES LIMITED PARTNERSHIP	DC
PORTNER PLACE ASSOCIATES LIMITED PARTNERSHIP	DC
POST RIDGE ASSOCIATES, LTD., LIMITED PARTNERSHIP	TN
POST STREET ASSOCIATES LIMITED PARTNERSHIP	NY
PRESCOTT EQUITIES HOLDINGS LIMITED PARTNERSHIP	AZ
PRIDE GARDENS LIMITED PARTNERSHIP	MS
PRINCE STREET TOWERS LIMITED PARTNERSHIP	PA
PTP PROPERTIES, INC.	DE
PUERTO RICO MANAGEMENT, INC.	CA
PUL-CORAL GARDENS APARTMENTS LIMTED PARTNERSHIP	AZ
PULLMAN WHEELWORKS ASSOCIATES I	IL
QUAIL RUN ASSOCIATES, L.P.	DE
QUEENSGATE II ASSOCIATES, LIMITED PARTNERSHIP	OH
QUEENSTOWN APARTMENTS LIMITED PARTNERSHIP	MD
QUINCY AFFORDABLE HOUSING L.P.	IL
QUIVIRA MANAGEMENT, INC.	CA
QUIVIRA PLACE ASSOCIATES, L.P.	KS
RAMBLEWOOD LIMITED PARTNERSHIP	MI
RAMBLEWOOD RESIDENTIAL JV GP, LLC	DE
RAMBLEWOOD RESIDENTIAL JV, LLC	DE
RAMBLEWOOD SERVICES LLC	DE
RANCHO DEL MAR APARTMENTS LIMITED PARTNERSHIP	AZ
RANCHO TOWNHOUSES ASSOCIATES	CA
RAVENSWORTH ASSOCIATES LIMITED PARTNERSHIP	MA
REAL ESTATE ASSOCIATES III	CA
REAL ESTATE ASSOCIATES IV	CA

33

Entity Name	State Code

REAL ESTATE ASSOCIATES LIMITED	CA
REAL ESTATE ASSOCIATES LIMITED II	CA
REAL ESTATE ASSOCIATES LIMITED III	CA
REAL ESTATE ASSOCIATES LIMITED IV	CA
REAL ESTATE ASSOCIATES LIMITED V	CA
REAL ESTATE ASSOCIATES LIMITED VI	CA
REAL ESTATE ASSOCIATES LIMITED VII	CA
REAL ESTATE EQUITY PARTNERS INC.	DE
REAL ESTATE EQUITY PARTNERS, L.P.	DE
REAL ESTATE PARTNERS LIMITED	CA
REDBIRD TRAILS ASSOCIATES, L.P.	MO
REDMOND BUILDING LIMITED PARTNERSHIP	KY
REEDY RIVER PROPERTIES, L.L.C.	DE
REGENCY PARTNERS LIMITED PARTNERSHIP	OH
REGENCY-NATIONAL CORPORATE TAX CREDIT, INC. II	OH
RHDC-1, LIMITED PARTNERSHIP	IL
RHDC-2, LIMITED PARTNERSHIP	IL
RI-15 LIMITED PARTNERSHIP	DC
RICHARDS PARK APARTMENTS	OH
RICHARDS PARK APARTMENTS, LTD.	OH
RICHLAND SENIOR ASSOCIATES, A WASHINGTON LIMITED PARTNERSHIP	WA
RICHLIEU ASSOCIATES	PA
RIDGEMONT GROUP, LTD.	TX
RIDGEWOOD TOWERS ASSOCIATES	IL
RIDGEWOOD TOWERS PRESERVATION, L.P.	DE
RIVER FRONT APARTMENTS LIMITED PARTNERSHIP	PA
RIVER LOFT APARTMENTS LIMITED PARTNERSHIP	PA
RIVER LOFT ASSOCIATES LIMITED PARTNERSHIP	MA
RIVER OAKS ASSOCIATES	TX
RIVER REACH COMMUNITY SERVICES ASSOCIATION, INC.	FL
RIVER RIDGE APARTMENTS LIMITED PARTNERSHIP	CT
RIVER VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
RIVERCREST APARTMENTS, L.P.	SC
RIVERPOINT ASSOCIATES	RI
RIVER’S EDGE ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP	DE
RIVERWOODS PRESERVATION, L.P.	DE
RL AFFORDABLE, L.P.	CA
ROCK FALLS ELDERLY LIVING CENTER, L.P.	IL
ROCKVILLE ASSOCIATES, LTD.	OH
ROCKY CREEK LIMITED PARTNERSHIP	OH
ROLLING HILLS APARTMENTS LIMITED PARTNERSHIP	PA
ROOSEVELT GARDENS APARTMENTS II LIMITED PARTNERSHIP	SC

34

Entity Name	State Code

ROOSEVELT GARDENS LIMITED PARTNERSHIP	SC
ROSEWOOD APARTMENTS CORPORATION	CA
ROUND BARN MANOR PRESERVATION, L.P.	DE
ROWLAND HEIGHTS II LIMITED PARTNERSHIP	CA
ROYAL CREST ESTATES (MARLBORO), L.L.C.	DE
ROYAL DE LEON APARTMENTS, LTD.	FL
ROYAL PALM LAKES, LTD.	FL
ROYAL SHORE ASSOCIATES LIMITED PARTNERSHIP	HI
RUTHERFORD PARK TOWNHOUSES ASSOCIATES	PA
SABINE HOUSING 1994 PARTNERS A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
SAGINAW VILLAGE LIMITED PARTNERSHIP	OR
SALEM MANOR OREG. LTD.	OR
SALEM PARK, A LIMITED PARTNERSHIP	AK
SAN BRUNO-OXFORD LIMITED PARTNERSHIP	MD
SAN JOSE PRESERVATION, L.P.	TX
SANDY PINES, LTD.	FL
SANDY SPRINGS ASSOCIATES, LIMITED	GA
SANS SOUCI-REO LIMITED PARTNERSHIP	TX
SANTA MARIA LIMITED DIVIDEND PARTNERSHIP ASSOCIATES	MA
SAUK-KO ENTERPRISES A LIMITED PARTNERSHIP	WI
SCANDIA ASSOCIATES L.P.	IN
SCHAUMBURG-OXFORD LIMITED PARTNERSHIP	MD
SEASIDE POINT PARTNERS, LTD., A TEXAS LIMITED PARTNERSHIP	TX
SEATTLE ROCHESTER AVENUE ASSOCIATES LIMITED PARTNERSHIP	NY
SEAVIEW TOWERS ASSOCIATES	NY
SECURED INCOME L.P.	DE
SECURITY MANAGEMENT INC.	WA
SECURITY PROPERTIES	WA
SECURITY PROPERTIES 73	WA
SECURITY PROPERTIES 74	WA
SECURITY PROPERTIES 74 II	WA
SECURITY PROPERTIES 74 III	WA
SECURITY PROPERTIES 74-A	WA
SECURITY PROPERTIES 75	WA
SECURITY PROPERTIES 76	WA
SECURITY PROPERTIES 77	WA
SECURITY PROPERTIES 77A	WA
SECURITY PROPERTIES 78	WA
SECURITY PROPERTIES 78A	WA
SECURITY PROPERTIES 79	WA
SECURITY PROPERTIES 79-II	WA
SECURITY PROPERTIES 80	WA
SECURITY PROPERTIES 81	WA
SECURITY PROPERTIES 81-A	WA

35

Entity Name	State Code

SECURITY PROPERTIES FHA LIMITED PARTNERSHIP	MT
SEMINOLE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
SEMINOLE-OXFORD CORPORATION	MD
SENCIT F/G METROPOLITAN ASSOCIATES	NJ
SENCIT NEW YORK AVENUE ASSOCIATES	NJ
SENCIT TOWNE HOUSE LIMITED PARTNERSHIP	PA
SENCIT-LEBANON COMPANY	PA
SENCIT-SELINSGROVE ASSOCIATES	PA
SERENDIPITY LIMITED PARTNERSHIP	MT
SEWARD ASSOCIATES, AN IDAHO LIMITED PARTNERSHIP	ID
SHARP-LEADENHALL ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
SHAWNEE MEADOWS, LIMITED PARTNERSHIP	OH
SHELTER IV GP LIMITED PARTNERSHIP	SC
SHELTER PROPERTIES II LIMITED PARTNERSHIP	SC
SHELTER PROPERTIES IV LIMITED PARTNERSHIP	SC
SHELTER PROPERTIES V LIMITED PARTNERSHIP	SC
SHELTER REALTY II CORPORATION	SC
SHELTER REALTY IV CORPORATION	SC
SHELTER REALTY V CORPORATION	SC
SHELTER V GP LIMITED PARTNERSHIP	DE
SHENANDOAH CROSSINGS, L.P.	VA
SHERIDAN PLAZA ASSOCIATES II L.P.	IL
SHERMAN TERRACE ASSOCIATES	PA
SHOCKOE PLACE APARTMENTS, LLC	VA
SHOREVIEW APARTMENTS, L.P.	CA
SHOREVIEW PRESERVATION, L.P.	CA
SHUBUTA PROPERTIES, LTD.	MS
SIERRA MEADOWS, L.P.	CA
SIGNATURE MIDWEST, L.P.	MO
SIGNATURE POINT JOINT VENTURE	TX
SIGNATURE POINT PARTNERS, LTD.	TX
SILVER HILL MILL DAM ASSOCIATES LIMITED PARTNERSHIP	VA
SITKA III ASSOCIATES, AN IDAHO LIMITED PARTNERSHIP	ID
SJT ASSOCIATES, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
SNI DEVELOPMENT COMPANY LIMITED PARTNERSHIP	NY
SOL 413 LIMITED DIVIDEND PARTNERSHIP	MA
SOLDOTNA ASSOCIATES, AN IDAHO LIMITED PARTNERSHIP	ID
SOUTH BAY VILLA PRESERVATION, L.P.	CA
SOUTH BRITTANY OAKS, L.P.	DE
SOUTH HIAWASSEE VILLAGE, LTD.	FL
SOUTH LA MANCHA, L.P.	DE
SOUTH LANDMARK PROPERTIES, L.P.	TX
SOUTH MILL ASSOCIATES	PA
SOUTH PARK APARTMENTS	OH

36

Entity Name	State Code

SOUTH PARK APARTMENTS LIMITED PARTNERSHIP	OH
SOUTH WINDRUSH PROPERTIES, L.P.	TX
SOUTHERN MISSOURI HOUSING II, L.P.	MO
SOUTHERN MISSOURI HOUSING VI, L.P.	MO
SOUTHERN MISSOURI HOUSING X, L.P.	MO
SOUTHERN MISSOURI HOUSING XII, L.P.	MO
SOUTHERN MISSOURI HOUSING XIV, L.P.	MO
SOUTHERN MISSOURI HOUSING XIX, L.P.	MO
SOUTHERN MISSOURI HOUSING XVI, L.P.	MO
SOUTHRIDGE-OXFORD LIMITED PARTNERSHIP	MD
SOUTHWEST ASSOCIATES, L.P.	DE
SP MID TERM INCOME FUND, LTD.	WA
SP PROPERTIES 1982 LIMITED PARTNERSHIP	WA
SP PROPERTIES 1983 LIMITED PARTNERSHIP	WA
SP PROPERTIES 1983 TWO LIMITED PARTNERSHIP	WA
SP PROPERTIES 1984 LIMITED PARTNERSHIP	WA
SPRINGDALE WEST	CA
SPRINGFIELD FACILITIES, LLC	MD
SPRINGFIELD VILLAS, LTD.	TX
SPRINGHAVEN LIMITED PARTNERSHIP	MA
SPYGLASS-OXFORD ASSOCIATES L.P.	IN
ST. GEORGE VILLAS LIMITED PARTNERSHIP	SC
ST. MARY’S-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
STAFFORD STUDENT APARTMENTS, L.P.	DE
STANDPOINT VISTA ASSOCIATES	SC
STANDPOINT VISTA LIMITED PARTNERSHIP	MD
STEEPLECHASE (AILKEN) LIMITED PARTNERSHIP	SC
STERLING CREST JOINT VENTURE	TN
STERLING GROVE L.P.	TX
STERLING TOWERS ASSOCIATES II LIMITED PARTNERSHIP	IL
STERLING VILLAGE AFFORDABLE, L.P.	CA
STEWARTOWN ASSOCIATES LIMITED PARTNERSHIP	MD
STONEGATE PARK APARTMENTS, LTD.	TX
STRATEGIC CAPITAL ALLIANCE LIMITED PARTNERSHIP	AZ
STRATFORD VILLAGE REALTY TRUST	MA
STRAWBRIDGE SQUARE ASSOCIATES LIMITED PARTNERSHIP	VA
STRUM AFFORDABLE HOUSING, LLC	WI
STUYVESANT LIMITED DIVIDEND HOUSING ASSOCIATION	MI
SUBSIDIZED HOUSING PARTNERS	CA
SUGAR RIVER MILLS ASSOCIATES	MA
SUGARBERRY APARTMENTS CORPORATION	CA
SUMMER CROSSINGS 40, A LIMITED PARTNERSHIP	CA
SUMMIT OAKS PRESERVATION, L.P.	DE
SUMMIT TAX CREDIT PROPERTIES I, L.P.	DE

37

Entity Name	State Code

SUMMIT TAX CREDIT PROPERTIES II, L.P.	DE
SUMMIT TAX CREDIT PROPERTIES III, L.P.	DE
SUN TERRACE ASSOCIATES	AZ
SUNBURY DOWNS APARTMENTS JV, L.P.	TX
SUNSET SILVER BOW APARTMENTS	MT
SUNTREE-OXFORD ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION	MI
SUSQUEHANNA VIEW LIMITED PARTNERSHIP	PA
TAMARAC PINES PRESERVATION, LP	TX
TAMARAC VILLAGE, LLC	DE
TAUNTON GREEN ASSOCIATES LIMITED PARTNERSHIP	MA
TAUNTON II ASSOCIATES	MA
TENNESSEE TRUST COMPANY	TN
TERAN LIMITED PARTNERSHIP	AZ
TERRA II LIMITED DIVIDEND HOUSING ASSOCIATION	MI
TERRACE INVESTORS LIMITED PARTNERSHIP	TX
TERRY MANOR PRESERVATION, L.P.	CA
TEXAS BIRCHWOOD APARTMENTS, L.P.	TX
TEXAS BROOK APARTMENTS, L.P.	TX
TEXAS KIRNWOOD APARTMENTS, L.P.	TX
TEXAS MELODY APARTMENTS, L.P.	TX
TEXAS-ESTRADA APARTMENTS L.P.	TX
THE BRANFORD GROUP LIMITED PARTNERSHIP	CT
THE GLENS, A LIMITED PARTNERSHIP	SC
THE HOUSTON RECOVERY FUND JV GP, LLC	DE
THE HOUSTON RECOVERY FUND JV, L.P.	TX
THE NATIONAL HOUSING PARTNERSHIP	DC
THE NATIONAL HOUSING PARTNERSHIP II TRUST	NY
THE NATIONAL HOUSING PARTNERSHIP-II LIMITED PARTNERSHIP	DC
THE NEW FAIRWAYS, L.P.	DE
THE OAK PARK PARTNERSHIP LIMITED PARTNERSHIP	IL
THE OAKS APARTMENTS, LTD.	AL
THE PARK AT CEDAR LAWN, LTD., A TEXAS LIMITED PARTNERSHIP	TX
THE TAILORED LADY APARTMENTS PARTNERSHIP	PA
THE TERRACES ASSOCIATES L.P.	IN
THE VILLA LIMITED PARTNERSHIP	WI
THE VILLAGE OF KAUFMAN, LTD.	TX
THE WOODLANDS LIMITED	MI
THE WOODS ASSOCIATES	IL
THIBODAUX HOUSING 1994 PARTNERS, A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
THREE FOUNTAINS LIMITED	MI
TIDEWATER-OXFORD LIMITED PARTNERSHIP	MD
TIMBERLAKE APARTMENTS LIMITED PARTNERSHIP	TX
TOMPKINS TERRACE ASSOCIATES LIMITED PARTNERSHIP	NY

38

Entity Name	State Code

TOMPKINS TERRACE PRESERVATION, L.P.	DE
TOMPKINS TERRACE, INC.	NY
TORRES DEL PLATA I LIMITED PARTNERSHIP	DE
TORRES DEL PLATA II LIMITED PARTNERSHIP	DE
TORRIES CHASE ACQUISITION, L.P.	KS
TOWER OF DAVID LIMITED PARTNERSHIP	SD
TOWN & COUNTRY CLUB APARTMENTS	MT
TOWN ONE — PHASE II LIMITED PARTNERSHIP	SD
TOWN ONE LIMITED PARTNERSHIP	SD
TOWN VIEW TOWERS I LIMITED PARTNERSHIP	TN
TOWNSHIP AT HIGHLANDS LLC	DE
TRADEWINDS EAST ASSOCIATES, LIMITED DIVIDEND HOUSING ASSOCIATION	MI
TRADEWINDS HAMMOCKS, LTD.	FL
TRAVIS ONE-OXFORD LIMITED PARTNERSHIP	MD
TROON APARTMENTS LIMITED PARTNERSHIP	NC
TRUMAN TOWERS, L.P.	MO
TUJUNGA GARDENS LIMITED PARTNERSHIP	CA
TURNBUERRY-REO, L.P.	TX
TWELFTH STREET APARTMENTS, L.P.	IL
TWIN GABLES ASSOCIATES LIMITED PARTNERSHIP	OH
TWIN OAKS VILLAS, LTD.	FL
TYRONE ELDERLY LIMITED PARTNERSHIP	PA
U. S. REALTY I CORPORATION	SC
U. S. REALTY PARTNERS LIMITED PARTNERSHIP	DE
U.S. SHELTER LIMITED PARTNERSHIP	SC
UNDERWOOD ASSOCIATES LIMITED PARTNERSHIP	CT
UNDERWOOD-OXFORD ASSOCIATES LIMITED PARTNERSHIP ONE	CT
UNITED HOUSING PARTNERS — ELMWOOD, LTD.	AL
UNITED HOUSING PARTNERS CUTHBERT LIMITED PARTNERSHIP	GA
UNITED HOUSING PARTNERS MORRISTOWN LIMITED PARTNERSHIP	TN
UNITED HOUSING PARTNERS-CARBONDALE, L.P.	TN
UNITED INVESTORS INCOME PROPERTIES (A MISSOURI LIMITED PARTNERSHIP)	MO
UNITED INVESTORS REAL ESTATE, INC.	DE
UNIVERSITY CITY HOUSING NEIGHBORHOOD RESTORATIONS LIMITED PARTNERSHIP IV	PA
UNIVERSITY PLAZA ASSOCIATES	PA
UPTOWN VILLAGE, LIMITED	OH
URBANA VILLAGE, LTD.	OH
URBANIZACION MARIA LOPEZ HOUSING COMPANY LIMITED PARTNERSHIP	NY
UTOPIA ACQUISITION, L.P.	MO
VALEBROOK ASSOCIATES	MA
VALLEY OAKS SENIOR HOUSING ASSOCIATES	CA
VAN NUYS ASSOCIATES LIMITED PARTNERSHIP	MA
VAN NUYS PRESERVATION MT, L.P.	CA

39

Entity Name	State Code

VAN NUYS PRESERVATION, L.P.	CA
VERDES DEL ORIENTE PRESERVATION, L.P.	CA
VICTORIA ARMS APARTMENTS LIMITED PARTNERSHIP	MO
VICTORY SQUARE APARTMENTS LIMITED PARTNERSHIP	OH
VILLA DE GUADALUPE PRESERVATION, L.P.	CA
VILLA DEL NORTE ASSOCIATES	TX
VILLA DEL NORTE II ASSOCIATES	TX
VILLA DEL SOL ASSOCIATES LIMITED PARTNERSHIP	CA
VILLA FLORENTINA, A CALIFORNIA LIMITED PARTNERSHIP	CA
VILLA NOVA, LIMITED PARTNERSHIP	TN
VILLAGE APARTMENT, LTD.	TN
VILLAGE EAST TOWERS LIMITED PARTNERSHIP	MO
VILLAGE OAKS-OXFORD ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
VILLAGE SOUTH ASSOCIATES	OH
VINEVILLE TOWERS ASSOCIATES LIMITED PARTNERSHIP	GA
VIRGINIA PARK MEADOWS LIMITED DIVIDEND HOUSING ASSOCIATION LIMITEDPARTNERSHIP	MI
VISTA DEL LAGOS JOINT VENTURE	AZ
VISTA HOUSING ASSOCIATES	CA
VISTA PARK CHINO LIMITED PARTNERSHIP	CA
VISTULA HERITAGE VILLAGE LIMITED PARTNERSHIP	OH
WAI ASSOCIATES LIMITED PARTNERSHIP	TX
WALNUT CREEK PARTNERS, LIMITED	OH
WALNUT HILLS PRESERVATION, L.P.	DE
WALTON-PERRY LIMITED	MI
WASCO ARMS	CA
WASHINGTON CHINATOWN ASSOCIATES LIMITED PARTNERSHIP	DC
WASHINGTON SQUARE WEST PRESERVATION, L.P.	DE
WASH-WEST PROPERTIES	PA
WATERFORD TOWNHOMES LIMITED PARTNERSHIP	OH
WATERFORD VILLAGE, L.L.C.	DE
WATERGATE II ASSOCIATES	NY
WATERS LANDING PARTNERS, L.L.C.	MD
WAYCROSS, L.P.	GA
WEDGEWOOD CLUB ESTATES LIMITED PARTNERSHIP	WA
WEST LAFAYETTE, LTD.	OH
WEST LAKE ARMS LIMITED PARTNERSHIP	DE
WEST VIRGINIAN MANOR ASSOCIATES LIMITED PARTNERSHIP	WV
WESTBURY GROUP, LTD.	TX
WESTBURY INVESTORS LIMITED PARTNERSHIP	DE
WESTGATE (SPARTANBURG) LIMITED PARTNERSHIP	SC
WESTGATE APARTMENTS	GA
WESTGATE APARTMENTS LIMITED PARTNERSHIP	MN
WESTGATE APARTMENTS, LTD.	AL

40

Entity Name	State Code

WESTLAND APARTMENTS, LTD.	AL
WESTMINISTER PROPERTIES, LTD.	WA
WESTMINSTER COMMONS ASSOCIATES LIMITED PARTNERSHIP	VA
WESTMINSTER OAKS PRESERVATION, L.P.	DE
WESTRIDGE-OXFORD LIMITED PARTNERSHIP	MD
WESTWICK II LIMITED PARTNERSHIP	MS
WESTWOOD PRESERVATION, L.P.	DE
WESTWOOD TERRACE PRESERVATION, L.P.	DE
WESTWOOD TERRACE SECOND LIMITED PARTNERSHIP	IL
WF-AC TAX CREDIT FUND I, L.P.	DE
WF-AC TAX CREDIT FUND I, LLC	DE
WF-AC TAX CREDIT FUND II, L.P.	DE
WF-AC TAX CREDIT FUND III, L.P.	DE
WHITE CLIFF APARTMENTS LIMITED PARTNERSHIP	OH
WHITEFIELD PLACE PRESERVATION, LP	TX
WICKFORD ASSOCIATES LIMITED PARTNERSHIP	NC
WILDERNESS TRAIL, LTD.	OH
WILIKINA PARK LIMITED PARTNERSHIP	HI
WILKES TOWERS LIMITED PARTNERSHIP	NC
WILLIAMSBURG ACQUISITION, L.P.	MO
WILLIAMSBURG LIMITED PARTNERSHIP	IL
WILLIAMSON TOWERS ASSOCIATES LIMITED PARTNERSHIP	WV
WILLOW COURT LIMITED PARTNERSHIP	MT
WILLOW WOOD LIMITED PARTNERSHIP	CA
WINCHESTER SINGLE FAMILY HOMES, LTD.	KY
WIND DRIFT-OXFORD ASSOCIATES, L.P.	IN
WINDING BROOK ASSOCIATES	IN
WINDMILL RUN ASSOCIATES, LTD.	TX
WINDSOR CROSSINGS LIMITED PARTNERSHIP	NJ
WINNSBORO ARMS LIMITED PARTNERSHIP	SC
WINONA ASSOCIATES LIMITED PARTNERSHIP	WA
WINROCK-HOUSTON ASSOCIATES LIMITED PARTNERSHIP	DE
WINROCK-HOUSTON LIMITED PARTNERSHIP	DE
WINTER GARDEN PRESERVATION, L.P.	MO
WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP	MD
WINTHROP TEXAS INVESTORS LIMITED PARTNERSHIP	MD
WL/OAC, L.L.C.	MD
WMOP PARTNERS, L.P.	DE
WOLF RIDGE, LTD.	AL
WOOD CREEK CPGF 22, L.P.	DE
WOODCREST APARTMENTS, LTD.	OK
WOODCREST APARTMENTS, LTD.	TX
WOODCROFT II LIMITED PARTNERSHIP	NC
WOODLAKE ASSOCIATES	WA

41

Entity Name	State Code

WOODLAND APARTMENTS, A LIMITED PARTNERSHIP	SC
WOODLAND HILLS PRESERVATION LIMITED PARTNERSHIP	MI
WOODS EDGE-OXFORD ASSOCIATES, L.P.	IN
WOODS MORTGAGE ASSOCIATES	PA
WOODS OF INVERNESS CPF 16, L.P.	DE
WOODSIDE VILLAS OF ARCADIA, LTD.	FL
WORCESTER EPISCOPAL HOUSING COMPANY LIMITED PARTNERSHIP	MA
WRC-87A CORPORATION	DE
WYNNEFIELD LINCOLN GROVE LIMITED PARTNERSHIP	NC
WYNTRE BROOKE ASSOCIATES	PA
YADKIN ASSOCIATES LIMITED PARTNERSHIP	NC
YELLOW CREEK GLEN FAMILY HOUSING LIMITED PARTNERSHIP	IL
YORKVIEW ESTATES, LTD.	OH
ZELOTES HOLMES LIMITED PARTNERSHIP	NC
ZICKLER ASSOCIATES LIMITED PARTNERSHIP	IN
ZIMCO CORPORATION IV	MD
ZIMCO I LIMITED PARTNERSHIP	MD
ZIMCO II L.L.C.	MD
ZIMCO II LIMITED PARTNERSHIP	MD
ZIMCO IV LIMITED PARTNERSHIP	MD
ZIMCO IX L.L.C.	MD
ZIMCO V L.L.C.	MD
ZIMCO VIII L.L.C.	MD
ZIMCO X L.L.C.	MD
ZIMCO XI L.L.C.	MD
ZIMCO XIII L.L.C.	MD
ZIMCO XIV L.L.C.	MD
ZIMCO XIX L.L.C.	MD
ZIMCO XVI L.L.C.	MD
ZIMCO XVII L.L.C.	MD
ZIMCO XVIII L.L.C.	MD
ZIMCO XX L.L.C.	MD
ZIMCO XXV L.L.C.	MD
ZIMCO XXVII L.L.C.	MD
ZIMCO XXXII LIMITED PARTNERSHIP	MD

42

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the amended Registration Statements (Forms S-3ASR No. 333-150341-01 and Forms S-4 No. 333-60355-01 and 333-136801-01) of AIMCO Properties, L.P. and in the related Prospectuses of our reports dated February 26, 2010 with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P., and the effectiveness of internal control over financial reporting of AIMCO Properties, L.P., both included in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/  ERNST & YOUNG LLP

Denver, Colorado
February 26, 2010

43

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Terry Considine, certify that:

1. I have reviewed this annual report on Form 10-K of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of
AIMCO Properties, L.P.)

Date: February 26, 2010

44

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Ernest M. Freedman, certify that:

1. I have reviewed this annual report on Form 10-K of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and
Chief Financial Officer
(equivalent of the chief financial officer of
AIMCO Properties, L.P.)

Date: February 26, 2010

45

Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terry Considine, as Chief Executive Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of
AIMCO Properties, L.P.)

February 26, 2010

46

Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest M. Freedman, as Chief Financial Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(equivalent of the chief financial officer of
AIMCO Properties, L.P.)

February 26, 2010

47

Exhibit 99.1

Agreement Regarding Disclosure of Long-Term Debt Instruments

In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), has not filed as an exhibit to its Annual Report on Form 10-K for the period ended December 31, 2009, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b) (4) (iii) (A) of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

AIMCO Properties, L.P.

By:	AIMCO-GP, Inc., its general partner

By:	/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer

48

ANNEX I

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2010
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 0-24497

AIMCO Properties, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1275621 (I.R.S. Employer Identification No.)

4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

(303) 757-8101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The number of Partnership Common Units outstanding as of October 28, 2010: 122,907,406

AIMCO PROPERTIES, L.P.

FORM 10-Q

PART I. FINANCIAL INFORMATION

ITEM 1.	Financial Statements

AIMCO PROPERTIES, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(In thousands)
	(Unaudited)

ASSETS
Real estate:
Buildings and improvements	$7,419,643	$7,242,051
Land	2,166,213	2,148,389

Total real estate	9,585,856	9,390,440
Less accumulated depreciation	(2,899,962)	(2,594,544)

Net real estate ($895,736 and $855,170 related to VIEs)	6,685,894	6,795,896
Cash and cash equivalents ($31,444 and $23,366 related to VIEs)	145,062	81,260
Restricted cash ($58,816 and $56,183 related to VIEs)	216,369	218,981
Accounts receivable, net ($18,177 and $20,766 related to VIEs)	48,131	59,822
Accounts receivable from affiliates, net	11,038	23,744
Deferred financing costs, net	49,958	50,807
Notes receivable from unconsolidated real estate partnerships, net	12,427	14,295
Notes receivable from non-affiliates, net	128,381	125,269
Notes receivable from Aimco	17,013	16,371
Investment in unconsolidated real estate partnerships ($74,118 and $99,460 related to VIEs)	78,125	104,193
Other assets	180,518	185,816
Deferred income tax assets, net	55,290	42,015
Assets held for sale	5,179	203,670

Total assets	$7,633,385	$7,922,139

LIABILITIES AND PARTNERS’ CAPITAL
Non-recourse property tax-exempt bond financing ($217,555 and $211,691 related to VIEs)	$548,502	$574,926
Non-recourse property loans payable ($456,336 and $390,601 related to VIEs)	4,940,829	4,823,165
Term loans	—	90,000
Other borrowings ($18,032 and $15,665 related to VIEs)	53,231	53,057

Total indebtedness	5,542,562	5,541,148

Accounts payable	23,879	29,819
Accrued liabilities and other ($93,880 and $62,503 related to VIEs)	289,429	286,326
Deferred income	152,533	179,433
Security deposits	35,833	34,491
Liabilities related to assets held for sale	6,491	183,892

Total liabilities	6,050,727	6,255,109

Redeemable preferred units	103,537	116,656
Commitments and contingencies (Note 5)	—	—
Partners’ capital:
Preferred units	758,601	660,500
General Partner and Special Limited Partner	339,350	521,692
Limited Partners	126,976	95,990
High Performance Units	(43,421)	(40,313)
Investment in Aimco Class A Common Stock	(4,453)	(4,621)

Partners’ capital attributable to the Partnership	1,177,053	1,233,248)

Noncontrolling interests in consolidated real estate partnerships	302,068	317,126

Total partners’ capital	1,479,121	1,550,374

Total liabilities and partners’ capital	$7,633,385	$7,922,139

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(In thousands, except per unit data)
	(Unaudited)

REVENUES:
Rental and other property revenues	$282,595	$275,072	$845,620	$827,379
Asset management and tax credit revenues	9,707	10,325	23,560	32,469

Total revenues	292,302	285,397	869,180	859,848

OPERATING EXPENSES:
Property operating expenses	128,174	133,224	395,864	391,021
Investment management expenses	2,609	4,213	10,979	12,719
Depreciation and amortization	107,309	110,290	322,393	321,661
Provision for operating real estate impairment losses	287	66	287	1,635
General and administrative expenses	12,096	12,772	39,015	43,612
Other expenses, net	4,394	7,637	2,097	12,453

Total operating expenses	254,869	268,202	770,635	783,101

Operating income	37,433	17,195	98,545	76,747
Interest income	2,605	2,086	8,185	8,022
(Provision for) recovery of losses on notes receivable, net	(6)	1,233	(284)	(452)
Interest expense	(77,917)	(76,778)	(235,376)	(236,798)
Equity in losses of unconsolidated real estate partnerships	(15,522)	(3,658)	(10,571)	(7,507)
Impairment losses related to unconsolidated real estate partnerships	(131)	(362)	(1,259)	(1,273)
Gain on dispositions of unconsolidated real estate and other	924	2,805	5,440	18,156

Loss before income taxes and discontinued operations	(52,614)	(57,479)	(135,320)	(143,105)
Income tax benefit	4,649	2,725	12,018	7,674

Loss from continuing operations	(47,965)	(54,754)	(123,302)	(135,431)
Income from discontinued operations, net	19,699	45,404	68,532	86,289

Net loss	(28,266)	(9,350)	(54,770)	(49,142)
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	11,213	(19,254)	1,795	(24,665)

Net loss attributable to the Partnership	(17,053)	(28,604)	(52,975)	(73,807)
Net income attributable to the Partnership’s preferred unitholders	(13,492)	(14,731)	(39,918)	(42,189)
Net income attributable to participating securities	(2)	—	—	—

Net loss attributable to the Partnership’s common unitholders	$(30,547)	$(43,335)	$(92,893)	$(115,996)

Earnings (loss) per common unit — basic and diluted (Note 6):
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.36)	$(0.45)	$(1.12)	$(1.17)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.11	0.10	0.37	0.23

Net loss attributable to the Partnership’s common unitholders	$(0.25)	$(0.35)	$(0.75)	$(0.94)

Weighted average common units outstanding, basic and diluted	124,739	124,376	124,601	122,790

Distributions declared per common unit	$0.10	$0.10	$0.20	$0.20

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2010	2009
	(In thousands)
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(54,770)	$(49,142)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	322,393	321,661
Gain on dispositions of unconsolidated real estate and other	(5,440)	(18,156)
Discontinued operations	(61,554)	(42,677)
Other adjustments	15,024	16,232
Net changes in operating assets and operating liabilities	(25,484)	(90,547)

Net cash provided by operating activities	190,169	137,371

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(130,790)	(217,891)
Proceeds from dispositions of real estate	143,719	562,743
Proceeds from sales of interests in and distributions from unconsolidated real estate partnerships	11,792	18,241
Purchases of partnership interests and other assets	(6,782)	(3,954)
Originations of notes receivable from unconsolidated real estate partnerships	(968)	(5,386)
Proceeds from repayment of notes receivable	1,691	4,703
Net increase in cash from consolidation and deconsolidation of entities (Note 2)	13,118	—
Distributions received from Aimco	168	432
Other investing activities	9,745	27,372

Net cash provided by investing activities	41,693	386,260

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	167,367	616,293
Principal repayments on property loans	(177,452)	(844,696)
Principal repayments on tax-exempt bond financing	(35,843)	(122,128)
Payments on term loans	(90,000)	(140,000)
Net borrowings on revolving credit facility	—	15,070
Proceeds from issuance of preferred units	96,110	—
Repurchases of preferred units	(7,000)	(4,200)
Proceeds from Aimco Class A Common Stock option exercises	1,806	—
Payment of distributions to preferred units	(43,816)	(44,544)
Payment of distributions to General Partner and Special Limited Partner	(35,195)	(84,224)
Payment of distributions to Limited Partners	(1,808)	(14,808)
Payment of distributions to High Performance Units	(702)	(5,346)
Payment of distributions to noncontrolling interests	(37,635)	(71,133)
Other financing activities	(3,892)	(16,557)

Net cash used in financing activities	(168,060)	(716,273)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	63,802	(192,642)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	81,260	299,676

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$145,062	$107,034

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(Unaudited)

NOTE 1 —	Organization

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries was formed on May 16, 1994 to conduct the business of acquiring, redeveloping, leasing, and managing multifamily apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as “OP Units.” Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to cause Aimco to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred securities issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership, and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively.

Our goal is to provide above average returns with lower volatility. Our business plan to achieve this goal is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the total market value of institutional-grade apartment properties in a particular market);

•	improve our portfolio through selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or redevelopment of assets in our portfolio; and

•	finance our operations using non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

As of September 30, 2010, we:

•	owned an equity interest in 227 conventional real estate properties with 70,844 units;

•	owned an equity interest in 251 affordable real estate properties with 29,097 units; and

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	provided services for or managed 27,357 units in 323 properties, primarily pursuant to long-term asset management agreements. In certain cases, we may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, we consolidated 225 conventional properties with 69,540 units and 194 affordable properties with 23,468 units. These conventional and affordable properties generated 84% and 16%, respectively, of consolidated property net operating income (as defined in Note 7) during the nine months ended September 30, 2010, or 88% and 12%, respectively, after adjustments for our ownership in these properties.

At September 30, 2010, after elimination of units held by consolidated subsidiaries, we had outstanding 122,972,734 common OP Units, 32,007,462 preferred OP Units and 2,339,950 High Performance Units. At September 30, 2010, Aimco owned 117,033,718 of the common OP Units and 28,940,114 of the preferred OP Units.

NOTE 2 —	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, have been condensed or omitted in accordance with such rules and regulations, although management believes the disclosures are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2010, are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

The balance sheet at December 31, 2009, has been derived from the audited financial statements at that date, but does not include all of the information and disclosures required by GAAP for complete financial statements. For further information, refer to the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2009. Certain 2009 financial statement amounts have been reclassified to conform to the 2010 presentation, including adjustments for discontinued operations, and certain 2009 unit and per unit information has been revised as compared to the amounts reported in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, as further discussed in Note 6.

During the three months ended March 31, 2010, we reduced the investment and noncontrolling interest balances for certain of our consolidated partnerships by $38.7 million related to excess amounts allocated to the investments upon our consolidation of such partnerships. Additionally, during the three months ended March 31, 2010, we reversed approximately $11.2 million of excess equity in losses recognized during 2008 and 2009 related to these partnerships, with a corresponding adjustment to net income attributed to noncontrolling interests in consolidated real estate partnerships. These adjustments had no significant effect on partners’ capital attributed to the Partnership or net income or loss attributable to the Partnership during the affected periods.

During the three months ended September 30, 2010, certain of our consolidated tax credit funds reduced by $9.8 million their December 31, 2009 investment balances related to unconsolidated low income housing tax credit partnerships based on changes in the estimated future tax benefits and residual proceeds. We recognized the equity in losses in our consolidated financial statements during the three months ended September 30, 2010. Substantially all of the equity in losses were attributed to noncontrolling interests in the consolidated tax credit funds that hold such investments and, accordingly, had an insignificant effect on net loss attributable to the Partnership during period.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Partnership and its consolidated entities. Pursuant to a Management and Contribution Agreement between the Partnership and Aimco, we have acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of Aimco in which we do not have an interest, and Aimco has granted us a right of first refusal to acquire such subsidiaries’ assets for no additional consideration. Pursuant to the agreement, Aimco has also granted us certain rights with respect to assets of such subsidiaries. We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests in consolidated real estate partnerships held by third parties are reflected in the accompanying balance sheets as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by Aimco or us generally are not available to pay creditors of Aimco or the Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Effective January 1, 2010, we adopted the provisions of FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, or ASU 2009-17, on a prospective basis. ASU 2009-17, which modified the guidance in FASB ASC Topic 810, introduces a more qualitative approach to evaluating VIEs for consolidation and requires a company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the entity that has (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. In determining whether it has the power to direct the activities of the VIE that most significantly affect the VIE’s performance, ASU 2009-17 requires a company to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed, requires continuous reassessment of primary beneficiary status rather than periodic, event-driven assessments as previously required, and incorporates expanded disclosure requirements.

In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIEs economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As a result of our adoption of ASU 2009-17, we concluded we are the primary beneficiary of, and therefore consolidated, approximately 49 previously unconsolidated partnerships. Those partnerships own, or control other entities that own, 31 apartment properties. Our direct and indirect interests in the profits and losses of those partnerships range from less than 1% to 35%, and average approximately 7%. We applied the practicability exception for initial measurement of consolidated VIEs to partnerships that own 13 properties and accordingly recognized the consolidated assets, liabilities and noncontrolling interests at fair value effective January 1, 2010 (refer to the Fair Value Measurements section for further information regarding certain of the fair value amounts recognized upon consolidation). We deconsolidated partnerships that own ten apartment properties in which we hold an average interest of approximately 55%. The initial consolidation and deconsolidation of these partnerships resulted in increases (decreases), net of intercompany eliminations, in amounts included in our consolidated balance sheet as of January 1, 2010, as follows (in thousands):

	Consolidation	Deconsolidation

Real estate, net	$144,292	$(86,151)
Cash and cash equivalents and restricted cash	25,047	(7,425)
Accounts and notes receivable	(13,456)	6,002
Investment in unconsolidated real estate partnerships	31,434	11,302
Other assets	4,190	(1,084)

Total assets	$191,507	$(77,356)

Total indebtedness	$131,710	$(56,938)
Accrued and other liabilities	37,504	(15,005)

Total liabilities	169,214	(71,943)

Cumulative effect of a change in accounting principle:
Noncontrolling interests	59,511	(8,501)
The Partnership	(37,218)	3,088

Total partners’ capital	22,293	(5,413)

Total liabilities and partners’ capital	$191,507	$(77,356)

During the three months ended September 30, 2010, we reduced by $16.5 million the investments in unconsolidated real estate partnerships and related noncontrolling interests in consolidated real estate partnerships balances related to certain tax credit funds we consolidated in connection with our adoption of AUS 2009-17. These revisions related to the tax credit funds’ reduction of their December 31, 2009 investment balances related to unconsolidated low income housing tax credit partnerships based on changes in the estimated future tax benefits and residual proceeds. These adjustments had no effect on partners’ capital or net income or loss attributable to the Partnership.

In periods prior to 2009, when consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge to earnings equal to the amount of such excess distribution, even though there was no economic effect or cost. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the carrying amount of the noncontrolling interest. Consolidation of a partnership does not ordinarily result in a change to the net amount of partnership income or loss that is recognized using the equity method. However, prior to 2009, when a partnership had a deficit in equity, GAAP may have required the controlling partner that consolidates the partnership to recognize any losses that would otherwise be allocated to noncontrolling partners, in addition to the controlling partner’s share of losses. Certain of the partnerships that we consolidated in accordance with ASU 2009-17 had deficits in equity that resulted from losses or deficit distributions during prior periods when we accounted for our investment using the equity method. We would have been required to recognize the

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

noncontrolling partners’ share of those losses had we consolidated those partnerships in those periods prior to 2009. In accordance with our prospective transition method for the adoption of ASU 2009-17 related to our consolidation of previously unconsolidated partnerships, we recorded a $37.2 million charge to our partners’ capital, the majority of which was attributed to the cumulative amount of additional losses that we would have recognized had we applied ASU 2009-17 in periods prior to 2009. Substantially all of those losses were attributable to real estate depreciation expense.

Our consolidated statements of operations for the three and nine months ended September 30, 2010, include the following amounts for the entities and related real estate properties consolidated as of January 1, 2010, in accordance with ASU 2009-17 (in thousands):

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2010	2010

Rental and other property revenues	$8,097	$24,369
Operating expenses	(4,795)	(13,998)
Depreciation and amortization	(2,750)	(7,435)
Other expenses	(888)	(1,257)

Operating income	(336)	1,679
Interest income	6	22
Interest expense	(2,299)	(6,723)
Equity in losses of unconsolidated real estate partnerships	(4,279)	(8,855)
Gain on disposition of unconsolidated real estate and other	97	2,835

Net loss	(6,811)	(11,042)
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	6,883	11,754

Net income attributable to the Partnership	$72	$712

Our equity in the results of operations of the partnerships and related properties we deconsolidated in connection with our adoption of ASU 2009-17 is included in equity in earnings or losses of unconsolidated real estate partnerships in our consolidated statements of operations for the three and nine months ended September 30, 2010. Based on our effective ownership in these entities, these amounts are not significant.

As of September 30, 2010, we were the primary beneficiary of, and therefore consolidated, approximately 142 VIEs, which owned 101 apartment properties with 14,652 units. Real estate with a carrying value of $895.7 million collateralized $673.9 million of debt of those VIEs. Any significant amounts of assets and liabilities related to our consolidated VIEs are identified parenthetically on our accompanying condensed consolidated balance sheets. The creditors of the consolidated VIEs do not have recourse to our general credit.

As of September 30, 2010, we also held variable interests in 284 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 337 apartment properties with 21,215 units. We are involved with those VIEs as an equity holder, lender, management agent, or through other contractual relationships. The majority of our investments in unconsolidated VIEs, or approximately $61.9 million at September 30, 2010, are held through consolidated tax credit funds that are VIEs and in which we generally hold a 1% or less general partner or equivalent interest. Accordingly, substantially all of the investment balances related to these unconsolidated VIEs are attributed to the noncontrolling interests in the consolidated tax credit funds that hold the investments in these unconsolidated VIEs. Our maximum risk of loss related to our investment in these VIEs is generally limited to our equity interest in the consolidated tax credit funds, which is insignificant. The remainder of our investment in unconsolidated VIEs, or

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

approximately $12.2 million at September 30, 2010, is held through consolidated tax credit funds that are VIEs and in which we hold substantially all of the economic interests. Our maximum risk of loss related to our investment in these VIEs is limited to our $12.2 million recorded investment in such entities.

In addition to our investments in these unconsolidated VIEs discussed above, at September 30, 2010, we had in aggregate $101.4 million of receivables from these VIEs and we had a contractual obligation to advance funds to certain VIEs totaling $4.0 million. Our maximum risk of loss associated with our lending and management activities related to these unconsolidated VIEs is limited to these amounts. We may be subject to additional losses to the extent of any receivables relating to future provision of services to these entities or financial support that we voluntarily provide.

Partners’ Capital (including Noncontrolling Interests)

The following table presents a reconciliation of our December 31, 2009 and September 30, 2010 consolidated partners’ capital accounts:

	Temporary
	Capital	Partners’ Capital
			Noncontrolling
		Partners’ Capital	Interests in
	Redeemable	Attributable to the	Consolidated Real	Total Partners’
	Preferred Units	Partnership	Estate Partnerships	Capital

Balance, December 31, 2009	$116,656	$1,233,248	$317,126	$1,550,374
Contributions	—	—	7,422	7,422
Issuance of preferred units	—	94,775	—	94,775
Distributions	(5,057)	(65,292)	(37,635)	(102,927)
Repurchases of common units	—	(1,805)	—	(1,805)
Stock option exercises	—	1,806	—	1,806
Repurchases of preferred units	(11,354)	3,000	—	3,000
Stock based compensation cost	—	5,411	—	5,411
Effect of entities newly consolidated	—	—	6,324	6,324
Effect of changes in ownership for consolidated subsidiaries(1)	—	(1,116)	(724)	(1,840)
Adjustment of noncontrolling interests related to revision of investment balances	—	—	(38,718)	(38,718)
Cumulative effect of a change in accounting principle	—	(34,130)	51,010	16,880
Change in accumulated other comprehensive loss	—	(3,317)	(489)	(3,806)
Other	—	740	(453)	287
Net income (loss)	3,292	(56,267)	(1,795)	(58,062)

Balance, September 30, 2010	$103,537	$1,177,053	$302,068	$1,479,121

(1)	During the three months ended September 30, 2010, we acquired a limited partner’s interest in one of our consolidated real estate partnerships. We recognized the excess of the consideration paid over the carrying amount of the noncontrolling interests as an adjustment of partners’ capital.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Derivative Financial Instruments

We primarily use long-term, fixed-rate and self-amortizing non-recourse debt to avoid, among other things, risk related to fluctuating interest rates. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap or cap agreements. The interest rate swap agreements moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The interest rate cap agreements effectively limit our exposure to interest rate risk by providing a ceiling on the underlying variable interest rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or partners’ capital, as appropriate. The interest rate caps are not material to our financial position or results of operations.

At September 30, 2010 and December 31, 2009, we had interest rate swaps with aggregate notional amounts of $52.3 million, and recorded fair values of $5.4 million and $1.6 million, respectively, reflected in accrued liabilities and other in our condensed consolidated balance sheets. At September 30, 2010, these interest rate swaps had a weighted average term of 10.4 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive income within partners’ capital to the extent of their effectiveness. For the nine months ended September 30, 2010 and 2009, we recognized changes in fair value of $3.8 million and $0.1 million, respectively, of which $3.8 million and $0.6 million, respectively, resulted in an adjustment to consolidated partners’ capital. We recognized less than $0.1 million and $0.5 million of ineffectiveness as an adjustment of interest expense during the nine months ended September 30, 2010 and 2009, respectively. Our consolidated comprehensive loss for the three and nine months ended September 30, 2010, totaled $30.1 million and $58.6 million, respectively, and consolidated comprehensive loss for the three and nine months ended September 30, 2009, totaled $10.9 million and $48.5 million, respectively, before the effects of noncontrolling interests. If the forward rates at September 30, 2010 remain constant, we estimate that during the next twelve months, we would reclassify into earnings approximately $1.6 million of the unrealized losses in accumulated other comprehensive income. If market interest rates increase above the 3.43% weighted average fixed rate under these interest rate swaps we will benefit from a lower effective rate than the underlying variable rates on this debt.

We have entered into total rate of return swaps on various fixed-rate secured tax-exempt bonds payable and fixed-rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. In exchange for our receipt of a fixed rate generally equal to the underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate, equivalent to the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a risk spread. These swaps generally have a second or third lien on the property collateralized by the related borrowings and the obligations under certain of these swaps are cross-collateralized with certain of the other swaps with a particular counterparty. The underlying borrowings are generally callable at our option, with no prepayment penalty, with 30 days advance notice, and the swaps generally have a term of less than five years. The total rate of return swaps have a contractually defined termination value generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings, which may require payment by us or to us for such difference. Accordingly, we believe fluctuations in the fair value of the borrowings from the inception of the hedging relationship generally will be offset by a corresponding fluctuation in the fair value of the total rate of return swaps.

We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense.

As of September 30, 2010 and December 31, 2009, we had borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $307.2 million and $352.7 million. At September 30, 2010, the weighted average fixed receive rate under the total return swaps was 6.8% and the weighted average variable pay

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rate was 0.9%, based on the applicable SIFMA and LIBOR rates effective as of that date. Information related to the fair value of these instruments at September 30, 2010 and December 31, 2009, is discussed further below.

Fair Value Measurements

We measure certain assets and liabilities in our consolidated financial statements at fair value, both on a recurring and nonrecurring basis. Certain of these fair value measurements are based on significant unobservable inputs classified within Level 3 of the valuation hierarchy defined in FASB ASC Topic 820. When a determination is made to classify a fair value measurement within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically include, in addition to the unobservable or Level 3 components, observable components that can be validated to observable external sources; accordingly, the changes in fair value in the table below are due in part to observable factors that are part of the valuation methodology.

The table below presents information regarding significant items measured in our consolidated financial statements at fair value on a recurring basis (in thousands):

	Level 2	Level 3
	Interest Rate	Total Rate of	Changes in Fair
	Swaps(1)	Return Swaps(2)	Value of Debt(3)	Total

Fair value at December 31, 2008	$(2,557)	$(29,495)	$29,495	$(2,557)
Unrealized gains (losses) included in earnings(4)(5)	(478)	3,395	(3,395)	(478)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	607	—	—	607

Fair value at September 30, 2009	$(2,428)	$(26,100)	$26,100	$(2,428)

Fair value at December 31, 2009	$(1,596)	$(24,307)	$24,307	$(1,596)
Unrealized gains (losses) included in earnings(4)(5)	(35)	5,771	(5,771)	(35)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	(3,806)	—	—	(3,806)

Fair value at September 30, 2010	$(5,437)	$(18,536)	$18,536	$(5,437)

(1)	The fair value of interest rate swaps is estimated using an income approach with primarily observable inputs including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.

(2)	Total rate of return swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. We calculate the termination value, which we believe is representative of the fair value, of total rate of return swaps using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements.

(3)	This represents changes in fair value of debt subject to our total rate of return swaps. We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. These borrowings are collateralized

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and non-recourse to us; therefore, we believe changes in our credit rating will not materially affect a market participant’s estimate of the borrowings’ fair value.

(4)	Unrealized gains (losses) relate to periodic revaluations of fair value and have not resulted from the settlement of a swap position.

(5)	These amounts are included in interest expense in the accompanying condensed consolidated statements of operations.

The table below presents information regarding amounts measured at fair value in our consolidated financial statements on a nonrecurring basis during the nine months ended September 30, 2010, all of which were based, in part, on significant unobservable inputs classified within Level 3 of the valuation hierarchy (in thousands):

	Fair Value	Total
	Measurement	Gain (Loss)

Real estate (impairments losses)(1)	$43,961	$(8,341)
Real estate (newly consolidated)(2)(3)	117,083	1,104
Property debt (newly consolidated)(2)(4)	83,890	—

(1)	During the nine months ended September 30, 2010, we reduced the aggregate carrying amounts of $52.3 million for real estate assets classified as held for sale to their estimated fair value, less estimated costs to sell. These impairment losses recognized generally resulted from a reduction in the estimated holding period for these assets. In periods prior to their classification as held for sale, we evaluated the recoverability of their carrying amounts based on an analysis of the undiscounted cash flows over anticipated expected holding period.

(2)	In connection with our adoption of ASU 2009-17 (see preceding discussion of Variable Interest Entities) and reconsideration events during the nine months ended September 30, 2010, we consolidated 17 partnerships at fair value. With the exception of such partnerships’ investments in real estate properties and related non-recourse property debt obligations, we determined the carrying amounts of the related assets and liabilities approximated their fair values. The difference between our recorded investments in such partnerships and the fair value of the assets and liabilities recognized in consolidation, resulted in an adjustment of consolidated partners’ capital (allocated between the Partnership and noncontrolling interests) for those partnerships consolidated in connection with our adoption of ASU 2009-17. For the partnerships we consolidated at fair value due to reconsideration events during the nine months ended September 30, 2010, the difference between our recorded investments in such partnerships and the fair value of the assets, liabilities and noncontrolling interests recognized upon consolidation resulted in our recognition of a gain, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the nine months ended September 30, 2010.

(3)	We estimate the fair value of real estate using income and market valuation techniques using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations.

(4)	Refer to the recurring fair value measurements table for an explanation of the valuation techniques we use to estimate the fair value of debt.

We believe that the aggregate fair value of our cash and cash equivalents, receivables, payables and short-term secured debt approximates their aggregate carrying amounts at September 30, 2010 and December 31, 2009, due to their relatively short-term nature and high probability of realization. We estimate fair value for our notes receivable and debt instruments using present value techniques that include income and market valuation approaches using observable inputs such as market rates for debt with the same or similar terms and unobservable inputs such as collateral quality and loan-to-value ratios on similarly encumbered assets. Because of the significance of unobservable inputs to these fair value measurements, we classify them within Level 3 of the fair value hierarchy. Present value calculations vary depending on the assumptions used, including the discount rate and estimates of future cash

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

flows. In many cases, the fair value estimates may not be realizable in immediate settlement of the instruments. The estimated aggregate fair value of our notes receivable was approximately $128.3 million and $126.1 million at September 30, 2010 and December 31, 2009, respectively, as compared to their carrying amounts of $140.8 million and $139.6 million. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $6.0 billion and $5.7 billion at September 30, 2010 and December 31, 2009, respectively, as compared to aggregate carrying amounts of $5.5 billion and $5.6 billion, respectively. The fair values of our derivative instruments at September 30, 2010 and December 31, 2009, are included in the table presented above.

Concentration of Credit Risk

Financial instruments that potentially could subject us to significant concentrations of credit risk consist principally of notes receivable and total rate of return swaps. Approximately $88.4 million of our notes receivable, or 1.2% of our total assets, at September 30, 2010, are collateralized by 84 buildings with 1,596 residential units in the West Harlem area of New York City. There are no other significant concentrations of credit risk with respect to our notes receivable due to the large number of partnerships that are borrowers under the notes and the geographic diversification of the properties that serve as the primary source of repayment of the notes.

At September 30, 2010, we had total rate of return swap positions with two financial institutions totaling $307.5 million. We periodically evaluate counterparty credit risk associated with these arrangements. At the current time, we have concluded we do not have material exposure. In the event either counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely impact our results of operations and operating cash flows. Additionally, the swap agreements with a specific counterparty provide for collateral calls to maintain specified loan-to-value ratios. As of September 30, 2010, we were not required to provide cash collateral pursuant to the total rate of return swaps. In the event the values of the real estate properties serving as collateral under these agreements decline, we may be required to provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows.

In July 2010, the FASB issued Accounting Standards Update 2010-20, Disclosures Regarding Credit Quality and the Allowance for Credit Losses, or ASU 2010-20, to address concerns regarding the sufficiency of disclosures regarding credit risk for finance receivables and the related allowance for credit losses. ASU 2010-20 defines finance receivables and requires disclosure of disaggregated information regarding receivables by portfolio segment and class. New disclosures include a detailed description of and changes to the allowance policy, a rollforward of the allowance for credit losses, and information about credit quality indicators we evaluate in assessing receivables, impaired receivables and past-due or nonaccrual financing receivables, including the aging of such receivables. The Partnership’s notes receivable and certain other receivables with contractual maturities in excess of one year will be subject to the revised disclosure guidance. The new disclosures will be phased in for our financial statements for the year ending December 31, 2010 and the quarter ending March 31, 2011. We have not yet determined the effect ASU 2010-20 will have on the disclosures included in our annual and quarterly financial statements.

Income Taxes

In March 2008, we were notified by the Internal Revenue Service, or the IRS, that it intended to examine our 2006 Federal tax return. During June 2008, the IRS issued AIMCO-GP, Inc., our general partner and tax matters partner, a summary report including the IRS’s proposed adjustments to our 2006 Federal tax return. In addition, in May 2009, we were notified by the IRS that it intended to examine our 2007 Federal tax return. During November 2009, the IRS issued AIMCO-GP, Inc. a summary report including the IRS’s proposed adjustments to our 2007 Federal tax return. We do not expect the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Use of Estimates

The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

NOTE 3 — Real Estate Dispositions

Real Estate Dispositions (Discontinued Operations)

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold and included in discontinued operations in the subsequent 12 months; thus, the number of properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale. At September 30, 2010 and December 31, 2009, we had one and 32 properties, with an aggregate of 164 and 5,212 units, respectively, classified as held for sale. Amounts classified as held for sale in the accompanying condensed consolidated balance sheets are as follows (in thousands):

	September 30,	December 31,
	2010	2009

Real estate, net	$4,963	$199,743
Other assets	216	3,927

Assets held for sale	$5,179	$203,670

Property debt	$6,447	$178,339
Other liabilities	44	5,553

Liabilities related to assets held for sale	$6,491	$183,892

During the nine months ended September 30, 2010 and 2009, we sold 31 properties and 57 properties with an aggregate of 5,048 units and 13,405 units, respectively. During the year ended December 31, 2009, we sold 89 consolidated properties with an aggregate of 22,503 units. For the three and nine months ended September 30, 2010 and 2009, discontinued operations includes the results of operations for the periods prior to the date of sale for all properties sold and for properties classified as held for sale as of September 30, 2010.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of the components of income from discontinued operations and the related amounts of income from discontinued operations attributable to the Partnership and to noncontrolling interests for the three and nine months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Rental and other property revenues	$2,081	$45,126	$20,654	$170,309
Property operating expenses	(392)	(22,619)	(9,255)	(85,233)
Depreciation and amortization	(734)	(14,521)	(4,581)	(52,718)
Provision for operating real estate impairment losses	(1,142)	(26,298)	(9,263)	(40,712)
Other expenses, net	(720)	(2,266)	(470)	(7,859)

Operating loss	(907)	(20,578)	(2,915)	(16,213)
Interest income	83	85	186	278
Interest expense	(709)	(8,751)	(4,137)	(34,142)

Loss before gain on dispositions of real estate and income tax	(1,533)	(29,244)	(6,866)	(50,077)
Gain on extinguishment of debt	—	259	—	259
Gain on dispositions of real estate	21,043	70,889	74,364	133,428
Income tax benefit	189	3,500	1,034	2,679

Income from discontinued operations, net	$19,699	$45,404	$68,532	$86,289

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(5,298)	$(32,349)	$(21,900)	$(58,077)

The Partnership	$14,401	$13,055	$46,632	$28,212

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transactions, including any prepayment penalties incurred upon repayment of property loans collateralized by the properties being sold. Such prepayment penalties totaled $0.6 million and $3.8 million for the three and nine months ended September 30, 2010, respectively, and $7.6 million and $19.4 million for the three and nine months ended September 30, 2009, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale.

In connection with properties sold or classified as held for sale during the three and nine months ended September 30, 2010, we allocated $0.5 million and $3.3 million, respectively, of goodwill related to our conventional and affordable segments to the carrying amounts of the properties sold or classified as held for sale. Of these amounts, $0.3 million and $2.9 million, respectively, were treated as a reduction of gain on dispositions of real estate and $0.2 million and $0.4 million, respectively, were treated as an adjustment of impairment losses during the three and nine months ended September 30, 2010. In connection with properties sold or classified as held for sale during the three and nine months ended September 30, 2009, we allocated $3.5 million and $6.5 million of goodwill related to our conventional and affordable segments to the carrying amounts of the properties sold or classified as held for sale. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill was allocated.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Gain on Dispositions of Unconsolidated Real Estate and Other

During the three months ended September 30, 2010, we recognized $0.9 million of gains on the disposition of interests in unconsolidated real estate partnerships and other, primarily due to our consolidation during 2010 of several previously unconsolidated real estate partnerships. We consolidated these partnerships at fair value upon our removal of the previous general partner and at the time of consolidation we recognized a gain equal to the difference between the fair value of the net assets and liabilities consolidated and the carrying amount of our investment in these entities.

During the nine months ended September 30, 2010, we recognized $5.4 million of gains on the disposition of interests in unconsolidated real estate partnerships and other. These gains were primarily related to sales of investments held by partnerships we consolidated in accordance with our adoption of ASU 2009-17 (see Note 2) and in which we generally hold a nominal general partner interest. Accordingly, these gains were primarily attributed to noncontrolling interests in consolidated real estate partnerships.

During the three months ended September 30, 2009, we recognized $2.8 million of gains on the disposition of unconsolidated real estate and other, which consisted of a $3.9 million gain from the disposition of our interest in a group purchasing organization, partially offset by losses related to unconsolidated real estate partnerships.

During the nine months ended September 30, 2009, we recognized $18.2 million of gains on the disposition of unconsolidated real estate and other. These gains consisted of $8.6 million resulting from our receipt in 2009 of additional proceeds related to our disposition during 2008 of an interest in an unconsolidated real estate partnership, a $3.9 million gain from the disposition of our interest in a group purchasing organization and approximately $5.7 million of gains related to dispositions of interests in unconsolidated real estate partnerships.

NOTE 4 —	Other Significant Transactions

Restructuring Costs

During 2009, in connection with the repositioning of our portfolio, we completed organizational restructuring activities that included reductions in workforce and related costs and the abandonment of additional leased corporate facilities and redevelopment projects. During the nine months ended September 30, 2010, we reduced our restructuring accruals by $1.7 million and $4.7 million related to payments on unrecoverable lease obligations and severance and personnel related costs, respectively. As of September 30, 2010, the remaining accruals associated with our restructuring activity are $5.2 million for estimated unrecoverable lease obligations, which will be paid over the remaining terms of the affected leases.

Preferred Unit Transactions

On September 7, 2010, Aimco issued 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock, par value $.01 per share, or the Class U Preferred Stock, in an underwritten public offering for a price per share of $24.09 (reflecting a price to the public of $24.86 per share, less an underwriting discount and commissions of $0.77 per share). The offering generated net proceeds of $96.1 million (after deducting underwriting discounts and commissions and estimated transaction expenses). Aimco contributed the net proceeds to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units. We recorded issuance costs of $3.3 million, consisting primarily of underwriting commissions, as an adjustment of partners’ capital attributable to the Partnership within our condensed consolidated balance sheet.

On October 7, 2010, using the net proceeds from the issuance of Class U Preferred Stock supplemented by corporate funds, Aimco redeemed all of the 4,050,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock, inclusive of 10,000 shares held by a consolidated subsidiary that are eliminated in consolidation. This redemption was for cash at a price equal to $25.00 per share, or $101.3 million in aggregate, plus accumulated and unpaid dividends of $2.2 million. Concurrent with this redemption, we redeemed all of our outstanding Class G

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cumulative Preferred Units, 4,040,000 of which were held by Aimco and 10,000 of which were held by a consolidated subsidiary. In connection with the redemption, $4.3 million of issuance costs previously recorded as a reduction of partners’ capital attributable to the Partnership will be reflected as an increase in net income attributable to preferred unitholders for purposes of calculating earnings per unit for the three months and year ending December 31, 2010.

NOTE 5 —	Commitments and Contingencies

Commitments

In connection with our redevelopment activities, we have commitments of approximately $0.3 million related to construction projects that are expected to be completed during 2010. Additionally, we enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

We have committed to fund an additional $4.0 million in loans on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment between $30.6 million and $97.7 million and the assumption of $118.6 million in property debt. The ability to exercise the put and the amount of cash payment required upon exercise is dependent upon the achievement of specified thresholds by the current owner of the properties.

In June 2009, Aimco entered into an agreement that allows the holder of some of its Series A Community Reinvestment Act Preferred Stock, or CRA Preferred Stock, to require Aimco to repurchase a portion of the CRA Preferred Stock at a 30% discount to the liquidation preference. In accordance with this repurchase agreement, in May 2010, Aimco repurchased 20 shares, or $10.0 million in liquidation preference, of CRA Preferred Stock for $7.0 million. Concurrent with this redemption, we repurchased from Aimco an equivalent number of our Series A Community Reinvestment Act Perpetual Preferred Units, or CRA Preferred Units. We reflected the $3.0 million excess of the carrying value over the repurchase price, offset by $0.2 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to preferred unitholders for the nine months ended September 30, 2010.

As of September 30, 2010, Aimco had a remaining potential obligation under this agreement to repurchase up to $20.0 million in liquidation preference of its CRA Preferred Stock. If required, these additional repurchases will be for up to $10.0 million in liquidation preference in May 2011 and 2012. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our CRA Preferred Units. Based on the holder’s ability to require Aimco to repurchase these amounts and our obligation to purchase from Aimco a corresponding number of our CRA Preferred Units, the $20.0 million in liquidation preference of CRA Preferred Units, or the maximum redemption value of such preferred units, is classified within temporary capital in our consolidated balance sheet at September 30, 2010.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The remaining compliance periods for our tax credit syndication arrangements range from less than one year to 15 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property, including lead-based paint. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the facility. In connection with the ownership, operation and management of properties, we could potentially be liable for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate hazardous substances may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of September 30, 2010, are immaterial to our consolidated financial condition, results of operations and cash flows.

NOTE 6 —	Earnings (Loss) per Unit

We calculate earnings (loss) per unit based on the weighted average number of common OP Units, participating securities, common OP unit equivalents and dilutive convertible securities outstanding during the period. We consider both common OP Units and High Performance Units, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings (loss) per unit data presented below. The

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

following table illustrates the calculation of basic and diluted earnings (loss) per unit for the three and nine months ended September 30, 2010 and 2009 (in thousands, except per unit):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Numerator:
Loss from continuing operations	$(47,965)	$(54,754)	$(123,302)	$(135,431)
Loss from continuing operations attributable to noncontrolling interests	16,511	13,095	23,695	33,412
Income attributable to the Partnership’s preferred unitholders	(13,492)	(14,731)	(39,918)	(42,189)
Income attributable to participating securities	(2)	—	—	—

Loss from continuing operations attributable to the Partnership’s common unitholders	$(44,948)	$(56,390)	$(139,525)	$(144,208)

Income from discontinued operations	$19,699	$45,404	$68,532	$86,289
Income from discontinued operations attributable to noncontrolling interests	(5,298)	(32,349)	(21,900)	(58,077)

Income from discontinued operations attributable to the Partnership’s common unitholders	$14,401	$13,055	$46,632	$28,212

Net loss	$(28,266)	$(9,350)	$(54,770)	$(49,142)
Loss (income) attributable to noncontrolling interests	11,213	(19,254)	1,795	(24,665)
Income attributable to the Partnership’s preferred unitholders	(13,492)	(14,731)	(39,918)	(42,189)
Income attributable to participating securities	(2)	—	—	—

Net loss attributable to the Partnership’s common unitholders	$(30,547)	$(43,335)	$(92,893)	$(115,996)

Denominator:
Denominator for basic earnings per unit — weighted average number of common units outstanding	124,739	124,376	124,601	122,790
Effect of dilutive securities:
Dilutive potential common units	—	—	—	—

Denominator for diluted earnings per unit	124,739	124,376	124,601	122,790

Earnings (loss) per common unit:
Basic and diluted earnings (loss) per common unit:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.36)	$(0.45)	$(1.12)	$(1.17)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.11	0.10	0.37	0.23

Net loss attributable to the Partnership’s common unitholders	$(0.25)	$(0.35)	$(0.75)	$(0.94)

As of September 30, 2010 and 2009, the common unit equivalents that could potentially dilute basic earnings per unit in future periods totaled 7.2 million and 9.9 million, respectively. These securities, representing options to

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

purchase shares of Aimco Class A Common Stock, have been excluded from the earnings (loss) per unit computations for the three and nine months ended September 30, 2010 and 2009, because their effect would have been anti-dilutive. Participating securities, consisting of unvested restricted shares of Aimco Class A Common Stock and shares of Aimco Class A Common Stock purchased pursuant to officer loans, receive dividends similar to shares of Aimco Class A Common Stock and common OP Units and totaled 0.6 million and 0.9 million at September 30, 2010 and 2009, respectively. The effect of participating securities is reflected in basic and diluted earnings (loss) per unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings.

Various classes of redeemable preferred OP Units are outstanding. Depending on the terms of each class, these preferred OP Units are convertible into common OP Units or redeemable for cash or, at our option, shares of Aimco Class A Common Stock, and are paid distributions varying from 1.84% to 9.5% per annum per unit, or equal to the dividends paid on Aimco Class A Common Stock based on the conversion terms. As of September 30, 2010, a total of 3.1 million preferred OP Units were outstanding with redemption values of $82.7 million and were potentially redeemable for approximately 3.9 million shares of Aimco Class A Common Stock (based on the period end market price), or cash at our option. We have a redemption policy that requires cash settlement of redemption requests for the preferred OP Units, subject to limited exceptions. The potential dilutive effect of these securities would have been antidilutive in the periods presented; however, based on our cash redemption policy, they may also be excluded from future earnings (loss) per unit computations in periods during which their effect is dilutive.

In December 2009, we adopted the provisions of FASB Accounting Standards Update 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash, or ASU 2010-01, which are codified in FASB ASC Topic 505. ASU 2010-01 requires that for distributions with components of cash and stock, the portion distributed in stock should be accounted for prospectively as a stock issuance with no retroactive adjustment to basic and diluted earnings per share. In accordance with ASU 2010-01, we retrospectively revised the accounting treatment of our special distribution paid in January 2009, resulting in a 1.6 million reduction in the number of weighted average units outstanding and a $0.01 increase in the loss per unit attributed to the Partnership’s common unitholders for the nine months ended September 30, 2009, as compared to the amounts reported in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.

NOTE 7 —	Business Segments

Based on a planned reduction in our transactional activities, during the three months ended March 31, 2010, we reevaluated our reportable segments and determined our investment management reporting unit no longer meets the requirements for a reportable segment. Additionally, to provide more meaningful information regarding our real estate operations, we elected to disaggregate information for the prior real estate segment. Following these changes, we have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and include 227 properties with 70,844 units. Our affordable real estate operations consist of 251 properties with 29,097 units, with rents that are generally paid, in whole or part, by a government agency.

Our chief operating decision maker uses various generally accepted industry financial measures to assess the performance of the business, including: property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; Net Asset Value, which is the estimated fair value of our assets, net of debt; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred unit redemption related gains or losses; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. The chief operating decision maker emphasizes net operating income as a key measurement of segment profit or loss. Segment net operating income is generally defined as segment revenues less direct segment operating expenses.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables present the revenues, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments for the three and nine months ended September 30, 2010 and 2009 (in thousands):

			Corporate and
	Conventional	Affordable	Amounts Not
	Real Estate	Real Estate	Allocated to
	Operations	Operations(1)	Segments	Total

Three Months Ended September 30, 2010:
Rental and other property revenues(2)	$228,327	$53,612	$656	$282,595
Asset management and tax credit revenues	—	—	9,707	9,707

Total revenues	228,327	53,612	10,363	292,302

Property operating expenses(2)	88,782	25,479	13,913	128,174
Asset management and tax credit expenses	—	—	2,609	2,609
Depreciation and amortization(2)	—	—	107,309	107,309
Provision for operating real estate impairment losses(2)	—	—	287	287
General and administrative expenses	—	—	12,096	12,096
Other expenses, net	—	—	4,394	4,394

Total operating expenses	88,782	25,479	140,608	254,869

Net operating income (loss)	139,545	28,133	(130,245)	37,433
Other items included in continuing operations	—	—	(85,398)	(85,398)

Income (loss) from continuing operations	$139,545	$28,133	$(215,643)	$(47,965)

Three Months Ended September 30, 2009:
Rental and other property revenues(2)	$227,917	$46,040	$1,115	$275,072
Asset management and tax credit revenues	—	—	10,325	10,325

Total revenues	227,917	46,040	11,440	285,397

Property operating expenses(2)	92,969	23,112	17,143	133,224
Asset management and tax credit expenses	—	—	4,213	4,213
Depreciation and amortization(2)	—	—	110,290	110,290
Provision for operating real estate impairment losses(2)	—	—	66	66
General and administrative expenses	—	—	12,772	12,772
Other expenses, net	—	—	7,637	7,637

Total operating expenses	92,969	23,112	152,121	268,202

Net operating income (loss)	134,948	22,928	(140,681)	17,195
Other items included in continuing operations	—	—	(71,949)	(71,949)

Income (loss) from continuing operations	$134,948	$22,928	$(212,630)	$(54,754)

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Corporate and
	Conventional	Affordable	Amounts Not
	Real Estate	Real Estate	Allocated to
	Operations	Operations(1)	Segments	Total

Nine Months Ended September 30, 2010:
Rental and other property revenues(2)	$683,257	$159,668	$2,695	$845,620
Asset management and tax credit revenues	—	—	23,560	23,560

Total revenues	683,257	159,668	26,255	869,180

Property operating expenses(2)	272,135	78,649	45,080	395,864
Asset management and tax credit expenses	—	—	10,979	10,979
Depreciation and amortization(2)	—	—	322,393	322,393
Provision for operating real estate impairment losses(2)	—	—	287	287
General and administrative expenses	—	—	39,015	39,015
Other expenses, net	—	—	2,097	2,097

Total operating expenses	272,135	78,649	419,851	770,635

Net operating income (loss)	411,122	81,019	(393,596)	98,545
Other items included in continuing operations	—	—	(221,847)	(221,847)

Income (loss) from continuing operations	$411,122	$81,019	$(615,443)	$(123,302)

Nine Months Ended September 30, 2009:
Rental and other property revenues(2)	$682,488	$140,793	$4,098	$827,379
Asset management and tax credit revenues	—	—	32,469	32,469

Total revenues	682,488	140,793	36,567	859,848

Property operating expenses(2)	273,841	68,676	48,504	391,021
Asset management and tax credit expenses	—	—	12,719	12,719
Depreciation and amortization(2)	—	—	321,661	321,661
Provision for operating real estate impairment losses(2)	—	—	1,635	1,635
General and administrative expenses	—	—	43,612	43,612
Other expenses, net	—	—	12,453	12,453

Total operating expenses	273,841	68,676	440,584	783,101

Net operating income (loss)	408,647	72,117	(404,017)	76,747
Other items included in continuing operations	—	—	(212,178)	(212,178)

Income (loss) from continuing operations	$408,647	$72,117	$(616,195)	$(135,431)

(1)	Net operating income amounts from our affordable real estate operations for 2010 are not comparable to the 2009 amounts due to our adoption during 2010 of revised accounting guidance regarding consolidation of variable interest entities (see Note 2).

(2)	Our chief operating decision maker assesses the performance of our conventional and affordable real estate operations using, among other measures, net operating income, excluding property management revenues and certain property management expenses, casualty gains and losses, depreciation and amortization and provision for operating real estate impairment losses. Accordingly, we do not allocate these amounts to our segments.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The assets of our reportable segments are as follows (in thousands):

	September 30,	December 31,
	2010	2009

Conventional	$5,898,194	$6,032,988
Affordable	1,188,134	1,130,089
Corporate and other assets	547,057	759,062

Total consolidated assets	$7,633,385	$7,922,139

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Report contains or may contain information that is forward-looking, within the meaning of the federal securities laws, including, without limitation, statements regarding our ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents we file from time to time with the Securities and Exchange Commission. As used herein and except as the context otherwise requires, “we,” “our,” “us” and the “Company” refer to AIMCO Properties, L.P. (which we refer to as the Partnership) and the Partnership’s consolidated corporate subsidiaries and consolidated real estate partnerships, collectively.

Executive Overview

We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our goal is to provide above average returns with lower volatility. Our business plan to achieve this goal is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the total market value of institutional-grade apartment properties in a particular market);

•	improve our portfolio through selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or redevelopment of assets in our portfolio; and

•	finance our operations using non-recourse, long-dated, fixed rate property debt and perpetual preferred equity.

Our owned real estate portfolio includes 227 conventional properties with 70,844 units and 251 affordable properties with 29,097 units. Our conventional and affordable portfolios comprise 88% and 12% of our total property net asset value. For the three months ended September 30, 2010, our conventional portfolio monthly rents averaged $1,044 and provided 62% operating margins. These average rents increased from $1,042 for the three months ended June 30, 2010, which were approximately 101% of local market averages (based on June 30, 2010 market data, the most recent period for which third party data is available). Our diversified portfolio resulted in improved property operating results from 2008 to 2010. After adjustments for discontinued operations, the increase or decrease in net operating income of our total real estate operations, total same store portfolio and conventional same store portfolio during 2008, 2009 and year-to-date September 30, 2010 was as follows:

	Real Estate	Total Same	Conventional
	Operations	Store	Same Store

2008 as compared to 2007	3.9%	3.7%	3.5%
2009 as compared to 2008	(0.5)%	(3.3)%	(4.2)%
Nine months ended September 30, 2010 as compared to nine months ended September 30, 2009	0.9%	(1.0)%	(1.4)%
Three months ended September 30, 2010 as compared to three months ended September 30, 2009	3.2%	3.0%	2.6%

We continue to work toward simplifying our business, including a de-emphasis on transactional based activity fees and a corresponding reduction in personnel involved in those activities. Income from transactional activities has decreased during the nine months ended September 30, 2010 as compared to 2009, and our offsite costs have been reduced by $13.1 million. Our 2009 and 2010 results are discussed in the Results of Operations section below.

We upgrade the quality of our portfolio through the sale of communities with rents below average market rents. We prefer the redevelopment of select properties in our existing portfolio to ground-up development, as we believe it provides superior risk adjusted returns with lower volatility.

Our leverage strategy focuses on minimizing risk. At September 30, 2010, approximately 85% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt, 15% consisted of perpetual preferred equity, which limits our refunding and re-pricing risk, and we had no outstanding corporate level debt. Our leverage strategy limits refunding risk on our property-level debt, with 2% of our debt maturing in 2011, less than 10% maturing in each of 2012 and 2013, and less than 8% maturing in each of 2014 and 2015, and provides a hedge against increases in interest rates and inflation, with approximately 90% of our property-level debt being fixed-rate. During September 2010, we expanded our credit facility from $180.0 million to $300.0 million, providing additional liquidity for short-term or unexpected cash requirements.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; Net Asset Value, which is the estimated fair value of our assets, net of debt; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred unit redemption related gains or losses; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Funds From Operations represents net income or loss, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Capital Replacements represent capital additions that are deemed to replace the consumed portion of acquired capital assets. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

Highlights of our results of operations for the three months ended September 30, 2010, are summarized below:

•	Average daily occupancy for our Conventional Same Store properties remained high at 96.0%.

•	Conventional Same Store revenues and expenses for the three months ended September 30, 2010, decreased by 0.1% and 4.2%, respectively, as compared to the three months ended September 30, 2009, resulting in a 2.6% increase in net operating income.

•	Conventional Same Store net operating income for the three months ended September 30, 2010, increased by 1.0% as compared to the three months ended June 30, 2010.

•	Operating income related to our asset management, tax credit and investment management activities have increased slightly relative to 2009, primarily due to reductions in personnel and related costs based on a reduced emphasis on this part of our business.

•	Property sales declined relative to 2009. We expect property sales to continue to decline in the remainder of 2010, as property sales completed through July allowed us to fully repay the remainder of our term debt.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying condensed consolidated financial statements in Item 1.

Results of Operations

Overview

Three and nine months ended September 30, 2010 compared to September 30, 2009

We reported net loss attributable to the Partnership of $17.1 million and net loss attributable to the Partnership’s common unitholders of $30.5 million for the three months ended September 30, 2010, compared to net loss attributable to the Partnership of $28.6 million and net loss attributable to the Partnership’s common unitholders of $43.3 million for the three months ended September 30, 2009, decreases in losses of $11.5 million and $12.8 million, respectively.

These decreases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations; and

•	a decrease in earnings allocated to noncontrolling interests in consolidated real estate partnerships, primarily due to their share of the decrease in gains on disposition of consolidated real estate properties discussed below.

The effects of these items on our operating results were partially offset by a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to a decrease in property sales in 2010 as compared to 2009.

For the nine months ended September 30, 2010, we reported net loss attributable to the Partnership of $53.0 million and net loss attributable to the Partnership’s common unitholders of $92.9 million, compared to net loss attributable to the Partnership of $73.8 million and net loss attributable to the Partnership’s common unitholders of $116.0 million for the nine months ended September 30, 2009, decreases of $20.8 million and $23.1 million, respectively.

These decreases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations;

•	a decrease in earnings allocated to noncontrolling interests in consolidated real estate partnerships, primarily due to their share of the decrease in gains on disposition of consolidated real estate properties as discussed below; and

•	a decrease in other expenses, primarily attributable to the settlement of certain litigation matters in 2010.

The effects of these items on our operating results were partially offset by:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to a decrease in property sales in 2010 as compared to 2009; and

•	a decrease in gain on dispositions of unconsolidated real estate and other, primarily attributable to additional proceeds received in 2009 related to our disposition during 2008 of an interest in an unconsolidated real estate partnership.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Real Estate Operations

Our real estate portfolio is comprised of two business components: conventional real estate operations and affordable real estate operations, which also represent our two reportable segments. Our conventional real estate portfolio consists of market-rate apartments with rents paid by the resident and includes 227 properties with 70,844 units. Our affordable real estate portfolio consists of 251 properties with 29,097 units, with rents that are generally paid, in whole or part, by a government agency. Our conventional and affordable properties contributed 88% and 12%, respectively, of our ownership adjusted property net operating income amounts during the nine months ended September 30, 2010.

The following table summarizes the net operating income of our real estate operations, including our conventional and affordable segments, for the three and nine months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Rental and other property revenues:
Conventional real estate operations	$228,327	$227,917	$683,257	$682,488
Affordable real estate operations	53,612	46,040	159,668	140,793
Corporate and amounts not allocated	656	1,115	2,695	4,098

Total	282,595	275,072	845,620	827,379

Property operating expenses:
Conventional real estate operations	88,782	92,969	272,135	273,841
Affordable real estate operations	25,479	23,112	78,649	68,676
Corporate and amounts not allocated	13,913	17,143	45,080	48,504

Total	128,174	133,224	395,864	391,021

Real estate operations net operating income:
Conventional real estate operations	139,545	134,948	411,122	408,647
Affordable real estate operations	28,133	22,928	81,019	72,117
Corporate and amounts not allocated	(13,257)	(16,028)	(42,385)	(44,406)

Total	$154,421	$141,848	$449,756	$436,358

For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, our real estate operations net operating income increased by $12.6 million, or 8.9%, and consisted of an increase in rental and other property revenues of $7.5 million, or 2.7%, and a decrease in property operating expenses of $5.1 million, or 3.8%.

Our conventional segment consists of conventional properties we classify as same store, redevelopment and other conventional properties. Same store properties are properties we manage and that have reached and maintained a stabilized level of occupancy during the current and prior year comparable period. Redevelopment properties are those in which a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or for which other significant non-unit renovations are underway or have been complete for less than one year. Other conventional properties may include conventional properties that have significant rent control restrictions, acquisition properties, university housing properties and properties that are not multifamily, such as commercial properties or fitness centers. Our conventional segment’s net operating income increased $4.6 million, or 3.4%, during the three months ended September 30, 2010 as compared to 2009.

Conventional same store net operating income increased by $3.2 million, primarily due to a reduction in previously estimated real estate tax obligations resulting from successful appeals settled during the period, and decreases in marketing expenses. This overall decrease in expenses was partially offset by a decrease in our conventional same store revenues of $0.2 million, resulting from lower average rent (approximately $26 per unit), partially offset by an increase of 120 basis points in average physical occupancy and higher utility reimbursement and miscellaneous income. Rental rates on new leases transacted during the three months ended September 30, 2010, were 1.4% lower than expiring lease rates, while renewal rates were 1.5% higher than expiring lease rates.

The net operating income of our conventional redevelopment properties increased by $1.0 million, due to a $0.8 million increase in revenues resulting from a 6% increase in the number of units in service at these properties relative to 2009 and a $0.2 million decrease in expenses.

The net operating income of our conventional other properties increased by $0.4 million, primarily due to decreases in real estate taxes.

The net operating income of our affordable segment, which includes same store and redevelopment properties, increased $5.2 million, or 22.7%, during the three months ended September 30, 2010 as compared to 2009. Revenues and expenses of our affordable properties increased by $7.6 million and $2.4 million, respectively, primarily due to properties we consolidated based on our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our condensed consolidated financial statements in Item 1). Our other affordable properties’ revenues increased by $1.5 million, due to increases in average rent and occupancy. For the three months ended September 30, 2010, average month-end occupancy for our affordable properties was 97.4%, an increase of 60 basis points as compared to the three months ended September 30, 2009, while average rent per unit increased 2.7% from $773 to $794 per unit.

For the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, our real estate operations net operating income increased by $13.4 million, or 3.1%, and consisted of an increase in rental and other property revenues of $18.2 million, or 2.2%, and an offsetting increase in property operating expenses of $4.8 million, or 1.2%.

Our conventional segment net operating income increased $2.5 million, or 0.6%, during the nine months ended September 30, 2010 as compared to 2009.

Our conventional same store net operating income decreased $1.3 million. This decrease was attributed to a $3.0 million decrease in revenue, primarily due to lower average rent (approximately $43 per unit), partially offset by an increase of 230 basis points in average physical occupancy and higher utility reimbursement and miscellaneous income. The decrease in revenue was partially offset by a $1.7 million decrease in expense, primarily due to a reduction in previously estimated real estate tax obligations resulting from successful appeals settled during the period, and decreases in marketing expenses.

Conventional redevelopment net operating income increased by $5.1 million, due to a $4.4 million increase in revenues resulting from a 13% increase in the number of units in service at these properties relative to 2009, and a $0.7 million decrease in expense, primarily due to a reductions in marketing expenses as the occupancy at these properties increased.

Our conventional other net operating income decreased by $1.3 million primarily due to decreases in revenues, a result of fewer units in service at certain properties that incurred casualty losses, and increases in expenses.

Our affordable segment net operating income increased $8.9 million, or 12.3%, during the nine months ended September 30, 2010 as compared to 2009. Revenues and expenses of our affordable properties increased by $18.9 million and $10.0 million, respectively, $15.5 million and $9.3 million of which was due to properties we consolidated based on our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our condensed consolidated financial statements in Item 1). Revenues of our other affordable properties increased by $3.4 million, primarily due to a $21 per unit increase in average rent.

Real estate operations net operating income amounts not attributed to our conventional or affordable segments include property management revenues and expenses and casualty losses, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance. For the three and nine months ended September 30, 2010, as compared to the three and nine months ended September 30, 2009, property management revenues decreased by $0.5 million and $1.4 million, respectively, primarily due to the elimination of revenues related to properties consolidated during 2010 in connection with our adoption of revised accounting guidance regarding consolidation of variable interest entities discussed above. For the three and nine months ended September 30, 2010, as compared to the three and nine months ended September 30, 2009, expenses not allocated to our conventional or affordable segments decreased by $3.2 million and $3.4 million, respectively. Casualty losses decreased by $1.7 million during the three months ended September 30, 2010, as compared to 2009, whereas casualty losses increased by $0.8 million during the nine months ended September 30, 2010, as compared to 2009. Property management expenses decreased by $1.5 million and $4.3 million, respectively, during the three and nine months ended September 30, 2010, as compared to 2009, primarily due to reductions in personnel and related costs attributed to our restructuring activities (see Note 4 to the condensed consolidated financial statements in Item 1).

Asset Management and Tax Credit Revenues

We perform activities and services for consolidated and unconsolidated real estate partnerships, including portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, asset management and tax credit revenues decreased $0.6 million. This decrease is attributable to a $1.8 million decrease in disposition and other fees we earn in connection with transactional activities, a $0.7 million decrease in income related to our affordable housing tax credit syndication business, which primarily relates to a reduction in amortization of deferred tax credit income, and a $0.5 million decrease in current asset management fees, partially offset by a $2.4 million increase in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

For the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, asset management and tax credit revenues decreased $8.9 million. This decrease is attributable to a $5.3 million decrease in income related to our affordable housing tax credit syndication business, which includes a $2.5 million write off of syndication fees receivable we determined were uncollectible during 2010 and a $2.8 million decrease in amortization of related tax credit income, primarily related to adjustments in the amount and timing of anticipated cash flows for several tax credit projects. The decrease in revenues also includes a $3.2 million decrease in disposition and other fees we earn in connection with transactional activities and a $1.6 million decrease in current asset management fees, primarily due to the elimination of fees associated with certain partnerships we consolidated during 2010 (see Note 2 to our condensed consolidated financial statements in Item 1 discussing our adoption of revised accounting guidance regarding the consolidation of variable interest entities), partially offset by a $1.2 million increase in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

Investment Management Expenses

Investment management expenses consist primarily of the costs of personnel that perform asset management and tax credit activities. For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, investment management expenses decreased $1.6 million. This decrease is primarily due to a $1.3 million reduction in personnel and related costs from our organizational restructurings.

For the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, investment management expenses decreased $1.7 million. This decrease is primarily due to a $4.0 million reduction in personnel and related costs from our organizational restructurings, offset by a $2.3 million increase in expenses, primarily related to our write off of previously deferred costs related to tax credit projects we recently abandoned.

Depreciation and Amortization

For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, depreciation and amortization decreased $3.0 million, or 2.7%. This decrease was primarily due to depreciation adjustments recognized in 2009 to reduce the carrying amount of certain properties. This decrease was partially offset by an increase in depreciation related to properties we consolidated during 2010 based on our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our condensed consolidated financial statements in Item 1).

For the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, depreciation and amortization increased $0.7 million, or 0.2%. This increase was primarily related to completed redevelopments and other capital projects recently placed in service and properties we consolidated during 2010 as discussed above. These increases were partially offset by depreciation adjustments recognized in 2009 to reduce the carrying amount of certain properties.

General and Administrative Expenses

For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, general and administrative expenses decreased $0.7 million, or 5.3%, and for the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, general and administrative expenses decreased $4.6 million, or 10.5%. These decreases are primarily attributable to net reductions in personnel and related expenses, partially offset by an increase in information technology outsourcing costs.

In connection with our organizational restructuring activities discussed in Note 4 to the condensed consolidated financial statements in Item 1, we have reduced our total offsite costs, which include costs reported in general and administrative expenses and property operating expenses, by 14% during the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, other expenses, net decreased by $3.2 million, primarily due to $2.8 million of restructuring costs incurred during 2009 for which there were no comparable costs during 2010 (see Note 4 to the condensed consolidated financial statements in Item 1 for additional information).

For the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, other expenses, net changed favorably by $10.4 million, primarily attributable to the settlement of certain litigation matters in 2010 and restructuring costs incurred during 2009 for which there were no comparable costs during 2010.

Interest Expense

For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, interest expense, which includes the amortization of deferred financing costs, increased by $1.1 million, or 1.5%. Property related interest expense increased by $3.4 million, primarily due to a $1.5 million increase related to properties newly consolidated in 2010 (see Note 2 to our condensed consolidated financial statements in Item 1 for further discussion of our adoption of ASU 2009-17) and an increase in interest related to properties refinanced with higher average rates, partially offset by lower average outstanding balances. The increase in property related interest expense was partially offset by a $2.3 million decrease in corporate interest expense, primarily due to a decrease in the average outstanding balance on our term loan, which was repaid during July 2010.

For the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, interest expense decreased by $1.4 million, or 0.6%. Interest expense decreased due to a $6.5 million decrease in corporate interest expense, primarily due to a decrease in the average outstanding balance on our term loan, which was repaid during July 2010. The decrease in corporate interest expense was offset by a $5.1 million increase in property related interest expense. Property related interest expense increased by $3.3 million due to properties newly consolidated in 2010 and $1.8 million due to properties refinanced with higher average rates, partially offset by lower average outstanding balances.

The increases in property interest expense discussed above are a consequence of our aforementioned leverage strategy, which focuses on limiting our refunding and re-pricing risk. Pursuant to this strategy, during 2010 we capitalized on historically low interest rates by refinancing properties with low variable interest rates and near term maturities with long-dated, fixed-rate debt. These refinancing transactions eliminated maturity and re-pricing risk from our balance sheet and the long-term fixed-rates will hedge against inflation.

Equity in (Losses) Earnings of Unconsolidated Real Estate Partnerships

Equity in (losses) earnings of unconsolidated real estate partnerships includes our share of net earnings or losses of our unconsolidated real estate partnerships, and may include impairment losses, gains or losses on the disposition of real estate assets or depreciation expense which generally exceeds the net operating income recognized by such unconsolidated partnerships.

For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, equity in losses of unconsolidated real estate partnerships increased $11.9 million. During the three months ended September 30, 2010, certain of our consolidated tax credit funds reduced by $9.8 million their December 31, 2009 investment balances related to unconsolidated low income housing tax credit partnerships based on changes in the estimated future tax benefits and residual proceeds. We recognized the equity in losses in our consolidated financial statements during the three months ended September 30, 2010. Substantially all of the equity in losses were attributed to noncontrolling interests in the consolidated tax credit funds that hold such investments and, accordingly, had an insignificant effect on net loss attributable to the Partnership during period. The remainder of the increase in equity in losses related primarily to losses recognized by certain partnerships we consolidated during 2010 (see Note 2 to our condensed consolidated financial statements in Item 1 for further discussion of our adoption of ASU 2009-17) for which no comparable losses were recognized in 2009.

For the nine months ended September 30, 2010, equity in losses of unconsolidated real estate partnerships increased $3.1 million. The net increase in losses included our reversal during the three months ended March 31, 2010, of approximately $11.2 million of excess equity in losses recognized during 2008 and 2009, partially offset by the $9.8 million increase in equity in losses during the three months ended September 30, 2010 discussed above. The reversal of excess losses during the three months ended March 31, 2010 and the increase in equity in losses during the three months ended September 30, 2010 were substantially attributed to noncontrolling interests in our consolidated real estate partnerships that hold the related investments and, accordingly, had an insignificant effect on net loss attributable to the Partnership during the affected periods. This net decrease discussed above was offset primarily by an increase in equity in losses recognized by certain partnerships we consolidated during 2010.

Gain on Dispositions of Unconsolidated Real Estate and Other, Net

Gain on dispositions of unconsolidated real estate and other includes gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and certain costs related to asset disposal activities. Changes in the level of gains recognized from period to period reflect the changing level of disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period.

For the three months ended September 30, 2010, compared to the three months ended September 30, 2009, gain on dispositions of unconsolidated real estate and other decreased $1.9 million. This decrease is primarily attributable to a $3.9 million gain from the disposition of our interest in a group purchasing organization during 2009, partially offset by gains recognized during 2010 related to our consolidation of certain previously unconsolidated real estate partnerships (see Note 3 to the condensed consolidated financial statements in Item 1) and other transactions.

For the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, gain on dispositions of unconsolidated real estate and other decreased $12.7 million. This decrease is primarily attributable to $8.6 million of additional proceeds received in 2009 related to our disposition during 2008 of an interest in an unconsolidated real estate partnership, for which there were no comparable gains during 2010 and a $3.9 million gain from the disposition of our interest in a group purchasing organization during 2009.

Income Tax Benefit

In conjunction with Aimco’s UPREIT structure, certain of our operations or a portion thereof, such as property management, asset management and risk management, are conducted through, and certain of our properties are owned by, taxable subsidiaries. Income taxes related to the results of continuing operations of our taxable subsidiaries are included in income tax benefit in our consolidated statements of operations.

For the three and nine months ended September 30, 2010, compared to the three and nine months ended September 30, 2009, income tax benefit increased by $1.9 million and $4.3 million, respectively, primarily due to increases in losses of our TRS entities.

Income from Discontinued Operations, Net

The results of operations for properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the three months ended September 30, 2010 and 2009, income from discontinued operations totaled $19.7 million and $45.4 million, respectively. The $25.7 million decrease in income from discontinued operations was principally due to a $53.0 million decrease in gain on dispositions of real estate, net of income taxes, partially offset by a $8.0 million decrease in interest expense and a $19.7 million decrease in operating loss (inclusive of a $25.2 million decrease in real estate impairment losses).

For the nine months ended September 30, 2010 and 2009, income from discontinued operations totaled $68.5 million and $86.3 million, respectively. The $17.8 million decrease in income from discontinued operations was principally due to a $56.4 million decrease in gain on dispositions of real estate, net of income taxes, partially offset by a $30.0 million decrease in interest expense and a $13.3 million decrease in operating loss (inclusive of a $31.4 million decrease in real estate impairment losses).

During the three months ended September 30, 2010, we sold eight consolidated properties for gross proceeds of $98.7 million and net proceeds of $33.2 million, resulting in a net gain on sale of approximately $21.1 million (which is net of less than $0.1 million of related income taxes). During the three months ended September 30, 2009, we sold 28 consolidated properties for gross proceeds of $366.6 million and net proceeds of $137.8 million, resulting in a gain on sale of approximately $74.1 million (which includes $3.2 million of related income taxes).

During the nine months ended September 30, 2010, we sold 31 consolidated properties for gross proceeds of $283.5 million and net proceeds of $80.6 million, resulting in a net gain on sale of approximately $75.3 million (which includes $0.9 million of related income taxes). During the nine months ended September 30, 2009, we sold 57 consolidated properties for gross proceeds of $720.5 million and net proceeds of $259.6 million, resulting in a gain on sale of approximately $131.8 million (which is net of $1.7 million of related income taxes).

For the three and nine months ended September 30, 2010 and 2009, income from discontinued operations includes the operating results of the properties sold or classified as held for sale as of September 30, 2010.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 3 to the condensed consolidated financial statements in Item 1 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships, as well as the noncontrolling partners’ share of property management fees, interest on notes and other amounts that we charge to such partnerships.

For the three months ended September 30, 2010, we allocated net losses of $11.2 million to noncontrolling interests in consolidated real estate partnerships, as compared to $19.3 million of earnings allocated to these noncontrolling interests during the three months ended September 30, 2009, or a favorable variance of $30.5 million. This favorable change was primarily due to a $27.1 million decrease in the noncontrolling interest partners’ share of income from discontinued operations, which decreased primarily due to a reduction in gains on the disposition of real estate from 2009 to 2010 and a $3.4 million decrease in the noncontrolling interest partners’ share of income from continuing operations of our consolidated real estate partnerships.

For the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, net income attributed to noncontrolling interests in consolidated real estate partnerships decreased by $26.6 million. This decrease was primarily due to a $36.2 million decrease in the noncontrolling interest partners’ share of income from discontinued operations, which decreased primarily due to a reduction in gains on the dispositions of real estate from 2009 to 2010. This decrease was partially offset by a $9.6 million increase in the noncontrolling interest partners’ share of income from continuing operations of our consolidated real estate partnerships.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment of our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. Based on periodic tests of recoverability of long-lived assets, for the three and nine months ended September 30, 2010, we recorded $0.3 million of impairment losses related to properties to be held and used, and for the three and nine months ended September 30, 2009, we recognized impairment losses of $0.1 million and $1.6 million, respectively, related to properties to be held and used.

Other assets in our condensed consolidated balance sheet in Item 1 include $68.4 million of goodwill related to our conventional and affordable reportable segments as of September 30, 2010. We annually evaluate impairment of intangible assets using an impairment test that compares the fair value of the reporting units with the carrying amounts, including goodwill. We performed our annual impairment analysis during the three months ended September 30, 2010 and concluded no impairment was necessary. We will perform our next impairment analysis during the second half of 2011 and do not anticipate recognizing an impairment of goodwill in connection with this analysis. As further discussed in Note 3 to the condensed consolidated financial statements in Item 1, we allocate goodwill to real estate properties when they are sold or classified as held for sale, based on the relative fair values of these properties and the retained properties in each reportable segment.

Notes Receivable and Interest Income Recognition

Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner. Notes receivable from non-affiliates consist of notes receivable from unrelated third parties. The ultimate repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate and the claims of unaffiliated mortgage lenders. Our notes receivable include loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes,” and loans extended by predecessors, some of whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed transactions or has entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method. Accretion income recognized in any given period is based on our ability to complete transactions to monetize the notes receivable and the difference between the carrying value and the estimated collectible amount of the notes; therefore, accretion income varies on a period by period basis and could be lower or higher than in prior periods.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows.

During the three months ended September 30, 2010, we recognized net provisions for losses on notes receivable of less than $0.1 million and during the three months ended September 30, 2009, we recognized a $1.2 million net recovery of previously recognized provision for losses on notes receivable. During the nine months ended September 30, 2010 and 2009, we recorded provisions for losses on notes receivable of $0.3 million and $0.5 million, respectively. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses.

For the three months ended September 30, 2010 and 2009, for continuing and discontinued operations, we capitalized $3.2 million and $2.7 million of interest costs, respectively, and $5.9 million and $7.8 million of site payroll and indirect costs, respectively. For the nine months ended September 30, 2010 and 2009, for continuing and discontinued operations, we capitalized $8.6 million and $7.1 million of interest costs, respectively, and $18.7 million and $32.9 million of site payroll and indirect costs, respectively. The net increase in interest capitalized from 2009 to 2010 was primarily due to our refinancing of the project financing on a large redevelopment project at a higher interest rate, partially offset by a decrease in the average number of units subject to capital projects. The decrease in the amounts of site payroll and indirect costs capitalized from 2009 to 2010 is primarily due to a reduced level of redevelopment activities.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales, proceeds from refinancings of existing property loans, borrowings under new property loans and borrowings under our revolving credit facility.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding property debt, capital expenditures, distributions paid to unitholders and distributions paid to noncontrolling interest partners and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity demands, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity demands. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The availability of credit and its related effect on the overall economy may affect our liquidity and future financing activities, both through changes in interest rates and access to financing. Currently, interest rates are low compared to historical levels, many lenders have reentered the market and the CMBS market is showing signs of recovery. However, any adverse changes in these factors could negatively affect on our liquidity. We believe we mitigate this exposure through our continued focus on reducing our short and intermediate term maturity risk, by refinancing such loans with long-dated, fixed-rate property loans. If property financing options become unavailable for our debt needs, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Item 3, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities, preferred units and assets. Based on our net variable rate liabilities, preferred units and assets outstanding at September 30, 2010, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce our income (or increase our loss) attributable to the Partnership’s common unitholders by approximately $0.2 million on an annual basis.

As further discussed in Note 2 to our condensed consolidated financial statements in Item 1, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed-rate debt to variable-rates. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of September 30, 2010, we had total rate of return swap positions with two financial institutions with notional amounts totaling $307.5 million. Swaps with notional amounts totaling $278.3 million and $29.2 million have maturity dates in May 2012 and October 2012, respectively. During the three and nine months ended September 30, 2010, we received net cash receipts of $3.6 million and $14.7 million, respectively, under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity.

We periodically evaluate counterparty credit risk associated with these arrangements. At the current time, we have concluded we do not have material exposure. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our liquidity.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to the Partnership. At September 30, 2010, these subsidiaries were not required to provide cash collateral based on the loan-to-value ratios of the real estate properties serving as collateral under these agreements.

As of September 30, 2010, the amount available under our revolving credit facility was $258.7 million (after giving effect to $41.3 million outstanding for undrawn letters of credit issued under the revolving credit facility).

At September 30, 2010, we had $145.1 million in cash and cash equivalents, an increase of $63.8 million from December 31, 2009. At September 30, 2010, we had $216.4 million of restricted cash, primarily consisting of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our condensed consolidated statements of cash flows in Item 1.

Operating Activities

For the nine months ended September 30, 2010, our net cash provided by operating activities of $190.2 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities, including amounts related to our organizational restructuring

(see Note 4 to the condensed consolidated financial statements in Item 1). Cash provided by operating activities increased $52.8 million compared with the nine months ended September 30, 2009, driven primarily by a decrease in payments on accounts payable and accrued expenses, including payments related to our restructuring accruals, in 2010 as compared to 2009.

Investing Activities

For the nine months ended September 30, 2010, our net cash provided by investing activities of $41.7 million consisted primarily of proceeds from disposition of real estate and a net increase in cash from partnerships consolidated and deconsolidated in connection with our adoption of ASU 2009-17 (see Note 2 to our condensed consolidated financial statements in Item 1), partially offset by capital expenditures.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the nine months ended September 30, 2010, we sold 31 consolidated properties for an aggregate sales price of $283.5 million, generating proceeds totaling $273.5 million, after the payment of transaction costs and debt prepayment penalties. The $273.5 million in proceeds is inclusive of debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay property debt and for other corporate purposes.

Capital expenditures totaled $130.8 million during the nine months ended September 30, 2010, and consisted primarily of Capital Improvements and Capital Replacements, and to a lesser extent included spending for redevelopment projects and casualties.

Financing Activities

For the nine months ended September 30, 2010, net cash used in financing activities of $168.1 million was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders and distributions to noncontrolling interests. Proceeds from property loans and our issuance of preferred units partially offset the cash outflows.

Property Debt

At September 30, 2010 and December 31, 2009, we had $5.5 billion and $5.6 billion, respectively, in consolidated property debt outstanding, which included $6.4 million and $178.3 million, respectively, of property debt classified within liabilities related to assets held for sale. During the nine months ended September 30, 2010, we refinanced or closed property loans on 14 properties generating $167.4 million of proceeds from borrowings with a weighted average interest rate of 5.26%. Our share of the net proceeds after repayment of existing debt, payment of transaction costs and distributions to limited partners, was $82.6 million. We used these total net proceeds for capital additions and other corporate purposes. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, which we refer to as the Credit Agreement. During September 2010, we amended the Credit Agreement to, among other things, increase the revolving commitments from $180.0 million to $300.0 million, extend the maturity from May 2012 to May 2014 (both inclusive of a one year extension option) and reduce the LIBOR floor on the facility’s base interest rate from 2.00% to 1.50%.

As of September 30, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 5.00% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the Prime rate plus a spread of 3.75%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments.

The amount available under the revolving credit facility at September 30, 2010, was $258.7 million (after giving effect to $41.3 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

Our Credit Agreement requires us to satisfy covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges of 1.40:1 and 1.20:1, respectively. For the twelve months ended September 30, 2010, as calculated based on the provisions in our Credit Agreement, we had a ratio of earnings before interest, taxes and depreciation and amortization to debt service of 1.58:1 and a ratio of earnings to fixed charges of 1.34:1.

Partners’ Capital Transactions

During the nine months ended September 30, 2010, we paid cash distributions totaling $43.8 million and $37.7 million to preferred and common unitholders, respectively.

During the nine months ended September 30, 2010, we paid cash distributions of $37.6 million to noncontrolling interests in consolidated real estate partnerships, primarily related to property sales during 2010 and late 2009.

During the three months ended September 30, 2010, Aimco sold 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock for net proceeds of $96.1 million (after deducting underwriting discounts and commissions and estimated transaction expenses of $3.3 million). Aimco contributed the net proceeds to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units. During September 2010, Aimco also gave notice that it intended to redeem the 4,050,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock, and on October 7, 2010, Aimco completed this redemption for $101.3 million plus accrued and unpaid dividends of $2.2 million. Concurrent with this redemption, we redeemed all of our outstanding Class G Cumulative Preferred Units, 4,040,000 of which were held by Aimco and 10,000 of which were held by a consolidate subsidiary.

We and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

Future Capital Needs

We expect to fund any future acquisitions, redevelopment projects, capital improvements and capital replacements principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

Dodd-Frank Wall Street Reform and Consumer Protection Act

During July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Act, was signed into federal law. The provisions of the Act include new regulations for over-the-counter derivatives and substantially increased regulation and risk of liability for credit rating agencies, all of which could increase our cost of capital. The Act also includes provisions concerning corporate governance and executive compensation which, among other things, require additional executive compensation disclosures and enhanced independence requirements for board compensation committees and related advisors, as well as provide explicit authority for the Securities and Exchange Commission to adopt proxy access, all of which could result in additional expenses in order to maintain compliance. The Act is wide-ranging, and the provisions are broad with significant discretion given to the many and varied agencies tasked with adopting and implementing the Act. The majority of the provisions of the Act do not go into effect immediately and may be adopted and implemented over many months or years. As such, we cannot predict the full impact of the Act on our financial condition or results of operations.

ITEM 3.	Quantitative and Qualitative Disclosures About Market Risk

Our primary market risk exposure relates to changes in base interest rates, credit risk spreads and availability of credit. We are not subject to any other material market rate or price risks. We use predominantly long-term, fixed-rate non-recourse property debt in order to avoid the refunding and repricing risks of short-term borrowings. We use short-term debt financing and working capital primarily to fund short-term uses and acquisitions and generally expect to refinance such borrowings with cash from operating activities, property sales proceeds, long-term debt or equity financings. We use total rate-of-return swaps to obtain the benefit of variable rates on certain of our fixed-rate debt instruments. We make limited use of other derivative financial instruments and we do not use them for trading or other speculative purposes.

We had $525.0 million of floating rate debt and $57.0 million of floating rate preferred units outstanding at September 30, 2010. Of the total floating rate debt, the major components were floating rate tax-exempt bond financing ($405.7 million) and floating rate secured notes ($108.5 million). At September 30, 2010, we had approximately $502.2 million in cash and cash equivalents, restricted cash and notes receivable, the majority of which bear interest. The effect of our interest bearing assets would partially reduce the effect of an increase in variable interest rates. Historically, changes in tax-exempt interest rates have been at a ratio of less than 1:1 with changes in taxable interest rates. Floating rate tax-exempt bond financing is benchmarked against the SIFMA rate, which since 1990 has averaged 74% of the 30-day LIBOR rate. If the historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (74 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income and net income attributable to the Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Partnership’s common unitholders being increased) by $0.7 million and $0.2 million, respectively, on an annual basis.

The estimated aggregate fair value and carrying amount of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $6.0 billion and $5.5 billion, respectively at September 30, 2010. If market rates for our fixed-rate debt were higher by 1.0% with constant credit risk spreads, the estimated fair value of our debt discussed above would decrease from $6.0 billion to $5.7 billion. If market rates for our debt discussed above were lower by 1.0% with constant credit risk spreads, the estimated fair value of our fixed-rate debt would increase from $6.0 billion to $6.4 billion.

ITEM 4.	Controls and Procedures

Disclosure Controls and Procedures

The Partnership’s management, with the participation of the chief executive officer and chief financial officer of the General Partner, who are the equivalent of the Partnership’s chief executive officer and chief financial officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the chief executive officer and chief financial officer of the General Partner have concluded that, as of the end of such period, our disclosure controls and procedures are effective.

Changes in Internal Control Over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the third quarter of 2010 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1A.	Risk Factors

As of the date of this report, there have been no material changes from the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

ITEM 2.	Unregistered Sales of Equity Securities and Use of Proceeds

(a) Unregistered Sales of Equity Securities.  We did not issue any common OP Units in exchange for shares of Aimco Class A Common Stock during the three months ended September 30, 2010. On September 7, 2010, we issued 4,000,000 Class U Partnership Preferred Units to the Special Limited Partner for $96.1 million in cash, which was contributed by Aimco to the Special Limited Partner and represents the net proceeds from the concurrent underwritten public offering of Aimco’s 7.75% Class U Cumulative Preferred Stock. The issuance of the Class U Partnership Preferred Units was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

(c) Repurchases of Equity Securities.  Our Partnership Agreement generally provides that after holding the common OP Units for one year, our Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to cause Aimco to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). During the three months ended September 30, 2010, no common OP Units were redeemed in exchange for Aimco Class A Common Stock. The following table summarizes repurchases of our equity securities for the three months ended September 30, 2010.

				Maximum
				Number
			Total Number of	of Units that
			Units Purchased	May Yet Be
	Total	Average	as Part of	Purchased
	Number	Price	Publicly	Under the
	of Units	Paid	Announced Plans	Plans or
Period	Purchased	per Unit	or Programs(1)	Programs(2)

July 1 — July 31, 2010	8,259	$21.32	N/A	N/A
August 1 — August 31, 2010	25,803	21.32	N/A	N/A
September 1 — September 30, 2010	10,268	20.24	N/A	N/A

Total	44,330	$21.07

(1)	The terms of our Partnership Agreement do not provide for a maximum number of units that may be repurchased, and other than the express terms of our Partnership Agreement, we have no publicly announced plans or programs of repurchase. However, whenever Aimco repurchases shares of its Class A Common Stock, it is expected that Aimco will fund the repurchase with proceeds from a concurrent repurchase by us of common OP Units held by Aimco at a price per unit that is equal to the price per share paid for its Class A Common Stock.

(2)	Aimco’s board of directors has, from time to time, authorized Aimco to repurchase shares of its Class A Common Stock. As of September 30, 2010, Aimco was authorized to repurchase approximately 19.3 million additional shares. This authorization has no expiration date. These repurchases may be made from time to time in the open market or in privately negotiated transactions.

Distribution Payments.  Our Credit Agreement includes customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any 12-month period in an aggregate amount of up to 95% of our Funds From Operations, subject to certain non-cash adjustments, for such period or such amount as may be necessary for Aimco to maintain its REIT status.

ITEM 6.	Exhibits

The following exhibits are filed with this report:

Exhibit
No.(1)

10.1		Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
31.1		Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2		Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1		Agreement Regarding Disclosure of Long-Term Debt Instruments
101	.INS	XBRL Instance Document
101	.SCH	XBRL Taxonomy Extension Schema Document
101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101	.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document

(1)	Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its general partner

By:	/s/ ERNEST M. FREEDMAN
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(duly authorized officer and principal financial officer)

By:	/s/ PAUL BELDIN
Paul Beldin
Senior Vice President and Chief Accounting Officer

Date: October 29, 2010

Exhibit Index

Exhibit
No.(1)

10.1		Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
31.1		Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2		Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1		Agreement Regarding Disclosure of Long-Term Debt Instruments
101	.INS	XBRL Instance Document
101	.SCH	XBRL Taxonomy Extension Schema Document
101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101	.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document

(1)	Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Terry Considine, certify that:

1. I have reviewed this quarterly report on Form 10-Q of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of AIMCO Properties, L.P.)

Date: October 29, 2010

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Ernest M. Freedman, certify that:

1. I have reviewed this quarterly report on Form 10-Q of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(equivalent of the chief financial officer of AIMCO Properties, L.P.)

Date: October 29, 2010

Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terry Considine, as Chief Executive Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of AIMCO Properties, L.P.)

October 29, 2010

Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest M. Freedman, as Chief Financial Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(equivalent of the chief financial officer of AIMCO Properties, L.P.)

October 29, 2010

Exhibit 99.1

Agreement Regarding Disclosure of Long-Term Debt Instruments

In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

AIMCO Properties, L.P.

By: AIMCO-GP, Inc., its general partner

By:	/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer

October 29, 2010

Annex J

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 19, 2010

AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

AIMCO Properties, L.P. (“the Partnership”) is re-issuing its historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2009, to reflect additional properties sold or classified as held for sale during the nine months ended September 30, 2010 as discontinued operations in accordance with the requirements of FASB Accounting Standards Codification 205-20, Discontinued Operations. These reclassifications have no effect on the Partnership’s reported net income available to common unitholders or funds from operations.

Additionally, the Partnership revised its reportable business segments during the three months ended March 31, 2010. The Partnership determined its investment management reporting unit no longer met the requirements for a reportable segment; and in order to provide more meaningful information regarding its real estate operations, the Partnership elected to disaggregate information for the prior real estate segment. As a result of these changes, the Partnership now has two reportable segments: conventional real estate operations and affordable real estate operations. Accordingly, the Partnership has updated Note 17 of the consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in exhibit 99.1 to be consistent with the new presentation.

As a result of the changes discussed above, the Partnership is updating “Item 6 — Selected Financial Data,” “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8 — Financial Statements and Supplementary Data.” All other information contained in the Annual Report on Form 10-K for the year ended December 31, 2009 has not been updated or modified. For more recent information regarding the Partnership, please see the Partnership’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and information filed with or furnished to the Securities and Exchange Commission since February 26, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit
Number	Description

23.1	Consent of Independent Registered Public Accounting Firm
99.1	Form 10-K, Item 6. Selected Financial Data
Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Form 10-K, Item 8. Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 19, 2010

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc., its General Partner

/s/  Ernest M. Freedman

Ernest M. Freedman
Executive Vice President and Chief Financial Officer

/s/  Paul Beldin

Paul Beldin
Senior Vice President and Chief Accounting Officer

Exhibit 99.1

Item 6.	Selected Financial Data

The following selected financial data is based on our audited historical financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein or in previous filings with the Securities and Exchange Commission.

	For the Years Ended December 31,
	2009(1)	2008(1)(2)	2007(1)	2006(1)	2005(1)
	(Dollar amounts in thousands, except per unit data)

OPERATING DATA:
Total revenues	$1,151,736	$1,199,423	$1,132,109	$1,043,683	$866,992
Total operating expenses(3)	(1,051,394)	(1,151,459)	(958,070)	(879,107)	(731,102)
Operating income(3)	100,342	47,964	174,039	164,576	135,890
Loss from continuing operations(3)	(197,883)	(118,377)	(49,348)	(41,838)	(31,908)
Income from discontinued operations, net(4)	153,903	746,165	175,603	331,820	161,718
Net (loss) income	(43,980)	627,788	126,255	289,982	129,810
Net income attributable to noncontrolling interests	(22,442)	(155,749)	(92,138)	(92,917)	(49,064)
Net income attributable to preferred unitholders	(56,854)	(61,354)	(73,144)	(90,527)	(98,946)
Net (loss) income attributable to the Partnership’s common unitholders	(123,276)	403,700	(43,508)	104,592	(22,458)
Earnings (loss) per common unit — basic and diluted(5):
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.75)	$(1.96)	$(1.40)	$(1.47)	$(1.32)
Net (loss) income attributable to the Partnership’s common unitholders	$(1.00)	$4.11	$(0.42)	$0.99	$(0.21)
BALANCE SHEET INFORMATION:
Real estate, net of accumulated depreciation	$6,795,896	$6,957,136	$6,730,419	$6,265,799	$5,573,996
Total assets	7,922,139	9,456,721	10,631,746	10,305,903	10,031,761
Total indebtedness	5,541,148	5,919,771	5,534,154	4,852,928	4,192,292
Total partners’ capital	1,550,374	1,661,600	2,152,326	2,753,617	3,164,111
OTHER INFORMATION:
Distributions declared per common unit	$0.40	$7.48	$4.31	$2.40	$3.00
Total consolidated properties (end of period)	426	514	657	703	619
Total consolidated apartment units (end of period)	95,202	117,719	153,758	162,432	158,548
Total unconsolidated properties (end of period)	77	85	94	102	264
Total unconsolidated apartment units (end of period)	8,478	9,613	10,878	11,791	35,269
Units managed (end of period)(6)	31,974	35,475	38,404	42,190	46,667

(1)	Certain reclassifications have been made to conform to the September 30, 2010 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of September 30, 2010, as discontinued operations (see Note 13 to the consolidated financial statements in Item 8), and retroactive adjustments related to our January 1, 2009 adoption of the provisions of Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards No. 141(R), or SFAS 141(R), FASB Statement of Financial Accounting Standards No. 160, or SFAS 160, and FASB Staff Position No. EITF 03-6-1, or FSP EITF 03-6-1 (see Note 2 to the consolidated financial statements in Item 8).

(2)	The consolidated statement of income for the year ended December 31, 2008, has been restated to reclassify impairment losses on real estate development assets within operating income. The reclassification reduced operating income by $91.1 million for the year ended December 31, 2008, and had no effect on the reported amounts of loss from continuing operations, net income, net income available to the Partnership’s common unitholders or earnings per unit. Additionally, the reclassification had no effect on the consolidated balance sheets, statements of partners’ capital or statements of cash flows. See Note 2 to the consolidated financial statements in Item 8.

(3)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(4)	Income from discontinued operations for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 includes $221.8 million, $800.3 million, $117.6 million, $337.1 million and $162.7 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2009, 2008 and 2007 is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(5)	Weighted average common units, common OP unit equivalents, dilutive preferred securities and earnings per unit amounts for each of the periods presented above have been adjusted for our application during the fourth quarter 2009 of a change in accounting, which requires the units issued in our special distributions paid in 2008 and January 2009 to be treated as issued and outstanding on the distribution payment dates for basic purposes and as potential unit equivalents for the periods between the ex-dividend dates and payment dates for diluted purposes, rather than treating the units as issued and outstanding as of the beginning of the earliest period presented for both basic and diluted purposes. See Note 2 to the consolidated financial statements in Item 8 for further discussion of this accounting change.

(6)	Units managed represents units in properties for which we provide asset management services only, although in certain cases we may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Overview

We are a limited partnership engaged in the acquisition, ownership, management and redevelopment of apartment properties. We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our property operations are characterized by diversification of product, location and price point. We primarily invest in the 20 largest U.S. markets, as measured by total market capitalization, which is the total market value of institutional-grade apartment properties in a particular market. We define these markets as “target markets” and they possess the following characteristics: a high concentration of population and apartment units; geographic and employment diversification; and historically strong returns with reduced volatility as part of a diversified portfolio. We are one of the largest owners and operators of apartment properties in the United States. As of December 31, 2009, we owned or managed 870 apartment properties containing 135,654 units located in 44 states, the District of Columbia and Puerto Rico. Our primary sources of income and cash are rents associated with apartment leases.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: NAV; Funds From Operations, or FFO; Adjusted FFO, or AFFO, which is FFO less spending for Capital Replacements; same store property operating results; net operating income; Free Cash Flow, which is net operating income less spending for Capital Replacements; financial coverage ratios; and leverage as shown on our balance sheet. FFO and Capital Replacements are defined and further described in the sections captioned “Funds From Operations” and “Capital Additions” below. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

During the challenging financial and economic environment in 2009, we focused on: serving and retaining residents; continually improving our portfolio; reducing leverage and financial risk; and simplifying our business model.

We are focused on owning and operating B/B+ quality apartments concentrated in our target markets. We intend to upgrade the quality of our portfolio through the sale of approximately 5% to 10% of our portfolio annually, with the proceeds generally used to increase our allocation of capital to well located properties within our target markets through capital investments, redevelopment or acquisitions.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying consolidated financial statements in Item 8.

Results of Operations

Overview

2009 compared to 2008

We reported net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, compared to net income attributable to the Partnership of $472.0 million and net income attributable to the Partnership’s common unitholders of $403.7 million for the year ended December 31, 2008, decreases of $538.4 million and $527.0 million, respectively. These decreases were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to our sale of fewer assets in 2009 and the recognition of lower gains on sales as compared to 2008;

•	a decrease in gain on dispositions of unconsolidated real estate and other, primarily due to a large gain on the sale of an interest in an unconsolidated real estate partnership in 2008;

•	an increase in depreciation and amortization expense, primarily related to completed redevelopments and capital additions placed in service for partial periods during 2008 or 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to a reduction in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

The effects of these items on our operating results were partially offset by:

•	a decrease in earnings allocable to noncontrolling interests, primarily due to a decrease in the noncontrolling interests’ share of the decrease in gains on sales discussed above;

•	a decrease in general and administrative expenses, primarily related to reductions in personnel and related expenses from our organizational restructuring activities during 2008 and 2009; and

•	impairment losses on real estate development assets in 2008, for which no similar impairments were recognized in 2009.

2008 compared to 2007

We reported net income attributable to the Partnership of $472.0 million and net income attributable to the Partnership’s Aimco common unitholders of $403.7 million for the year ended December 31, 2008, compared to net income attributable to the Partnership of $34.1 million and net loss attributable to the Partnership’s common unitholders of $43.5 million for the year ended December 31, 2007, increases of $437.9 million and $447.2 million, respectively. These increases were principally due to the following items, all of which are discussed in further detail below:

•	an increase in income from discontinued operations, primarily related to an increase in the number of assets sold during 2008 and our recognition of higher gains on sales as compared to 2007;

•	an increase in gain on dispositions of unconsolidated real estate and other, primarily due to a large gain on the sale of an interest in an unconsolidated real estate partnership in 2008;

•	an increase in net operating income associated with property operations, reflecting improved operations of our same store properties and other properties; and

•	an increase in asset management and tax credit revenues, primarily due to an increase in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

The effects of these items on our operating results were partially offset by:

•	impairment losses on real estate development assets in 2008, for which no similar impairments were recognized in 2007;

•	an increase in earnings allocable to noncontrolling interests, primarily due to an increase in the noncontrolling interests’ share of the increase in gains on sales discussed above;

•	an increase in depreciation and amortization expense, primarily related to completed redevelopments placed in service for partial periods during 2007 or 2008;

•	restructuring costs recognized during the fourth quarter of 2008; and

•	an increase in provisions for losses on notes receivable, primarily due to the impairment during 2008 of our interest in Casden Properties LLC.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Business Segment Operating Results

As of December 31, 2009, we had two reportable segments: real estate (owning, operating and redeveloping apartments) and investment management (portfolio management and asset management). Based on a planned reduction in our transactional activities, during the three months ended March 31, 2010, we reevaluated our reportable segments and determined our investment management reporting unit no longer meets the requirements for a reportable segment. Additionally, to provide more meaningful information regarding our real estate operations, we elected to disaggregate information for the prior real estate segment. Following these changes, we have two reportable segments: conventional real estate operations and affordable real estate operations, which are discussed in further detail below.

Real Estate Operations

Our real estate portfolio is comprised of two business components: conventional real estate operations and affordable real estate operations, which also represent our two reportable segments. Our conventional real estate portfolio consists of market-rate apartments with rents paid by the resident and includes 226 properties with 70,758 units. Our affordable real estate portfolio consists of 244 properties with 28,034 units, with rents that are generally paid, in whole or part, by a government agency. Our conventional and affordable properties contributed 87% and 13%, respectively, of our property net operating income attributed to the Partnership’s common unitholders during the year ended December 31, 2009.

Our chief operating decision maker uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: net operating income; Net Asset Value; Pro forma Funds From Operations; Adjusted Funds From Operations; same store property operating results; Free Cash Flow; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes net operating income as a key measurement of segment profit or loss. Segment net operating income is generally defined as segment revenues less direct segment operating expenses.

The following table summarizes the net operating income of our real estate operations, including our conventional and affordable segments, for the years ended December 31, 2009, 2008 and 2007 (in thousands):

	Year Ended December 31,
	2009	2008	2007

Rental and other property revenues:
Conventional real estate operations	$909,218	$913,793	$882,545
Affordable real estate operations	187,583	180,456	168,885
Corporate and amounts not allocated	5,082	6,344	6,924

Total	1,101,883	1,100,593	1,058,354

Property operating expenses:
Conventional real estate operations	363,863	360,479	354,455
Affordable real estate operations	92,416	91,867	83,126
Corporate and amounts not allocated	59,469	74,870	69,822

Total	515,748	527,216	507,403

Real estate operations net operating income	$586,135	$573,377	$550,951

For the year ended December 31, 2009, compared to the year ended December 31, 2008, our real estate operations net operating income increased $12.8 million, or 2.2%, due to an increase in rental and other property revenues of $1.3 million, or 0.1%, and a decrease in property operating expenses of $11.5 million, or 2.2%.

Our conventional real estate operations net operating income decreased $8.0 million, or 1.4%, from $553.3 million during the year ended December 31, 2008 to $545.3 million during the year ended December 31, 2009. This decrease was primarily attributable to our conventional same store properties, including a $10.1 million, or 1.4%, decrease in revenues due to lower average rent (approximately $19 per unit) and a decrease of 30 basis points in average physical occupancy, and $1.4 million increase in expenses due to increases in payroll, repairs and maintenance, and insurance expenses, partially offset by decreases in contract services, marketing and administrative expenses. The decrease in conventional net operating income associated with our same store properties was partially offset by a $3.5 million increase in net operating income associated with our conventional non-same store properties. Revenues of our conventional non-same store properties increased $5.5 million, primarily due to an $8.1 million increase in redevelopment revenues, primarily due to more units in service at these properties in 2009, partially offset by a $2.0 million increase in expenses related to our non-same store properties, primarily due to increases in real estate taxes and expenses related to properties newly consolidated in 2009.

Our affordable real estate operations net operating income increased $6.6 million, or 7.4%, from $88.6 million during the year ended December 31, 2008, to $95.2 million during the year ended December 31, 2009. This increase in net operating income was primarily due to increases in revenues of our affordable properties of $7.1 million, including a $5.0 million increase primarily due to higher average rents partially offset by lower physical occupancy, and a $2.1 million increase related to properties that were newly consolidated in 2009.

Real estate operations net operating income includes property management revenues and expenses and casualty losses, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance. Property management revenues decreased by $1.3 million, due to a reduction in the number of properties managed due to sales. Expenses not allocated to our conventional or affordable segments decreased by $15.4 million, primarily due to a $16.6 million decrease in property management expenses, resulting primarily from reductions in personnel and related costs attributed to our restructuring activities (see Note 3 to the consolidated financial statements in Item 8).

For the year ended December 31, 2008, compared to the year ended December 31, 2007, our real estate operations net operating income increased $22.4 million, or 4.1%, due to an increase in rental and other property revenues of $42.2 million, or 4.0%, partially offset by an increase in property operating expenses of $19.8 million, or 3.9%.

Our conventional real estate operations net operating income increased $25.2 million, or 4.8%, from $528.1 million during the year ended December 31, 2007 to $553.3 million during the year ended December 31, 2008. This increase was primarily attributable to our conventional same store properties, including a $22.2 million, or 3.1%, increase in revenues due to higher average rent (approximately $21 per unit) and an increase of 80 basis points in average physical occupancy, partially offset by a $1.7 million increase in expenses due to increases in utility, real estate tax, marketing, administrative and contract service expenses, offset by decreases in payroll, turnover and repair and maintenance expenses. In addition to the increase in conventional same store net operating income, net operating income related to our conventional non-same store properties increased by $4.7 million. Revenues of our conventional non-same store properties increased $9.0 million, primarily due to a $6.5 million increase in redevelopment revenues due to more units in service during 2008, partially offset by a $4.3 million increase in expenses of our conventional non-same store properties primarily due to increases in payroll, real estate tax, contract services and marketing expenses.

Our affordable real estate operations net operating income increased $2.8 million, or 3.3%, from $85.8 million during the year ended December 31, 2007, to $88.6 million during the year ended December 31, 2008. Revenues of our affordable properties increased by $11.5 million and expenses of our affordable properties increased by $8.7 million, primarily due to properties newly consolidated during late 2007.

Real estate operations net operating income includes property management revenues and expenses and casualty losses, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance. Property management revenues decreased by $0.6 million, primarily attributable to a reduction in the number of properties managed due to sales. Expenses not allocated to our conventional or affordable segments increased by $5.0 million, primarily due to a $2.8 million increase in casualty losses, primarily due to properties damaged by Tropical Storm Fay and Hurricane Ike in 2008, and a $2.2 million increase in property management expenses.

Asset Management and Tax Credit Revenues

We perform activities and services for consolidated and unconsolidated real estate partnerships, including portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as “Portfolio Management,” and their benefit is seen in property operating results and in gains on dispositions. For affiliated partnerships, we refer to these activities as asset management, for which we are separately compensated through fees paid by third party investors. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

Asset management revenue may include certain fees that were earned in a prior period, but not recognized at that time because collectibility was not reasonably assured. Those fees may be recognized in a subsequent period upon occurrence of a transaction or a high level of the probability of occurrence of a transaction, or improvement in operations that generates sufficient cash to pay the fees.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, asset management and tax credit revenues decreased $49.0 million. This decrease is primarily attributable to a $42.8 million decrease in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures, due to fewer related sales in 2009, a $7.6 million decrease in other general partner transactional fees and a $2.2 million decrease in asset management fees, offset by a $3.6 million increase in revenues associated with our affordable housing tax credit syndication business, including syndication fees and other revenue earned in connection with these arrangements.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, asset management and tax credit revenues increased $25.1 million. This increase is primarily attributable to a $30.7 million increase in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures, and a $10.3 million increase in other general partner transactional fees. These increases are offset by a decrease of $10.0 million in asset management fees and a decrease of $5.9 million in revenues associated with our affordable housing tax credit syndication business, including syndication fees and other revenue earned in connection with these arrangements.

Investment Management Expenses

Investment management expenses consist primarily of the costs of departments that perform asset management and tax credit activities. For the year ended December 31, 2009, compared to the year ended December 31, 2008, investment management expenses decreased $9.0 million, primarily due to reductions in personnel and related costs from our organizational restructurings and a reduction in transaction costs related to our retroactive adoption of SFAS 141 (R) (see Note 2 to the consolidated financial statements in Item 8).

For the year ended December 31, 2008, compared to the year ended December 31, 2007, investment management expenses increased $4.3 million, primarily due to a $3.5 million increase in acquisition costs.

Other Operating Expenses (Income)

Depreciation and Amortization

For the year ended December 31, 2009, compared to the year ended December 31, 2008, depreciation and amortization increased $50.8 million, or 13.3%. This increase primarily consists of depreciation related to properties acquired during the latter part of 2008, completed redevelopments and other capital projects recently placed in service.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, depreciation and amortization increased $45.3 million, or 13.4%. This increase reflects depreciation of $65.1 million for newly acquired properties, completed redevelopments and other capital projects recently placed in service. This increase was partially offset by a decrease of $25.7 million in depreciation adjustments necessary to reduce the carrying amount of buildings and improvements to their estimated disposition value, or zero in the case of a planned demolition, primarily due to a property that became fully depreciated during 2007.

Provision for Operating Real Estate Impairment Losses

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

For the years ended December 31, 2009 and 2007, we recognized impairment losses of $2.3 million and $1.1 million, respectively, related to properties classified as held for use as of December 31, 2009. We recognized no such impairment losses during the year ended December 31, 2008.

Provision for Impairment Losses on Real Estate Development Assets

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the decline in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

The impairments discussed above totaled $91.1 million and are included in provisions for impairment losses on real estate development assets in our consolidated statement of income for the year ended December 31, 2009 included in Item 8. We recognized no similar impairments on real estate development assets during the years ended December 31, 2009 or 2007.

General and Administrative Expenses

For the year ended December 31, 2009, compared to the year ended December 31, 2008, general and administrative expenses decreased $23.7 million, or 29.5%. This decrease is primarily attributable to reductions in personnel and related expenses associated with our organizational restructurings (see Note 3 to the consolidated financial statements in Item 8), pursuant to which we eliminated approximately 400, or 36%, of our offsite positions between December 31, 2008 and December 31, 2009.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, general and administrative expenses increased $8.0 million, or 11.1%. This increase is primarily attributable to higher personnel and related expenses of $6.1 million and an increase of $1.5 million in information technology communications costs.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, other expenses, net decreased by $6.3 million. The decrease is primarily attributable to a $5.4 million write-off during 2008 of certain communications hardware and capitalized costs in 2008, and a $5.3 million reduction in expenses of our self insurance activities, including a decrease in casualty losses on less than wholly owned properties from 2008 to 2009. These decreases are partially offset by an increase of $4.8 million in costs related to certain litigation matters.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, other expenses, net increased by $3.1 million. The increase includes a $5.4 million write-off of certain communications hardware and capitalized costs during 2008 and a $1.2 million write-off of redevelopment costs associated with a change in the planned use of a property during 2008. The net unfavorable change also reflects $3.6 million of income recognized in 2007 related to the transfer of certain property rights to an unrelated party. These increases were partially offset by a $3.7 million reduction in expenses of our self insurance activities (net of costs in 2008 related to Tropical Storm Fay and Hurricane Ike) and a net decrease of $2.0 million in costs related to certain litigation matters.

Restructuring Costs

For the year ended December 31, 2009, we recognized restructuring costs of $11.2 million, as compared to $22.8 million in the year ended December 31, 2008, related to our organizational restructurings, which are further discussed in Note 3 to the consolidated financial statements in Item 8. We recognized no restructuring costs during the year ended December 31, 2007.

Interest Income

Interest income consists primarily of interest on notes receivable from non-affiliates and unconsolidated real estate partnerships, interest on cash and restricted cash accounts, and accretion of discounts on certain notes receivable from unconsolidated real estate partnerships. Transactions that result in accretion occur infrequently and thus accretion income may vary from period to period.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest income decreased $10.5 million, or 51.4%. Interest income decreased by $8.7 million due to lower interest rates on notes receivable, cash and restricted cash balances and lower average balances and by $4.1 million due to a decrease in accretion income related to our note receivable from Casden Properties LLC for which we ceased accretion following impairment of the note in 2008. These decreases were partially offset by a $2.3 million increase in accretion income related to other notes during the year ended December 31, 2008, resulting from a change in the timing and amount of collection.

For the year ended December 31, 2008, as compared to the year ended December 31, 2007, interest income decreased $23.1 million, or 53.1%. Interest income decreased by $15.9 million due to lower interest rates on notes receivable, cash and restricted cash balances and lower average balances. Interest income also decreased by $5.8 million due to an adjustment of accretion on certain discounted notes during the year ended December 31, 2008, resulting from a change in the estimated timing and amount of collection, and by $1.5 million for accretion income recognized during the year ended December 31, 2007, related to the prepayment of principal on certain discounted loans collateralized by properties in West Harlem in New York City.

Provision for Losses on Notes Receivable

During the years ended December 31, 2009, 2008 and 2007, we recognized net provisions for losses on notes receivable of $21.5 million, $17.6 million and $2.0 million, respectively. The provisions for losses on notes receivable for the years ended December 31, 2009 and 2008, primarily consist of impairments related to our investment in Casden Properties LLC, which are discussed further below.

As part of the March 2002 acquisition of Casden Properties, Inc., we invested $50.0 million for a 20% passive interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable and through 2008 were amortizing the discounted value of the investment to the $50.0 million previously estimated to be collectible, through January 2, 2009, the initial dissolution date of the entity. In 2009, the managing member extended the dissolution date. In connection with the preparation of our 2008 annual financial statements and as a result of a decline in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008. In connection with the preparation of our 2009 annual financial statements and as a result of continued declines in land values in Southern California, we determined our then recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009.

In addition to the impairments related to Casden Properties LLC discussed above, we recognized provisions for losses on notes receivable totaling $0.8 million, $1.3 million and $2.0 million during the years ended December 31, 2009, 2008 and 2007, respectively.

Interest Expense

For the years ended December 31, 2009 and December 31, 2008, interest expense, which includes the amortization of deferred financing costs, totaled $315.4 million and $315.0 million, respectively. Interest expense increased by $14.5 million due to a reduction in redevelopment activity during 2009, which resulted in a reduction in capitalized interest. In addition, interest expense increased by $1.2 million due to an increase in prepayment penalties associated with refinancing activities, from $2.8 million in 2008 to $4.0 million in 2009, and by $4.0 million related to non-recourse property loans, from $301.9 million to $305.9 million, primarily due to higher average interest rates partially offset by lower average balances during 2009. These increases in interest expense were substantially offset by decreases in corporate interest expense. Interest expense related to corporate debt, which is primarily floating rate, decreased by $19.4 million, from $34.8 million to $15.4 million, primarily due to lower average balances and interest rates during 2009.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, interest expense increased $10.3 million, or 3.4%. Interest expense related to non-recourse property loans increased by $16.2 million, from $285.7 million to $301.9 million, primarily due to higher average balances partially offset by lower average interest rates during 2008. In addition, interest expense increased by $4.6 million, due to a decrease in capitalized interest from $29.1 million in 2007 to $24.5 million in 2008, resulting from more units in service and lower interest rates. These increases were partially offset by a decrease in interest expense related to corporate debt, which is primarily floating rate and which decreased by $10.4 million, from $45.2 million to $34.8 million, primarily due to lower average balances and interest rates during 2008.

Equity in Losses of Unconsolidated Real Estate Partnerships

Equity in losses of unconsolidated real estate partnerships includes our share of net losses of our unconsolidated real estate partnerships and is primarily driven by depreciation expense in excess of the net operating income recognized by such partnerships.

During the years ended December 31, 2009, 2008 and 2007, we recognized equity in losses of unconsolidated real estate partnerships of $12.0 million, $4.6 million and $3.3 million, respectively. The $7.4 million increase in our equity in losses from 2008 to 2009 was primarily due to our sale in late 2008 of an interest in an unconsolidated real estate partnership that generated $3.0 million of equity in earnings during the year ended December 31, 2008, and our sale during 2009 of our interest in an unconsolidated group purchasing organization which resulted in a decrease of equity in earnings of approximately $1.2 million. The increase in equity in losses also includes additional losses recognized during 2009 related to the underlying investment properties of certain tax credit syndications we consolidated during 2009 and 2008.

Impairment Losses Related to Unconsolidated Real Estate Partnerships

Impairment losses related to unconsolidated real estate partnerships includes our share of impairment losses recognized by our unconsolidated real estate partnerships. For the year ended December 31, 2009, compared to the year ended December 31, 2008, impairment losses related to unconsolidated real estate partnerships decreased $2.3 million, and for the year ended December 31, 2008, compared to the year ended December 31, 2007, impairment losses related to unconsolidated real estate partnerships increased $2.7 million. This decrease and increase are primarily attributable to impairment losses recognized by unconsolidated partnerships on their underlying real estate properties during 2008.

Gain on Dispositions of Unconsolidated Real Estate and Other

Gain on dispositions of unconsolidated real estate and other includes our share of gains related to dispositions of real estate by unconsolidated real estate partnerships, gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and costs related to asset disposal activities. Changes in the level of gains recognized from period to period reflect the changing level of disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, gain on dispositions of unconsolidated real estate and other decreased $77.4 million. This decrease is primarily attributable to a gain of $98.4 million on our disposition in 2008 of interests in two unconsolidated real estate partnerships. This decrease was partially offset by $18.7 million of gains on the disposition of interests in unconsolidated partnerships during 2009. Gains recognized in 2009 consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests discussed above (see Note 3 to the consolidated financials statements in Item 8), $4.0 million from the disposition of our interest in a group purchasing organization (see Note 3 to the consolidated financial statements in Item 8), and $6.1 million from our disposition in 2009 of interests in unconsolidated real estate partnerships.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, gain on dispositions of unconsolidated real estate and other increased $76.5 million. This increase is primarily attributable to a $98.4 million net gain on the disposition of interests in two unconsolidated real estate partnerships during the year ended December 31, 2008. During 2007, we recognized a $6.0 million non-refundable option and extension fee resulting from the termination of rights under an option agreement to sell the North and Central towers of our Flamingo South Beach property, approximately $6.4 million of net gains on dispositions of land parcels and our share of gains on dispositions of properties by unconsolidated real estate partnerships in 2007, and a $9.5 million gain on debt extinguishment related to properties in the VMS partnership (see Note 3 to the consolidated financial statements in Item 8).

Income Tax Benefit

In conjunction with Aimco’s UPREIT structure, certain of our operations, or a portion thereof, such as property management, asset management and risk management, are conducted through, and certain of our properties are owned by, taxable subsidiaries. Income taxes related to the results of continuing operations of our taxable subsidiaries are included in income tax benefit in our consolidated statements of income.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, income tax benefit decreased by $34.5 million. This decrease was primarily attributed to $36.1 million of income tax benefit recognized in 2008 related to the impairments of our Lincoln Place property and our investment in Casden Properties LLC, both of which are owned through taxable subsidiaries, partially offset by $8.1 million of income tax benefit recognized in 2009 related to the impairment of our investment in Casden Properties LLC.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, income tax benefit increased by $33.4 million. This increase was primarily attributed to $36.1 million of income tax benefit recognized in 2008 related to the impairments of our Lincoln Place property and our investment in Casden Properties LLC.

Income from Discontinued Operations, Net

The results of operations for properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the years ended December 31, 2009 and 2008, income from discontinued operations totaled $153.9 million and $746.2 million, respectively. The $592.3 million decrease in income from discontinued operations was principally due to a $541.2 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2009 as compared to 2008, and a $111.8 million decrease in operating income (inclusive of a $27.1 million increase in real estate impairment losses), partially offset by a $59.1 million decrease in interest expense.

For the years ended December 31, 2008 and 2007, income from discontinued operations totaled $746.2 million and $175.6 million, respectively. The $570.6 million increase in income from discontinued operations was principally due to a $641.7 million increase in gain on dispositions of real estate, net of income taxes, primarily attributable to more properties sold in 2008 as compared to 2007 and a $27.1 million decrease in interest expense. These increases were partially offset by a $66.7 million decrease in operating income (inclusive of a $22.0 million increase in real estate impairment losses) and a $32.7 million decrease related to a 2007 gain on debt extinguishment related to properties in the VMS partnership.

During the year ended December 31, 2009, we sold 89 consolidated properties for gross proceeds of $1.3 billion and net proceeds of $432.7 million, resulting in a net gain on sale of approximately $216.0 million (which is net of $5.8 million of related income taxes). During the year ended December 31, 2008, we sold 151 consolidated properties for gross proceeds of $2.4 billion and net proceeds of $1.1 billion, resulting in a net gain on sale of approximately $757.2 million (which is net of $43.1 million of related income taxes). During the year ended December 31, 2007, we sold 73 consolidated properties for gross proceeds of $480.0 million and net proceeds of $203.8 million, resulting in a net gain on sale of approximately $115.5 million (which is net of $2.1 million of related income taxes).

For the years ended December 31, 2009, 2008 and 2007, income from discontinued operations includes the operating results of the properties sold or classified as held for sale as of September 30, 2010.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 13 of the consolidated financial statements in Item 8 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships. This generally includes the noncontrolling partners’ share of property management fees, interest on notes and other amounts eliminated in consolidation that we charge to such partnerships. As discussed in Note 2 to the consolidated financial statements in Item 8, we adopted the provisions of SFAS 160, which are now codified in the Financial Accounting Standards Board’s Accounting Standards Codification, or FASB ASC, Topic 810, effective January 1, 2009. Prior to our adoption of SFAS 160, we generally did not recognize a benefit for the noncontrolling interest partners’ share of partnership losses for partnerships that have deficit noncontrolling interest balances and we generally recognized a charge to our earnings for distributions paid to noncontrolling partners for partnerships that had deficit noncontrolling interest balances. Under the updated provisions of FASB ASC Topic 810, we are required to attribute losses to noncontrolling interests even if such attribution would result in a deficit noncontrolling interest balance and we are no longer required to recognize a charge to our earnings for distributions paid to noncontrolling partners for partnerships that have deficit noncontrolling interest balances.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, net earnings attributed to noncontrolling interests in consolidated real estate partnerships decreased by $133.3 million. This decrease is primarily attributable to a reduction of $108.7 million related to the noncontrolling interests in consolidated real estate partnerships’ share of gains on dispositions of real estate, due primarily to fewer sales in 2009 as compared to 2008, $5.5 million of losses allocated to noncontrolling interests in 2009 that we would not have allocated to the noncontrolling interest partners in 2008 because to do so would have resulted in deficits in their noncontrolling interest balances, and approximately $3.8 million related to deficit distribution charges recognized as a reduction to our earnings in 2008, for which we did not recognize similar charges in 2009 based on the change in accounting discussed above. These decreases are in addition to the noncontrolling interest partners’ share of increased losses of our consolidated real estate partnerships in 2009 as compared to 2008.

For the year ended December 31, 2008, compared to the year ended December 31, 2007, net income attributed to noncontrolling interests in consolidated real estate partnerships increased by $63.6 million. This increase is primarily attributable to an increase of $105.6 million related to the noncontrolling interests in consolidated real estate partnerships’ share of gains on dispositions of real estate, due primarily to more sales in 2008 as compared to 2007, partially offset by increases of $42.0 million in net recoveries of deficit distributions.

As discussed in Note 2 to the consolidated financial statements in Item 8, during the first quarter 2010, we will adopt new accounting guidance related to accounting for variable interest entities. This change in accounting guidance may result in our consolidation of certain previously unconsolidated entities as well as our deconsolidation of certain we currently consolidate. At this time, we have not yet determined the effect this accounting change will have on our consolidated financial statements.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration. As discussed in Provision for Impairment Losses on Real Estate Development Assets within the preceding discussion of our Results of Operations, during 2008 we recognized impairment losses on our Lincoln Place and Pacific Bay Vistas properties of $85.4 million ($55.6 million net of tax) and $5.7 million, respectively.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment in our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. In addition to the impairments of Lincoln Place and Pacific Bay Vistas discussed above, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2009 and 2007, we recorded net impairment losses of $2.3 million and $1.1 million, respectively, related to properties classified as held for use, and during the year ended December 31, 2008, we recorded no additional impairments related to properties held for use.

Notes Receivable and Interest Income Recognition

Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner. Notes receivable from non-affiliates consist of notes receivable from unrelated third parties. The ultimate repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate and the claims of unaffiliated mortgage lenders. Our notes receivable include loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes,” and loans extended by predecessors, some of whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed transactions or has entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method. Accretion income recognized in any given period is based on our ability to complete transactions to monetize the notes receivable and the difference between the carrying value and the estimated collectible amount of the notes; therefore, accretion income varies on a period by period basis and could be lower or higher than in prior periods.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

During the years ended December 31, 2009, 2008 and 2007 we recorded net provisions for losses on notes receivable of $21.5 million, $17.6 million and $2.0 million, respectively. As discussed in Provision for Losses on Notes Receivable within the preceding discussion of our Results of Operations, provisions for losses on notes receivable in 2009 and 2008 include impairment losses of $20.7 million ($12.4 million net of tax) and $16.3 million ($10.0 million net of tax), respectively, on our investment in Casden Properties LLC, which we account for as a note receivable. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses (see Capital Additions and Related Depreciation in Note 2 to the consolidated financial statements in Item 8).

For the years ended December 31, 2009, 2008 and 2007, for continuing and discontinued operations, we capitalized $9.8 million, $25.7 million and $30.8 million of interest costs, respectively, and $40.0 million, $78.1 million and $78.1 million of site payroll and indirect costs, respectively. The reduction is primarily due to a reduced level of redevelopment activities.

Funds From Operations

FFO is a non-GAAP financial measure that we believe, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding our performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. The Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002, White Paper, which we refer to as the White Paper. We calculate FFO attributable to the Partnership’s common unitholders (diluted) by subtracting redemption or repurchase related preferred OP Unit issuance costs and distributions on preferred OP Units and adding back distributions on dilutive preferred securities and premiums or discounts on preferred OP Unit redemptions or repurchases. FFO should not be considered an alternative to net income or net cash flows from operating activities, as determined in accordance with GAAP, as an indication of our performance or as a measure of liquidity. FFO is not necessarily indicative of cash available to fund future cash needs. In addition, although FFO is a measure used for comparability in assessing the performance of REITs, there can be no assurance that our basis for computing FFO is comparable with that of other REITs.

For the years ended December 31, 2009, 2008 and 2007, our FFO is calculated as follows (in thousands):

	2009	2008	2007

Net (loss) income attributable to the Partnership’s common unitholders(1)	$(123,276)	$403,700	$(43,508)
Adjustments:
Depreciation and amortization	433,933	383,084	337,804
Depreciation and amortization related to non-real estate assets	(16,597)	(17,305)	(20,108)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities(2)	(39,278)	(26,695)	(13,167)
Gain on dispositions of unconsolidated real estate and other, net of noncontrolling partners’ interest	(20,615)	(99,597)	(22,252)
Income tax expense (benefit) arising from disposition of unconsolidated real estate and other	1,582	(433)	(17)
Add back portion of gain on dispositions of unconsolidated real estate and other that relates to non-depreciable assets and debt extinguishment gain	7,783	1,669	16,851
Deficit distributions to noncontrolling partners(3)	—	26,640	26,641
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest(2)	(166,159)	(618,173)	(65,035)
Depreciation of rental property, net of noncontrolling partners’ interest(2)	54,671	115,714	121,500
(Recovery of deficit distributions) deficit distributions to noncontrolling partners, net(3)	—	(30,783)	12,119
Income tax expense arising from disposals	5,788	43,146	2,135
Preferred OP Unit distributions	58,503	62,836	70,509
Preferred OP Unit redemption related (gains) costs	(1,649)	(1,482)	2,635
Amounts allocable to participating securities(4)	—	6,985	4,481

FFO	$194,686	$249,306	$430,588
Preferred OP Unit distributions	(58,503)	(62,836)	(70,509)
Preferred OP Unit redemption related gains (costs)	1,649	1,482	(2,635)
Amounts allocable to participating securities(4)	(792)	(6,985)	(4,481)
Distributions on dilutive preferred securities	—	4,292	1,442

FFO attributable to the Partnership’s common unitholders — diluted	$137,040	$185,259	$354,405

Weighted average number of common units, common unit equivalents and dilutive preferred securities outstanding(5):
Common units and equivalents(6)(7)	124,442	99,386	106,802
Dilutive preferred securities	—	1,490	457

Total	124,442	100,876	107,259

Notes:

(1)	Represents the numerator for calculating basic earnings per common unit in accordance with GAAP (see Note 14 to the consolidated financial statements in Item 8).

(2)	“Noncontrolling partners” refers to noncontrolling partners in our consolidated real estate partnerships.

(3)	Prior to adoption of SFAS 160 (see Note 2 to the consolidated financial statements in Item 8), we recognized deficit distributions to noncontrolling partners as charges in our income statement when cash was distributed to a noncontrolling partner in a consolidated partnership in excess of the positive balance in such partner’s noncontrolling interest balance. We recorded these charges for GAAP purposes even though there was no economic effect or cost. Deficit distributions to noncontrolling partners occurred when the fair value of the underlying real estate exceeded its depreciated net book value because the underlying real estate had appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to noncontrolling partners represented, in substance, either (a) our recognition of depreciation previously allocated to the noncontrolling partner or (b) a payment related to the noncontrolling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, we added back deficit distributions and subtracted related recoveries in our reconciliation of net income to FFO. Subsequent to our adoption of SFAS 160, effective January 1, 2009, we may reduce the balance of noncontrolling interests below zero in such situations and we are no longer required to recognize such charges in our income statement.

(4)	Amounts allocable to participating securities represent distributions declared and any amounts of undistributed earnings allocable to participating securities. See Note 2 and Note 14 to the consolidated financial statements in Item 8 for further information regarding participating securities.

(5)	Weighted average common units, common unit equivalents, dilutive preferred securities for each of the periods presented above have been adjusted for our application during the fourth quarter 2009 of a change in GAAP, which requires the common OP units issued to Aimco in connection with our special distributions paid in 2008 and January 2009 to be treated as issued and outstanding on the distribution payment dates for basic purposes and as potential unit equivalents for the periods between the ex-dividend dates and the payment dates for diluted purposes, rather than treating the units as issued and outstanding as of the beginning of the earliest period presented for both basic and diluted purposes. The change in accounting treatment had no effect on diluted weighted average units outstanding for the year ended December 31, 2009. The change in accounting treatment reduced diluted weighted average units outstanding by 32.9 million and 46.7 million for the years ended December 31, 2008 and 2007, respectively.

(6)	Represents the denominator for earnings per common unit — diluted, calculated in accordance with GAAP, plus common OP unit equivalents that are dilutive for FFO.

(7)	During the years ended December 31, 2009, 2008 and 2007, we had 6,534,140, 7,191,199, and 7,367,400 common OP Units outstanding and 2,344,719, 2,367,629 and 2,379,084 High Performance Units outstanding.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales and proceeds from refinancings of existing property loans and borrowings under new property loans.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding debt, capital additions, distributions paid to unitholders and distributions paid to noncontrolling interest partners, repurchases of common OP Units from Aimco in connection with Aimco’s concurrent repurchase of its Class A Common Stock, and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity demands, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity demands. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The state of credit markets and related effect on the overall economy may have an adverse affect on our liquidity, both through increases in interest rates and credit risk spreads, and access to financing. As further discussed in Item 7A, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities, preferred stock and assets. Based on our net variable rate liabilities, preferred OP Units and assets outstanding at December 31, 2009, we estimate that a 1.0% increase in

30-day LIBOR with constant credit risk spreads would reduce our income attributable to the Partnership’s common unitholders by approximately $1.6 million on an annual basis. Although base interest rates have generally decreased relative to their levels prior to the disruptions in the financial markets, the tightening of credit markets has affected the credit risk spreads charged over base interest rates on, and the availability of, property loan financing. For future refinancing activities, our liquidity and cost of funds may be affected by increases in base interest rates or higher credit risk spreads. If timely property financing options are not available for maturing debt, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Note 2 to our consolidated financial statements in Item 8, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed rate tax-exempt bonds payable and fixed rate notes payable to variable interest rates indexed to the SIFMA rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a credit risk spread. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of December 31, 2009, we had total rate of return swap positions with two financial institutions with notional amounts totaling $353.1 million. Swaps with notional amounts of $307.9 million and $45.2 million had maturity dates in May 2012 and October 2012, respectively.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to us. At December 31, 2009, these subsidiaries were not required to provide cash collateral based on the loan-to-value ratios of the real estate properties serving as collateral under these agreements.

We periodically evaluate counterparty credit risk associated with these arrangements. At the current time, we have concluded we do not have material exposure. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our operating cash flows.

See Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for additional discussion of these arrangements, including the current swap maturity dates.

As of December 31, 2009, the amount available under our $180.0 million revolving credit facility was $136.2 million (after giving effect to $43.8 million outstanding for undrawn letters of credit). Our total outstanding term loan of $90.0 million at December 31, 2009, matures in March 2011. We repaid an additional $45.0 million on the term loan through February 26, 2010, leaving a remaining outstanding balance of $45.0 million. Additionally, we have limited obligations to fund redevelopment commitments during the year ending December 31, 2010, and no development commitments.

At December 31, 2009, we had $81.3 million in cash and cash equivalents, a decrease of $218.4 million from December 31, 2008. At December 31, 2009, we had $219.0 million of restricted cash, primarily consisting of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our consolidated statements of cash flows in Item 8.

Operating Activities

For the year ended December 31, 2009, our net cash provided by operating activities of $233.8 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities, including amounts related to our organizational restructuring. Cash provided by operating activities decreased $206.6 million compared with the year ended December 31, 2008, primarily due to a $159.3 million decrease in operating income related to consolidated properties included in discontinued operations, which was attributable to property sales in 2009 and 2008, a $42.8 million decrease in promote income, which is generated by the disposition of properties by consolidated real estate partnerships, and an increase in payments on operating accounts payable and accrued expenses, including payments related to our restructuring accrual, in 2009 as compared to 2008.

Investing Activities

For the year ended December 31, 2009, our net cash provided by investing activities of $630.7 million consisted primarily of proceeds from disposition of real estate and partnership interests, partially offset by capital expenditures.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the year ended December 31, 2009, we sold 89 consolidated properties. These properties were sold for an aggregate sales price of $1.3 billion, or $1.2 billion, after the payment of transaction costs and debt prepayment penalties. The $1.2 billion is inclusive of promote income and debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay term debt and for other corporate purposes.

Capital Additions

We classify all capital additions as Capital Replacements (which we refer to as CR), Capital Improvements (which we refer to as CI), casualties or redevelopment. Additions other than casualty or redevelopment capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period we have owned the property.

CR represents the share of capital additions that are deemed to replace the portion of acquired capital assets that was consumed during the period we have owned the asset. CI represents the share of additions that are made to enhance the value, profitability or useful life of an asset as compared to its original purchase condition. CR and CI exclude capital additions for casualties and redevelopment. Casualty additions represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs may be reimbursed by insurance carriers subject to deductibles associated with each loss. Redevelopment additions represent additions that substantially upgrade the property.

The table below details our share of actual spending, on both consolidated and unconsolidated real estate partnerships, for CR, CI, casualties and redevelopment for the year ended December 31, 2009, on a per unit and total dollar basis (in thousands, except per unit amounts). Per unit numbers for CR and CI are based on approximately 97,196 average units for the year, including 81,135 conventional units and 16,061 affordable units. Average units are weighted for the portion of the period that we owned an interest in the property, represent ownership-adjusted effective units, and exclude non-managed units.

		Per
	Our Share of	Effective
	Additions	Unit

Capital Replacements Detail:
Building and grounds	$32,876	$338
Turnover related	30,298	312
Capitalized site payroll and indirect costs	7,076	73

Our share of Capital Replacements	$70,250	$723

Capital Replacements:
Conventional	$64,675	$797
Affordable	5,575	$347

Our share of Capital Replacements	70,250	$723

Capital Improvements:
Conventional	47,634	$587
Affordable	5,755	$358

Our share of Capital Improvements	53,389	$549

Casualties:
Conventional	17,724
Affordable	1,872

Our share of casualties	19,596

Redevelopment:
Conventional projects	66,768
Tax credit projects(1)	46,066

Our share of redevelopment	112,834

Our share of capital additions	256,069

Plus noncontrolling partners’ share of consolidated additions	20,062
Less our share of unconsolidated additions	(687)

Total capital additions	$275,444

(1)	Redevelopment additions on tax credit projects are substantially funded from tax credit investor contributions.

Included in the above additions for CI, casualties and redevelopment, was approximately $34.6 million of our share of capitalized site payroll and indirect costs related to these activities for the year ended December 31, 2009.

We generally fund capital additions with cash provided by operating activities, working capital and property sales as discussed below.

Financing Activities

For the year ended December 31, 2009, net cash used in financing activities of $1.1 billion was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders and distributions to noncontrolling interests, partially offset by proceeds from property loans.

Property Debt

At December 31, 2009 and 2008, we had $5.6 billion and $6.3 billion, respectively, in consolidated property debt outstanding, which included $178.3 million and $909.4 million, respectively, of property debt classified within liabilities related to assets held for sale. During the year ended December 31, 2009, we refinanced or closed property loans on 55 properties generating $788.1 million of proceeds from borrowings with a weighted average interest rate of 5.78%. Our share of the net proceeds after repayment of existing debt, payment of transaction costs and distributions to limited partners, was $132.3 million. We used these total net proceeds for capital expenditures and other corporate purposes. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Term Loans and Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement.

As of December 31, 2009, the Credit Agreement consisted of aggregate commitments of $270.0 million, comprised of our $90.0 million outstanding balance on the term loan and $180.0 million of revolving loan commitments. The term loan bears interest at LIBOR plus 1.5%, or at our option, a base rate equal to the prime rate, and matures March 2011. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 2.00% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2011, and may be extended for an additional year, subject to certain conditions, including payment of a 45.0 basis point fee on the total revolving commitments and repayment of the remaining term loan balance by February 1, 2011.

At December 31, 2009, the term loan had an outstanding principal balance of $90.0 million and an interest rate of 1.73%. We repaid $45.0 million on the term loan through February 26, 2010, leaving a remaining outstanding balance of $45.0 million. At December 31, 2009, we had no outstanding borrowings under the revolving credit facility. The amount available under the revolving credit facility at December 31, 2009, was $136.2 million (after giving effect to $43.8 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally permitted to be used to fund working capital and for other corporate purposes.

Fair Value Measurements

We have entered into total rate of return swaps on various fixed rate secured tax-exempt bonds payable and fixed rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense.

Our method used to calculate the fair value of the total rate of return swaps generally results in changes in fair value that are equal to the changes in fair value of the related borrowings, which is consistent with our hedging strategy. We believe that these financial instruments are highly effective in offsetting the changes in fair value of the related borrowings during the hedging period, and accordingly, changes in the fair value of these instruments have no material impact on our liquidity, results of operations or capital resources.

During the year ended December 31, 2009, changes in the fair values of these financial instruments resulted in increases of $5.2 million in the carrying amount of the hedged borrowings and equal decreases in accrued liabilities and other for total rate of return swaps. At December 31, 2009, the cumulative recognized changes in the fair value of these financial instruments resulted in a $24.3 million reduction in the carrying amount of the hedged borrowings offset by an equal increase in accrued liabilities and other for total rate of return swaps. The cumulative changes in the fair values of the hedged borrowings and related swaps reflect the recent uncertainty in the credit markets which has decreased demand and increased pricing for similar debt instruments.

During the year ended December 31, 2009, we received net cash receipts of $19.4 million under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity. At December 31, 2009, we were not required to provide cash collateral pursuant to the total rate of return swaps. In the event the values of the real estate properties serving as collateral under these agreements decline, we may be required to provide additional collateral pursuant to the swap agreements, which would adversely affect our liquidity.

See Note 2 to the consolidated financial statements in Item 8 for more information on our total rate of return swaps and related borrowings.

Partners’ Capital Transactions

During the year ended December 31, 2009, we paid cash distributions totaling $59.2 million, $116.8 million and $92.4 million to preferred unitholders, common unitholders and noncontrolling interests, respectively. Additionally, we paid distributions totaling $149.0 million to Aimco through the issuance of approximately 15.5 million common OP units.

During the year ended December 31, 2009, Aimco repurchased 12 shares, or $6.0 million in liquidation preference, of its CRA Preferred Stock for $4.2 million. Concurrent with Aimco’s repurchase, we repurchased from Aimco an equivalent number of our CRA Preferred Units.

We and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

Contractual Obligations

This table summarizes information contained elsewhere in this Annual Report regarding payments due under contractual obligations and commitments as of December 31, 2009 (amounts in thousands):

		Less Than			More Than
	Total	One Year	1-3 Years	3-5 Years	5 Years

Scheduled long-term debt maturities(1)	$5,451,148	$100,958	$651,166	$843,747	$3,855,277
Scheduled long-term debt maturities related to properties classified as held for sale(1)	178,339	4,855	20,773	25,736	126,975
Term loan(1)(2)	90,000	—	90,000	—	—
Redevelopment and other construction commitments	4,795	4,795	—	—	—
Leases for space occupied(3)	24,888	7,345	10,856	4,859	1,828
Other obligations(4)	4,605	4,605	—	—	—

Total	$5,753,775	$122,558	$772,795	$874,342	$3,984,080

(1)	Scheduled debt maturities presented above include amortization and the maturities in 2010 consist primarily of amortization. The scheduled maturities presented above exclude related interest amounts. Refer to Note 6 in the consolidated financial statements in Item 8 for a description of average interest rates associated with our debt.

(2)	After payments of $45.0 million through February 26, 2010, the term loan had an outstanding balance of $45.0 million.

(3)	Inclusive of leased space that has been abandoned as part of our organizational restructuring in 2008 (see Restructuring Costs in Note 3 to the consolidated financial statements in Item 8).

(4)	Represents a commitment to fund $4.6 million in second mortgage loans on certain properties in West Harlem, New York City.

In addition to the amounts presented in the table above, at December 31, 2009, we had $690.5 million of outstanding preferred units outstanding with annual dividend yields ranging from 1.5% (variable) to 9.4%, and $85.7 million of redeemable preferred units outstanding with annual distribution yields ranging from 5.9% to 9.5%.

Additionally, we may enter into commitments to purchase goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

Future Capital Needs

In addition to the items set forth in “Contractual Obligations” above, we expect to fund any future acquisitions, additional redevelopment projects, capital improvements and capital replacement principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

Off-Balance Sheet Arrangements

We own general and limited partner interests in unconsolidated real estate partnerships, in which our total ownership interests typically range from less than 1% to 50% and in some instances may exceed 50%. There are no lines of credit, side agreements, or any other derivative financial instruments related to or between our unconsolidated real estate partnerships and us and no material exposure to financial guarantees. Accordingly, our maximum risk of loss related to these unconsolidated real estate partnerships is limited to the aggregate carrying amount of our investment in the unconsolidated real estate partnerships and any outstanding notes receivable as reported in our consolidated financial statements (see Note 4 of the consolidated financial statements in Item 8 for additional information about our investments in unconsolidated real estate partnerships).

Item 8.	Financial Statements and Supplementary Data

AIMCO PROPERTIES, L.P.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
AIMCO Properties, L.P.

We have audited the accompanying consolidated balance sheets of AIMCO Properties, L.P. (the “Partnership”) as of December 31, 2009 and 2008, and the related consolidated statements of income, partners’ capital and cash flows for each of the three years in the period ended December 31, 2009. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with United States generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

The consolidated financial statements include retroactive adjustments to reflect the adoption in 2009 of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB 51 (codified in FASB ASC 810), Statement of Financial Accounting Standards No. 141(R), Business Combinations — a replacement of FASB Statement No 141 (codified in FASB ASC 805), FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities (codified in FASB ASC 260), and FASB Accounting Standards Update No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash (codified in FASB ASC 505). Further, as discussed in Notes 13 and 17, the Partnership retrospectively adjusted the consolidated financial statements to reflect real estate assets that meet the definition of a component and have been sold or meet the criteria to be classified as held for sale at December 31, 2009 pursuant to Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (codified in FASB ASC 360), through September 30, 2010, and to reflect changes in its reportable segments. As discussed in Note 2 to the consolidated financial statements, the consolidated statement of income for the year ended December 31, 2008 has been restated to reclassify provisions for impairment losses on real estate development assets into operating income.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2010 (which is not included herein) expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 26, 2010, except for Note 17, as to which the date is September 10, 2010, and Note 13, as to which the date is November 19, 2010

AIMCO PROPERTIES, L.P.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2009 and 2008

	2009	2008
	(In thousands)

ASSETS
Real estate:
Buildings and improvements	$7,242,051	$7,047,744
Land	2,148,389	2,132,129

Total real estate	9,390,440	9,179,873
Less accumulated depreciation	(2,594,544)	(2,222,737)

Net real estate	6,795,896	6,957,136
Cash and cash equivalents	81,260	299,676
Restricted cash	218,981	252,199
Accounts receivable, net	59,822	90,318
Accounts receivable from affiliates, net	23,744	38,978
Deferred financing costs, net	50,807	49,947
Notes receivable from unconsolidated real estate partnerships, net	14,295	22,567
Notes receivable from non-affiliates, net	125,269	139,897
Notes receivable from Aimco	16,371	15,551
Investment in unconsolidated real estate partnerships	104,193	117,905
Other assets	185,816	198,639
Deferred income tax assets, net	42,015	28,326
Assets held for sale	203,670	1,245,582

Total assets	$7,922,139	$9,456,721

LIABILITIES AND PARTNERS’ CAPITAL
Property tax-exempt bond financing	$574,926	$629,499
Property loans payable	4,823,165	4,794,291
Term loans	90,000	400,000
Other borrowings	53,057	95,981

Total indebtedness	5,541,148	5,919,771

Accounts payable	29,819	64,241
Accrued liabilities and other	286,326	569,997
Deferred income	179,433	192,368
Security deposits	34,491	35,920
Liabilities related to assets held for sale	183,892	924,676

Total liabilities	6,255,109	7,706,973

Redeemable preferred units (Note 11)	116,656	88,148
Commitments and contingencies (Note 8)	—	—
Partners’ capital:
Preferred units	660,500	696,500
General Partner and Special Limited Partner	521,692	543,238
Limited Partners	95,990	82,461
High Performance Units	(40,313)	(37,263)
Investment in Aimco Class A Common Stock	(4,621)	(5,109)

Partners’ capital attributable to the Partnership	1,233,248	1,279,827

Noncontrolling interests in consolidated real estate partnerships	317,126	381,773

Total partners’ capital	1,550,374	1,661,600

Total liabilities and partners’ capital	$7,922,139	$9,456,721

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007
	(In thousands, except per unit data)
	(As restated — see Note 2)

REVENUES:
Rental and other property revenues	$1,101,883	$1,100,593	$1,058,354
Asset management and tax credit revenues	49,853	98,830	73,755

Total revenues	1,151,736	1,199,423	1,132,109

OPERATING EXPENSES:
Property operating expenses	515,748	527,216	507,403
Investment management expenses	15,779	24,784	20,507
Depreciation and amortization	433,933	383,084	337,804
Provision for operating real estate impairment losses	2,329	—	1,080
Provision for impairment losses on real estate development assets	—	91,138	—
General and administrative expenses	56,643	80,376	72,359
Other expenses, net	15,721	22,059	18,917
Restructuring costs	11,241	22,802	—

Total operating expenses	1,051,394	1,151,459	958,070

Operating income	100,342	47,964	174,039
Interest income	9,924	20,439	43,561
Provision for losses on notes receivable, net	(21,549)	(17,577)	(2,010)
Interest expense	(315,416)	(315,007)	(304,752)
Equity in losses of unconsolidated real estate partnerships	(12,025)	(4,601)	(3,347)
Impairment losses related to unconsolidated real estate partnerships	(322)	(2,661)	—
Gain on dispositions of unconsolidated real estate and other	22,494	99,864	23,366

Loss before income taxes and discontinued operations	(216,552)	(171,579)	(69,143)
Income tax benefit	18,669	53,202	19,795

Loss from continuing operations	(197,883)	(118,377)	(49,348)
Income from discontinued operations, net	153,903	746,165	175,603

Net (loss) income	(43,980)	627,788	126,255
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(22,442)	(155,749)	(92,138)

Net (loss) income attributable to the Partnership	(66,422)	472,039	34,117
Net income attributable to the Partnership’s preferred unitholders	(56,854)	(61,354)	(73,144)
Net income attributable to participating securities	—	(6,985)	(4,481)

Net (loss) income attributable to the Partnership’s common unitholders	$(123,276)	$403,700	$(43,508)

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.75)	$(1.96)	$(1.40)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.75	6.07	0.98

Net (loss) income attributable to the Partnership’s common unitholders	$(1.00)	$4.11	$(0.42)

Weighted average common units outstanding — basic and diluted	123,180	98,249	104,853

Distributions declared per common unit	$0.40	$7.48	$4.31

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF PARNTERS’ CAPITAL
For the Years Ended December 31, 2009, 2008 and 2007

		General				Partners’
		Partner			Investment	Capital
		and Special		High	in Aimco	Attributable	Non-	Total
	Preferred	Limited	Limited	Performance	Common	to the	Controlling	Partners’
	Units	Partner	Partners	Units	Stock	Partnership	Interests	Capital
	(In thousands)

Balances at December 31, 2006	$914,215	$1,208,866	$439,903	$(18,308)	$(7,074)	$2,537,602	$216,015	$2,753,617
Cumulative effect of change in accounting principle — adoption of FIN 48	—	(763)	(61)	(20)	—	(844)	—	(844)
Redemption of preferred units held by Aimco	(100,000)	(2,000)	—	—	—	(102,000)	—	(102,000)
Common and preferred units redeemed by Limited Partners to Special Limited Partner	—	27,853	(27,853)	—	—	—	—	—
Contribution from Aimco related to employee stock purchases, net	—	1,827	—	—	—	1,827	—	1,827
Contribution from Aimco related to stock option exercises	—	53,719	—	—	—	53,719	—	53,719
Amortization of Aimco stock-based compensation	—	19,235	—	—	—	19,235	—	19,235
Contributions from noncontrolling interests	—	—	—	—	—	—	203,552	203,552
Adjustment to noncontrolling interests from VMS transactions (Note 3) Effect on transactions with owners (VMS)	—	—	—	—	—	—	62,820	62,820
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	91,219	91,219
Redemption of preferred units and common units	—	—	(2,181)	—	—	(2,181)	—	(2,181)
Repurchase of common units related to Aimco common stock repurchases	—	(325,822)	—	—	—	(325,822)	—	(325,822)
Other, net	—	(1,462)	2,998	720	—	2,256	(201)	2,055
Net income (loss)	73,144	(35,399)	(2,742)	(886)	—	34,117	92,138	126,255
Common distributions	—	(406,854)	(31,329)	(10,246)	923	(447,506)	(211,314)	(658,820)
Distributions to preferred unitholders	(72,306)	—	—	—	—	(72,306)	—	(72,306)
Adjustment to reflect Limited Partners’ capital at redemption value	—	125,083	(125,083)	—	—	—	—	—

Balances at December 31, 2007	815,053	664,283	253,652	(28,740)	(6,151)	1,698,097	454,229	2,152,326
Redemption of preferred units held by Aimco	(27,000)	2,160	—	—	—	(24,840)	—	(24,840)
Common units redeemed by Limited Partners to Special Limited Partner	—	4,182	(4,182)	—	—	—	—	—
Contribution from Aimco related to employee stock purchases, net	—	1,671	—	—	—	1,671	—	1,671
Contribution from Aimco related to stock option exercises	—	481	—	—	—	481	—	481
Amortization of Aimco stock-based compensation	—	17,573	—	—	—	17,573	—	17,573
Contributions from noncontrolling interests	—	—	—	—	—	—	6,854	6,854
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	14,969	14,969
Redemption of preferred units and common units	(976)	—	(2,046)	(1,146)	—	(4,168)	—	(4,168)
Repurchase of common units related to Aimco common stock repurchases	—	(473,532)	—	—	—	(473,532)	—	(473,532)
Other, net	(1,083)	(488)	(8)	388	—	(1,191)	(572)	(1,763)
Net income	61,354	370,729	30,059	9,897	—	472,039	155,749	627,788
Common units issued to Aimco pursuant to special distributions	—	487,477	—	—	—	487,477	—	487,477
Common distributions	—	(675,416)	(50,896)	(17,662)	1,042	(742,932)	(249,456)	(992,388)
Distributions to preferred unitholders	(62,700)	—	—	—	—	(62,700)		(62,700)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(88,148)	—	—	—	—	(88,148)	—	(88,148)
Adjustment to reflect Limited Partners’ capital at redemption value	—	144,118	(144,118)	—	—	—	—	—

Balances at December 31, 2008	$696,500	$543,238	$82,461	$(37,263)	$(5,109)	$1,279,827	$381,773	$1,661,600
Redemption of preferred units held by Aimco	(6,000)	1,800	—	—	—	(4,200)	—	(4,200)
Common units redeemed by Limited Partners to Special Limited Partner	—	7,085	(7,085)	—	—	—	—	—
Amortization of Aimco stock-based compensation	—	8,007	—	—	—	8,007	—	8,007
Contribution from noncontrolling interests	—	—	—	—	—	—	5,535	5,535
Redemption of preferred units and common units	—	—	(980)	—	—	(980)	—	(980)
Other, net	—	4,164	—	—	—	4,164	(720)	3,444
Net income (loss)	50,566	(114,390)	(6,539)	(2,347)	—	(72,710)	22,442	(50,268)
Common units issued to Aimco pursuant to special distributions	—	148,746	—	—	—	148,746	—	148,746
Common distributions	—	(46,880)	(1,945)	(703)	488	(49,040)	(91,904)	(140,944)
Distributions to preferred unitholders	(50,566)	—	—	—	—	(50,566)	—	(50,566)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(30,000)	—	—	—	—	(30,000)	—	(30,000)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(30,078)	30,078	—	—	—	—	—

Balances at December 31, 2009	$660,500	$521,692	$95,990	$(40,313)	$(4,621)	$1,233,248	$317,126	$1,550,374

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(43,980)	$627,788	$126,255

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	433,933	383,084	337,804
Equity in losses of unconsolidated real estate partnerships	12,025	4,601	3,347
Provision for impairment losses on real estate development assets	—	91,138	—
Provision for operating real estate impairment losses	2,329	—	1,080
Gain on dispositions of unconsolidated real estate and other	(22,494)	(99,864)	(23,366)
Income tax benefit	(18,669)	(53,202)	(19,795)
Stock-based compensation expense	6,666	13,833	14,921
Amortization of deferred loan costs and other	10,845	9,950	7,916
Distributions of earnings from unconsolidated entities	4,893	14,619	4,239
Discontinued operations:
Depreciation and amortization	61,634	132,463	162,134
Gain on disposition of real estate	(221,793)	(800,335)	(117,628)
Other adjustments to income from discontinued operations	53,974	67,215	(25,167)
Changes in operating assets and operating liabilities:
Accounts receivable	27,067	4,848	7,453
Other assets	1,620	56,369	(10,500)
Accounts payable, accrued liabilities and other	(74,238)	(12,139)	14,249

Total adjustments	277,792	(187,420)	356,687

Net cash provided by operating activities	233,812	440,368	482,942

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	—	(112,655)	(201,434)
Capital expenditures	(300,344)	(665,233)	(689,719)
Proceeds from dispositions of real estate	875,931	2,060,344	431,863
Change in funds held in escrow from tax-free exchanges	—	345	25,863
Proceeds from sale of interests and distributions from real estate partnerships	25,067	94,277	198,998
Purchases of partnership interests and other assets	(6,842)	(28,121)	(86,204)
Originations of notes receivable	(5,778)	(6,911)	(10,812)
Proceeds from repayment of notes receivable	5,264	8,929	14,370
Distributions received from Aimco	488	1,042	923
Other investing activities	36,956	(6,106)	45,476

Net cash provided by (used in) investing activities	630,742	1,345,911	(270,676)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	772,443	949,549	1,552,048
Principal repayments on property loans	(1,076,318)	(1,291,543)	(850,484)
Proceeds from tax-exempt bond financing	15,727	50,100	82,350
Principal repayments on tax-exempt bond financing	(157,862)	(217,361)	(70,029)
(Payments on) borrowings under term loans	(310,000)	(75,000)	75,000
Net repayments on revolving credit facility	—	—	(140,000)
Proceeds from (payments on) other borrowings	(40,085)	21,367	(8,468)
Repurchases and redemptions of preferred units	(4,200)	(24,840)	(102,000)
Repurchase of common units	—	(502,296)	(307,382)
Proceeds from Class A Common Stock option exercises	—	481	53,719
Payment of distributions to noncontrolling interests	(92,421)	(248,537)	(168,499)
Payment of distributions to General Partner and Special Limited Partner	(95,823)	(213,328)	(231,729)
Payment of distributions to Limited Partners	(15,403)	(55,770)	(16,760)
Payment of distributions to High Performance Units	(5,580)	(18,757)	(5,710)
Payment of distributions to preferred units	(59,172)	(62,733)	(74,221)
Other financing activities	(14,276)	(8,396)	(19,464)

Net cash used in financing activities	(1,082,970)	(1,697,064)	(231,629)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(218,416)	89,215	(19,363)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	299,676	210,461	229,824

CASH AND CASH EQUIVALENTS AT END OF YEAR	$81,260	$299,676	$210,461

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$348,341	$434,645	$452,324
Cash paid for income taxes	4,560	13,780	2,994
Non-cash transactions associated with the acquisition of real estate and interests in unconsolidated real estate partnerships:
Secured debt assumed in connection with purchase of real estate	—	—	16,000
Issuance of OP Units for interests in unconsolidated real estate partnerships and acquisitions of real estate	—	—	2,998
Non-cash transactions associated with the disposition of real estate:
Secured debt assumed in connection with the disposition of real estate	314,265	157,394	27,929
Issuance of notes receivable connection with the disposition of real estate	3,605	10,372	—
Non-cash transactions associated with consolidation of real estate partnerships:
Real estate, net	6,058	25,830	56,877
Investments in and notes receivable primarily from affiliated entities	4,326	4,497	84,545
Restricted cash and other assets	(1,682)	5,483	8,545
Secured debt	2,031	22,036	41,296
Accounts payable, accrued and other liabilities	6,769	14,020	48,602
Other non-cash transactions:
Redemption of common OP Units for Aimco Class A Common Stock	7,085	4,182	27,810
Conversion of preferred units and securities into common units	—	—	43
(Cancellation) origination of notes receivable from officers of Aimco, net	(1,452)	(385)	2,386
Common OP Units issued to Aimco pursuant to special distributions (Note 11)	(148,746)	(487,477)	—

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009

NOTE 1 —	Organization

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries was formed on May 16, 1994 to conduct the business of acquiring, redeveloping, leasing, and managing multifamily apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as “OP Units.” Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred securities issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership, and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively.

As of December 31, 2009, we:

•	owned an equity interest in and consolidated 95,202 units in 426 properties (which we refer to as “consolidated properties”), of which 93,098 units were also managed by us;

•	owned an equity interest in and did not consolidate 8,478 units in 77 properties (which we refer to as “unconsolidated properties”), of which 3,594 units were also managed by us; and

•	provided services for or managed 31,974 units in 367 properties, primarily pursuant to long-term agreements (including 29,879 units in 345 properties for which we provide asset management services only, and not also property management services). In certain cases, we may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund.

At December 31, 2009, we had outstanding 122,509,304 common OP Units, 28,096,618 preferred OP Units and 2,344,719 High Performance Units. At December 31, 2009, Aimco owned 116,479,791 of the common OP Units and 24,940,134 of the preferred OP Units.

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NOTE 2 —	Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Partnership and its consolidated entities. Pursuant to a Management and Contribution Agreement between the Partnership and Aimco, we have acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of Aimco in which we do not have an interest, and Aimco has granted us a right of first refusal to acquire such subsidiaries’ assets for no additional consideration. Pursuant to the agreement, Aimco has also granted us certain rights with respect to assets of such subsidiaries. We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests held in consolidated real estate partnerships by limited partners other than us are reflected as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by Aimco or us generally are not available to pay creditors of Aimco or the Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. The primary beneficiary generally is the entity that will receive a majority of the VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both.

In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; our and the other investors’ ability to control or significantly influence key decisions for the VIE; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

As of December 31, 2009, we were the primary beneficiary of, and therefore consolidated, 90 VIEs, which owned 67 apartment properties with 9,652 units. Real estate with a carrying amount of $769.4 million collateralized $474.3 million of debt of those VIEs. The creditors of the consolidated VIEs do not have recourse to our general credit. As of December 31, 2009, we also held variable interests in 120 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 172 apartment properties with 9,566 units. We are involved with those VIEs as an equity holder, lender, management agent, or through other contractual relationships. At December 31, 2009, our maximum exposure to loss as a result of our involvement with unconsolidated VIEs is limited to our recorded investments in and receivables from those VIEs totaling $107.5 million and our contractual obligation to advance funds to certain VIEs totaling $4.6 million. We may be subject to additional losses to the extent of any financial support that we

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voluntarily provide in the future. Additionally, the provision of financial support in the future may require us to consolidate a VIE.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, or ASU 2009-17, which is effective for fiscal years beginning after November 15, 2009. ASU 2009-17, which modifies the guidance in FASB ASC Topic 810, introduces a more qualitative approach to evaluating VIEs for consolidation and requires a company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the entity that has (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. In determining whether it has the power to direct the activities of the VIE that most significantly affect the VIE’s performance, ASU 2009-17 requires a company to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed, requires continuous reassessment of primary beneficiary status rather than periodic, event-driven assessments as previously required, and incorporates expanded disclosure requirements.

Our adoption of ASU 2009-17 during 2010 may result in changes in our conclusions regarding whether we are required to consolidate certain unconsolidated real estate partnerships that are VIEs. As of December 31, 2009, in addition to the unconsolidated VIEs discussed above, we held insignificant partnership interests in VIEs that own approximately 250 properties. We hold general and/or limited partner interests generally ranging from less than 1% to 5% and our recorded investment in these entities is typically limited to accounts receivable from our provision of property management and asset management services to these partnerships. We may be required to consolidate some of these VIEs if we conclude that we control the activities that are significant to the VIEs’ economic performance. Additionally, we may be required to deconsolidate certain VIEs that we currently consolidate if we conclude we do not control the activities that are significant to such VIEs’ economic performance. We have not yet completed our evaluation of ASU 2009-17 and therefore have not determined the effect our adoption of ASU 2009-17 will have on our consolidated financial statements.

Acquisition of Real Estate Assets and Related Depreciation and Amortization

We capitalize the purchase price and incremental direct costs associated with the acquisition of properties as the cost of the assets acquired. We allocate the cost of acquired properties to tangible assets and identified intangible assets based on their fair values. We determine the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, on an “as-if vacant” basis, generally using internal valuation techniques that consider comparable market transactions, discounted cash flow techniques, replacement costs and other available information. We determine the fair value of identified intangible assets (or liabilities), which typically relate to in-place leases, using internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and our experience in leasing similar properties. The intangible assets or liabilities related to in-place leases are comprised of:

1. The value of the above- and below-market leases in-place. An asset or liability is recognized based on the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) our estimate of fair market lease rates for the corresponding in-place leases, measured over the period, including estimated lease renewals for below-market leases, that the leases are expected to remain in effect.

2. The estimated unamortized portion of avoided leasing commissions and other costs that ordinarily would be incurred to acquire the in-place leases.

3. The value associated with vacant units during the absorption period (estimates of lost rental revenue during the expected lease-up periods based on current market demand and stabilized occupancy levels).

The values of the above- and below-market leases are amortized to rental revenue over the expected remaining terms of the associated leases. Other intangible assets related to in-place leases are amortized to depreciation and

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amortization over the expected remaining terms of the associated leases. Amortization is adjusted, as necessary, to reflect any early lease terminations that were not anticipated in determining amortization periods.

Depreciation for all tangible real estate assets is calculated using the straight-line method over their estimated useful lives. Acquired buildings and improvements are depreciated over a composite life of 14 to 52 years, based on the age, condition and other physical characteristics of the property. As discussed under Impairment of Long Lived Assets below, we may adjust depreciation of properties that are expected to be disposed of or demolished prior to the end of their useful lives. Furniture, fixtures and equipment associated with acquired properties are depreciated over five years.

At December 31, 2009 and 2008, deferred income in our consolidated balance sheets includes below-market lease amounts totaling $31.8 million and $36.2 million, respectively, which are net of accumulated amortization of $21.0 million and $16.6 million, respectively. Additions to below-market leases resulting from acquisitions during the year ended December 31, 2007 totaled $18.9 million, and there were no such additions during the years ended December 31, 2009 or 2008. During the years ended December 31, 2009, 2008 and 2007, we included amortization of below-market leases of $4.4 million, $4.4 million and $4.6 million, respectively, in rental and other property revenues in our consolidated statements of income. During the year ended December 31, 2008, we revised the estimated fair value of assets acquired and liabilities assumed in acquisitions completed in 2007, resulting in a $4.7 million reduction of below-market lease values and a corresponding reduction in buildings and improvements. At December 31, 2009, our below-market leases had a weighted average amortization period of 7.1 years and estimated aggregate amortization for each of the five succeeding years as follows (in millions):

	2010	2011	2012	2013	2014

Estimated amortization	$3.9	$3.6	$3.2	$2.8	$2.5

Capital Additions and Related Depreciation

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements, and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital expenditure activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses.

We depreciate capitalized costs using the straight-line method over the estimated useful life of the related component or improvement, which is generally five, 15 or 30 years. All capitalized site payroll and indirect costs are allocated proportionately, based on direct costs, among capital projects and depreciated over the estimated useful lives of such projects.

Certain homogeneous items that are purchased in bulk on a recurring basis, such as carpeting and appliances, are depreciated using group methods that reflect the average estimated useful life of the items in each group. Except in the case of property casualties, where the net book value of lost property is written off in the determination of casualty gains or losses, we generally do not recognize any loss in connection with the replacement of an existing property component because normal replacements are considered in determining the estimated useful lives used in connection with our composite and group depreciation methods.

For the years ended December 31, 2009, 2008 and 2007, for continuing and discontinued operations, we capitalized $9.8 million, $25.7 million and $30.8 million, respectively, of interest costs, and $40.0 million, $78.1 million and $78.1 million, respectively, of site payroll and indirect costs, respectively.

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Impairment of Long-Lived Assets

Our real estate and other long-lived assets classified as held for use are stated at cost, less accumulated depreciation and amortization, unless the carrying amounts are not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the declines in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2009 and 2007, we recorded real estate impairment losses of $2.3 million and $1.1 million, respectively, related to properties classified as held for use. For the year ended December 31, 2008, we recorded no similar impairment losses related to properties classified as held for use.

We report impairment losses or recoveries related to properties sold or classified as held for sale in discontinued operations.

Our tests of recoverability address real estate assets that do not currently meet all conditions to be classified as held for sale, but are expected to be disposed of prior to the end of their estimated useful lives. If an impairment loss is not required to be recorded, the recognition of depreciation is adjusted prospectively, as necessary, to reduce the carrying amount of the real estate to its estimated disposition value over the remaining period that the real estate is expected to be held and used. We also may adjust depreciation prospectively to reduce to zero the carrying amount of buildings that we plan to demolish in connection with a redevelopment project. These depreciation adjustments decreased net income available to the Partnership’s common unitholders by $19.6 million, $11.8 million and $37.3 million, and resulted in decreases in basic and diluted earnings per unit of $0.16, $0.12 and $0.36, for the years ended December 31, 2009, 2008 and 2007, respectively.

Cash Equivalents

We classify highly liquid investments with an original maturity of three months or less as cash equivalents.

Restricted Cash

Restricted cash includes capital replacement reserves, completion repair reserves, bond sinking fund amounts and tax and insurance escrow accounts held by lenders.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generally comprised of amounts receivable from residents, amounts receivable from non-affiliated real estate partnerships for which we provide property management and other services and other miscellaneous receivables from non-affiliated entities. We evaluate collectibility of accounts receivable from residents and establish an allowance, after the application of security deposits and other anticipated recoveries, for accounts greater than 30 days past due for current residents and all receivables due from former residents. Accounts

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receivable from residents are stated net of allowances for doubtful accounts of approximately $1.4 million and $3.3 million as of December 31, 2009 and 2008, respectively.

We evaluate collectibility of accounts receivable from non-affiliated entities and establish an allowance for amounts that are considered to be uncollectible. Accounts receivable relating to non-affiliated entities are stated net of allowances for doubtful accounts of approximately $5.4 million and $5.0 million as of December 31, 2009 and 2008, respectively.

Accounts Receivable and Allowance for Doubtful Accounts from Affiliates

Accounts receivable from affiliates are generally comprised of receivables related to property management and other services provided to unconsolidated real estate partnerships in which we have an ownership interest. We evaluate collectibility of accounts receivable balances from affiliates on a periodic basis, and establish an allowance for the amounts deemed to be uncollectible. Accounts receivable from affiliates are stated net of allowances for doubtful accounts of approximately $1.9 million and $2.8 million as of December 31, 2009 and 2008, respectively.

Deferred Costs

We defer lender fees and other direct costs incurred in obtaining new financing and amortize the amounts over the terms of the related loan agreements. Amortization of these costs is included in interest expense.

We defer leasing commissions and other direct costs incurred in connection with successful leasing efforts and amortize the costs over the terms of the related leases. Amortization of these costs is included in depreciation and amortization.

Notes Receivable from Unconsolidated Real Estate Partnerships and Non-Affiliates and Related Interest Income and Provision for Losses

Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. The ultimate repayment of these notes and those from non-affiliates is subject to a number of variables, including the performance and value of the underlying real estate property and the claims of unaffiliated mortgage lenders. Our notes receivable include loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes,” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on

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notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate. See Note 5 for further discussion of Notes Receivable.

Investments in Unconsolidated Real Estate Partnerships

We own general and limited partner interests in real estate partnerships that own apartment properties. We generally account for investments in real estate partnerships that we do not consolidate under the equity method. Under the equity method, our share of the earnings or losses of the entity for the periods being presented is included in equity in earnings (losses) from unconsolidated real estate partnerships, except for our share of impairments and property disposition gains related to such entities, which we report separately in the consolidated statements of income. Certain investments in real estate partnerships that were acquired in business combinations were determined to have insignificant value at the acquisition date and are accounted for under the cost method. Any distributions received from such partnerships are recognized as income when received.

The excess of the cost of the acquired partnership interests over the historical carrying amount of partners’ equity or deficit is ascribed generally to the fair values of land and buildings owned by the partnerships. We amortize the excess cost related to the buildings over the estimated useful lives of the buildings. Such amortization is recorded as a component of equity in earnings (losses) of unconsolidated real estate partnerships.

Intangible Assets

At December 31, 2009 and 2008, other assets included goodwill associated with our real estate segment of $71.8 million and $81.9 million, respectively. We perform an annual impairment test of goodwill that compares the fair value of reporting units with their carrying amounts, including goodwill. We determined that our goodwill was not impaired in 2009, 2008 or 2007.

During the year ended December 31, 2009, we allocated $10.1 million of goodwill related to our real estate segment to the carrying amounts of the properties sold or classified as held for sale. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill as allocated. During 2008 and 2007, we did not allocate any goodwill to properties sold or classified as held for sale as real estate properties were not considered businesses under then applicable accounting principles generally accepted in the United States of America, or GAAP.

Other assets also includes intangible assets for purchased management contracts with finite lives that we amortize on a straight-line basis over terms ranging from five to 20 years and intangible assets for in-place leases as discussed under Acquisition of Real Estate Assets and Related Depreciation and Amortization.

Capitalized Software Costs

Purchased software and other costs related to software developed for internal use are capitalized during the application development stage and are amortized using the straight-line method over the estimated useful life of the software, generally five years. We write-off the costs of software development projects when it is no longer probable that the software will be completed and placed in service. For the years ended December 31, 2009, 2008 and 2007, we capitalized software development costs totaling $5.6 million, $20.9 million and $11.9 million, respectively. At December 31, 2009 and 2008, other assets included $29.7 million and $35.7 million of net capitalized software, respectively. During the years ended December 31, 2009, 2008 and 2007, we recognized amortization of capitalized software of $11.5 million, $10.0 million and $10.8 million, respectively, which is included in depreciation and amortization in our consolidated statements of income.

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During the year ended December 31, 2008, we reassessed our approach to communication technology needs at our properties, which resulted in the discontinuation of an infrastructure project and a $5.4 million write-off of related hardware and capitalized internal and consulting costs included in other assets. The write-off, which is net of sales proceeds, is included in other expenses, net. During the year ended December 31, 2008, we additionally recorded a $1.6 million write-off of certain software and hardware assets that are no longer consistent with our information technology strategy. This write-off is included in depreciation and amortization. During the year ended December 31, 2007, we abandoned certain internal-use software development projects and recorded a $4.2 million write-off of the capitalized costs of such projects in depreciation and amortization. There were no similar write-offs during the year ended December 31, 2009.

Noncontrolling Interests in Consolidated Real Estate Partnerships

We report the unaffiliated partners’ interests in our consolidated real estate partnerships as noncontrolling interests in consolidated real estate partnerships. Noncontrolling interests in consolidated real estate partnerships represent the noncontrolling partners’ share of the underlying net assets of our consolidated real estate partnerships. Prior to 2009, when these consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge equal to the amount of such excess distribution, even though there was no economic effect or cost. These charges are reported in the consolidated statements of income for the years ended December 31, 2008 and 2007 within noncontrolling interests in consolidated real estate partnerships. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the carrying amount of the noncontrolling interest. We generally recorded a charge when the noncontrolling partners’ share of partnership losses exceed the carrying amount of the noncontrolling interest, even though there is no economic effect or cost. These charges are reported in the consolidated statements of income within noncontrolling interests in consolidated real estate partnerships. We did not record charges for distributions or losses in certain limited instances where the noncontrolling partner had a legal obligation and financial capacity to contribute additional capital to the partnership. For the years ended December 31, 2008 and 2007, we recorded charges for partnership losses resulting from depreciation of approximately $9.0 million and $12.2 million, respectively that were not allocated to noncontrolling partners because the losses exceeded the carrying amount of the noncontrolling interest.

Noncontrolling interests in consolidated real estate partnerships consist primarily of equity interests held by limited partners in consolidated real estate partnerships that have finite lives. The terms of the related partnership agreements generally require the partnership to be liquidated following the sale of the partnership’s real estate. As the general partner in these partnerships, we ordinarily control the execution of real estate sales and other events that could lead to the liquidation, redemption or other settlement of noncontrolling interests. The aggregate carrying amount of noncontrolling interests in consolidated real estate partnerships is approximately $317.1 million at December 31, 2009. The aggregate fair value of these interests varies based on the fair value of the real estate owned by the partnerships. Based on the number of classes of finite-life noncontrolling interests, the number of properties in which there is direct or indirect noncontrolling ownership, complexities in determining the allocation of liquidation proceeds among partners and other factors, we believe it is impracticable to determine the total required payments to the noncontrolling interests in an assumed liquidation at December 31, 2009. As a result of real estate depreciation that is recognized in our financial statements and appreciation in the fair value of real estate that is not recognized in our financial statements, we believe that the aggregate fair value of our noncontrolling interests exceeds their aggregate carrying amount. As a result of our ability to control real estate sales and other events that require payment of noncontrolling interests and our expectation that proceeds from real estate sales will be sufficient to liquidate related noncontrolling interests, we anticipate that the eventual liquidation of these noncontrolling interests will not have an adverse impact on our financial condition.

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Revenue Recognition

Our properties have operating leases with apartment residents with terms generally of 12 months or less. We recognize rental revenue related to these leases, net of any concessions, on a straight-line basis over the term of the lease. We recognize revenues from property management, asset management, syndication and other services when the related fees are earned and are realized or realizable.

Advertising Costs

We generally expense all advertising costs as incurred to property operating expense. For the years ended December 31, 2009, 2008 and 2007, for both continuing and discontinued operations, total advertising expense was $25.0 million, $36.0 million and $38.0 million, respectively.

Insurance

We believe that our insurance coverages insure our properties adequately against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, and other perils. In addition, we have insurance coverage for substantial portions of our property, workers’ compensation, health, and general liability exposures. Losses are accrued based upon our estimates of the aggregate liability for uninsured losses incurred using certain actuarial assumptions followed in the insurance industry and based on our experience.

Stock-Based Compensation

We recognize all stock-based employee compensation, including grants of employee stock options, in the consolidated financial statements based on the grant date fair value and recognize compensation cost, which is net of estimates for expected forfeitures, ratably over the awards’ requisite service period. See Note 12 for further discussion of our stock-based compensation.

Tax Credit Arrangements

We sponsor certain partnerships that own and operate apartment properties that qualify for tax credits under Section 42 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and for the U.S. Department of Housing and Urban Development, or HUD, subsidized rents under HUD’s Section 8 program. These partnerships acquire, develop and operate qualifying affordable housing properties and are structured to provide for the pass-through of tax credits and deductions to their partners. The tax credits are generally realized ratably over the first ten years of the tax credit arrangement and are subject to the partnership’s compliance with applicable laws and regulations for a period of 15 years. Typically, we are the general partner with a legal ownership interest of one percent or less. We market limited partner interests of at least 99 percent to unaffiliated institutional investors (which we refer to as tax credit investors or investors) and receive a syndication fee from each investor upon such investor’s admission to the partnership. At inception, each investor agrees to fund capital contributions to the partnerships. We agree to perform various services to the partnerships in exchange for fees over the expected duration of the tax credit service period. The related partnership agreements generally require adjustment of each tax credit investor’s required capital contributions if actual tax benefits to such investor differ from projected amounts.

We have determined that the partnerships in these arrangements are variable interest entities and, where we are general partner, we are generally the primary beneficiary that is required to consolidate the partnerships. When the contractual arrangements obligate us to deliver tax benefits to the investors, and entitle us through fee arrangements to receive substantially all available cash flow from the partnerships, we account for these partnerships as wholly owned subsidiaries. Capital contributions received by the partnerships from tax credit investors represent, in substance, consideration that we receive in exchange for our obligation to deliver tax credits and other tax benefits

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to the investors, and the receipts are recognized as revenue in our consolidated financial statements when our obligation to the investors is relieved upon delivery of the expected tax benefits.

In summary, our accounting treatment recognizes the income or loss generated by the underlying real estate based on our economic interest in the partnerships. Proceeds received in exchange for the transfer of the tax credits are recognized as revenue proportionately as the tax benefits are delivered to the tax credit investors and our obligation is relieved. Syndication fees and related costs are recognized in income upon completion of the syndication effort. We recognize syndication fees in amounts determined based on a market rate analysis of fees for comparable services, which generally fell within a range of 10% to 15% of investor contributions during the periods presented. Other direct and incremental costs incurred in structuring these arrangements are deferred and amortized over the expected duration of the arrangement in proportion to the recognition of related income. Investor contributions in excess of recognized revenue are reported as deferred income in our consolidated balance sheets.

During the years ended December 31, 2008 and 2007, we recognized syndication fee income of $3.4 million and $13.8 million, respectively. We recognized no syndication fee income during the year ended December 31, 2009. During the years ended December 31, 2009, 2008 and 2007 we recognized revenue associated with the delivery of tax benefits of $36.6 million, $29.4 million and $24.0 million, respectively. At December 31, 2009 and 2008, $148.1 million and $159.6 million, respectively, of investor contributions in excess of the recognized revenue were included in deferred income in our consolidated balance sheets.

Discontinued Operations

We classify certain properties and related assets and liabilities as held for sale when they meet certain criteria. The operating results of such properties as well as those properties sold during the periods presented are included in discontinued operations in both current periods and all comparable periods presented. Depreciation is not recorded on properties once they have been classified as held for sale; however, depreciation expense recorded prior to classification as held for sale is included in discontinued operations. The net gain on sale and any impairment losses are presented in discontinued operations when recognized. See Note 13 for additional information regarding discontinued operations.

Derivative Financial Instruments

We primarily use long-term, fixed-rate and self-amortizing non-recourse debt to avoid, among other things, risk related to fluctuating interest rates. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap or cap agreements. The interest rate swap agreements moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The interest rate cap agreements effectively limit our exposure to interest rate risk by providing a ceiling on the underlying variable interest rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or equity, as appropriate. These interest rate caps are not material to our financial position or results of operations.

As of December 31, 2009 and 2008, we had interest rate swaps with aggregate notional amounts of $52.3 million and $27.2 million, and recorded fair values of $1.6 million and $2.6 million, respectively, reflected in accrued liabilities and other in our consolidated balance sheets. At December 31, 2009, these interest rate swaps had a weighted average term of 11.1 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive income within partners’ capital to the extent of their effectiveness. For the year ended December 31, 2009, we recognized changes in fair value of $1.0 million, of which $1.4 million resulted in an adjustment to accumulated other comprehensive loss within consolidated partners’ capital. For the year ended December 31, 2008, we recognized changes in fair value of $2.2 million, of which $2.1 million resulted in an adjustment to accumulated other comprehensive loss within consolidated partners’ capital. We recognized $0.4 million and less than $0.1 million of ineffectiveness as an adjustment of interest expense during the years ended December 31, 2009 and 2008, respectively, and we

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognized no ineffectiveness during the year ended December 31, 2007. Our consolidated comprehensive loss for the year ended December 31, 2009 totaled $42.6 million and our comprehensive income for the years ended December 31, 2008 and 2007, totaled $625.6 million and $125.5 million, respectively, before the effects of noncontrolling interests. If the forward rates at December 31, 2009 remain constant, we estimate that during the next twelve months, we would reclassify into earnings approximately $1.5 million of the unrealized losses in accumulated other comprehensive income.

We have entered into total rate of return swaps on various fixed rate secured tax-exempt bonds payable and fixed rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. In exchange for our receipt of a fixed rate generally equal to the underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate, equivalent to the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a risk spread. These swaps generally have a second or third lien on the property collateralized by the related borrowings and the obligations under certain of these swaps are cross-collateralized with certain of the other swaps with a particular counterparty. The underlying borrowings are generally callable at our option, with no prepayment penalty, with 30 days advance notice, and the swaps generally have a term of less than five years. The total rate of return swaps have a contractually defined termination value generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings, which may require payment by us or to us for such difference. Accordingly, we believe fluctuations in the fair value of the borrowings from the inception of the hedging relationship generally will be offset by a corresponding fluctuation in the fair value of the total rate of return swaps.

We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense. We evaluate the effectiveness of these fair value hedges at the end of each reporting period and recognize an adjustment of interest expense as a result of any ineffectiveness.

Borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $352.7 million and $421.7 million at December 31, 2009 and 2008, respectively, are reflected as variable rate borrowings in Note 6. Due to changes in the estimated fair values of these debt instruments and the corresponding total rate of return swaps, we increased property loans payable by $5.2 million for the year ended December 31, 2009, and reduced property loans payable by $20.1 million and $9.4 million for the years ended December 31, 2008 and 2007, respectively, with offsetting adjustments to accrued liabilities, resulting in no net effect on net income. Refer to Fair Value Measurements for further discussion of fair value measurements related to these arrangements. During 2009, 2008 and 2007, we determined these hedges were fully effective and accordingly we made no adjustments to interest expense for ineffectiveness.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At December 31, 2009, the weighted average fixed receive rate under the total return swaps was 6.8% and the weighted average variable pay rate was 1.0%, based on the applicable SIFMA and 30-day LIBOR rates effective as of that date. Further information related to our total return swaps as of December 31, 2009 is as follows (dollars in millions):

					Weighted Average
		Weighted		Swap	Swap Variable
	Year of Debt	Average Debt	Swap Notional	Maturity	Pay Rate at
Debt Principal	Maturity	Interest Rate	Amount	Date	December 31, 2009

$45.2	2012	7.5%	$45.2	2012	1.6%
24.0	2015	6.9%	24.0	2012	1.0%
14.2	2018	7.3%	14.2	2012	1.0%
42.8	2025	7.0%	42.8	2012	1.0%
93.0	2031	7.4%	93.0	2012	1.0%
108.7	2036	6.2%	109.1	2012	0.7%
12.3	2038	5.5%	12.3	2012	0.9%
12.5	2048	6.5%	12.5	2012	0.9%

$352.7			$353.1

Fair Value Measurements

Beginning in 2008, we applied the FASB’s revised accounting provisions related to fair value measurements, which are codified in FASB ASC Topic 820. These revised provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity’s own data. We adopted the revised fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets and liabilities effective January 1, 2008, and the provisions that apply to the remaining fair value measurements effective January 1, 2009, and at those times determined no transition adjustments were required.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and includes three levels defined as follows:

Level 1 — Unadjusted quoted prices for identical and unrestricted assets or liabilities in active markets

Level 2 — Quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

Level 3 — Unobservable inputs that are significant to the fair value measurement

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Following are descriptions of the valuation methodologies used for our significant assets or liabilities measured at fair value on a recurring or nonrecurring basis. Although some of the valuation methodologies use observable market inputs in limited instances, the majority of inputs we use are unobservable and are therefore classified within Level 3 of the valuation hierarchy.

Provisions for Real Estate Impairment Losses

If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property, for properties classified as held for use, and estimated fair value of the property, less estimated selling costs, for properties classified as held for sale.

We estimate the fair value of real estate using income and market valuation techniques using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations. For certain properties classified as held for sale, we may also recognize the impairment loss based on the contract sale price, which we believe is representative of fair value, less estimated selling costs.

Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the real estate, which represents the primary source of loan repayment. The fair value of real estate is estimated through income and market valuation approaches using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations.

Interest Rate Swaps

We estimate the fair value of interest rate swaps using an income approach with primarily observable inputs, including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.

Total Rate of Return Swaps

Our total rate of return swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. Upon termination, we are required to pay the counterparty the difference if the fair value is less than the purchased value, and the counterparty is required to pay us the difference if the fair value is greater than the purchased value. The underlying borrowings are generally callable, at our option, at face value prior to maturity and with no prepayment penalty. Due to our control of the call features in the underlying borrowings, we believe the inherent value of any differential between the fixed and variable cash payments due under the swaps would be significantly discounted by a market participant willing to purchase or assume any rights and obligations under these contracts.

The swaps are generally cross-collateralized with other swap contracts with the same counterparty and do not allow transfer or assignment, thus there is no alternate or secondary market for these instruments. Accordingly, our assumptions about the fair value that a willing market participant would assign in valuing these instruments are based on a hypothetical market in which the highest and best use of these contracts is in-use in combination with the related borrowings, similar to how we use the contracts. Based on these assumptions, we believe the termination value, or exit value, of the swaps approximates the fair value that would be assigned by a willing market participant. We calculate the termination value using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements. We compare our estimates of the fair value of the swaps and related borrowings to the valuations provided by the counterparties on a quarterly basis.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Our method for calculating fair value of the swaps generally results in changes in fair value equal to the changes in fair value of the related borrowings. Accordingly, we believe these instruments are highly effective in offsetting the changes in fair value of the borrowings during the hedging period.

Changes in Fair Value of Borrowings Subject to Total Rate of Return Swaps

We recognize changes in the fair value of certain borrowings subject to total rate of return swaps, which we have designated as fair value hedges.

We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. These borrowings are collateralized and non-recourse to us; therefore, we believe changes in our credit rating will not materially affect a market participant’s estimate of the borrowings’ fair value.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although we believe our valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value at the reporting date.

The table below presents amounts at December 31, 2009, 2008 and 2007 (and the changes in fair value between such dates) for significant items measured in our consolidated balance sheets at fair value (in thousands). Certain of these fair value measurements are based on significant unobservable inputs classified within Level 3 of the valuation hierarchy. When a determination is made to classify a fair value measurement within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically include, in addition to the unobservable or Level 3 components, observable components that can be validated to observable external sources; accordingly, the changes in fair value in the table below are due in part to observable factors that are part of the valuation methodology.

	Level 2	Level 3
			Changes in Fair
			Value of Debt
			Instruments Subject
	Interest Rate	Total Rate of	to Total Rate of
	Swaps	Return Swaps	Return Swaps	Total

Fair value at December 31, 2007	$(371)	$(9,420)	$9,420	$(371)
Unrealized gains (losses) included in earnings(1)(2)	(47)	(20,075)	20,075	(47)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	(2,139)	—	—	(2,139)

Fair value at December 31, 2008	$(2,557)	$(29,495)	$29,495	$(2,557)
Unrealized gains (losses) included in earnings(1)(2)	(447)	5,188	(5,188)	(447)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	1,408	—	—	1,408

Fair value at December 31, 2009	$(1,596)	$(24,307)	$24,307	$(1,596)

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Unrealized gains (losses) relate to periodic revaluations of fair value and have not resulted from the settlement of a swap position.

(2)	Included in interest expense in the accompanying condensed consolidated statements of income.

In addition to the amounts in the table above, during the years ended December 31, 2009, 2008 and 2007, we recognized $56.9 million, $118.6 million and $6.5 million, respectively, of provisions for real estate impairment losses (including amounts in discontinued operations) to reduce the carrying amounts of certain real estate properties to their estimated fair value (or fair value less estimated costs to sell) and provisions for losses on notes receivable of $21.5 million, $17.6 million and $2.0 million, respectively, based on our estimates of the fair value of the real estate properties that represent the primary source of repayment. Based on the significance of the unobservable inputs used in our methods for estimating the fair values for these amounts, we classify these fair value measurements within Level 3 of the valuation hierarchy.

Disclosures Regarding Fair Value of Financial Instruments

We believe that the aggregate fair value of our cash and cash equivalents, receivables, payables and short-term secured debt approximates their aggregate carrying value at December 31, 2009, due to their relatively short-term nature and high probability of realization. We estimate fair value for our notes receivable and debt instruments using present value techniques that include income and market valuation approaches using observable inputs such as market rates for debt with the same or similar terms and unobservable inputs such as collateral quality and loan-to-value ratios on similarly encumbered assets. Present value calculations vary depending on the assumptions used, including the discount rate and estimates of future cash flows. In many cases, the fair value estimates may not be realizable in immediate settlement of the instruments. The estimated aggregate fair value of our notes receivable was approximately $126.1 million and $161.6 million at December 31, 2009 and 2008, respectively. See Note 5 for further information on notes receivable. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.7 billion and $6.7 billion at December 31, 2009 and 2008, respectively. The combined carrying amount of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.7 billion and $6.8 billion at December 31, 2009 and 2008, respectively. See Note 6 and Note 7 for further details on our consolidated debt. Refer to Derivative Financial Instruments for further discussion regarding certain of our fixed rate debt that is subject to total rate of return swap instruments.

Income Taxes

We are treated as a “pass-through” entity for United States Federal income tax purposes and are not subject to United States Federal income taxation. Each of our partners, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he is a partner, regardless of whether he receives any actual distributions of cash or other property from us during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of us with respect to tax matters.

Aimco has elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994, and intends to continue to operate in such a manner. Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. If Aimco qualifies for taxation as a REIT, it will generally not be subject to United States Federal corporate income tax on our taxable income that is currently distributed to stockholders. This treatment

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation.

Even if Aimco qualifies as a REIT, it may be subject to United States Federal income and excise taxes in various situations, such as on our undistributed income. Aimco also will be required to pay a 100% tax on any net income on non-arms length transactions between it and a TRS (described below) and on any net income from sales of property that was property held for sale to customers in the ordinary course. Aimco and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which Aimco transacts business or Aimco’s stockholders reside. In addition, Aimco could also be subject to the alternative minimum tax, or AMT, on our items of tax preference. The state and local tax laws may not conform to the United States Federal income tax treatment. Any taxes imposed on Aimco reduce its and our operating cash flow and net income.

Certain of Aimco’s operations, or a portion thereof, including property management, asset management and risk are conducted through taxable REIT subsidiaries, which are subsidiaries of the Partnership, and each of which we refer to as a TRS. A TRS is a C-corporation that has not elected REIT status and as such is subject to United States Federal corporate income tax. Aimco uses TRS entities to facilitate its ability to offer certain services and activities to its residents, as these services and activities generally cannot be offered directly by the REIT. Aimco also uses TRS entities to hold investments in certain properties.

For Aimco’s TRS entities, deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for Federal income tax purposes, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. We reduce deferred tax assets by recording a valuation allowance when we determine based on available evidence that it is more likely than not that the assets will not be realized. We recognize the tax consequences associated with intercompany transfers between the REIT and TRS entities when the related assets are sold to third parties, impaired or otherwise disposed of for financial reporting purposes.

In March 2008, we were notified by the Internal Revenue Service that it intended to examine our 2006 Federal tax return. During June 2008, the IRS issued AIMCO-GP, Inc., our general and tax matters partner, a summary report including the IRS’s proposed adjustments to our 2006 Federal tax return. In addition, in May 2009, we were notified by the IRS that it intended to examine our 2007 Federal tax return. During November 2009, the IRS issued AIMCO-GP, Inc. a summary report including the IRS’s proposed adjustments to our 2007 Federal tax return. We do not expect the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

Concentration of Credit Risk

Financial instruments that potentially could subject us to significant concentrations of credit risk consist principally of notes receivable and total rate of return swaps. As discussed in Note 5, a significant portion of our notes receivable at December 31, 2009, are collateralized by properties in the West Harlem area of New York City. There are no other significant concentrations of credit risk with respect to our notes receivable due to the large number of partnerships that are borrowers under the notes and the geographic diversity of the properties that collateralize the notes.

At December 31, 2009, we had total rate of return swap positions with two financial institutions totaling $353.1 million. The swap positions with one counterparty are comprised of $340.9 million of fixed rate debt effectively converted to variable rates using total rate of return swaps, including $295.7 million of tax-exempt bonds indexed to SIFMA and $45.2 million of taxable second mortgage notes indexed to LIBOR. Additionally, the swap agreements with this counterparty provide for collateral calls to maintain specified loan-to-value ratios. As of December 31, 2009, we were not required to provide cash collateral pursuant to the total rate of return swaps. We have one swap position with another counterparty that is comprised of $12.2 million of fixed rate tax-exempt bonds indexed to SIFMA. We periodically evaluate counterparty credit risk associated with these arrangements. At the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

current time, we have concluded we do not have material exposure. In the event either counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely impact our results of operations and operating cash flows. In the event the values of the real estate properties serving as collateral under these agreements decline, we may be required to provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows.

FASB Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162, or SFAS 168, which is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Upon the effective date of SFAS 168, the FASB Accounting Standards Codification, or the FASB ASC, became the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission, or SEC, under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB ASC superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the FASB ASC is now non-authoritative. Subsequent to the effective date of SFAS 168, the FASB will issue Accounting Standards Updates that serve to update the FASB ASC.

Business Combinations

We adopted the provisions of FASB Statement of Financial Accounting Standards No. 141(R), Business Combinations — a replacement of FASB Statement No. 141, or SFAS 141(R), which are codified in FASB ASC Topic 805, effective January 1, 2009. These provisions apply to all transactions or events in which an entity obtains control of one or more businesses, including those effected without the transfer of consideration, for example by contract or through a lapse of minority veto rights. These provisions require the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establish the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and require expensing of most transaction and restructuring costs.

We believe most operating real estate assets meet the revised definition of a business. Accordingly, beginning in 2009, we expense transaction costs associated with acquisitions of operating real estate or interests therein when we consolidate the asset. The FASB did not provide implementation guidance regarding the treatment of acquisition costs incurred prior to December 31, 2008, for acquisitions that did not close until 2009. The SEC indicated any of the following three transition methods were acceptable, provided that the method chosen is disclosed and applied consistently:

1) expense acquisition costs in 2008 when it is probable that the acquisition will not close in 2008;

2) expense acquisition costs January 1, 2009; or

3) give retroactive treatment to the acquisition costs January 1, 2009, by retroactively adjusting prior periods to record acquisition costs in the prior periods in which they were incurred.

We elected to apply the third method and accordingly have retroactively adjusted our results of operations for the year ended December 31, 2008, by $3.5 million, which also resulted in a corresponding reduction to our December 31, 2008 equity balance. This retroactive adjustment is reflected in investment management expenses in our accompanying consolidated statements of income and reduced basic and diluted earnings per unit amounts by $0.04 for the year ended December 31, 2008.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Noncontrolling Interests

Effective January 1, 2009, we adopted the provisions of FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, or SFAS 160, which are codified in FASB ASC Topic 810. These provisions clarified that a noncontrolling interest in a subsidiary is an ownership interest in a consolidated entity, which should be reported as equity in the parent’s consolidated financial statements. These provisions require disclosure, on the face of the consolidated income statements, of the amounts of consolidated net income and other comprehensive income attributable to controlling and noncontrolling interests, eliminating the past practice of reporting amounts of income attributable to noncontrolling interests as an adjustment in arriving at consolidated net income. These provisions also require us to attribute to noncontrolling interests their share of losses even if such attribution results in a deficit noncontrolling interest balance within our equity accounts, and in some instances, recognize a gain or loss in net income when a subsidiary is deconsolidated.

In connection with our retrospective application of these provisions, we reclassified into our consolidated equity accounts the historical balances related to noncontrolling interests in consolidated real estate partnerships. At December 31, 2008, the carrying amount of noncontrolling interests in consolidated real estate partnerships was $381.8 million.

Beginning in 2009, we no longer record a charge related to cash distributions to noncontrolling interests in excess of the carrying amount of such noncontrolling interests, and we attribute losses to noncontrolling interests even if such attribution results in a deficit noncontrolling interest balance within our equity accounts. The following table illustrates the pro forma amounts of loss from continuing operations, discontinued operations and net loss that would have been attributed to the Partnership’s common unitholders for the year ended December 31, 2009, had we applied the accounting provisions related to noncontrolling interests prior to their amendment by SFAS 160 (in thousands, except per unit amounts):

Year Ended
December 31, 2009

Loss from continuing operations attributable to the Partnership’s common unitholders	$(235,815)
Income from discontinued operations attributable to the Partnership’s common unitholders	92,466

Net loss attributable to the Partnership’s common unitholders	$(143,349)

Basic and diluted earnings (loss) per common unit:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.91)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.75

Net loss attributable to the Partnership’s common unitholders	$(1.16)

Changes in our ownership interest in consolidated real estate partnerships generally consist of our purchase of an additional interest in or the sale of our entire interest in a consolidated real estate partnership. Our purchase of additional interests in consolidated real estate partnerships had no direct effect on partners’ equity attributable to the Partnership during the years ended December 31, 2008 and 2007, and did not have a significant effect on partners’ capital attributable to the Partnership during the year ended December 31, 2009. The effect on our capital of sales of our entire interest in consolidated real estate partnerships is reflected in our consolidated financial statements as sales of real estate and accordingly the effect on our capital is reflected as gains on disposition of real estate, less the amounts of such gains attributable to noncontrolling interests, within consolidated net (loss) income attributable to the Partnership’s common unitholders.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, common OP Unit equivalents, participating securities and other potentially dilutive securities outstanding during the period (see Note 14).

Effective January 1, 2009, we adopted the provisions of FASB Statement of Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities, or FSP EITF 03-6-1, which are codified in FASB ASC Topic 260. FSP EITF 03-6-1 clarified that unvested share-based payment awards that participate in dividends similar to shares of common stock or common partnership units should be treated as participating securities. FSP EITF 03-6-1 affects our computation of basic and diluted earnings per unit for unvested restricted stock awards and shares purchased pursuant to officer stock loans, which serve as collateral for such loans, both of which entitle the holders to dividends. Refer to Note 14, which details our calculation of earnings per unit and the effect of our retroactive application of FSP EITF 03-6-1 on our earnings per unit.

In December 2009, we adopted the provisions of FASB Accounting Standards Update 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash, or ASU 2010-01, which are codified in FASB ASC Topic 505. ASU 2010-01 requires that for distributions with components of cash and stock, the portion distributed in stock should be accounted for prospectively as a stock issuance with no retroactive adjustment to basic and diluted earnings per share. In accordance with ASU 2010-01, we retrospectively revised the accounting treatment of our special distributions paid during 2008 and 2009, resulting in changes in the number of weighted average units outstanding and earnings per unit amounts for the years ended December 31, 2008 and 2007, as compared to the amounts previously reported.

The following table illustrates the effects of these changes in accounting treatment on our basic and diluted weighted average units outstanding and on net income (loss) attributable to the Partnership’s common unitholders per common unit for the years ended December 31, 2008 and 2007:

	2008	2007

Weighted average units outstanding — basic and diluted:
As previously reported	130,772	149,883
Reduction in weighted average units outstanding	(32,523)	(45,030)

As currently reported	98,249	104,853

Net income (loss) attributable to the Partnership’s common unitholders per common unit — basic and diluted:
As previously reported	$3.17	$(0.26)
Effect of reduction in weighted average units outstanding	1.01	(0.12)
Effect of participating securities allocations	(0.07)	(0.04)

As currently reported	$4.11	$(0.42)

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

Restatement to Reclassify Impairment Losses on Real Estate Development Assets

Our consolidated statement of income for the year ended December 31, 2008, has been restated to reclassify the provision for impairment losses on real estate development assets into operating income. The reclassification

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reduced operating income by $91.1 million for the year ended December 31, 2008, and had no effect on the reported amounts of loss before income taxes and discontinued operations, loss from continuing operations, net income, net income available to the Partnership’s common unitholders or earnings per unit. Additionally, the reclassification had no effect on the consolidated balance sheet at December 31, 2008, or the consolidated statements of partners’ capital and cash flows for the year ended December 31, 2008.

Reclassifications

Certain items included in the 2008 and 2007 financial statements have been reclassified to conform to the current presentation.

NOTE 3 —	Real Estate and Partnership Acquisitions and Other Significant Transactions

Real Estate Acquisitions

During the year ended December 31, 2009, we did not acquire any real estate properties.

During the year ended December 31, 2008, we acquired three conventional properties with a total of 470 units, located in San Jose, California, Brighton, Massachusetts and Seattle, Washington. The aggregate purchase price of $111.5 million, excluding transaction costs, was funded using $39.0 million in proceeds from property loans, $41.9 million in tax-free exchange proceeds (provided by 2008 real estate dispositions) and the remainder in cash.

During the year ended December 31, 2007, we completed the acquisition of 16 conventional properties with approximately 1,300 units for an aggregate purchase price of approximately $217.0 million, excluding transaction costs. Of the 16 properties acquired, ten are located in New York City, New York, two in Daytona Beach, Florida, one in Park Forest, Illinois, one in Poughkeepsie, New York, one in Redwood City, California, and one in North San Diego, California. The purchases were funded with cash, tax-free exchange proceeds, new debt and the assumption of existing debt.

Acquisitions of Partnership Interests

During the year ended December 31, 2009, we did not acquire a significant amount of limited partnership interests. During the years ended December 31, 2008 and 2007, we acquired limited partnership interests in 22 and 50 partnerships, respectively, in which our affiliates served as general partner. In connection with such acquisitions, we paid cash of approximately $2.0 million and $47.4 million, including transaction costs. The cost of the acquisitions was approximately $2.4 million and $43.6 million in excess of the carrying amount of noncontrolling interest in such limited partnerships, which excess we generally assigned to real estate.

Disposition of Unconsolidated Real Estate and Other

During the year ended December 31, 2009, we recognized $22.5 million in gains on disposition of unconsolidated real estate and other. Gains recognized in 2009 primarily consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests (discussed below), $4.0 million from the disposition of our interest in a group purchasing organization (discussed further below), $6.1 million from our disposition of interests in unconsolidated real estate partnerships and our share of gains recognized by our unconsolidated partnerships on the sale of real estate and $3.8 million related to various other transactions.

During the year ended December 31, 2008, we recognized $99.9 million in gains on disposition of unconsolidated real estate and other, which primarily consisted of a $98.4 million gain recognized on the disposal of our interests in unconsolidated real estate partnerships that owned two properties with 671 units.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Casualty Loss Related to Tropical Storm Fay and Hurricane Ike

During 2008, Tropical Storm Fay and Hurricane Ike caused severe damage to certain of our properties located primarily in Florida and Texas, respectively. We incurred total losses of approximately $33.9 million, including property damage replacement costs and clean-up costs. After consideration of estimated third party insurance proceeds and the noncontrolling interest partners’ share of losses for consolidated real estate partnerships, the net effect of these casualties on net income available to the Partnership’s common unitholders was a loss of approximately $5.6 million.

Sale of Interest in Group Purchasing Organization

During 2009, we sold our interest in an unconsolidated group purchasing organization to an unrelated entity for $5.9 million, resulting in the recognition of a gain on sale of $4.0 million, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of income for the year ended December 31, 2009. This gain was partially offset by a $1.0 million provision for income tax. We also have a note receivable from another principal in the group purchasing organization, which is collateralized by its equity interest in the entity. In connection with the sale of our interest, we reevaluated collectibility of the note receivable and reversed $1.4 million of previously recognized impairment losses, which is reflected in provision for losses on notes receivable, net in our consolidated statement of income for the year ended December 31, 2009. As of December 31, 2009, the carrying amount of the note receivable, which is due for repayment in 2010, totaled $1.6 million.

Restructuring Costs

In connection with 2008 property sales and an expected reduction in redevelopment and transactional activities, during the three months ended December 31, 2008, we initiated an organizational restructuring program that included reductions in workforce and related costs, reductions in leased corporate facilities and abandonment of certain redevelopment projects and business pursuits. This restructuring effort resulted in a restructuring charge of $22.8 million, which consisted of: severance costs of $12.9 million; unrecoverable lease obligations of $6.4 million related to space that we will no longer use; and the write-off of deferred transaction costs totaling $3.5 million associated with certain acquisitions and redevelopment opportunities that we will no longer pursue. We completed the workforce reductions by March 31, 2009.

During 2009, in connection with continued repositioning of our portfolio, we completed additional organizational restructuring activities that included reductions in workforce and related costs and the abandonment of additional leased corporate facilities and redevelopment projects.

Our 2009 restructuring activities resulted in a restructuring charge of $11.2 million, which consisted of severance costs and personnel related costs of $7.0 million; unrecoverable lease obligations of $2.6 million related to space that we will no longer use; the write-off of deferred costs totaling $0.9 million associated with certain redevelopment opportunities that we will no longer pursue; and $0.7 million in other costs.

As of December 31, 2009, the remaining accruals associated with our restructuring activity are $6.9 million for estimated unrecoverable lease obligations, which will be paid over the remaining terms of the affected leases, and $4.7 million for severance and personnel related costs, which are anticipated to be paid during the first quarter 2010.

Transactions Involving VMS National Properties Joint Venture

In January 2007, VMS National Properties Joint Venture, or VMS, a consolidated real estate partnership in which we held a 22% equity interest, refinanced property loans secured by its 15 apartment properties. The existing loans had an aggregate carrying amount of $110.0 million and an aggregate face amount of $152.2 million. The $42.2 million difference between the face amount and carrying amount resulted from a 1997 bankruptcy settlement in which the lender agreed to reduce the principal amount of the loans subject to VMS’s compliance with the terms of the restructured loans. Because the reduction in the loan amount was contingent on future compliance,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognition of the inherent debt extinguishment gain was deferred. Upon refinancing of the loans in January 2007, the existing lender accepted the reduced principal amount in full satisfaction of the loans, and VMS recognized the $42.2 million debt extinguishment gain in earnings.

During the year ended December 31, 2007, VMS sold eight properties to third parties for an aggregate gain of $22.7 million. Additionally, VMS contributed its seven remaining properties to wholly-owned subsidiaries of Aimco in exchange for consideration totaling $230.1 million, consisting primarily of cash of $21.3 million, common OP Units with a fair value of $9.8 million, the assumption of $168.0 million in property debt, and the assumption of $30.9 million in mortgage participation liabilities. This total consideration included $50.7 million related to our 22% equity interest in VMS. Exclusive of our share, the consideration paid for the seven properties exceeded the carrying amount of the noncontrolling interest in such properties by $44.9 million. This excess consideration is reflected in our consolidated balance sheet as an increase in the carrying amount of the seven properties.

In connection with VMS’s sale of seven properties to our wholly-owned subsidiaries, we issued 178,500 common OP Units to the limited partners in VMS. As a limited partner in VMS, we received approximately 123,400 common OP Units, which we eliminate in our consolidated financial statements. Common OP Units issued to unrelated limited partners in VMS totaled 55,100 and had an aggregate fair value of $3.0 million.

Approximately $32.7 million of the $42.2 million debt extinguishment gain related to the property loans that were secured by the eight properties sold to third parties and three properties we acquired from VMS but subsequently sold and is reported in discontinued operations for the year ended December 31, 2007. The remaining $9.5 million portion of the debt extinguishment gain related to the property loans that were secured by the four VMS properties we purchased and continue to own and is reported in our continuing operations as gain on dispositions of unconsolidated real estate and other. Although 78% of the equity interests in VMS were held by unrelated noncontrolling partners, no noncontrolling interest share of the gains on debt extinguishment and sale of the properties was recognized in our earnings. As required by then applicable GAAP, we had in prior years recognized the noncontrolling partners’ share of VMS losses in excess of the noncontrolling partners’ capital contributions. The amounts of those previously recognized losses exceeded the noncontrolling partners’ share of the gains on debt extinguishment and sale of the properties; accordingly, no noncontrolling interests in such gains have been recognized in our earnings. For the year ended December 31, 2007, the aggregate effect of the gains on extinguishment of VMS debt and sale of VMS properties was to decrease loss from continuing operations attributable to the Partnership’s common unitholders by $9.5 million ($0.09 per diluted unit) and decrease net loss attributable to the Partnership’s common unitholders by $65.0 million ($0.62 per diluted unit).

During the three months ended December 31, 2007, VMS distributed its remaining cash, consisting primarily of undistributed proceeds from the sale of its 15 properties (including properties sold to us). Of the $42.4 million of cash distributed to the unrelated limited partners, $21.3 million represents the cash consideration we contributed in exchange for the purchase of seven properties and is presented in purchases of partnership interests and other assets in the consolidated statement of cash flows for the year ended December 31, 2007. The remainder of the cash distributed to the unrelated limited partners is presented in payment of distributions to noncontrolling interest in the consolidated statement of cash flows.

Palazzo Joint Venture

In December 2007, we entered into a joint venture agreement with a third party investor which provides for the co-ownership of three multi-family properties with 1,382 units located in West Los Angeles. Under the agreement, we contributed three wholly-owned properties, The Palazzo at Park La Brea, The Palazzo East at Park La Brea and The Villas at Park La Brea to the partnership, which we refer to as Palazzo, at a value of $726.0 million, or approximately $525,000 per unit. Palazzo had existing property debt of approximately $296.0 million and an implied equity value of approximately $430.0 million. We received $202.0 million from the investor in exchange for an approximate 47% interest in Palazzo, of which approximately $7.9 million was used to fund escrows for

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

capital improvements and various operating requirements. We own the remaining interests in Palazzo, including a managing interest, and will operate the properties in exchange for a property management fee and certain other fees over the term of the partnership.

We determined Palazzo is a VIE and that we are the primary beneficiary who should consolidate this partnership. We deferred recognition of a gain on this transaction and recognized the consideration received as an increase in noncontrolling interests in consolidated real estate partnerships.

NOTE 4 —	Investments in Unconsolidated Real Estate Partnerships

We owned general and limited partner interests in unconsolidated real estate partnerships owning approximately 77, 85 and 94 properties at December 31, 2009, 2008 and 2007, respectively. We acquired these interests through various transactions, including large portfolio acquisitions and offers to individual limited partners. Our total ownership interests in these unconsolidated real estate partnerships typically ranges from less than 1% to 50% and in some instances may exceed 50%.

The following table provides selected combined financial information for the unconsolidated real estate partnerships in which we had investments accounted for under the equity method as of and for the years ended December 31, 2009, 2008 and 2007 (in thousands):

	2009	2008	2007

Real estate, net of accumulated depreciation	$95,226	$122,788	$133,544
Total assets	122,543	155,444	165,567
Secured and other notes payable	101,678	122,859	124,406
Total liabilities	145,637	175,681	180,222
Partners’ deficit	(23,094)	(20,237)	(14,655)
Rental and other property revenues	55,366	69,392	73,672
Property operating expenses	(34,497)	(42,863)	(45,998)
Depreciation expense	(10,302)	(12,640)	(13,965)
Interest expense	(11,103)	(17,182)	(17,194)
Gain on sale	8,482	5,391	59
Net income (loss)	6,622	1,398	(4,845)

As a result of our acquisition of interests in unconsolidated real estate partnerships at a cost in excess of the historical carrying amount of the partnerships’ net assets, our aggregate investment in these partnerships at December 31, 2009 and 2008 of $104.2 million and $117.9 million, respectively, exceeds our share of the underlying historical partners’ deficit of the partnerships by approximately $108.4 million and $121.8 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	Notes Receivable

The following table summarizes our notes receivable at December 31, 2009 and 2008 (in thousands):

	2009			2008
	Unconsolidated			Unconsolidated
	Real Estate	Non-		Real Estate	Non-
	Partnerships	Affiliates	Total	Partnerships	Affiliates	Total

Par value notes	$11,353	$20,862	$32,215	$18,855	$19,253	$38,108
Discounted notes	5,095	141,468	146,563	8,575	138,387	146,962
Allowance for loan losses	(2,153)	(37,061)	(39,214)	(4,863)	(17,743)	(22,606)

Total notes receivable	$14,295	$125,269	$139,564	$22,567	$139,897	$162,464

Face value of discounted notes	$37,709	$155,848	$193,557	$39,333	$148,790	$188,123

Included in notes receivable from unconsolidated real estate partnerships at December 31, 2009 and 2008, are $2.4 million and $4.2 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at various annual interest rates averaging 12.0%.

Included in the notes receivable from non-affiliates at December 31, 2009 and 2008, are $102.2 million and $95.8 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at various annual interest rates ranging between 4.0% and 12.0% and averaging 4.7%.

Notes receivable from non-affiliates at December 31, 2009 and 2008, include notes receivable totaling $87.4 million and $85.6 million, respectively, from 31 entities (the “borrowers”) that are wholly owned by a single individual. We originated these notes in November 2006 pursuant to a loan agreement that provides for total funding of approximately $110.0 million, including $16.4 million for property improvements and an interest reserve, of which $4.6 million had not been funded as of December 31, 2009. The notes mature in November 2016, bear interest at LIBOR plus 2.0%, are partially guaranteed by the owner of the borrowers, and are collateralized by second mortgages on 87 buildings containing 1,597 residential units and 42 commercial spaces in West Harlem, New York City. In conjunction with the loan agreement, we entered into a purchase option and put agreement with the borrowers under which we may purchase some or all of the buildings and, subject to achieving specified increases in rental income, the borrowers may require us to purchase the buildings (see Note 8). We determined that the stated interest rate on the notes on the date the loan was originated was a below-market interest rate and recorded a $19.4 million discount to reflect the estimated fair value of the notes based on an estimated market interest rate of LIBOR plus 4.0%. The discount was determined to be attributable to our real estate purchase option, which we recorded separately in other assets. Accretion of this discount, which is included in interest income in our consolidated statements of income, totaled $0.9 million in 2009, $0.7 million in 2008 and $1.9 million in 2007, inclusive of a $1.5 million adjustment of accretion recognized upon the repayment of a portion of the outstanding principal balance in 2007. The value of the purchase option asset will be included in the cost of properties acquired pursuant to the option or otherwise be charged to expense. We determined that the borrowers are VIEs and, based on qualitative and quantitative analysis, determined that the individual who owns the borrowers and partially guarantees the notes is the primary beneficiary.

As part of the March 2002 acquisition of Casden Properties, Inc., we invested $50.0 million for a 20% passive interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable and through 2008 were amortizing the discounted value of the investment to the $50.0 million previously estimated to be collectible, through January 2, 2009, the initial dissolution date of the entity. In 2009, the managing member extended the dissolution date. In connection with the preparation of our 2008 annual financial statements and as a result of a decline in land values in Southern California, we determined our recorded investment amount was not

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

fully recoverable, and accordingly recognized an impairment loss of $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008. In connection with the preparation of our 2009 annual financial statements and as a result of continued declines in land values in Southern California, we determined our then recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009.

Interest income from total non-impaired par value and certain discounted notes for the years ended December 31, 2009, 2008 and 2007 totaled $5.7 million, $7.8 million and $11.7 million, respectively. For the years ended December 31, 2009, 2008 and 2007, we recognized accretion income on certain discounted notes of $0.1 million, $1.4 million and $8.1 million, respectively.

The activity in the allowance for loan losses in total for both par value notes and discounted notes for the years ended December 31, 2009 and 2008, is as follows (in thousands):

	2009	2008

Balance at beginning of year	$(22,606)	$(6,435)
Provisions for losses on notes receivable	(2,231)	(1,673)
Recoveries of losses on notes receivable	1,422	417
Provisions for impairment loss on investment in Casden Properties LLC	(20,740)	(16,321)
Net reductions due to consolidation of real estate partnerships and property dispositions	4,941	1,406

Balance at end of year	$(39,214)	$(22,606)

During the years ended December 31, 2009 and 2008, we determined that an allowance for loan losses of $1.2 million and $3.6 million, respectively, was required on certain of our par value notes that had carrying amounts of $3.8 million and $11.4 million, respectively. The average recorded investment in the impaired par value notes for the years ended December 31, 2009 and 2008, was $7.6 million and $9.0 million, respectively. The remaining $28.4 million in par value notes receivable at December 31, 2009, is estimated to be collectible and, therefore, interest income on these par value notes is recognized as it is earned.

As of December 31, 2009 and 2008, we determined that an allowance for loan losses of $1.0 million and $2.7 million, respectively, was required on certain of our discounted notes (excluding the note related to Casden Properties LLC discussed above) that had carrying values of $1.6 million and $5.4 million, respectively. The average recorded investment in the impaired discounted notes for the years ended December 31, 2009 and 2008, was $3.5 million and $4.9 million, respectively.

NOTE 6 —	Property Tax-Exempt Bond Financings, Property Loans Payable and Other Borrowings

The following table summarizes our property tax-exempt bond financings related to properties classified as held for use at December 31, 2009 and 2008, the majority of which is non-recourse to us (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2009	2009	2008

Fixed rate property tax-exempt bonds payable	5.10%	$140,995	$131,530
Variable rate property tax-exempt bonds payable	0.90%	433,931	497,969

Total		$574,926	$629,499

Fixed rate property tax-exempt bonds payable mature at various dates through December 2049. Variable rate property tax-exempt bonds payable mature at various dates through June 2038. Principal and interest on these bonds are generally payable in semi-annual installments with balloon payments due at maturity. Certain of our property

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

tax-exempt bonds at December 31, 2009, are remarketed periodically by a remarketing agent to maintain a variable yield. If the remarketing agent is unable to remarket the bonds, then the remarketing agent can put the bonds to us. We believe that the likelihood of this occurring is remote. At December 31, 2009, our property tax-exempt bond financings related to properties classified as held for use were secured by 39 properties with a combined net book value of $837.7 million. As discussed in Note 2, certain fixed rate property tax-exempt bonds payable have been converted to variable rates using total rate of return swaps and are presented above as variable rate debt at their carrying amounts, or fair value.

The following table summarizes our property loans payable related to properties classified as held for use at December 31, 2009 and 2008, the majority of which are non-recourse to us (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2009	2009	2008

Fixed rate property notes payable	6.00%	$4,712,744	$4,524,322
Variable rate property notes payable	2.46%	75,877	223,561
Secured notes credit facility	1.02%	34,544	46,408

Total		$4,823,165	$4,794,291

Fixed rate property notes payable mature at various dates through August 2053. Variable rate property notes payable mature at various dates through November 2030. Principal and interest are generally payable monthly or in monthly interest-only payments with balloon payments due at maturity. At December 31, 2009, our property notes payable related to properties classified as held for use were secured by 347 properties with a combined net book value of $5,864.1 million. As discussed in Note 2, certain fixed rate secured notes payable have been converted to variable rates using total rate of return swaps and are presented above as variable rate debt at their carrying amounts, or fair value.

At December 31, 2009, we had a secured revolving credit facility with a major life company that provided for borrowings of up to $200.0 million. In January 2010, the credit facility was modified to reduce allowed borrowings to the then outstanding amount of $46.3 million. The primary function of the facility is to secure short-term fully pre-payable non-recourse loans for a period of less than three years. The interest rate on the notes provided through the facility is 30-day LIBOR plus 0.78%. Each loan under the facility is treated as a separate borrowing and is secured by a specific property. None of the facility loans are cross-collateralized or cross-defaulted. This facility matures in October 2010, and has two one-year extension options for a $500,000 fee per extension. At December 31, 2009, outstanding borrowings of $34.5 million related to properties classified as held for use are included in 2012 maturities below based on the extension options.

Our consolidated debt instruments generally contain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum leverage ratios. At December 31, 2009, we were in compliance with all financial covenants pertaining to our consolidated debt instruments.

Other borrowings totaled $53.1 million and $96.0 million at December 31, 2009 and 2008, respectively. At December 31, 2009, other borrowings includes $44.6 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%. The maturity dates for other borrowings range from 2010 to 2039, although certain amounts are due upon occurrence of specified events, such as property sales.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2009, the scheduled principal amortization and maturity payments for our property tax-exempt bonds, property notes payable and other borrowings related to properties in continuing operations are as follows (in thousands):

	Amortization	Maturities	Total

2010	$97,609	$3,349	$100,958
2011	102,274	237,796	340,070
2012	105,391	205,705	311,096
2013	104,892	369,210	474,102
2014	102,101	267,544	369,645
Thereafter			3,855,277

			$5,451,148

NOTE 7 —	Term Loans and Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. In addition to us, Aimco and an Aimco subsidiary are also borrowers under the Credit Agreement.

As of December 31, 2009, the Credit Agreement consisted of aggregate commitments of $270.0 million, comprised of the $90.0 million outstanding balance on the term loan and $180.0 million of revolving loan commitments. The term loan bears interest at LIBOR plus 1.5%, or at our option, a base rate equal to the prime rate, and matures March 2011. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 2.00% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2011, and may be extended for an additional year, subject to certain conditions, including payment of a 45.0 basis point fee on the total revolving commitments and repayment of the remaining term loan balance by February 1, 2011. Pursuant to the Credit Agreement, while any balance under the term loan is outstanding, repurchases of our Common Stock are permitted with 50% of net asset sale proceeds if the other 50% of such net asset sale proceeds are applied to repay the term loan. The Credit Agreement permits us to increase revolving commitments by up to $320.0 million, subject to our obtaining such commitments from eligible lenders.

The Credit Agreement includes customary financial covenants, including the maintenance of specified ratios with respect to total indebtedness to gross asset value, total secured indebtedness to gross asset value, aggregate recourse indebtedness to gross asset value, variable rate debt to total indebtedness, debt service coverage and fixed charge coverage; the maintenance of a minimum adjusted tangible net worth; and limitations regarding the amount of cross-collateralized debt. The Credit Agreement includes other customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of our funds from operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. We were in compliance with all such covenants as of December 31, 2009.

The lenders under the Credit Agreement may accelerate any outstanding loans if, among other things: we fail to make payments when due (subject to applicable grace periods); material defaults occur under other debt agreements; certain bankruptcy or insolvency events occur; material judgments are entered against us; we fail to comply with certain covenants, such as the requirement to deliver financial information or the requirement to provide notices regarding material events (subject to applicable grace periods in some cases); indebtedness is incurred in violation of the covenants; or prohibited liens arise.

At December 31, 2009, the term loan had an outstanding principal balance of $90.0 million and an interest rate of 1.73%. We repaid $45.0 million of the term loan through February 26, 2010, leaving a remaining outstanding

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

balance of $45.0 million. At December 31, 2009, we had no outstanding borrowings under the revolving credit facility. The amount available under the revolving credit facility at December 31, 2009, was $136.2 million (after giving effect to $43.8 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally permitted to be used to fund working capital and for other corporate purposes.

On February 3, 2010, we entered into an Eighth Amendment to our Credit Agreement, which provides for a reduction in the minimum threshold for our debt service coverage and fixed charge coverage ratios and an increase in the maximum threshold for our secured indebtedness ratio.

NOTE 8 —	Commitments and Contingencies

Commitments

In connection with our redevelopment and capital improvement activities, we have commitments of approximately $4.8 million related to construction projects that are expected to be completed during 2010. Additionally, we enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

As discussed in Note 5, we have committed to fund an additional $4.6 million in loans on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment between $30.0 and $97.5 million and the assumption of approximately $119.0 million in property debt. The ability to exercise the put and the amount of cash payment required upon exercise is dependent upon the achievement of specified thresholds by the current owner of the properties.

As discussed in Note 11, we have a potential obligation to repurchase $30.0 million in liquidation preference of our Series A Community Reinvestment Act Perpetual Partnership Preferred Units for $21.0 million.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The remaining compliance periods for our tax credit syndication arrangements range from less than one year to 15 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships and our role as general partner in certain real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property, including lead-based paint. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be liable for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate hazardous substances may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of December 31, 2009, are immaterial to our consolidated financial condition, results of operations and cash flows.

Mold

Aimco has been named as a defendant in lawsuits that have alleged personal injury and property damage as a result of the presence of mold. In addition, we are aware of lawsuits against owners and managers of multifamily properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial monetary judgments or settlements. We have only limited insurance coverage for property damage loss claims arising from the presence of mold and for personal injury claims related to mold exposure. We have implemented policies, procedures, third-party audits and training, and include a detailed moisture intrusion and mold assessment during acquisition due diligence. We believe these measures will prevent or eliminate mold exposure from our properties and will minimize the effects that mold may have on our residents. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change, we can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operating Leases

We are obligated under office space and equipment non-cancelable operating leases. In addition, we sublease certain of our office space to tenants under non-cancelable subleases. Approximate minimum annual rentals under operating leases and approximate minimum payments to be received under annual subleases are as follows (in thousands):

	Operating
	Lease	Sublease
	Obligations	Receivables

2010	$7,345	$818
2011	5,800	185
2012	5,056	64
2013	2,594	12
2014	2,265	—
Thereafter	1,828	—

Total	$24,888	$1,079

Substantially all of the office space subject to the operating leases described above are for the use of our corporate offices and area operations. Rent expense recognized totaled $7.7 million, $10.2 million and $9.8 million for the years ended December 31, 2009, 2008 and 2007, respectively. Sublease receipts that offset rent expense totaled approximately $0.7 million, $0.7 million and $1.3 million for the years ended December 31, 2009, 2008 and 2007, respectively.

As discussed in Note 3, during the years ended December 31, 2009 and 2008, we commenced restructuring activities pursuant to which we vacated certain leased office space for which we remain obligated. In connection with the restructurings, we accrued amounts representing the estimated fair value of certain lease obligations related to space we are no longer using, reduced by estimated sublease amounts. At December 31, 2009, approximately $6.9 million related to the above operating lease obligations was included in accrued liabilities related to these estimates.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 —	Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities of the taxable REIT subsidiaries for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax liabilities and assets are as follows (in thousands):

	2009	2008

Deferred tax liabilities:
Partnership differences	$32,565	$47,635
Depreciation	2,474	2,477
Deferred revenue	14,862	7,757
Other	—	11

Total deferred tax liabilities	$49,901	$57,880

Deferred tax assets:
Net operating, capital and other loss carryforwards	$37,164	$7,183
Provision for impairments on real estate assets	33,321	33,321
Receivables	3,094	5,530
Accrued liabilities	9,272	23,504
Accrued interest expense	—	2,220
Intangibles — management contracts	1,911	3,789
Tax credit carryforwards	6,949	8,521
Equity compensation	1,463	1,983
Other	929	155

Total deferred tax assets	94,103	86,206

Valuation allowance	(2,187)	—

Net deferred income tax assets	$42,015	$28,326

As of December 31, 2009, we determined a valuation allowance for our deferred tax assets was necessary for certain state net operating losses based on a determination that it was more likely than not that such assets will not be realized prior to their expiration.

A reconciliation of the beginning and ending balance of our unrecognized tax benefits is presented below:

	2009	2008	2007

Balance at January 1	$3,080	$2,965	$3,118
Reductions as a result of the lapse of applicable statutes	—	—	(189)
Additions based on tax positions related to the prior year	—	115	36
Reductions based on tax positions related to the prior year	(1)	—	—

Balance at December 31	$3,079	$3,080	$2,965

We do not anticipate any material changes in existing unrecognized tax benefits during the next 12 months. Because the statute of limitations has not yet elapsed, our Federal income tax returns for the year ended December 31, 2006, and subsequent years and certain of our State income tax returns for the year ended December 31, 2004, and subsequent years are currently subject to examination by the Internal Revenue Service or other tax authorities. As discussed in Note 2, the IRS has issued us summary reports including its proposed adjustments to the Aimco Operating Partnership’s 2007 and 2006 Federal tax returns. We do not expect the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations. Our policy is to include interest and penalties related to income taxes in income taxes in our consolidated statements of income.

In accordance with the accounting requirements for stock-based compensation, our deferred tax assets at December 31, 2008, are net of $3.6 million of excess tax benefits from employee stock option exercises and vested restricted stock awards. As of December 31, 2009, we had no such excess tax benefits from employee stock option exercises and vested restricted stock awards.

The cost of land and depreciable property, net of accumulated depreciation, for federal income tax purposes was approximately $4.6 billion.

Significant components of the provision (benefit) for income taxes are as follows and are classified within income tax benefit in continuing operations and income from discontinued operations, net in our statements of income for the years ended December 31, 2009, 2008 and 2007 (in thousands):

	2009	2008	2007

Current:
Federal	$(1,910)	$8,678	$20
State	3,992	2,415	1,938

Total current	2,082	11,093	1,958

Deferred:
Federal	(17,320)	(22,115)	(17,816)
State	(3,988)	(2,386)	(1,833)

Total deferred	(21,308)	(24,501)	(19,649)

Total benefit	$(19,226)	$(13,408)	$(17,691)

Classification:
Continuing operations	$(18,669)	$(53,202)	$(19,795)
Discontinued operations	$(557)	$39,794	$2,104

Consolidated losses subject to tax, consisting of pretax income or loss of our taxable REIT subsidiaries and gains or loss on certain property sales that are subject to income tax under section 1374 of the Internal Revenue Code, for the years ended December 31, 2009, 2008 and 2007 totaled $40.6 million, $81.8 million and $41.5 million, respectively. The reconciliation of income tax attributable to continuing and discontinued operations computed at the U.S. statutory rate to income tax benefit is shown below (dollars in thousands):

	2009		2008		2007
	Amount	Percent	Amount	Percent	Amount	Percent

Tax at U.S. statutory rates on consolidated loss subject to tax	$(14,221)	35.0%	$(28,632)	35.0%	$(14,508)	35.0%
State income tax, net of Federal tax benefit	(2,183)	5.4%	29	—	106	(0.3)%
Effect of permanent differences	127	(0.3)%	215	(0.3)%	(306)	0.7%
Tax effect of intercompany transfers of assets between the REIT and taxable REIT subsidiaries(1)	(4,759)	11.7%	15,059	(18.4)%	—	—
Write-off of excess tax basis	(377)	0.9%	(79)	0.1%	(2,983)	7.2%
Increase in valuation allowance	2,187	(5.4)%	—	—	—	—

	$(19,226)	47.3%	$(13,408)	16.4%	$(17,691)	42.6%

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Includes the effect of assets contributed by us to taxable REIT subsidiaries, for which deferred tax expense or benefit was recognized upon the sale or impairment of the asset by the taxable REIT subsidiary.

Income taxes paid totaled approximately $4.6 million, $13.8 million and $3.0 million in the years ended December 31, 2009, 2008 and 2007, respectively.

At December 31, 2009, we had net operating loss carryforwards, or NOLs, of approximately $60.6 million for income tax purposes that expire in years 2027 to 2029. Subject to certain separate return limitations, we may use these NOLs to offset all or a portion of taxable income generated by our taxable REIT subsidiaries. We generated approximately $45.9 million of NOLs during the year ended December 31, 2009, as a result of losses from our taxable REIT subsidiaries. The deductibility of intercompany interest expense with our taxable REIT subsidiaries is subject to certain intercompany limitations based upon taxable income as required under Section 163(j) of the Code. As of December 31, 2009, interest carryovers of approximately $24.6 million, limited by Section 163(j) of the Code, are available against U.S. Federal tax without expiration. The deferred tax asset related to these interest carryovers is approximately $9.6 million. Additionally, our low-income housing and rehabilitation tax credit carryforwards as of December 31, 2009, were approximately $7.4 million for income tax purposes that expire in years 2012 to 2028.

NOTE 10 —	Notes Receivable from Aimco

In exchange for the sale of certain real estate assets to Aimco in December 2000, we received notes receivable, totaling $10.1 million. The notes bear interest at the rate of 5.7% per annum. Of the $10.1 million total, $7.6 million is due upon demand, and the remainder is due in scheduled semi-annual payments with all unpaid principal and interest due on December 31, 2010. At December 31, 2009 and 2008, the balance of the notes totaled $16.4 million and $15.6, respectively, which includes accrued and unpaid interest.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 —	Partners’ Capital and Redeemable Preferred Units

Preferred OP Units Owned by Aimco

At December 31, 2009 and 2008, we had the following classes of preferred OP Units owned by Aimco outstanding (stated at their redemption values):

		Annual
		Distribution	Balance
		Rate per Share	December 31,
	Redemption	(Paid	2009	2008
Perpetual:	Date(1)	Quarterly)	(Thousands)	(Thousands)

Class G Partnership Preferred Units, $0.01 par value, 4,050,000 units authorized, 4,050,000 units issued and outstanding(2)	07/15/2008	9.3750%	$101,000	$101,000
Class T Partnership Preferred Units, $0.01 par value, 6,000,000 units authorized, 6,000,000 units issued and outstanding	07/31/2008	8.000%	150,000	150,000
Class U Partnership Preferred Units, $0.01 par value, 8,000,000 units authorized, 8,000,000 units issued and outstanding	03/24/2009	7.750%	200,000	200,000
Class V Partnership Preferred Units, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	09/29/2009	8.000%	86,250	86,250
Class Y Partnership Preferred Units, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	12/21/2009	7.875%	86,250	86,250
Series A Community Reinvestment Act Perpetual Partnership Preferred Units, $0.01 par value per unit, 240 units authorized, 134 and 146 units issued and outstanding(3)	06/30/2011	(3)	67,000	73,000

Total			$690,500	$696,500

Less preferred units subject to repurchase agreement(4)			(30,000)	—

Total			$660,500	$696,500

(1)	All classes of preferred units are redeemable by the Partnership only in connection with a concurrent redemption by Aimco of the corresponding preferred Aimco equity held by unrelated parties. All classes of Aimco’s corresponding preferred stock are redeemable at Aimco’s option on and after the dates specified.

(2)	Includes 10,000 units held by a consolidated subsidiary that are eliminated in consolidation.

(3)	During 2006, Aimco sold 200 shares of its Series A Community Reinvestment Act Perpetual Preferred Stock, $0.01 par value per share, or the CRA Preferred Stock, with a liquidation preference of $500,000 per share, for net proceeds of $97.5 million. The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at December 31, 2009 and 2008, was 1.54% and 5.01%, respectively. Upon liquidation, holders

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of the CRA Preferred Units are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid distributions, whether or not earned or declared. The CRA Preferred Units rank prior to our common OP Units and on the same level as our other OP preferred Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

(4)	In June 2009, Aimco entered into an agreement to repurchase $36.0 million in liquidation preference of its CRA Preferred Stock at a 30% discount to the liquidation preference. Pursuant to this agreement, in June 2009, Aimco repurchased 12 shares, or $6.0 million in liquidation preference, of CRA Preferred Stock for $4.2 million, and the holder of the CRA Preferred Stock may require Aimco to repurchase an additional 60 shares, or $30.0 million in liquidation preference, of CRA Preferred Stock over the next three years, for $21.0 million. Concurrent with Aimco’s repurchase of 12 shares, we repurchased from Aimco an equivalent number of our CRA Preferred Units. If required, these additional repurchases will be for up to $10.0 million in liquidation preference in May 2010, 2011 and 2012. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our CRA Preferred Units. Based on the holder’s ability to require Aimco to repurchase an additional 60 shares of CRA Preferred Stock pursuant to this agreement and our obligation to purchase from Aimco a corresponding number of our CRA Preferred Units, $30.0 million in liquidation preference of CRA Preferred Units, or the maximum redemption value of such preferred units, is classified as part of redeemable preferred units within temporary capital in our consolidation balance sheet at December 31, 2009.

In connection with our June 2009 CRA Preferred Units repurchase discussed above, we reflected the $1.8 million excess of the carrying value over the repurchase price, offset by $0.2 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to preferred unitholders for the year ended December 31, 2009.

During 2008, Aimco repurchased 54 shares, or $27.0 million in liquidation preference, of its CRA Preferred Stock, for cash totaling $24.8 million. Concurrent with this redemption, we repurchased from Aimco an equivalent number of outstanding CRA Preferred Units. We reflected the $2.2 million excess of the carrying value over the redemption price, offset by $0.7 million of issuance costs previously recorded as a reduction of partners’ capital, is reflected as a reduction of net income attributable to the Partnership’s preferred unitholders for purposes of calculating earnings per unit for the year ended December 31, 2008.

All classes of preferred OP Units are pari passu with each other and are senior to the common OP Units. None of the classes of preferred OP Units have any voting rights, except the right to approve certain changes to the Partnership Agreement that would adversely affect holders of such class of units. Distributions on all preferred OP Units are subject to being declared by the General Partner. All of the above outstanding classes of preferred units have a liquidation preference per unit of $25, with the exception of the CRA Preferred Units, which have a liquidation preference per unit of $500,000.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Redeemable Preferred OP Units

As of December 31, 2009 and 2008, the following classes of preferred OP Units (stated at their redemption values) owned by third parties were outstanding (in thousands, except unit data):

	2009	2008

Class One Partnership Preferred Units, 90,000 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.75% ($8.00 per annum per unit)	$8,229	$9,000
Class Two Partnership Preferred Units, 23,700 and 44,050 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 5.9% ($1.48 per annum per unit)	593	1,102
Class Three Partnership Preferred Units, 1,371,451 and 1,419,316 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 7.88% ($1.97 per annum per unit)	34,286	35,483
Class Four Partnership Preferred Units, 755,999 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 8.0% ($2.00 per annum per unit)	18,900	18,900
Class Five Partnership Preferred Units, 68,671 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)	2,747	2,747
Class Six Partnership Preferred Units, 802,453 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.5% ($2.125 per annum per unit)	20,061	20,061
Class Seven Partnership Preferred Units, 27,960 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 9.5% ($2.375 per annum per unit)	699	699
Class Eight Partnership Preferred Units, 6,250 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)	156	156

Subtotal	$85,671	$88,148

(1)	Holders of the Class Five and Class Eight Partnership Preferred Units received the per unit special distributions discussed below in addition to the regular distributions received by common OP unitholders during 2009 and 2008.

The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. We, at our sole discretion, may settle such redemption requests in cash or shares of Aimco’s Class A Common Stock in a value equal to the redemption preference. In the event we require Aimco to issue shares to settle a redemption request, we would issue to Aimco a corresponding number of common OP Units. During 2008, we established a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions. Accordingly, these redeemable units are classified as redeemable preferred units within temporary capital in our consolidated balance sheets at December 31, 2009 and 2008, based on the expectation that we will cash settle these units.

For any preferred OP Units that are redeemed for Aimco Class A Common Stock, upon redemption, we will issue a common OP Unit to Aimco for each share of Aimco Class A Common Stock issued. In addition, subject to certain conditions, the Class Four, Class Five, Class Six and Class Eight Partnership Preferred Units are convertible into common OP Units.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the years ended December 31, 2009 and 2008, approximately 68,200 and 38,400 preferred OP Units, respectively, were tendered for redemption in exchange for cash. During the years ended December 31, 2009 and 2008, no preferred OP Units were tendered for redemption in exchange for shares of Aimco Class A Common Stock.

The following table presents a reconciliation of redeemable preferred units classified within temporary capital for the years ended December 31, 2009 and 2008:

	2009	2008

Balance at January	$88,148	$—
Net income attributable to redeemable preferred units	6,288	—
Distributions to preferred units	(6,806)	—
Purchases of preferred units	(1,725)	—
Reclassification of redeemable preferred units from partners’ capital	30,000	88,148
Other	751	—

Balance at December 31	$116,656	$88,148

The distributions paid on each class of preferred OP Units classified as partners’ capital in the years ended December 31, 2009, 2008 and 2007, and, in the case of the redeemable preferred OP Units discussed above, classified in temporary capital as of December 31, 2009, are as follows (in thousands, except per unit data):

	2009			2008			2007
	Amount		Total	Amount		Total	Amount		Total
	per		Amount	per		Amount	per		Amount
Class of Preferred OP Units	Unit(1)		Paid	Unit(1)		Paid	Unit(1)		Paid

Class G	$2.34		$9,492	$2.34		$9,492	$2.34		$9,492
Class T	2.00		12,000	2.00		12,000	2.00		12,000
Class U	1.94		15,500	1.94		15,500	1.94		15,500
Class V	2.00		6,900	2.00		6,900	2.00		6,900
Class W	—		—	—		—	4.25	(2)	8,100
Class Y	1.97		6,792	1.97		6,792	1.97		6,792
Series A CRA	10,841	(3)	1,531	24,381	(4)	4,531	41,661		8,316
Class One	8.00		720	8.00		720	8.00		720
Class Two	1.80		43	1.52		67	1.48		68
Class Three	1.99		2,733	2.01		2,856	1.97		2,869
Class Four	2.00		1,512	2.00		1,512	2.00		1,512
Class Five	2.38		163	7.91		543	2.40		165
Class Six	2.13		1,705	2.12		1,705	2.13		1,705
Class Seven	2.38		66	2.36		66	2.38		67
Class Eight	2.38		15	7.91		49	2.40		15

Total			$59,172			$62,733			$74,221

(1)	Amounts per unit are calculated based on the number of preferred units outstanding either at the end of each year or as of conversion or redemption date, as noted.

(2)	For the period from January 1, 2007, to the date of redemption.

(3)	Amount per unit based on 134 units outstanding for the entire period. 12 units were repurchased in June 2009 and received $6,509 in dividends through the date of purchase.

(4)	Amount per unit is based on 146 units outstanding for the entire period. 54 units were repurchased in September 2008 and received $17,980 in dividends through the date of purchase.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Common OP Units

Common OP Units are redeemable by common OP Unitholders (other than the General Partner and Special Limited Partner) at their option, subject to certain restrictions, on the basis of one common OP Unit for either one share of Aimco Class A Common Stock or cash equal to the fair value of a share of Aimco Class A Common Stock at the time of redemption. We have the option to require Aimco to deliver shares of Aimco Class A Common Stock in exchange for all or any portion of the cash requested. When a Limited Partner redeems a common OP Unit for Aimco Class A Common Stock, Limited Partners’ Capital is reduced and Special Limited Partners’ capital is increased. Common OP Units held by Aimco are not redeemable.

In December 2008, October 2008, July 2008, and December 2007, we declared special distributions payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of common OP Units and High Performance Units on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. The special distributions were paid on common OP Units and High Performance Units in the amounts listed below. We distributed to Aimco common OP Units equal to the number of shares we issued pursuant to Aimco’s corresponding special dividends in addition to approximately $0.60 per unit in cash. Holders of common OP Units other than Aimco and holders of High Performance Units received the distribution entirely in cash.

	January 2009	December 2008	August 2008	January 2008
Aimco Operating Partnership Special	Special	Special	Special	Special
Distributions	Distribution	Distribution	Distribution	Distribution

Distribution per unit	$2.08	$1.80	$3.00	$2.51
Total distribution	$230.1 million	$176.6 million	$285.5 million	$257.2 million
Common OP Units and High Performance Units outstanding on record date	110,654,142	98,136,520	95,151,333	102,478,510
Common OP Units held by Aimco	101,169,951	88,650,980	85,619,144	92,795,891
Total distribution on Aimco common OP Units	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Cash distribution to Aimco	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of distribution paid to Aimco through issuance of common OP Units	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Common OP Units issued to Aimco pursuant to distributions	15,627,330	12,572,267	5,731,310	4,594,074
Cash distributed to common OP Unit and High Performance Unit holders other than Aimco	$19.7 million	$17.0 million	$28.6 million	$24.3 million

As discussed in Note 2, during December 2009, we adopted the provisions of ASU 2010-01, which relate to accounting for dividends with components of cash and stock. In prior periods, we treated the shares of units issued in our special distributions similar to stock distributions, with a reclassification within consolidated capital at the beginning of the earliest period presented. In connection with our adoption of ASU 2010-01, we retrospectively adjusted our consolidated balance sheet at December 31, 2008, by increasing accrued liabilities and other by $149.0 million, representing the portion of our special distributions declared in December 2008 that was paid in January 2009 through the issuance of common OP Units.

Also in December 2008, October 2008, July 2008 and December 2007, Aimco’s board of directors declared corresponding special dividends payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of its Common Stock on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. A portion of the special dividends in the amounts of $0.60 per share represents

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

payment of the regular dividend for the quarters ended December 31, 2008, September 30, 2008, June 30, 2008 and December 31, 2007, respectively, and the remaining amount per share represents an additional dividend associated with taxable gains from property dispositions. Portions of the special dividends were paid through the issuance of shares of Aimco Class A Common Stock. The table below summarizes information regarding these special dividends.

	January 2009	December 2008	August 2008	January 2008
	Special	Special	Special	Special
Aimco Special Dividends	Dividend	Dividend	Dividend	Dividend

Dividend per share	$2.08	$1.80	$3.00	$2.51
Outstanding shares of Common Stock on the record date	101,169,951	88,650,980	85,619,144	92,795,891
Total dividend	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Portion of dividend paid in cash	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of dividend paid through issuance of shares	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Shares issued pursuant to dividend	15,627,330	12,572,267	5,731,310	4,594,074
Average share price on determination date	$9.58	$8.46	$35.84	$38.71
Amounts after elimination of the effects of shares of Common Stock held by consolidated subsidiaries:
Outstanding shares of Common Stock on the record date	100,642,817	88,186,456	85,182,665	92,379,751
Total dividend	$209.3 million	$158.7 million	$255.5 million	$231.9 million
Portion of dividend paid in cash	$60.3 million	$52.9 million	$51.1 million	$54.8 million
Portion of dividend paid through issuance of shares	$149.0 million	$105.8 million	$204.4 million	$177.1 million
Shares issued pursuant to dividend	15,548,996	12,509,657	5,703,265	4,573,735

During 2008, Aimco issued approximately 17,000 shares of Aimco Class A Common Stock to certain of its non-executive officers who purchased the shares at market prices. In exchange for the shares purchased, the officers executed notes payable totaling $0.6 million. No shares were issued under similar arrangements during 2009. These notes, which are 25% recourse to the borrowers, have a 10-year maturity and bear interest either at a fixed rate of 6% annually or a floating rate based on the 30-day LIBOR plus 3.85%, which is subject to an annual interest rate cap of typically 7.25%. The notes were contributed by Aimco to us in exchange for an equivalent number of common OP Units. Total payments in 2009 and 2008 on all notes from officers were $0.8 million and $1.5 million, respectively. In 2009 and 2008, Aimco reacquired approximately 94,000 and 31,000 shares of Aimco Class A Common Stock from officers in exchange for the cancellation of related notes totaling $1.5 million and $1.0 million, respectively. Concurrently, we reacquired from Aimco an equal number of common OP Units.

In addition, in 2009 and 2008, Aimco issued approximately 378,000 and 225,000 restricted shares of Class A Common Stock to certain officers and employees and we concurrently issued a corresponding number of common OP Units to Aimco. The restricted stock was recorded at the fair market value of Aimco Class A Common Stock on the date of issuance. These shares of restricted Aimco Class A Common Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and are subject to a risk of forfeiture prior to the expiration of the applicable vesting period (ratably over a period of four years).

In 2008 and 2007, Aimco purchased in the open market approximately 13.9 million and 7.5 million shares of Aimco Class A Common Stock, respectively, at an average price per share of approximately $34.02 and $43.70, respectively. Concurrent with Aimco’s repurchases of Aimco Class A Common Stock in 2008 and 2007, we repurchased from Aimco a corresponding number of common OP Units at prices per unit equal to the prices per

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

share paid by Aimco to repurchase such shares. During 2009, Aimco did not repurchase any shares of Class A Common Stock on the open market.

In 2007, we completed tender offers for limited partnership interests resulting in the issuance of approximately 55,400 common OP Units. Approximately 55,100 of the common OP Units issued in 2007 were to unrelated limited partners in VMS in connection with our purchase of seven properties from the partnership, as discussed in Note 3. In 2009 and 2008, we did not issue a significant number of common OP Units in connection with tender offers for limited partners.

During the years ended December 31, 2009 and 2008, approximately 64,000 and 50,000 common OP Units, respectively, were redeemed in exchange for cash, and approximately 519,000 and 114,000 common OP Units, respectively, were redeemed in exchange for shares of Aimco Class A Common Stock.

High Performance Units

From 1998 through 2005, we issued various classes of High Performance Units, or HPUs. These HPUs were issued to limited liability companies owned by certain members of our senior management (and Aimco’s independent directors in the case of Class I HPUs only) in exchange for cash in amounts that we determined, with the assistance of a nationally recognized independent valuation expert, to be the fair value of the HPUs. The terms of the HPUs provide for the issuance, following a measurement period of generally three years of an increased number of HPUs depending on the degree, if any, to which certain financial performance benchmarks are achieved over the applicable measurement period. The holders of HPUs at the conclusion of the measurement period receive the same amount of distributions that are paid to holders of an equivalent number of our outstanding common OP Units. At December 31, 2009 and 2008, 2,344,719 Class I HPUs, the sole class of HPUs to meet the performance benchmarks, were outstanding. The minimum performance benchmarks were not achieved for HPU Classes II through IX. Accordingly, those HPUs had only nominal value at the conclusion of the related measurement period and were reacquired by us and cancelled.

Investment in Aimco

In 1998, Aimco issued 1.0 million shares of Class J Cumulative Convertible Preferred Stock, which we refer to as Class J Preferred Stock, for proceeds of $100.0 million. The proceeds were contributed by Aimco to us in exchange for 1.0 million Class J Partnership Preferred Units, which we refer to as Class J Preferred Units. Concurrently, we issued 250,000 Class J Preferred Units valued at $25.0 million to Aimco, in exchange for 250,000 shares of Class J Preferred Stock. In June 2000, we converted 250,000 shares of Aimco Class J Preferred Stock, with a liquidation value of $25.0 million, into 625,000 shares of Aimco Class A Common Stock. In connection with this conversion, 41,991 shares of Aimco Class A Common Stock, valued at $1.5 million, were exchanged by us for common OP Units held by a limited partner. In 2001, 198,269 shares of Aimco Class A Common Stock, valued at $7.1 million, were exchanged by us for common OP Units held by a limited partner. Our investment in Aimco Class A Common Stock is presented in the accompanying financial statements as a reduction to partners’ capital.

Registration Statements

We and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

NOTE 12 —	Share-Based Compensation and Employee Benefit Plans

Stock Award and Incentive Plan

Aimco, from time to time, issues restricted stock and stock options to its employees. We are required to issue common OP Units to Aimco for the same number of shares of Aimco Class A Common Stock that are issued to

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

employees under these arrangements. Upon exercise of the stock options, Aimco must contribute to us the proceeds received in connection with the exercised options. Therefore, the following disclosures pertain to Aimco’s stock options. Our obligations to issue common OP Units under Aimco’s share based compensation plans results in reciprocal accounting treatment in our financial statements.

Aimco’s board of directors adopted the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan, or the 1997 Plan, to attract and retain officers, key employees and independent directors. The 1997 Plan reserved for issuance a maximum of 20 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the 1997 Plan. The 1997 Plan expired on April 24, 2007. On April 30, 2007, the 2007 Stock Award and Incentive Plan, or the 2007 Plan, was approved as successor to the 1997 Plan. The 2007 Plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the 2007 Plan. Pursuant to the anti-dilution provisions of the 2007 Plan, the number of shares reserved for issuance has been adjusted to reflect Aimco’s special dividends discussed in Note 11. At December 31, 2009 there were approximately 1.7 million shares available to be granted under the 2007 Plan. The 2007 Plan is administered by the Compensation and Human Resources Committee of Aimco’s board of directors. In the case of stock options, the exercise price of the options granted may not be less than the fair market value of Aimco Class A Common Stock at the date of grant. The term of the options is generally ten years from the date of grant. The options typically vest over a period of one to four or five years from the date of grant. Aimco generally issues new shares upon exercise of options. Restricted stock awards typically vest over a period of three to five years.

Refer to Stock-Based Compensation in Note 2 for discussion of our accounting policy related to stock-based compensation.

We estimated the fair value of our options using a Black-Scholes closed-form valuation model using the assumptions set forth in the table below. For options granted in 2009 and 2008, the expected term of the options was based on historical option exercises and post-vesting terminations. For options granted in 2007, the expected term of the options reflects the average of the vesting period and the contractual term for the options, with the exception of a grant of approximately 0.6 million options to an executive during 2007, for which the expected term used was equal to the vesting period of five years. Expected volatility reflects the historical volatility of Aimco Class A Common Stock during the historical period commensurate with the expected term of the options that ended on the date of grant. The expected dividend yield reflects expectations regarding cash dividend amounts per share paid on Aimco Class A Common Stock during the expected term of the option and the risk-free interest rate reflects the annualized yield of a zero coupon U.S. Treasury security with a term equal to the expected term of the option. The weighted average fair value of options and our valuation assumptions for the years ended December 31, 2009, 2008 and 2007 were as follows:

	2009	2008	2007

Weighted average grant-date fair value	$2.47	$4.34	$6.28
Assumptions:
Risk-free interest rate	2.26%	3.12%	4.70%
Expected dividend yield	8.00%	6.02%	4.94%
Expected volatility	45.64%	24.02%	21.66%
Weighted average expected life of options	6.9 years	6.5 years	5.6 years

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes activity for Aimco’s outstanding stock options for the years ended December 31, 2009, 2008 and 2007 (numbers of options in thousands):

	2009(1)		2008(1)		2007(1)
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	10,344	$31.01	8,555	$39.57	8,598	$39.36
Granted	965	8.92	980	39.77	955	57.25
Exercised	—	—	(14)	37.45	(1,403)	38.29
Forfeited	(2,436)	32.03	(1,423)	38.75	(26)	37.83
Adjustment to outstanding options pursuant to special dividends	—	N/A	2,246	N/A	431	N/A

Outstanding at end of year	8,873	$28.22	10,344	$31.01	8,555	$39.57
Exercisable at end of year	6,840	$29.65	7,221	$29.51	6,417	$37.75

(1)	In connection with Aimco’s special dividends discussed in Note 11, effective on the record date of each dividend, the number of options and exercise prices of all outstanding awards were adjusted pursuant to the anti-dilution provisions of the applicable plans based on the market price of Aimco’s stock on the ex-dividend dates of the related special dividends. The adjustment to the number of outstanding options is reflected in the table separate from the other activity during the periods at the weighted average exercise price for those outstanding options. The exercise prices for options granted and forfeited in the table above reflect the actual exercise prices at the time of the related activity. The number and weighted average exercise price for options outstanding and exercisable at the end of the year reflect the adjustment for the applicable special dividends. The adjustment of the awards pursuant to Aimco’s special dividends is considered a modification of the awards, but did not result in a change in the fair value of any awards and therefore did not result in a change in total compensation to be recognized over the remaining term of the awards.

The intrinsic value of a stock option represents the amount by which the current price of the underlying stock exceeds the exercise price of the option. Options outstanding at December 31, 2009, had an aggregate intrinsic value of $5.7 million and a weighted average remaining contractual term of 4.4 years. Options exercisable at December 31, 2008, had no aggregate intrinsic value and a weighted average remaining contractual term of 5.7 years. No stock options were exercised during the year ended 2009. The intrinsic value of stock options exercised during the years ended December 31, 2008 and 2007, was less than $0.1 million and $28.9 million, respectively. We may realize tax benefits in connection with the exercise of options by employees of Aimco’s taxable subsidiaries. As no stock options were exercised during the year ended December 31, 2009, we realized no related tax benefits.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes activity for Aimco’s restricted stock awards for the years ended December 31, 2009, 2008 and 2007 (numbers of shares in thousands):

	2009		2008		2007
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Grant-Date	of	Grant-Date	of	Grant-Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Unvested at beginning of year	893	$40.33	960	$46.08	1,088	$40.11
Granted	378	8.92	248	39.85	308	60.13
Vested	(418)	34.42	(377)	43.45	(387)	40.31
Forfeited	(533)	28.57	(128)	46.85	(49)	47.43
Issued pursuant to special dividends(1)	138	9.58	190	22.51	—	—

Unvested at end of year	458	$24.23	893	$40.33	960	$46.08

(1)	This represents shares of restricted stock issued to holders of restricted stock pursuant to Aimco’s special dividends discussed in Note 11. The weighted average grant-date fair value for these shares represents the price of Aimco Class A Common Stock on the determination date for each dividend. The issuance of the additional shares of restricted stock resulted in no incremental compensation expense.

The aggregate fair value of shares that vested during the years ended December 31, 2009, 2008 and 2007 was $3.1 million, $16.5 million and $19.5 million, respectively.

Total compensation cost recognized for restricted stock and stock option awards was $8.0 million, $17.6 million and $19.2 million for the years ended December 31, 2009, 2008 and 2007, respectively. Of these amounts, $1.3 million, $3.8 million and $4.3 million, respectively, were capitalized. At December 31, 2009, total unvested compensation cost not yet recognized was $10.1 million. We expect to recognize this compensation over a weighted average period of approximately 1.5 years.

Employee Stock Purchase Plan

Under the terms of Aimco’s employee stock purchase plan, eligible employees may authorize payroll deductions of up to 15% of their base compensation to purchase shares of Aimco’s Class A Common Stock at a five percent discount from its fair value on the last day of the calendar quarter during which payroll deductions are made. In 2009, 2008 and 2007, 20,076, 8,926 and 3,751 shares were purchased under this plan at an average price of $8.82, $23.86 and $44.67, respectively. No compensation cost is recognized in connection with this plan.

401(k) Plan

We provide a 401(k) defined-contribution employee savings plan. Employees who have completed 30 days of service and are age 18 or older are eligible to participate. For the period from January 1, 2009 through January 29, 2009, and during the years ended December 31, 2008 and 2007, our matching contributions were made in the following manner: (1) a 100% match on the first 3% of the participant’s compensation; and (2) a 50% match on the next 2% of the participant’s compensation. On December 31, 2008, we suspended employer matching contributions effective January 29, 2009. We may reinstate employer matching contributions at any time. We incurred costs in connection with this plan of approximately $0.6 million, $5.2 million and $5.2 million in 2009, 2008 and 2007, respectively.

NOTE 13 —	Discontinued Operations and Assets Held for Sale

We report as discontinued operations real estate assets that meet the definition of a component of an entity and have been sold or meet the criteria to be classified as held for sale. We include all results of these discontinued

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operations, less applicable income taxes, in a separate component of income on the consolidated statements of income under the heading “income from discontinued operations, net.” This treatment resulted in the retrospective adjustment of 2009, 2008 and 2007 financial statement amounts to reflect as discontinued operations all properties sold or classified as held for sale as of September 30, 2010.

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold and included in discontinued operations in the subsequent 12 months; thus the number of properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale. At December 31, 2009 and 2008, we had 31 and 120 properties, with an aggregate of 5,825 and 28,328 units, classified as held for sale, respectively. Amounts classified as held for sale in the accompanying consolidated balance sheets are as follows (in thousands):

	December 31,	December 31,
	2009	2008

Real estate, net	$199,743	$1,228,368
Other assets	3,927	17,214

Assets held for sale	$203,670	$1,245,582

Property debt	$178,339	$909,360
Other liabilities	5,553	15,316

Liabilities related to assets held for sale	$183,892	$924,676

During the years ended December 31, 2009, 2008 and 2007, we sold 89, 151 and 73 consolidated properties with an aggregate 22,503, 37,202 and 11,588 units, respectively. For the years ended December 31, 2009, 2008 and 2007, discontinued operations includes the results of operations for the periods prior to the date of sale for all properties sold or classified as held for sale as of September 30, 2010.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of the components of income from discontinued operations for the years ended December 31, 2009, 2008 and 2007 (in thousands):

	2009	2008	2007

Rental and other property revenues	$196,838	$506,979	$641,531
Property operating expenses	(98,471)	(251,611)	(317,220)
Depreciation and amortization	(61,634)	(132,463)	(162,134)
Provision for operating real estate impairment losses	(54,530)	(27,420)	(5,430)
Other expenses, net	(11,921)	(13,402)	(7,972)

Operating (loss) income	(29,718)	82,083	148,775
Interest income	349	2,008	4,157
Interest expense	(39,337)	(98,467)	(125,554)
Gain on extinguishment of debt	259	—	32,701

(Loss) income before gain on dispositions of real estate and income taxes	(68,447)	(14,376)	60,079
Gain on dispositions of real estate	221,793	800,335	117,628
Income tax benefit (expense)	557	(39,794)	(2,104)

Income from discontinued operations, net	$153,903	$746,165	$175,603

Income from discontinued operation attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(62,085)	$(150,140)	$(72,211)

The Partnership	$91,818	$596,025	$103,392

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transaction, including any prepayment penalties incurred upon repayment of property loans collateralized by the property being sold. Such prepayment penalties totaled $29.0 million, $64.9 million and $12.6 million for the years ended December 31, 2009, 2008 and 2007, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale. As discussed in Note 2, during the year ended December 31, 2009, we allocated $10.1 million of goodwill related to our real estate segment to the carrying amounts of the properties sold or classified as held for sale. Of these amounts, $8.7 million was reflected as a reduction of gain on dispositions of real estate and $1.4 million was reflected as an adjustment of impairment losses.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14 —	Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, participating securities, common OP Unit equivalents and dilutive convertible securities outstanding during the period. We consider both common OP Units and Class I HPUs, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings per unit data presented below. The following table illustrates the calculation of basic and diluted earnings per unit for the years ended December 31, 2009, 2008 and 2007 (in thousands, except per unit data):

	2009	2008	2007

Numerator:
Loss from continuing operations	$(197,883)	$(118,377)	$(49,348)
Loss (income) from continuing operations attributable to noncontrolling interests	39,643	(5,609)	(19,927)
Income attributable to the Partnership’s preferred unitholders	(56,854)	(61,354)	(73,144)
Income attributable to participating securities	—	(6,985)	(4,481)

Loss from continuing operations attributable to the Partnership’s common unitholders	$(215,094)	$(192,325)	$(146,900)

Income from discontinued operations	$153,903	$746,165	$175,603
Income from discontinued operations attributable to noncontrolling interests	(62,085)	(150,140)	(72,211)

Income from discontinued operations attributable to the Partnership’s common unitholders	$91,818	$596,025	$103,392

Net (loss) income	$(43,980)	$627,788	$126,255
Net income attributable to noncontrolling interests	(22,442)	(155,749)	(92,138)
Income attributable to the Partnership’s preferred unitholders	(56,854)	(61,354)	(73,144)
Income attributable to participating securities	—	(6,985)	(4,481)

Net (loss) income attributable to the Partnership’s common unitholders	$(123,276)	$403,700	$(43,508)

Denominator:
Denominator for basic earnings per unit — weighted average number of shares of common units outstanding
Common OP Units	120,836	95,881	102,474
Class I HPUs	2,344	2,368	2,379

Total common units	123,180	98,249	104,853
Effect of dilutive securities:
Dilutive potential common units	—	—	—

Denominator for diluted earnings per unit	123,180	98,249	104,853

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.75)	$(1.96)	$(1.40)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.75	6.07	0.98

Net (loss) income attributable to the Partnership’s common unitholders	$(1.00)	$4.11	$(0.42)

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As discussed in Note 2, earnings (loss) per common unit for the years ended December 31, 2008 and 2007 have been retroactively adjusted for the effect of our adoption of FSP EITF 03-6-1 and FASB ASU 2010-01.

As of December 31, 2009, 2008 and 2007, the common unit equivalents that could potentially dilute basic earnings per unit in future periods totaled 8.9 million, 9.2 million and 8.1 million, respectively. These securities, representing stock options to purchase shares of Aimco Class A Common Stock, have been excluded from the earnings per unit computations for the years ended December 31, 2009, 2008 and 2007, because their effect would have been anti-dilutive.

Participating securities, consisting of unvested restricted shares of Aimco stock and shares of Aimco stock purchased pursuant to officer loans, receive dividends similar to shares of Aimco Class A Common Stock and common OP Units totaled 0.5 million, 1.0 million and 1.2 million at December 31, 2009, 2008 and 2007, respectively. The effect of participating securities is reflected in basic and diluted earnings per unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings. During the year ended December 31, 2009, the adjustment to compensation expense recognized related to cumulative dividends on forfeited shares of restricted stock exceeded the amount of dividends declared related to participating securities. Accordingly, distributed earnings attributed to participating securities during 2009 were reduced to zero for purposes of calculating earnings per unit using the two-class method.

As discussed in Note 11, we have various classes of preferred OP Units, which may be redeemed at the holders’ option. We may redeem these units for cash or at our option, shares of Aimco Class A Common Stock. During the periods presented, no common unit equivalents related to these preferred OP Units have been included in earnings per unit computations because their effect was antidilutive.

NOTE 15 —	Unaudited Summarized Consolidated Quarterly Information

Summarized unaudited consolidated quarterly information for 2009 and 2008 is provided below (in thousands, except per unit amounts).

	Quarter(1)
2009	First	Second	Third	Fourth

Total revenues	$286,386	$288,066	$285,397	$291,887
Total operating expenses	(256,316)	(258,578)	(268,206)	(268,294)
Operating income	30,070	29,488	17,191	23,593
Loss from continuing operations	(34,683)	(45,986)	(54,758)	(62,456)
Income from discontinued operations, net	2,315	38,563	45,407	67,618
Net (loss) income	(32,368)	(7,423)	(9,351)	5,162
Loss attributable to the Partnership’s common unitholders	(40,320)	(32,336)	(43,510)	(7,110)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.32)	$(0.40)	$(0.45)	$(0.57)
Net loss attributable to the Partnership’s common unitholders	$(0.34)	$(0.26)	$(0.35)	$(0.06)
Weighted average common units outstanding(2)	119,661	124,333	124,376	124,351
Weighted average common units and common unit equivalents outstanding(2)	119,661	124,333	124,376	124,351

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter(1)
2008	First	Second	Third	Fourth

Total revenues	$285,524	$310,371	$310,213	$293,315
Total operating expenses(3)	(247,611)	(256,302)	(265,632)	(381,914)
Operating income (loss)(3)	37,913	54,069	44,581	(88,599)
Loss (income) from continuing operations(3)	(30,975)	(20,657)	74,982	(141,727)
Income from discontinued operations, net	7,511	363,807	162,604	212,243
Net (loss) income	(23,464)	343,150	237,586	70,516
Net (loss) income attributable to the Partnership’s common unitholders	(42,768)	265,723	174,009	4,092
Earnings (loss) per common unit — basic and diluted:
(Loss) income from continuing operations attributable to the Partnership’s common unitholders	$(0.47)	$(0.44)	$0.56	$(1.54)
Net (loss) income attributable to the Partnership’s common unitholders	$(0.43)	$2.73	$1.82	$0.04
Weighted average common units outstanding(2)	99,135	97,349	95,511	101,001
Weighted average common units and common unit equivalents outstanding(2)	99,135	97,349	95,816	101,001

(1)	Certain reclassifications have been made to 2009 and 2008 quarterly amounts primarily related to treatment of discontinued operations for properties sold or classified as held for sale through September 30, 2010 and related to newly adopted accounting standards during 2009 (see Note 2).

(2)	As discussed in Note 2, in December 2009, we adopted the provisions of ASU 2010-01, which resulted in reductions in the number of weighted average common OP Units and common OP unit equivalents outstanding, as compared to the amounts previously reported.

(3)	Total operating expenses, operating income (loss) and (loss) income from continuing operations for the quarter ended December 31, 2008, includes a $91.1 million provision for impairment losses on real estate development assets, which is discussed further in Note 2.

NOTE 16 —	Transactions with Affiliates

We earn revenue from affiliated real estate partnerships. These revenues include fees for property management services, partnership and asset management services, risk management services and transactional services such as refinancing, construction supervisory and disposition (including promote income, which is income earned in connection with the disposition of properties owned by certain of our consolidated joint ventures). In addition, we are reimbursed for our costs in connection with the management of the unconsolidated real estate partnerships. These fees and reimbursements for the years ended December 31, 2009, 2008 and 2007 totaled $18.5 million, $72.5 million and $42.1 million, respectively. The total accounts receivable due from affiliates was $23.7 million, net of allowance for doubtful accounts of $3.4 million, at December 31, 2009, and $39.0 million, net of allowance for doubtful accounts of $2.8 million, at December 31, 2008.

Additionally, we earn interest income on notes from real estate partnerships in which we are the general partner and hold either par value or discounted notes. During the years ended December 31, 2009 and 2008, we did not recognize a significant amount of interest income on par value notes from unconsolidated real estate partnerships. Interest income earned on par value notes from unconsolidated real estate partnerships totaled $8.1 million for the year

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ended December 31, 2007. Accretion income recognized on discounted notes from affiliated real estate partnerships totaled $0.1 million, $1.4 million and $8.1 million for the years ended December 31, 2009, 2008 and 2007, respectively. See Note 5 for additional information on notes receivable from unconsolidated real estate partnerships.

NOTE 17 —	Business Segments

Based on a planned reduction in our transactional activities, during the three months ended March 31, 2010, we reevaluated our reportable segments and determined our investment management reporting unit no longer meets the requirements for a reportable segment. Additionally, to provide more meaningful information regarding our real estate operations, we elected to disaggregate information for the prior real estate segment. Following these changes, we have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and included 226 properties with 70,680 units as of December 31, 2009. Our affordable real estate operations consisted of 241 properties with 27,591 units as of December 31, 2009, with rents that are generally paid, in whole or part, by a government agency. Based on this change in reportable segments, we have recast the presentation of our results of operations for the years ended December 31, 2009, 2008 and 2007, as presented below.

Our chief operating decision maker uses various generally accepted industry financial measures to assess the performance and financial conditions of the business, including: Net Asset Value, which is the estimated fair value of our assets, net of debt, or NAV; Funds From Operations, or FFO; Adjusted FFO, or AFFO, which is FFO less spending for Capital Replacements; same store property operating results; net operating income; Free Cash Flow which is net operating income less spending for Capital Replacements; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes net operating income as a key measurement of segment profit or loss. Segment net operating income is generally defined as segment revenues less direct segment operating expenses.

The following tables present the revenues, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments for the years ended December 31, 2009, 2008 and 2007 (in thousands):

			Corporate
			not Allocated
	Conventional	Affordable	to Segments	Total

Year Ended December 31, 2009:
Rental and other property revenues(1)	$909,218	$187,583	$5,082	$1,101,883
Asset management and tax credit revenues	—	—	49,853	49,853

Total revenues	909,218	187,583	54,935	1,151,736

Property operating expenses(1)	363,863	92,416	59,469	515,748
Investment management expenses	—	—	15,779	15,779
Depreciation and amortization(1)	—	—	433,933	433,933
Provision for operating real estate impairment losses	—	—	2,329	2,329
General and administrative expenses	—	—	56,643	56,643
Other expenses, net	—	—	15,721	15,721
Restructuring costs	—	—	11,241	11,241

Total operating expenses	363,863	92,416	595,115	1,051,394

Net operating income (loss)	545,355	95,167	(540,180)	100,342
Other items included in continuing operations	—	—	(298,225)	(298,225)

Income (loss) from continuing operations	$545,355	$95,167	$(838,405)	$(197,883)

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Corporate
			not Allocated
	Conventional	Affordable	to Segments	Total

Year Ended December 31, 2008:
Rental and other property revenues(1)	$913,793	$180,456	$6,344	$1,100,593
Asset management and tax credit revenues	—	—	98,830	98,830

Total revenues	913,793	180,456	105,174	1,199,423

Property operating expenses(1)	360,479	91,867	74,870	527,216
Investment management expenses	—	—	24,784	24,784
Depreciation and amortization(1)	—	—	383,084	383,084
Provision for impairment losses on real estate development assets	—	—	91,138	91,138
General and administrative expenses	—	—	80,376	80,376
Other expenses, net	—	—	22,059	22,059
Restructuring costs	—	—	22,802	22,802

Total operating expenses	360,479	91,867	699,113	1,151,459

Net operating income (loss)	553,314	88,589	(593,939)	47,964
Other items included in continuing operations	—	—	(166,341)	(166,341)

Income (loss) from continuing operations	$553,314	$88,589	$(760,280)	$(118,377)

			Corporate
			not Allocated
	Conventional	Affordable	to Segments	Total

Year Ended December 31, 2007:
Rental and other property revenues(1)	$882,545	$168,885	$6,924	$1,058,354
Asset management and tax credit revenues	—	—	73,755	73,755

Total revenues	882,545	168,885	80,679	1,132,109

Property operating expenses(1)	354,455	83,126	69,822	507,403
Investment management expenses	—	—	20,507	20,507
Depreciation and amortization(1)	—	—	337,804	337,804
Provision for operating real estate impairment losses	—	—	1,080	1,080
General and administrative expenses	—	—	72,359	72,359
Other expenses, net	—	—	18,917	18,917

Total operating expenses	354,455	83,126	520,489	958,070

Net operating income (loss)	528,090	85,759	(439,810)	174,039
Other items included in continuing operations	—	—	(223,387)	(223,387)

Income (loss) from continuing operations	$528,090	$85,759	$(663,197)	$(49,348)

(1)	Our chief operating decision maker assesses the performance of our conventional and affordable real estate operations using among other measures, net operating income, excluding property management revenues and

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

certain property management expenses, casualty gains and losses, depreciation and amortization and provision for operating real estate impairment losses. Accordingly, we do not allocate these amounts to our segments.

During the years ended December 31, 2009, 2008 and 2007, for continuing operations, our rental revenues include $129.8 million, $122.2 million and $112.0 million, respectively, of subsidies from government agencies, which represented 11.8%, 11.1% and 10.6%, respectively, of our real estate operations revenues.

The assets of our reportable segments are as follows (in thousands):

	December 31,	December 31,
	2009	2008

Conventional	$6,032,988	6,310,926
Affordable	1,130,089	1,205,157
Corporate and other assets	759,062	1,940,638

Total consolidated assets	$7,922,139	9,456,721

For the years ended December 31, 2009, 2008 and 2007, capital additions related to our conventional segment totaled $208.0 million, $516.6 million and $595.6 million, respectively, and capital additions related to our affordable segment totaled $67.4 million, $148.6 million and $94.1 million, respectively.

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2009
(In Thousands Except Unit Data)

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Continuing Operations:
Conventional Properties:
100 Forest Place	High Rise	Dec-97	OakPark, IL	1987	234	2,664	18,815	4,493	2,664	23,308	25,972	(8,692)	17,280	27,761
1582 First Avenue	High Rise	Mar-05	New York, NY	1900	17	4,250	752	224	4,281	945	5,226	(249)	4,977	2,671
173 E. 90th Street	High Rise	May-04	New York, NY	1910	72	11,773	4,535	1,445	12,067	5,686	17,753	(1,365)	16,388	8,772
182-188 Columbus Avenue	Mid Rise	Feb-07	New York, NY	1910	32	17,187	3,300	3,690	19,123	5,054	24,177	(992)	23,185	13,471
204-206 West 133rd Street	Mid Rise	Jun-07	New York, NY	1910	44	3,291	1,450	1,921	4,352	2,310	6,662	(303)	6,359	3,132
2232-2240 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	24	2,863	3,785	1,477	3,366	4,759	8,125	(517)	7,608	2,972
2247-2253 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	6,787	3,335	1,464	7,356	4,230	11,586	(586)	11,000	5,483
2252-2258 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	3,623	4,504	1,814	4,318	5,623	9,941	(772)	9,169	5,125
2300-2310 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	63	8,623	6,964	5,260	10,417	10,430	20,847	(1,441)	19,406	9,896
236-238 East 88th Street	High Rise	Jan-04	New York, NY	1900	43	8,751	2,914	1,295	8,820	4,140	12,960	(1,155)	11,805	6,879
237-239 Ninth Avenue	High Rise	Mar-05	New York, NY	1900	36	8,430	1,866	770	8,494	2,572	11,066	(614)	10,452	5,227
240 West 73rd Street, LLC	High Rise	Sep-04	New York, NY	1900	200	68,006	12,140	3,563	68,109	15,600	83,709	(2,827)	80,882	30,286
2484 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1921	23	2,384	1,726	468	2,601	1,977	4,578	(243)	4,335	2,472
2900 on First Apartments	Mid Rise	Oct-08	Seattle, WA	1989	135	19,015	17,518	330	19,071	17,792	36,863	(860)	36,003	20,719
306 East 89th Street	High Rise	Jul-04	New York, NY	1930	20	2,659	1,006	167	2,681	1,151	3,832	(350)	3,482	1,908
311 & 313 East 73rd Street	Mid Rise	Mar-03	New York, NY	1904	34	5,635	1,609	546	5,678	2,112	7,790	(940)	6,850	2,761
322-324 East 61st Street	High Rise	Mar-05	New York, NY	1900	40	6,319	2,224	681	6,372	2,852	9,224	(707)	8,517	3,691
3400 Avenue of the Arts	Mid Rise	Mar-02	Costa Mesa, CA	1987	770	55,223	65,506	73,301	57,240	136,790	194,030	(31,750)	162,280	119,869
452 East 78th Street	High Rise	Jan-04	New York, NY	1900	12	1,966	608	278	1,982	870	2,852	(242)	2,610	1,600
464-466 Amsterdam & 200-210 W. 83rd Street	Mid Rise	Feb-07	New York, NY	1910	72	23,677	7,101	3,881	25,552	9,107	34,659	(1,241)	33,418	19,679
510 East 88th Street	High Rise	Jan-04	New York, NY	1900	20	3,137	1,002	278	3,163	1,254	4,417	(307)	4,110	2,634
514-516 East 88th Street	High Rise	Mar-05	New York, NY	1900	36	6,230	2,168	556	6,282	2,672	8,954	(618)	8,336	4,607
656 St. Nicholas Avenue	Mid Rise	Jun-07	New York, NY	1920	31	2,731	1,636	2,774	3,576	3,565	7,141	(467)	6,674	2,374
759 St. Nicholas Avenue	Mid Rise	Oct-07	New York, NY	1920	9	682	535	587	1,013	791	1,804	(84)	1,720	545
865 Bellevue	Garden	Jul-00	Nashville, TN	1972	326	3,558	12,037	27,055	3,558	39,092	42,650	(11,840)	30,810	19,184
Arbors (Grovetree), The	Garden	Oct-97	Tempe, AZ	1967	200	1,092	6,208	2,940	1,092	9,148	10,240	(4,038)	6,202	6,743
Arbours Of Hermitage, The	Garden	Jul-00	Hermitage, TN	1972	350	3,217	12,023	6,795	3,217	18,818	22,035	(8,527)	13,508	10,258
Auburn Glen	Garden	Dec-06	Jacksonville, FL	1974	251	7,483	8,191	3,202	7,670	11,206	18,876	(2,098)	16,778	9,912
BaLaye	Garden	Apr-06	Tampa, FL	2002	324	10,329	28,800	969	10,608	29,490	40,098	(4,187)	35,911	23,012
Bank Lofts	High Rise	Apr-01	Denver, CO	1920	117	3,525	9,045	1,668	3,525	10,713	14,238	(4,668)	9,570	7,242
Bay Parc Plaza	High Rise	Sep-04	Miami, FL	2000	471	22,680	41,847	4,097	22,680	45,944	68,624	(6,612)	62,012	46,294
Bay Ridge at Nashua	Garden	Jan-03	Nashua, NH	1984	412	3,352	40,713	6,895	3,262	47,698	50,960	(10,541)	40,419	40,766
Bayberry Hill Estates	Garden	Aug-02	Framingham, MA	1971	424	18,915	35,945	8,744	18,916	44,688	63,604	(14,036)	49,568	35,250
Bayhead Village	Garden	Oct-00	Indianapolis, IN	1978	202	1,411	5,139	3,482	1,411	8,621	10,032	(3,400)	6,632	2,728
Boston Lofts	High Rise	Apr-01	Denver, CO	1890	158	3,447	20,589	3,188	3,447	23,777	27,224	(9,855)	17,369	14,559
Boulder Creek	Garden	Jul-94	Boulder, CO	1972	221	755	7,730	17,156	755	24,886	25,641	(11,913)	13,728	12,031
Brandywine	Garden	Jul-94	St. Petersburg, FL	1971	477	1,437	12,725	8,763	1,437	21,488	22,925	(13,782)	9,143	21,124
Breakers, The	Garden	Oct-98	Daytona Beach, FL	1985	208	1,008	5,507	3,257	1,008	8,764	9,772	(3,856)	5,916	6,378

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Broadcast Center	Garden	Mar-02	Los Angeles, CA	1990	279	27,603	41,244	29,066	29,407	68,506	97,913	(15,963)	81,950	55,875
Buena Vista	Mid Rise	Jan-06	Pasadena, CA	1973	92	9,693	6,818	1,126	9,693	7,944	17,637	(768)	16,869	10,607
Burke Shire Commons	Garden	Mar-01	Burke, VA	1986	360	4,867	23,617	3,860	4,867	27,477	32,344	(10,304)	22,040	46,100
Calhoun Beach Club	High Rise	Dec-98	Minneapolis, MN	1928	332	11,708	73,334	45,743	11,708	119,077	130,785	(40,408)	90,377	49,119
Canterbury Green	Garden	Dec-99	Fort Wayne, IN	1979	1,988	13,659	73,115	25,704	13,659	98,819	112,478	(45,994)	66,484	53,200
Canyon Terrace	Garden	Mar-02	Saugus, CA	1984	130	7,300	6,602	5,909	7,508	12,303	19,811	(3,593)	16,218	11,750
Carriage Hill	Garden	Jul-00	East Lansing, MI	1972	143	1,957	7,912	2,053	1,957	9,965	11,922	(5,434)	6,488	5,360
Casa del Mar at Baymeadows	Garden	Oct-06	Jacksonville, FL	1984	144	4,902	10,562	1,403	5,039	11,828	16,867	(1,752)	15,115	9,434
Cedar Rim	Garden	Apr-00	Newcastle, WA	1980	104	761	5,218	17,174	761	22,392	23,153	(9,405)	13,748	7,857
Center Square	High Rise	Oct-99	Doylestown, PA	1975	350	582	4,190	3,532	582	7,722	8,304	(3,104)	5,200	15,159
Charleston Landing	Garden	Sep-00	Brandon, FL	1985	300	7,488	8,656	7,711	7,488	16,367	23,855	(5,745)	18,110	13,101
Chesapeake Landing I	Garden	Sep-00	Aurora, IL	1986	416	15,800	16,875	4,931	15,800	21,806	37,606	(7,748)	29,858	24,630
Chesapeake Landing II	Garden	Mar-01	Aurora, IL	1987	184	1,969	7,980	3,308	1,969	11,288	13,257	(4,730)	8,527	10,241
Chestnut Hall	High Rise	Oct-06	Philadelphia, PA	1923	315	12,047	14,299	4,653	12,338	18,661	30,999	(3,996)	27,003	18,690
Chestnut Hill	Garden	Apr-00	Philadelphia, PA	1963	821	6,463	49,315	48,996	6,463	98,311	104,774	(36,814)	67,960	51,444
Chimneys of Cradle Rock	Garden	Jun-04	Columbia, MD	1979	198	2,234	8,107	578	2,040	8,879	10,919	(2,284)	8,635	16,737
Colonnade Gardens	Garden	Oct-97	Phoenix, AZ	1973	196	766	4,346	2,912	766	7,258	8,024	(3,615)	4,409	1,625
Colony at Kenilworth	Garden	Oct-99	Towson, MD	1966	383	2,403	18,798	10,801	2,403	29,599	32,002	(14,784)	17,218	24,443
Columbus Avenue	Mid Rise	Sep-03	New York, NY	1880	59	35,472	9,450	3,599	35,527	12,994	48,521	(4,970)	43,551	25,826
Country Lakes I	Garden	Apr-01	Naperville, IL	1982	240	8,512	10,832	3,300	8,512	14,132	22,644	(5,213)	17,431	14,557
Country Lakes II	Garden	May-97	Naperville, IL	1986	400	5,165	29,430	5,921	5,165	35,351	40,516	(14,200)	26,316	24,893
Creekside	Garden	Jan-00	Denver, CO	1974	328	2,953	12,697	5,028	3,189	17,489	20,678	(7,788)	12,890	14,359
Creekside	Garden	Mar-02	Simi Valley, CA	1985	397	24,595	18,818	6,775	25,245	24,943	50,188	(8,109)	42,079	40,670
Crescent at West Hollywood, The	Mid Rise	Mar-02	West Hollywood, CA	1982	130	15,382	10,215	14,817	15,765	24,649	40,414	(9,223)	31,191	24,195
Douglaston Villas and Townhomes	Garden	Aug-99	Altamonte Springs, FL	1979	234	1,666	9,353	7,460	1,666	16,813	18,479	(6,381)	12,098	10,512
Elm Creek	Mid Rise	Dec-97	Elmhurst, IL	1986	372	5,534	30,830	17,422	5,635	48,151	53,786	(18,347)	35,439	35,154
Evanston Place	High Rise	Dec-97	Evanston, IL	1988	189	3,232	25,546	4,398	3,232	29,944	33,176	(10,325)	22,851	21,645
Fairlane East	Garden	Jan-01	Dearborn, MI	1973	244	6,550	11,711	5,136	6,550	16,847	23,397	(8,610)	14,787	10,200
Farmingdale	Mid Rise	Oct-00	Darien, IL	1975	240	11,763	15,174	9,177	11,763	24,351	36,114	(9,406)	26,708	17,732
Ferntree	Garden	Mar-01	Phoenix, AZ	1968	219	2,078	13,752	3,195	2,079	16,946	19,025	(6,327)	12,698	7,058
Fisherman’s Village	Garden	Jan-06	Indianapolis, IN	1982	328	2,156	9,936	2,685	2,156	12,621	14,777	(7,059)	7,718	6,350
Fishermans Wharf	Garden	Nov-96	Clute, TX	1981	360	1,257	7,584	5,428	1,257	13,012	14,269	(5,704)	8,565	6,930
Flamingo Towers	High Rise	Sep-97	Miami Beach, FL	1960	1,127	32,191	38,399	217,720	32,239	256,071	288,310	(91,197)	197,113	118,890
Forestlake Apartments	Garden	Mar-07	Daytona Beach, FL	1982	120	3,691	4,320	496	3,860	4,647	8,507	(623)	7,884	4,735
Four Quarters Habitat	Garden	Jan-06	Miami, FL	1976	336	2,383	17,199	14,503	2,379	31,706	34,085	(11,365)	22,720	11,698
Foxchase	Garden	Dec-97	Alexandria, VA	1947	2,113	15,419	96,062	31,800	15,496	127,785	143,281	(55,566)	87,715	184,131
Georgetown	Garden	Aug-02	Framingham, MA	1964	207	12,351	13,168	2,091	12,351	15,259	27,610	(4,535)	23,075	12,775
Glen at Forestlake, The	Garden	Mar-07	Daytona Beach, FL	1982	26	897	862	182	933	1,008	1,941	(125)	1,816	1,039
Granada	Mid Rise	Aug-02	Framingham, MA	1958	72	4,577	4,058	854	4,577	4,912	9,489	(2,043)	7,446	4,275
Grand Pointe	Garden	Dec-99	Columbia, MD	1974	325	2,715	16,771	5,264	2,715	22,035	24,750	(8,144)	16,606	16,987
Greens	Garden	Jul-94	Chandler, AZ	2000	324	2,303	713	27,244	2,303	27,957	30,260	(12,346)	17,914	12,855
Greenspoint at Paradise Valley	Garden	Jan-00	Phoenix, AZ	1985	336	3,042	13,223	12,350	3,042	25,573	28,615	(11,541)	17,074	16,287
Hampden Heights	Garden	Jan-00	Denver, CO	1973	376	3,224	12,905	5,893	3,453	18,569	22,022	(8,681)	13,341	13,830
Harbour, The	Garden	Mar-01	Melbourne, FL	1987	162	4,108	3,563	5,774	4,108	9,337	13,445	(3,026)	10,419	—
Heritage Park at Alta Loma	Garden	Jan-01	Alta Loma, CA	1986	232	1,200	6,428	3,456	1,200	9,884	11,084	(3,560)	7,524	7,264

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Heritage Park Escondido	Garden	Oct-00	Escondido, CA	1986	196	1,055	7,565	1,325	1,055	8,890	9,945	(4,118)	5,827	7,299
Heritage Park Livermore	Garden	Oct-00	Livermore, CA	1988	167	1,039	9,170	1,343	1,039	10,513	11,552	(4,639)	6,913	7,432
Heritage Park Montclair	Garden	Mar-01	Montclair, CA	1985	144	690	4,149	1,206	690	5,355	6,045	(1,873)	4,172	4,620
Heritage Village Anaheim	Garden	Oct-00	Anaheim, CA	1986	196	1,832	8,541	1,609	1,832	10,150	11,982	(4,777)	7,205	8,858
Hidden Cove	Garden	Jul-98	Escondido, CA	1985	334	3,043	17,615	6,980	3,043	24,595	27,638	(10,158)	17,480	31,006
Hidden Cove II	Garden	Jul-07	Escondido, CA	1986	118	12,730	6,530	5,473	12,849	11,884	24,733	(1,806)	22,927	11,586
Hidden Harbour	Garden	Oct-02	Melbourne, FL	1985	216	1,444	7,590	4,798	1,444	12,388	13,832	(3,471)	10,361	—
Highcrest Townhomes	Town Home	Jan-03	Woodridge, IL	1968	176	3,045	13,452	1,368	3,045	14,820	17,865	(6,091)	11,774	10,876
Hillcreste	Garden	Mar-02	Century City, CA	1989	315	33,755	47,216	25,906	35,862	71,015	106,877	(21,022)	85,855	57,610
Hillmeade	Garden	Nov-94	Nashville, TN	1985	288	2,872	16,069	13,564	2,872	29,633	32,505	(16,923)	15,582	18,376
Horizons West Apartments	Mid Rise	Dec-06	Pacifica, CA	1970	78	8,763	6,376	1,610	8,887	7,862	16,749	(1,059)	15,690	5,377
Hunt Club	Garden	Sep-00	Gaithersburg, MD	1986	336	17,859	13,149	3,598	17,859	16,747	34,606	(6,372)	28,234	32,160
Hunt Club	Garden	Mar-01	Austin, TX	1987	384	10,342	11,920	8,537	10,342	20,457	30,799	(9,758)	21,041	16,499
Hunter’s Chase	Garden	Jan-01	Midlothian, VA	1985	320	7,935	7,915	3,259	7,935	11,174	19,109	(3,398)	15,711	16,407
Hunter’s Crossing	Garden	Apr-01	Leesburg, VA	1967	164	2,244	7,763	4,079	2,244	11,842	14,086	(6,371)	7,715	6,940
Hunters Glen IV	Garden	Oct-99	Plainsboro, NJ	1976	264	2,709	14,420	4,819	2,709	19,239	21,948	(9,525)	12,423	20,191
Hunters Glen V	Garden	Oct-99	Plainsboro, NJ	1977	304	3,283	17,337	5,211	3,283	22,548	25,831	(11,087)	14,744	24,194
Hunters Glen VI	Garden	Oct-99	Plainsboro, NJ	1977	328	2,787	15,501	6,075	2,787	21,576	24,363	(11,389)	12,974	25,182
Hyde Park Tower	High Rise	Oct-04	Chicago, IL	1990	155	4,683	14,928	1,931	4,731	16,811	21,542	(2,913)	18,629	13,781
Independence Green	Garden	Jan-06	Farmington Hills, MI	1960	981	10,293	24,586	20,189	10,156	44,912	55,068	(13,065)	42,003	27,758
Indian Oaks	Garden	Mar-02	Simi Valley, CA	1986	254	23,927	15,801	3,489	24,523	18,694	43,217	(5,884)	37,333	33,171
Island Club	Garden	Oct-00	Oceanside, CA	1986	592	18,027	28,654	11,220	18,027	39,874	57,901	(15,731)	42,170	64,973
Island Club (Beville)	Garden	Oct-00	Daytona Beach, FL	1986	204	6,086	8,571	2,135	6,087	10,705	16,792	(4,444)	12,348	8,440
Key Towers	High Rise	Apr-01	Alexandria, VA	1964	140	1,526	7,050	3,849	1,526	10,899	12,425	(4,859)	7,566	10,868
Lakeside	Garden	Oct-99	Lisle, IL	1972	568	5,840	27,937	28,127	5,840	56,064	61,904	(22,153)	39,751	29,375
Lakeside at Vinings Mountain	Garden	Jan-00	Atlanta, GA	1983	220	2,109	11,863	15,149	2,109	27,012	29,121	(10,884)	18,237	9,666
Lakeside Place	Garden	Oct-99	Houston, TX	1976	734	6,160	34,151	15,942	6,160	50,093	56,253	(21,654)	34,599	26,955
Lamplighter Park	Garden	Apr-00	Bellevue, WA	1967	174	2,225	9,272	4,150	2,225	13,422	15,647	(6,442)	9,205	10,576
Latrobe	High Rise	Jan-03	Washington, DC	1980	175	3,459	9,103	15,543	3,459	24,646	28,105	(10,353)	17,752	22,192
Lazy Hollow	Garden	Apr-05	Columbia, MD	1979	178	2,424	12,181	956	2,424	13,137	15,561	(5,520)	10,041	7,867
Leahy Square	Garden	Apr-07	Redwood City, CA	1973	110	15,352	7,909	1,755	15,444	9,572	25,016	(1,631)	23,385	15,185
Lewis Park	Garden	Jan-06	Carbondale, IL	1972	269	1,407	12,193	3,183	1,404	15,379	16,783	(8,520)	8,263	3,981
Lincoln Place Garden	Garden	Oct-04	Venice, CA	1951	692	43,979	10,439	86,174	42,894	97,698	140,592	(1,691)	138,901	65,000
Lodge at Chattahoochee, The	Garden	Oct-99	Sandy Springs, GA	1970	312	2,320	16,370	21,615	2,320	37,985	40,305	(15,095)	25,210	11,087
Los Arboles	Garden	Sep-97	Chandler, AZ	1985	232	1,662	9,504	3,197	1,662	12,701	14,363	(5,741)	8,622	8,086
Malibu Canyon	Garden	Mar-02	Calabasas, CA	1986	698	66,257	53,438	34,982	69,834	84,843	154,677	(30,295)	124,382	97,604
Maple Bay	Garden	Dec-99	Virginia Beach, VA	1971	414	2,598	16,141	29,935	2,598	46,076	48,674	(15,809)	32,865	33,548
Mariners Cove	Garden	Mar-02	San Diego, CA	1984	500	—	66,861	7,271	—	74,132	74,132	(18,728)	55,404	5,813
Meadow Creek	Garden	Jul-94	Boulder, CO	1972	332	1,435	24,532	6,358	1,435	30,890	32,325	(13,197)	19,128	24,071
Merrill House	High Rise	Jan-00	Falls Church, VA	1962	159	1,836	10,831	5,863	1,836	16,694	18,530	(4,452)	14,078	15,600
Mesa Royale	Garden	Jul-94	Mesa, AZ	1985	152	832	4,569	9,585	832	14,154	14,986	(5,290)	9,696	—
Montecito	Garden	Jul-94	Austin, TX	1985	268	1,268	6,896	4,958	1,267	11,855	13,122	(6,165)	6,957	996
Monterey Grove	Garden	Jun-08	San Jose, CA	1999	224	34,175	21,939	2,072	34,325	23,861	58,186	(1,806)	56,380	35,000
Oak Park Village	Garden	Oct-00	Lansing, MI	1973	618	10,048	16,771	7,340	10,048	24,111	34,159	(12,777)	21,382	23,487
Ocean Oaks	Garden	May-98	Port Orange, FL	1988	296	2,132	12,855	3,242	2,132	16,097	18,229	(6,492)	11,737	10,295
One Lytle Place	High Rise	Jan-00	Cincinnati ,OH	1980	231	2,662	21,800	12,551	2,662	34,351	37,013	(12,139)	24,874	15,450
Pacific Bay Vistas	Garden	Mar-01	San Bruno, CA	1987	308	3,703	62,460	22,184	22,994	65,353	88,347	(55,442)	32,905	—

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Pacifica Park	Garden	Jul-06	Pacifica, CA	1977	104	12,770	6,579	3,183	12,970	9,562	22,532	(2,205)	20,327	11,260
Palazzo at Park La Brea, The	Mid Rise	Feb-04	Los Angeles, CA	2002	521	47,822	125,464	8,804	48,362	133,728	182,090	(30,135)	151,955	125,554
Palazzo East at Park La Brea, The	Mid Rise	Mar-05	Los Angeles, CA	2005	611	61,004	136,503	22,142	72,578	147,071	219,649	(26,968)	192,681	150,000
Paradise Palms	Garden	Jul-94	Phoenix, AZ	1985	129	647	3,515	6,959	647	10,474	11,121	(5,539)	5,582	6,400
Park at Cedar Lawn, The	Garden	Nov-96	Galveston, TX	1985	192	1,025	2,521	3,585	1,025	6,106	7,131	(2,539)	4,592	—
Park Towne Place	High Rise	Apr-00	Philadelphia, PA	1959	959	10,451	47,301	54,589	10,451	101,890	112,341	(23,850)	88,491	86,343
Parktown Townhouses	Garden	Oct-99	Deer Park, TX	1968	309	2,570	12,052	9,410	2,570	21,462	24,032	(8,186)	15,846	5,618
Parkway	Garden	Mar-00	Willamsburg, VA	1971	148	386	2,834	2,754	386	5,588	5,974	(3,284)	2,690	9,273
Pathfinder Village	Garden	Jan-06	Fremont, CA	1973	246	19,595	14,838	8,147	19,595	22,985	42,580	(3,163)	39,417	19,348
Peachtree Park	Garden	Jan-96	Atlanta, GA	1962	303	4,683	11,713	9,900	4,683	21,613	26,296	(9,890)	16,406	9,543
Peak at Vinings Mountain, The	Garden	Jan-00	Atlanta, GA	1980	280	2,651	13,660	17,606	2,651	31,266	33,917	(12,410)	21,507	10,412
Peakview Place	Garden	Jan-00	Englewood, CO	1975	296	3,440	18,734	4,547	3,440	23,281	26,721	(15,330)	11,391	12,711
Pebble Point	Garden	Oct-02	Indianapolis, IN	1980	220	1,790	6,883	2,612	1,790	9,495	11,285	(4,526)	6,759	5,430
Peppertree	Garden	Mar-02	Cypress, CA	1971	136	7,835	5,224	2,778	8,030	7,807	15,837	(2,743)	13,094	15,750
Pine Lake Terrace	Garden	Mar-02	Garden Grove, CA	1971	111	3,975	6,035	2,094	4,125	7,979	12,104	(2,531)	9,573	12,000
Pine Shadows	Garden	May-98	Tempe, AZ	1983	272	2,095	11,899	3,725	2,095	15,624	17,719	(7,375)	10,344	7,500
Pines, The	Garden	Oct-98	Palm Bay, FL	1984	216	603	3,318	2,716	603	6,034	6,637	(2,415)	4,222	1,937
Plantation Gardens	Garden	Oct-99	Plantation ,FL	1971	372	3,773	19,443	6,204	3,773	25,647	29,420	(10,871)	18,549	24,141
Post Ridge	Garden	Jul-00	Nashville, TN	1972	150	1,883	6,712	3,517	1,883	10,229	12,112	(4,456)	7,656	6,042
Ramblewood	Garden	Dec-99	Wyoming, MI	1973	1,708	8,607	61,082	1,930	8,661	62,958	71,619	(12,161)	59,458	34,944
Ravensworth Towers	High Rise	Jun-04	Annandale, VA	1974	219	3,455	17,157	2,272	3,455	19,429	22,884	(9,501)	13,383	20,685
Reflections	Garden	Sep-00	Virginia Beach, VA	1987	480	15,988	13,684	5,255	15,988	18,939	34,927	(7,638)	27,289	39,451
Reflections	Garden	Oct-00	West Palm Beach, FL	1986	300	5,504	9,984	4,113	5,504	14,097	19,601	(5,272)	14,329	9,190
Reflections	Garden	Oct-02	Casselberry, FL	1984	336	3,906	10,491	4,233	3,906	14,724	18,630	(4,662)	13,968	10,700
Regency Oaks	Garden	Oct-99	Fern Park, FL	1965	343	1,832	9,905	8,398	1,832	18,303	20,135	(10,017)	10,118	11,134
Remington at Ponte Vedra Lakes	Garden	Dec-06	Ponte Vedra Beach, FL	1986	344	18,576	18,650	2,242	18,795	20,673	39,468	(3,586)	35,882	24,695
River Club	Garden	Apr-05	Edgewater, NJ	1998	266	30,578	30,638	1,910	30,579	32,547	63,126	(6,208)	56,918	39,373
River Reach	Garden	Sep-00	Naples, FL	1986	556	17,728	18,337	6,365	17,728	24,702	42,430	(10,002)	32,428	23,452
Riverbend Village	Garden	Jul-01	Arlington, TX	1983	201	893	4,128	4,963	893	9,091	9,984	(3,967)	6,017	—
Riverloft	High Rise	Oct-99	Philadelphia, PA	1910	184	2,120	11,287	31,118	2,120	42,405	44,525	(15,462)	29,063	19,951
Riverside	High Rise	Apr-00	Alexandria ,VA	1973	1,222	10,433	65,474	76,986	10,433	142,460	152,893	(59,333)	93,560	96,289
Rosewood	Garden	Mar-02	Camarillo, CA	1976	152	12,128	8,060	2,407	12,430	10,165	22,595	(3,320)	19,275	17,900
Royal Crest Estates	Garden	Aug-02	Fall River, MA	1974	216	5,832	12,044	1,953	5,832	13,997	19,829	(5,694)	14,135	12,161
Royal Crest Estates	Garden	Aug-02	Warwick, RI	1972	492	22,433	24,095	5,296	22,433	29,391	51,824	(12,162)	39,662	37,890
Royal Crest Estates	Garden	Aug-02	Marlborough, MA	1970	473	25,178	28,786	3,835	25,178	32,621	57,799	(13,594)	44,205	35,400
Royal Crest Estates	Garden	Aug-02	North Andover, MA	1970	588	51,292	36,808	9,632	51,292	46,440	97,732	(18,797)	78,935	60,305
Royal Crest Estates	Garden	Aug-02	Nashua, NH	1970	902	68,231	45,562	11,187	68,231	56,749	124,980	(25,003)	99,977	50,667
Runaway Bay	Garden	Oct-00	Lantana, FL	1987	404	5,934	16,052	7,643	5,934	23,695	29,629	(7,842)	21,787	21,644
Runaway Bay	Garden	Jul-02	Pinellas Park, FL	1986	192	1,884	7,045	1,831	1,884	8,876	10,760	(2,402)	8,358	9,004
Savannah Trace	Garden	Mar-01	Shaumburg, IL	1986	368	13,960	20,731	4,001	13,960	24,732	38,692	(8,502)	30,190	22,282
Scandia	Garden	Oct-00	Indianapolis, IN	1977	444	10,540	9,852	12,780	10,539	22,633	33,172	(11,260)	21,912	19,163
Scotchollow	Garden	Jan-06	San Mateo, CA	1971	418	49,474	17,756	7,733	49,473	25,490	74,963	(3,128)	71,835	49,605
Scottsdale Gateway I	Garden	Oct-97	Tempe, AZ	1965	124	591	3,359	8,017	591	11,376	11,967	(4,075)	7,892	5,800
Scottsdale Gateway II	Garden	Oct-97	Tempe, AZ	1976	487	2,458	13,927	23,353	2,458	37,280	39,738	(15,204)	24,534	5,087
Shadow Creek	Garden	May-98	Mesa, AZ	1984	266	2,016	11,886	3,790	2,016	15,676	17,692	(7,685)	10,007	—

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Shenandoah Crossing	Garden	Sep-00	Fairfax, VA	1984	640	18,492	57,197	7,499	18,492	64,696	83,188	(27,715)	55,473	69,724
Signal Pointe	Garden	Oct-99	Winter Park, FL	1971	368	2,382	11,359	21,447	2,382	32,806	35,188	(10,480)	24,708	18,596
Signature Point	Garden	Nov-96	League City, TX	1994	304	2,810	17,579	2,810	2,810	20,389	23,199	(6,784)	16,415	10,823
Springwoods at Lake Ridge	Garden	Jul-02	Woodbridge, VA	1984	180	5,587	7,284	1,278	5,587	8,562	14,149	(1,944)	12,205	14,502
Spyglass at Cedar Cove	Garden	Sep-00	Lexington Park, MD	1985	152	3,241	5,094	2,479	3,241	7,573	10,814	(3,237)	7,577	10,300
Stafford	High Rise	Oct-02	Baltimore, MD	1889	96	706	4,032	3,131	562	7,307	7,869	(3,524)	4,345	4,315
Steeplechase	Garden	Sep-00	Largo, MD	1986	240	3,675	16,111	3,301	3,675	19,412	23,087	(7,106)	15,981	23,600
Steeplechase	Garden	Jul-02	Plano, TX	1985	368	7,056	10,510	6,974	7,056	17,484	24,540	(5,158)	19,382	13,987
Sterling Apartment Homes, The	Garden	Oct-99	Philadelphia, PA	1962	535	8,871	55,364	17,358	8,871	72,722	81,593	(30,782)	50,811	77,915
Stone Creek Club	Garden	Sep-00	Germantown, MD	1984	240	13,593	9,347	2,948	13,593	12,295	25,888	(6,743)	19,145	24,900
Sun Lake	Garden	May-98	Lake Mary, FL	1986	600	4,551	25,543	30,903	4,551	56,446	60,997	(20,010)	40,987	35,727
Sun River Village	Garden	Oct-99	Tempe ,AZ	1981	334	2,367	13,303	3,888	2,367	17,191	19,558	(8,524)	11,034	10,569
Tamarac Village	Garden	Apr-00	Denver, CO	1979	564	3,928	23,491	8,089	4,223	31,285	35,508	(16,205)	19,303	18,389
Tamarind Bay	Garden	Jan-00	St. Petersburg, FL	1980	200	1,091	6,310	4,987	1,091	11,297	12,388	(5,368)	7,020	6,925
Tatum Gardens	Garden	May-98	Phoenix, AZ	1985	128	1,323	7,155	1,928	1,323	9,083	10,406	(4,706)	5,700	7,403
The Bluffs at Pacifica	Garden	Oct-06	Pacifica, CA	1963	64	7,975	4,131	7,635	8,108	11,633	19,741	(1,067)	18,674	6,428
Timbertree	Garden	Oct-97	Phoenix, AZ	1979	387	2,292	13,000	6,209	2,292	19,209	21,501	(9,830)	11,671	4,510
Towers Of Westchester Park, The	High Rise	Jan-06	College Park, MD	1972	303	15,198	22,029	4,504	15,198	26,533	41,731	(3,946)	37,785	27,667
Township At Highlands	Town Home	Nov-96	Centennial, CO	1985	161	1,615	9,773	6,118	1,536	15,970	17,506	(6,955)	10,551	16,640
Twin Lake Towers	High Rise	Oct-99	Westmont, IL	1969	399	3,268	18,763	23,625	3,268	42,388	45,656	(15,984)	29,672	9,255
Twin Lakes	Garden	Apr-00	Palm Harbor, FL	1986	262	2,062	12,850	4,584	2,062	17,434	19,496	(7,652)	11,844	10,604
Vantage Pointe	Mid Rise	Aug-02	Swampscott, MA	1987	96	4,749	10,089	1,351	4,749	11,440	16,189	(3,498)	12,691	7,385
Verandahs at Hunt Club	Garden	Jul-02	Apopka, FL	1985	210	2,271	7,724	2,974	2,271	10,698	12,969	(2,641)	10,328	11,070
Views at Vinings Mountain, The	Garden	Jan-06	Atlanta, GA	1983	180	610	5,026	12,209	610	17,235	17,845	(7,559)	10,286	13,757
Villa Del Sol	Garden	Mar-02	Norwalk, CA	1972	120	7,294	4,861	2,512	7,476	7,191	14,667	(2,670)	11,997	13,500
Village Crossing	Garden	May-98	West Palm Beach, FL	1986	189	1,618	8,188	2,941	1,618	11,129	12,747	(5,497)	7,250	7,000
Village in the Woods	Garden	Jan-00	Cypress, TX	1983	530	3,457	15,787	10,230	3,457	26,017	29,474	(12,765)	16,709	19,451
Village of Pennbrook	Garden	Oct-98	Levittown, PA	1969	722	10,229	38,222	13,539	10,229	51,761	61,990	(21,542)	40,448	48,419
Villages of Baymeadows	Garden	Oct-99	Jacksonville, FL	1972	904	4,859	33,957	53,735	4,859	87,692	92,551	(40,263)	52,288	38,050
Villas at Park La Brea, The	Garden	Mar-02	Los Angeles, CA	2002	250	8,621	48,871	3,603	8,630	52,465	61,095	(12,802)	48,293	30,564
Vista Del Lagos	Garden	Dec-97	Chandler, AZ	1986	200	804	4,952	3,442	804	8,394	9,198	(3,431)	5,767	11,783
Waterford Village	Garden	Aug-02	Bridgewater, MA	1971	588	28,585	28,102	5,591	29,110	33,168	62,278	(15,640)	46,638	40,542
Waterways Village	Garden	Jun-97	Aventura, FL	1991	180	4,504	11,064	3,683	4,504	14,747	19,251	(6,456)	12,795	7,145
Waverly Apartments	Garden	Aug-08	Brighton, MA	1970	103	7,696	11,347	1,188	7,920	12,311	20,231	(723)	19,508	12,000
West Winds	Garden	Oct-02	Orlando, FL	1985	272	2,324	11,481	3,030	2,324	14,511	16,835	(4,829)	12,006	12,776
Westway Village	Garden	May-98	Houston, TX	1979	326	2,921	11,384	3,172	2,921	14,556	17,477	(6,586)	10,891	7,677
Wexford Village	Garden	Aug-02	Worcester, MA	1974	264	6,339	17,939	2,082	6,339	20,021	26,360	(7,250)	19,110	13,924
Willow Bend	Garden	May-98	Rolling Meadows, IL	1985	328	2,717	15,437	26,391	2,717	41,828	44,545	(13,960)	30,585	19,876
Willow Park on Lake Adelaide	Garden	Oct-99	Altamonte Springs, FL	1972	185	1,225	7,357	3,266	1,224	10,624	11,848	(5,611)	6,237	6,804
Windrift	Garden	Mar-01	Oceanside, CA	1987	404	24,960	17,590	18,667	24,960	36,257	61,217	(15,443)	45,774	28,999
Windrift	Garden	Oct-00	Orlando, FL	1987	288	3,696	10,029	5,495	3,696	15,524	19,220	(5,710)	13,510	17,094
Windsor Crossing	Garden	Mar-00	Newport News, VA	1978	156	307	2,110	1,992	131	4,278	4,409	(2,102)	2,307	2,153
Windsor Park	Garden	Mar-01	Woodbridge, VA	1987	220	4,279	15,970	2,172	4,279	18,142	22,421	(6,430)	15,991	13,444
Woodcreek	Garden	Oct-02	Mesa, AZ	1985	432	2,426	15,886	4,487	2,426	20,373	22,799	(10,400)	12,399	19,449
Woods of Burnsville	Garden	Nov-04	Burnsville, MN	1984	400	3,954	18,125	2,694	3,954	20,819	24,773	(7,429)	17,344	16,580

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Woods of Inverness	Garden	Oct-99	Houston, TX	1983	272	2,146	10,978	3,860	2,146	14,838	16,984	(7,194)	9,790	5,878
Woods Of Williamsburg	Garden	Jan-06	Williamsburg, VA	1976	125	798	3,657	873	798	4,530	5,328	(3,309)	2,019	1,189
Yacht Club at Brickell	High Rise	Dec-03	Miami, FL	1998	357	31,363	32,214	4,297	31,363	36,511	67,874	(5,900)	61,974	37,804
Yorktown Apartments	High Rise	Dec-99	Lombard, IL	1973	364	2,971	18,163	16,098	3,055	34,177	37,232	(10,538)	26,694	22,626

Total Conventional Properties:					69,377	1,970,960	3,818,111	2,152,391	2,027,400	5,914,062	7,941,462	(2,107,330)	5,834,132	4,691,425
Affordable Properties:
All Hallows	Garden	Jan-06	San Francisco, CA	1976	157	1,348	29,770	20,124	1,338	49,904	51,242	(15,590)	35,652	21,219
Alliance Towers	High Rise	Mar-02	Alliance, OH	1971	101	530	1,934	756	530	2,690	3,220	(745)	2,475	2,234
Arvada House	High Rise	Nov-04	Arvada, CO	1977	88	641	3,314	1,746	405	5,296	5,701	(1,304)	4,397	4,152
Ashland Manor	High Rise	Mar-02	Toledo, OH	1977	189	205	455	363	205	818	1,023	(667)	356	561
Bannock Arms	Garden	Mar-02	Boise, ID	1978	66	275	1,139	571	275	1,710	1,985	(575)	1,410	1,406
Bayview	Garden	Jun-05	San Francisco, CA	1976	146	1,023	15,265	16,548	582	32,254	32,836	(9,118)	23,718	12,520
Beacon Hill	High Rise	Mar-02	Hillsdale, MI	1980	198	1,380	7,044	6,599	1,093	13,930	15,023	(3,236)	11,787	4,616
Bedford House	Mid Rise	Mar-02	Falmouth, KY	1979	48	230	919	310	230	1,229	1,459	(434)	1,025	1,084
Benjamin Banneker Plaza	Mid Rise	Jan-06	Chester, PA	1976	70	79	3,862	670	79	4,532	4,611	(2,890)	1,721	1,538
Berger Apartments	Mid Rise	Mar-02	New Haven, CT	1981	144	1,152	4,657	2,229	1,152	6,886	8,038	(2,080)	5,958	1,061
Biltmore Towers	High Rise	Mar-02	Dayton, OH	1980	230	1,813	6,411	13,073	1,813	19,484	21,297	(8,817)	12,480	10,648
Blakewood	Garden	Oct-05	Statesboro, GA	1973	42	316	882	373	316	1,255	1,571	(1,085)	486	698
Bolton North	High Rise	Jan-06	Baltimore, MD	1977	209	1,450	6,569	649	1,429	7,239	8,668	(2,347)	6,321	2,438
Burchwood	Garden	Oct-07	Berea, KY	1999	24	253	1,173	551	253	1,724	1,977	(958)	1,019	981
Butternut Creek	Mid Rise	Jan-06	Charlotte, MI	1980	100	505	3,617	3,957	505	7,574	8,079	(2,239)	5,840	—
Cache Creek Apartment Homes	Mid Rise	Jun-04	Clearlake, CA	1986	80	1,545	9,405	494	1,545	9,899	11,444	(2,866)	8,578	2,302
California Square I	High Rise	Jan-06	Louisville, KY	1982	101	154	5,704	523	154	6,227	6,381	(3,600)	2,781	3,499
Canterbury Towers	High Rise	Jan-06	Worcester, MA	1976	156	567	4,557	936	567	5,493	6,060	(3,681)	2,379	3,966
Carriage House	Mid Rise	Dec-06	Petersburg, VA	1885	118	847	2,886	3,356	716	6,373	7,089	(1,407)	5,682	2,273
Casa de Las Hermanitas	Garden	Mar-02	Los Angeles, CA	1982	88	1,775	4,606	4,222	1,879	8,724	10,603	(1,118)	9,485	5,081
Castlewood	Garden	Mar-02	Davenport, IA	1980	96	585	2,351	1,443	585	3,794	4,379	(1,497)	2,882	3,503
City Line	Garden	Mar-02	Newport News, VA	1976	200	500	2,014	7,172	500	9,186	9,686	(2,046)	7,640	4,863
Clisby Towers	Mid Rise	Jan-06	Macon, GA	1980	52	524	1,970	228	524	2,198	2,722	(1,677)	1,045	939
Club, The	Garden	Jan-06	Lexington, NC	1972	87	498	2,128	662	498	2,790	3,288	(1,978)	1,310	303
Coatesville Towers	High Rise	Mar-02	Coatesville, PA	1979	90	500	2,011	693	500	2,704	3,204	(866)	2,338	2,108
Cold Spring Homes	Garden	Oct-07	Cold Springs, KY	2000	30	187	917	1,122	187	2,039	2,226	(1,441)	785	790
Community Circle II	Garden	Jan-06	Cleveland, OH	1975	129	263	4,699	804	263	5,503	5,766	(3,265)	2,501	3,275
Copperwood I Apartments	Garden	Apr-06	The Woodlands, TX	1980	150	390	8,373	4,862	363	13,262	13,625	(8,167)	5,458	5,590
Copperwood II Apartments	Garden	Oct-05	The Woodlands, TX	1981	150	452	5,552	3,415	459	8,960	9,419	(3,134)	6,285	5,773
Country Club Heights	Garden	Mar-04	Quincy, IL	1976	200	676	5,715	4,841	675	10,557	11,232	(3,837)	7,395	7,312
Country Commons	Garden	Jan-06	Bensalem, PA	1972	352	1,853	17,657	2,308	1,853	19,965	21,818	(10,649)	11,169	4,715
Courtyard	Mid Rise	Jan-06	Cincinnati, OH	1980	137	1,362	4,876	448	1,362	5,324	6,686	(3,126)	3,560	3,830
Crevenna Oaks	Town Home	Jan-06	Burke, VA	1979	50	355	4,849	219	355	5,068	5,423	(945)	4,478	3,312
Crockett Manor	Garden	Mar-04	Trenton, TN	1982	38	42	1,395	38	42	1,433	1,475	(37)	1,438	978
Cumberland Court	Garden	Jan-06	Harrisburg, PA	1975	108	379	4,040	682	379	4,722	5,101	(3,282)	1,819	1,314
Daugette Tower	High Rise	Mar-02	Gadsden, AL	1979	100	540	2,178	1,744	540	3,922	4,462	(1,324)	3,138	117
Delhaven Manor	Mid Rise	Mar-02	Jackson, MS	1983	104	575	2,304	1,986	575	4,290	4,865	(1,621)	3,244	3,758
Denny Place	Garden	Mar-02	North Hollywood, CA	1984	17	394	1,579	139	394	1,718	2,112	(479)	1,633	1,121
Douglas Landing	Garden	Oct-07	Austin, TX	1999	96	11	4,989	22	11	5,011	5,022	—	5,022	4,000
Elmwood	Garden	Jan-06	Athens, AL	1981	80	346	2,643	346	346	2,989	3,335	(1,673)	1,662	1,869

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Fairburn And Gordon II	Garden	Jan-06	Atlanta, GA	1969	58	439	1,647	231	439	1,878	2,317	(1,469)	848	98
Fairwood	Garden	Jan-06	Carmichael, CA	1979	86	176	5,264	379	176	5,643	5,819	(3,523)	2,296	2,475
Fountain Place	Mid Rise	Jan-06	Connersville, IN	1980	102	440	2,091	2,883	447	4,967	5,414	(511)	4,903	1,155
Fox Run	Garden	Mar-02	Orange, TX	1983	70	420	1,992	1,026	420	3,018	3,438	(928)	2,510	2,563
Foxfire	Garden	Jan-06	Jackson, MI	1975	160	856	6,853	1,423	856	8,276	9,132	(5,247)	3,885	1,803
Franklin Square School Apts	Mid Rise	Jan-06	Baltimore, MD	1888	65	566	3,581	216	566	3,797	4,363	(2,153)	2,210	2,099
Friendset Apartments	High Rise	Jan-06	Brooklyn, NY	1979	259	550	16,825	1,737	550	18,562	19,112	(10,414)	8,698	14,404
Frio	Garden	Jan-06	Pearsall, TX	1980	63	327	2,207	407	327	2,614	2,941	(1,728)	1,213	1,109
Gates Manor	Garden	Mar-04	Clinton, TN	1981	80	266	2,225	881	264	3,108	3,372	(1,195)	2,177	2,411
Gateway Village	Garden	Mar-04	Hillsborough, NC	1980	64	433	1,666	580	515	2,164	2,679	(746)	1,933	2,360
Glens, The	Garden	Jan-06	Rock Hill, SC	1982	88	839	4,135	1,140	839	5,275	6,114	(3,627)	2,487	3,757
Greenbriar	Garden	Jan-06	Indianapolis, IN	1980	121	812	3,272	346	812	3,618	4,430	(2,491)	1,939	1,098
Hamlin Estates	Garden	Mar-02	North Hollywood, CA	1983	30	1,010	1,691	241	1,010	1,932	2,942	(678)	2,264	1,515
Hanover Square	High Rise	Jan-06	Baltimore, MD	1980	199	1,656	9,575	425	1,656	10,000	11,656	(6,267)	5,389	5,495
Harris Park Apartments	Garden	Dec-97	Rochester, NY	1968	114	475	2,786	1,101	475	3,887	4,362	(1,824)	2,538	200
Hatillo Housing	Mid Rise	Jan-06	Hatillo, PR	1982	64	202	2,875	204	202	3,079	3,281	(1,820)	1,461	1,370
Hemet Estates	Garden	Mar-02	Hemet, CA	1983	80	700	2,802	2,995	420	6,077	6,497	(1,138)	5,359	4,316
Henna Townhomes	Garden	Oct-07	Round Rock, TX	1999	160	1,047	12,893	84	1,047	12,977	14,024	(2,641)	11,383	6,172
Heritage House	Mid Rise	Jan-06	Lewisburg, PA	1982	80	178	3,251	131	178	3,382	3,560	(2,034)	1,526	2,106
Hopkins Village	Mid Rise	Sep-03	Baltimore, MD	1979	165	438	5,973	3,680	452	9,639	10,091	(1,192)	8,899	9,100
Hudson Gardens	Garden	Mar-02	Pasadena, CA	1983	41	914	1,548	335	914	1,883	2,797	(644)	2,153	539
Indio Gardens	Mid Rise	Oct-06	Indio, CA	1980	151	775	8,759	4,155	775	12,914	13,689	(1,213)	12,476	4,173
Ingram Square	Garden	Jan-06	San Antonio, TX	1980	120	630	3,137	5,716	630	8,853	9,483	(1,338)	8,145	3,825
Jenny Lind Hall	High Rise	Mar-04	Springfield, MO	1977	78	142	3,684	260	142	3,944	4,086	(358)	3,728	942
JFK Towers	Mid Rise	Jan-06	Durham, NC	1983	177	750	7,970	773	750	8,743	9,493	(4,678)	4,815	5,796
Kephart Plaza	High Rise	Jan-06	Lock Haven, PA	1978	101	609	3,796	462	609	4,258	4,867	(2,987)	1,880	1,488
King Bell Apartments	Garden	Jan-06	Milwaukie, OR	1982	62	204	2,497	193	204	2,690	2,894	(1,451)	1,443	1,631
Kirkwood House	High Rise	Sep-04	Baltimore, MD	1979	261	1,281	9,358	6,398	1,275	15,762	17,037	(1,929)	15,108	16,000
Kubasek Trinity Manor (The Hollows)	High Rise	Jan-06	Yonkers, NY	1981	130	54	8,308	1,788	54	10,096	10,150	(5,033)	5,117	4,749
La Salle	Garden	Oct-00	San Francisco, CA	1976	145	1,841	19,568	16,650	1,866	36,193	38,059	(12,408)	25,651	15,992
La Vista	Garden	Jan-06	Concord, CA	1981	75	565	4,448	4,223	581	8,655	9,236	(909)	8,327	5,499
Lafayette Square	Garden	Jan-06	Camden, SC	1978	72	142	1,875	79	142	1,954	2,096	(1,629)	467	270
Lakeview Arms	Mid Rise	Jan-06	Poughkeepsie, NY	1981	72	111	3,256	288	111	3,544	3,655	(2,182)	1,473	1,790
Landau	Garden	Oct-05	Clinton, SC	1970	80	1,293	1,429	246	1,293	1,675	2,968	(1,675)	1,293	283
Laurelwood	Garden	Jan-06	Morristown, TN	1981	65	75	1,870	179	75	2,049	2,124	(1,275)	849	1,320
Lock Haven Gardens	Garden	Jan-06	Lock Haven, PA	1979	150	1,163	6,045	606	1,163	6,651	7,814	(4,643)	3,171	2,860
Locust House	High Rise	Mar-02	Westminster, MD	1979	99	650	2,604	786	650	3,390	4,040	(1,123)	2,917	2,264
Long Meadow	Garden	Jan-06	Cheraw, SC	1973	56	158	1,342	174	158	1,516	1,674	(1,168)	506	198
Loring Towers	High Rise	Oct-02	Minneapolis, MN	1975	230	1,297	7,445	7,587	886	15,443	16,329	(4,248)	12,081	7,387
Loring Towers Apartments	High Rise	Sep-03	Salem, MA	1973	250	129	14,050	6,414	140	20,453	20,593	(3,664)	16,929	16,177
Lynnhaven	Garden	Mar-04	Durham, NC	1980	75	539	2,159	793	563	2,928	3,491	(652)	2,839	2,787
Michigan Beach	Garden	Oct-07	Chicago, IL	1958	239	2,225	10,797	757	2,225	11,554	13,779	(3,296)	10,483	5,510
Mill Pond	Mid Rise	Jan-06	Taunton, MA	1982	49	80	2,704	311	80	3,015	3,095	(1,655)	1,440	1,301
Miramar Housing	High Rise	Jan-06	Ponce, PR	1983	96	367	5,085	194	367	5,279	5,646	(2,946)	2,700	2,869
Montblanc Gardens	Town Home	Dec-03	Yauco, PR	1982	128	391	3,859	959	391	4,818	5,209	(2,469)	2,740	3,282
Moss Gardens	Mid Rise	Jan-06	Lafayette, LA	1980	114	524	3,818	257	524	4,075	4,599	(3,058)	1,541	1,991

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

New Baltimore	Mid Rise	Mar-02	New Baltimore, MI	1980	101	888	2,360	5,154	896	7,506	8,402	(1,459)	6,943	2,213
Newberry Park	Garden	Dec-97	Chicago, IL	1985	82	1,380	7,632	459	1,380	8,091	9,471	(2,739)	6,732	7,399
Northlake Village	Garden	Oct-00	Lima, OH	1971	150	487	1,317	1,791	487	3,108	3,595	(1,736)	1,859	608
Northpoint	Garden	Jan-00	Chicago, IL	1921	304	2,280	14,334	16,403	2,510	30,507	33,017	(14,624)	18,393	19,556
Northwinds, The	Garden	Mar-02	Wytheville, VA	1978	144	500	2,012	525	500	2,537	3,037	(1,339)	1,698	1,599
Oakbrook	Garden	Jan-08	Topeka, KS	1979	170	240	6,200	7	240	6,207	6,447	(2,773)	3,674	2,770
Oakwood Manor	Garden	Mar-04	Milan, TN	1984	34	95	498	27	95	525	620	(96)	524	433
O’Neil	High Rise	Jan-06	Troy, NY	1978	115	88	4,067	791	88	4,858	4,946	(3,278)	1,668	1,353
Orange Village	Garden	Jan-06	Hermitage, PA	1979	81	79	3,406	436	79	3,842	3,921	(2,361)	1,560	1,833
Overbrook Park	Garden	Jan-06	Chillicothe, OH	1981	50	136	2,282	198	136	2,480	2,616	(1,377)	1,239	1,447
Oxford House	Mid Rise	Mar-02	Deactur, IL	1979	156	993	4,164	451	993	4,615	5,608	(1,932)	3,676	2,910
Palm Springs Senior	Garden	Mar-02	Palm Springs, CA	1981	116	—	8,745	3,657	—	12,402	12,402	(1,782)	10,620	6,902
Panorama Park	Garden	Mar-02	Bakersfield, CA	1982	66	621	5,520	893	619	6,415	7,034	(1,254)	5,780	2,331
Parc Chateau I	Garden	Jan-06	Lithonia, GA	1973	86	592	1,442	324	592	1,766	2,358	(1,744)	614	434
Parc Chateau II	Garden	Jan-06	Lithonia, GA	1974	88	596	2,965	284	596	3,249	3,845	(2,522)	1,323	437
Park-Joplin Apartments	Garden	Oct-07	Joplin, MO	1974	192	996	8,847	2	996	8,849	9,845	(2,816)	7,029	3,395
Park Place	Mid Rise	Jun-05	St Louis, MO	1977	242	742	6,327	9,758	705	16,122	16,827	(8,022)	8,805	9,572
Park Vista	Garden	Oct-05	Anaheim, CA	1958	392	6,155	25,929	4,463	6,155	30,392	36,547	(6,356)	30,191	37,757
Parkview	Garden	Mar-02	Sacramento, CA	1980	97	1,041	2,880	7,019	1,145	9,795	10,940	(1,456)	9,484	6,198
Parkways, The	Garden	Jun-04	Chicago, IL	1925	446	3,684	23,257	17,401	3,427	40,915	44,342	(12,211)	32,131	21,927
Patman Switch	Garden	Jan-06	Hughes Springs, TX	1978	82	727	1,382	604	727	1,986	2,713	(1,532)	1,181	1,229
Pavilion	High Rise	Mar-04	Philadelphia, PA	1976	296	—	15,416	1,265	—	16,681	16,681	(4,111)	12,570	9,230
Peachwood Place	Garden	Oct-07	Waycross, GA	1999	72	163	2,254	—	163	2,254	2,417	(1,317)	1,100	737
Pinebluff Village	Mid Rise	Jan-06	Salisbury, MD	1980	151	1,112	7,177	685	1,112	7,862	8,974	(5,627)	3,347	2,050
Pinewood Place	Garden	Mar-02	Toledo, OH	1979	99	420	1,698	1,234	420	2,932	3,352	(1,229)	2,123	2,001
Pleasant Hills	Garden	Apr-05	Austin, TX	1982	100	1,188	2,631	3,502	1,229	6,092	7,321	(1,810)	5,511	3,206
Plummer Village	Mid Rise	Mar-02	North Hills, CA	1983	75	624	2,647	1,613	667	4,217	4,884	(1,670)	3,214	2,598
Portner Place	Town Home	Jan-06	Washington, DC	1980	48	697	3,753	92	697	3,845	4,542	(287)	4,255	6,428
Post Street Apartments	High Rise	Jan-06	Yonkers, NY	1930	56	148	3,315	415	148	3,730	3,878	(2,297)	1,581	1,599
Pride Gardens	Garden	Dec-97	Flora, MS	1975	76	102	1,071	1,628	102	2,699	2,801	(1,454)	1,347	1,079
Rancho California	Garden	Jan-06	Temecula, CA	1984	55	488	5,462	256	488	5,718	6,206	(2,797)	3,409	4,536
Ridgewood (La Loma)	Garden	Mar-02	Sacramento, CA	1980	75	684	227	7,367	718	7,560	8,278	(910)	7,368	4,650
Ridgewood Towers	High Rise	Mar-02	East Moline, IL	1977	140	698	2,803	755	698	3,558	4,256	(1,296)	2,960	1,552
River Village	High Rise	Jan-06	Flint, MI	1980	340	1,756	13,877	1,484	1,756	15,361	17,117	(10,068)	7,049	7,370
River’s Edge	Town Home	Jan-06	Greenville, MI	1983	49	311	2,097	283	311	2,380	2,691	(1,643)	1,048	664
Riverwoods	High Rise	Jan-06	Kankakee, IL	1983	125	590	4,932	3,454	598	8,378	8,976	(1,234)	7,742	5,077
Rosedale Court Apartments	Garden	Mar-04	Dawson Springs, KY	1981	40	194	1,177	180	194	1,357	1,551	(548)	1,003	876
Round Barn	Garden	Mar-02	Champaign, IL	1979	156	947	5,134	5,729	934	10,876	11,810	(2,312)	9,498	5,220
Rutherford Park	Town Home	Jan-06	Hummelstown, PA	1981	85	376	4,814	312	376	5,126	5,502	(3,005)	2,497	2,841
San Jose Apartments	Garden	Sep-05	San Antonio, TX	1970	220	404	5,770	11,373	234	17,313	17,547	(3,275)	14,272	5,271
San Juan Del Centro	Mid Rise	Sep-05	Boulder, CO	1971	150	243	7,110	12,551	438	19,466	19,904	(3,729)	16,175	11,652
Sandy Hill Terrace	High Rise	Mar-02	Norristown, PA	1980	174	1,650	6,599	2,783	1,650	9,382	11,032	(3,011)	8,021	3,598
Sandy Springs	Garden	Mar-05	Macon, GA	1979	74	366	1,522	1,403	366	2,925	3,291	(1,703)	1,588	1,915
School Street	Mid Rise	Jan-06	Taunton, MA	1920	75	219	4,335	645	219	4,980	5,199	(2,742)	2,457	2,625
Sherman Hills	High Rise	Jan-06	Wilkes-Barre, PA	1976	344	2,039	15,549	1,334	2,039	16,883	18,922	(13,422)	5,500	3,028
Shoreview	Garden	Oct-99	San Francisco, CA	1976	156	1,498	19,071	18,283	1,476	37,376	38,852	(13,248)	25,604	17,278
South Bay Villa	Garden	Mar-02	Los Angeles, CA	1981	80	663	2,770	4,354	1,352	6,435	7,787	(3,290)	4,497	3,063

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Springfield Villas	Garden	Oct-07	Lockhart, TX	1999	32	—	1,153	9	—	1,162	1,162	—	1,162	855
St. George Villas	Garden	Jan-06	St. George, SC	1984	40	86	1,025	95	86	1,120	1,206	(787)	419	503
Sterling Village	Town Home	Mar-02	San Bernadino, CA	1983	80	549	3,459	2,722	188	6,542	6,730	(1,470)	5,260	4,497
Stonegate Apts	Mid Rise	Jul-09	Indianapolis, IN	1920	52	255	3,610	6	255	3,616	3,871	(733)	3,138	1,918
Sumler Terrace	Garden	Jan-06	Norfolk, VA	1976	126	215	4,400	503	215	4,903	5,118	(3,643)	1,475	1,303
Summit Oaks	Town Home	Jan-06	Burke, VA	1980	50	382	4,930	288	382	5,218	5,600	(1,103)	4,497	3,303
Suntree	Garden	Jan-06	St. Johns, MI	1980	121	403	6,488	658	403	7,146	7,549	(4,472)	3,077	966
Tabor Towers	Mid Rise	Jan-06	Lewisburg, WV	1979	84	163	3,360	236	163	3,596	3,759	(2,136)	1,623	1,934
Tamarac Apartments I	Garden	Nov-04	Woodlands, TX	1980	144	140	2,775	3,613	363	6,165	6,528	(2,071)	4,457	4,188
Tamarac Apartments II	Garden	Nov-04	Woodlands, TX	1980	156	142	3,195	4,048	266	7,119	7,385	(2,349)	5,036	4,537
Terraces	Mid Rise	Jan-06	Kettering, OH	1979	102	1,561	2,815	634	1,561	3,449	5,010	(2,493)	2,517	2,483
Terry Manor	Mid Rise	Oct-05	Los Angeles, CA	1977	170	1,775	5,848	6,648	1,997	12,274	14,271	(4,379)	9,892	6,961
Tompkins Terrace	Garden	Oct-02	Beacon, NY	1974	193	872	6,827	12,128	872	18,955	19,827	(3,124)	16,703	8,536
Trestletree Village	Garden	Mar-02	Atlanta, GA	1981	188	1,150	4,655	1,500	1,150	6,155	7,305	(2,119)	5,186	2,856
University Square	High Rise	Mar-05	Philadelphia, PA	1978	442	702	12,201	12,209	702	24,410	25,112	(8,361)	16,751	13,634
Van Nuys Apartments	High Rise	Mar-02	Los Angeles, CA	1981	299	4,253	21,226	19,594	4,219	40,854	45,073	(5,581)	39,492	20,870
Victory Square	Garden	Mar-02	Canton, OH	1975	81	215	889	550	215	1,439	1,654	(633)	1,021	850
Village Oaks	Mid Rise	Jan-06	Catonsville, MD	1980	181	2,127	5,188	1,775	2,127	6,963	9,090	(4,748)	4,342	4,479
Village of Kaufman	Garden	Mar-05	Kaufman, TX	1981	68	370	1,606	628	370	2,234	2,604	(747)	1,857	1,851
Vintage Crossing	Town Home	Mar-04	Cuthbert, GA	1982	50	188	1,058	553	188	1,611	1,799	(917)	882	1,639
Vista Park Chino	Garden	Mar-02	Chino, CA	1983	40	380	1,521	388	380	1,909	2,289	(693)	1,596	1,446
Vistula Heritage Village	Garden	Oct-08	Toledo, OH	1930	250	1,312	20,635	—	1,312	20,635	21,947	(8,119)	13,828	12,716
Wah Luck House	High Rise	Jan-06	Washington, DC	1982	153	—	8,690	476	—	9,166	9,166	(2,407)	6,759	9,147
Walnut Hills	High Rise	Jan-06	Cincinnati, OH	1983	198	888	5,608	5,114	826	10,784	11,610	(1,788)	9,822	5,645
Wasco Arms	Garden	Mar-02	Wasco, CA	1982	78	625	2,519	1,025	625	3,544	4,169	(1,368)	2,801	3,109
Washington Square West	Mid Rise	Sep-04	Philadelphia, PA	1982	132	555	11,169	5,854	582	16,996	17,578	(7,665)	9,913	3,888
Westwood Terrace	Mid Rise	Mar-02	Moline, IL	1976	97	720	3,242	586	720	3,828	4,548	(1,237)	3,311	1,652
White Cliff	Garden	Mar-02	Lincoln Heights, OH	1977	72	215	938	419	215	1,357	1,572	(567)	1,005	1,003
Whitefield Place	Garden	Apr-05	San Antonio, TX	1980	80	223	3,151	2,550	219	5,705	5,924	(2,054)	3,870	2,260
Wickford	Garden	Mar-04	Henderson, NC	1983	44	247	946	123	247	1,069	1,316	(436)	880	1,423
Wilderness Trail	High Rise	Mar-02	Pineville, KY	1983	124	1,010	4,048	674	1,010	4,722	5,732	(1,223)	4,509	4,478
Wilkes Towers	High Rise	Mar-02	North Wilkesboro, NC	1981	72	410	1,680	494	410	2,174	2,584	(723)	1,861	1,875
Willow Wood	Garden	Mar-02	North Hollywood, CA	1984	19	1,051	840	193	1,051	1,033	2,084	(308)	1,776	1,068
Winnsboro Arms	Garden	Jan-06	Winnsboro, SC	1978	60	272	1,697	253	272	1,950	2,222	(1,508)	714	182
Winter Gardens	High Rise	Mar-04	St Louis, MO	1920	112	300	3,072	4,448	300	7,520	7,820	(1,334)	6,486	3,796
Woodcrest	Garden	Dec-97	Odessa, TX	1972	80	41	229	674	41	903	944	(708)	236	443
Woodland	Garden	Jan-06	Spartanburg, SC	1972	100	182	663	1,379	182	2,042	2,224	(491)	1,733	—
Woodland Hills	Garden	Oct-05	Jackson, MI	1980	125	541	3,875	4,266	321	8,361	8,682	(2,727)	5,955	3,644

Total Affordable Properties:					20,845	119,679	881,432	442,857	118,882	1,325,086	1,443,968	(484,724)	959,244	706,666
Other(4)					—	74	2,470	2,465	2,107	2,903	5,010	(2,490)	2,520	—

Total Continuing Operations					90,222	2,090,713	4,702,013	2,597,713	2,148,389	7,242,051	9,390,440	(2,594,544)	6,795,896	5,398,091

Discontinued Operations:
Conventional Properties:
Atriums of Plantation	Mid Rise	Aug-98	Plantation, FL	1979	210	1,807	10,385	2,833	1,807	13,218	15,025	(5,151)	9,874	5,780
Citrus Grove	Garden	Jun-98	Redlands, CA	1985	198	1,118	6,642	2,186	1,118	8,828	9,946	(3,983)	5,963	3,261

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2009
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(5)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Defoors Crossing	Garden	Jan-06	Atlanta, GA	1987	60	348	957	392	348	1,349	1,697	(1,213)	484	—
Fairway	Garden	Jan-00	Plano, TX	1978	256	2,961	5,137	5,788	2,961	10,925	13,886	(5,794)	8,092	8,885
Glenbridge Manors	Garden	Sep-03	Cincinnati, OH	1978	274	1,030	17,447	14,108	1,031	31,554	32,585	(7,012)	25,573	16,820
Highland Ridge	Garden	Sep-04	Atlanta, GA	1984	219	1,225	6,174	5,145	1,242	11,302	12,544	(4,605)	7,939	6,100
Homestead	Garden	Apr-05	East Lansing, MI	1986	168	1,565	8,200	761	1,566	8,960	10,526	(3,878)	6,648	3,372
Sandpiper Cove	Garden	Dec-97	Boynton Beach, FL	1987	416	3,511	21,396	7,141	3,511	28,537	32,048	(11,039)	21,009	29,425
Sienna Bay	Garden	Apr-00	St. Petersburg, FL	1984	276	1,737	9,778	10,702	1,737	20,480	22,217	(10,277)	11,940	10,630
Solana Vista	Garden	Dec-97	Bradenton, FL	1984	200	1,276	7,170	6,872	1,276	14,042	15,318	(5,449)	9,869	7,865
Stoney Brook	Garden	Nov-96	Houston, TX	1972	113	275	1,865	1,931	275	3,796	4,071	(1,215)	2,856	1,797
Summit Creek	Garden	May-98	Austin, TX	1985	164	1,211	6,037	2,591	1,211	8,628	9,839	(3,285)	6,554	5,670
Talbot Woods	Garden	Sep-04	Middleboro, MA	1972	121	5,852	4,719	2,026	5,852	6,745	12,597	(2,150)	10,447	6,203
Tar River Estates	Garden	Oct-99	Greenville, NC	1969	220	1,558	14,298	3,740	1,558	18,038	19,596	(7,601)	11,995	3,960
Tierra Palms	Garden	Jan-06	Norwalk, CA	1970	144	6,441	6,807	609	6,441	7,416	13,857	(855)	13,002	10,777
Village Green	Garden	Oct-02	Altamonte Springs, FL	1970	164	608	6,618	2,514	608	9,132	9,740	(4,386)	5,354	6,510
Wilson Acres	Garden	Apr-06	Greenville, NC	1979	146	1,175	3,943	962	1,485	4,595	6,080	(866)	5,214	2,743

Total Conventional Properties:					3,349	33,698	137,573	70,301	34,027	207,545	241,572	(78,759)	162,813	129,800
Affordable Properties:
Baldwin Oaks	Mid Rise	Oct-99	Parsippany ,NJ	1980	251	746	8,516	1,998	746	10,514	11,260	(6,245)	5,015	12,972
Baldwin Towers	High Rise	Jan-06	Pittsburgh, PA	1983	99	398	5,256	202	398	5,458	5,856	(4,002)	1,854	1,458
Bloomsburg Towers	Mid Rise	Jan-06	Bloomsburg, PA	1981	75	1	4,128	351	1	4,479	4,480	(2,761)	1,719	1,553
Campbell Heights	High Rise	Oct-02	Washington, D.C.	1978	171	750	6,719	859	750	7,578	8,328	(3,062)	5,266	15,449
Cherry Ridge Terrace	Garden	Mar-02	Northern Cambria, PA	1983	62	372	1,490	906	372	2,396	2,768	(852)	1,916	795
Hillside Village	Town Home	Jan-06	Catawissa, PA	1981	50	31	2,643	186	31	2,829	2,860	(1,795)	1,065	1,089
Hilltop	Garden	Jan-06	Duquesne, PA	1975	152	1,271	6,194	722	1,271	6,916	8,187	(5,198)	2,989	2,110
Hudson Terrace	Garden	Jan-06	Hudson, NY	1973	168	647	5,025	584	647	5,609	6,256	(3,813)	2,443	1,044
Lodge Run	Mid Rise	Jan-06	Portage, PA	1983	31	274	1,211	377	274	1,588	1,862	(1,259)	603	363
Morrisania II	High Rise	Jan-06	Bronx, NY	1979	203	659	15,783	1,710	659	17,493	18,152	(10,840)	7,312	8,144
New Vistas I	Garden	Jan-06	Chicago, IL	1925	148	1,448	6,121	380	1,448	6,501	7,949	(5,577)	2,372	1,386
Oxford Terrace IV	Town Home	Oct-07	Indianapolis, IN	1994	48	247	1,410	607	247	2,017	2,264	(1,057)	1,207	1,261
Spring Manor	Mid Rise	Jan-06	Holidaysburg, PA	1983	51	608	2,083	425	608	2,508	3,116	(2,168)	948	631
Stonegate Village	Garden	Oct-00	New Castle, IN	1970	122	313	1,895	1,342	308	3,242	3,550	(1,344)	2,206	284

Total Affrodable Properties:					1,631	7,765	68,474	10,649	7,760	79,128	86,888	(49,973)	36,915	48,539
Other(4)					—	—	—	78	1	77	78	(63)	15	—-

Total Discontinued Operations					4,980	41,463	206,047	81,028	41,788	286,750	328,538	(128,795)	199,743	178,339

Total Continuing and Discontinued Operations					95,202	2,132,176	4,908,060	2,678,741	2,190,177	7,528,801	9,718,978	(2,723,339)	6,995,639	5,576,430

(1)	Date we acquired the property or first consolidated the partnership which owns the property.

(2)	Initial cost includes the tendering costs to acquire the noncontrolling interest share of our consolidated real estate partnerships.

(3)	Costs capitalized subsequent to consolidation includes costs capitalized since acquisition or first consolidation of the partnership/property.

(4)	Other includes land parcels, commercial properties and other related costs.

(5)	The aggregate cost of land and depreciable propertyfor federal income tax purposes was approximately $8.0 billion at December 31, 2009.

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
For the Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007
	(In thousands)

Real Estate
Balance at beginning of year	$11,000,496	$12,420,200	$12,011,693
Additions during the year:
Newly consolidated assets and acquisition of limited partnership interests(1)	19,683	31,447	31,572
Acquisitions	—	107,445	233,059
Capital expenditures	275,444	665,233	689,719
Deductions during the year:
Casualty and other write-offs(2)	(43,134)	(130,595)	(24,594)
Sales	(1,533,511)	(2,093,234)	(521,249)

Balance at end of year	$9,718,978	$11,000,496	$12,420,200

Accumulated Depreciation
Balance at beginning of year	$2,814,992	$3,047,211	$2,900,909
Additions during the year:
Depreciation	478,550	497,395	477,725
Newly consolidated assets and acquisition of limited partnership interests(1)	(2,763)	(22,256)	(128,272)
Deductions during the year:
Casualty and other write-offs	(5,200)	(1,838)	(5,280)
Sales	(562,240)	(705,520)	(197,871)

Balance at end of year	$2,723,339	$2,814,992	$3,047,211

(1)	Includes the effect of newly consolidated assets, acquisition of limited partnership interests and related activity.

(2)	Casualty and other write-offs in 2008 include impairments totaling $91.1 million related to our Lincoln Place and Pacific Bay Vistas properties.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Aimco’s charter limits the liability of Aimco’s directors and officers to Aimco and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Aimco or its stockholders to obtain other relief, such as an injunction or rescission.

Aimco’s charter and bylaws require Aimco to indemnify its directors and officers and permits Aimco to indemnify certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Aimco has entered into agreements with certain of its officers, pursuant to which Aimco has agreed to indemnify such officers to the fullest extent permitted by applicable law.

Section 10.6 of Apartment Investment and Management Company 2007 Stock Award and Incentive Plan, or the 2007 Plan, specifically provides that, to the fullest extent permitted by law, each of the members of the Board of Directors of Aimco, the Compensation Committee of the board of directors and each of the directors, officers and employees of Aimco, any Aimco subsidiary, Aimco OP and any subsidiary of the Aimco OP shall be held harmless and indemnified by Aimco for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the 2007 Plan, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

The Aimco OP partnership agreement requires Aimco OP to indemnify its directors and officers to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of Aimco OP. Such indemnification continues after the director or officer ceases to be a director or officer. The right to indemnification includes the right to be paid by Aimco OP the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the indemnitee to repay all amounts advanced if a final judicial decision is rendered that such indemnitee did not meet the standard of conduct permitting indemnification under the Aimco OP partnership agreement or applicable law.

Aimco OP maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the Aimco OP partnership agreement or applicable law.

Directors and officers of the General Partner are also officers of Aimco, and as such, are entitled to indemnification as described above with respect to the directors and officers of Aimco.

Item 21.	Exhibits.

(a) Exhibits.  An index to exhibits appears below and is incorporated herein by reference. The agreements included as exhibits to this registration statement constitute disclosure under the federal securities laws. However, some of the agreements contain representations and warranties by of the parties thereto which have been made for the benefit of other parties thereto and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Aimco and Aimco OP acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about Aimco and Aimco OP may be found elsewhere in this registration statement and Aimco’s and Aimco OP’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See “Where You Can Find Additional Information” in the information statement/prospectus that forms a part of this registration statement.

(b) Financial Statement Schedules.  None required.

(c) Reports, Opinions or Appraisals.  Appraisal report by Cogent Realty Advisors, LLC related to Lakeside Apartments is filed as an exhibit to the registration statement filed with the SEC.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To respond to requests for information that is incorporated by reference into the information statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, December 13, 2010.

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

By:	/s/ Ernest M. Freedman
Name:     Ernest M. Freedman

Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Terry Considine	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 13, 2010

/s/ Ernest M. Freedman Ernest M. Freedman	Executive Vice President and Chief Financial Officer (principal financial officer)	December 13, 2010

* Paul Beldin	Senior Vice President and Chief Accounting Officer (principal accounting officer)	December 13, 2010

* James N. Bailey	Director	December 13, 2010

* Richard S. Ellwood	Director	December 13, 2010

* Thomas L. Keltner	Director	December 13, 2010

* J. Landis Martin	Director	December 13, 2010

* Robert A. Miller	Director	December 13, 2010

* Michael A. Stein	Director	December 13, 2010

Signature		Title	Date

* Kathleen M. Nelson		Director	December 13, 2010

*By:	/s/ Ernest M. Freedman Ernest M. Freedman Attorney-in-Fact		December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, December 13, 2010.

AIMCO PROPERTIES, L.P.

By: AIMCO-GP, Inc., its General Partner

By:	/s/ ERNEST M. FREEDMAN
Name: Ernest M. Freedman

Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Terry Considine		Chairman of the Board and Chief Executive Officer of the registrant’s general partner (principal executive officer)	December 13, 2010

* Miles Cortez		Director, Executive Vice President and Chief Administrative Officer of the registrant’s general partner	December 13, 2010

/s/ Ernest M. Freedman Ernest M. Freedman		Executive Vice President and Chief Financial Officer of the registrant’s general partner (principal financial officer)	December 13, 2010

* Paul Beldin		Senior Vice President and Chief Accounting Officer of the registrant’s general partner (principal accounting officer)	December 13, 2010

*By:	/s/ Ernest M. Freedman Ernest M. Freedman Attorney-in-Fact		December 13, 2010

INDEX TO EXHIBITS(1)(2)

Exhibit
Number	Description

3.1	Charter of Apartment Investment and Management Company (Exhibit 3.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, is incorporated herein by this reference)
3.2	Amended and Restated Bylaws of Apartment Investment and Management Company (Exhibit 3.2 to Aimco’s Current Report on Form 8-K dated February 4, 2010, is incorporated herein by this reference)
3.3	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
3.4	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
3.5	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
3.6	Third Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 3, 2010, is incorporated herein by this reference)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Common OP Units being registered.†
5.2	Opinion of DLA Piper regarding the validity of the Class A Common Stock issuable upon redemption of the Common OP Units†
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters†
10.1	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.2	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.3	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Aimco, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)
10.4	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)
10.5	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)

Exhibit
Number	Description

10.6	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)
10.7	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)
10.8	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.9	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.10	Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 14, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, the guarantors and the pledgors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
10.11	Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by reference).
10.12	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.13	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.14	Limited Liability Company Agreement of AIMCO JV Portfolio #1, LLC dated as of December 30, 2003 by and among AIMCO BRE I, LLC, AIMCO BRE II, LLC and SRV-AJVP#1, LLC (Exhibit 10.54 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by this reference)
10.15	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.16	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*
10.17	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*

Exhibit
Number	Description

10.18	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.19	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.20	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.21	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.22	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1	List of Subsidiaries (Exhibit 21.1 to Aimco’s Annual Report of Form 10-K for the year ended December 31, 2009 is incorporated herein by this reference)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.5	Consent of DLA Piper (included in Exhibit 5.2)
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23.7	Consent of Cogent Realty Advisors, LLC†
24.1	Power of Attorney†
99.1	Appraisal Report, dated as of May 19, 2010, by Cogent Realty Advisors, LLC, related to Lakeside Apartments†

(1)	Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Indicates a management contract or compensatory plan or arrangement.

†	Previously filed with the Registration Statement on Form S-4, File No. 333-169872, filed by Aimco and Aimco OP on October 12, 2010.